Filed Pursuant to Rule 424(b)(3)

Registration No. 333-261578

PROSPECTUS SUPPLEMENT NO. 2

(to Prospectus dated December 23, 2021)

Local Bounti Corporation

Up to 71,975,761 Shares of Common Stock

Up to 11,539,216 Shares of Common Stock Issuable Upon Exercise of Warrants

Up to 5,333,333 Warrants

This prospectus supplement supplements the prospectus dated December 23, 2021 (the “Prospectus”), which forms a part of our registration statement on Form S-1 (No. 333-261578). This prospectus supplement is being filed to update and supplement the information in the Prospectus with the information contained in our Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 15, 2022 (the “Current Report”). Accordingly, we have attached the Current Report to this prospectus supplement.

The Prospectus and this prospectus supplement relate to the offer and sale from time to time by the selling securityholders named in the Prospectus (the “Selling Securityholders”) of up to (A) 83,514,977 shares of our common stock, par value $0.0001 per share (the “Common Stock”), which consists of up to (i) 15,000,000 shares of Common Stock issued in a private placement pursuant to subscription agreements entered into on June 17, 2021 and November 4, 2021, (ii) 5,333,333 shares of Common Stock that are issuable by us upon the exercise of 5,333,333 warrants (the “Private Warrants”) originally issued in a private placement to the Sponsor in connection with the initial public offering (the “IPO”) of Leo Holdings III Corp (our predecessor company), at an exercise price of $11.50 per share of Common Stock; (iii) 5,500,000 shares of Common Stock that are issuable by us upon the exercise of 5,500,000 warrants originally issued in connection with the IPO at an exercise price of $11.50 per share of Stock that were previously registered (the “Public Warrants”); (iv) 705,883 shares of Common Stock that are issuable by us upon the exercise of 705,883 warrants assumed in connection with the closing of the Business Combination (as defined in the Prospectus) held by a commercial partner; (v) 56,734,761 shares of Common Stock issued upon consummation of our business combination pursuant to the Business Combination Agreement (as defined in the Prospectus) and held by certain of our officers, directors and greater than 5% stockholders and their affiliated entities; (vi) 241,000 shares of Common Stock issued to satisfy fees related to the Business Combination; and (B) 5,333,333 Private Warrants.

Our Common Stock and Public Warrants are listed on the New York Stock Exchange under the symbols “LOCL” and “LOCL WS,” respectively. On March 14, 2022, the closing price of our Common Stock was $[●] and the closing price for our Public Warrants was $[●].

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

See the section entitled “Risk Factors” beginning on page 6 of the Prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is March 15, 2022.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2022

LOCAL BOUNTI CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-40125	98-1584830
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

490 Foley Lane

Hamilton, MT 59840

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (406) 361-3711

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value of $0.0001 per share	LOCL	New York Stock Exchange
Warrants, each exercisable for one share of Common Stock for $11.50 per share	LOCL WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Acquisition

On March 14, 2022, Local Bounti Corporation (the “Company”) entered into (a) a Purchase and Sale Agreement (the “SPA”) by and among (i) the Hollandia Produce Group, Inc. Employee Stock Ownership Trust (the “Share Seller”), (ii) Mosaic Capital Investors I, LP, a Delaware limited partnership (“Mosaic”), True West Capital Partners Fund II, L.P. f/k/a Seam Fund II, L.P., a Delaware limited partnership (“TWC” and collectively with Mosaic and the Share Seller, the “Sellers” and each individually, a “Seller”), (iii) Mosaic Capital Investors LLC, a Delaware limited liability company (the “Sellers’ Representative”), solely in its capacity as Sellers’ Representative, (iv) Hollandia Produce Group, Inc., a California corporation (the “Target” or “Pete’s”), (v) Local Bounti Operating Company LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (“Purchaser”), and (vi) the Company, pursuant to which Purchaser will acquire all of the issued and outstanding shares of capital stock and rights to acquire capital stock of the Target at the closing of the transactions contemplated by the SPA, the Georgia UPA (as defined below) and the Georgia Corporation SPA (as defined below) (the “Closing”), (b) a Unit Purchase Agreement (the “Georgia UPA”) by and among the Company, Purchaser and each of the holders of Class B Common Units of the Georgia Company (each, a “Georgia Share Seller”), providing for the acquisition by Purchaser at the Closing of all of the issued and outstanding Class B Common Units of Hollandia Produce GA, LLC, a Delaware limited liability company, and a majority-owned subsidiary of the Target (the “Georgia Company”), and (c) a Stock Purchase Agreement (the “Georgia Corporation SPA,” and collectively with the Georgia UPA and the SPA, the “Purchase Agreements”) by and among the Company, Purchaser, Mosaic and TWC (Mosaic and TWC, together with the Sellers and the Georgia Share Sellers, the “Selling Parties”), providing for the acquisition by Purchaser at the Closing of all of the issued and outstanding shares of capital stock of Hollandia Produce GA Investor Corporation, a Delaware corporation (the “Georgia Corporation”), holding all of the issued and outstanding Series A Preferred Units of the Georgia Company.

Pursuant to the Purchase Agreements, the Company (through Purchaser) will acquire all of the equity interests and rights to acquire equity interests of the Target and its subsidiaries, including the minority interest in the Georgia Company not owned by the Target, from the Selling Parties (collectively, the “Transaction”). The total consideration to be paid at the Closing to the Selling Parties in connection with the Purchase Agreements will be approximately $122.5 million (subject to certain adjustments as set forth in the Purchase Agreements) consisting of a mix of cash and the Company’s common stock, par value $0.0001 (the “Common Stock”), which will be comprised of approximately (i) $92.5 million in cash consideration (subject to certain adjustments as set forth in the Purchase Agreements) (the “Cash Consideration”) and (ii) 5,654,600 shares of Common Stock (the “Equity Consideration”), based on $30 million divided by a volume weighted average price of the Common Stock over the 20 consecutive trading days ending on and including February 28, 2022.

Also on March 14, 2022, in connection with entering into the Purchase Agreements, the Target also entered into a purchase and sale agreement with STORE Master Funding XVIII, LLC (“STORE”) to acquire all of the properties currently being leased by Pete’s pursuant to certain sale-leaseback agreements between the Target and STORE for an aggregate purchase price of $25.8 million to be paid by Purchaser in connection with the Closing (the “Property Acquisition”), but not included in the total consideration set forth above.

The Company has agreed to register the Equity Consideration for resale within sixty days of the expiration of the lock-up on May 19, 2022 (see below) pursuant to a registration rights agreement that the Company has entered into with the Selling Parties (collectively, the “Registration Rights Agreement”). The Registration Rights Agreement will become effective at the Closing. The Registration Rights Agreement provides that the Common Stock issued to the Selling Parties at the Closing will be subject to lock-up until May 19, 2022, subject to certain Permitted Transfers (as defined in the Registration Rights Agreement).

The Closing cannot occur prior to April 1, 2022. The Closing is subject to customary conditions, including (i) the absence of any court or regulatory order prohibiting the Closing and (ii) the completion of the Property Acquisition. A Notification and Report under the Hart Scott Rodino Act was filed on January 18, 2022, and the waiting period expired on February 17, 2022. In the event the Transaction has not been consummated by April 6, 2022, the Purchaser will be obligated to pay a nonrefundable advance payment of $5.8 million to the Target (the “Nonrefundable Payment”). In the event the Transaction has not been consummated by April 30, 2022, either the Sellers’

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Representative or the Purchaser may terminate the Purchase Agreements at any time and the Nonrefundable Payment will be retained by the Target upon such termination. If the Transaction is consummated after April 6, 2022 but before April 30, 2022, the Nonrefundable Payment will credited toward the Cash Payment.

The Purchase Agreements also contain customary representations and warranties and covenants from each of the parties, including certain restrictive covenants applicable to the Selling Parties. The Company has obtained representation and warranty insurance in connection with the Purchase Agreements.

The above description of the Purchase Agreements is not intended to provide any other factual information about the Company, Purchaser, the Target, the Georgia Company, the Georgia Corporation or the Selling Parties, or their respective subsidiaries or affiliates. Each of the Purchase Agreements contains representations, warranties and covenants that were made only for purposes of the respective Purchase Agreement and only as of specific dates, were solely for the benefit of the parties to the Purchase Agreements, and may be subject to limitations agreed upon by the parties in connection with negotiating the terms of the Purchase Agreements, including being qualified by confidential disclosures made by each party to the other for the purposes of allocating contractual risk between them. In addition, certain representations and warranties may be subject to a contractual standard of materiality different from those generally applicable to investors and may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. Information concerning the subject matter of the representations and warranties and covenants may change after the date of the execution of the Purchase Agreements, which subsequent information may or may not be fully reflected in public disclosures by the Company. Investors should not rely on the representations and warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, Purchaser, Target, the Georgia Company, the Georgia Corporation, any Selling Party or any of their respective subsidiaries, affiliates or businesses.

The foregoing description of each of the Purchase Agreements and the Registration Rights Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the applicable Purchase Agreement and the Registration Rights Agreement, as applicable, copies of which are attached hereto as Exhibits 2.1, 2.2, 2.3 and 10.1, respectively, and incorporated herein by reference.

Cargill Facility Amendment

In September 2021, Purchaser, along with certain other subsidiaries of the Company, and Cargill Financial Services International, Inc. (“CFSI”) entered into (a) a credit agreement (the “Original Senior Credit Agreement”) for an up to $150 million multiple-advance term loan (the “Senior Facility”) and (b) a subordinated credit agreement (the “Original Subordinated Credit Agreement” and, together with the Original Senior Credit Agreement, the “Original Credit Agreements”) for an up to $50 million multiple-advance subordinated term loan (the “Subordinated Facility” and, together with the Senior Facility, the “Original Facilities”). On March 14, 2022, Local Bounti and Purchaser, along with certain subsidiaries of the Company, entered into a First Amendment to Credit Agreements and Subordination Agreement (the “Amendment”) to amend the Original Credit Agreements and the Original Facilities (as amended, the “Amended Facilities”).

The Amendment provides that, subject to and upon the closing of the Transaction, (a) the Transaction will be funded pursuant to the Amended Facilities, (b) the aggregate commitment amount of the Original Facilities will be reduced to $170.0 million which is anticipated to be the amount necessary to fund the Transaction, the Property Acquisition, the updating of the facilities to be acquired in the Transaction with the Company’s Stack and Flow TechnologyTM and certain expansion at one facility, (c) the minimum liquidity covenant will be reduced from $30 million to $20 million and (d) the interest rate of each of the Senior Facility and the Subordinated Facility will increase by 2%, among other matters. As part of the Amendment, the Company agreed to (i) pay a $2.0 million amendment fee and (ii) issue 1,932,931 shares of Common Stock to CFSI (the “CFSI Equity”) upon the closing of the Transaction.

The foregoing description of the Amendment and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

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Item 2.02	Results of Operations and Financial Condition.

On March 15, 2022, the Company issued a press release (the “Earnings Press Release”) announcing its financial results for the full year ended December 31, 2021. The Earnings Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information included in this Item 2.02 and in the Earnings Press Release attached hereto as Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall any such information or exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such document.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information required by this Item 3.02 and included in Item 1.01 is incorporated into this Item 3.02 by reference.

The Company will offer and sell the Equity Consideration in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. The Company relied on this exemption from registration based in part on representations made by the Selling Parties in the Purchase Agreements and accredited investor questionnaires completed by each of the Selling Parties.

The Company will offer and sell the CFSI Equity in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 7.01	Regulation FD Disclosure.

On March 15, 2022, the Company also issued a press release regarding the Transaction (the “Transaction Press Release”). A copy of the Transaction Press Release is furnished herewith as Exhibit 99.2 and is incorporated herein by reference. The Company expects to use the investor presentation (the “Presentation”) attached hereto as Exhibit 99.3 at a conference call in connection with the Transaction.

The information included in this Item 7.01 and in the Transaction Press Release and Presentation attached hereto as Exhibits 99.2 and 99.3, respectively, are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall any such information or exhibits be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such document.

Cautionary Notice Regarding Forward-Looking Statements

Certain statements in this Current Report on Form 8-K and the documents incorporated by reference herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such forward-looking statements are often identified by words such as “anticipate,” “approximate,” “believe,” “commit,” “continue,” “could,” “estimate,” “expect,” “hope,” “intend,” “may,” “outlook,” “plan,” “project,” “potential,” “should,” “would,” “will” and other similar words or expressions. Such forward-looking statements reflect the Company’s current expectations or beliefs concerning future events and actual events may differ materially from historical results or current expectations. The reader is cautioned not to place undue reliance on these forward-looking statements, which are not a guarantee of future performance and are subject to a number of uncertainties, risks, assumptions and other factors, many of which are outside the control of the Company. The forward-looking statements in this Current Report on Form 8-K address a variety of subjects including, for example,

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the Transaction, the Company’s potential issuance of shares in satisfaction of the terms and conditions of the Purchase Agreements and the business prospects of the Company following the Transaction. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the effects of disruption to Local Bounti’s businesses as a result of the Transaction; the impact of transaction costs on Local Bounti’s interim 2022 and full year 2022 financial results; Local Bounti’s ability to retain Pete’s customers following the consummation of the Transaction; Local Bounti’s ability to achieve the anticipated benefits from the Transaction; the uncertainty of water supply (and related uncertainty for certain water rights) for Pete’s facilities located in California; Local Bounti’s ability to effectively integrate the acquired operations into its own operations; the ability of Local Bounti to retain and hire key personnel; the uncertainty of projected financial information; the diversion of management time on Transaction-related issues; Local Bounti’s increased leverage as a result of additional indebtedness incurred in connection with the Transaction; restrictions contained in Local Bounti’s debt facility agreements with Cargill; Local Bounti’s ability to repay, refinance, restructure and/or extend its indebtedness as it comes due; and unknown liabilities that may be assumed in the Transaction. In addition, actual results are subject to other risks and uncertainties that relate more broadly to the Company’s overall business, including Local Bounti’s ability to generate revenue; the risk that Local Bounti may never achieve or sustain profitability; the risk that Local Bounti could fail to effectively manage its future growth; the risk that Local Bounti will fail to obtain additional necessary capital when needed on acceptable terms, or at all; Local Bounti’s ability to build out additional facilities; reliance on third parties for construction, delays relating to material delivery and supply chains, and fluctuating material prices; Local Bounti’s ability to decrease its cost of goods sold over time; potential for damage to or problems with Local Bounti’s CEA facilities; Local Bounti’s ability to attract and retain qualified employees; Local Bounti’s ability to develop and maintain its brand or brands it may acquire; Local Bounti’s ability to maintain its company culture or focus on its vision as it grows; Local Bounti’s ability to execute on its growth strategy; the risks of diseases and pests destroying crops; Local Bounti’s ability to compete successfully in the highly competitive natural food market; Local Bounti’s ability to defend itself against intellectual property infringement claims; changes in consumer preferences, perception and spending habits in the food industry; seasonality; Local Bounti’s ability to achieve its sustainability goals; and other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”), and subsequent annual reports on Form 10-K and quarterly reports on Form 10-Q, which reports are available on the SEC’s website at www.sec.gov. The forward-looking statements in this Current Report on Form 8-K speak only as of its date. The Company undertakes no obligation to revise or update publicly any forward-looking statement, except as required by law.

Non-GAAP Financial Information

This Current Report on Form 8-K or the exhibits incorporated by reference herein also contain references to Adjusted EBITDA, Adjusted Gross Profit, Adjusted Gross Profit Margin and Adjusted Selling, General and Administrative Expense of Local Bounti, which are adjusted from results based on generally accepted accounting principles in the United States (“GAAP”) and exclude certain expenses, gains and losses. The Company defines and calculates Adjusted EBITDA as net loss attributable to Local Bounti before the impact of interest income or expense, provision for income taxes, depreciation and amortization, and adjusted to exclude convertible notes fair value adjustment, debt extinguishment expense, stock-based compensation expense, business combination transaction costs, and certain other non-core items. The Company defines and calculates Adjusted Gross Profit as gross profit excluding depreciation. The Company defines and calculates Adjusted Gross Profit Margin as Adjusted Gross Profit as a percent of sales. The Company defines and calculates Adjusted Selling, General and Administrative Expense as selling, general and administrative expense excluding depreciation, stock-based compensation expense and business combination transaction costs.

These non-GAAP financial measures are provided to enhance the user’s understanding of our prospects for the future and the historical performance for the context of the investor. The Company’s management team uses these non-GAAP financial measures in assessing performance, as well as in planning and forecasting future periods. These non-GAAP financial measures are not computed according to GAAP and the methods the Company uses to compute them may differ from the methods used by other companies. Non-GAAP financial measures are supplemental, should not be considered a substitute for financial information presented in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

Refer to the financial supplement in the Earnings Press Release for a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP measures for the twelve months ended December 31, 2021 and 2020.

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Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1†	Purchase and Sale Agreement, dated as of March 14, 2022, by and among Local Bounti Corporation and (i) the Hollandia Produce Group, Inc. Employee Stock Ownership Trust, (ii) Mosaic Capital Investors I, LP, True West Capital Partners Fund II, L.P. f/k/a Seam Fund II, L.P., (iii) Mosaic Capital Investors LLC, solely in its capacity as Sellers’ Representative, (iv) Hollandia Produce Group, Inc., and (v) Local Bounti Operating Company LLC

2.2†	Unit Purchase Agreement, dated as of March 14, 2022, by and among Local Bounti Corporation, Local Bounti Operating Company LLC, and each of the holders of Class B Common Units of Hollandia Produce GA, LLC

2.3†	Stock Purchase Agreement, dated as of March 14, 2022, by and among Local Bounti Corporation, Local Bounti Operating Company LLC, Mosaic Capital Investors I, LP, and True West Capital Partners Fund II, L.P. f/k/a Seam Fund II, L.P.

10.1	Registration Rights Agreement, dated March 14, 2022, by and among Local Bounti Corporation and certain other parties.

10.2†	First Amendment to Credit Agreements and Subordination Agreement, dated as of March 14, 2022, by and among Local Bounti Operating Company LLC, Local Bounti Corporation and Cargill Financial Services International, Inc.

99.1	Earnings Press Release dated March 15, 2022

99.2	Transaction Press Release dated March 15, 2022

99.3	Investor Presentation dated March 15, 2022

104	Cover Page Interactive Data File (formatted as Inline XBRL)

†Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company hereby agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 15, 2022	Local Bounti Corporation

	By:	/s/ Kathleen Valiasek
	Name:	Kathleen Valiasek
	Title:	Chief Financial Officer

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Exhibit 2.1

PURCHASE AND SALE AGREEMENT

by and among

HOLLANDIA PRODUCE GROUP, INC. EMPLOYEE STOCK OWNERSHIP TRUST,

MOSAIC CAPITAL INVESTORS I, LP,

TRUE WEST CAPITAL PARTNERS FUND II, L.P. F/K/A SEAM FUND II, L.P.,

MOSAIC CAPITAL INVESTORS LLC, SOLELY IN ITS CAPACITY AS SELLERS’ REPRESENTATIVE,

HOLLANDIA PRODUCE GROUP, INC.,

LOCAL BOUNTI OPERATING COMPANY LLC

and

LOCAL BOUNTI CORPORATION

dated as of

March 14, 2022

i

EXHIBITS AND SCHEDULES

Exhibit A	Key Employees

Exhibit B	Form of Registration Rights Agreement

Exhibit C	Accredited Investor Questionnaire

Exhibit D	Sample Working Capital Illustration

Exhibit E	Form of Escrow Agreement

Exhibit F-1	Form of Pay-Off Letter (Investor Structured Equity Notes)

Exhibit F-2	Form of Pay-Off Letter (HFSN Earn-Out)

Disclosure Schedules

v

PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement (this “Agreement”), dated as of March 14, 2022, is entered into by and among (i) the Hollandia Produce Group, Inc. Employee Stock Ownership Trust (the “Share Seller”), (ii) Mosaic Capital Investors I, LP, a Delaware limited partnership (“Mosaic”), and True West Capital Partners Fund II, L.P. f/k/a Seam Fund II, L.P., a Delaware limited partnership (“True West”) (collectively, the “Warrant Sellers” and, collectively with the Share Seller, the “Sellers” and each, individually, a “Seller”), (iii) Mosaic Capital Investors LLC, a Delaware limited liability company (the “Sellers’ Representative”), solely in its capacity as Sellers’ Representative, (iv) Hollandia Produce Group, Inc., a California corporation (the “Target”), (v) Local Bounti Operating Company LLC, a Delaware limited liability company (“Purchaser”) and (vi) Local Bounti Corporation, a Delaware corporation (“Parent”).

RECITALS

WHEREAS, all of the issued and outstanding shares of capital stock of the Target (the “Shares”) are owned by the Share Seller;

WHEREAS, all of the issued and outstanding warrants to purchase shares of capital stock of the Target (the “Warrants”) are owned by the Warrant Sellers;

WHEREAS, as a condition and inducement to Parent’s and Purchaser’s willingness to enter into this Agreement, concurrently with the execution of this Agreement, Parent, Purchaser, the Georgia Company and each Georgia Share Seller entered into a Unit Purchase Agreement (the “Georgia UPA”) providing for the acquisition by Purchaser of all of the issued and outstanding Class B Common Units of the Georgia Company;

WHEREAS, as a condition and inducement to Parent’s and Purchaser’s willingness to enter into this Agreement, concurrently with the execution of this Agreement, Parent, Purchaser, Mosaic and True West entered into a Stock Purchase Agreement (the “Georgia C-Corporation SPA”) providing for the acquisition by Purchaser of all of the issued and outstanding shares of capital stock of Hollandia Produce GA Investor Corporation, a Delaware corporation (the “Georgia C-Corporation”) holding all of the issued and outstanding Series A Preferred Units of the Georgia Company;

WHEREAS, Purchaser desires to purchase the Shares from the Share Seller, and the Share Seller desires to sell the Shares to Purchaser, in each case on the terms and conditions set forth herein;

WHEREAS, Purchaser desires to purchase the Warrants from the Warrant Sellers, and the Warrant Sellers desire to sell the Warrants to Purchaser, in each case on the terms and conditions set forth herein;

WHEREAS, as a condition and inducement to Parent’s and Purchaser’s willingness to enter into this Agreement, concurrently with the execution of this Agreement, each individual listed on Exhibit A attached hereto (each, a “Key Employee”) is entering into (a) an offer letter (collectively, the “Key Employee Offer Letters”) with Purchaser or one of its Affiliates, and (b) a restrictive covenant agreement with Purchaser (collectively, the “Restrictive Covenant Agreements”), in each case to be effective and contingent upon the Closing;

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WHEREAS, as a condition and inducement to Parent’s and Purchaser’s willingness to enter into this Agreement, concurrently with the execution of this Agreement, each of the Sellers have executed and delivered to Parent (i) the registration rights agreement in the form attached hereto as Exhibit B (the “Registration Rights Agreement”) and (ii) an accredited investor questionnaire in the form attached hereto as Exhibit C (each an “Accredited Investor Questionnaire”); and

WHEREAS, prior to the date hereof, each of Parent and the Target have filed or caused to be filed a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated by this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Definitions

The following terms have the meanings specified or referred to in this Article I:

“Accounting Principles” means GAAP applied using the same accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies that were used in the preparation of the Financial Statements for the most recent fiscal year end as if such accounts were being prepared as of a fiscal year end.

“Accredited Investor” means an “accredited investor” as defined in Regulation D.

“Accredited Investor Questionnaire” has the meaning set forth in the Recitals.

“Acquisition Proposal” has the meaning set forth in Section 6.16.

“Affiliate” of a Person means (a) any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, where the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise, and (b) with respect to any individual, shall include any family members who live in the same household as such individual or related Persons of such Person as well as trusts for the benefit of any such Person or such Person’s family members or other related Persons.

“Agent” means, with respect to any Person, any and all directors, managers, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

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“Aggregate Warrant Exercise Price” means the aggregate cash amount that would be payable to the Target pursuant to the terms of the Warrants in connection with the exercise in full of all of the Warrants.

“Agreement” has the meaning set forth in the preamble.

“Applicable Food Laws” has the meaning set forth in Section 4.19(a).

“Approved Indemnification Claim” has the meaning set forth in Section 8.05(b).

“Balance Sheet” has the meaning set forth in Section 4.05(a).

“Balance Sheet Date” has the meaning set forth in Section 4.05(a).

“Benefit Plan” has the meaning set forth in Section 4.15(a).

“Business” means the business as conducted by the Companies as of the date hereof.

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in New York, NY are authorized or required by Law to be closed for business as a result of a federal, state or local holiday.

“Calculation Time” means 11:59 p.m. Eastern Time on the day immediately prior to the Closing Date.

“Cap” has the meaning set forth in Section 8.05(a).

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act (H.R. 748), as amended, including by the Consolidated Appropriations Act, 2021 and the American Rescue Plan Act of 2021, together with all rules and regulations and guidance issued by any Governmental Authority with respect thereto, as amended.

“Cash Consideration” has the meaning set forth in Section 2.02.

“Closing” has the meaning set forth in Section 2.06.

“Closing Cash” means, with respect to the Companies, the aggregate amount of all cash and cash equivalents (including certificates of deposit), as determined in accordance with GAAP ((i) net of issued but uncleared checks and other wire transfers and drafts, and (ii) including checks and other wire transfers and drafts deposited or available for the account of the Companies but not yet credited), in each case, as of the Calculation Time; provided, however, that Closing Cash shall not include the Aggregate Warrant Exercise Price or Restricted Cash. For the avoidance of doubt, “Closing Cash” shall not include (i) any amount included in Closing Working Capital, (ii) any amount (other than expense reimbursements) disbursed to Hollandia Real Estate, LLC, pursuant to that certain Disbursement Agreement dated as of April 30, 2021, by and between and Store Capital Acquisitions, LLC and Hollandia Real Estate, LLC, or (iii) the deposit under the Store Capital Lease.

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“Closing Date” has the meaning set forth in Section 2.06.

“Closing Indebtedness” means the Indebtedness of the Companies as of the Closing.

“Closing Pay-Off Indebtedness” means all Indebtedness of the type identified in item (a) of the definition thereof of the Companies as of the Closing.

“Closing Statement” has the meaning set forth in Section 2.04(a).

“Closing Working Capital” means the Working Capital as of the Calculation Time.

“Code” means the Internal Revenue Code of 1986, as amended.

“Companies” means, collectively, the Target and the Subsidiaries (each, a “Company”).

“Company 401(k) Plan” means the Hollandia Produce, L.P. 401(k) Profit Sharing Plan.

“Company Continuing Employee” has the meaning set forth in Section 6.04(a).

“Company Employees” has the meaning set forth in Section 4.15(a).

“Company Intellectual Property” has the meaning set forth in Section 4.10(c).

“Company Leases” has the meaning set forth in Section 4.09(b).

“Company Material Adverse Effect” means any event, occurrence, fact, condition, effect or change that, individually or in the aggregate, has had or would reasonably be expected to have materially adverse effect on (a) the assets, Liabilities, business, condition (financial or otherwise) or operating results of the Companies, taken as a whole, or (b) the ability of Sellers to perform their obligations under the Transaction Documents to which they are a party or to consummate the transactions contemplated by the Transaction Documents; provided, however, that with respect to clause (a) of this definition, “Company Material Adverse Effect” shall not include (x) any event, occurrence, fact, condition, effect or change to the extent, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which any Company operates (including increases in competition); (iii) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (iv) national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States; (v) any changes in applicable Laws or accounting rules (including GAAP) or the enforcement, implementation or interpretation thereof; (vi) any action required or contemplated by any Transaction Document; (vii) the identity of Parent or Purchaser or the announcement, pendency or completion of the transactions contemplated by the Transaction Documents; (viii) any natural disaster or acts of God; or (ix) any failure by any Company to meet any internal or published projections, forecasts or revenue or earnings predictions (provided, that the cause or basis for any Company failing to meet such projections or forecasts or revenue or

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earnings predictions may be considered in determining the existence of a Company Material Adverse Effect unless such cause or basis is otherwise excluded by this definition), unless, in the case of clauses (i), (ii), (iii), (iv) and (v), such event, occurrence, fact, condition, effect or change materially disproportionately affects the Companies as a whole relative to others in the same or similar industries; or (y) any adverse change in or effect on the business of the Companies that is cured before the earlier of (i) the Closing Date or (ii) the date on which this Agreement is terminated pursuant to Article IX hereof.

“Company Real Property” means the real property leased or subleased by any Company pursuant to a Company Lease, together with all buildings, structures and facilities located thereon or otherwise owned by any Company.

“Company’s Knowledge” or any other similar knowledge qualification, means the actual knowledge, as of the date hereof, following reasonable inquiry, of Bill Farwell, Brian Cook and Forrest Sawlaw.

“Confidentiality Agreement” means the Confidentiality Agreement, dated as of November 17, 2021, by and between Hollandia Produce, LP and Parent.

“Contract” means any contract, subcontract, agreement, understanding, instrument, arrangement, lease, sublease, license, sublicense, statement of work, work order, mortgage, note, bond, indenture, deed of trust, loan agreement, plan, insurance policy or other legally enforceable promise, commitment or undertaking, in each case, whether written or oral.

“COVID-19” means SARS-CoV-2 or Covid-19, and any evolutions or mutations thereof or related or associated epidemics, pandemics or disease outbreaks.

“Current Assets” means accounts receivable, inventory and prepaid expenses (including prepaid rent and deposits), but excluding Closing Cash, deferred Tax assets, Tax refunds and credits (including employee retention credits), and accounts and obligations owed to a Company by another Company, in each case as included in the line item categories specifically identified on Exhibit D and determined in accordance with the Accounting Principles.

“Current Liabilities” means accounts payable, accrued Taxes (other than Taxes included in the calculation of the Specified Tax Amount) and accrued expenses, but excluding all and any outstanding construction costs for the first phase of the facility to be constructed in Warner Robbins, Georgia, accounts and obligations owed to a Company by another Company or to the ESOP or any Seller or Affiliate of a Seller by any Company, Taxes included in the calculation of the Specified Tax Amount, deferred Tax liabilities, accrued interest expense, accrued equipment capital leases, short-term customer deposits, Transaction Expenses, and the current portion of Indebtedness, in each case as included in the line item categories specifically identified on Exhibit D and determined in accordance with the Accounting Principles.

“Data Room” means the electronic documentation site made available to Parent and Purchaser from December 16, 2021 to 11:59 p.m. Eastern Time on the date that is two (2) Business Days prior to the date hereof, hosted by Datasite Diligence relating to information about the Companies.

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“Debt Financing” means any loan to Purchaser, or commitment to make any loan to Purchaser, in whole or in part for the purpose of providing financing to facilitate the transactions contemplated by the Transaction Documents.

“Deductible Amount” has the meaning set forth in Section 8.05(a).

“Determination Date” has the meaning set forth in Section 2.04(b).

“Disclosure Schedules” means the Disclosure Schedules delivered by the Sellers concurrently with the execution and delivery of this Agreement.

“Dispute Notice” has the meaning set forth in Section 8.05(b).

“Dispute Period” has the meaning set forth in Section 8.05(b).

“Employees” means those Persons employed by the Companies immediately prior to the Closing.

“Encumbrance” means any lien, pledge, mortgage, deed of trust, security interest, charge, claim, easement, encroachment, license, condition, equitable interest, hypothecation, infringement, conditional or installment sale agreement or other claim of any third party or any restriction of any kind whatsoever, including any servitude, restrictive covenant, reversion interest, right of way or other encumbrance to title, limitations on voting rights, or any option, right of first refusal, right of first offer, buy/sell agreement or other similar restriction, covenant, or encumbrance.

“Environmental Claim” means any action, suit, claim, investigation or other legal proceeding by any Person alleging liability of whatever kind or nature arising out of, based on or resulting from: (a) the presence, Release of, or exposure to, any Hazardous Materials; or (b) any actual or alleged non-compliance with any Environmental Law or term or condition of any Environmental Permit.

“Environmental Law” means any applicable Law, and any Governmental Order or binding agreement with any Governmental Authority: (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, the environment or occupational health and safety (as it relates to exposure to Hazardous Materials); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Materials.

“Environmental Notice” means any written directive, written notice of violation or infraction, or written notice respecting any Environmental Claim relating to actual or alleged non-compliance with any Environmental Law or any term or condition of any Environmental Permit.

“Environmental Permit” means any Permit, letter, clearance, consent, waiver, closure, exemption, decision or other action required under or issued, granted, given, authorized by or made pursuant to Environmental Law.

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“Equity Percentage” means, with respect to any Seller, the percentage set forth opposite such Seller’s name on Section I of the Disclosure Schedules for such Seller.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any Company, is treated as a single employer Section 414(b), (c), (m) or (o) of the Code.

“Escrow Agent” has the meaning set forth in Section 2.08.

“Escrow Agreement” has the meaning set forth in Section 2.08.

“Escrow Amount” means the sum of (a) the Purchase Price Adjustment Escrow Amount, plus (b) the RWI Indemnity Escrow Amount, plus (c) the Special Indemnity Escrow Amount.

“Escrow Claim Period” has the meaning set forth in Section 2.08(b).

“Escrow Percentages” means, with respect to any Seller, the percentage set forth opposite such Seller’s name on Section II of the Disclosure Schedules for such Seller.

“ESOP” means Hollandia Produce Group, Inc. Employee Stock Ownership Plan together with the Hollandia Produce Group, Inc. Employee Stock Ownership Trust.

“ESOP Fiduciary Escrow Agent” means Moore & Van Allen PLLC.

“ESOP Fiduciary Escrow Agreement” means that certain Miscellaneous Professional Liability Insurance Retention Escrow Agreement by and among the Trustee, the Trust, the ESOP Fiduciary Escrow Agent, the Sellers’ Representative, and the other parties thereto.

“ESOP Fiduciary Escrow Amount” means $500,000.

“ESOP Fiduciary Policy” means that certain Miscellaneous Professional Liability Insurance Policy to be issued by Everest Indemnity Insurance Company.

“ESOP Loan Agreement” means that certain ESOP Loan Agreement, dated December 31, 2015, between the Share Seller and the Target, including the promissory note dated December 31, 2015 issued thereunder.

“ESOP Loan Receivable” means the aggregate amount of all outstanding loans from the Target to the Share Seller, including pursuant to the ESOP Loan Agreement, together with all accrued and unpaid interest thereon.

“ESOP Pledge Agreement” means that certain ESOP Pledge Agreement, dated December 31, 2015, between the Share Seller and the Target.

“ESOP Trust Agreement” means the Hollandia Produce Group, Inc. Employee Stock Ownership Trust Agreement, dated December 21, 2015, between the Target and the Trustee.

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“Estimated Cash Consideration” has the meaning set forth in Section 2.03.

“Estimated Closing Statement” means the statement delivered by the Target to Purchaser at least two (2) Business Days prior to the Closing Date setting forth: (a) the name of each Person to receive a payment at the Closing under Section 2.07, (b) the amount payable to each such Person, (c) in the case of each Seller, the Equity Percentage for each such Seller, and (d) wire instructions for each such Person.

“Estimated Statement” has the meaning set forth in Section 2.03.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Export Controls” has the meaning set forth in Section 4.13(e).

“Fairness Opinion” means an opinion, dated as of the Closing Date, of Stout Risius Ross, LLC, acting exclusively for the Share Seller with respect to the matters covered by this Agreement, concluding that: (i) the consideration to be received for the Shares pursuant to the terms of this Agreement is not less than the fair market value (as such term is used in determining “adequate consideration” under Section 3(18) of ERISA) of such Shares; and (ii) that the terms and conditions of the transactions contemplated by this Agreement, taken as a whole, are fair to the ESOP from a financial point of view.

“FDA” has the meaning set forth in Section 4.19(a).

“Final Cash Consideration” has the meaning set forth in Section 2.05.

“Financial Statements” has the meaning set forth in Section 4.05(a).

“Financing Sources” means the Persons that have committed to provide or arrange or otherwise entered into agreements in connection with the Debt Financing, including the parties to any commitment letters, engagement letters, joinder agreements, indentures or credit agreements (or similar definitive financing documents), or any amendments thereto, entered into pursuant thereto or relating thereto, together with their respective Affiliates, and their respective Affiliates’ officers, directors, employees, agents and representatives and their respective successors and permitted assigns.

“Firm” has the meaning set forth in Section 2.04(b).

“Food Product Inventory” has the meaning set forth in Section 4.19(a).

“Fraud” means, with respect to any Person, the common law liability of such Person under the common law of the State of Delaware for fraud in the event such Person is finally determined by a court of competent jurisdiction to have willfully, intentionally or knowingly committed fraud against another Person, with the specific intent to deceive and mislead such other Person, regarding the representations and warranties contained in this Agreement or any certificate delivered hereunder, and upon which such other Person actually relied; provided, that a party asserting a claim for Fraud shall not be required to show that such reliance was justified, and a lack of justifiable reliance shall not be a defense to a claim for Fraud.

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“GAAP” means United States generally accepted accounting principles in effect from time to time and consistently applied.

“GA Construction Costs Deficit” means $700,000, minus (ii) the amount of construction costs paid by the Companies for the first phase of the GA Facility during the period beginning on February 25, 2022 and ending at Closing.

“GA Construction Costs Excess” means (i) the amount of construction costs paid by the Companies for the first phase of the GA Facility during the period beginning on February 25, 2022 and ending at Closing, minus (ii) $700,000.

“GA Facility” means the facility to be constructed in Warren Robbins, Georgia.

“Georgia C-Corporation” has the meaning set forth in the Recitals.

“Georgia C-Corporation SPA” has the meaning set forth in the Recitals.

“Georgia Company” means Hollandia Produce GA, LLC, a Delaware limited liability company.

“Georgia Share Sellers” means, collectively, Brian Cook, Bill Farwell, Reed Howlett, George Hermosillo, Baltazar Garcia, Corrie Hutchens, Sonja Lopez, and Forrest Sawlaw.

“Georgia UPA” has the meaning set forth in the Recitals.

“Governmental Authority” means any foreign, federal, state, provincial, supranational, municipal or local government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator or arbitral body (public or private), court or tribunal of competent jurisdiction.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, ruling, assessment, settlement, subpoena, verdict, certification, decision, determination or award made, issued or entered by or with any Governmental Authority (including any judicial or administrative interpretations, guidance, directives, policy statements or opinions).

“Hazardous Materials” means: (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or man-made, that is hazardous, acutely hazardous, toxic, a pollutant, a contaminant, or words of similar import or regulatory effect under Environmental Laws; and (b) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, toxic mold, lead or lead-containing materials, urea formaldehyde foam insulation, and polychlorinated biphenyls.

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“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Immigration Laws” has the meaning set forth in Section 4.16(c).

“Indebtedness” means with respect to any Person, the aggregate amount of (a) all indebtedness for borrowed money (excluding, for the avoidance of doubt, any accounts payable to the extent included in the calculation of Closing Working Capital), minus any proceeds, or plus any disbursements, pursuant to unwinding any related interest rate protection agreements; (b) all indebtedness representing capital lease obligations (other than the Sonsray lease), as calculated in accordance with GAAP; (c) all liabilities for the deferred purchase price of any securities, other property or services (including all seller notes, post-closing purchase price adjustments and “earn-out” or other contingent payments calculated at the maximum amount payable thereunder whether contingent or otherwise) with respect to which such Person is liable, other than such liabilities that are current liabilities reflected as such in the calculation of Closing Working Capital; (d) any accrued and unpaid interest on and any prepayment premiums, penalties, fees, expenses or similar contractual charges in respect of any Indebtedness repaid at the Closing or that are triggered by the Closing; (e) the Specified Tax Amount, (f) all outstanding construction costs, as of the date hereof, for the first phase of the GA Facility in the amount of $2,312,371 as set forth on Section III to the Disclosure Schedule (regardless of the actual amount of construction costs and which shall not be subject to adjustment after Closing) plus the GA Construction Costs Deficit, or minus the GA Construction Costs Excess, as applicable, (g) any bank overdrafts, (h) accrued and unpaid employee bonusses, (i) any outstanding management fees payable to True West and Mosaic, and (j) without duplication, any direct or indirect guarantee or indemnity of any indebtedness, obligation or Liability of another Person of a type described in any of clauses (a) through (i) above; provided, that any of the foregoing shall not be considered Indebtedness to the extent accrued for in the calculation of the Closing Working Capital. For the avoidance of doubt, Indebtedness shall not include any (i) operating lease obligations, (ii) intercompany obligations owed by one Company solely to another Company, (iii) liabilities for deferred rents, (iv) deferred revenue, or (v) undrawn guarantees, letters of credit, performance bonds, bid bonds, or other securities of any kind or nature issued by or on behalf of any Company in connection with any custom Contracts, proposals or otherwise.

“Insperity 401(k) Plan” has the meaning set forth in Section 6.04(c).

“Insurance Policies” has the meaning set forth in Section 4.11.

“Intellectual Property” has the meaning set forth in Section 4.10(a).

“Interim Financial Statements” has the meaning set forth in Section 4.05(a).

“Inventory” means inventory, finished goods, raw materials, work in progress, packaging, supplies and parts.

“Investor Pay-Off Letters” means the Pay-Off Letters described in clauses (i) and (ii) of Section 6.12.

“IRS Approval” has the meaning set forth in Section 6.20(c).

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“IT Systems” has the meaning set forth in Section 4.10(i).

“Key Employee” has the meaning set forth in the Recitals.

“Key Employee Offer Letters” has the meaning set forth in the Recitals.

“Law” means any foreign, federal, state, provincial, supranational, municipal or local statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other restriction or requirement or rule of law of any Governmental Authority, and all other provisions having the force or effect of law issued by any Governmental Authority.

“Liabilities” means any and all debts, liabilities, guarantees, claims, losses, damages, deficiencies, costs, expenses and obligations of any nature, whether direct or indirect, accrued or fixed, absolute or contingent, liquidated or unliquidated, matured or unmatured, asserted or unasserted or determined or determinable, including those arising under any Law, legal proceeding or Contract, whether or not required under GAAP to be accrued on any applicable financial statement.

“Loss” and “Losses” means losses, Liabilities, Taxes, damages, claims, interest, awards, judgments, settlement payments, penalties, fines, assessments, costs, fees and expenses, including costs of investigation, court filing fees, court costs, arbitrations fees or costs, witness fees and reasonable attorneys’ and accountants’ fees and expenses and the cost of mitigation; provided, however, that “Losses” shall not include any punitive damages or exemplary damages (other than to the extent any such damages are payable in connection with a Third Party Claim).

“Material Contracts” has the meaning set forth in Section 4.07(a).

“Material Customer” has the meaning set forth in Section 4.08(a).

“Material Supplier” has the meaning set forth in Section 4.08(b).

“Non-Recourse Party” has the meaning set forth in Section 11.14(a).

“Nonrefundable Advance Deposit” has the meaning set forth in Section 6.26.

“Objection Notice” has the meaning set forth in Section 2.04(b).

“Organizational Documents” means (a) in the case of a Person that is a corporation, its articles or certificate of incorporation and its by-laws, regulations or similar governing instruments required by the Laws of its jurisdiction of formation or organization; (b) in the case of a Person that is a partnership, its articles or certificate of partnership, formation or association, and its partnership agreement (in each case, limited, limited liability, general or otherwise); (c) in the case of a Person that is a limited liability company, its articles or certificate of formation or organization, and its limited liability company agreement or operating agreement; and (d) in the case of a Person that is none of a corporation, partnership (limited, limited liability, general or otherwise), limited liability company or natural person, its governing instruments as required or contemplated by the Laws of its jurisdiction of organization.

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“Outside Date” has the meaning set forth in Section 9.01(b).

“Parent” has the meaning set forth in the preamble.

“Parent Benefit Plans” has the meaning set forth in Section 6.04(b).

“Parent Common Stock” means the common stock, par value $0.0001 per share, of Parent.

“Parent’s Knowledge” or any other similar knowledge qualification, means the actual knowledge, as of the date hereof, following reasonable inquiry, of Kathleen Valiasek.

“Parent Material Adverse Effect” means any event, occurrence, fact, condition, effect or change that, individually or in the aggregate, has had or would reasonably be expected to have materially adverse effect on (a) the assets, Liabilities, business, condition (financial or otherwise) or operating results of Parent and its subsidiaries, taken as a whole, or (b) the ability of Parent or Purchaser to perform their respective obligations under the Transaction Documents to which they are a party or to consummate the transactions contemplated by the Transaction Documents; provided, however, that with respect to clause (a) of this definition, “Parent Material Adverse Effect” shall not include (x) any event, occurrence, fact, condition, effect or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which Parent or any of its subsidiaries operates (including increases in competition); (iii) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (iv) national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States; (v) any changes in applicable Laws or accounting rules (including GAAP) or the enforcement, implementation or interpretation thereof; (vi) any action required or contemplated by any Transaction Document; (vii) the identity of any Company or the announcement, pendency or completion of the transactions contemplated by the Transaction Documents; (viii) any natural disaster or acts of God; or (ix) any failure by Parent to meet any internal or published projections, forecasts or revenue or earnings predictions (provided, that the cause or basis for Parent failing to meet such projections or forecasts or revenue or earnings predictions may be considered in determining the existence of a Parent Material Adverse Effect unless such cause or basis is otherwise excluded by this definition), unless, in the case of clauses (i), (ii), (iii), (iv) and (v), such event, occurrence, fact, condition, effect or change materially disproportionately affects Parent and its subsidiaries, taken as a whole, relative to others in the same or similar industries; or (y) any adverse change in or effect on the business of Parent and its subsidiaries that is cured before the earlier of (i) the Closing Date or (ii) the date on which this Agreement is terminated pursuant to Article IX hereof.

“Parent Reference Date” has the meaning set forth in Section 5.09.

“Parent SEC Documents” has the meaning set forth in Section 5.07(a).

“Parent Share Consideration” has the meaning set forth in Section 2.02.

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“Parent Share Value” means $5.3054150 (equal to the volume weighted average sale price of one Parent Share for the twenty consecutive trading days ending on and including the second trading day prior to February 28, 2022).

“Parent Shares” has the meaning set forth in Section 2.02.

“Partnership Audit Rules” means the provisions of Subchapter C of Subtitle F, Chapter 63 of the Code, as amended by the Bipartisan Budget Act of 2015, P.L. 114-74.

“Pay-Off Letters” has the meaning set forth in Section 6.12.

“Pay-Off Recipient” has the meaning set forth in Section 2.07(a).

“Permits” means all permits, licenses, franchises, approvals, authorizations, and consents required to be obtained from Governmental Authorities.

“Permitted Encumbrances” means (a) statutory Encumbrances for Taxes not yet due and payable and for which appropriate reserves have been established in accordance with GAAP and are not, individually or in the aggregate, material in amount, (b) easements, covenants, conditions, rights of way and similar restrictions on Company Real Property that do not materially interfere with the Companies’ present uses or occupancy of or access to such property or otherwise materially impair the value of, or the business operations involving, such property, (c) zoning, building codes and other land use Laws, restrictions and easements of record, applicable to the use or occupancy of Company Real Property or the activities conducted thereon that, in each case, do not materially interfere with the Companies’ present uses or occupancy of or access to such property or otherwise materially impair the value of, or the business operations involving, such property, (d) any right, interest or Encumbrance of a licensor, sublicensor, licensee, or sublicensee, under any non-exclusive license, sublicense or similar agreement which was granted in the ordinary course of business and does not, individually or in the aggregate, impair the value or business operations of the Companies, and (e) Encumbrances in favor of lessors arising by statute under applicable Law or under the applicable Company Leases in accordance with the applicable provisions of applicable Law or such Company Leases, and (f) matters that would be disclosed by a current, accurate survey of the Company Real Property and that, in each case, does not materially interfere with the Companies’ present uses or occupancy of or access to such property, or otherwise materially impair the value of, or the business operations involving, such Company Real Property.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Post-Closing Tax Period” means a taxable period (or portion thereof) that begins after the Closing Date.

“PPP Loan” has the meaning set forth in Section 4.05(e).

“Pre-Closing Tax Period” means a taxable period (or portion thereof) that ends on or before the Closing Date.

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“Pre-Closing Taxes” means (a) any Taxes imposed on, or payable by, any of the Companies for a Pre-Closing Tax Period (determined, in the case of any Straddle Period, in the manner set forth in Section 6.15(b)(iv)) (and, for the avoidance of doubt, including (1) any employment Taxes attributable to a Pre-Closing Tax Period that are deferred to a Post-Closing Tax Period pursuant to the CARES Act or any other corresponding or similar provision of state or local applicable Law and (2) any Taxes imposed on a Company pursuant to California Revenue and Tax Code Section 23802); (b) any Taxes of another Person imposed on any of the Companies as transferee or successor, by operation of Law, as a result of being, or ceasing to be, a member of a consolidated, combined affiliated, unitary or similar Tax group or by Contract (other than customary Tax indemnification provisions in ordinary commercial agreements or arrangements that are not primarily related to Taxes); (c) the portion of the Transfer Taxes that are the responsibility of the Sellers under Section 6.15(d); (d) any Taxes imposed on, or payable by any of the Companies arising from a breach of any representation or warranty made by the Target in Section 4.17 (Taxes) (disregarding all materiality and Company Material Adverse Effect qualifications for purposes of calculating the applicable Losses); and (e) any Taxes of a Seller for any taxable period that are imposed on Parent or any of its Affiliates as a result of the failure to withhold the correct amount of Taxes in connection with any payment made pursuant to this Agreement or the Georgia UPA; provided, however, that Pre-Closing Taxes shall not include (A) any Taxes to the extent that such Taxes were reflected in the calculation of Transaction Expenses, Closing Working Capital or Closing Indebtedness (including, for the avoidance of doubt, as a result of being included in the Specified Tax Amount) and (B) any Taxes imposed under (1) California Revenue and Tax Code Section 23802 (but only to the extent that the aggregate amount of such Taxes does not exceed nine hundred thousand dollars ($900,000)), and (2) California Revenue and Tax Code Section 23809 (but only to the extent that the aggregate amount of such Taxes does not exceed three million dollars ($3,000,000)), in each case, that arise solely as a result of the Section 338(h)(10) Election.

“Profits Interest Plan” means the Hollandia Produce GA, LLC Profits Interest Plan.

“Purchase Price” has the meaning set forth in Section 2.02.

“Purchase Price Adjustment Escrow Account” has the meaning set forth in the Escrow Agreement.

“Purchase Price Adjustment Escrow Amount” means $1,000,000.

“Purchaser” has the meaning set forth in the preamble.

“Purchaser Indemnified Parties” has the meaning set forth in Section 8.02.

“R&W Insurance Policy” means that certain buyer-side representation and warranty insurance policy, bound by Great American E&S Insurance Company (the “Insurer”) in favor of Parent on the date hereof and to be effective as of the Closing Date, having terms and conditions as set forth in the Binder Agreement dated March 14, 2022, with policy number BRWE795481 (as may be amended, modified or supplemented from time to time in accordance with this Agreement).

“Registration Rights Agreement” has the meaning set forth in the Recitals.

“Regulation D” means Regulation D promulgated under the Securities Act.

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“Release” means any actual or threatened release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, disposing or allowing to escape or migrate into or through the environment (including air (indoor or outdoor), surface water, groundwater, land surface or subsurface strata or within any building, structure, facility or fixture).

“Released Claims” has the meaning set forth in Section 11.01.

“Released Parties” has the meaning set forth in Section 11.01.

“Releasing Parties” has the meaning set forth in Section 11.01.

“Restricted Cash” means any cash and cash equivalents that are not freely usable, distributable or transferable by the Companies (including customer deposits and investments, if any, in securities, including mutual funds, commercial paper, certificates of deposit, and other types of investments) or are otherwise subject to restrictions or limitations on the use or distribution thereof by Law, Contract or otherwise, including any restrictions or limitations on the repatriation or transfer thereof.

“Restrictive Covenant Agreements” has the meaning set forth in the Recitals.

“RWI Indemnity Escrow Account” has the meaning set forth in the Escrow Agreement.

“RWI Indemnity Escrow Amount” means $612,500.

“RWI Indemnity Escrow Funds” means, as of any date of determination, the excess (if any) of the RWI Indemnity Escrow Amount minus the sum of all distributions and other payments to any Person from the RWI Indemnity Escrow Account paid pursuant to the terms of the Escrow Agreement on or prior to such date of determination.

“Sanctions” has the meaning set forth in the Section 4.13(d).

“SARS Participant” means each holder of an outstanding stock appreciation right granted pursuant to the SARS Plan.

“SARS Plan” means the Hollandia Produce Group, Inc. Stock Appreciation Rights Plan.

“Section 338(h)(10) Allocation Schedule” has the meaning set forth in Section 6.15(a)(iii).

“Section 338(h)(10) Election” has the meaning set forth in Section 6.15(a)(ii).

“Section 338(h)(10) Election Forms” has the meaning set forth in Section 6.15(a)(ii).

“Section 409A” has the meaning set forth in Section 4.15(k).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Seller Fundamental Representations” has the meaning set forth in Section 8.01(b).

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“Seller Indemnified Parties” has the meaning set forth in Section 8.03.

“Seller Indemnifying Parties” has the meaning set forth in Section 8.02.

“Sellers” has the meaning set forth in the preamble.

“Sellers’ Representative” has the meaning set forth in the preamble.

“Sellers’ Representative Holdback Amount” means $250,000 or such other amount as Sellers’ Representative may designate in writing to Purchaser prior to Closing.

“Sexual Misconduct Allegation” has the meaning set forth in the Section 4.16(g).

“Share Percentage” means, with respect to any Seller, the percentage set forth opposite such Seller’s or name on Section II of the Disclosure Schedules for such Seller.

“Shares” has the meaning set forth in the Recitals.

“SOX” means Sarbanes – Oxley Act of 2002, as amended.

“Special Indemnity Escrow Account” has the meaning set forth in the Escrow Agreement.

“Special Indemnity Escrow Amount” has the meaning set forth on Schedule 8.02(e).

“Special Indemnity Escrow Funds” means, as of any date of determination, the excess (if any) of the Special Indemnity Escrow Amount minus the sum of all distributions and other payments to any Person from the Special Indemnity Escrow Account paid pursuant to the terms of the Escrow Agreement on or prior to such date of determination.

“Specified Tax Amount” means an amount, calculated as of the end of the day on the Closing Date, equal to the sum of (i) the unpaid employer portion of any payroll Taxes of any of the Companies that have been deferred as of the Closing until after the Closing under the CARES Act (or a corresponding provision of state or local Law), (ii) any current liabilities of the Georgia Company for amounts that the Georgia Company is required to deduct and withhold under applicable Law with respect to the income Taxes of one or more of its equityholders and (iii) an amount, not less than zero (0), equal to the aggregate amount of liabilities for unpaid income Taxes (or franchise Taxes imposed in lieu of income Taxes), including any Taxes imposed under California Revenue and Tax Code Section 23802, of each Company to the extent arising in a Pre-Closing Tax Period (in the case of a Straddle Period, as determined in accordance with Section 6.15(b)(iv)); provided, that the calculation of the Specified Tax Amount shall (A) exclude any deferred Tax liabilities established for GAAP purposes, (B) be prepared in accordance with the past practice (including reporting positions, elections and accounting methods) of the applicable Company in preparing Tax Returns, (C) include any estimated (or other prepaid) income Tax payments only to the extent that such payments have the effect of reducing (not below zero) the particular current income Tax liability in respect of which such payments were made, (D) include any Transaction Tax Deductions that have the effect of reducing (not below zero) a particular income Tax liability to which such Transaction Tax Deductions are relevant in the taxable period or portion thereof ending on the Closing Date, (E) exclude any liabilities for accruals or reserves

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for contingent income Taxes or with respect to uncertain income Tax positions, and (F) exclude any Taxes imposed under (1) California Revenue and Tax Code Section 23802 (but only to the extent that the aggregate amount of such Taxes does not exceed nine hundred thousand dollars ($900,000)) and (2) California Revenue and Tax Code Section 23809 (but only to the extent that the aggregate amount of such Taxes does not exceed three million dollars ($3,000,000)), in each case, that arise solely as a result of the Section 338(h)(10) Election.

“Store” has the meaning set forth in Section 7.02(j)(i).

“Store Capital Lease” has the meaning set forth on Section 4.04 of the Disclosure Schedules.

“Store Purchase Price” has the meaning set forth in Section 7.02(j)(i).

“Straddle Period” means any taxable period beginning before or on the Closing Date and ending after the Closing Date.

“Subsidiaries” means, collectively, (i) Hollandia Produce, L.P., a California limited partnership, (ii) Hollandia GP, LLC, a California limited liability company, (iii) Hollandia Flowers, LLC, a California limited liability company, (iv) Green Growth Consulting, LLC, a California limited liability company, (v) Advanced Sustain Ability, LLC, a California limited liability company, (vi) Hollandia Real Estate, LLC, a Delaware limited liability company, and (vii) the Georgia Company, and “Subsidiary” means any of the Subsidiaries.

“Target” has the meaning set forth in the Recitals.

“Tax Claim” has the meaning set forth in Section 6.15(c)(i).

“Tax Return” means any return, declaration, election, report, claim for refund, information return or statement or other document required to be filed with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Taxes” means: all taxes, levies, imposts, duties, fees, assessments, or similar government charges, however denominated, including any interest, penalties, criminal sanctions or additions thereto (including any underpayment penalties for insufficient estimated payments) or other additional amounts that may become payable in respect thereof (or in respect of a failure to file any Tax Return when and as required), imposed by any Governmental Authority, which shall include, without limiting the generality of the foregoing, all income, any “imputed underpayment” within the meaning of Section 6225 of the Code (or any similar provision of any state or local Law), payroll and employment, withholding (including withholding in connection with amounts paid or owing to any employee, independent contractor, creditor, equity holder or other Person), unemployment insurance taxes, social security (or similar), sales and use, excise, franchise, gross receipts, occupation, real and personal property, stamp, value added, transfer, profits or windfall profits, licenses in the nature of, estimated, severance, duties (custom and others), workers’ compensation taxes, premium, environmental (including under Section 59A of the Code), disability, registration, alternative or add-on minimum, estimated, and possessory taxes.

“Termination Fee” has the meaning set forth in Section 9.02(c).

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“Third Party Claim” has the meaning set forth in Section 8.05(a).

“Transaction Documents” means, collectively, this Agreement, the Georgia C-Corporation SPA, the Georgia UPA, the Escrow Agreement, the Estimated Closing Statement and any and all other documents, instruments, certificates and agreements delivered in connection with the transactions contemplated hereby and thereby.

“Transaction Expense Recipient” has the meaning set forth in Section 2.07(b).

“Transaction Expenses” means (a) the third party fees, costs and expenses (whether or not accrued) incurred by or on behalf of, or payable by, any Company in connection with the drafting, negotiation, execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated herein and therein and in respect of the Companies’ sale process (including alternative transactions) (but, for the avoidance of doubt, not to include any fees and expenses incurred by or on behalf of Purchaser or any of its Affiliates) as determined immediately prior to the Closing, including (i) brokerage commissions, finders’ fees, and financial advisor’s fees, (ii) legal, accounting, tax, professional, advisory or consulting fees and expenses, and (iii) the cost of the Data Room, (b) any closing or other transaction fees paid or payable by or on behalf of any Company in connection with the transactions contemplated by the Transaction Documents, including the cost of a directors and officers insurance tail policy, (c) all bonus, retention, success fee, payments in connection with any stock appreciation rights, severance, change of control or other similar payments payable in connection with the consummation of the transactions contemplated by this Agreement (including the employer portion of any payroll or employment Taxes payable in connection with such payments), whether alone or together with any other event, but excluding any payment resulting from Contracts made by Parent, Purchaser or any Company following the Closing, and excluding $150,000 of management bonuses which shall be paid from the Escrow Amount (if any) upon release of such Escrow Amount after Closing and (d) any payroll, employment or similar Taxes incurred in connection with the purchase of the Class B Common Units. Transaction Expenses shall not include $200,000 of the premium for the ESOP Fiduciary Policy, which shall be paid by Purchaser pursuant to Section 2.07(i), or the payment of the Store Purchase Price, which shall be paid by Purchaser pursuant to Section 2.07(j).

“Transaction Tax Deductions” has the meaning set forth in Section 6.15(b)(ii).

“Transfer Taxes” has the meaning set forth in Section 6.15(d).

“Trustee” means GreatBanc Trust Company (trustee of the Share Seller).

“WARN Act” has the meaning set forth in the Section 4.16(d).

“Warrants” has the meaning set forth in the Recitals.

“Working Capital” means (a) Current Assets of the Companies, less (b) the Current Liabilities of the Companies. For illustrative purposes, the determination of Working Capital as of the end of each month commencing February 28, 2021 and ending January 31, 2022 and as of February 28, 2022 is set forth on Exhibit D.

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ARTICLE II

PURCHASE AND SALE

Section 2.01 Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing, (a) the Share Seller shall sell to Purchaser, and Purchaser shall purchase from the Share Seller, all right, title and interest in and to the Shares and (b) the Warrant Sellers shall sell to Purchaser, and Purchaser shall purchase from the Warrant Sellers, all right, title and interest in and to the Warrants, in each case for the consideration specified in Section 2.02. The Target and the Warrant Sellers hereby waive the provisions of Section 6 of the Warrants in connection with the transactions contemplated by this Agreement.

Section 2.02 Purchase Price. The aggregate purchase price for the Shares and the Warrants (the “Purchase Price”) shall be an amount equal to (A) (a) $92,500,000 in cash, minus (b) the amount (if any) by which the Closing Working Capital is less than $2,732,000, plus (c) the amount (if any) by which the Closing Working Capital exceeds $2,732,000, minus (d) the Closing Indebtedness (net of amounts repaid with Parent Shares, valued at the Parent Share Value), minus (e) the Transaction Expenses (net of amounts repaid with Parent Shares, valued at the Parent Share Value), plus (f) the Closing Cash, minus (g) the Escrow Amount, minus (h) the Sellers’ Representative Holdback Amount (which shall be paid to the Sellers’ Representative as provided in Section 2.07(g)), minus (i) the Aggregate Warrant Exercise Price, minus (j) the amount of the cash purchase price paid pursuant to the Georgia UPA for the issued and outstanding Class B Common Units of the Georgia Company, minus (k) the amount of the cash purchase price paid pursuant to the Georgia C-Corporation SPA (before giving effect to any purchase price adjustment (including any adjustments for cash and cash equivalents or unpaid Taxes of the Georgia C-Corporation) under the Georgia C-Corporation SPA) for the issued and outstanding shares of capital stock of the Georgia C-Corporation, minus (l) the ESOP Fiduciary Escrow Amount (which shall be paid to the ESOP Fiduciary Escrow Agent pursuant to Section 2.07(h)) and held pursuant to the ESOP Fiduciary Escrow Agreement, in each case subject to further adjustment as provided in this Article II, and minus (k) the Nonrefundable Advance Deposit, if paid pursuant to Section 6.26 (the amount determined pursuant to this clause (A), the “Cash Consideration”), plus (B) (a) 5,654,600 (representing $30.0 million divided by the Parent Share Value) validly issued, fully paid and nonassessable shares of Parent Common Stock (“Parent Shares”), minus (b) the number of Parent Shares issued pursuant to the Georgia UPA for the issued and outstanding Class B Common Units of the Georgia Company, minus (c) the number of Parent Shares issued pursuant to the Georgia C-Corporation SPA for the issued and outstanding shares of capital stock of the Georgia C-Corporation (before giving effect to any purchase price adjustment (including any adjustments for cash and cash equivalents or unpaid Taxes of the Georgia C-Corporation) under the Georgia C-Corporation SPA), minus (d) the number of Parent Shares (which shall be valued at the Parent Share Value) issued to repay Closing Pay-Off Indebtedness, and minus (e) the number of Parent Shares (which shall be valued at the Parent Share Value) issued to repay Transaction Expenses (the number of Parent Shares determined pursuant to this clause (B), the “Parent Share Consideration”).

Section 2.03 Estimated Cash Consideration. No less than three (3) Business Days before the Closing Date, the Target will deliver a written statement (the “Estimated Statement”) to Purchaser setting forth in reasonable detail (a) the Target’s good faith estimate of (i) Closing Working Capital, (ii) Closing Indebtedness, (iii) Transaction Expenses, (iv) the Closing Cash, and

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(v) the Aggregate Warrant Exercise Price, (b) the calculation of the Cash Consideration as a result of the estimates described in the foregoing clause (a) (the “Estimated Cash Consideration”), (c) work sheets or other reasonable supporting documentation showing the calculation of such estimates, (d) an estimated consolidated balance sheet of the Companies as of the Calculation Time, and (e) a certificate of the Target certifying that the Estimated Statement was prepared in accordance with the Accounting Principles.

Section 2.04 Post-Closing Determination.

(a) Within ninety (90) calendar days after the Closing Date, Purchaser will conduct a review of the Estimated Statement and will prepare and deliver to the Sellers’ Representative a statement (the “Closing Statement”) setting forth in reasonable detail (i) its calculation of the actual Closing Working Capital, Closing Indebtedness, Transaction Expenses and Closing Cash, (ii) Purchaser’s calculation of the actual Cash Consideration as a result of the calculations described in the foregoing clause (i), (iii) work sheets or other reasonable supporting documentation showing the calculation of such estimates, and (iv) a consolidated balance sheet of the Companies as of the Calculation Time. The Closing Statement shall be prepared in accordance with GAAP or the Accounting Principles, as applicable. The parties agree that the purpose of preparing the Closing Statement and determining the amount of Closing Working Capital, Closing Indebtedness, Transaction Expenses and Closing Cash is to measure changes in the amount of Closing Working Capital, Closing Indebtedness, Transaction Expenses and Closing Cash, and such processes are not intended to permit the introduction of different judgments, accounting methods, policies, principles, practices, procedures, classifications or estimation methodologies for the purpose of preparing the Closing Statement or determining the amount of Closing Working Capital, Closing Indebtedness, Transaction Expenses and Closing Cash. During the Seller’s Representative’s review of the Closing Statement, Sellers’ Representative and/or its Agents shall have reasonable access to the books and records of the Companies, the personnel of, and work papers prepared by, Purchaser and/or Purchaser’s Agents to the extent that they relate to the Closing Statement as Sellers’ Representative and/or its Agents may reasonably request for the purpose of reviewing the Closing Statement and to prepare an Objection Notice (defined below), provided, that such access shall be in a manner that does not interfere with the normal business operations of Purchaser or the Companies.

(b) If Sellers’ Representative disagrees with the computation of the Cash Consideration reflected on the Closing Statement, Sellers’ Representative may, within thirty (30) calendar days after its receipt of the Closing Statement, deliver a notice (an “Objection Notice”) to Purchaser setting forth in reasonable detail the nature of any such disagreement, identifying those specific items and amounts that Sellers’ Representative disputes, to the extent practicable, and Sellers’ Representative calculation thereof. If no Objection Notice is delivered by Sellers’ Representative on or prior to the close of business on the last day of such thirty (30) day period, the Closing Statement and the calculations set forth therein shall be deemed accepted by Sellers’ Representative. If any Objection Notice is timely provided, Purchaser and Sellers’ Representative will use commercially reasonable efforts to resolve any disagreements set forth therein, but if they do not obtain a final resolution within fifteen (15) calendar days after Sellers’ Representative has delivered the Objection Notice (or such longer period as the parties may mutually agree to in writing), Purchaser and Sellers’ Representative will jointly retain Moss Adams LLP (the “Firm”) to resolve any remaining disagreements. Purchaser and Sellers’ Representative will direct the Firm

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to render a determination within thirty (30) calendar days of its retention, and Purchaser, Sellers’ Representative and their respective employees or Agents will cooperate with the Firm during its engagement. Purchaser and Sellers’ Representative agree to use commercially reasonable efforts to execute, if requested by the Firm, a reasonable engagement letter mutually agreed upon by the parties. Purchaser and Sellers’ Representative shall instruct the Firm to consider only those items and amounts in the Closing Statement that are set forth in the Objection Notice which Purchaser and Sellers’ Representative are unable to resolve. Purchaser and Sellers’ Representative shall each submit a binder to the Firm promptly (and in any event within fifteen (15) calendar days after the Firm’s engagement), which binder shall contain such party’s computation of the disputed items (calculated in accordance with GAAP or the Accounting Principles, as applicable) and information, arguments and support for such party’s position. The Firm shall review such binders and base its determination solely on such binders in accordance with GAAP or the Accounting Principles, as applicable, and the definitions of applicable components of the Cash Consideration set forth herein. In resolving any disputed item, the Firm may not assign a value to any item greater than the greatest value for such item claimed by either party or less than the smallest value for such item claimed by either party. The Firm shall act as an arbitrator to determine such disputed items or amounts. All communications between a party and the Firm shall be in writing and shall be transmitted to the other party and neither Purchaser nor the Sellers’ Representative shall have ex parte communications with the Firm. The determination of the Firm shall be set forth in a written statement delivered to Purchaser and Sellers’ Representative and will be conclusive and binding upon Purchaser and Sellers’ Representative, absent fraud or manifest error. The date on which the Closing Statement and Cash Consideration are finally determined in accordance with this Section 2.04(b) is hereinafter referred to as the “Determination Date.”

(c) The cost of the determination of the disputed items by the Firm shall be borne by the Sellers’ Representative, on the one hand, and Purchaser, on the other hand, based on the percentage which the portion of the contested amount not awarded to each party bears to the amount actually contested by such party. For example, if closing accounts receivable is the only disputed item, Purchaser claims that closing accounts receivable is $1,000 less than the amount determined by the Sellers’ Representative, and the Sellers’ Representative contests only $500 of the amount claimed by Purchaser, and if the Firm ultimately resolves the dispute by awarding Purchaser $300 of the $500 contested, then the costs and expenses of the determination will be allocated 60% (i.e., 300 ÷ 500) to the Sellers’ Representative and 40% (i.e., 200 ÷ 500) to Purchaser.

Section 2.05 Post-Closing Adjustment. Promptly after the delivery of the Closing Statement and the determination of Closing Working Capital, Closing Indebtedness, Transaction Expenses and Closing Cash becomes final and binding on the parties under Section 2.04 above, the Cash Consideration shall be recalculated by giving effect to the final and binding Closing Working Capital, Closing Indebtedness, Transaction Expenses, Closing Cash, and the Aggregate Warrant Exercise Price (as recalculated, the “Final Cash Consideration”). If the Final Cash Consideration is greater than the Estimated Cash Consideration, within five (5) Business Days following the Determination Date, (a) Purchaser will pay to Sellers (by wire transfer of immediately available funds to the account(s) and in the amounts designated by the Sellers’ Representative) an aggregate amount equal to the Final Cash Consideration minus the Estimated Cash Consideration and (b) Purchaser and the Sellers’ Representative shall deliver joint written instructions to the Escrow Agent to cause the Escrow Agent to make payment to Sellers from the

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Purchase Price Adjustment Escrow Account the full Purchase Price Adjustment Escrow Amount (by wire transfers of immediately available funds to the accounts and in the amounts designated by the Sellers’ Representative). If the Final Cash Consideration is less than the Estimated Cash Consideration, within five (5) Business Days following the Determination Date, Purchaser and the Sellers’ Representative shall deliver joint written instructions to the Escrow Agent to cause the Escrow Agent to (x) pay to Purchaser from the Purchase Price Adjustment Escrow Amount, an amount equal to the Estimated Cash Consideration minus the Final Cash Consideration, and (y) distribute the remaining balance of the Purchase Price Adjustment Escrow Amount, if any, to Sellers (by wire transfers of immediately available funds to the accounts and in the amounts designated by the Sellers’ Representative). For the avoidance of doubt, (i) Sellers shall have no liability pursuant to this Section 2.05 in excess of the Purchase Price Adjustment Escrow Amount, and (ii) neither Parent, Purchaser nor any of the Companies shall have any responsibility or Liability to any Seller with respect to the allocation of any amounts by the Sellers’ Representative pursuant to this Section 2.05.

Section 2.06 Closing. Subject to the terms and conditions of this Agreement, the purchase and sale of the Shares and Warrants contemplated hereby shall take place at a closing (the “Closing”) to be held on the second (2nd) Business Day following the satisfaction or waiver, if permissible, of the conditions set forth in Article VI (other than conditions which by their nature are to be satisfied or waived at the Closing and are expected to be satisfied at the Closing) (such date, the “Closing Date”), or at such other time or on such other date as the Sellers’ Representative and Purchaser may mutually agree upon in writing. Closing shall take place by exchange of executed documents by PDF or facsimile or in such other manner as the Sellers’ Representative and Purchaser may mutually agree upon. The effective time of the Closing shall be 12:01 a.m. Eastern Time on the Closing Date. At the Closing, (a) the Sellers’ Representative shall deliver to Purchaser the various certificates, instruments and documents referred to in Section 7.02, (b) Purchaser shall deliver to the Sellers’ Representative the various certificates, instruments and documents referred to in Section 7.03 and (c) Purchaser shall pay the amounts contemplated by, and in accordance with, Section 2.07.

Section 2.07 Closing Date Payments. At the Closing, Purchaser shall deliver the following payments by wire transfer of immediately available funds as follows and in accordance with the Estimated Closing Statement:

(a) on behalf of the Companies, to each Person to whom the Closing Pay-Off Indebtedness is owed (each, a “Pay-Off Recipient”), an amount equal to all Closing Pay-Off Indebtedness owing to such Pay-Off Recipient to the account(s) and in the amounts set forth in the Pay-Off Letters in respect of such Closing Pay-Off Indebtedness as delivered to Purchaser with the Estimated Statement pursuant to Section 2.03 and as specified in the Estimated Closing Statement;

(b) on behalf of the Companies and each Seller, to each Person (other than a Person specified in Section 2.07(c)) to whom Transaction Expenses are owed (each, a “Transaction Expense Recipient”), an amount equal to the Transaction Expenses owing to such Transaction Expense Recipient as specified in the Estimated Closing Statement, subject to the receipt of a final invoice and a properly executed IRS Form W-8 or W-9, as the case may be, from each such Transaction Expense Recipient;

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(c) to the applicable Company’s payroll account, any compensatory payments included as Transaction Expenses that are payable to any current or former employee of any of the Companies upon the Closing, which amounts shall be paid by the applicable Company through its payroll system at Closing or the next possible payroll date if payment at Closing is not possible (net of applicable Taxes and other authorized deductions);

(d) to the Sellers (to the respective accounts designated by each of them), an aggregate amount of cash equal to the Estimated Cash Consideration, with each Seller to receive a portion of such aggregate amount equal to such Seller’s Equity Percentage; provided, however, that the Aggregate Warrant Exercise Price shall be paid on behalf of the Warrant Sellers to the Target;

(e) to the Sellers (to the respective accounts designated by each of them), an aggregate number of Parent Shares equal to the Parent Share Consideration, with each Seller to receive a portion of such Parent Shares equal to such Sellers’ Share Percentage (with fractional shares rounded up or down to the nearest whole Parent Share after aggregating all Parent Shares to be issued to each Seller under this Agreement); provided, that to the extent Parent reasonably determines that any recipient of Parent Share Consideration is not an Accredited Investor or that the issuance of Parent Shares to such recipient shall not qualify for an exemption from the registration and prospectus delivery requirements of the Securities Act pursuant to Regulation D and the equivalent state “blue sky” Law, Parent shall be entitled to pay such amounts to each such recipient in cash rather than by issuing Parent Shares; provided, further, that any such payment of cash to any such recipient shall not increase the aggregate amount of Estimated Cash Consideration or decrease the aggregate amount of Parent Share Consideration payable under the Transaction Documents;

(f) to the Escrow Agent, the Escrow Amount;

(g) to an account designated by the Sellers’ Representative, the Sellers’ Representative Holdback Amount; and

(h) to the ESOP Fiduciary Escrow Agent, the ESOP Fiduciary Escrow Amount;

(i) to Executive Benefits & Consulting Group, $200,000 as a partial payment of the premium for the ESOP Fiduciary Policy (which shall be paid by Purchaser in addition to the Purchase Price and shall not constitute Transaction Expenses); and

(j) to Store, the Store Purchase Price, which shall be paid by Purchaser pursuant to Section 7.02(j)(i) (which shall be paid by Purchaser in addition to the Purchase Price and shall not constitute Transaction Expenses).

Section 2.08 Escrow Funds. To secure the obligations of Sellers set forth in Section 2.05 and Article VIII, at the Closing, Purchaser will deposit the Escrow Amount in immediately available funds in an escrow account with Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, as escrow agent (the “Escrow Agent”), pursuant to the terms and conditions of an escrow agreement (the “Escrow Agreement”) in substantially the form attached hereto as Exhibit E.

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(a) The Purchase Price Adjustment Escrow Amount shall be held in the name of the Escrow Agent solely to secure the rights of Purchaser under, and in accordance with the terms and conditions of, Section 2.05. For applicable Tax purposes, Purchaser shall be treated as the owner of the Purchase Price Adjustment Escrow Amount while such amount is held in the Purchase Price Adjustment Escrow Account.

(b) The RWI Indemnity Escrow Amount shall be held in the name of the Escrow Agent solely to secure the rights of the Purchaser Indemnified Parties under and subject to Section 8.02 for a period of time ending on the first Business Day after that date which is twelve (12) months after the Closing Date (the “Escrow Claim Period”). Within two (2) Business Days following the end of the Escrow Claim Period, Purchaser and the Sellers’ Representative shall execute and deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to release to Sellers (in the amounts designated by the Sellers’ Representative) any portion of the RWI Indemnity Escrow Amount still held in escrow (and any interest attributable thereto) and not subject to pending, unresolved claims of any Purchaser Indemnified Party pursuant and subject to Section 8.02. If prior to the expiration of the Escrow Claim Period, any Purchaser Indemnified Party has made a claim pursuant and subject to Section 8.02 that has not been resolved in accordance with Article VIII and the Escrow Agreement as of the expiration of the Escrow Claim Period, the Escrow Agent shall retain in the RWI Indemnity Escrow Account, after the expiration of the Escrow Claim Period, a portion of the RWI Indemnity Escrow Amount having an aggregate value equal to the asserted damages amount or contested portion of said amount, as the case may be, with respect to all such claims made prior to the expiration of the Escrow Claim Period which have not then been resolved. All funds retained in the RWI Indemnity Escrow Account after the Escrow Claim Period shall, as appropriate, be released to either Purchaser or Sellers (in the amounts designated by the Sellers’ Representative), as applicable, upon resolution of such disputed claims pursuant to this Agreement and the Escrow Agreement. For applicable Tax purposes, Purchaser shall be treated as the owner of the RWI Indemnity Escrow Amount while such amount is held in the RWI Indemnity Escrow Account. For the avoidance of doubt, neither Parent, Purchaser nor any of the Companies shall have any responsibility or Liability to any Seller with respect to the allocation of any amounts by the Sellers’ Representative pursuant to this Section 2.08(b).

(c) The Special Indemnity Escrow Amount shall be held in the name of the Escrow Agent solely to secure the rights of the Purchaser Indemnified Parties under and subject to Section 8.02(e) for a period of time ending on the first Business Day after that date which is sixty (60) months after the Closing Date (the “Special Escrow Claim Period”). The Special Indemnity Escrow Amount will be held in the Special Indemnity Escrow Account until released in accordance with the terms and conditions provided in the Escrow Agreement and Schedule 8.02(e). For applicable Tax purposes, Purchaser shall be treated as the owner of the Special Indemnity Escrow Funds while such amount is held in the Special Indemnity Escrow Account. For the avoidance of doubt, neither Parent, Purchaser nor any of the Companies shall have any responsibility or Liability to any Seller with respect to the allocation of any amounts by the Sellers’ Representative pursuant to this Section 2.08(c).

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Section 2.09 Withholding Tax. Purchaser, the Companies and their respective Affiliates and authorized agents shall be entitled to deduct and withhold from the consideration payable (directly or indirectly) pursuant this Agreement all Taxes that Purchaser or any Company may be required to deduct and withhold under any provision of Law. In the event that any amount is so deducted and withheld, it shall be properly remitted or otherwise accounted for with the applicable Governmental Authority. All such withheld and remitted amounts will be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. Prior to deducting or withholding from any amounts payable to any Person (other than payments in the nature of compensation), such Person shall be given a reasonable opportunity to provide (or cause to be provided) a properly completed certificate or other documentary evidence establishing an exemption or reduction of withholding or deduction.

Section 2.10 The Sellers’ Representative Holdback. On the Closing Date, the Sellers’ Representative Holdback Amount shall be deposited into an account designated and controlled by the Sellers’ Representative on behalf of the Sellers and the Georgia Share Sellers to satisfy any potential obligations related to the determination of the Final Cash Consideration as provided in Section 2.04, or the indemnification provisions of Section 8.02 or Section 8.03, or pursuant to the Sellers’ Representative’s duties under the Georgia C- Corporation SPA, and any expenses of the Sellers’ Representative that may be incurred in connection with serving in such capacity. The Sellers’ Representative Holdback Amount shall be retained in such account in whole or in part for such time as the Sellers’ Representative shall determine in its sole discretion. The Sellers’ Representative may distribute any or all of the Sellers’ Representative Holdback Amount from such account at any time in the manner directed by the Sellers’ Representative. For applicable Tax purposes, the Sellers’ Representative Holdback Amount shall be treated as having been received and voluntarily set aside by the Sellers at the time of the Closing. For the avoidance of doubt, neither Parent, Purchaser nor any of the Companies shall have any responsibility or Liability to any Seller with respect to the allocation of any amounts by the Sellers’ Representative pursuant to this Section 2.10.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE SELLERS

As an inducement to Parent and Purchaser to enter into this Agreement, each Seller, severally and not jointly, hereby represents and warrants to Parent and Purchaser that, except as set forth in the applicable Sections or subsections of the Disclosure Schedules (with specific reference to the particular Section or subsection of this Agreement to which the information in the Disclosure Schedules relates, it being agreed that disclosure of any item in any Section or subsection of the Disclosure Schedules shall be deemed disclosed with respect to any other Section or subsection of this Agreement to which the applicability of such item is reasonably apparent on the face of such disclosure without investigation or reference to underlying documentation), the statements contained in Sections 3.01 through 3.07 (with respect to Sellers other than the Trustee) or Sections 3.01 through 3.08 (with respect to the Trustee) are true and correct as of the date hereof.

Section 3.01 Organization and Authority. Such Seller is duly organized, validly existing and in good standing under the Laws of the state in which it has been organized, and has all necessary trust, limited liability company or corporate power and authority to enter into this Agreement and the other Transaction Documents to which such Seller is a party and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by such Seller of this Agreement and the other

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Transaction Documents to which such Seller is a party, the performance by such Seller of its obligations hereunder and thereunder and the consummation by such Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite trust, limited liability company or corporate action on the part of such Seller. This Agreement has been duly executed and delivered by such Seller and (assuming due authorization, execution and delivery by each other applicable party) this Agreement and the other Transaction Documents to which such Seller is a party constitute legal, valid and binding obligations of such Seller, enforceable against such Seller in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 3.02 Ownership. Such Seller is the sole legal and beneficial owner of the Shares or Warrants being sold by it pursuant to this Agreement as set forth opposite their name on Section 4.02(a) and Section 4.02(b) of the Disclosure Schedules, and such Seller holds good and valid title to such Shares or Warrants, free and clear of any Encumbrances. The Share Seller has the sole right to vote or direct the voting, as applicable, of the Shares, at its discretion, on any matter submitted to a vote of the equityholders of the Target. Such Warrant Seller has the sole right to exercise or direct the exercise, as applicable, of any Warrants owned by such Warrant Seller, at its discretion. Other than as provided in this Agreement, the Georgia C-Corporation SPA and the Georgia UPA, there are no outstanding equity interests in any of the Companies or the Georgia C-Corporation held by such Seller, and there are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to any equity interests in any Company or the Georgia C-Corporation and held by such Seller or obligating such Seller to acquire or sell any equity interests (including the Shares), or any other interest (including the Warrants), in any Company or the Georgia C-Corporation. Other than the Organizational Documents of the Companies and the Georgia C-Corporation, such Seller is not a party to any voting trusts, proxies, registration rights agreements or other agreements or understandings in effect with respect to the voting, disposition, registration, dividends, distributions or transfer of any of the equity interests in any Company or the Georgia C-Corporation (including the Shares), or any other interest (including the Warrants), in any Company or the Georgia C-Corporation.

Section 3.03 No Conflict. The execution, delivery and performance by such Seller of this Agreement and the other Transaction Documents to which such Seller is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of any provision of the Organizational Documents of such Seller; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to such Seller; (c) except as set forth in Section 3.03 of the Disclosure Schedules, require the consent of, notice to, waiver from, or other action by any Person under, conflict with, result in a violation or breach of, result in loss of any benefit under, constitute a default (or an event which, with notice or lapse of time or both, would become a default)under or result in the acceleration, termination, amendment, or cancellation of, or result in the creation of any Encumbrance on any Shares or Warrants pursuant to, any Contract, Permit or other instrument or obligation to which such Seller is a party or by which any such Seller or any Shares or Warrants are bound or affected; or (d) adversely impact the tax-qualified status of the ESOP, except in the cases of clauses (b) and (c), where the violation, breach, conflict, default, acceleration

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or failure to give notice would not, individually or in the aggregate, be material to be such Seller’s ability to perform or comply with the covenants, agreements or obligations of such Seller herein or in any Transaction Document or to complete the transactions contemplated by this Agreement. Except as set forth in Section 3.03 of the Disclosure Schedules and other than filings as may be required under the HSR Act, no consent, approval, exemption, authorization, Permit, Governmental Order, registration, declaration or filing with, or notice to, any Governmental Authority or any other Person is required by or with respect to such Seller in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby by such Seller, except for such consents, approvals, exemptions, authorizations, Permits, Governmental Orders, registrations, declarations, filings or notices required by or with respect to the Companies that if not made or obtained would not be material to such Seller’s ability to perform or comply with the covenants, agreements or obligations of such Seller herein or in any Transaction Document or to consummate the transactions contemplated hereby and thereby by such Seller.

Section 3.04 Legal Proceedings. Except as set forth in Section 3.04 of the Disclosure Schedules, there are no actions, suits, claims, investigations or other legal proceedings pending or, to the actual knowledge, as of the date hereof, following reasonable inquiry, of such Seller, threatened against or by such Seller affecting such Seller’s Shares or Warrants (as applicable) or seeking to restrain or enjoin the completion of the transactions contemplated by this Agreement or any other Transaction Document.

Section 3.05 Brokers. Except for Lincoln International LLC (“Lincoln”), no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Documents based upon arrangements made by or on behalf of such Seller.

Section 3.06 No Claims. Such Seller and its Affiliates have no claims (and have never asserted any claims) against any of the Companies or the Georgia C-Corporation or any other Seller or any of their respective Affiliates relating to any of the Companies, other than (a) undisputed claims for compensation or benefits or any other rights under any employment arrangement with or employee benefit program of any Company, or (b) unasserted rights to indemnification from any Company under its Organizational Documents.

Section 3.07 Investment Representations. Such Seller will acquire its Parent Shares under the terms of this Agreement for its own account for investment only and not with a view to or for sale in connection with any distribution thereof or with any present intention of selling or distributing all or any part thereof (other than to the final beneficial owners of such Seller in connection with the liquidation, dissolution or winding up of such Seller). Such Seller is not a party to any Contract with any other Person to sell or transfer, or to have any other Person sell, on behalf of such Seller, all or any portion of its Parent Shares. Such Seller acknowledges that the Parent Shares have not been and will not be registered under the Securities Act, and may not be reoffered or resold except pursuant to an exemption from the registration requirements of the Securities Act. Such Seller (a) is an “accredited investor” within the meaning of Rule 501(a) of the Securities Act and (b) is sufficiently knowledgeable and experienced in making investments of this type as to be able to evaluate the risks and merits of its investment in the Parent Shares. Such Seller has made such independent investigation of Parent, its management and related matters as such Seller deems to be necessary or advisable in connection with its acquisition of Parent Shares pursuant to this Agreement.

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Section 3.08 ESOP.

(a) The Trustee is a trust company duly organized, validly existing and in good standing under the Laws of the State of Illinois. The Trustee (as trustee for, and on behalf of, the Share Seller) has all requisite power and authority to execute and deliver this Agreement and each other Transaction Document on behalf of the Share Seller and to which the Share Seller is or will be a party, to cause the Share Seller to perform the Share Seller’s obligations hereunder and thereunder and to cause the Share Seller to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and each Transaction Document to which the Share Seller is or will be a party, and the consummation of the transactions contemplated hereby or thereby, have been duly and validly authorized by all requisite action of the Trustee, and no other actions on the part of the Trustee or the Share Seller are necessary to authorize this Agreement or Transaction Document to which the Share Seller is or shall become a party. This Agreement and each of the Transaction Documents to which the Share Seller is or shall become a party, when executed and delivered by the Trustee on behalf of the Share Seller and all other parties thereto, shall constitute the valid and legally binding obligation of the Share Seller enforceable against it in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

(b) The execution, delivery and performance by the Share Seller of this Agreement and the other Transaction Documents to which the Share Seller is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (i) conflict with or result in a violation or breach of any provision of the ESOP plan document and ESOP Trust Agreement, (ii) result in a violation or breach of any provision of any Law or Governmental Order applicable to the Trustee, (iii) require the consent of, notice to or other action by any Person, (iv) result in the creation or imposition of any lien (other than restrictions imposed on transfer under applicable federal and/or state securities Laws) on any Shares owned by the Share Seller, (v) constitute a default under, or give rise to any right of termination, amendment, cancellation or acceleration under (with or without notice or lapse of time or both), any agreement that the Trustee or the Share Seller is a party or (vi) result in a non-exempt “prohibited transaction” (within the meaning of Section 4975 of the Code or Section 406 of ERISA).

(c) The Trustee (i) is the duly appointed fiduciary of the Share Seller, as described in Section 3(21) of ERISA, with the power and authority to act on behalf of the Share Seller with respect to all matters covered by this Agreement and any Transaction Documents to which the Share Seller is a party, (ii) is independent of all parties to this Agreement, (iii) has full and complete authority to act on behalf of the Share Seller to the extent specified in the ESOP plan document and ESOP Trust Agreement, (iv) has negotiated this Agreement and related Transaction Documents on behalf of the Share Seller, and (v) has been provided all information by the Sellers and the Target requested by the Trustee in order to permit the Trustee to make its determination to cause the Share Seller to enter into this Agreement and related Transaction Documents to which the Share Seller is a party and to engage in each of the transactions contemplated by this Agreement and the related Transaction Documents.

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(d) Except for ordinary course payments with respect to participants’ accounts, neither the Share Seller nor the Trustee has any outstanding claims for Liabilities or indemnification against the Target pursuant to the ESOP, ESOP Trust Agreement, ESOP Pledge Agreement and the ESOP Loan Agreement. The ESOP Trust Agreement, ESOP Pledge Agreement, the Trustee’s engagement agreement dated December 21, 2015 (as amended November 18, 2021), and the ESOP Loan Agreement are the only Contracts between the Share Seller or the Trustee, on the one hand, and the Target or any other Company, on the other hand.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE TARGET

As an inducement to Parent and Purchaser to enter into this Agreement, the Target hereby represents and warrants to Parent and Purchaser that, except as set forth in the applicable Sections or subsections of the Disclosure Schedules (with specific reference to the particular Section or subsection of this Agreement to which the information in the Disclosure Schedules relates, it being agreed that disclosure of any item in any Section or subsection of the Disclosure Schedules shall be deemed disclosed with respect to any other Section or subsection of this Agreement to which the applicability of such item is reasonably apparent on the face of such disclosure without investigation or reference to underlying documentation), the statements contained in this Article IV are true and correct as of the date hereof.

Section 4.01 Organization, Authority and Qualification.

(a) The Target is a corporation duly organized, validly existing and in good standing under the Laws of the State of California and has all necessary corporate power and authority to own, lease and operate its properties and assets, to carry on its business as it is now being conducted and to enter into this Agreement and the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The Target has made available to Parent and Purchaser in the Data Room true and complete copies of its Organizational Documents, each as amended to date. The Target is in compliance in all material respects with the provisions of its Organizational Documents. The execution and delivery by the Target of this Agreement and the other Transaction Documents to which the Target is a party, the performance by the Target of its obligations hereunder and thereunder and the consummation by the Target of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Target. This Agreement has been duly executed and delivered by the Target and (assuming due authorization, execution and delivery by each other applicable party) this Agreement and the other Transaction Documents to which the Target is a party constitute legal, valid and binding obligations of the Target, enforceable against the Target in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

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(b) Section 4.01(b) of the Disclosure Schedules sets forth the name, entity type and jurisdiction of organization of each Subsidiary. Each Subsidiary is an entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization and has all necessary power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its Business as it is now being conducted. Each Subsidiary is in compliance in all material respects with the provisions of its Organizational Documents.

(c) Each of the Companies is duly licensed, registered, authorized or qualified to carry on business as a foreign corporation and in good standing (or its equivalent, to the extent such concept is applicable) in the respective jurisdictions set forth in Section 4.01(a) hereof or Section 4.01(b) of the Disclosure Schedules, as applicable, which are all of the jurisdictions where the ownership or leasing of properties by it or the operation of its Business makes such licensing, registration, authorization or qualification necessary, except where the failure to be so licensed, registered, authorized, qualified or in good standing would not, individually or in the aggregate, be material to the Companies.

(d) Section 4.01(d) of the Disclosure Schedule sets forth a complete and correct list of each officer and director of each of the Companies.

Section 4.02 Capitalization.

(a) The authorized, issued and outstanding shares of capital stock of the Target is set forth on Section 4.02(a) of the Disclosure Schedules. The Share Seller is the record owner of and has good and valid title to all of the Shares, free and clear of all Encumbrances. The Shares constitute 100% of the total issued and outstanding shares of capital stock of the Target. All of the Shares (i) have been duly authorized and are validly issued and, as applicable, fully paid and non-assessable, (ii) were offered, issued, sold and delivered in compliance in all material respects with all applicable Laws, and (iii) are not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Organizational Documents of the Companies, as applicable, or any Contract to which the Companies are a party or bound.

(b) The Warrants, the exercise price of each Warrant and the number of shares of capital stock of the Target for which each such Warrant is exercisable, are set forth on Section 4.02(b) of the Disclosure Schedules. The Warrant Sellers are the record owners of and have good and valid title to all of the Warrants, free and clear of all Encumbrances. Other than the Warrants, there are no outstanding options, warrants, rights or subscriptions to purchase or otherwise acquire any shares of capital stock of the Target or securities or obligations of any kind convertible into or exchangeable or exercisable for any equity interest of the Target, nor has the Target entered into or incurred any other binding commitment, agreements, arrangements or obligation that remains enforceable to issue or sell any equity interest in the Target, or granted to any Person any right that remains enforceable to subscribe for or acquire from it any equity interest.

(c) Subject to the Warrant Sellers’ interests in the Warrants, the Target is a direct wholly owned subsidiary of the Share Seller and all of the outstanding capital stock or other equity interest in the Target are owned beneficially and of record by Share Seller. There are no outstanding equity appreciation, phantom stocks, profit appreciation or participation rights with respect to the Target. Other than the Organizational Documents of the Target, there are no voting trusts, proxies, registration rights agreements or other agreements or understandings in effect with respect to the voting, disposition, registration, dividends, distributions or transfer of any of the equity interests in the Target (including the Shares and the Warrants).

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(d) There are no Liabilities for, or obligation with respect to, any dividends or distributions declared or accumulated but unpaid with respect to, or any other payment in respect of, or based on the value or appreciation in value of, any equity interest of the Companies. All equity interest of the Companies subject to issuance, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable. There are no outstanding contractual obligations of the Companies to repurchase, redeem or otherwise acquire any equity interest of any Person, or to provide funds to, make any investment (in the form of a loan, capital contribution or otherwise) in, return capital to, or make any payment to, any Person. No bonds, debentures, notes or other Indebtedness of the Companies having the right to vote (or convertible into or exercisable for securities having the right to vote) on any matters on which equity holders of the Companies may vote are issued or outstanding.

(e) The authorized, issued and outstanding equity interests of the Georgia Company is set forth on Section 4.02(e) of the Disclosure Schedules. The Target, the Georgia C-Corporation and the Georgia Share Sellers are the record owners of all of the equity interests of the Georgia Company. The Target has good and valid title to all of the equity interests of the Georgia Company owned of record by the Target, free and clear of all Encumbrances. All equity interests of the Georgia Company (i) have been duly authorized and are validly issued and, as applicable, fully paid and non-assessable, (ii) were offered, issued, sold and delivered by the Target and the Georgia Company in compliance in all material respects with all applicable Laws, and (iii) are not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Organizational Documents of the Georgia Company or any Contract to which the Georgia Company is a party or bound. There are no outstanding options, warrants, rights or subscriptions to purchase or otherwise acquire any direct or, to the Company’s Knowledge, indirect, equity interest of the Georgia Company or securities or obligations of any kind convertible into or exchangeable or exercisable for any direct or, to the Company’s Knowledge, indirect, equity interest of the Georgia Company, nor has the Georgia Company nor the Target nor, to the Company’s Knowledge, any other Person, entered into or incurred any other binding commitment, agreements, arrangements or obligation that remains enforceable to issue or sell any equity interest in the Georgia Company, or granted to any Person any right that remains enforceable to subscribe for or acquire from it any equity interest in the Georgia Company. Immediately following the Closing, and assuming closing of the transactions contemplated by the Georgia C-Corporation SPA and the Georgia UPA, Purchaser will directly or indirectly, own 100% of the issued and outstanding equity interests of the Georgia Company.

Section 4.03 Subsidiaries. Section 4.03 of the Disclosure Schedules sets forth: (i) the authorized equity interest (and type) of each of the Subsidiaries and (ii) the number of equity interests (and type) of each of the Subsidiaries that are issued and outstanding, all of which are owned (beneficially and of record) by the Persons and in the respective amounts as set forth on Section 4.03 of the Disclosure Schedules, free and clear of all Encumbrances. There are no

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outstanding options, warrants, rights or subscriptions to purchase or otherwise acquire any equity interest of any Subsidiary or securities or obligations of any kind convertible into or exchangeable or exercisable for any equity interest of any Subsidiary, nor has any Subsidiary entered into or incurred any other binding commitment, agreements, arrangements or obligation that remains enforceable to issue or sell any equity interest in any Subsidiary, or granted to any Person any right that remains enforceable to subscribe for or acquire from it any equity interest. Except as set forth on Section 4.03 of the Disclosure Schedules, no Company owns, or has any interest in, any shares of, or has an ownership interest in, or any interest convertible into or exchangeable or exercisable for, at any time, any shares of, or ownership interest in, any other Person. Each entity that was a Subsidiary and is no longer in existence was dissolved, liquidated, merged or consolidated in accordance with its Organizational Documents and the Laws of the jurisdiction of its organization and there are no outstanding Liabilities, including Taxes, with respect to any such entity.

Section 4.04 No Conflicts; Consents. The execution, delivery and performance by the Target of this Agreement and the other Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of any provision of the Organizational Documents of the Target; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to the Companies; or (c) except as set forth in Section 4.04 of the Disclosure Schedules, require the consent of, notice to, waiver from, or other action by any Person under, conflict with, result in a violation or breach of, result in loss of any benefit under, constitute a default (or an event which, with notice or lapse of time or both, would become a default) under or result in the acceleration, termination, amendment, or cancellation of, or result in the creation of an Encumbrance on any property or asset of the Companies pursuant to, any Contract, Permit or other instrument or obligation to which the Target or any of its Subsidiaries is a party or by which any such Person or any of its assets or properties is bound or affected, except in the cases of clauses (b) and (c), where the violation, breach, conflict, default, acceleration or failure to give notice would not, individually or in the aggregate, be material to the Companies, taken as a whole. Except as set forth in Section 4.04 of the Disclosure Schedules and other than filings as may be required under the HSR Act, no consent, approval, exemption, authorization, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to the Companies in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, except for such consents, approvals, exemptions, authorizations, Permits, Governmental Orders, declarations, filings or notices required by or with respect to the Companies that if not made or obtained would not, individually or in the aggregate, be material to the Companies, taken as a whole.

Section 4.05 Financial Statements; Absence of Undisclosed Liabilities.

(a) Copies of (i) the unaudited consolidated balance sheets of the Target and its Subsidiaries as of December 31, 2021 (the “Balance Sheet,” and such date, the “Balance Sheet Date”), and the related consolidated statements of operations, statements of changes in owners’ investment and statements of cash flows for the period then ended (the “Interim Financial Statements”), (ii) the audited consolidated balance sheets of the Target and its Subsidiaries as of December 31, 2020, and the related consolidated statements of operations, statements of changes in owners’ investment and statements of cash flows for the period then ended, and (iii) the unaudited

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consolidated balance sheets of the Target and its Subsidiaries as of December 31, 2019, and the related consolidated statements of operations, statements of changes in owners’ investment and statements of cash flows for the period then ended, (collectively, the “Financial Statements”) have been delivered or made available to Parent and Purchaser in the Data Room. The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved, subject, in the case of the Interim Financial Statements, to normal and recurring year-end adjustments and the absence of footnotes. The Financial Statements fairly present in all material respects the financial condition of the Companies as of the respective dates they were prepared and the results of the operations, changes in owners’ investment and cash flows of the Companies for the periods indicated (subject, in the case of the Interim Financial Statements, to normal year-end adjustments and the absence of footnotes). The Financial Statements (i) were prepared in good faith and in accordance with, and accurately reflect in all material respects, the books of account and financial records of the Companies, and (ii) include all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation of the financial condition of the Companies and the results of the operations, changes in owners’ investment and cash flows of the Companies as of the dates thereof or for the periods covered thereby.

(b) The books of account and other financial records of the Companies relating to the periods covered by the Financial Statements: (i) reflect all items of income and expense and all assets and liabilities required to be reflected therein in accordance with GAAP applied on a basis consistent with the past practices of the Companies, in all material respects, and (ii) are in all material respects complete and correct, and do not contain or reflect any material inaccuracies or discrepancies.

(c) Except as set forth on Section 4.05(c) of the Disclosure Schedules, each of the accounts and notes receivable of the Companies (i) has arisen from a bona fide sales transaction in the ordinary course of business and is payable on the terms set forth in the applicable Contract relating thereto, (ii) is the legal, valid and binding obligation of the respective debtor, enforceable against such debtor in accordance with its respective terms, (iii) is properly reflected on the Companies’ books and records and financial statements in accordance with GAAP applied on a basis consistent with the past practices of the Companies, in all material respects, (iv) is not subject to any material set-off, counterclaim, credits or other offsets and is reasonably believed by the management of the Target to be collectable in full within sixty (60) days after billing, subject to any reserves for bad debts of the Companies set forth in the Interim Financial Statements, and (v) is not the subject of any material pending or threatened in writing legal proceeding brought by or on behalf of the Companies or any third party. There are no security arrangements or collateral securing the repayment or other satisfaction of receivables of the Companies.

(d) The Companies maintain, and have maintained for all periods reflected in the Financial Statements, proper internal accounting controls designed to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, and (ii) transactions are recorded as necessary to permit preparation of the Financial Statements in conformity with GAAP, consistently applied throughout the periods covered thereby (except as may be indicated in the notes thereto), in all material respects (except as set forth in Section 4.05(d) of the Disclosure Schedules), in each case except where the failure to maintain such controls would not reasonably be expected to be material to the Companies, taken as a whole. To the Company’s Knowledge, none of the Companies has received any complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies, methods or controls of the Companies.

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(e) The Companies have obtained forgiveness of the loan under Paycheck Protection Program as set forth in Section 4.05(e) of the Disclosure Schedules (the “PPP Loan”). Except as set forth on Section 4.05(e) of the Disclosure Schedules and other than the PPP Loan, neither the Target nor any of its Subsidiaries has applied for a loan under the Paycheck Protection Program or otherwise applied for or received any other direct assistance from any Governmental Authority in connection with the COVID-19 pandemic.

(f) No Company has any Liabilities, other than Liabilities: (i) reflected, reserved for or disclosed on the Balance Sheet; (ii) which have arisen since the Balance Sheet Date in the ordinary course of business (and none of which are Indebtedness or other Liabilities that have arisen in connection with or relate to breach of any Contract, breach of warranty, tort, infringement or misappropriation, or violation of Law, in each case by the Companies); (iii) contemplated by this Agreement; and (iv) reflected in Closing Working Capital as finally determined in Section 2.04.

Section 4.06 Absence of Certain Changes, Events and Conditions. Except as expressly contemplated by this Agreement or except as set forth in Section 4.06 of the Disclosure Schedules, from the Balance Sheet Date until the date of this Agreement, each Company has operated in the ordinary course of business in all material respects and there has not been, with respect to any Company, any:

(a) event, occurrence or development that has had or would reasonably be expected to have a Company Material Adverse Effect;

(b) amendment of the Organizational Documents of any Company;

(c) split, reverse split, reorganization, recapitalization, subdivision, exchange, combination or reclassification of any equity interests in any Company;

(d) issuance, repurchase, redemption, sale or other disposition, acquisition, pledge of any equity interests, securities convertible into or exchangeable or exercisable for such capital stock or other equity interest in any Company, or grant of any options, stock appreciation rights, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any equity interests in any Company;

(e) declaration or payment of any dividends or distributions on or in respect of any of its capital stock or redemption, purchase or acquisition of its capital stock;

(f) material change in any method of accounting, estimation methodologies, procedures, classifications or accounting practice of any Company, except as required by GAAP or applicable Law or as disclosed in the notes to the Financial Statements;

(g) sale, assignment, transfer, license, lease, pledge, abandonment, permit to lapse or expiration, conveying, or other disposition of any of the properties or assets shown or reflected on the Balance Sheet, except in the ordinary course of business and except for any obsolete or surplus assets having an aggregate value of less than $100,000;

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(h) except in the ordinary course of business or as required by applicable Law, the terms of any Benefit Plan, any Contract, or this Agreement, with respect to any Company Employee or independent contractor, (i) if such worker has an annualized base compensation rate over $70,000, grant of any bonus, incentive or similar payment or increase in any wages, bonus, bonus opportunity or fringe, salary, severance, pension, commission or other compensation or benefits, (ii) entering into of any termination, retention, incentive, severance or change of control agreement or arrangement, (iii) action to accelerate the vesting, funding or payment of any compensation or benefit under any Benefit Plan or otherwise, (iv) hiring any employee who will become a Company Employee, other than the hiring of employees who will become employees below the level of manager or director, (v) making any loan or advance any money or other property to any Company Employee or independent contractor of Companies in amounts in excess of $1,000 individually or $10,000 in the aggregate, (vi) payment of any bonus or incentive compensation to any worker with an annualized base compensation rate over $70,000 in excess of the amount earned based on actual performance in accordance with the applicable Benefit Plan, (vii) adoption, amendment or termination of any Benefit Plan or increased the benefits provided under any Benefit Plan or otherwise, or (viii) termination of employment, change of title, office or position, or material reduction of the responsibilities of, any management personnel of any Company;

(i) acquisition by merger or consolidation with, or by purchase of a substantial portion of the assets or equity of, or by any other manner, any business or any Person or any division thereof;

(j) adoption of any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition against it under any similar Law;

(k) properties or assets becoming subject to any Encumbrances, except for Permitted Encumbrances;

(l) abandonment, disclaiming, sale, assignment, transfer, license or grant of any Encumbrances in, to or under any Company Intellectual Property that is material to the Companies or failure to maintain all the interests of Company in such Company Intellectual Property that is material to the Companies, in each case, except non-exclusive licenses granted to third parties in the ordinary course of business or with or to any other Company;

(m) commencement or settlement of any material legal proceeding by, against or involving the Companies, or any of their respective properties or assets;

(n) amendment or termination of any material rights under any Material Contract, or entry by any Company into any Contract that (A) if entered into prior to the date of this Agreement would have been a Material Contract; or (B) contains a change of control provision in favor of the other party or parties thereto that would be triggered by the consummation of the transactions contemplated by this Agreement or any of the other Transaction Documents or would otherwise require a material payment to or give rise to any material rights in favor of such other party or parties in connection with the transactions contemplated by this Agreement or any of the other Transaction Documents;

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(o) formation of a Subsidiary or entry into any new line of Business;

(p) action to incur, modify, or become liable in respect of any guarantee for, any Indebtedness, other than Indebtedness that is to be repaid in full at the Closing;

(q) action to authorize, or make any commitment with respect to, any single capital expenditure which is in excess of $100,000 or capital expenditures which are, in the aggregate, in excess of $250,000 for the Companies that would be incurred after the Closing;

(r) action to terminate, let lapse or materially amend or modify any insurance policy maintained by any of the Companies, unless such policy is replaced by a reasonably comparable policy;

(s) action to cancel, forgive or otherwise compromise any material Indebtedness or claims;

(t) failure to pay any creditor any amount owed to such creditor when due (other than any amount as to which the validity or amount of which is being contested in good faith by appropriate proceedings or for which adequate reserves are maintained on the books of the Companies);

(u) acquisition, or entering into a Contract to acquire, any real property, other than in the ordinary course of business;

(v) discounting any accounts receivable of the Companies, or acceleration of the collection of any accounts receivable or delay the payment of any accounts payable, in each case other than in the ordinary course of business;

(w) incident of damage, destruction or loss of any property owned by any Company or used in the operation of their businesses, whether or not covered by insurance, having a replacement cost or fair market value in excess of $100,000;

(x) (i) action to make, change or revoke any material election in respect of Taxes, (ii) adoption or change in any material accounting method in respect of Taxes, (iii) settlement of any claim or assessment in respect of a material amount of Taxes, (iv) surrender of a right to a material credit or material refund of any Tax, (v) consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of a material amount of Taxes (other than as the result of extending the due date of a Tax Return), (vi) request to receive any Tax ruling, (vii) entry into any Tax sharing agreement (other than any such agreement the principal purpose of which is not Taxes) or (viii) filing of any amended Tax Return in a manner that is inconsistent with the past practice of the applicable Company; or

(y) agreement to do any of the foregoing, or any action or omission that would result in any of the foregoing.

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Section 4.07 Material Contracts.

(a) The Target has made available to Parent and Purchaser in the Data Room complete and correct copies (including all modifications, amendments and supplements thereto and waivers thereunder) of each of the following Contracts and other agreements to which any Company is currently subject or bound (together with all Company Leases listed in Section 4.09(b) of the Disclosure Schedules, collectively, the “Material Contracts”):

(i) each Contract or group of related Contracts, the performance of which, in calendar year 2021, resulted in, or in calendar 2022 is reasonably expected to result in, consideration or payment in excess of $100,000 to or from any Company, which, in each case, cannot be cancelled by such Company without penalty or without more than 90 days’ notice;

(ii) all Contracts since January 1, 2018 pursuant to which a Company sold assets, other than in the ordinary course of business;

(iii) all Contracts since January 1, 2018 pursuant to which a Company sold, acquired, or otherwise disposed of any business, a material amount of equity or assets of any other Person or any real property (whether by merger, sale of stock, sale of assets or otherwise), other than in the ordinary course of business;

(iv) all Contracts that require any Company to purchase its total requirements of any product or service from a third party or that contain “take or pay” provisions;

(v) all Contracts that provide for the assumption of any Tax, environmental or other Liability of any Person;

(vi) all Contracts that (A) include a continuing indemnification or warranty (other than standard form Contracts entered into in the ordinary course of business), or (B) include an uncapped indemnification obligation on the Companies;

(vii) all broker, distributor, dealer, manufacturer’s representative, franchise, agency, sales promotion, market research, marketing consulting and advertising Contracts to which any Company is a party and which payments exceed $25,000;

(viii) all employment agreements and Contracts with independent contractors or consultants (or similar arrangements) to which any Company is a party and, with respect to Contracts with independent contractors or consultants, that are not cancellable without material penalty or without more than 90 days’ notice;

(ix) except for Contracts relating to trade payables, all Contracts relating to Indebtedness (including guarantees) of any Company;

(x) all Contracts with any Governmental Authority to which any Company is a party;

(xi) all Contracts that result in any Person holding a power of attorney from the Companies that relate to the Companies or their respective businesses;

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(xii) all Contracts that (A) limit or purport to limit the ability of any Company or any of their respective Affiliates to enter into, engage or compete in any line of business or with any Person or in any geographic area or during any period of time, (B) contain an express covenant not to compete or other similar restrictive covenant granted by the Companies in favor of a third party, or (C) restrict the ability of the Companies or any of their respective Affiliates to solicit the employment or hiring of any individual, in the case of this clause (C), other than pursuant to confidentiality or non-disclosure agreements entered into in the ordinary course of business or in connection with the process for the sale of all of the equity interest of the Companies;

(xiii) any Contracts to which any Company is a party that provide for any joint venture, partnership or similar arrangement by such Company;

(xiv) any Contracts entered into in connection with the acquisition (by merging or consolidation with, by purchasing a substantial portion of the assets of or equity in, or by any other similar transaction), of any Person, business or unit thereof, pursuant to which the Target or any of its Subsidiaries has any “earn out” or other contingent payment obligations;

(xv) all agreements between any Company, on the one hand, and any Seller, SARS Participant or Affiliate of a Seller or SARS Participant (other than a Company), on the other hand;

(xvi) all collective bargaining agreements or agreements with any labor organization, union or association to which any Company is a party;

(xvii) all license agreements, covenants not to sue, grants of rights to use and other agreements, in each case relating to Intellectual Property to which any Company is a party or to which its assets or properties are subject or bound (other than license agreements for “off-the-shelf” software widely available on generally standard terms and conditions).

(xviii) all Contracts containing a “most favored nation,” “minimum purchase requirement,” “exclusivity,” “rebate” or similar provision or that obligates the Companies to conduct business on an exclusive or preferential basis with any third party;

(xix) all Contracts granting rights of first refusal, rights of first offer or similar rights to any Person;

(xx) all Contracts relating to any capital expenditures and involving future payments in excess of $100,000, individually, or $250,000, in the aggregate;

(xxi) all Contracts involving any resolution or settlement of any actual or threatened legal proceeding with a value of greater than $100,000 or which imposes material continuing obligations on the Companies;

(xxii) all Contracts with (A) any Material Customer (other than purchase orders) or (B) any Material Supplier (other than purchase orders);

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(xxiii) all Contract governing the ownership or voting of the equity interest of any Person, including any shareholders agreement, rights agreement or any other related or similar Contract;

(xxiv) any Contract relating to an interest rate cap, interest rate swaps, currency or commodity derivative or hedging transaction;

(xxv) other than the Organizational Documents of the Companies, all Contracts containing a put, call, or similar right pursuant to which the Companies could be required to purchase or sell, as applicable, any equity interest or assets of any Person;

(xxvi) all Contracts granting water rights and access to water supply;

(xxvii) all Contracts falling within a category for which the Target or any of its Subsidiaries has standard form agreements (as such form agreements existed on the date on which such Contract was entered, which form agreements have been made available by the Target to Parent and Purchaser in the Data Room) that deviates from such standard form agreements in a manner that (A) materially increases the actual or potential Liability of the Companies or (B) materially limits the actual or potential rights or benefits of the Companies, in each case as compared to those which would have arisen if there had been no such deviation from the relevant standard form agreement; and

(xxviii) any legally binding commitment to enter into any Contract of the type described in clauses (i) through (xxvii) of this Section 4.07(a).

(b) Each Material Contract is valid and binding on the Company that is a party to it in accordance with its terms and is in full force and effect. No Company is in material breach of, or default under, any Material Contract, and no event has occurred which (with or without notice, passage of time, or both) would constitute a breach, violation or default in any material respect under a Material Contract on the part of any Company. No Company has provided or received any written claim or written notice of any intention to terminate or cancel any Material Contract. To the Company’s Knowledge, no other party to any Material Contract is in breach of or default (or is alleged to be in breach of or default under) in any material respect, or has provided any written claim or written notice of any intention to terminate, any Material Contract. No event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any Material Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder. For each Material Contract that has not been executed by either the applicable Company or the counterparty, the applicable Company and the counterparty have been operating under the version of the unsigned agreement made available to Parent and Purchaser in the Data Room as if it were signed and the unsigned version of such is legally binding on the parties.

Section 4.08 Customers and Suppliers.

(a) Section 4.08(a) of the Disclosure Schedules lists the top twenty (20) customers of the Business by sales volume during the fiscal year ended December 31, 2020 and December 31, 2021 (each, a “Material Customer”) and the total amount invoiced by the Companies to each Material Customer during each such period, as measured by the dollar amount of such invoices.

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No Material Customer (i) has defaulted, cancelled, failed to renew or otherwise terminated or modified in any material respect its business relationship with any Company, (ii) has materially decreased the amount of business done with the Companies or (iii) has informed or threatened any Company in writing that it intends to terminate or modify in any material respect its business relationship with any Company, including any material modification of prices. The Companies have remediated or otherwise resolved any material deficiencies or other material violations identified in any audit by any of its Material Customers.

(b) Section 4.08(b) of the Disclosure Schedules lists the top twenty (20) suppliers of the Business by expenditure during the fiscal year ended December 31, 2020 and December 31, 2021 (each, a “Material Supplier”) and the total payments by the Companies to each Material Supplier during each such period, as measured by the dollar amount of such payments. No Material Supplier (i) defaulted, cancelled, failed to renew or otherwise has terminated or modified in any material respect its business relationship with any Company, (ii) has materially decreased the amount of business done with the Companies or (iii) has informed or threatened any Company in writing that it intends to terminate or modify in any material respect its business relationship with any Company, including any material modification of prices. Except as set forth on Section 4.08(b) of the Disclosure Schedules, there are no suppliers of products or services to the Companies that are material to its business with respect to which practical alternative sources of supply are not generally available on comparable terms and conditions in the marketplace. The Companies have, in all material respects, remediated or otherwise resolved any material deficiencies or other material violations identified in any audit by any of its Material Suppliers.

Section 4.09 Title to Assets; Company Real Property.

(a) Each Company has good and valid title to, or a valid leasehold interest in, all Company Real Property and tangible personal property and other assets reflected in the Financial Statements or acquired after the Balance Sheet Date, other than properties and assets sold or otherwise disposed of in the ordinary course of business since the Balance Sheet Date. All such properties and assets (including leasehold interests) are free and clear of Encumbrances except for Permitted Encumbrances.

(b) Section 4.09(b) of the Disclosure Schedules lists the street address of each parcel of leased Company Real Property, and a list, as of the date of this Agreement, of all leases, subleases, licenses, concessions and other binding agreements, including any amendment, renewal or extension with respect thereto, for each parcel of leased Company Real Property (collectively, “Company Leases”), including the identification of the lessee and lessor thereunder. The Companies, as applicable, have valid leasehold interests in the leased Company Real Property free and clear of any Encumbrances other than Permitted Encumbrances. The Company Leases constitute valid and binding obligations of the applicable Company, and each other party thereto, in each case, in accordance with their terms. The Company Leases are in full force and effect. Except as otherwise set forth on Section 4.09(b)(i) of the Disclosure Schedules, with respect to the Company Leases, as of the date hereof, none of the Companies nor, to the Company’s Knowledge, any other party to any Company Lease is in breach thereof or default thereunder (including any breach or default that would exist but for the giving of notice or passage of time, or both), which such breach or default remains uncured. The Target has made available to Parent and Purchaser in the Data Room true, complete and correct copies of the Company Leases. Except as otherwise set

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forth on Section 4.09(b)(ii) of the Disclosure Schedules, (i) no Company has subleased, licensed or otherwise granted any Person the right to use or occupy any of the leased Company Real Property, (ii) the applicable Company’s possession and quiet enjoyment of the Company Real Property has not been disturbed, and (iii) to the Company’s Knowledge, there are no disputes with any landlord to any Company Lease which disputes remain uncured.

(c) The Companies do not own any real property other than the improvements located at 1550 and 1595 Santa Monica Road, Carpinteria, CA and 6135 N Rose Avenue, Oxnard, CA.

(d) Except as otherwise set forth on Section 4.09(d) of the Disclosure Schedules, the property and assets of each Company are in good operating condition and repair, ordinary wear and tear and casualty excepted, and are sufficient for the continued conduct of the Business after the Closing in substantially the same manner as conducted prior to the Closing. The Company Real Property constitutes all of the real property used in connection with the Business as currently conducted.

(e) Except as otherwise set forth on Section 4.09(e) of the Disclosure Schedules, the Companies’, as applicable, use and operation of the Company Real Property, for the various purposes for which it is presently being used, does not violate, in any material respect, any applicable urbanization, zoning, and other land use Law or any Encumbrance or Permit applicable to the Company Real Property. Except as otherwise set forth on Section 4.09(e) of the Disclosure Schedules, to the Company’s Knowledge, there are no actions pending or threatened against or affecting the Company Real Property or any portion thereof or interest therein in the nature or in lieu of condemnation or eminent domain actions.

Section 4.10 Intellectual Property.

(a) “Intellectual Property” means any and all intellectual property in any jurisdiction throughout the world, whether registered or unregistered, including the following: (i) trademarks, service marks, trade names, trade dress and similar indicia of source or origin, including all applications and registrations and the goodwill connected with the use of and symbolized by the foregoing; (ii) copyrights, copyrightable works of authorship (including computer software), databases, data collections and rights therein, moral rights, mask works, including all applications and registrations related to the foregoing; (iii) trade secrets, know-how and rights in confidential information and other non-public information (whether or not patentable), including such rights in ideas, formulas, compositions, inventor’s notes, discoveries and improvements, manufacturing and production processes and techniques, testing information, research and development information, inventions, invention disclosures, unpatented blueprints, drawings, specifications, designs, plans, proposals and technical data, software code, business and marketing plans, market surveys, market know-how and customer lists and information; (iv) industrial designs, patents and patent applications (including divisions, continuations, continuations-in-part, revisions and reexaminations), and any renewals, extensions or reissues thereof; (v) internet domain name registrations and social media accounts and handles; and (vi) all actions and rights to sue at Law or in equity for any past or future infringement or other impairment of any of the foregoing, including the right to receive all proceeds and damages therefrom.

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(b) Section 4.10(b) of the Disclosure Schedules lists all Intellectual Property owned (including jointly owned) by a Company that is registered, issued or subject to a pending application for registration or issuance, indicating for each such item, as applicable, the application or registration number, date and jurisdiction of filing, registration or issuance, the status, and the identity of the current applicant or registered owner. All Intellectual Property listed or required to be listed on Section 4.10(b) of the Disclosure Schedules has had all necessary registration, maintenance and renewal fees paid, and all necessary documents and articles filed, for the purposes of maintaining such Intellectual Property.

(c) Except as set forth in Section 4.10(c) of the Disclosure Schedules, the Companies own or have the right to use, including immediately following the Closing, all Intellectual Property necessary to conduct its Business as currently conducted (the “Company Intellectual Property”), free and clear of any Encumbrances other than Permitted Encumbrances. The Companies have good, valid and exclusive title to the Company Intellectual Property owned by the Companies and a valid right to use all other Company Intellectual Property in the operation of the Business.

(d) Except as set forth in Section 4.10(d) of the Disclosure Schedules: (i) the Companies and the conduct of the Business have not within the past three (3) years, and the Companies and the current conduct of the Business, do not infringe, violate or misappropriate the Intellectual Property of any Person; and (ii) to the Company’s Knowledge, no Person is infringing, violating or misappropriating any Company Intellectual Property that is owned by a Company. The Companies have not received any written or, to the Company’s Knowledge, threatened notice of any claim within the past three (3) years alleging that any Company or the conduct of the Business infringes, misappropriates, violates or otherwise conflicts with any Intellectual Property right of any other Person.

(e) The Companies are not the subject of any pending action, suit, claim, or other legal proceeding and to the Company’s Knowledge, no investigation is pending and no action, suit, claim, investigation or other legal proceeding is threatened against any Company involving the Company Intellectual Property. The Companies have not received any written notification in which any Person claims that any Company does not hold title in or have a right to use any Intellectual Property that is currently used to conduct its Business as currently conducted.

(f) Except as set forth on Section 4.10(f) of the Disclosure Schedule, to the extent that any Intellectual Property has been authored, developed, created, conceived, reduced to practice, or contributed to, in whole or in part, by any current or former manager, officer, employee or independent contractor of a Company or other Person, for a Company, such Company either owns such Company Intellectual Property by operation of Law or has a written agreement executed by such current or former manager, officer, employee or independent contractor or other Person (i) validly assigning to such Company all such Person’s right, title and interest therein, and (ii) such Company thereby has sole ownership of all of such Person’s Intellectual Property rights in such Intellectual Property.

(g) Each Company has taken reasonable steps to protect the Company Intellectual Property that is by its nature confidential Company Intellectual Property, and, without limiting the generality of the foregoing, each Company has enforced a policy requiring each of its managers, officers, employees and independent contractors that have access to such confidential Company Intellectual Property to execute a proprietary information/confidentiality agreement as deemed necessary by such Company and, except under confidentiality obligations, there has not been any disclosure by the Companies of any trade secrets or confidential information of the Companies.

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(h) No Governmental Authority or academic institution has provided any funding, facilities or personnel for the development or creation of any Company Intellectual Property, or any other Intellectual Property owned by a Company.

(i) Any information technology equipment, including the systems, servers, network equipment, printers, storage devices, computers, computer equipment, phone equipment and systems and other information technology systems, including the software (source code and object code) therein and all documentation associated with the foregoing and the data stored therein, owned, leased, licensed or otherwise used or held for use by or on behalf of the Companies in connection with the Business (collectively, the “IT Systems”) are in all material respects adequate and sufficient (including with respect to working condition and capacity) for the conduct and operation of the Business as currently conducted. The Companies (i) have taken commercially reasonable measures to maintain the performance, security and integrity of the IT Systems, and (ii) maintain reasonable and appropriate organizational, administrative, technical and physical safeguards of the IT Systems that comply in all material respects with (A) applicable Laws and (B) applicable industry security standards with respect to preventing the unauthorized access, disclosure and use of the IT Systems and any data of the Companies. The Companies have reasonable back-up and disaster recovery arrangements in the event of a failure of the IT Systems. The Companies have not suffered any material business disruptions, or to the Company’s Knowledge, loss of data caused by (1) malfunction of any IT Systems or (2) unauthorized access to such IT Systems.

(j) None of the proprietary software owned by any of the Companies incorporates, is combined with, or distributed with any open source, community source, shareware, freeware, or other code that would result in such software being covered by the GNU General Public License or any other licensing regime, in each case as would (i) require any of the Companies to disclose or distribute its own source code (ii) require the licensing of any proprietary software to any other Person; (iii) impose any other limitation, restriction or condition on the right of the Companies to use or distribute any proprietary software. The Companies have not disclosed or delivered to any escrow agent or any other Person any of the source code for any of the proprietary software owned by any of the Companies, and no other Person has the right, contingent or otherwise, to obtain access to or use any such source code. The proprietary software owned by any of the Companies, and to the Company’s Knowledge the third party proprietary software used by any of the Companies,(i) is free from any material defect, bug, or programming, design or documentation error, and (ii) does not constitute or contain any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” “corruptant,” “worm,” “malware,” “spyware,” or “trackware” (as such terms are commonly understood in the software industry) or any other code that reasonably might be expected to disrupt, disable, or harm the operation of, or provide unauthorized access to, any computer, computer system or data.

(k) Each Company has at all times complied in all material respects with, and is presently in compliance with (i) all applicable Laws regarding privacy and data security, (ii) all of the policies, programs and procedures of each Company applicable to data privacy, data security, or personal information, and (iii) all contractual obligations that the Companies have entered into

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with respect to the use, storage, processing or transfer of personal information. The Companies have not received any notice of claims of, or been charged with the violation of, any Laws regarding privacy and data security, privacy policies, or contractual commitments with respect to personal information. To the Company’s Knowledge, the Companies have not experienced any incident in which personal information or other sensitive data was or may have been stolen or accessed by an unauthorized Person, and there are no facts reasonably suggesting the likelihood of the foregoing, including any breach of security or receipt of any notices or complaints from any Person regarding personal information or other data.

Section 4.11 Insurance(a) . Section 4.11 of the Disclosure Schedules sets forth a true and complete list, and the Target has made available to Parent and Purchaser in the Data Room, as of the date hereof, of all material insurance policies maintained by the Companies or with respect to which a Company is a named insured or otherwise the beneficiary of coverage (collectively, the “Insurance Policies”). Such Insurance Policies are in full force and effect on the date of this Agreement and all premiums due on such Insurance Policies have been paid to date. None of the Target or any of its Subsidiaries is in material default with respect to its obligations thereunder. No written notice of cancellation or termination has been received with respect to any such Insurance Policies. There is no actual material claim by the Companies under any such Insurance Policies and no material claim made has been denied. Neither the Target nor any of its Subsidiaries has had its coverage under any Insurance Policy limited in any material respect by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance. All such Insurance Policies comply with any requirements of any Contracts to which the Target or any of its Subsidiaries is party and are reasonable and customary for companies of similar size engaged in the Target and its Subsidiaries’ businesses.

Section 4.12 Legal Proceedings; Governmental Orders.

(a) Except as set forth in Section 4.12(a) of the Disclosure Schedules, there are no actions, suits, claims, investigations or other legal proceedings pending or, to the Company’s Knowledge, threatened against or by any Company or affecting any of its properties or assets, or against or by any manager, director, officer, employee or, to the Company’s Knowledge, other representative (in their capacities as such) of any of the Companies (or by or against a Seller or any Affiliate thereof and relating to any Company).

(b) Except as set forth in Section 4.12(b) of the Disclosure Schedules, there are no outstanding Governmental Orders and no unsatisfied judgments, penalties, awards or settlements against or affecting any Company or any of their properties or assets.

Section 4.13 Compliance With Laws; Permits.

(a) Except as set forth in Section 4.13(a) of the Disclosure Schedules, each Company is, and during the past three (3) years has been, in compliance in all material respects with all Laws applicable to it or its Business, properties or assets.

(b) All Permits required for each Company to conduct its Business in all material respects have been obtained by it and are valid and in full force and effect.

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(c) The ESOP is, and has been, in compliance with all applicable Laws, and all actions and transactions taken and approvals issued by the Trustee in connection with the ESOP, the Sellers or any of the Companies were in compliance in all material respects with all applicable Laws and the Trustee’s duties.

(d) Without limiting the generality of the foregoing, no Company, nor any of their respective directors, managers, or officers thereof or, to the Company’s Knowledge, any of their Affiliates or agents when acting on behalf of any Company (nor, to the Company’s Knowledge, any employee or Person acting for or on behalf of any of the foregoing), has (i) used any funds for unlawful contributions, gifts, gratuities, entertainment or other unlawful expenses related to political activity, (ii) made any unlawful payment or offered, promised or authorized the compensation, gift, payment, or anything of value to any foreign or domestic government officials or employees or any foreign or domestic political parties or candidate for political office for the purpose of influencing any act or decision of such official or of the government to obtain or retain business or direct business to any Person in violation of Law, (iii) made any other payment in violation of Law to any official of any Governmental Authority, including bribes, gratuities, kickbacks, lobbying expenditures, political contributions or contingent fee payments, (iv) violated any applicable trade Laws, anti-money laundering or anti-terrorism financing Laws of all jurisdictions in which they operate, or regulation and rule promulgated thereunder, nor have any of them otherwise taken any action which would cause a Company to be in violation of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any applicable Law of similar effect, (v) been a target of any sanctions, Laws, lists, regulations, embargoes or restrictive measures administered, enacted or enforced by the United States or other government, including the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Kingdom, the European Union (and any of its member states) or the United Nations Security Council, or any other relevant authority or sanctions-administering body (collectively, the “Sanctions”), or (vi) been located, organized or resident in a country or territory that is the target of any such Sanctions (including Cuba, Iran, North Korea or Syria). No portion of the Purchase Price will be used, directly or indirectly, or lended, contributed or otherwise made available such proceeds, to any Person or country that is the target of Sanctions, or for the purpose of financing or facilitating the activities of any Person or country that is the target of any Sanctions.

(e) Within the last three (3) years, none of the Companies nor any directors, managers, officers thereof (nor, to the Company’s Knowledge, any employee or Person acting for or on behalf of any of the foregoing) have materially violated any applicable Laws, rules, or regulations governing exports, imports or re-exports to or from any country, including the export or re-export of goods, services or technical data from such countries or persons prohibited by trade embargo and/or economic sanctions (such legal prohibitions being collectively referred to as “Export Controls”). There is no pending investigation, inquiry or enforcement action against the Companies or any of their respective officers, directors or employees related to any violation or potential violation of any Export Controls.

Section 4.14 Environmental Matters.

(a) Except as set forth in Section 4.14(a) of the Disclosure Schedules, each Company is and for the past three years has been in compliance in all material respects with all Environmental Laws and has not received from any Person, with respect to any Company, any (i) Environmental Notice or Environmental Claim, or (ii) written request for information pursuant to Environmental Law, which, in each case, either remains pending or unresolved, or is the source of ongoing obligations or requirements as of the Closing Date.

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(b) Except as set forth in Section 4.14(b) of the Disclosure Schedules, each Company has obtained and is and for the past three years has been in material compliance with all Environmental Permits necessary for the ownership, lease, operation or use of the business or assets of such Company.

(c) None of the Companies have owned or operated any active or abandoned aboveground or underground storage tanks containing Hazardous Materials, except in material compliance with applicable Environmental Laws.

(d) Except as set forth in Section 4.14(d) of the Disclosure Schedules, the Companies have not Released any Hazardous Materials in material contravention of Environmental Laws or any term of any Environmental Permit, that would reasonably be expected to result in an Environmental Claim against any Company, or that requires any investigation, remediation, removal, cleanup, or remedial or corrective action pursuant to Environmental Law, including with respect to the business or assets of any Company or any Company Real Property currently operated or leased by any Company, and none of the Companies has received an Environmental Notice that any Company Real Property currently operated or leased by any Company, any real property formerly owned or leased by any Company, or any third-party site to which any Company sent Hazardous Materials for treatment, storage or disposal (including soils, sediment, groundwater, surface water, drinking water supply, buildings and other structure located on any such real property) has been contaminated with any Hazardous Material which would reasonably be expected to result in an Environmental Claim against, or a violation of Environmental Laws or term of any Environmental Permit by, any Company, or any requirement to conduct any investigation, remediation, removal, cleanup, or remedial or corrective action pursuant to Environmental Law.

(e) The Target has previously made available to Parent and Purchaser in the Data Room any and all environmental reports, studies, audits, records, sampling data, site assessments and other similar documents with respect to the business or assets of the Companies including any currently operated or leased Company Real Property which are in the possession or control of any Company.

(f) All of the Company Real Property has water rights and water supply sufficient for the continuation of all existing operations as well as all permitted and conditionally permitted uses. None of the Companies nor, to the Company’s Knowledge, any previous owner or lessee of any Company Real Property, has sold, transferred, conveyed or entered into any agreement regarding water or water rights relating to any Company Real Property, except as otherwise expressly set forth in the Contracts referenced in Section 4.07(a)(xxvi) of the Disclosure Schedules.

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Section 4.15 Employee Benefit Matters.

(a) Section 4.15(a) of the Disclosure Schedules contains a true and complete list of all “employee benefit plans” (within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA) and all pension, retirement, defined benefit, defined contribution, profit-sharing, deferred compensation, equity, stock appreciation right, stock option, phantom equity, profits interest, employee stock ownership, health and welfare, post-retirement health and welfare (including any retiree medical or retiree life benefits), employment, consulting, termination, retention, change-in-control, collective bargaining, employee loan, severance pay, vacation, bonus, commission, incentive or any other employee benefit plan, agreement, program, policy, trust, Contract or arrangement, whether or not subject to ERISA, in each case sponsored, maintained or contributed to, or required to be contributed to, by any Company and in which (i) any current, former or retired employee, director or consultant of the Companies (the “Company Employees”) (or any dependent or beneficiary thereof), has any present or future right to benefits or (ii) any Company has any present or future Liability (all such plans, agreements, programs, policies, trust and arrangements, collectively, the “Benefit Plans”). With respect to each Benefit Plan, the Target has made available to Parent and Purchaser in the Data Room each of the following documents, as applicable: (i) a true and complete copy of each Benefit Plan document (or, if no Benefit Plan document exist, a written description thereof) and any amendments thereto; (ii) any related administrative services agreement, trust agreement or other funding instrument; (iii) the most recent determination letter or opinion letter; (iv) any summary plan description, summary of material modifications and other written communications (or a description of any oral communications) by the Companies to any of the Company Employees concerning the extent of the benefits provided under a Benefit Plan; and (v) for the three (3) most recent years (A) the Form 5500 and attached schedules, (B) audited financial statements, (C) actuarial valuation reports, (D) nondiscrimination testing reports and (E) any material written communications with any Governmental Authority within the past three (3) years.

(b) With respect to each Benefit Plan, including any assets of any such Benefit Plan or any fiduciary to any such Benefit Plan: (i) such plan has been established, operated, administered and funded in compliance with its terms and all applicable Laws, including ERISA, the Code, and the Patient Protection and Affordable Care Act and the guidance issued thereunder; (ii) there are no claims pending or, to the Company’s Knowledge, threatened (other than routine claims for benefits) against any Company with respect to any Benefit Plan; (iii) no non-exempt “prohibited transaction” (within the meaning of Section 4975 of the Code or Section 406 of ERISA) has occurred; and (iv) no breach of fiduciary duty (as determined under ERISA or the Code) has occurred. There is no pending or, to the Company’s Knowledge, threatened or anticipated action relating to (i) any trustee or fiduciary thereof or (ii) any of the assets of any trust of any Benefit Plan, including any audit or inquiry by the Internal Revenue Service or U.S. Department of Labor. Except as set forth on Section 4.15(b) of the Disclosure Schedules, no Benefit Plan has been the subject of an examination or audit by any Governmental Authority.

(c) With respect to each Benefit Plan, all contributions, premiums, reimbursements, distributions and other payments for any period ending on or before the Closing Date that are not yet due have been accrued to the extent required under GAAP.

(d) None of the assets of any Company or any ERISA Affiliate are subject to any lien arising under ERISA or Subchapter D of Chapter 1 of the Code, and to the Company’s Knowledge no condition exists that would reasonably be expected to result in any such lien arising.

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(e) Neither the execution of this Agreement or the other Transaction Documents nor the consummation of the transactions contemplated hereby or thereby will (either alone or together with any other event) result in (i) severance pay or any increase in severance pay upon any termination of employment or services with any Company after the date hereof pursuant to any Contract or Benefit Plan, (ii) the acceleration of the time of payment or vesting or result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or result in any other obligation pursuant to, any Benefit Plan or otherwise, (iii) any Company to record additional compensation expense on its income statement with respect to any outstanding equity based award or (iv) result in any “excess parachute payment” under Section 280G of the Code. No Company has any obligation to “gross up” or otherwise make any payment to any Person for any Taxes under Section 409A or Section 4999 of the Code.

(f) No Benefit Plan provides for any retiree medical or other post-employment health or welfare benefits, other than COBRA continuation coverage as may be required under Section 4980B of the Code.

(g) Each Benefit Plan that is intended to be “qualified” within the meaning of Section 401(a) of the Code, and the trust (if any) forming a part thereof, is so qualified and, to the Company’s Knowledge, there are no circumstances or events that would reasonably be expected to adversely affect the qualified status for any such Benefit Plan.

(h) Other than the ESOP, no Benefit Plan subject to Title I of ERISA holds any “employer security” or “employer real property” (each as defined in Section 407(d) of ERISA).

(i) No Benefit Plan is subject to Title IV of ERISA and, in the last six (6) years, none of the Companies nor any ERISA Affiliate has sponsored, maintained or contributed to any plan that is or was subject to Title IV of ERISA. None of the Companies nor any ERISA Affiliate maintains, sponsors, contributes to or is obligated to contribute to, or has, within the last six (6) years, maintained, sponsored, contributed to or been obligated to contribute to a “multiple employer plan” within the meaning of Section 4063 or 4064 of ERISA.

(j) Each Benefit Plan that is sponsored by a Company is by its terms able to be unilaterally amended or terminated (as permitted by applicable Law) by the applicable Company that sponsors the Benefit Plan.

(k) Each Benefit Plan that is a “nonqualified deferred compensation plan” has been operated in compliance with the applicable provisions of Section 409A of the Code or an available exemption therefrom, the regulations thereunder and other official guidance issued thereunder (collectively, “Section 409A”), and is in documentary compliance with the applicable provisions of Section 409A. With respect to each Benefit Plan that is not intended to be subject to Section 409A because it is not a nonqualified deferred compensation plan under Section 409A and the regulations thereunder or is otherwise exempt from its application, all the conditions required to retain such treatment remain in effect and are not expected to change so as to subject such Benefit Plan to Section 409A. No Company has been required to report to any Governmental Authority any corrections made or Taxes due as a result of a failure to comply with Section 409A. No award under the SARS Plan or any other “stock rights” (within the meaning of Section 409A) with respect

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to any Company stock has been granted with an exercise price that was less than the fair market value of the underlying equity as of the date such award or stock right was granted and no exercise price of any such award has been amended following the grant date of such award to an exercise price less than the fair market value on the date of such amendment.

(l) No individual classified as a non-employee, including any independent contractor, leased employee, intern or consultant, for purposes of receiving employee benefits, regardless of treatment for other purposes, is eligible to participate in, or receive benefits under, any Benefit Plan that does not specifically provide for his or her participation.

Section 4.16 Employment Matters.

(a) Except as set forth in Section 4.16(a) of the Disclosure Schedules, no Company is a party to, or bound by, any collective bargaining or other agreement with a labor organization representing any of its Company Employees. Except as set forth in Section 4.16(a) of the Disclosure Schedules, within the last three (3) years, there has not been, nor, to the Company’s Knowledge, has there been any threat of, any strike, slowdown, work stoppage, lockout, concerted refusal to work overtime or other similar labor activity or dispute affecting any Company.

(b) Each Company is in compliance with all applicable Laws pertaining to labor and employment practices, including provisions thereof related to terms and conditions of employment labor relations and wages and hours, overtime, equal opportunity, classification of employees and workers, pay equity, fair labor standards, employment harassment, retaliation and nondiscrimination, workers compensation, collective bargaining, labor relations, whistleblowing, health and safety disability rights or benefits, plant closure and layoffs, employee leave issues, affirmative action plan requirements, unemployment insurance, employee trainings and notices, COVID-19, termination of employment and the payment of social security and other Taxes, in each case, with respect to Company Employees. Except as set forth in Section 4.16(b) of the Disclosure Schedules, there are no actions, suits, claims, investigations or other legal proceedings against any Company pending, or to the Company’s Knowledge, threatened to be brought or filed, by or with any Governmental Authority or arbitrator in connection with the employment of any current or former employee of any Company, including any claim relating to unfair labor practices, employment discrimination, harassment, retaliation, equal pay or any other employment related matter arising under applicable Laws.

(c) The Companies are in compliance with all applicable federal, state and local immigration laws, statutes, rules, codes, orders and regulations, including the Immigration Reform and Control Act of 1986, as amended, the Immigration and Nationality Act of 1990, as amended, and the Illegal Immigration Reform and Immigrant Responsibility Act of 1996, as amended, and any successor Laws thereto (“Immigration Laws”). The Companies have properly maintained all records required by the Department of Homeland Security and former Immigration and Naturalization Service, including a properly completed Form I-9 for each individual who is currently an employee of any Company to the extent required by applicable Law, and to the Company’s Knowledge, do not employ individuals lacking authorization to work in the United States. To the Company’s Knowledge, the Companies are not the subject of any inspection, complaint or investigation by or with any Governmental Authority relating to its compliance with or violation of the Immigration Laws. The Companies have not been fined, penalized, warned or

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received any other written notice regarding compliance with the Immigration Laws by or from any Governmental Authority. The Companies have properly classified all of its employees as exempt or non-exempt at all times in the three (3) years prior to the date hereof and is in compliance with the Fair Labor Standards Act or any other applicable Law regarding payment of wages and overtime. There are no pending or, to the Company’s Knowledge, threatened or anticipated claims or actions against any of the Companies under any worker’s compensation policy or long-term disability policy. All independent contractors engaged by the Companies have been properly classified as independent contractors under applicable Law and the Companies do not have any direct or indirect Liability with respect to any misclassification, at any time in the three (3) years prior to the date hereof, of any person as an independent contractor rather than as an employee.

(d) In the three (3) years prior to the date hereof, no Company has effectuated (i) a “plant closing” as defined in the Worker Adjustment and Retraining Notification Act, as amended (the “WARN Act”) (or any similar state, local or foreign applicable Laws) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of any of the Companies or (ii) a “mass layoff” as defined in the WARN Act (or any similar state, local or foreign applicable Law) affecting any site of employment or facility of any of the Companies with respect to any site of employment or facility of any of the Companies.

(e) There are no outstanding citations, assessments, penalties, fines, liens, charges, surcharges, or other amounts due or owing as a result of any violation of any applicable Laws in respect of workplace safety applicable to the Company Employees.

(f) The Companies have obtained all necessary work Permits for the Company Employees currently employed by the Companies, and such work Permits are in full force and effect.

(g) No formal or, to the Company’s Knowledge, informal allegation, complaint, charge or claim of sexual harassment, sexual assault, sexual misconduct, or gender discrimination has been made in the past three (3) years against any Company or any Company Employee to or by any Governmental Authority (a “Sexual Misconduct Allegation”). No Company has entered into any settlement agreement, tolling agreement, non-disparagement agreement, confidentiality agreement or non-disclosure agreement, or any Contract or provision similar to any of the foregoing, relating to any Sexual Misconduct Allegation.

(h) Since March 1, 2020, the Companies have been in compliance in all material respects with applicable Law regarding COVID-19 health and safety protocols for employees. The Companies have also used commercially reasonable efforts to adhere in all material respects to applicable guidance related to employees from applicable Governmental Authority such as the U.S. Centers for Disease Control and Prevention and the federal Occupational Safety and Health Administration relating to COVID-19. Except as set forth on Section 4.16(h) of the Disclosure Schedules, no Company has had any material terminations, layoffs, furloughs, shutdowns, or any material changes to benefit or compensation programs, nor are any such changes currently contemplated, as a result of COVID-19.

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(i) Section 4.16(i) of the Disclosure Schedules contains a complete and accurate list of all employees of the Companies, including, as applicable for each such individual: (i) title(s), (ii) date of hire, (iii) employing entity, (iv) work location, (v) full- or part-time status, (vi) Fair Labor Standards Act status (exempt or nonexempt), (vii) current base compensation or wage rate, (viii) whether such employee is absent from active employment (excluding vacations and similar time off in the ordinary course of business) and, if so, the date such employee became inactive, the reason for inactive status and, if applicable, the anticipated date of return to active employment, and (ix) visa and green card application status.

(j) Except for any temporary workers engaged through a third party staffing firm or temp agency, Section 4.16(j) of the Disclosure Schedules sets forth a true, complete and correct list of all third-party temporary employees, consultants, and independent contractors who are currently providing services to the Companies at the Company Real Property as of the date hereof and includes their name, work location, position description or service performed, date initially contracted, hours typically worked per week, term of assignment and fee structure.

(k) All salaries, wages, wage premiums, commissions, bonuses, fees, overtime pay, vacation pay, benefits, sick days, holiday pay, severance and termination payments and other amounts and compensation due to be paid to Company Employees have been fully and timely paid under applicable Law and Contract at all times in the three (3) year period prior to the date hereof.

(l) No Company Employee has a principal place of employment outside the United States or is subject to the labor and employment Laws of any country other than the United States.

Section 4.17 Taxes.

(a) All income and other material Tax Returns required to be filed by or with respect to each Company have been timely filed (taking into account any valid extensions), and are true, correct and complete in all material respects and all income and other material Taxes that have become due and payable by each Company have been timely paid (regardless of whether or not such Taxes were shown as due on a Tax Return).

(b) No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of any Company, which extension or waiver is still in effect.

(c) There are no ongoing actions, suits, claims, investigations or other proceedings threatened in writing or ongoing with respect to Taxes by any Governmental Authority against any Company. No unpaid or unresolved deficiencies or additions to Taxes have been assessed with respect to any Company.

(d) Each Company: (i) has complied in all material respects with all Laws relating to the payment, reporting and withholding of Taxes from payments made to any Person and (ii) has timely withheld and paid over to the appropriate Governmental Authority all material Taxes required to be withhold from amounts paid or owing to any employee, creditor or other third party under applicable Law.

(e) There are no Encumbrances with respect to Taxes upon any of the properties or assets of any of the Companies other than Permitted Encumbrances.

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(f) No written claim has been made by a Governmental Authority in a jurisdiction in which any Company does not file Tax Returns that such entity is or may be subject to taxation by that jurisdiction or that it must file Tax Returns in such jurisdiction.

(g) The Balance Sheet reflects all liabilities for unpaid Taxes of the Companies for all taxable periods (or portions of any periods) through the Balance Sheet Date. No Company has incurred any material Liability for unpaid Taxes after the Balance Sheet Date, except for Taxes arising in the ordinary course of business.

(h) No Company has any Liability for the Taxes of another Person (i) as a result of being a party to or bound by any Tax sharing agreement (other than a Contract entered into in the ordinary course of business that is not primarily related to Taxes), (ii) as a result of being, or ceasing to be, a member of any consolidated, combined, unitary, affiliated or similar Tax group (including under Treasury Regulations Section 1.1502-6 (or any corresponding or similar provision of Law)), (iii) as a transferee or successor or (iv) by operation of Law.

(i) No private letter rulings, technical advice memoranda or similar agreements or rulings have been requested, entered into, or issued by any Governmental Authority with respect to material Taxes by any Company. No Company has entered into any closing agreement within the meaning of Section 7121 of the Code (or any similar provision of applicable state, local or foreign Law).

(j) No Company has participated in any listed transaction within the meaning of Treasury Regulations Section 1.6011-4(b).

(k) No Company will be required to include any item of income or gain in, or exclude any item or deduction or loss from, taxable income for any taxable period or portion thereof ending after the Closing Date as a result of:

(i) any change in a method of accounting for a taxable period ending on or prior to the Closing Date;

(ii) the use of an improper method of accounting for a taxable period ending on or prior to the Closing Date;

(iii) any installment sale or open transaction of the applicable Company occurring on or prior to the Closing Date;

(iv) any intercompany transactions of the applicable Company occurring on or prior to the Closing Date; or

(v) a deposit, prepaid amount or advance payment received by the applicable Company on or before the Closing Date.

(l) None of the assets of any Company are (i) “tax-exempt use property” (within the meaning of Section 168(h) of the Code), (ii) “tax-exempt bond-financed property” (within the meaning of Section 168(g)(5) of the Code), (iii) limited use property under IRS Revenue Procedure 2001-28, or (iv) treated as owned by any other Person under Section 168 of the Code.

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(m) No Company is a resident for Tax purposes, nor has a branch or permanent establishment in any country other than the United States.

(n) There is no material property of any Company that is escheatable to any state, province or municipality under any applicable escheatment Laws as of the date hereof, including uncashed checks to vendors, customers, or employees, non-refunded over payments, or credits.

(o) Section 4.17(o) of the Disclosure Schedule lists all Tax exemption, Tax holiday, or other Tax reduction Contract or Governmental Order to which any Company is currently the beneficiary. Each Company is in compliance in all material respects with all terms and conditions of any such Tax exemption, Tax holiday or other Tax reduction Contract or Governmental Order, and no submission to any Governmental Authority in connection with obtaining any such Tax exemption, Tax holiday or other Tax reduction Contract or Governmental Order contained any material misstatement or omission.

(p) Within the past two (2) years, no Company has distributed stock of another corporation, or had its stock distributed by another corporation, in a transaction that was purported or intended to be governed under Section 355 of the Code.

(q) No Company has deferred any (a) “applicable employment taxes” under Section 2302 of the CARES Act, the American Rescue Plan Act or similar law or executive order of the President of the United States, or (b) “applicable taxes” under IRS Notice 2020-65. To the extent applicable, each Company has properly complied with all requirements of applicable Law relating to, and has duly accounted for, any available Tax credits under Sections 7001 through 7005 of the Families First Coronavirus Response Act (or a corresponding or similar provision of state or local Law) and Section 2301 of the CARES Act (or a corresponding or similar provision of state or local Law).

(r) At all times since January 1, 2016, the Target has had in effect a valid election in effect under Section 1362 of the Code and any corresponding or similar provision of state or local Tax Law to be treated as an S corporation within the meaning of Sections 1361 and 1362 of the Code, and such election (i) has never been terminated or revoked and (ii) is respected under the income Tax Laws of every state or local jurisdiction in which the Target is required to file income Tax Returns.

(s) At all times since its formation, the Georgia Company has been treated as a partnership for federal and applicable state income Tax purposes.

(t) All of the Companies (other than the Georgia Company and the Target) have, at all times since formation, been entities disregarded from their owner within the meaning of Treasury Regulations Section 301.7701-3(b)(1)(ii) and have not elected pursuant to Treasury Regulation 301.7701-3(c) to be classified as corporations for U.S. federal income tax purposes.

(u) The Georgia Company: (i) has, at all times since formation until the Closing Date, been treated, for federal and applicable state income Tax purposes, as a partnership, (ii) has not made an election under section 754 of the Code that is currently in effect, (iii) has not made an election to cause the Partnership Audit Rules to apply to any taxable period lending prior to January 1, 2018, including an election under Section 1101(g)(4) of the Bipartisan Budget Act of 2015, P.L. 114-74, Treasury Regulations Section 301.9100-22 (or any similar provision of state or local Law), and (iv) is not responsible for any “imputed underpayment” within the meaning of Section 6225 of the Code.

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Section 4.18 Product Warranty.

(a) Within the past three (3) years no Company has grown, produced, manufactured, marketed, distributed or sold any product that was not in compliance in all material respects with all applicable Laws or not in conformity in all material respects with all specifications and warranties made or deemed made with respect to such product, (b) initiated or been required to initiate a product recall with respect to any products grown, produced, manufactured, marketed, distributed or sold by any Company, or (c) notified or been required to notify, any Governmental Authority of any adulteration or misbranding or potential adulteration or misbranding in any product grown, produced, manufactured, marketed, distributed or sold by any Company.

(b) There are no outstanding material customer complaints, incident reports, or other reports that suggest that any products grown, produced, manufactured, marketed, distributed or sold by any Company were adulterated or misbranded at the time of the Companies’ distribution.

Section 4.19 Applicable Food Laws.

(a) Except as set forth on Section 4.19 of the Disclosure Schedules, at all times within the last three (3) years, each of the Companies have complied in all material respects with any applicable Law relating to the farming, harvest, transport, processing, use, manufacture, government issued licenses, packaging, labeling, distribution or sale of any food products grown, produced, manufactured, marketed, distributed or sold by or on behalf of the Companies (such food products being the “Food Product Inventory”), including: the federal Food Drug and Cosmetic Act (21 U.S.C. § 301 et seq.) and all regulations issued by the U.S. Food and Drug Administration (“FDA”) thereunder or under other applicable Laws, including the Food Safety Modernization Act and applicable Good Manufacturing Practices as set forth in 21 CFR Part 110 or otherwise and applicable labeling regulations set forth in 21 CFR Part 101 or otherwise; all applicable Laws related to pesticide use, handling, and disposal; all applicable Laws issued by the California Department of Public Health; the Organic Foods Production Act of 1990 (7 U.S.C. § 6501 et seq.) and all U.S. Department of Agriculture (“USDA”) regulations issued under applicable Laws, including regulations pertaining to the USDA National Organic Program standards, as set forth in 7 CFR Part 205, the California Department of Food and Agriculture Organic Program and Market Enforcement Branch; all applicable Laws relating to food packaging, including all applicable regulations issued by the FDA; the Perishable Agricultural Commodities Act of 1930, as amended (7 U.S.C. § 499a et seq.); Agricultural Marketing Agreement Act of 1937 and all applicable regulations issued thereunder and the Agricultural Marketing Act of 1946 and all applicable regulations issued thereunder (all such applicable Laws, “Applicable Food Laws”).

(b) The Food Product Inventory is (i) not adulterated or misbranded within the meaning of any Applicable Food Laws, and specifically, are not articles that are in violation of any Laws applicable to the formulation, manufacture, labeling, or sale of food for human consumption, (ii) not articles which may not, under the provisions of any Applicable Food Laws, be introduced into interstate commerce; and (iii) not adulterated or misbranded within the meaning of Laws of the jurisdiction to which such articles are shipped or the jurisdictions in which such articles are to be held for sale.

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(c) No Company has received any written notice from the FDA, the USDA, the California Department of Food and Agriculture, the California Department of Public Health or equivalent Governmental Authority alleging material noncompliance with any Laws, including any Applicable Food Laws. No Company is a party to any enforcement, regulatory or administrative proceedings by the FDA or USDA, the California Department of Food and Agriculture, the California Department of Public Health or equivalent Governmental Authority and, to the Company’s Knowledge, no such proceedings are currently threatened. There are no civil, criminal or administrative suits, actions or proceedings pending against any of the Companies or, to the Company’s Knowledge, any supplier, which involve or are related to the compliance of any Food Product Inventory with Applicable Food Laws.

(d) To the extent required by a Governmental Authority, all labeling used on any Food Product Inventory has been filed or registered with and/or approved by each Governmental Authority that requires such filing, registration and/or approval. To the extent any Food Product Inventory is labeled or otherwise marketed as being “Non-GMO” or “Organic” or any similar claim, the Companies possess either (i) any certification related to the farming, harvest, transport, processing, use, manufacture, packaging, labeling, distribution or sale of any Food Product Inventory, including any certification required by Applicable Food Laws or which is required or customary for labeling or designating any Food Product Inventory as “Non-GMO,” “Organic,” or other similar designation customarily used within the food industry, including organic certification in accordance with the USDA’s National Organic Program (NOP) standards and 7 CFR Part 205 or (ii) scientifically appropriate and reliable materials to substantiate claims regarding any Food Product Inventory, whether such claims are set forth on a label or packaging or otherwise made by the Companies or its Affiliates in connection with a label, packaging or otherwise with respect to any Food Product Inventory.

Section 4.20 Inventory. All Inventory of the Companies reflected on the Balance Sheet is of a quality and quantity substantially usable or saleable in the ordinary course of business, is maintained in all material respects in accordance with the regular business practices of the Companies and is commercially salable at not substantially less than cost in the ordinary course of business, except for any items of obsolete material or material below standard quality, substantially all of which have been written down to realizable market value. All such inventory is owned by the Companies, free and clear of all Encumbrances other than Permitted Encumbrances, and no inventory is held on a consignment basis. The present quantities of all Inventory are reasonable in the present circumstances of the Companies and consistent with the average level of Inventory in the past 24 months. At the Closing, the Inventory of the Companies will be at levels sufficient for the Companies to conduct their respective business as currently conducted in the ordinary course of business.

Section 4.21 Accounts Receivable. The Target has made available to Parent and Purchaser in the Data Room an aging schedule with respect to the billed accounts receivable of the Companies as of the Balance Sheet Date, indicating a range of days elapsed since invoice. All accounts receivable reflected on the Balance Sheet arose from sales actually made or services actually performed by the Companies in the ordinary course of business, are carried at values

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determined in accordance with GAAP consistently applied, are not subject to any valid set-off or counterclaim, do not represent obligations for goods sold on consignment, on approval or on a sale-or-return basis and are not subject to any other repurchase or return arrangement. Except as set forth in Section 4.21 of the Disclosure Schedules, no Person has any Encumbrance on any accounts receivable of any of the Companies and no written request or agreement for deduction or discount has been made with respect to any accounts receivable of any of the Companies. The allowance for collection losses on the Balance Sheet was established by the Companies in the ordinary course of business consistent with past practice. Except as set forth in Section 4.21 of the Disclosure Schedules, the Companies have not received (a) any security, customer or other deposits, or (b) written notice from any obligor of any accounts receivable that such obligor is refusing to pay or contesting payment which has not been resolved prior to the date hereof.

Section 4.22 Brokers. Except for Lincoln, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Documents based upon arrangements made by or on behalf of any Company.

Section 4.23 Indebtedness. Except as described in Section 4.23 of the Disclosure Schedules, none of the Companies have any Indebtedness outstanding.

Section 4.24 Affiliated Transactions. Except as set forth on Section 4.24 of the Disclosure Schedules, no Seller or any officer, director, manager, member, equity holder, employee or Affiliate of the Companies or any Seller or, to the Company’s Knowledge, any individual in such officer’s, director’s, manager’s, member’s, equity holder’s or employee’s immediate family or any other Affiliate of any of the foregoing (other than the Target and its Subsidiaries) (a) is a party to any Contract or transaction with the Companies (other than any Contract, commitment or transaction which relates to such Person’s employment, consultant position, independent contractor position or position as a director, manager or officer with the Companies, in each case, entered into in the ordinary course of business) or (b) possesses, directly or indirectly, any financial interest in, or is a director, manager or officer of, any Person (other than the Companies) that is a material client, supplier, customer, lessor, lessee, or competitor of any of the Companies; provided, that ownership of less than five percent (5%) of any class of securities of a company whose securities are registered under the Exchange Act shall not be deemed to be a financial interest for purposes of this Section 4.24.

Section 4.25 No Other Representations and Warranties. Except for the specific representations and warranties expressly made by Sellers in Article III and by the Target in this Article IV and the certificates delivered pursuant to Article VII, the specific representations and warranties expressly made in Articles III and IV of the Georgia C-Corporation SPA and the certificates delivered pursuant to Article VII of the Georgia C-Corporation SPA and the specific representations and warranties expressly made in Article III of the Georgia UPA and the certificates delivered pursuant to Article VI of the Georgia UPA, (a) neither the Target, Sellers, nor any other Person has made or makes, and the Target and Sellers, on behalf of themselves and each Subsidiary, expressly disclaims any other express or implied representation or warranty, either written or oral, on behalf of the Target, Sellers, or any Subsidiary, including any representation or warranty as to the accuracy or completeness of any information regarding any Company’s business, affairs, assets, liabilities, operations, prospects, or condition (financial or

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otherwise), including with respect to merchantability or fitness for any particular purpose of any assets, the nature or extent of any liabilities, the prospects of any Company’s business, the effectiveness or the success of any operations, or the accuracy or completeness of any confidential information memoranda, documents, projections, material or other information (financial or otherwise) regarding any Company made available to Parent and Purchaser in the Data Room and its Agents (including in the Data Room management presentations or in any other form in expectation of, or in connection with, the transactions contemplated by the Transaction Documents, or in respect of any other matter or thing whatsoever), and (b) no officer, agent, representative or employee of any Company has any authority, express or implied, to make any representations, warranties or agreements not specifically set forth therein and subject to the limited remedies herein provided.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

As an inducement to Sellers and the Target to enter into this Agreement, Parent and Purchaser hereby jointly and severally represent and warrant to Sellers and the Target that, except as disclosed in any Parent SEC Documents filed or furnished by Parent with the SEC and publicly available prior to the date hereof (including any exhibits and other information incorporated by reference therein and any amendments and supplements thereto, but excluding any predictive, cautionary or forward looking disclosures contained under the captions “risk factors,” “forward looking statements” or any similar precautionary sections (in each case, other than factual information contained therein) or any other similar disclosure of risks contained therein to the extent similarly predictive, cautionary or forward looking in nature (other than factual information contained therein)), the statements contained in this Article V are true and correct as of the date hereof.

Section 5.01 Organization and Authority of Parent and Purchaser.

(a) Parent is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all necessary corporate power and authority to enter into this Agreement and the other Transaction Documents to which Parent is a party and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Parent of this Agreement and the other Transaction Documents to which Parent is a party, the performance by Parent of its obligations hereunder and thereunder and the consummation by Parent of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Parent. This Agreement and the other Transaction Documents to which Parent is a party have been duly executed and delivered by Parent, and (assuming due authorization, execution and delivery by the Target and each Seller) this Agreement and the other Transaction Documents to which Parent is a party constitute legal, valid and binding obligations of Parent, enforceable against Parent in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

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(b) Purchaser is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all necessary limited liability company power and authority to enter into this Agreement and the other Transaction Documents to which Purchaser is a party and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Purchaser of this Agreement and the other Transaction Documents to which Purchaser is a party, the performance by Purchaser of its obligations hereunder and thereunder and the consummation by Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all requisite limited liability company action on the part of Purchaser. This Agreement and the other Transaction Documents to which Purchaser is a party have been duly executed and delivered by Purchaser, and (assuming due authorization, execution and delivery by the Target and each Seller) this Agreement and the other Transaction Documents to which Purchaser is a party constitute legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 5.02 No Conflicts; Consents. The execution, delivery and performance by Parent and Purchaser of this Agreement and the other Transaction Documents to which either of them is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) result in a violation or breach of any provision of the Organizational Documents of Parent or Purchaser; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Parent or Purchaser; or (c) require the consent of, notice to, waiver from, or other action by any Person under, conflict with, result in a violation or breach of, constitute a default (or an event which, with notice or lapse of time or both, would become a default) under or result in the acceleration, termination, amendment, or cancellation of any Contract, Permit or other instrument or obligation to which Parent or Purchaser is a party, except in the cases of clauses (b) and (c), where the violation, breach, conflict, default, acceleration or failure to give notice would not have a material adverse effect on Parent’s or Purchaser’s ability to consummate the transactions contemplated hereby and by the other Transaction Documents. Except for filings as may be required under the HSR Act, no consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Parent or Purchaser in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, except for such consents, approvals, Permits, Governmental Orders, declarations, filings or notices that if not made or obtained would not have a material adverse effect on Parent’s or Purchaser’s ability to consummate the transactions contemplated hereby and thereby.

Section 5.03 Investment Purpose. Purchaser is acquiring the Shares and Warrants solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Purchaser acknowledges that none of the issuance, offer or sale of the Shares or the Warrants are registered under the Securities Act, or any state securities Laws, and that the Shares and Warrants may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and subject to state securities Laws and regulations, as applicable. Purchaser is able to bear the economic risk of holding the Shares and Warrants for an indefinite period (including total loss of its investment) and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of its investment.

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Section 5.04 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any of the other Transaction Documents based upon arrangements made by or on behalf of Parent or Purchaser.

Section 5.05 Sufficiency of Funds; Solvency. Purchaser has or, at the Closing, will have sufficient funds, to make the payments required pursuant to this Agreement and to perform its obligations with respect to the transactions contemplated hereby. Purchaser acknowledges that its obligations set forth in this Agreement are not contingent or conditioned upon any Person’s ability to obtain or have at the Closing sufficient funds necessary to make the payments required pursuant to this Agreement or for Purchaser to perform its obligations with respect to the transactions contemplated hereby. After giving effect to all of the transactions contemplated hereby, Purchaser will (a) be solvent, (b) be able to pay its debts as they become due; (c) own property having a fair saleable value greater than the amounts required to pay debts (including a reasonable estimate of the amount of all contingent liabilities); and (d) have adequate capital to carry on its business.

Section 5.06 Legal Proceedings.

(a) There are no actions, suits, claims, investigations or other legal proceedings pending or, to Parent’s Knowledge, threatened against or by Parent or Purchaser that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement and the other Transaction Documents.

(b) There are no actions, suits, claims, investigations or other legal proceedings pending or, to Parent’s Knowledge, threatened against Parent or any of its subsidiaries or affecting any of its or their respective properties or assets that would reasonably be expected to have a Parent Material Adverse Effect.

(c) There are no outstanding Governmental Orders and no unsatisfied judgments, penalties, awards or settlements against or affecting Parent or any of its subsidiaries or any of their respective properties or assets that would reasonably be expected to have a Parent Material Adverse Effect.

Section 5.07 SEC Reports and Financial Statements.

(a) Since November 24, 2021, Parent has timely filed or furnished all forms, reports, statements, schedules and other documents (including all exhibits, amendments and supplements thereto) required to be filed or furnished by it with the SEC (all such forms, reports, statements, schedules, certifications, exhibits and other information incorporated therein, and other documents, as amended and supplemented from time to time, collectively, the “Parent SEC Documents”). As of their respective filing dates, the Parent SEC Documents (i) complied in all material respects with the requirements of the Securities Act and the Exchange Act and the applicable rules and regulations promulgated thereunder applicable to such Parent SEC Documents, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

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(b) The audited consolidated financial statements of Parent and its consolidated subsidiaries (including any related notes thereto) that are included in the Parent SEC Documents or included or incorporated by reference into any documents filed pursuant to the Securities Act (i) comply as to form in all material respects with the published rules and regulations of the SEC applicable thereto, (ii) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or as permitted by the SEC under the Securities Act or the Exchange Act, as applicable) and (iii) fairly present in all material respects the consolidated financial position of Parent and its consolidated subsidiaries at the respective dates thereof and the consolidated statements of income, cash flows and stockholders’ equity for the periods indicated. The unaudited consolidated financial statements of Parent and its consolidated subsidiaries (including any related notes thereto) that are included in the Parent SEC Documents or included or incorporated by reference into any documents filed pursuant to the Securities Act (x) comply as to form in all material respects with the published rules and regulations of the SEC applicable thereto, (y) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or as permitted by the SEC under the Securities Act or the Exchange Act, as applicable) and (z) fairly present in all material respects the consolidated financial position of Parent and its consolidated subsidiaries as of the respective dates thereof and the consolidated statements of income, cash flows and stockholders’ equity for the periods indicated (and except that the unaudited financial statements may not contain all footnotes and are subject to normal and recurring year-end adjustments).

(c) Parent has taken no action intended to, or which to its actual knowledge is likely to have the effect of, terminating the registration of the Parent Common Stock under the Exchange Act nor has Parent received any written notification that the SEC is threatening terminating such registration.

(d) Parent is in compliance in all material respects with all listing and maintenance requirements of the New York Stock Exchange and Parent has taken no action intended to, or which to its actual knowledge is likely to have the effect of, causing the delisting of the Parent Common Stock from the New York Stock Exchange nor has Parent received any written notification that the New York Stock Exchange is threatening such delisting.

(e) There are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to any Parent SEC Documents and, to the knowledge of Parent, none of the Parent SEC Documents (other than confidential treatment requests) is the subject of ongoing SEC review. To the knowledge of Parent, there are no SEC inquires or investigations or other governmental inquires or investigations pending or threatened in writing, in each case, regarding any accounting practices of Parent.

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(f) Parent maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) as required by Rule 13a-15 under the Exchange Act designed to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in conformity with GAAP. Parent has designed disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to provide reasonable assurance that material information required to be disclosed by Parent in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to Parent’s management as appropriate to allow timely decisions regarding required disclosure. Parent’s management has completed an assessment of the effectiveness of Parent’s internal controls over financial reporting in compliance with the requirements of Section 404 of SOX, and based on the most recent such assessment concluded that such controls were effective. Parent has disclosed, based on its most recent evaluation, to Parent’s outside auditors and the audit committee of the board of directors of Parent (i) any significant deficiencies and material weaknesses in the design or operation of such internal control over financial reporting that are reasonably likely to adversely affect in any material respect Parent’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Parent’s internal control over financial reporting. Since November 24, 2021, Parent has not identified any significant deficiency or material weakness in the design or operation of its internal control over financial reporting or fraud, whether or not material, that involved management or other employees who have a significant role in Parent’s internal control over financial reporting.

(g) Since November 24, 2021, (i) the Chief Executive Officer and the Chief Financial Officer of Parent have signed, and Parent has furnished to the SEC, all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of SOX, and (ii) the statements contained in such certifications are accurate.

(h) From the Parent Reference Date until the date of this Agreement, Purchaser and Parent have operated in the ordinary course of business in all material respects and there has not been, with respect to Purchaser or Parent, any event, occurrence or development that has had or would reasonably be expected to have a Parent Material Adverse Effect.

Section 5.08 Stock Consideration. The Parent Shares to be issued pursuant to the terms of this Agreement have been duly authorized, and upon consummation of the Closing and the issuance of such Parent Shares pursuant to and in accordance with the terms hereof, will be validly issued, fully paid and non-assessable. The holders of the Parent Shares are not and will not be subject to personal liability by reason of being such holders and the Parent Shares are not and will not be subject to the preemptive rights of any holders of any security of Parent or similar contractual rights granted by Parent; and all corporate action required to be taken for the authorization, issuance and sale of the Parent Shares has been duly and validly taken.

Section 5.09 Title to Assets. Parent and its subsidiaries have good and valid title to, or a valid leasehold interest in, all real property and tangible personal property reflected in the Parent SEC Documents or acquired after the most recent filing date thereof (the “Parent Reference Date”), other than properties and assets sold or otherwise disposed of in the ordinary course of business since the Parent Reference Date. All such properties and assets (including leasehold interests) are free and clear of Encumbrances except for Permitted Encumbrances.

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Section 5.10 Compliance with Laws; Permits.

(a) Parent and its subsidiaries are, and during the past three (3) years have been, in compliance with all Laws applicable to them or their respective its business, properties or assets, except as would not reasonably be expected to have a Parent Material Adverse Effect.

(b) All Permits required for Parent and its subsidiaries to conduct their respective business as currently conducted have been obtained and are valid and in full force and effect, except as would not reasonably be expected to have a Parent Material Adverse Effect.

Section 5.11 Environmental Matters.

(a) Parent and its subsidiaries are, and for the past three (3) years have been, in compliance with all Environmental Laws applicable to them or their respective its business, properties or assets, except as would not reasonably be expected to have a Parent Material Adverse Effect.

(b) Parent and its subsidiaries have obtained and are and for the past three (3) years have been in compliance with all Environmental Permits necessary for the ownership, lease, operation or use of the business or assets of Parent or such subsidiary, except as would not reasonably be expected to have a Parent Material Adverse Effect.

Section 5.12 Product Warranty. Within the past three (3) years, Parent and its subsidiaries have not (a) grown, produced, manufactured, marketed, distributed or sold any product that was not in compliance with all applicable Laws or not in conformity with all specifications and warranties made or deemed made with respect to such product, (b) initiated or been required to initiate a product recall with respect to any products grown, produced, manufactured, marketed, distributed or sold by Parent or any of its subsidiaries, or (c) notified or been required to notify any Governmental Authority of any adulteration or misbranding or potential adulteration or misbranding in any product grown, produced, manufactured, marketed, distributed or sold by Parent or any of its subsidiaries, except in each case as would not reasonably be expected to have a Parent Material Adverse Effect.

Section 5.13 Non-Reliance. Purchaser and Parent have conducted their own independent investigation, review and analysis of the Business, results of operations, prospects, condition (financial or otherwise) and assets of the Companies, and acknowledge that they have been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of the Companies for such purpose. Purchaser and Parent each acknowledge and agree that: (a) in making its decision to enter into this Agreement, the Georgia C-Corporation SPA and the Georgia UPA and to consummate the transactions contemplated hereby and thereby, Purchaser and Parent have relied solely upon their own investigation and the express representations and warranties of Sellers and the Target set forth in Article III and Article IV, respectively, of this Agreement (including the related portions of the Disclosure Schedules) and the certificates delivered pursuant to Article VII and the representations and warranties of Mosaic and True West and the Georgia C-Corporation in the Georgia C-Corporation SPA (including the related portions of the disclosure schedules to the Georgia C-Corporation SPA) and the certificates delivered pursuant to the Georgia C-Corporation SPA and the representations and

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warranties of the Georgia Share Sellers in the Georgia UPA (including the related portions of the disclosure schedules to the Georgia UPA) and the certificates delivered pursuant to the Georgia UPA and expressly disclaim any reliance on any other information or the absence thereof in entering into this Agreement, the Georgia C-Corporation SPA and the Georgia UPA; and (b) none of the Sellers, the Companies, Affiliates of any Seller or any other Person has made any representation or warranty as to any Seller, any Company or this Agreement, except as expressly set forth in Article III or Article IV of this Agreement (including the related portions of the Disclosure Schedules) and the certificates delivered pursuant to Article VII and the representations and warranties of Mosaic and True West and the Georgia C-Corporation in the Georgia C-Corporation SPA (including the related portions of the disclosure schedules to the Georgia C-Corporation SPA) and the certificates delivered pursuant to the Georgia C-Corporation SPA and the representations and warranties of the Georgia Share Sellers in the Georgia UPA (including the related portions of the disclosure schedules to the Georgia UPA) and the certificates delivered pursuant to the Georgia UPA.

ARTICLE VI

COVENANTS

Section 6.01 Conduct of Business Until Closing. From the date hereof until the Closing, except as otherwise provided in this Agreement or consented to in writing by Purchaser (which consent shall not be unreasonably withheld, conditioned or delayed), the Target shall, and shall cause each of the Companies to: (a) conduct the Business in the ordinary course of business; (b) use commercially reasonable efforts to (1) maintain their respective assets and properties in their current condition (normal wear and tear and damage excepted), (2) preserve substantially intact their respective business organization, goodwill and ongoing operations of their respective businesses, (3) keep available the services of their respective current employees and service providers, (4) maintain and preserve intact their respective current relationships with their Company Employees, customers, lenders, suppliers, regulators and others having business relationships with the Companies, (5) pay all Taxes on a timely basis as they become due and payable, and (6) comply in all material respects with applicable Law, and (c) make capital expenditures, including construction of the facility being constructed in Warner Robbins, Georgia, in accordance with the capital expenditure budget set forth in Section 6.01(c) of the Disclosure Schedules. From the date hereof until the Closing Date, (x) except as consented to in writing by Purchaser (which consent shall not be unreasonably withheld, conditioned or delayed), the Target shall not cause or permit any of the Companies to take any action that would frustrate the purpose of this Agreement or cause any of the changes, events or conditions described in Section 4.06 (other than clauses (a) or (w) of Section 4.06) to occur, and (y) except as consented to in writing by the Target (which consent shall not be unreasonably withheld, conditioned or delayed), neither Parent nor Purchaser shall take any action that would frustrate the purpose of this Agreement. Notwithstanding anything to the contrary contained herein, nothing contained in this Agreement will give Parent or Purchaser, directly or indirectly, rights to control or direct the business or operations of the Companies prior to the Closing. Prior to the Closing, the Companies will exercise, consistent with the terms and conditions of this Agreement, control of their respective business and operations.

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Section 6.02 Access to Information. From the date hereof until the Closing, the Target shall, and shall cause the Companies to: (a) other than in connection with negotiating this Agreement, the Transaction Documents, or any amendment hereto or thereto, afford Purchaser and its Agents reasonable access to and the right to inspect all of the properties, assets, premises, books and records, Contracts, agreements and other documents and data related to the Companies; (b) furnish Purchaser and its Agents with such financial, operating and other data and information related to the Companies as Purchaser or any of its Agents may reasonably request; and (c) instruct the Agents of the Companies to cooperate with Purchaser in its investigation of the Companies; provided, however, that any such investigation shall be conducted during normal business hours upon reasonable advance notice to the Target, under the supervision of the Target’s personnel and in such a manner as not to interfere with the normal operations of the Companies. Notwithstanding anything to the contrary in this Agreement, neither Sellers nor any Company shall be required to disclose any information to Purchaser if such disclosure would, in the Target’s sole discretion: (x) cause significant competitive harm to the Companies or their respective businesses if the transactions contemplated by this Agreement are not consummated; (y) jeopardize any attorney-client or other privilege; or (z) contravene any applicable Law or binding agreement entered into prior to the date of this Agreement. From the date hereof until the Closing, Parent and Purchaser may, in coordination with the Target and to the extent permitted under the HSR Act, contact suppliers to and customers of the Companies as may be mutually agreed between Purchaser and the Target. Parent and Purchaser shall abide by the terms of the Confidentiality Agreement with respect to any access or information provided to Parent, Purchaser or any of their Agents pursuant to this Section 6.02.

Section 6.03 Resignations. The Target shall deliver to Purchaser written resignations, effective as of the Closing Date, of the officers and directors of the Companies set forth on Schedule 6.03 attached hereto at least five (5) Business Days prior to the Closing.

Section 6.04 Employees; Benefit Plans.

(a) Each Employee who remains employed with the any Company immediately following the Closing (each such Employee individually, a “Company Continuing Employee” and collectively, the “Company Continuing Employees”) shall, while employed by Parent, Purchaser, any Company, or any of their Subsidiaries or Affiliates during the one year period following the Closing Date, be provided with: (i) a base salary or hourly wage that is no less than the base salary or hourly wage provided to the Company Continuing Employee immediately prior to the Closing Date; (ii) target bonus opportunities (excluding equity-based compensation) that are substantially comparable in the aggregate to the target bonus opportunities (excluding equity-based compensation) provided to the Company Continuing Employee immediately prior to the Closing Date; and (iii) retirement, health and welfare, severance and other employee benefits (other than nonqualified deferred compensation, equity or equity-based, retention, change of control or long-term incentive compensation, defined benefit pension benefits, employee stock ownership, or post-termination or retiree health or welfare benefits) that are no less favorable in the aggregate than those provided by the Companies immediately prior to the Closing.

(b) With respect to the employee benefit plans, policies, and arrangements maintained by Parent or its Subsidiaries and Affiliates (excluding the Companies) (collectively, “Parent Benefit Plans”) in which any Company Continuing Employees may participate after the Closing, Parent shall, or shall cause its applicable subsidiary or Affiliate to, use commercially reasonable efforts to cause the Parent Benefit Plans to recognize all service of the Company Continuing

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Employees with the Companies and any predecessors as if such service were with Parent for all purposes (other than for benefit accrual purposes under any Parent Benefit Plan that is a defined benefit pension plan); provided, however, such service shall not be recognized to the extent that (x) such recognition would result in a duplication of benefits or funding thereof or (y) such service was not recognized under the analogous Benefit Plan in which the applicable Continuing Company Employee was participating immediately prior to the Closing.

(c) The Target shall, or shall cause its applicable Affiliate to, (i) take all necessary actions to terminate the Company 401(k) Plan, effective no later than the day immediately preceding the Closing Date and (ii) provide Parent with evidence that the Company 401(k) Plan has been terminated, with the termination of the Company 401(k) Plan effective no later than the day immediately preceding the Closing Date, pursuant to a duly adopted resolution of the Target or its applicable Affiliate (the form and substance of which shall be subject to review and approval by Parent, which approval shall not be unreasonably conditioned, withheld, conditioned or delayed) no later than the day immediately preceding the Closing Date. Parent shall, or shall cause one of its Affiliates to, use commercially reasonable efforts to provide each eligible Company Continuing Employee who has received an eligible rollover distribution (as defined in Section 402(c)(4) of the Code) from the Company 401(k) Plan, if any, with the ability to roll such eligible rollover distribution (excluding any associated plan loans) into an account under the tax qualified defined contribution plan maintained by Parent through Insperity, Inc. or an affiliate thereof (the “Insperity 401(k) Plan”), in accordance with, and subject to, the terms of the Insperity 401(k) Plan and the Code.

(d) It is the intent of the parties that nothing contained in this Agreement shall, after the Closing Date, (i) impose on Parent or any of its Affiliates (including, following the Closing, any Company) any obligation to continue to employ any Company Continuing Employee after the Closing Date or (ii) subject to the provisions of Section 6.04(a), prevent Parent or any of its Affiliates (including, following the Closing, any Company) from amending or terminating any employee benefit plan in accordance with its terms.

(e) This Section 6.04 shall be binding upon and inure solely to the benefit of each of the parties to this Agreement, and nothing in this Section 6.04, express or implied, shall confer upon any other Person any rights or remedies of any nature whatsoever.

(f) Nothing contained in this Section 6.04, express or implied, shall prohibit Parent or any of its Affiliates or any Company, as applicable, from, subject to applicable Law, adding, deleting or changing providers of benefits, changing, increasing or decreasing co-payments, deductibles or other requirements for coverage or benefits (e.g., utilization review or pre-certification requirements), and/or making other changes in the administration or in the design, coverage and benefits provided to Company Continuing Employees. No provision of this Agreement shall be construed as a limitation on the right of Parent to suspend, amend, modify or terminate any employee benefit plan. Further, (i) no provision of this Agreement shall be construed as an amendment to any employee benefit plan and (ii) no provision of this Agreement shall be construed as limiting Parent’s or any Company’s discretion and authority to interpret the respective employee benefit and compensation plans, agreements arrangements, and programs, in accordance with their terms and applicable Law.

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Section 6.05 Director and Officer Indemnification and Insurance.

(a) Purchaser agrees that, to the maximum extent permitted by applicable Laws, all rights to indemnification, advancement of expenses and exculpation by the Companies now existing in favor of each Person who is now, or has been at any time prior to the date hereof or who becomes prior to the Closing Date, an officer or director of the Companies, as provided in the Organizational Documents of the Companies, in each case as in effect on the date of this Agreement, or pursuant to any other agreements in effect on the date hereof and disclosed in Section 6.05 of the Disclosure Schedules, shall survive the Closing Date and shall continue in full force and effect in accordance with their respective terms.

(b) The Companies shall obtain as of the Closing Date “tail” insurance policies with a claims period of six (6) years from the Closing Date with at least the same coverage and amounts, and containing terms and conditions that are not less advantageous to the directors and officers of the Companies, in each case with respect to claims arising out of or relating to events which occurred on or prior to the Closing Date (including in connection with the transactions contemplated by this Agreement). The cost of such tail policy shall constitute a Transaction Expense.

(c) It is the intent of the parties that with respect to all obligations with respect to indemnification and advancement of expenses under this Section 6.05 that the Companies shall be the indemnitors of first resort and accordingly shall be the source of advancement, reimbursement and indemnification. Except as provided in Article VIII, neither Purchaser nor any Company shall have any right to seek contribution, indemnity or other reimbursement for any of its obligations under this Section 6.05 from any Seller (or any Person that is or was an Affiliate of any Seller, other than any Company).

(d) The obligations of Purchaser and the Companies under this Section 6.05 shall not be terminated or modified in such a manner as to adversely affect any director or officer to whom this Section 6.05 applies without the consent of such affected director or officer (it being expressly agreed that the directors and officers to whom this Section 6.05 applies shall be third-party beneficiaries of this Section 6.05, each of whom may enforce the provisions of this Section 6.05).

(e) In the event Purchaser, the Companies or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, unless such assumption occurs by operation of law, proper provision shall be made so that the successors and assigns of Purchaser or the Companies, as the case may be, shall assume all of the obligations set forth in this Section 6.05.

Section 6.06 Non-Solicitation.

(a) As an inducement to cause Purchaser to enter into this Agreement and purchase the Shares and the Warrants from Sellers, for a period of twelve (12) months commencing on the Closing Date, each Seller shall not, directly or indirectly, hire or otherwise engage the services or solicit any employee of the Companies or encourage any such employee to leave such employment, except in each case pursuant to a general solicitation which is not directed specifically to any such employees.

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(b) The parties hereto acknowledge that the covenants set forth in this Section 6.06 are an essential element of this Agreement and that, but for these covenants, the parties hereto would not have entered into this Agreement. The parties hereto acknowledge that this Section 6.06 constitutes an independent covenant and shall not be affected by performance or nonperformance of any other provision of this Agreement or any other document contemplated by this Agreement.

(c) It is the intention of the parties hereto that if any of the restrictions or covenants contained in this Section 6.06 is held to be for a length of time which is not permitted by applicable Law, or in any way construed to be too broad or to any extent invalid, such restrictions or covenants shall not be held to be null, void and of no effect, but to the extent such restrictions or covenants would be valid or enforceable under any applicable Law, if modified, a court of competent jurisdiction shall construe and interpret or modify this Section 6.06 to provide for a covenant having the maximum enforceable time period and scope that would be valid and enforceable under such applicable Law.

Section 6.07 Confidentiality.

(a) In addition to, and without limitation of, the terms, provisions and covenants of the Confidentiality Agreement, which remains in full force and effect, Parent and Purchaser acknowledge that, in the course of their investigation of the Business, Parent, Purchaser and their Agents have and will become aware of confidential information and documents of the Business, and that their use of such confidential information and documents, or communication of such information to third parties, could be detrimental to the Business. Parent and Purchaser covenant that prior to Closing all information and documents concerning the Business reviewed by Parent, Purchaser or their Agents in connection with this Agreement or the transactions contemplated hereby shall be maintained in confidence and shall not be disclosed or used by Parent, Purchaser or their Agents without the Target’s prior written consent, unless such information is (i) otherwise publicly available without fault of Parent, Purchaser or their Affiliates, (ii) permitted to be disclosed or used pursuant to the Confidentiality Agreement, or (iii) required to be disclosed pursuant to any Law or Governmental Order applicable to Parent or Purchaser.

(b) Following the Closing, each Seller shall maintain, and shall cause its Affiliates to maintain, in confidence any information it or they may have in relation to the Business and such information shall not be disclosed or used by such Seller or its Affiliates without Purchaser’s prior written consent, unless such information is (i) otherwise publicly available through no breach by such Seller or its Affiliates of this Section 6.07(b) or (ii) required to be disclosed pursuant to any Law or Governmental Order applicable to such Seller or its Affiliates.

Section 6.08 Governmental Approvals and Other Third-Party Consents.

(a) Each party hereto shall, as promptly as possible, use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable Law to consummate and make effective the transactions contemplated hereby and by the other Transaction Documents, including using reasonable best

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efforts to obtain, or cause to be obtained, all consents, authorizations, orders, approvals and other confirmations from all Governmental Authorities that may be or become necessary for its execution and delivery of this Agreement and the performance of its obligations pursuant to this Agreement. Each party shall cooperate fully with the other party and its Affiliates in promptly seeking to obtain all such consents, authorizations, orders, approvals and other confirmations. The parties hereto shall not willfully take any action that will have the effect of delaying, impairing or impeding the receipt of any required consents, authorizations, orders, approvals and other confirmations.

(b) Without limiting the generality of the parties’ undertakings pursuant to subsection (a) above, each of the parties hereto shall use all reasonable best efforts to:

(i) respond to any inquiries by any Governmental Authority regarding antitrust or other matters with respect to the transactions contemplated by this Agreement or any other Transaction Documents;

(ii) avoid the imposition of any order or the taking of any action that would restrain, alter or enjoin the transactions contemplated by this Agreement or other Transaction Documents; and

(iii) in the event any Governmental Order adversely affecting the ability of the parties to consummate the transactions contemplated by this Agreement or other Transaction Documents has been issued, to have such Governmental Order vacated or lifted.

(c) All analyses, appearances, meetings, discussions, presentations, memoranda, briefs, filings, arguments, and proposals made by or on behalf of either party before any Governmental Authority or the staff or regulators of any Governmental Authority, in connection with the transactions contemplated hereunder (but, for the avoidance of doubt, not including any interactions between Sellers or the Companies with Governmental Authorities in the ordinary course of business, any disclosure which is not permitted by Law or any disclosure containing confidential information) shall be disclosed to the other party hereunder in advance of any filing, submission or attendance, it being the intent that the parties will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any such analyses, appearances, meetings, discussions, presentations, memoranda, briefs, filings, arguments, and proposals. Each party shall give notice to the other party with respect to any meeting, discussion, appearance or contact with any Governmental Authority or the staff or regulators of any Governmental Authority, with such notice being sufficient to provide the other party with the opportunity to attend and participate in such meeting, discussion, appearance or contact.

(d) Notwithstanding the foregoing or anything to the contrary contained in this Agreement, nothing in this Section 6.08 or Section 6.01 shall require, or be construed to require, Parent, Purchaser or any of their Affiliates to (i) agree to (A) sell, hold, divest, discontinue or limit, before or after the Closing Date, any assets, businesses or interests of Parent, Purchaser, any of the Companies or any of their respective Affiliates; (B) any conditions relating to, or changes or restrictions in, the operations of any such assets, businesses or interests which, in either case, could reasonably be expected to materially impact the economic or business benefits to Parent or Purchaser of the transactions contemplated by this Agreement and other Transaction Documents;

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or (C) any material modification or waiver of the terms and conditions of this Agreement; or (ii) litigate, pursue, defend, contest or otherwise resist any administrative or judicial action or order, by any Governmental Authority or private party, challenging the transactions contemplated by this Agreement or other Transaction Documents as violative of any applicable Laws.

(e) Sellers, the Target, Parent and Purchaser shall use commercially reasonable efforts to give all notices to, and obtain all consents from, all third parties that are described in Section 4.04 of the Disclosure Schedules; provided, however, that Sellers, the Target, Parent and Purchaser shall not be obligated to pay any consideration therefor to any third party from whom consent or approval is requested.

Section 6.09 Books and Records.

(a) Purchaser agrees (i) to hold all of the books and records of the Companies existing on the Closing Date and not to destroy or dispose of any thereof for a period of six (6) years from the Closing Date, or such longer period as may be relevant under any applicable Law and the relevant statute of limitations, and, thereafter, if it is proposed to destroy or dispose of any of such books and records, to offer first in writing at least sixty (60) days prior to such proposed destruction or disposition to surrender them to the Sellers’ Representative and (ii) at any time and from time to time following the Closing Date, to afford the Sellers’ Representative, its Affiliates and their respective Agents, during normal business hours, upon reasonable request, reasonable access to such books, records and other data (including the right to photocopy the same, at the expense of the Sellers’ Representative) and to appropriate employees; provided, that the Sellers’ Representative shall reimburse Purchaser promptly upon demand for all reasonable out-of-pocket expenses incurred by Purchaser in connection therewith; and provided, further, that nothing herein will limit any of the Sellers’ Representative’s rights of discovery in any event.

(b) For a period of six (6) years after the Closing, or such longer period as may be relevant under any applicable Law and the relevant statute of limitations, Sellers shall (i) retain the books and records of such Seller which relate to the Companies for periods prior to the Closing and which shall not otherwise have been delivered to Purchaser and (ii) upon reasonable notice, afford the employees, agents and Agents of Purchaser reasonable access (including the right to make photocopies, at the expense of Purchaser), during normal business hours, to such books and records, solely as they relate to the Companies; provided, that Purchaser shall reimburse any such Seller promptly upon demand for all reasonable out-of-pocket expenses incurred by such Seller in connection therewith; and provided, further, that nothing herein will limit any of Purchaser’s rights of discovery in any event.

Section 6.10 Closing Conditions. From the date hereof until the Closing, each party hereto shall, and Sellers shall cause the Companies to, use commercially reasonable efforts to take such actions as are necessary to expeditiously satisfy the closing conditions set forth in Article VII hereof.

Section 6.11 R&W Insurance Policy. Prior to the Closing, Purchaser shall cause the Insurer to effectuate the R&W Insurance Policy (without any amendments, modifications or supplements to, or waivers of, the subrogation provisions thereof or any other provision that would have the effect of increasing the liability of any Seller under this Agreement). From and after the effectiveness of the R&W Insurance Policy, Purchaser shall not amend, modify, supplement or waive any provisions of the R&W Insurance Policy in a manner adverse to any Seller without the prior written consent of the Sellers’ Representative.

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Section 6.12 Satisfaction of Indebtedness. The Closing Pay-Off Indebtedness shall be paid pursuant to Section 2.07(a) by Purchaser on the Closing Date out of the payments due hereunder. In furtherance thereof, the Sellers’ Representative shall deliver to Purchaser, no less than two (2) Business Days prior to the Closing Date, one (1) or more customary pay-off letters and releases of Encumbrances, in each case in form reasonably satisfactory to Purchaser (provided, that (i) the pay-off letters for the Investor Structured Equity Notes (as defined in Section 4.04 of the Disclosure Schedules), including the pay-off of the management fees payable to Mosaic and True West and the termination of that certain Investment Agreement, dated as of December 31, 2015, by and among Mosaic, True West, 358 Capital, LLC, Dominic Engels and HFSN LLC, shall be substantially in the form attached hereto as Exhibit F-1, (ii) the pay-off letters for the earn-out payable to HFSN LLC shall be substantially in the form attached hereto as Exhibit F-2, and (iii) the pay-off letter for the Store Mortgage (as defined in Section 4.04 of the Disclosure Schedules), any releases or terminations necessary to release or terminate any and all Encumbrances related thereto and any and all other mortgage Encumbrances on Store’s interest in the Company Real Property, and the termination of the Store Mortgage and all agreements ancillary thereto, shall be in form reasonably acceptable to the Financing Sources), executed by the administrative agents, the lenders and secured parties, as applicable, under any Closing Pay-Off Indebtedness, in each case, setting forth all amounts necessary to be paid in order to fully discharge each such Closing Pay-Off Indebtedness (collectively, the “Pay-Off Letters”).

Section 6.13 Public Announcements. Unless otherwise required by applicable Law or stock exchange requirements (based upon the reasonable advice of counsel), no party to this Agreement shall make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other party, and the parties shall cooperate as to the timing and contents of any such announcement; provided, that the foregoing will not restrict or prohibit any party from making any announcement concerning this Agreement or the transactions contemplated hereby that consists of information consistent with the scope and substance of information previously disclosed in press releases, announcements or public filings made by Parent, Purchaser, or any of the Companies in compliance with this Section 6.13.

Section 6.14 Further Assurances. Following the Closing, each of the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances, and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the other Transaction Documents.

Section 6.15 Tax Matters.

(a) Intended Tax Treatment; Section 338(h)(10) Election.

(i) Purchaser and the Sellers agree that, for U.S. federal and applicable state and local income Tax purposes, the purchase and sale of the Shares and the Warrants are, in each case, intended to be treated as a taxable exchange described in Section 1001 of the Code that qualifies as a “qualified stock purchase” of the Shares within the meaning of Section 338(d)(3) of the Code.

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(ii) Purchaser and the Share Seller shall make a joint election pursuant to Section 338(h)(10) of the Code on the Closing Date and any similar or corresponding election for U.S. state or local Tax purposes (the “Section 338(h)(10) Election”) with respect to the sale of the Shares. Purchaser shall prepare a draft IRS Form 8023 and any similar state or local forms required in connection with the Section 338(h)(10) Election (the “Section 338(h)(10) Election Forms”) and shall deliver drafts of the Section 338(h)(10) Election Forms to the Target no fewer than five (5) Business Days prior to the Closing Date. The Target shall deliver original, properly completed and executed Section 338(h)(10) Election Forms to Purchaser on or prior to the Closing Date. The Share Seller shall execute (or cause to be executed) and deliver to Purchaser such additional or substitute documents or forms as are reasonably requested by Purchaser to complete the Section 338(h)(10) Election Forms at least ten (10) days prior to the date such documents or forms are required to be filed. Purchaser shall timely file or cause to be timely filed the Section 338(h)(10) Election Forms with the appropriate Governmental Authority. The Share Seller, Purchaser and the Target agree to cooperate (and cause their respective Affiliates to cooperate) in all respects for the purpose of effectuating a timely and effective Section 338(h)(10) Election, including the execution and filing of any Section 338(h)(10) Forms. Purchaser and the Share Seller agree that neither of them shall, or shall permit any of their Affiliates to, take any action on any Tax Return to modify or revoke the Section 338(h)(10) Election following the filing of the Tax Returns that implements the Section 338(h)(10) Election, without the prior written consent of the Share Seller or Purchaser, as the case may be.

(iii) Consistent with the Section 338(h)(10) Election, Purchaser shall prepare and deliver to the Sellers’ Representative within sixty (60) days after the determination of the Final Cash Consideration pursuant to Section 2.05, a draft allocation of the Final Cash Consideration (including assumed liabilities and any other amounts treated as taxable consideration for U.S. federal income Tax purposes) among the assets of the Target and its Subsidiaries in accordance with the principles of Section 338 and Section 1060 of the Code and the applicable Treasury Regulations promulgated thereunder, and, in the case of the Georgia Company, Section 755 of the Code and the applicable Treasury Regulations promulgated thereunder (the “Section 338(h)(10) Allocation Schedule”). The Sellers’ Representative shall deliver its objections (if any), to Purchaser in writing no later than thirty (30) days after the Sellers’ Representative’s receipt thereof; provided, that if the Sellers’ Representative does not provide any objections to Purchaser in witting within such thirty (30) day period, the Section 338(h)(10) Allocation Schedule prepared by Purchaser shall be deemed accepted by the Sellers’ Representative and shall become final. In the event that the Sellers’ Representative delivers any written objections during such thirty (30) day period, Purchaser and the Sellers’ Representative shall negotiate in good faith to resolve such dispute, and, if agreed, Purchaser shall deliver to the Sellers’ Representative a copy of the final agreed Section 338(h)(10) Allocation Schedule. If, after good faith negotiations, Purchaser and the Sellers’ Representative are unable to resolve any such dispute, the parties shall submit such dispute for resolution by the Firm, whose determination shall be final and binding on Purchaser and the Share Seller. The fees, costs, and expenses of the services of the Firm shall be allocated between Purchaser, on the one hand, and the Share Seller, on the other hand, by the Firm in inverse proportion to the respective percentages of the dollar value of the disputed items determined in favor of Purchaser, on the one hand, and the Sellers, on the other hand. Any adjustments to the Final Cash Consideration shall be allocated in a manner consistent with the finally determined Section 338(h)(10) Allocation Schedule.

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(iv) The Share Seller, Purchaser and the Target shall, and shall cause their respective Affiliates to, file all Tax Returns, including IRS Form 8883, in a manner consistent with this Section 6.15(a) except as otherwise required by a final determination within the meaning of Section 1313 of the Code; provided, that nothing in this Section 6.15(a) shall impede the ability of the Share Seller, Purchaser, the Target or any of their respective Affiliates to negotiate, compromise and/or settle any Tax audit, claim or similar proceeding relating to the Section 338(h)(10) Allocation Schedule.

(b) Tax Returns; Straddle Period Allocation; Cooperation.

(i) Purchaser shall prepare and timely file all Tax Returns that are filed after the Closing Date with respect to the Companies, and shall duly and timely pay all Taxes shown to be due and owing on such Tax Returns; provided, that all such Tax Returns shall be prepared in a manner consistent with past practice of the Companies, except as otherwise required by applicable Law or an intervening change in facts. With respect to any income Tax Return of any of the Companies for a Pre-Closing Tax Period (including a Straddle Period) that is filed prior to the finalization of the calculation of Closing Indebtedness pursuant to Section 2.04 and which shows an amount due and owing thereon, Purchaser shall provide a copy of any such Tax Return to the Sellers’ Representative’s for its review and comment at least ten (10) days prior to the due date for filing such Tax Return (after taking into account extensions therefor), and Purchaser shall incorporate any reasonable comments provided by the Sellers’ Representative with respect to any such Tax Return.

(ii) Purchaser and the Sellers hereby agree that the taxable year of the Target shall terminate for U.S. federal income tax purposes at the end of the day on the Closing Date under Treasury Regulations Section 1.1502-76(b)(1)(ii)(A)(1) as a result of the purchase of the Shares hereunder. To the extent permitted at a “more-likely-than-not” (or greater) level of comfort under applicable Law, any and all deductions for (i) expenses with respect to the Indebtedness being paid by or on behalf of Sellers or the Companies in connection with the Closing, and (ii) all Transaction Expenses being paid by or on behalf of Sellers or the Companies prior to or in connection with the Closing (such deduction described in clauses (i) and (ii), the “Transaction Tax Deductions”) shall be treated for income Tax purposes as having been incurred by Sellers or the Companies in, and reflected as a deduction on the income Tax Returns of Sellers or the Companies for the taxable period (or portion thereof) ending on or prior to the Closing Date.

(iii) With respect to the preparation of any income Tax Returns of the Georgia Company for its taxable year that includes the Closing Date, the parties agree (A) to use the “interim closing method” (and the “calendar day convention”) pursuant to Section 706 of the Code (and any similar provision of state, local or foreign Law) to account for any varying interests in the Georgia Company and (B) to make timely elections under Section 754 of the Code (and any similar provision of state, local or foreign Law) on the income Tax Returns of the Georgia Company (if such election is not already in effect, in which case, such election shall be maintained).

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(iv) For purposes of allocating any Taxes (other than Transfer Taxes) arising in a Straddle Period between the Pre-Closing Tax Period and the Post-Closing Tax Period for purposes of this Agreement, (i) in the case of any Taxes based upon or related to income, receipts or payroll, such Taxes of any Company shall be allocated between the Pre-Closing Tax Period and the Post-Closing Tax Period by closing the books as of the effective time on the Closing Date and (ii) in the case of any Taxes other than Taxes based upon or related to income, receipts or payroll, be deemed to be the amount of such Tax for the entire taxable period, the amount of such Taxes that are allocated to a Pre-Closing Tax Period or Post-Closing Tax Period, as the case may be, shall be determined by multiplying (A) the amount of such Taxes for the entire Straddle Period by (B) a fraction, the numerator of which is the number of calendar days in the Pre-Closing Tax Period or Post-Closing Tax Period, as the case may be, and the denominator of which is the number of calendar days in the entire Straddle Period.

(v) Each of Purchaser, the Sellers’ Representative and the Sellers shall provide the other party with such assistance as may reasonably be requested by the other party in connection with the preparation of any Tax Return, any audit or other Tax examination by any Governmental Authority, any Tax refund claim (including in respect of employee retention credits), or any judicial or administrative proceedings related to liability for Taxes, and each will retain and provide the requesting party with any records or information which may be relevant to such return, audit or examination, refund claim, proceedings or determination. Any information obtained pursuant to this Section 6.15(b)(v) or pursuant to any other Section hereof providing for the sharing of information or review of any Tax Return or other schedule relating to Taxes shall be kept confidential by the parties hereto, except as necessary to be disclosed in connection with such return, audit or examination, refund claim, proceedings or determination.

(c) Tax Claims.

(i) After the Closing and until the RWI Indemnity Escrow Funds are released in accordance with this Agreement and the Escrow Agreement, Purchaser, the Companies and their respective Affiliates shall promptly notify the Sellers’ Representative in writing upon receiving notice from any Governmental Authority of the commencement of any claim, audit, examination, or administrative or court proceeding relating to any Taxes of the Companies or any Tax Return filed by any of the Companies (a “Tax Claim”) for a Pre-Closing Tax Period or a Straddle Period; provided, that no failure or delay in notifying the Sellers’ Representative shall relieve the Sellers from any obligation hereunder except to the extent that they are actually and materially prejudiced as a result of such failure to delay.

(ii) Purchaser shall control the conduct of any Tax Claim; provided, that, solely with respect to any Tax Claim that relates to a Pre-Closing Tax Period and only until the earlier of (1) the time that the RWI Indemnity Escrow Funds are released in accordance with this Agreement and the Escrow Agreement and (2) the time that the amount of outstanding claims for indemnification under Section 8.02 exceed the remaining RWI Indemnity Escrow Funds, Purchaser shall: (A) permit the Sellers’ Representative to participate (at the Sellers’ own expense) in such Tax Claim, (B) provide the Sellers’ Representative with a timely and reasonably detailed account of each phase of such Tax Claim, (C) reasonably consult with the Sellers’ Representative and offer the Sellers’ Representative a reasonable opportunity to comment before submitting any written materials prepared or furnished in connection with such Tax Claim and (D) not settle such Tax Claim with first obtaining the Sellers’ Representative’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed).

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(iii) In connection with a Tax Claim that relates to an income Tax Return of the Georgia Company, Purchaser, the Sellers and the Sellers’ Representative agree to: (A) cause either the “partnership representative” or “designated individual” (within the meaning of Section 6223 of the Code and the Treasury Regulations promulgated thereunder or any similar provision under any state or local Law), to make the election provided for in Section 6226 of the Code (or any similar state or local Law), (B) file any statements or take any other actions required by applicable Law in order to make any such election with respect to any “imputed underpayment” within the meaning of Section 6225 of the Code (or any similar provision of any state or local Law) arising in connection with any such Tax Claim, (C) provide each other with any information necessary to make the election described in clause (A) or file any statements or take any actions contemplated by the preceding clause (B), and (D) not make, or permit the Georgia Company to make, any election to cause the Partnership Audit Rules to apply to any taxable period of the Georgia Company ending prior to January 1, 2018, including by making an election under Treasury Regulations Section 301.9100-22 (or any similar provision of state or local Law).

(iv) Notwithstanding anything in this Agreement to the contrary, this Section 6.15(c) shall control with respect to any Tax Claim.

(d) Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement, including the transfer of the Shares, the actual or deemed sale of any assets, the payment or transfer of any Liabilities (including any lease obligations) and the other Transaction Documents (other than the Georgia C-Corporation SPA), including any real property transfer Tax and any other similar Tax (collectively, “Transfer Taxes”), shall be borne and paid equally by Purchaser, on the one hand, and the Sellers, on the other hand; provided, that Purchaser’s sole recourse for the Sellers’ share of any such Transfer Taxes shall be the indemnification provided by Section 8.02(c). Purchaser, the Sellers and the Sellers’ Representative shall (i) cooperate in the timely filing of any Tax Return with respect to Transfer Taxes, or other document with respect to such Taxes or fees, and (ii) take any actions to mitigate, reduce or eliminate any Transfer Taxes.

(e) Pre-Closing Tax Matters. Without the prior written consent of the Sellers’ Representative (not to be unreasonably withheld, conditioned or delayed) and until the earlier of (1) the time that the RWI Indemnity Escrow Funds are released in accordance with this Agreement and the Escrow Agreement and (2) the time that the amount of outstanding claims for indemnification under Section 8.02 exceed the remaining RWI Indemnity Escrow Funds, neither Purchaser nor the Companies or any of their Affiliates shall, with respect to the Companies, (i) file or amend or otherwise modify any Tax Return that relates to a Pre-Closing Tax Period (other than to file Tax Returns in accordance with Section 6.15(b)), (ii) make or change any election for, or that has retroactive effect to, any Pre-Closing Tax Period (other than the Section 338(h)(10) Election or any other elections specifically contemplated by this Agreement), (iii) settle, voluntarily approach, enter into voluntary disclosure agreement with, or file any ruling request with any taxing authority with respect to any Pre-Closing Tax Period, (iv) extend or waive the statute of limitations with respect to any Pre-Closing Tax Period (other than as a result of obtaining

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an extension of time to file a Tax Return) or (v) cause any Company to engage in a transaction on the Closing Date, but after the Closing, that is outside the ordinary course of business, in each case, if such action would (A) increase the amount of Taxes payable by any of the Sellers or (B) create or increase any indemnification obligation hereunder.

(f) Adjustments for Tax Purposes. Any payments made pursuant to Article II and any indemnification payments made pursuant to Article VIII shall, in each case, be treated as an adjustment to the Purchase Price by the parties for Tax purposes, unless a different treatment is otherwise required by applicable Law.

Section 6.16 No Solicitation of Other Bids. From the date hereof until the earlier of the Closing Date or the date that this Agreement is terminated, Sellers shall not, and Sellers shall not authorize or permit any of their Affiliates or Agents to, directly or indirectly, (i) encourage, solicit, initiate, facilitate or continue inquiries regarding an Acquisition Proposal; (ii) enter into discussions or negotiations with, or provide any information to, any Person concerning a possible Acquisition Proposal; or (iii) enter into any agreements or other instruments (whether or not binding) regarding an Acquisition Proposal. Sellers shall immediately cease and cause to be terminated, and shall cause their Affiliates and all Agents of any Seller or any Affiliate thereof to immediately cease and cause to be terminated, all existing discussions or negotiations with any Persons conducted heretofore with respect to, or that could lead to, an Acquisition Proposal. For purposes hereof, “Acquisition Proposal” shall mean any proposal or offer from any Person (other than Parent, Purchaser or any of their Affiliates) concerning a merger, consolidation, share exchange or other business combination transaction involving the Target, or the sale, exchange or other disposition of all or substantially all of the Target’s properties or assets.

Section 6.17 Affiliate Agreements. Effective as of immediately prior to the Closing, Sellers shall cause all Contracts or other transactions between any Seller or its Affiliates (other than any Company or the Georgia C-Corporation), on the one hand, and any Company or the Georgia C-Corporation, on the other set forth in Section 6.17 of the Disclosure Schedules to be settled or terminated prior to the Closing without any liability on the part of Parent, Purchaser or any of their Affiliates including the Companies and the Georgia C-Corporation (including liability arising from such termination), except for this Agreement and the other Transaction Documents.

Section 6.18 Conflicts; Privilege. It is acknowledged by each of the parties hereto that certain Sellers and the Companies have retained McGuireWoods LLP (“McGuireWoods”) to act as their counsel in connection with the transactions contemplated hereby and that McGuireWoods has not acted as counsel for any other Person in connection with the transactions contemplated hereby and that no other party to this Agreement has the status of a client of McGuireWoods for conflict of interest or any other purposes as a result thereof. Parent and Purchaser hereby agree that, in the event that a dispute arises between Parent, Purchaser or any of their Affiliates (including, after the Closing, any Company), on the one hand, and any Seller or any of its Affiliates, on the other hand, McGuireWoods may represent such Seller or any such Affiliate in such dispute even though the interests of such Seller or such Affiliate may be directly adverse to Parent, Purchaser or any of their Affiliates (including, after the Closing, any Company), and even though McGuireWoods may have represented the Companies in a matter substantially related to such dispute, or may be handling ongoing matters for the Companies, Parent, Purchaser and the Companies, on behalf of themselves and each of their Affiliates, (a) hereby waive any claim they

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have or may have that McGuireWoods has a conflict of interest in connection with or is otherwise prohibited from engaging in such representation and (b) agree that, in the event that a dispute arises after the Closing between Parent, Purchaser or any of their Affiliates (including, after the Closing, the Companies) and any Seller, McGuireWoods may represent any such party in such dispute even though the interests of any such party may be directly adverse to Parent, Purchaser or any of their Affiliates (including, after the Closing, the Companies), and even though McGuireWoods may have represented the Companies in a matter substantially related to such dispute, or may be handling ongoing matters for Parent, Purchaser or the Companies. Parent and Purchaser further agree that, as to all communications among McGuireWoods and any Seller that relate in any way to the transactions contemplated hereby, the attorney-client privilege, the expectation of client confidence and all other rights to any evidentiary privilege belong to such Seller and may be controlled by such Seller and shall not pass to or be claimed by Parent, Purchaser or any Company. Notwithstanding the foregoing, if a dispute arises between Parent, Purchaser or any Company and a third party other than a party to this Agreement after the Closing, such Company may assert the attorney-client privilege to prevent disclosure of confidential communication by McGuireWoods to such third party; provided, however, that such Company may not waive such privilege without the prior written consent of Sellers. Sellers, Parent and Purchaser further agree that McGuireWoods and its partners and employees are third-party beneficiaries of this Section 6.18.

Section 6.19 Certain Privileged and/or Confidential Communications.

(a) For purposes of this Section 6.19, the term “Privileged and/or Confidential Communications” means any communication, whether written or oral, electronic or otherwise:

(i) to or from any Seller or any officer, director, employee or agent of any Company, McGuireWoods, the Companies’ and any Seller’s accountants, the Companies’ and any Seller’s financial advisors, or any other advisor to any Company or any Seller, on the one hand, and any of the foregoing Persons, on the other hand, in all cases, to the extent that such communication (A) is not also to or from any officer, director, employee or agent of Parent or Purchaser, legal counsel to Parent or Purchaser, or any other advisor to Parent or Purchaser, and (B) arises out of or relates to (1) the preparation, negotiation and execution of this Agreement or any other agreement or document executed in connection with the transactions contemplated hereby, or (2) any transaction that any Seller or any Company may have considered as an alternative transaction to the transactions contemplated hereby; or

(ii) to or from any Seller or any officer, director, employee or agent of any Seller or any Company, McGuireWoods, the Companies’ or any Seller’s accountants, the Companies’ or any Seller’s financial advisors, or any other advisor to any Company or any Seller, on the one hand, and any officer, director, employee, financial advisor, legal advisor, other advisor or Agents of any Person that any Seller or any Company may have considered in connection with an alternative transaction to the transactions contemplated hereby, on the other hand.

(b) Notwithstanding that the transactions contemplated hereby constitute a sale of the equity interests of the Companies, neither any Company, Parent nor Purchaser shall succeed to the Privileged and/or Confidential Communications. Sellers shall succeed to the Privileged and/or Confidential Communications.

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(c) Sellers, Parent and Purchaser each acknowledge and agree that Sellers and Companies, through their directors, officers, employees and other agents, engaged in the Privileged and/or Confidential Communications using the Companies’ resources and that the Privileged and/or Confidential Communications may be present in the Companies’ information systems or hard-copy files that, after Closing, continue to be owned or leased by the Companies (and thereby indirectly are controlled by Parent and Purchaser). Sellers, Parent and Purchaser each acknowledge and agree that:

(i) if Parent or Purchaser discovers, has in its possession or otherwise becomes aware of any Privileged and/or Confidential Communication by virtue of the Privileged and/or Confidential Communications being present in Companies’ information systems or hard-copy files that, after Closing, are controlled by the Companies (and thereby indirectly controlled by Parent or Purchaser), then Parent and Purchaser shall be precluded from using, and shall not use or permit to be used, whether by Parent, Purchaser or any Company, any Privileged and/or Confidential Communication against any Seller in connection with any claim that may arise out of or relate to any this Agreement, any other Transaction Document, or any other agreement or document executed in connection with the transactions contemplated hereby; and

(ii) Parent and Purchaser acknowledge that after the Closing, neither any Company, Parent nor Purchaser may unilaterally waive the attorney-client privilege with respect to any Privileged and/or Confidential Communications without the prior written consent of Sellers.

Section 6.20 Treatment of ESOP.

(a) Effective as of immediately prior to the Closing, the Target will adopt amendments to the ESOP, in form and substance satisfactory to Purchaser, to the effect that, contingent upon the completion of the Closing and effective as of the Closing Date, (i) the ESOP shall be terminated; (ii) the ESOP shall be re-classified as a tax-qualified profit-sharing plan, (iii) no new participants shall be admitted to the ESOP as participants, (iv) no contributions shall be made to the ESOP for periods commencing on and after the Closing, (v) all ESOP accounts of participants as of the Closing Date shall be fully (100%) vested, (vi) all allocations of proceeds received at the Closing by the Share Seller in accordance with this Agreement following the Closing shall be made in a manner that is in accordance with the terms of the ESOP and consistent with the requirements of the Code and ERISA and without regard to any hours of service requirement for allocation of the contribution for the allocation period ending on the Closing Date, (vii) the Trustee shall have the discretion, subject to the terms of any applicable lock-up agreement, the Registration Rights Agreement, the terms of the ESOP Trust Agreement and its fiduciary duties under ERISA and the Code, to sell any Parent Shares held by the ESOP, (viii) upon the later of the release of the Escrow Amount or the receipt of the IRS Approval, the balance of any participant accounts remaining in the ESOP shall be distributed in accordance with the terms of the ESOP and consistent with the requirements of the Code and ERISA, (ix) allocations for 2022 reflecting the contribution required by Section 6.20(b) will be made immediately prior to the Closing and (x) all liabilities, costs and expenses arising from or in connection with the operation, administration, maintenance and termination of the ESOP (and the profit-sharing plan into which the ESOP is re-classified), including the Target’s performance or its obligations pursuant to Section 6.20(c), shall be paid with ESOP assets or by the Target on behalf of the ESOP; provided, that the ESOP shall promptly reimburse the Target for all such amounts paid by it on behalf of the ESOP, unless such payment or reimbursement by the ESOP is prohibited by ERISA.

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(b) No later than immediately prior to the Calculation Time, the Target shall make a contribution to the ESOP that is equal to the ESOP Loan Receivable amortization amount due for 2022. Effective as of the Closing, the Target and the Share Seller shall settle the ESOP Loan Receivable and terminate the ESOP Pledge Agreement after accounting for all contributions and loan payments that are made prior to or coincident with the Closing (including the loan payment described in the immediately preceding sentence) by the Share Seller’s surrender to the Target of all the Shares held in the “Suspense Account” under the ESOP.

(c) As soon as reasonably practicable after the Closing Date, the Target shall submit an application to the Internal Revenue Service in a form satisfactory to Purchaser requesting a favorable determination with respect to the ESOP amendments and the termination of the ESOP described in Section 6.20(a) (the “IRS Approval”). The Target shall be responsible for, take all actions, and assume all obligations arising from or in connection with the operation, administration, maintenance and termination of the ESOP, including any Tax reporting obligations of the ESOP (including the filing of the application for the IRS Approval, Form 5500 or other Tax filings), and any fees, costs and expenses of the independent trustee and any other advisors to the ESOP.

(d) For the avoidance of doubt, the Target acknowledges and agrees that, subject to Section 7.02(e)(ix), the Target shall, subject to applicable Law, continue to honor all obligations owing to the Trustee under, and in accordance with, any and all agreements between the Target and the Trustee set forth in Section 6.20(d) of the Disclosure Schedules, including any obligations to indemnify the Trustee thereunder.

Section 6.21 Termination of Equity Incentive Plans. Prior to the Closing, and subject to the prior review and approval of Purchaser, the Target shall, or shall cause its applicable Subsidiary to, take all actions to terminate the SARS Plan and the Profits Interest Plan and any awards issued thereunder effective as of immediately prior to the Closing, including by delivering all required notices, obtaining all necessary approvals and consents, delivering evidence reasonably satisfactory to Purchaser that all necessary determinations by the board of directors of the Target or its applicable Subsidiary or applicable committee thereof to terminate the such plans and all outstanding awards thereunder have been made. Without limiting the foregoing, prior to the Closing the Target shall deliver a written notice to the SARS Participants, in form and substance reasonably acceptable to Purchaser, informing them that their stock appreciation right awards have been terminated without payment of any consideration in accordance with the terms of the SARS Plan and their individual award agreements thereunder.

Section 6.22 Parent Shares.

(a) The Parent Shares to be issued pursuant to the terms of this Agreement will be issued in a transaction exempt from registration under the Securities Act by reason of Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D and therefore may not be re-offered or resold other than in conformity with the registration requirements of the Securities Act and such other applicable rules and regulations or pursuant to an exemption therefrom. All recipients of

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such Parent Shares shall be “accredited investors” as such term is defined in Regulation D. The Parent Shares to be issued pursuant to the terms of this Agreement will be “restricted securities” within the meaning of Rule 144 and may not be offered, sold, pledged, assigned or otherwise transferred unless (i) a registration statement with respect thereto is effective under the Securities Act and any applicable state securities laws or (ii) an exemption from such registration exists and Parent receives an opinion of counsel to the holder of such Parent Shares, which counsel and opinion are reasonably satisfactory to Parent, that such Parent Shares may be offered, sold, pledged, assigned or transferred in the manner contemplated without an effective registration statement under the Securities Act or applicable state securities laws. Parent Shares issued pursuant to the terms of this Agreement will bear an appropriate legend and restriction on the books of Parent’s transfer agent to that effect.

(b) The Parent Shares issued by Parent to the Sellers pursuant to the terms of this Agreement shall be reflected in Parent’s books and records in book entry only, and shall be placed in a restrictive class with appropriate notations reflecting the following restrictive legend:

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY U.S. STATE OR OTHER COUNTRY’S SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE OR OTHER COUNTRY’S SECURITIES LAW, OR AN EXEMPTION FROM SUCH REGISTRATION UNDER THE ACT. NO HEDGING TRANSACTIONS MAY BE CONDUCTED WITH RESPECT TO THESE SHARES UNLESS DONE IN COMPLIANCE WITH SAID ACT.”

(c) The Parent Shares to be issued pursuant to this Agreement shall be issued via direct registration with Parent’s transfer agent. No Parent Shares will be issued to any Seller until such Seller shall provide Parent with such Seller’s taxpayer identification number and address pursuant to the terms of this Agreement.

Section 6.23 Title Insurance. Sellers shall reasonably cooperate with Purchaser to obtain, at Purchaser’s sole expense, title insurance policies or similar insurance policies with extended coverage insuring the applicable Company’s interest in the Company Real Property or any portion thereof, free and clear of all Encumbrances other than Permitted Encumbrances, issued by a recognized title insurance company or similar insurance company of Purchaser’s choosing and issued as of a date reasonably proximate to the Closing and in amounts determined by Purchaser. Sellers’ obligations with respect to this Section 6.23 shall include providing reasonable and customary title affidavits and indemnities as may be reasonably requested by such title insurance company or similar insurance company chosen by Purchaser and in a form reasonably acceptable to Sellers. Prior to the Closing, Sellers shall also reasonably cooperate with Purchaser, at Purchaser’s sole expense, in Purchaser’s efforts to obtain an as-built ALTA survey (or updates to existing ALTA surveys, if available) or a similar land survey from one or more licensed surveyors selected by Purchaser of any Company Real Property. Prior to the Closing, Sellers shall also reasonably cooperate with Purchaser, at Purchaser’s sole expense, in Purchaser’s efforts to obtain a zoning report from a source that is reasonably acceptable to Purchaser concerning any Company Real Property.

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Section 6.24 Financing Cooperation.

(a) Prior to the earlier of the Closing and the termination of this Agreement, the Target shall, shall cause each other Company to, and shall use reasonable best efforts to cause its and their respective officers, directors, employees, agents and representatives to, provide such cooperation as is reasonably required and customary in connection with the Debt Financing, at Purchaser’s expense, including (x) taking such action as may be reasonably requested by Purchaser to facilitate the attachment or perfection on the Closing Date substantially simultaneously with or immediately after the Closing of the Financing Sources’ security interest in the equity interests of the Companies and of the Georgia C-Corporation and in the assets of the Companies (including the assets acquired pursuant to the transactions contemplated by Section 7.02(j)), (y) using commercially reasonable efforts to assist Purchaser with lien terminations in connection with the payment or discharge of Indebtedness contemplated by the Pay-Off Letters and the consummation of the transactions contemplated by Section 7.02(j), and (z) delivering to Purchaser such documentation and other information requested by the Financing Sources in connection with applicable “beneficial ownership,” “know-your-customer” and anti-money laundering rules and regulations, including the Patriot Act and 31 C.F.R. §1010.230; provided, that the Companies shall not be required in connection with the Debt Financing to (A) pay any amount of any kind arising from or with respect to the Debt Financing, including any commitment or other similar fee, (B) incur any liability of any kind prior to the Closing, (C) enter into any binding agreement or commitment in connection with the Debt Financing that is effective prior to the consummation of the Closing on the Closing Date or (D) take any action that would (i) interfere with the ongoing operations of the Companies, (ii) cause any representation, warranty, covenant or other obligation of the Companies in this Agreement or in any other existing contract, document, agreement or arrangement to be breached, or (iii) cause any director, officer or employee of the Companies to incur or purport to incur any personal liability or to take any action or refrain from taking any action the taking or failure to take which is reasonably believed by such director, officer or employee to violate such person’s fiduciary or other duties.

(b) Purchaser shall (i) reasonably promptly upon written request, reimburse the Target for all reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorney’s fees and expenses) incurred by the Companies in connection with performing the Target’s obligations under Section 6.24(a) and (ii) indemnify, defend and hold harmless the Companies and their respective officers, directors, employees, agents and representatives from and against any and all liabilities, losses, damages, claims, documented out-of-pocket costs and expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with the Debt Financing, except to the extent such liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties are a result of the bad faith, gross negligence or willful misconduct of any such indemnified person, as determined by a court of competent jurisdiction in a final, non-appealable decision.

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Section 6.25 Regional Board Notice. The Target shall cause Advanced Sustain Ability, LLC and Hollandia Produce, LLC, to: (1) on or before March 20, 2022, provide Purchaser for review and approval, such approval not to be unreasonably withheld or delayed, the proposed complete response to the Regional Board (as defined in Section 4.13 of the Disclosure Schedule) in connection with the matter referred to in Item 8 of Section 4.13 of the Disclosure Schedule that fully complies with the requirements of the Regional Board Notice (as defined in Section 4.13 of the Disclosure Schedule); and (2) timely submit the Purchaser-approved response (or if Purchaser’s approval is not received by March 29, 2022, the proposed complete response) to the Regional Board on or before March 30, 2022. In addition, the Target shall reasonably cooperate with Purchaser and take all actions reasonably directed by Purchaser which are necessary to resolve the noncompliance issues identified in the Regional Board Notice.

Section 6.26 Nonrefundable Advance Deposit. If (i) Purchaser shall have failed to consummate the transactions contemplated hereby on or before April 6, 2022, (ii) all of the conditions set forth in Section 7.01 and Section 7.02(a)-(i) have been satisfied at such time (other than those conditions that by their terms are to be satisfied by actions taken at the Closing provided such conditions would have been able to be satisfied as of such date, and other than those conditions which would be satisfied if the conditions in Section 7.02(j) were satisfied) or irrevocably waived, (iii) none of the conditions set forth in Section 7.02(j) have been satisfied at such time (other than (x) those conditions that by their terms are to be satisfied by actions taken at the Closing provided such conditions would have been able to be satisfied as of such date, (y) the condition to deliver the Pay-Off Letters including the pay-off letter for the Store Mortgage and any releases or terminations necessary to terminate any and all related Encumbrances pursuant to and in accordance with Section 6.12 and (z) the Termination Statements) or irrevocably waived, and (iv) the Sellers’ Representative shall have given written notice to Purchaser no later than April 5, 2022 that the Sellers’ Representative, the Target and each Seller stands ready, willing and able to consummate the transactions contemplated hereby, then on April 6, 2022, Purchaser shall pay to the Target, as a non-refundable advance deposit, an amount in cash equal to $ 5,818,750 (the “Nonrefundable Advance Deposit”), by wire transfer of immediately available funds to an account designated in writing by the Target. The payment of the Nonrefundable Advance Deposit shall be irrevocable and nonrefundable. In the event the Closing shall occur, the Nonrefundable Advance Deposit shall be credited against the Cash Consideration pursuant to Section 2.02. In the event this Agreement is terminated pursuant to Section 9.01(i), the Nonrefundable Advance Deposit shall automatically be forfeited by Purchaser and retained by the Target as the Termination Fee pursuant to Section 9.02(c).

ARTICLE VII

CONDITIONS TO CLOSING

Section 7.01 Conditions to Obligations of All Parties. The obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

(a) All required filings of Sellers and Parent pursuant to the HSR Act or other antitrust, competition or merger control Laws, if any, shall have been made and the applicable waiting period and any extensions thereof shall have expired or been terminated.

(b) No Governmental Order or Law shall have been enacted, issued, promulgated, enforced or entered by any court or Governmental Authority which is in effect and has the effect of making the transactions contemplated by this Agreement illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder to be rescinded following completion thereof.

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Section 7.02 Conditions to Obligations of Parent and Purchaser. The obligations of Parent and Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Purchaser’s waiver, at or prior to the Closing, of each of the following conditions:

(a) (i) The Seller Fundamental Representations shall be true and correct in all material respects as of the Closing Date (except to the extent any such representations and warranties are expressly made as of an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such specified date), without giving effect to any limitation as to materiality or Company Material Adverse Effect set forth therein; and (ii) the other representations and warranties of Sellers and the Target contained in Article III and Article IV, respectively, other than those described in the immediately preceding clause (i), shall be true and correct in all respects (without giving effect to any limitation as to materiality or Company Material Adverse Effect set forth therein) as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects (without giving effect to any limitation as to materiality or Company Material Adverse Effect set forth therein) as of that specified date), except where the failure of such representations and warranties referenced in this clause (ii) to be true and correct would not have a Company Material Adverse Effect.

(b) Sellers and the Target shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by Sellers and the Target prior to or on the Closing Date.

(c) Closing of the purchase by Purchaser of all of the issued and outstanding shares of Georgia C-Corporation shall have occurred (or shall be occurring contemporaneously with or immediately after the Closing) as contemplated by the Georgia C-Corporation SPA.

(d) Closing of the purchase by Purchaser of all of the issued and outstanding Class B Common Units of the Georgia Company shall have occurred (or shall be occurring contemporaneously with or immediately after the Closing) as contemplated by the Georgia UPA.

(e) The Target or the Sellers’ Representative shall have made or tendered, or caused to be made or tendered, delivery to Purchaser of the following documents:

(i) all stock certificates evidencing the Shares, duly endorsed in blank or accompanied by stock powers duly endorsed in blank, in proper form for transfer and with any required stock transfer tax stamps affixed, if any (or in lieu thereof, an affidavit of loss and indemnity satisfactory to Parent);

(ii) a duly executed counterparty signature page to each of the Transaction Documents to which any Seller or the Sellers’ Representative is a party (including the Escrow Agreement);

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(iii) a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of each Seller and the Target, dated as of the Closing Date, certifying (A) that attached thereto are true and complete copies of all resolutions adopted by the board of directors of such Seller authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby, (B) that each of the conditions set forth in Section 7.02(a) and Section 7.02(b) applicable to such Seller and the Target have been satisfied, (C) that each of the conditions set forth in Section 7.02(f) and Section 7.02(g) have been satisfied, and (D) the names and signatures of the officers of such Seller and the Target authorized to sign this Agreement and the other documents to be delivered hereunder;

(iv) resignations of the managers, partners, directors and officers of the Companies pursuant to Section 6.03;

(v) the Pay-Off Letters;

(vi) an IRS Form W-9 from each Seller;

(vii) an original IRS Form 8023 executed by the Share Seller;

(viii) evidence of the purchase by the Target, at the Sellers’ sole cost and expense, of a directors and officers insurance tail policy;

(ix) a certified statement, in a form reasonably acceptable to Purchaser, shall have been delivered to Purchaser by the Trustee setting forth the Trustee’s determination that: (A) the consideration to be received for the Shares pursuant to the terms of this Agreement is not less than the fair market value (as such term is used in determining “adequate consideration” under Section 3(18) of ERISA) of such Shares, (B) the transactions contemplated by this Agreement, taken as a whole, are fair to the ESOP from a financial point of view and (C) the transactions contemplated by this Agreement are prudent and in the interest of the participants and beneficiaries of the ESOP;

(x) copies of all necessary consents, waivers and approvals of parties to any Contract, and the making of all filings with all Governmental Authorities, set forth on Schedule 7.02(e)(x);

(xi) release of all termination statements in connection with the release of all Encumbrances set forth on Schedule 7.02(e)(xi) (the “Termination Statements”); provided, however, that for the avoidance of doubt, those termination statements securing Indebtedness to be satisfied at the Closing shall be filed after the Closing in accordance with the terms and conditions set forth in the Pay-Off Letters; and;

(xii) Purchaser shall have received a copy of the Fairness Opinion.

(f) No Company Material Adverse Effect shall have occurred since the date of this Agreement and be continuing.

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(g) The Trustee and the Target shall have negotiated the settlement of the ESOP Loan Receivable and terminated the ESOP Pledge Agreement such that the ESOP Loan Receivable is, as of the Closing Date, cancelled or otherwise paid in full, and all Share Seller suspense account shares are, as of the Closing Date, either cancelled or allocated to ESOP participants (or some combination thereof) as agreed to by the Trustee and the Target.

(h) There shall be no pending or threatened Governmental Order or proceeding by any Governmental Authority which Purchaser in good faith reasonably believes could result in the transactions contemplated by this Agreement being restrained or prohibited or the award of damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

(i) April 1, 2022 shall have occurred prior to or concurrent with the Closing.

(j) The following transactions shall have occurred:

(i) the purchase by Hollandia Real Estate, LLC, a Delaware limited liability company, of the properties (land only excluding improvements) located at 1550 (also known as 1540) and 1595 Santa Monica Road, Carpinteria, CA 93013, and 6135 N Rose Avenue, Oxnard, CA 90066, and the property (land and improvements) located at 201 Pete’s Way, Byron, GA 31008, from Store Master Funding XVIII, LLC, a Delaware limited liability company (“Store”), for a purchase price not to exceed $25,812,500 (the “Store Purchase Price”); and

(ii) the termination of the Store Capital Lease (as defined in Section 4.04 of the Disclosure Schedules), that certain Unconditional Guaranty of Payment and Performance, dated as of June 30, 2020, by and between the Target and Store, each mortgage issued by a Company or Store to Citibank, N.A. in connection with the Store Capital Lease or otherwise which encumbers any interest in the Company Real Property, and any other agreements delivered by a Company in connection with the Store Capital Lease or the Store Mortgage.

Section 7.03 Conditions to Obligations of Sellers and the Target. The obligations of Sellers and the Target to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Sellers’ or the Target’s waiver, at or prior to the Closing, of each of the following conditions:

(a) The representations and warranties of Parent and Purchaser contained in Article V shall be true and correct in all respects as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date), except where the failure of such representations and warranties to be true and correct would not have a material adverse effect on Parent’s and Purchaser’s ability to consummate the transactions contemplated hereby.

(b) Parent and Purchaser shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by them prior to or on the Closing Date.

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(c) Parent and Purchaser shall have made or tendered, or caused to be made or tendered, delivery of the amounts required by, and in accordance with, Section 2.07 and the following documents:

(i) a duly executed counterparty signature page to each of the Transaction Documents to which Parent or Purchaser is a party (including the Escrow Agreement);

(ii) a duly executed counterparty signature page to the Registration Rights Agreement; and

(iii) a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Parent certifying (A) that attached thereto are true and complete copies of all resolutions adopted by the board of directors of Parent authorizing the execution, delivery and performance of this Agreement by Parent and Purchaser and the consummation by Parent and Purchaser of the transactions contemplated hereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby, (B) that each of the conditions set forth in Section 7.03(a) and Section 7.03(b) have been satisfied, and (C) the names and signatures of the officers of Parent and Purchaser authorized to sign this Agreement and the other documents to be delivered hereunder.

(d) The Trustee shall have approved the transactions contemplated by this Agreement.

(e) The Trustee shall have received, and Sellers shall have received a copy of, the Fairness Opinion.

(f) Purchaser shall have obtained the R&W Insurance Policy and the R&W Insurance Policy shall be in full force and effect as of the Closing Date.

ARTICLE VIII

SURVIVAL; INDEMNIFICATION

Section 8.01 Survival of Representations, Warranties and Covenants.

(a) Except as set forth below in this Section 8.01, the representations and warranties of the Sellers, the Target, Parent and Purchaser contained in this Agreement or in any certificates or documents delivered hereunder shall survive for a period of time ending at 11:59 p.m. Eastern Time, on that date which is twelve (12) months after the Closing Date.

(b) The representations and warranties of Sellers and the Target contained in Sections 3.01 (Organization and Authority), 3.02 (Ownership), 3.05 (Brokers), 4.01 (Organization, Authority and Qualification), 4.02 (Capitalization), 4.03 (Subsidiaries) and 4.22 (Brokers) (collectively, the “Seller Fundamental Representations”) shall survive for a period of time ending at 11:59 p.m. Eastern Time on the date on which is 60 days after the longest relevant statute of limitations period expires (including any extensions thereof) (as such statute of limitations period pertains to the underlying subject matter of such representation and warranty, or to the ability of Parent, Purchaser or any third party to make a claim relating to a breach of such representation and warranty, as the case may be, whichever is later).

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(c) The representations and warranties of Parent and Purchaser contained in Sections 5.01 (Organization and Authority of Parent and Purchaser), 5.04 (Brokers), and 5.08 (Stock Consideration) (collectively, the “Purchaser Fundamental Representations”) shall survive until the expiration of the applicable statute of limitations.

(d) For the avoidance of doubt, it is the intention of the parties hereto that the foregoing respective survival periods and termination dates supersede any applicable statutes of limitations that would otherwise apply to such representations and warranties.

(e) Any covenant or agreement contained in this Agreement that is to be performed after the Closing shall survive the Closing and remain in full force and effect until fully performed in accordance with its terms. Any claim for a failure of a party hereto to perform or comply with any of its covenants or agreements contained herein that are to be performed on or prior to the Closing shall not survive the Closing.

(f) Notwithstanding anything herein to the contrary, any claim made under and in accordance with this Article VIII prior to the expiration of the applicable period set forth above shall survive until such claim is finally resolved.

(g) This Section 8.01 shall not limit any claim or recovery available to Purchaser (or any additional insured) under the R&W Insurance Policy.

Section 8.02 Indemnification by Sellers. Subject to the provisions of this Article VIII, from and after the Closing, each Seller (the “Seller Indemnifying Parties”) shall, severally (but not jointly) up to its Equity Percentage, indemnify, defend and hold harmless Parent, Purchaser, their Affiliates (including the Companies and the Georgia C Corporation) and their respective officers, directors, employees, attorneys, accountants, representatives and agents (the “Purchaser Indemnified Parties”) for, from and against all Losses that any Purchaser Indemnified Party may suffer, sustain or incur and that result from, arise out of, relate to, or are caused by, any of the following:

(a) any breach or inaccuracy of (i) any representation or warranty (other than any Seller Fundamental Representation, which shall be indemnifiable pursuant to Section 8.02(b), and any representation or warranty contained in Section 4.17 (Taxes), which shall be indemnifiable pursuant to Section 8.02(c)) of such Seller or the Target made in Article III or Article IV or the certificates delivered pursuant to Article VII, or (ii) any representation or warranty of any Georgia Share Seller made in Article III of the Georgia UPA or the certificate delivered pursuant to Article VI of the Georgia UPA (in each case, disregarding all materiality and Company Material Adverse Effect qualifications for purposes of calculating the applicable Losses; except, however, the foregoing proviso shall not apply for purposes of Section 4.07(a));

(b) any breach or inaccuracy of any Seller Fundamental Representations of such Seller or the Target (disregarding all materiality and Company Material Adverse Effect qualifications for purposes of calculating the applicable Losses) contained in this Agreement;

(c) any Pre-Closing Taxes;

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(d) any failure by such Seller, the Target or the Sellers’ Representative to perform or comply with any of its covenants or agreements set forth in this Agreement; and

(e) the matters set forth on Schedule 8.02(e).

Section 8.03 Indemnification by Parent and Purchaser. Subject to the provisions of this Article VIII, from and after the Closing, Parent and Purchaser shall indemnify, defend and hold harmless each Seller and each Seller’s respective officers, directors, employees, attorneys, accountants, representatives and agents (the “Seller Indemnified Parties”) for, from and against all Losses that any Seller Indemnified Party may suffer, sustain or incur and that result from, arise out of, relate to, or are caused by any of the following:

(a) any breach or inaccuracy of any representation or warranty (other than any Purchaser Fundamental Representation, which shall be indemnifiable pursuant to Section 8.03(b)) of Parent or Purchaser (disregarding all materiality and Parent Material Adverse Effect qualifications for purposes of calculating the applicable Losses) contained in this Agreement or the certificates delivered pursuant to Article VII;

(b) any breach or inaccuracy of any Purchaser Fundamental Representations (disregarding all materiality and Parent Material Adverse Effect qualifications for purposes of calculating the applicable Losses) contained in this Agreement; and

(c) any failure by Parent or Purchaser to perform or comply with any covenant or agreement contained in this Agreement.

Section 8.04 Limits on Indemnification. Notwithstanding anything in this Agreement to the contrary, in the absence of a showing of Fraud or intentional breach, the indemnification obligations of each party hereto hereunder shall be subject to the following limitations:

(a) The Purchaser Indemnified Parties shall not be entitled to Losses claimed under Section 8.02(a) unless the aggregate amount of Losses incurred by the Purchaser Indemnified Parties under this Agreement, and the aggregate amount of Losses incurred by the Purchaser Indemnified Parties under the Georgia C-Corporation SPA and the Georgia UPA, respectively, exceeds $612,500 (the “Deductible Amount”), in which event the Purchaser Indemnified Parties shall be entitled, subject to the other limitations in Article VIII, to receive indemnification for all Losses in excess of the Deductible Amount. Except in the case of Fraud or intentional breach, the aggregate amount of Losses for which the Sellers shall be required to indemnify the Purchaser Indemnified Parties pursuant to Sections 8.02(a), 8.02(c) and 8.02(d) of this Agreement, and to indemnify the applicable indemnified parties under Sections 8.02(a), 8.02(c) and 8.02(d) of the Georgia C-Corporation SPA and Sections 7.02(a), 7.02(c) and 7.02(d) of the Georgia UPA, and to indemnify the applicable indemnified parties under Section 9(b)(i)(1) and 9(b)(i)(3) of the Investor Pay-Off Letters, together shall not exceed the RWI Indemnity Escrow Funds (the “Cap”). For the avoidance of doubt, the limitations set forth in this Section 8.03(a) shall not apply to any indemnification claim under Sections 8.02(b) or 8.02(e).

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(b) Except in the case of Fraud or intentional breach, the aggregate amount of Losses for which the Sellers shall be required to indemnify the Purchaser Indemnified Parties pursuant to Section 8.02(b) shall be limited, in the aggregate, to the portion of the Purchase Price received by such Seller (including any portion thereof contributed to the Escrow Amount and any Taxes deducted or withheld therefrom) (with each Parent Share issued to such Seller being valued at the Parent Share Value), and in no case will the aggregate liability of the Sellers for claims for indemnification under Section 8.02(b) exceed, in the aggregate and without duplication, the Purchase Price.

(c) Except in the case of Fraud or intentional breach, the aggregate amount of Losses for which the Sellers shall be required to indemnify the Purchaser Indemnified Parties pursuant to Section 8.02(e) shall be limited, in the aggregate, to the Special Indemnity Escrow Funds, and in no case will the aggregate liability of the Sellers for claims for indemnification under Section 8.02(e) exceed the Special Indemnity Escrow Funds.

(d) Except in the case of Fraud or intentional breach, (i) the aggregate amount of Losses for which Parent and Purchaser shall be required to indemnify the Seller Indemnified Parties pursuant to Sections 8.03(a) and 8.03(c) of this Agreement, and to indemnify the applicable indemnified parties under Sections 8.03(a) and 8.03(c) of the Georgia C-Corporation SPA and Sections 7.03(a) and 7.03(c) the Georgia UPA, and to indemnify the applicable indemnified parties under Section 9(b)(ii)(1) and 9(b)(ii)(3) of the Investor Pay-Off Letters, together shall not exceed an amount equal to the Cap, and (ii) the aggregate amount of Losses for which Parent and Purchaser shall be required to indemnify the Seller Indemnified Parties pursuant to Section 8.03(b) shall be limited, in the aggregate, to the Parent Share Consideration (including any Taxes deducted or withheld therefrom) (with each Parent Share included in the Parent Share Consideration being valued at the Parent Share Value).

(e) As used in this Article VIII, an “intentional breach” means an intentional action or intentional failure to act where the breaching party had actual knowledge that such action or failure to act was not permissible under this Agreement or other applicable Transaction Document. An “intentional breach” shall not apply to breaches of representations or warranties set forth in this Agreement.

Section 8.05 Procedures for Indemnification.

(a) No Seller Indemnifying Party shall be liable for any claim for indemnification under this Article VIII unless written notice of a claim for indemnification is delivered by the Purchaser Indemnified Party seeking indemnification to the Seller Indemnifying Party from whom indemnification is sought prior to the expiration of any applicable survival period set forth in Section 8.01 (in which event the claim shall survive until finally and fully resolved). If any third party notifies the Purchaser Indemnified Party with respect to any matter which may give rise to a claim for indemnification (a “Third Party Claim”) against the Seller Indemnifying Party under this Article VIII, then the Purchaser Indemnified Party shall notify the Seller Indemnifying Party reasonably promptly thereof in writing; provided, that no delay on the part of the Purchaser Indemnified Party in notifying the Seller Indemnifying Party shall relieve the Seller Indemnifying Party from any obligation hereunder except to the extent that the Seller Indemnifying Party is actually and materially prejudiced thereby. All notices given pursuant to this Section 8.05(a) shall describe with reasonable specificity the nature of the claim, the amount of the claim (to the extent then known) and the basis of the Purchaser Indemnified Party’s claim for indemnification.

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(b) Following receipt of notice in accordance with Section 8.05(a) (other than a notice of a Third Party Claim against the Purchaser Indemnified Party, in which case Section 8.05(c) below shall apply), the Seller Indemnifying Party shall have thirty (30) days from the date it receives such notice (the “Dispute Period”) to make such investigation of the claim as the Seller Indemnifying Party deems necessary or desirable. For purposes of such investigation, the Purchaser Indemnified Party shall make available to the Seller Indemnifying Party all the material information related to such claim relied upon by or in possession or control of, the Purchaser Indemnified Party; provided, that such Purchaser Indemnified Party shall not be required to violate any Governmental Order or any applicable Law to which it is subject or to waive any attorney-client privilege or work product doctrine which any of them may possess or that may otherwise apply to such information. If the Seller Indemnifying Party disagrees with the validity or amount of all or a portion of such claim made by the Purchaser Indemnified Party, the Seller Indemnifying Party shall deliver to the Purchaser Indemnified Party written notice thereof (the “Dispute Notice”) prior to the expiration of the Dispute Period. If no Dispute Notice is received by the Purchaser Indemnified Party within the Dispute Period or the Seller Indemnifying Party provides notice that it does not have a dispute with respect to such claim, such claim shall be deemed approved and consented to by the Seller Indemnifying Party (such claim, an “Approved Indemnification Claim”). If a Dispute Notice is received by the Purchaser Indemnified Party within the Dispute Period and the Purchaser Indemnified Party and the Seller Indemnifying Party do not agree to the validity and/or amount of such disputed claim, no payment shall be made until such disputed claim is resolved, whether by adjudication of such matter, agreement between the Purchaser Indemnified Party and the Seller Indemnifying Party, or otherwise (and upon any such resolution, such claim shall be deemed to be an Approved Indemnification Claim). Each Approved Indemnification Claim shall be paid by Sellers or Parent and Purchaser, as applicable, no later than five (5) Business Days after the date on which the subject claim became an Approved Indemnification Claim, in each case by wire transfer of immediately available funds to the account designated in writing by the party entitled to such payment.

(c) After the Purchaser Indemnified Party has given notice of a Third Party Claim to the Seller Indemnifying Party pursuant to Section 8.05(a), the Seller Indemnifying Party may, at its election, undertake and conduct the defense of such Third Party Claim at its own expense; provided, that the Seller Indemnifying Party fully acknowledges in writing its indemnification obligations to the Purchaser Indemnified Party. In such case, the Purchaser Indemnified Party may continue to participate in the defense of such Third Party Claim. If the Seller Indemnifying Party assumes the defense of any Third Party Claim, and unless (i) such settlement or consent to judgment does not impose or purport to impose any obligation or restriction on such Purchaser Indemnified Party or any of its Affiliates or any action or restrictions upon the conduct of the businesses of the Purchaser Indemnified Party or any of its Affiliates, (ii) the Purchaser Indemnified Party receives a full release of and from any other claims that may be made against the Purchaser Indemnified Party in connection with such Third Party Claim, (iii) the sole relief provided is monetary damages that are paid in full by the Seller Indemnifying Party, and (iv) there is no finding or admission of any violation by the Purchaser Indemnified Party of any applicable Law or any rights of any Person, the Seller Indemnifying Party shall not settle or consent to judgment with respect to such Third Party Claim without the written consent of the Purchaser Indemnified Party, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding anything to the contrary, the Seller Indemnifying Party shall not be entitled to assume the administration and defense of any Third Party Claim that involves any Material Customer or Material Supplier or if: (i) the Seller

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Indemnifying Party has failed to assume the defense of such Third Party Claim within thirty (30) days of the Purchaser Indemnified Party’s delivery of notice of such Third Party Claim to the Seller Indemnifying Party, (ii) the aggregate amount reasonably expected to be incurred in connection with such Third Party Claim and all other outstanding claims on the RWI Indemnity Escrow Funds exceeds 150% of the remaining amount of the RWI Indemnity Escrow Funds, (iii) such Third Party Claim involves criminal or quasi-criminal allegations, (iv) the Third Party Claim includes a claim for injunctive relief, or (v) any Seller is the Seller Indemnifying Party and (A) Purchaser or the Insurer is required to assume the defense of the Third Party Claim pursuant to the terms thereof or (B) any Seller’s assumption of the defense of the Third Party Claim would reasonably be expected to cause a Purchaser Indemnified Party to lose coverage under the R&W Insurance Policy. The Purchaser Indemnified Party and the Seller Indemnifying Party shall render to each other such assistance as may reasonably be required of each other in order to ensure proper and adequate defense of any Third Party Claim subject to this Section 8.05. To the extent that the Purchaser Indemnified Party or the Seller Indemnifying Party does not participate in the defense of a particular Third Party Claim, the Person so proceeding with such Third Party Claim shall keep the other Person informed of all material developments and events relating to such Third Party Claim. No Purchaser Indemnified Party shall settle or consent to judgment with respect to any Third Party Claim for which the Seller Indemnifying Party has provided a written acknowledgement of its indemnification obligations to the Purchaser Indemnified Party without the written consent of the Seller Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed.

Section 8.06 Sources of Recovery.

(a) Subject to the other applicable limitations of liability set forth in this Article VIII, all amounts payable by any Seller to any of the Purchaser Indemnified Parties pursuant to Sections 8.02(a) – (d) shall be paid first through distributions from the then remaining balance of RWI Indemnity Escrow Funds (if any) in accordance with this Agreement and the Escrow Agreement until the full deductible/retention amount applicable to the R&W Insurance Policy is satisfied in full; provided, that if a Purchaser Indemnified Party is entitled to be indemnified for Losses in the case of Fraud or intentional breach or pursuant to Section 8.02(b), such Purchaser Indemnified Party may elect to defer claiming such amounts from the RWI Indemnity Escrow Funds until the last day of the Escrow Claim Period, and second from the R&W Insurance Policy (if and to the extent covered thereby), and third directly from the Seller Indemnifying Parties pursuant to Section 8.06(c).

(b) All amounts payable by any Seller to any of the Purchaser Indemnified Parties pursuant to Section 8.02(e) shall be paid solely through distributions from the then remaining balance of the Special Indemnity Escrow Funds (if any) in accordance with this Agreement and the Escrow Agreement.

(c) The RWI Indemnity Escrow Funds shall be available to indemnify, compensate, and reimburse the Purchaser Indemnified Parties for any Losses for which they are entitled to recover in accordance with the terms of Sections 8.02(a) – 8.02(d), by release of funds to the Purchaser Indemnified Parties from the RWI Indemnity Escrow Account by the Escrow Agent pursuant to the procedures set forth in the Escrow Agreement.

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(d) The Special Indemnity Escrow Funds shall be available to indemnify, compensate, and reimburse the Purchaser Indemnified Parties for any Losses for which they are entitled to recover in accordance with the terms of Section 8.02(e), by release of funds to the Purchaser Indemnified Parties from the Special Indemnity Escrow Account by the Escrow Agent pursuant to the procedures set forth in the Escrow Agreement.

(e) If a Purchaser Indemnified Party is entitled to be indemnified for Losses in the case of Fraud of the Target or intentional breach by the Target, or pursuant to Section 8.02(b) for a breach of a Seller Fundamental Representation by the Target, then such Purchaser Indemnified Party shall, subject to Section 8.06(a), be entitled to recover such Losses directly from the Seller Indemnifying Parties, and each Seller Indemnifying Party shall, subject to Section 8.04 and this Section 8.06, be liable for such Seller Indemnifying Party’s Equity Percentage of such Losses. If a Purchaser Indemnified Party is entitled to be indemnified for Losses in the case of Fraud of a Seller or intentional breach by a Seller, or pursuant to Section 8.02(b) for a breach of a Seller Fundamental Representation by a Seller, then such Purchaser Indemnified Party shall, subject to Section 8.06(a), be entitled to recover such Losses directly from such Seller, and such Seller shall, subject to Section 8.04 and this Section 8.06, be liable for the full amount of such Losses.

Section 8.07 Determination of Losses.

(a) Parent and Purchaser acknowledge and agree that no Seller shall have any Liability under this Article VIII for any Losses to the extent that such Losses are caused by or otherwise arise from any action (other than an action that is expressly permitted or required by this Agreement) taken by Parent, Purchaser or any of their Affiliates (including any Company) after the Closing. Parent, Purchaser and each Company, as the case may be, shall mitigate any Loss for which Parent and Purchaser could be entitled to indemnification under this Article VIII upon becoming aware of any event which would reasonably be expected to, or does, give rise thereto to the extent required by applicable Law, including incurring costs only to the minimum extent necessary to remedy the breach that gives rise to such Losses (which costs shall constitute Losses).

(b) Each Seller acknowledges and agrees that Parent and Purchaser shall not have any liability under this Article VIII for any Losses to the extent that such Losses are caused by or otherwise arise from any action (other than an action that is expressly permitted or required by this Agreement) taken by such Seller after the Closing. Each Seller shall mitigate any Losses for which such Seller could be entitled to indemnification under this Article VIII upon becoming aware of any event that would reasonably be expected to, or does, give rise thereto to the extent required by applicable Law, including incurring costs only to the minimum extent necessary to remedy the breach which gives rise to such Losses (which costs shall constitute Losses).

(c) The amount of any Losses for which indemnification is provided by the Seller Indemnifying Party to the Purchaser Indemnified Party under this Article VIII shall be net of (i) any accruals or reserves related to such Loss reflected on the Financial Statements, (ii) any amount for which a liability related to such Losses has been taken into account for purposes of the calculation of the Final Cash Consideration, (iii) any amounts that may be available to a Purchaser Indemnified Party pursuant to any indemnification by or indemnification agreement with any third party and (iv) any insurance proceeds or other cash receipts or sources of reimbursement that may be available to the Purchaser Indemnified Party in connection with such Losses, including the R&W Insurance

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Policy (each source of recovery referred to in clauses (iii) and (iv), a “Collateral Source”), if any, attributable to such Losses; provided, that recovery from Collateral Sources other than the R&W Insurance Policy and shall be net of (x) any reasonable and documented out-of-pocket expenses (including Taxes) incurred by the Purchaser Indemnified Party, (y) any deductibles associated with the collection of such amounts and (z) any increases in insurance premium or other costs associated with collecting such amount; provided, that the Purchaser Indemnified Parties shall have no obligation to seek any such recovery, other than under the pre-Closing insurance policies of the Companies. If the amount to be netted hereunder in connection with a Collateral Source from any payment required under this Article VIII is determined after payment by the Seller Indemnifying Party of any amount otherwise required to be paid to a Purchaser Indemnified Party pursuant to this Article VIII, then the Purchaser Indemnified Party shall repay to the Seller Indemnifying Party, promptly after such determination, any amount that the Seller Indemnifying Party would not have had to pay pursuant to this Article VIII had such determination been made at the time of such payment.

Section 8.08 Election of Claims. In the event that any Purchaser Indemnified Party alleges that they are entitled to indemnification hereunder, and that Purchaser Indemnified Party’s claim is covered under more than one provision of this Agreement, such Purchaser Indemnified Party shall be entitled to elect the provision or provisions under which it may bring a claim for indemnification. In the case the state of facts giving rise to indemnification allows a Purchaser Indemnified Party to seek recovery for Losses under both Section 8.02(a), Section 8.02(b) or Section 8.02(c) of this Agreement and another subsection of Section 8.02 for which recovery under the R&W Insurance Policy is not available, such Purchaser Indemnified Party shall first bring such claim under Section 8.02(a), Section 8.02(b), or Section 8.02(c) and after exhaustion of the RWI Indemnity Escrow Funds, use commercially reasonable efforts to recover its Losses to the extent provided under the R&W Insurance Policy.

Section 8.09 Remedies Exclusive. Except (a) for remedies that cannot be waived as a matter of Law, (b) for specific performance, injunctive relief or other equitable remedies, or (c) in respect of claims based on Fraud or intentional breach, and without limiting any rights of the Purchaser Indemnified Parties under the R&W Insurance Policy, from and after the Closing, the indemnification provisions of this Article VIII shall be the sole and exclusive remedy with respect to any and all claims arising under this Agreement. For purposes of clarity, as between Purchaser, on the one hand, and the insurer under the R&W Insurance Policy, on the other hand, none of the terms, limitations, conditions and restrictions (including time for asserting claims) on indemnification set forth in this Article VIII shall affect the rights of the Purchaser Indemnified Parties under the R&W Insurance Policy, which rights shall be governed solely thereby.

Section 8.10 Claims Unaffected by Investigation. The rights of the Purchaser Indemnified Parties to indemnification or reimbursement available to any Purchaser Indemnified Party under this Article VIII shall not be impacted or limited by any investigation conducted or knowledge obtained by or on behalf of any Purchaser Indemnified Party. The parties hereby acknowledge that, regardless of any such investigation or diligence or knowledge, Parent and Purchaser have entered into this Agreement in express reliance upon the representations, warranties, covenants or agreements of the Sellers and the Target in this Agreement.

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ARTICLE IX

TERMINATION

Section 9.01 Termination. Notwithstanding any other provision of this Agreement, this Agreement may be terminated at any time prior to the Closing Date:

(a) by the mutual written consent of the Sellers’ Representative and Purchaser;

(b) unless Section 9.01(i) is applicable and Sellers’ Representative provides notice to Purchaser pursuant to Section 9.01(i), by the Sellers’ Representative or Purchaser, upon written notice to the other party, if the transactions contemplated by this Agreement have not been consummated on or prior to the date that is 60 days following the date hereof (the “Outside Date”), unless such failure of consummation is due to the failure of the party (including, in the case of the Sellers’ Representative, the Target and each Seller) seeking such termination to perform or observe in all material respects the covenants and agreements hereof to be performed or observed by such party (including, in the case of the Sellers’ Representative, the Target and each Seller);

(c) by the Sellers’ Representative or Purchaser, upon written notice to the other party, if a Governmental Authority or court of competent jurisdiction has issued a Governmental Order or other order permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement, and such Governmental Order or order has become final and non-appealable; provided, however, that the party (including, in the case of the Sellers’ Representative, the Target and each Seller) seeking to terminate this Agreement pursuant to this Section 9.01(c) has used its reasonable best efforts to remove such Governmental Order or order;

(d) by the Sellers’ Representative or Purchaser if any condition to such party’s (including, in the case of the Sellers’ Representative, the Target and each Seller) obligations to consummate the transactions contemplated hereby is incapable of being satisfied on or prior to the Outside Date; provided, however, that the right to terminate this Agreement pursuant to this Section 9.01(d) is not available to any party (including, in the case of the Sellers’ Representative, the Target and each Seller) whose breach of its obligations under this Agreement has been the cause of, or resulted in, the inability of such condition to be satisfied; and, provided, further, that the right to terminate this Agreement pursuant to this Section 9.01(d) is not available to Purchaser if such condition is set forth in Section 7.02(j);

(e) by Purchaser, if since the date hereof any event has occurred or failed to occur, the result of which constitutes a Company Material Adverse Effect;

(f) by Purchaser (by notice to the Sellers’ Representative), if any Seller, the Target or the Sellers’ Representative shall have breached any representation, warranty, covenant or other agreement contained in this Agreement that would give rise to the failure of a condition set forth in Section 7.02(a) or 7.02(b), which breach either (i) is not cured within thirty (30) days following the Sellers’ Representative’s receipt of written notice of such breach, (ii) by its nature, cannot be cured prior to the Outside Date or (iii) by its nature, is incapable of being cured; provided, that the right to terminate this Agreement under this Section 9.01(f) shall not be available to Purchaser if Purchaser is in material breach of any representation, warranty, covenant or other agreement contained in this Agreement;

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(g) by the Sellers’ Representative (by notice to Purchaser), if Purchaser shall have breached any representation, warranty, covenant or other agreement contained in this Agreement that would give rise to the failure of a condition set forth in Section 7.03(a) or Section 7.03(b), which breach either (i) is not cured within thirty (30) days following Purchaser’s receipt of written notice of such breach, (ii) by its nature, cannot be cured prior to the Outside Date or (iii) by its nature, is incapable of being cured; provided, that the right to terminate this Agreement under this Section 9.01(g) shall not be available to the Sellers’ Representative if any Seller, the Target or the Sellers’ Representative is in material breach of any representation, warranty, covenant or other agreement contained in this Agreement;

(h) by the Sellers’ Representative (by notice to Purchaser), if (i) Purchaser shall have failed to consummate the transactions contemplated hereby within five (5) Business Days after the date on which the Closing should have occurred pursuant to Section 2.06, (ii) all the conditions set forth in Section 7.01 and Section 7.02 have been satisfied at such time (other than those conditions that by their terms are to be satisfied by actions taken at the Closing provided such conditions would have been able to be satisfied as of such date) or irrevocably waived and (iii) thereafter, the Sellers’ Representative shall have given written notice to Purchaser at least five (5) Business Days prior to the termination of this Agreement pursuant to this Section 9.01(h) (which notice may be given on the date the Closing should have occurred) that the Sellers’ Representative, the Target and each Seller stands ready, willing and able to consummate the transactions contemplated hereby; or

(i) by the Sellers’ Representative, by notice to Purchaser, if (i) Purchaser shall have failed to consummate the transactions contemplated hereby by the Outside Date, (ii) all of the conditions set forth in Section 7.01 and Section 7.02(a)-(i) have been satisfied at such time (other than those conditions that by their terms are to be satisfied by actions taken at the Closing provided such conditions would have been able to be satisfied as of such date, and other than those conditions which would be satisfied if the conditions in Section 7.02(j) were satisfied) or irrevocably waived, (iii) all of the conditions set forth in Section 7.02(j) have not been satisfied at such time (other than (x) those conditions that by their terms are to be satisfied by actions taken at the Closing provided such conditions would have been able to be satisfied as of such date, (y) the condition to deliver the Pay-Off Letters including the pay-off letter for the Store Mortgage and any releases or terminations necessary to terminate any and all related Encumbrances pursuant to and in accordance with Section 6.12 and (z) the Termination Statements) or irrevocably waived, and (iv) thereafter, the Sellers’ Representative shall have given written notice to Purchaser pursuant to this Section 9.01(i) (which notice may be given on the date the Closing should have occurred) that the Sellers’ Representative, the Target and each Seller stands ready, willing and able to consummate the transactions contemplated hereby.

Section 9.02 Effect of Termination. In the event of any termination of the Agreement as provided in this Article IX, this Agreement shall forthwith become wholly void and of no further force and effect and there shall be no liability on the part of the Target, any Seller, the Sellers’ Representative, Parent or Purchaser, except that:

(a) the provisions of Section 6.07 (Confidentiality), this Article IX and Article XI (including the right to seek specific performance and other equitable remedies pursuant to Section 11.12) shall survive any such termination of this Agreement; and

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(b) nothing herein shall relieve any party hereto from liability for any breach of any provision hereof.

(c) If this Agreement is terminated pursuant to Section 9.01(i), then the Nonrefundable Advance Deposit shall automatically be forfeited by Purchaser and retained by the Target as a termination fee (the “Termination Fee”).

(d) Notwithstanding anything to the contrary in this Agreement, but subject to the Target’s rights set forth in Sections 6.24(b) and 11.12, other than for fraud or intentional breach by Purchaser or Parent, (i) the Target’s right to retain the Nonrefundable Advance Deposit as the Termination Fee shall be the sole and exclusive remedy of Target and the Sellers against Parent, Purchaser and the Non-Recourse Parties for any loss suffered as a result of the failure of the transactions contemplated hereby to be consummated or for a breach or failure to perform hereunder or under the Debt Financing or otherwise and (ii) upon the automatic forfeiture of the Nonrefundable Advance Deposit as the Termination Fee, none of Parent, Purchaser nor any Non-Recourse Party shall have any further liability or obligation relating to or arising out of this Agreement and the other Transaction Documents or the transactions contemplated hereby or thereby. For the avoidance of doubt, other than for fraud or intentional breach by Purchaser or Parent, (1) under no circumstances will Parent or Purchaser be liable to any Person for monetary damages in excess of the Termination Fee (and any amounts payable to Target pursuant to Section 6.05(b)) in circumstances where the Nonrefundable Advance Deposit is automatically forfeited as the Termination Fee, and (2) while the Target may pursue both a grant of specific performance in accordance with Section 11.12 and the automatic forfeiture of the Nonrefundable Advance Deposit as the Termination Fee under Section 9.02(c), under no circumstances shall both the Sellers be permitted or entitled to receive a grant of specific performance pursuant to this Section 11.12 and the Target be permitted or entitled to retain the Nonrefundable Advance Deposit as the Termination Fee.

ARTICLE X

THE SELLERS’ REPRESENTATIVE

Section 10.01 Appointment. In addition to the other rights and authority granted to the Sellers’ Representative elsewhere in this Agreement, each of the Sellers irrevocably constitutes and appoints the Sellers’ Representative, as its, his or her agent and representative to act from and after the date hereof and to do any and all things and execute any and all documents which may be necessary, convenient or appropriate to facilitate the consummation of the transactions contemplated by this Agreement, including: (a) the execution of the documents and certificates pursuant to this Agreement; (b) the receipt of payments under or pursuant to this Agreement and disbursement thereof to the Sellers and others, as contemplated by this Agreement; (c) the payment of amounts due to Parent or Purchaser pursuant to this Agreement to the extent funds are available from the Sellers’ Representative Holdback Amount or the Escrow Amount; (d) the receipt and forwarding of notices and communications pursuant to this Agreement; (e) the administration of the provisions of this Agreement; (f) the giving or agreeing to, on behalf of all or any of the Sellers any and all consents, waivers, amendments or modifications deemed by the Sellers’ Representative, in its sole and absolute discretion, to be necessary or appropriate under this Agreement and the execution or delivery of any documents that may be necessary or appropriate

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in connection therewith; (g) the amending of this Agreement or any of the instruments to be delivered to Parent or Purchaser pursuant to this Agreement; (h) the power to (A) dispute or refrain from disputing, on behalf of each Seller relative to any amounts to be received by such Seller under this Agreement or any agreements contemplated hereby, any claim made by Parent or Purchaser under this Agreement or other agreements contemplated hereby, (B) negotiate and compromise, on behalf of each such Seller, any dispute that may arise under, and exercise or refrain from exercising any remedies available under, this Agreement or any other agreement contemplated hereby, and (C) execute, on behalf of each such Seller, any settlement agreement, release or other document with respect to such dispute or remedy; and (i) the engagement of attorneys, accountants, agents or consultants on behalf of the Sellers in connection with this Agreement or any other agreement contemplated hereby and paying any fees related thereto.

Section 10.02 Authorization. Notwithstanding Section 10.01, in the event that the Sellers’ Representative is of the opinion that it requires further authorization or advice from the Sellers on any matters concerning this Agreement, the Sellers’ Representative shall be entitled to seek such further authorization from the Sellers prior to acting on their behalf. In such event, each Seller shall vote in accordance with their respective Equity Percentages and the authorization of a majority of such Persons shall be binding on all of the Sellers and shall constitute the authorization of the Sellers. The appointment of the Sellers’ Representative is coupled with an interest and shall be irrevocable by any Seller in any manner or for any reason. This authority granted to the Sellers’ Representative shall not be affected by the death, illness, dissolution, disability, incapacity or other inability to act of any principal pursuant to any applicable Law.

Section 10.03 Actions by Sellers’ Representative; Resignation; Vacancies. The Sellers’ Representative may resign from its position as the Sellers’ Representative at any time by written notice delivered to Parent, Purchaser, the Sellers. If there is a vacancy at any time in the position of the Sellers’ Representative for any reason, such vacancy shall be filled by the majority vote in accordance with the method set forth in Section 10.02.

Section 10.04 No Liability. All acts of the Sellers’ Representative hereunder in its capacity as such shall be deemed to be acts on behalf of the Sellers and not of the Sellers’ Representative individually. The Sellers’ Representative shall not have any liability for any amount owed to Parent or Purchaser by a Seller pursuant to this Agreement except to the extent funds are available from the Sellers’ Representative Holdback Amount. The Sellers’ Representative shall not be liable to any of the Companies, Parent or Purchaser, in its capacity as the Sellers’ Representative, for any liability of a Seller or otherwise or for anything that it may do or refrain from doing in connection with this Agreement. The Sellers’ Representative shall not be liable to any Seller, in its capacity as the Sellers’ Representative, for any liability of a Seller or otherwise or for any error of judgment, or any act done or step taken or omitted by it in good faith or for any mistake in fact or law, or for anything which it may do or refrain from doing in connection with this Agreement except in the case of the Sellers’ Representative’s gross negligence or willful misconduct. The Sellers’ Representative may seek the advice of legal counsel in the event of any dispute or question as to the construction of any of the provisions of this Agreement or its duties hereunder, and it shall incur no liability in its capacity as the Sellers’ Representative to Parent, Purchaser, the Target or the Sellers and shall be fully protected with respect to any action taken, omitted or suffered by it in good faith in accordance with the advice of such counsel. The Sellers’ Representative shall not by reason of this Agreement have a fiduciary relationship in respect of any Seller, except in respect of amounts received on behalf of the Sellers.

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Section 10.05 Expenses. Any expenses or taxable income incurred by the Sellers’ Representative in connection with the performance of its duties under this Agreement shall not be the personal obligation of the Sellers’ Representative but shall be payable by and attributable to the Sellers based on their respective Equity Percentages. Notwithstanding anything to the contrary in this Agreement, the Sellers’ Representative shall be entitled and is hereby granted the right to set off and deduct any unpaid or non-reimbursed expenses and unsatisfied liabilities incurred by the Sellers’ Representative in connection with the performance of its duties hereunder from the Sellers’ Representative Holdback Amount or any amounts delivered to the Sellers’ Representative pursuant to this Agreement. The Sellers’ Representative may from time to time submit invoices to the Sellers covering such expenses and liabilities.

Section 10.06 Distributions. Any amounts distributed by the Sellers’ Representative pursuant to this Agreement to the Sellers shall be distributed pro rata in accordance with their respective Equity Percentage, net of the expenses of the Sellers’ Representative set off and deducted in accordance with Section 10.05; provided, however, that Sellers agree and acknowledge that (i) notwithstanding anything to the contrary contained in Article VIII, indemnification provided by the Sellers that is satisfied by the Escrow Amount shall be made in accordance with the Escrow Percentages, and (ii) any distributions from the RWI Indemnity Escrow Account, the Special Indemnity Escrow Account, the Purchase Price Adjustment Escrow Account, and the Sellers’ Representative Holdback Amount shall be made in accordance with the Escrow Percentages. For the avoidance of doubt, neither Parent, Purchaser nor any of the Companies shall have any responsibility or Liability to any Seller with respect to the allocation of any distribution pursuant to this Section 10.06.

ARTICLE XI

MISCELLANEOUS

Section 11.01 Release. Effective as of the Closing, each Seller, on behalf of itself and its Affiliates (which, for the avoidance of doubt, will not include any Company as of the Closing), and its and their respective Agents (collectively, the “Releasing Parties”), hereby generally irrevocably, unconditionally and completely releases, remises and forever discharges each Company and its and their respective successors and permitted assigns, and current and former Agents (collectively, the “Released Parties”) from and against any and all claims, demands, Encumbrances, actions, causes of action, suits, claims, investigations or other legal proceedings, Contracts, obligations, controversies, debts, costs, attorneys’ fees, expenses, damages, orders, requirements of applicable Law, Losses and Liabilities of whatever kind or nature in law, equity or otherwise, whether or not now known or suspected, that have existed or may have existed, or that do exist or that hereafter can, shall or may exist, based on any facts, events or omissions occurring from any time on or prior to the Closing arising out of, caused by or as a result of any rights any Releasing Party may have against the Released Parties (collectively, the “Released Claims”); provided, however, that the foregoing release shall not apply to (a) any rights any Releasing Party may have under this Agreement, or any other Transaction Document to which such Releasing Party is a party, (b) any obligations to any Releasing Party for compensation or benefits or any other rights under any employment arrangement with or employee benefit program

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of any Company, or (c) the rights of any Released Party to indemnification from any Company under its Organizational Documents unless such claim for indemnification arises from or relates to a breach of a representation, warranty, covenant, agreement or indemnity made by such Company and/or such Releasing Party under any Transaction Document (without regard to time limitations set forth herein). Each Seller hereby represents and warrants to Parent and Purchaser that it has not voluntarily or involuntarily assigned, pledged, encumbered or in any manner transferred or conveyed all or any portion of the Released Claims and that no Person other than the Releasing Parties has any interest in any Released Claims by applicable Law or Contract or by virtue of any action or inaction by such party. Each Seller, for itself and the other Releasing Parties, hereby covenants and agrees not to sue any of the Released Parties with regard to any of the Released Claims. Each Seller stipulates and agrees that such Seller hereby expressly irrevocably, unconditionally and completely waives and relinquishes to the fullest extent permitted by applicable Law any and all provisions, rights and benefits conferred by applicable Law of any state or territory of the United States, or principle of common law, relating to the preservation of unknown claims. For the purpose of implementing a full and complete release and discharge of the Released Parties, each Seller expressly acknowledges and agrees that this Agreement and this provision is in full accord, satisfaction, and discharge of any and all of such Released Claims and that this Agreement and this provision has been executed with the express intention of effectuating a complete extinguishment of all known and unknown claims. Each Seller hereby acknowledges that the inclusion of “unknown claims” in the Released Claims set forth above was separately bargained for and was a key element of the transactions contemplated by, and the covenants and agreements set forth in, this Agreement. Each Seller further waives any rights under Section 1542 of the Civil Code of the State of California, which states: A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Section 11.02 Expenses. Except as otherwise expressly provided herein, all costs and expenses, including, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred. Notwithstanding the foregoing, Parent and Purchaser shall pay all filing fees related to filings required pursuant to the HSR Act, all premiums and amounts owed in respect of the R&W Insurance Policy, and $200,000 of the premium for the ESOP Fiduciary Policy pursuant to Section 2.07(i).

Section 11.03 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11.03):

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If to Sellers:

Hollandia Produce Group, Inc. Employee Stock Ownership Trust

c/o Hollandia Produce Group, Inc.

P.O. Box 1327

Carpinteria, CA 93014

Attention: Bill Farwell

Email: bill@eatpetes.com

Mosaic Capital Investors I, LP

101 South Tryon Street, Suite 2620

Charlotte, NC 28280

Attention: Ian Mohler

Email: imohler@mosaic-cp.com

True West Capital Partners Fund II, L.P.

10880 Wilshire Boulevard, Suite 2090

Los Angeles, CA 90024

Attention: Iain Douglas

Email: Iain Douglas igd@truewestcp.com

with a copy (which shall not constitute notice) to:

McGuireWoods LLP

201 North Tryon Street, Suite 3000

Charlotte, NC 28202

Attention: Christopher S. Nesbit

Email: cnesbit@mcguirewoods.com

Moore and Van Allen PLLC

100 N. Tryon Street, Suite 4700

Charlotte, NC 28202

Attention: Mike Zeller

Email: mikezeller@mvalaw.com

If to the Target:

Hollandia Produce Group, Inc.

P.O. Box 1327

Carpinteria, CA 93014

Attention: Bill Farwell

Email: bill@eatpetes.com

with a copy (which shall not constitute notice) to:

McGuireWoods LLP

201 North Tryon Street, Suite 3000

Charlotte, NC 28202

Attention: Christopher S. Nesbit

Email: cnesbit@mcguirewoods.com

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If to the Sellers’ Representative:

Mosaic Capital Partners

101 South Tryon Street, Suite 2620

Charlotte, NC 28280

Attention: Ian Mohler

Email: imohler@mosaic-cp.com

with a copy (which shall not constitute notice) to:

McGuireWoods LLP

201 North Tryon Street, Suite 3000

Charlotte, NC 28202

Attention: Christopher S. Nesbit

Email: cnesbit@mcguirewoods.com

If to Parent or Purchaser:

Local Bounti Corporation

220 W Main Street

Hamilton, MT 59840

Attention: Kathleen Valiasek

Email: kvaliasek@localbounti.com

with a copy (which shall not constitute notice) to:

Shearman & Sterling LLP

535 Mission Street, 25th Floor

San Francisco, CA 94105

Attention: Michael S. Dorf

Email: mdorf@shearman.com

Section 11.04 Interpretation. For purposes of this Agreement: (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Disclosure Schedules and Exhibits mean the Articles and Sections of, and Disclosure Schedules and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Disclosure Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

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Section 11.05 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 11.06 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Except as provided in Section 6.06(c), upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 11.07 Entire Agreement. This Agreement, the Confidentiality Agreement, and the other Transaction Documents constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous representations, warranties, understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement, the Confidentiality Agreement, and those in the other Transaction Documents, the Exhibits and Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control.

Section 11.08 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party. Notwithstanding the foregoing, this Agreement (and all rights, interests and obligations hereunder) may be assigned, in whole or in part, without consent of any Seller, the Sellers’ Representative or the Target, for collateral security purposes to any Persons providing financing to Purchaser (including the Financing Sources), including for purposes of creating a security interest herein or otherwise assigning Purchaser’s rights hereunder as collateral in respect of such financing. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 11.09 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except (i) for the provisions of Article VIII, Section 6.05 (Director and Officer Indemnification and Insurance), and Section 6.18 (Conflicts; Privilege), which, in each case, are intended to be for the benefit of the Persons identified in such Article and Sections and may be enforced by such Persons, (ii) the Financing Sources shall be third-party beneficiaries of the provisions of Section 11.08, this Section 11.09, Section 11.10 and Section 11.11, and shall have the right to enforce the provisions thereof, to the extent expressly applicable to the Financing Sources, and (iii) the Financing Sources and the other Non-Recourse Parties shall be third-party beneficiaries of the provisions of Section 11.14, and shall have the right to enforce the provisions thereof, to the extent expressly applicable to the Financing Sources and such other Non-Recourse Parties.

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Section 11.10 Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by Purchaser and the Sellers’ Representative. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Notwithstanding anything to the contrary contained herein, no amendments, modifications or supplements to, or waivers of, any provision of which any Financing Source is expressly made a third-party beneficiary pursuant to Section 11.09 shall be permitted in any manner materially adverse in any respect to any Financing Source without the prior written consent of such Financing Source.

Section 11.11 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a) All matters arising out of or relating to this Agreement shall be governed by and construed in accordance with the internal Laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule; provided, that each of the parties agrees that all claims or causes of action (whether at law, in equity, in contract, in tort or otherwise) against any of the Financing Sources in any way relating to the Debt Financing shall be construed and enforced in accordance with, and governed by, the Laws of the State of New York, without giving regard to conflicts or choice of law principles that would result in the application of the Laws of any jurisdiction other than the State of New York.

(b) ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF DELAWARE IN EACH CASE LOCATED IN THE STATE OF DELAWARE, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. Notwithstanding anything in this Agreement to the contrary, the parties acknowledge and agree (i) that any action of any kind or description, whether in law or in equity, whether in contract or tort or otherwise, involving the Financing Sources or arising out of or relating to the Debt Financing or the performance of services thereunder or related thereto will be subject to the exclusive jurisdiction of the Supreme Court of

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the State of New York, County of New York (and the appellate courts thereof), or, if under applicable law exclusive jurisdiction is vested in the federal courts, the United States District Court for the Southern District of New York (and appellate courts thereof), and each party submits for itself and its property with respect to any such action to the exclusive jurisdiction of such court, (ii) not to bring or permit any of their Affiliates to bring or support any other Person in bringing any such action in any other court, (iii) that service of process, summons, notice or document by registered mail addressed to them at their respective addresses, if any, provided for notice purposes in any document relating to the Debt Financing will be effective service of process against them for any such action brought in any such court, (iv) to waive and hereby irrevocably waive, to the fullest extent permitted by law, any objection which any of them may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such action in any such court and (v) that a final judgment in any such action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO AGENT OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.11(C).

Section 11.12 Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that monetary damages would not provide adequate remedy in such event. Accordingly, in addition to any other remedy to which a non-breaching party may be entitled at law, a non-breaching party shall be entitled to seek injunctive relief without the posting of any bond or other security to prevent breaches of this Agreement and to specifically enforce the terms and provisions hereof, including Sellers’ obligation to sell the Shares and Warrants to Purchaser and Purchaser’s obligation to purchase the Shares and Warrants from the Sellers, and the breaching party waives the defense that an adequate remedy at law may exist. For the avoidance of doubt, under no circumstances shall both the Sellers be permitted or entitled to receive a grant of specific performance pursuant to this Section 11.12 and the Target be permitted or entitled to Target be permitted or entitled to retain the Nonrefundable Advance Deposit as the Termination Fee.

Section 11.13 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

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Section 11.14 Non-Recourse.

(a) This Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against the entities that are expressly named as parties in the preamble hereto and then only with respect to the specific obligations set forth herein with respect to such party. No Financing Source, and no past, present or future director, officer, employee, incorporator, manager, member, partner, stockholder, Affiliate, agent, attorney or other Agents of any Financing Source or of any party hereto or of any Affiliate of any party hereto, or any of their successors or permitted assigns (each, a “Non Recourse Party”), shall have any liability for any obligations or liabilities of any party hereto under this Agreement or for any claim, action, suit or other legal proceeding based on, in respect of or by reason of the transactions contemplated hereby, including any negotiation, execution, performance, or breach of this Agreement or any other document relating to the transactions contemplated by the Transaction Documents.

(b) The provisions of this Section 11.14, together with the remedies specified in Article VIII and Article IX,, were specifically bargained for between Sellers and Purchaser and were taken into account by Sellers and Purchaser in agreeing to the amount of the Purchase Price, the adjustments thereto and the other terms and conditions hereof. Sellers and Purchaser have specifically relied upon the provisions of this Section 11.14, together with the remedies specified in Article VIII and Article IX, in agreeing to the Purchase Price, the adjustments thereto and the other terms and conditions hereof, including in agreeing to provide the specific representations and warranties set forth herein.

(c) Each of the parties is a sophisticated Person that was advised by experienced counsel and, to the extent it deemed necessary, other advisors in connection with this Agreement. The parties hereto have voluntarily agreed to define their rights, liabilities and obligations respecting the transactions contemplated hereby exclusively in Contract pursuant to the express terms and provisions of this Agreement; and the parties hereto expressly disclaim that they are owed any duties or are entitled to any remedies not expressly set forth in this Agreement. Furthermore, the parties each hereby acknowledge that this Agreement embodies the justifiable expectations of sophisticated parties derived from arm’s length negotiations; all parties to this Agreement specifically acknowledge that no party has any special relationship with another party that would justify any expectation beyond that of an ordinary buyer and an ordinary seller in an arm’s length transaction.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

SHARE SELLER:

HOLLANDIA PRODUCE GROUP, INC. EMPLOYEE STOCK OWNERSHIP TRUST

By:	GreatBanc Trust Company, not in its corporate capacity, but solely in its capacity as the Trustee of the Hollandia Produce Group, Inc. Employee Stock Ownership Trust

By:	/s/ John G. Hommel
Name: John G. Hommel
Title: Senior Vice President

TARGET:

HOLLANDIA PRODUCE GROUP, INC.

By:	/s/ Brian Cook
Name: Brian Cook
Title: Chief Executive Officer

SELLERS’ REPRESENTATIVE:

MOSAIC CAPITAL INVESTORS LLC, A DELAWARE LIMITED LIABILITY COMPANY

By:	/s/ William Hayes
Name: William Hayes
Title: Member

WARRANT SELLERS:

MOSAIC CAPITAL INVESTORS I, LP

By:	/s/ William Hayes
Name: William Hayes
Title: Member

TRUE WEST CAPITAL PARTNERS FUND II, L.P.

By:	/s/ Iain G. Douglas
Name: Iain G. Douglas
Title: Member

PURCHASER:

LOCAL BOUNTI OPERATING COMPANY LLC

By:	/s/ Kathleen Valiasek
Name: Kathleen Valiasek
Title: Chief Financial Officer

PARENT:

LOCAL BOUNTI CORPORATION

By:	/s/ Kathleen Valiasek
Name: Kathleen Valiasek
Title: Chief Financial Officer

Exhibit 2.2

UNIT PURCHASE AND SALE AGREEMENT

by and among

LOCAL BOUNTI OPERATING COMPANY LLC,

LOCAL BOUNTI CORPORATION,

BRIAN COOK, BILL FARWELL, REED HOWLETT, GEORGE HERMOSILLO, BALTAZAR GARCIA,

CORRIE HUTCHENS, SONJA LOPEZ, AND FORREST SAWLAW,

AS SELLERS

and

BILL FARWELL,

SOLELY IN HIS CAPACITY AS SELLERS’ REPRESENTATIVE

dated as of

March 14, 2022

i

ii

iii

PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement (this “Agreement”), dated as of March 14, 2022, is entered into by and among (i) individuals Brian Cook, Bill Farwell, Reed Howlett, George Hermosillo, Baltazar Garcia, Corrie Hutchens, Sonja Lopez, and Forrest Sawlaw (collectively, the “Sellers,” and each, individually, a “Seller”); (ii) Local Bounti Operating Company LLC, a Delaware limited liability company (“Purchaser”); (iii) Local Bounti Corporation, a Delaware corporation (“Parent”); and (iv) Bill Farwell (the “Sellers’ Representative”), solely in his capacity as Sellers’ Representative. Reference is hereby made to that certain Purchase and Sale Agreement (the “Master PSA”) entered into contemporaneously herewith by and among Mosaic Capital Investors I, LP, a Delaware limited partnership; True West Capital Partners Fund II L.P., f/k/a Seam Fund II, L.P., a Delaware limited partnership; Purchaser; Parent; Mosaic Capital Investors LLC, a Delaware limited liability company, solely in its capacity as Sellers’ Representative under the Master PSA; Hollandia Produce Group, Inc. Employee Stock Ownership Trust, and Hollandia Produce Group, Inc., a California corporation. Except where otherwise stated, capitalized terms used but not defined in this Agreement have the respective meanings given them in the Master PSA.

RECITALS

WHEREAS, the transactions contemplated by the Master PSA include the acquisition of all of the issued and outstanding Class B Common Units (as defined in the Amended and Restated Limited Liability Company Agreement dated May 7, 2021 of Hollandia Produce GA, LLC, a Delaware limited liability company (the “Georgia LLC”)) of the Georgia LLC from Sellers by Purchaser, and the other transactions contemplated under this Agreement;

WHEREAS, it is a condition and inducement to Parent’s and Purchaser’s willingness to enter into the Master PSA that, concurrently with its execution, the parties hereto enter into this Agreement to effect such transactions;

WHEREAS, all of the issued and outstanding Class B Common Units of the Georgia LLC (the “Units”) are owned, beneficially and of record, collectively, by the Sellers;

WHEREAS, Purchaser desires to purchase the Units from the Sellers, and the Sellers desire to sell the Units to Purchaser, in each case on the terms and conditions set forth herein, such that upon consummation of the transactions contemplated by this Agreement, Purchaser shall be the sole and exclusive owner of all of the Units; and

WHEREAS, as a condition and inducement to Parent’s and Purchaser’s willingness to enter into the Master PSA and this Agreement, concurrently with the execution of the Master PSA and this Agreement, each of the Sellers has executed and delivered to Parent (i) the Registration Rights Agreement in the form attached to the Master PSA as Exhibit B thereto and (ii) an Accredited Investor Questionnaire in the form attached to the Master PSA as Exhibit C thereto.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

The following terms have the meanings specified or referred to in this Article I:

“Agreement” has the meaning set forth in the preamble.

“Approved Indemnification Claim” has the meaning set forth in Section 7.05(b).

“C-Corp PSA” means that certain Purchase and Sale Agreement dated even date herewith by and among Mosaic Capital Investors I, LP, a Delaware limited partnership; True West Capital Partners Fund II, L.P., f/k/a Seam Fund II, L.P., a Delaware limited partnership; Mosaic Capital Investors LLC, a Delaware limited liability company, solely in its capacity as Sellers’ Representative; the Georgia C-Corp; Purchaser; and Parent.

“Cash Consideration” has the meaning set forth in Section 2.02.

“Closing” has the meaning set forth in Section 2.03.

“Debt Financing” means any loan to Purchaser, or commitment to make any loan to Purchaser, in whole or in part for the purpose of providing financing to facilitate the transactions contemplated by the Transaction Documents.

“Disclosure Schedules” means the Disclosure Schedules delivered by the Sellers concurrently with the execution and delivery of this Agreement.

“Dispute Notice” has the meaning set forth in Section 7.05(b).

“Dispute Period” has the meaning set forth in Section 7.05(b).

“Financing Sources” means the Persons that have committed to provide or arrange or otherwise entered into agreements in connection with the Debt Financing, including the parties to any commitment letters, engagement letters, joinder agreements, indentures or credit agreements (or similar definitive financing documents), or any amendments thereto, entered into pursuant thereto or relating thereto, together with their respective Affiliates, and their respective Affiliates’ officers, directors, employees, agents and representatives and their respective successors and permitted assigns.

“Georgia C-Corp” means Hollandia Produce GA Investor Corporation, a Delaware corporation.

“Georgia LLC” has the meaning set forth in the Recitals.

“Georgia LLC Equity Percentage” means, with respect to any Seller, the percentage set forth opposite such Seller’s name on Section I of the Disclosure Schedules for such Seller.

“Parent Share Consideration” has the meaning set forth in Section 2.02.

“Parent Shares” has the meaning set forth in Section 2.02.

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“Purchase Price” has the meaning set forth in Section 2.02.

“Purchaser Fundamental Representations” means the representations and warranties of Parent and Purchaser contained in Sections 5.01 and 5.04 of the Master PSA and Section 4.04 of this Agreement.

“Seller Fundamental Representations” has the meaning set forth in Section 7.01(b).

“Seller Indemnifying Party” has the meaning set forth in Section 7.02.

“Sellers” has the meaning set forth in the preamble.

“Sellers’ Representative” has the meaning set forth in the preamble.

“Taxes” means: all taxes, levies, imposts, duties, fees, assessments, or similar government charges, however denominated, including any interest, penalties, criminal sanctions or additions thereto (including any underpayment penalties for insufficient estimated payments) or other additional amounts that may become payable in respect thereof (or in respect of a failure to file any Tax Return when and as required), imposed by any Governmental Authority, which shall include, without limiting the generality of the foregoing, all income, payroll and employment, withholding (including withholding in connection with amounts paid or owing to any employee, independent contractor, creditor, equity holder or other Person), unemployment insurance taxes, social security (or similar), sales and use, excise, franchise, gross receipts, occupation, real and personal property, stamp, value added, transfer, profits or windfall profits, licenses in the nature of, estimated, severance, duties (custom and others), workers’ compensation taxes, premium, environmental (including under Section 59A of the Code), disability, registration, alternative or add-on minimum, estimated, and possessory taxes.

“Third Party Claim” has the meaning set forth in Section 7.05(a).

“Units” has the meaning set forth in the Recitals.

ARTICLE II

PURCHASE AND SALE

Section 2.01 Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing, the Sellers shall sell to Purchaser, and Purchaser shall purchase from the Sellers, all right, title and interest in and to the Units, in each case for the consideration specified in Section 2.02.

Section 2.02 Purchase Price. The aggregate purchase price for the Units (the “Purchase Price”) shall be (a) an amount in cash equal to $2,616,281.22 (the “Cash Consideration”); plus (b) 301,147 validly issued, fully paid and nonassessable shares (“Parent Shares”) of Parent Common Stock (the “Parent Share Consideration”).

Section 2.03 Closing. Subject to the terms and conditions of this Agreement, the purchase and sale of the Units contemplated hereby shall take place at a closing (the “Closing”) to be held on the Closing Date. The Closing shall take place by exchange of executed documents by

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PDF or facsimile or in such other manner as the Sellers’ Representative and Purchaser may mutually agree upon. The effective time of the Closing shall be 12:01 a.m. Eastern Time on the Closing Date. At the Closing, (a) the Sellers’ Representative shall deliver to Purchaser the various certificates, instruments and documents referred to in Section 6.02, (b) Purchaser shall deliver to the Sellers’ Representative the various certificates, instruments and documents referred to in Section 6.03 and (c) Purchaser shall pay the amounts contemplated by, and in accordance with, Section 2.04.

Section 2.04 Closing Date Payments At the Closing, Purchaser shall deliver to the Sellers (to the respective accounts designated by each of them) the following:

(a) an aggregate amount of cash equal to the Cash Consideration, by wire transfer of immediately available funds in accordance with the Estimated Closing Statement, with each Seller to receive a portion of such aggregate amount equal to such Seller’s Georgia LLC Equity Percentage; and

(b) an aggregate number of Parent Shares equal to the Parent Share Consideration, with each Seller to receive a portion of such aggregate number equal to such Seller’s Georgia LLC Equity Percentage (with fractional shares rounded up or down to the nearest whole Parent Share after aggregating all Parent Shares to be issued to each Seller under this Agreement).

Section 2.05 Withholding Tax. Purchaser, the Sellers, the Georgia LLC and their respective Affiliates and authorized agents shall be entitled to deduct and withhold from the consideration payable (directly or indirectly) pursuant to this Agreement all Taxes that Purchaser or such other Person may be required to deduct and withhold under any provision of Law. In the event that any amount is so deducted and withheld, it shall be properly remitted or otherwise accounted for with the applicable Governmental Authority. All such withheld and remitted amounts will be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. Prior to deducting or withholding from any amounts payable to any Person (other than payments in the nature of compensation), such Person shall be given a reasonable opportunity to provide (or cause to be provided) a properly completed certificate or other documentary evidence establishing an exemption or reduction of withholding or deduction.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE SELLERS

As an inducement to Parent and Purchaser to enter into this Agreement, each Seller, severally and not jointly, hereby represents and warrants to Parent and Purchaser that, except as set forth in the applicable Sections or subsections of the Disclosure Schedules (with specific reference to the particular Section or subsection of this Agreement to which the information in the Disclosure Schedules relates, it being agreed that disclosure of any item in any Section or subsection of the Disclosure Schedules shall be deemed disclosed with respect to any other Section or subsection of this Agreement to which the applicability of such item is reasonably apparent on the face of such disclosure without investigation or reference to underlying documentation), the statements contained in Sections 3.01 through 3.06 are true and correct as of the date hereof.

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Section 3.01 Capacity. Such Seller is an adult natural person under the Laws of the state in which he or she resides, and has all necessary capacity to enter into this Agreement and the other Transaction Documents to which such Seller is a party and to perform his or her obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by such Seller and (assuming due authorization, execution and delivery by each other applicable party) this Agreement and the other Transaction Documents to which such Seller is a party constitute legal, valid and binding obligations of such Seller, enforceable against such Seller in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 3.02 Ownership. Such Seller is the sole legal and beneficial owner of the Units being sold by him or her pursuant to this Agreement as set forth opposite his or her name on Section 3.02 of the Disclosure Schedules, and such Seller holds good and valid title to such Units, free and clear of any Encumbrances. The Seller has the sole right to vote or direct the voting, as applicable, of the Units, at his or her discretion, on any matter submitted to a vote of the members of the Georgia LLC. Other than as provided in this Agreement, there are no outstanding membership interests in the Georgia LLC held by such Seller, and there are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to any membership interests in the Georgia LLC and held by such Seller or obligating such Seller to acquire or sell any membership interests (including the Shares), or any other interest, in the Georgia LLC. Other than the Organizational Documents of the Georgia LLC, such Seller is not a party to any voting trusts, proxies, registration rights agreements or other agreements or understandings in effect with respect to the voting, disposition, registration, dividends, distributions or transfer of any of the membership interests in the Georgia LLC (including the Units), or any other interest, in Georgia LLC. Each Seller has timely filed an election under Section 83(b) of the Code with respect to the receipt of their Units.

Section 3.03 No Conflict. The execution, delivery and performance by such Seller of this Agreement and the other Transaction Documents to which such Seller is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to such Seller; or (b) except as set forth in Section 3.03 of the Disclosure Schedules, require the consent of, notice to, waiver from, or other action by any Person under, conflict with, result in a violation or breach of, result in loss of any benefit under, constitute a default (or an event which, with notice or lapse of time or both, would become a default) under or result in the acceleration, termination, amendment, or cancellation of, or result in the creation of any Encumbrance on any Units pursuant to, any Contract, Permit or other instrument or obligation to which such Seller is a party or by which any such Seller or any Units are bound or affected, except, in the cases of clauses (a) and (b), where the violation, breach, conflict, default, acceleration or failure to give notice would not, individually or in the aggregate, be material to be such Seller’s ability to perform or comply with the covenants, agreements or obligations of such Seller herein or in any Transaction Document or to complete the transactions contemplated by this Agreement. Except as set forth in Section 3.03 of the Disclosure Schedules and other than filings as may be required under the HSR Act, no consent, approval, exemption, authorization, Permit, Governmental Order, registration, declaration or filing with, or notice to, any Governmental

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Authority or any other Person is required by or with respect to such Seller in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby by such Seller, except for such consents, approvals, exemptions, authorizations, Permits, Governmental Orders, registrations, declarations, filings or notices required by or with respect to the Georgia LLC that if not made or obtained would not be material to such Seller’s ability to perform or comply with the covenants, agreements or obligations of such Seller herein or in any Transaction Document or to consummate the transactions contemplated hereby and thereby by such Seller.

Section 3.04 Legal Proceedings. Except as set forth in Section 3.04 of the Disclosure Schedules, there are no actions, suits, claims, investigations or other legal proceedings pending or, to the actual knowledge, as of the date hereof, following reasonable inquiry, of such Seller, threatened against or by such Seller affecting such Seller’s Units or seeking to restrain or enjoin the completion of the transactions contemplated by this Agreement or any other Transaction Document.

Section 3.05 Brokers. Except for Lincoln International LLC, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Documents based upon arrangements made by or on behalf of such Seller.

Section 3.06 Investment Representations. Such Seller will acquire his or her Parent Shares under the terms of this Agreement for his or her own account for investment only and not with a view to or for sale in connection with any distribution thereof or with any present intention of selling or distributing all or any part thereof. Such Seller is not a party to any Contract with any other Person to sell or transfer, or to have any other Person sell, on behalf of such Seller, all or any portion of his or her Parent Shares. Such Seller acknowledges that the Parent Shares have not been and will not be registered under the Securities Act, and may not be reoffered or resold except pursuant to an exemption from the registration requirements of the Securities Act. Such Seller (a) is an “accredited investor” within the meaning of Rule 501(a) of the Securities Act and (b) is sufficiently knowledgeable and experienced in making investments of this type as to be able to evaluate the risks and merits of his or her investment in the Parent Shares. Such Seller has made such independent investigation of Parent, its management and related matters as such Seller deems to be necessary or advisable in connection with its acquisition of Parent Shares pursuant to this Agreement.

Section 3.07 No Other Representations and Warranties. Except for the specific representations and warranties expressly made by Sellers in this Article III and the certificates delivered pursuant to Article VI and the specific representations and warranties expressly made by the Warrant Sellers and the Share Seller in Article III of the Master PSA and by Target in Article IV of the Master PSA and the certificates delivered pursuant to Article VII of the Master PSA, and the specific representations and warranties expressly made in Articles III and IV of the C-Corp PSA and the certificates delivered pursuant to Article VII of the C-Corp PSA, (a) neither the Sellers nor any other Person has made or makes, and all such Persons expressly disclaim, any other express or implied representation or warranty, either written or oral, on behalf of any of the Sellers, including any representation or warranty as to the accuracy or completeness of any information regarding the Georgia LLC’s business, affairs, assets, liabilities, operations, prospects, or condition

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(financial or otherwise), including with respect to merchantability or fitness for any particular purpose of any assets, the nature or extent of any liabilities, the prospects of the Georgia LLC’s business, the effectiveness or the success of any operations, or the accuracy or completeness of any confidential information memoranda, documents, projections, material or other information (financial or otherwise) regarding the Georgia LLC made available to Parent and Purchaser in the Data Room and its Agents (including in the Data Room management presentations or in any other form in expectation of, or in connection with, the transactions contemplated hereby, or in respect of any other matter or thing whatsoever), and (b) no officer, agent, representative or employee of any Company has any authority, express or implied, to make any representations, warranties or agreements not specifically set forth therein and subject to the limited remedies herein provided.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

As an inducement to Sellers to enter into this Agreement, Parent and Purchaser hereby jointly and severally represent and warrant to Sellers as follows:

Section 4.01 Master PSA Representations and Warranties of Parent and Purchaser. Each of the representations and warranties of Parent and Purchaser contained in Sections 5.01, 5.02, 5.04, 5.06, 5.07, and 5.09 through 5.12 of the Master PSA are true and correct as of the date hereof, except as provided in the Master PSA.

Section 4.02 Investment Purpose. Purchaser is acquiring the Units solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Purchaser acknowledges that none of the issuance, offer or sale of the Units are registered under the Securities Act, or any state securities Laws, and that the Units may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and subject to state securities Laws and regulations, as applicable. Purchaser is able to bear the economic risk of holding the Units for an indefinite period (including total loss of its investment) and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of its investment.

Section 4.03 Sufficiency of Funds; Solvency. Purchaser has or, at the Closing, will have sufficient funds, to make the payments required pursuant to this Agreement and to perform its obligations with respect to the transactions contemplated hereby. Purchaser acknowledges that its obligations set forth in this Agreement are not contingent or conditioned upon any Person’s ability to obtain or have at the Closing sufficient funds necessary to make the payments required pursuant to this Agreement or for Purchaser to perform its obligations with respect to the transactions contemplated hereby. After giving effect to all of the transactions contemplated hereby, Purchaser will (a) be solvent, (b) be able to pay its debts as they become due; (c) own property having a fair saleable value greater than the amounts required to pay debts (including a reasonable estimate of the amount of all contingent liabilities); and (d) have adequate capital to carry on its business.

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Section 4.04 Stock Consideration. The Parent Shares to be issued pursuant to the terms of this Agreement have been duly authorized, and upon consummation of the Closing and the issuance of such Parent Shares pursuant to and in accordance with the terms hereof, will be validly issued, fully paid and non-assessable. The holders of the Parent Shares are not and will not be subject to personal liability by reason of being such holders and the Parent Shares are not and will not be subject to the preemptive rights of any holders of any security of Parent or similar contractual rights granted by Parent; and all corporate action required to be taken for the authorization, issuance and sale of the Parent Shares has been duly and validly taken.

Section 4.05 Non-Reliance. Purchaser and Parent each acknowledge and agree that: (a) in making its decision to enter into this Agreement, the Master PSA and the C-Corp PSA and to consummate the transactions contemplated hereby and thereby, Purchaser and Parent have relied solely upon their own investigation and the express representations and warranties of Sellers set forth in Article III of this Agreement (including the related portions of the Disclosure Schedules) and the certificates delivered pursuant to Article VI of this Agreement and the representations and warranties of the Share Seller, the Warrant Sellers and the Target in the Master PSA (including the related portions of the disclosure schedules to the Master PSA) and the certificates delivered pursuant to the Master PSA and the representations and warranties of Mosaic and True West and the Georgia C-Corp in the C-Corp PSA (including the related portions of the disclosure schedules to the C-Corp PSA) and the certificates delivered pursuant to the C-Corp PSA and expressly disclaim any reliance on any other information or the absence thereof in entering into this Agreement, the Master PSA and the C-Corp PSA; and (b) none of the Sellers, any Affiliates of any Seller or any other Person has made any representation or warranty as to any Seller or this Agreement, except as expressly set forth in Article III of this Agreement (including the related portions of the Disclosure Schedules) and the certificates delivered pursuant to Article VI of this Agreement and the representations and warranties of the Share Seller, the Warrant Sellers and the Target in the Master PSA (including the related portions of the disclosure schedules to the Master PSA) and the certificates delivered pursuant to the Master PSA and the representations and warranties Mosaic and True West and the Georgia C-Corp in the C-Corp PSA (including the related portions of the disclosure schedules to the C-Corp PSA) and the certificates delivered pursuant to the C-Corp PSA.

ARTICLE V

COVENANTS

Section 5.01 Confidentiality. Following the Closing, each Seller shall maintain, and shall cause his or her Affiliates to maintain, in confidence any information it or they may have in relation to the Georgia LLC or any other Company, and such information shall not be disclosed or used by such Seller or its Affiliates without Purchaser’s prior written consent, unless such information is (i) otherwise publicly available through no breach by such Seller or its Affiliates of this Section 5.02 or (ii) required to be disclosed pursuant to any Law or Governmental Order applicable to such Seller or its Affiliates.

Section 5.02 Books and Records.

(a) Purchaser agrees (i) to hold all of the books and records of the Georgia LLC existing on the Closing Date and not to destroy or dispose of any thereof for a period of six (6) years from the Closing Date, or such longer period as may be relevant under any applicable Law and the relevant statute of limitations, and, thereafter, if it is proposed to destroy or dispose of any of such

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books and records, to offer first in writing at least sixty (60) days prior to such proposed destruction or disposition to surrender them to the Sellers’ Representative and (ii) at any time and from time to time following the Closing Date, to afford the Sellers’ Representative, his Affiliates and their respective Agents, during normal business hours, upon reasonable request, reasonable access to such books, records and other data (including the right to photocopy the same, at the expense of the Sellers’ Representative) and to appropriate employees; provided, that the Sellers’ Representative shall reimburse Purchaser promptly upon demand for all reasonable out-of-pocket expenses incurred by Purchaser in connection therewith; and provided, further, that nothing herein will limit any of the Sellers’ Representative’s rights of discovery in any event.

(b) For a period of six (6) years after the Closing, or such longer period as may be relevant under any applicable Law and the relevant statute of limitations, Sellers shall (i) retain the books and records of such Seller which relate to the Georgia LLC for periods prior to the Closing and which shall not otherwise have been delivered to Purchaser and (ii) upon reasonable notice, afford the employees, agents and Agents of Purchaser reasonable access (including the right to make photocopies, at the expense of Purchaser), during normal business hours, to such books and records, solely as they relate to the Georgia LLC; provided, that Purchaser shall reimburse any such Seller promptly upon demand for all reasonable out-of-pocket expenses incurred by such Seller in connection therewith; and provided, further, that nothing herein will limit any of Purchaser’s rights of discovery in any event.

Section 5.03 Closing Conditions. From the date hereof until the Closing, each party hereto shall, and Sellers shall cause the Georgia LLC to, use commercially reasonable efforts to take such actions as are necessary to expeditiously satisfy the closing conditions set forth in Article VI hereof.

Section 5.04 Public Announcements. Unless otherwise required by applicable Law or stock exchange requirements (based upon the reasonable advice of counsel), no party to this Agreement shall make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other party, and the parties shall cooperate as to the timing and contents of any such announcement; provided, that the foregoing will not restrict or prohibit any party from making any announcement concerning this Agreement or the transactions contemplated hereby that consists of information consistent with the scope and substance of information previously disclosed in press releases, announcements or public filings made by Parent, Purchaser, or the Companies in compliance with this Section 5.04.

Section 5.05 Further Assurances. Following the Closing, each of the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances, and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the other Transaction Documents.

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Section 5.06 Parent Shares.

(a) The Parent Shares to be issued pursuant to the terms of this Agreement will be issued in a transaction exempt from registration under the Securities Act by reason of Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D and therefore may not be re-offered or resold other than in conformity with the registration requirements of the Securities Act and such other applicable rules and regulations or pursuant to an exemption therefrom. All recipients of such Parent Shares shall be “accredited investors” as such term is defined in Regulation D. The Parent Shares to be issued pursuant to the terms of this Agreement will be “restricted securities” within the meaning of Rule 144 and may not be offered, sold, pledged, assigned or otherwise transferred unless (i) a registration statement with respect thereto is effective under the Securities Act and any applicable state securities laws or (ii) an exemption from such registration exists and Parent receives an opinion of counsel to the holder of such Parent Shares, which counsel and opinion are reasonably satisfactory to Parent, that such Parent Shares may be offered, sold, pledged, assigned or transferred in the manner contemplated without an effective registration statement under the Securities Act or applicable state securities laws. Parent Shares issued pursuant to the terms of this Agreement will bear an appropriate legend and restriction on the books of Parent’s transfer agent to that effect.

(b) The Parent Shares issued by Parent to the Sellers pursuant to the terms of this Agreement shall be reflected in Parent’s books and records in book entry only, and shall be placed in a restrictive class with appropriate notations reflecting the following restrictive legend:

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY U.S. STATE OR OTHER COUNTRY’S SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE OR OTHER COUNTRY’S SECURITIES LAW, OR AN EXEMPTION FROM SUCH REGISTRATION UNDER THE ACT. NO HEDGING TRANSACTIONS MAY BE CONDUCTED WITH RESPECT TO THESE SHARES UNLESS DONE IN COMPLIANCE WITH SAID ACT.”

(c) The Parent Shares to be issued pursuant to this Agreement shall be issued via direct registration with Parent’s transfer agent. No Parent Shares will be issued to any Seller until such Seller shall provide Parent with such Seller’s taxpayer identification number and address pursuant to the terms of this Agreement.

ARTICLE VI

CONDITIONS TO CLOSING

Section 6.01 Conditions to Obligations of All Parties. The obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

(a) All required filings of Sellers and Parent pursuant to the HSR Act or other antitrust, competition or merger control Laws, if any, shall have been made and the applicable waiting period and any extensions thereof shall have expired or been terminated.

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(b) No Governmental Order or Law shall have been enacted, issued, promulgated, enforced or entered by any court or Governmental Authority which is in effect and has the effect of making the transactions contemplated by this Agreement illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder to be rescinded following completion thereof.

Section 6.02 Conditions to Obligations of Parent and Purchaser. The obligations of Parent and Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Purchaser’s waiver, at or prior to the Closing, of each of the following conditions:

(a) The representations and warranties of Sellers contained in Article III shall be true and correct in all material respects as of the Closing Date (except to the extent any such representations and warranties are expressly made as of an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such specified date), without giving effect to any limitation as to materiality set forth therein.

(b) Sellers shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by Sellers prior to or on the Closing Date.

(c) Closing of the purchase by Purchaser of all of the issued and outstanding Shares (as the term “Shares” is defined in the Master PSA) and Warrants of the Target shall have occurred (or shall be occurring contemporaneously with the Closing) as contemplated by the Master PSA.

(d) Closing of the purchase by Purchaser of all of the issued and outstanding shares of the Georgia C-Corp shall have occurred (or shall be occurring contemporaneously with or immediately after the Closing) as contemplated by the C-Corp PSA.

(e) The Georgia LLC or the Sellers’ Representative shall have made or tendered, or caused to be made or tendered, delivery to Purchaser of the following documents:

(i) all certificates (if any) evidencing the Units, duly endorsed in blank or accompanied by unit powers duly endorsed in blank, in proper form for transfer and with any required stock transfer tax stamps affixed, if any (or in lieu thereof, an affidavit of loss and indemnity satisfactory to Parent);

(ii) a duly executed counterparty signature page to each of the Transaction Documents to which any Seller or the Sellers’ Representative is a party;

(iii) a certificate of each Seller, dated as of the Closing Date, certifying that each of the conditions set forth in Section 6.02(a) and Section 6.02(b) applicable to such Seller, have been satisfied; and

(iv) a properly executed IRS Form W-9 from each Seller.

(f) There shall be no pending or threatened Governmental Order or proceeding by any Governmental Authority which Purchaser in good faith reasonably believe could result in the transactions contemplated by this Agreement being restrained or prohibited or the award of damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

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Section 6.03 Conditions to Obligations of Sellers. The obligations of Sellers to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Sellers’ waiver, at or prior to the Closing, of each of the following conditions:

(a) The representations and warranties of Parent and Purchaser contained in Article IV shall be true and correct in all respects as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date), except where the failure of such representations and warranties to be true and correct would not have a material adverse effect on Parent’s and Purchaser’s ability to consummate the transactions contemplated hereby.

(b) Parent and Purchaser shall have made or tendered, or caused to be made or tendered, delivery of the amounts required by, and in accordance with, Section 2.05 and the following documents:

(i) a duly executed counterparty signature page to each of the Transaction Documents to which Parent or Purchaser is a party;

(ii) a duly executed counterparty signature page to the Registration Rights Agreement; and

(iii) a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Parent certifying (A) that attached thereto are true and complete copies of all resolutions adopted by the board of directors of Parent authorizing the execution, delivery and performance of this Agreement by Parent and Purchaser and the consummation by Parent and Purchaser of the transactions contemplated hereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby, (B) that each of the conditions set forth in Section 6.03(a) and Section 6.03(b) have been satisfied, and (C) the names and signatures of the officers of Parent and Purchaser authorized to sign this Agreement and the other documents to be delivered hereunder.

ARTICLE VII

SURVIVAL; INDEMNIFICATION

Section 7.01 Survival of Representations, Warranties and Covenants.

(a) Except as set forth below in this Section 7.01, the representations and warranties of the Sellers, Parent and Purchaser contained in this Agreement or in any certificates or documents delivered hereunder shall survive for a period of time ending at 11:59 p.m. Eastern Time, on that date which is twelve (12) months after the Closing Date.

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(b) The representations and warranties of Sellers contained in Sections 3.01 (Capacity), 3.02 (Ownership) and 3.05 (Brokers), (collectively, the “Seller Fundamental Representations”) shall, in each case, survive for a period of time ending at 11:59 p.m. Eastern Time on the date on which is 60 days after the longest relevant statute of limitations period expires (including any extensions thereof) (as such statute of limitations period pertains to the underlying subject matter of such representation and warranty, or to the ability of Parent, Purchaser or any third party to make a claim relating to a breach of such representation and warranty, as the case may be, whichever is later).

(c) The Purchaser Fundamental Representations shall survive until the expiration of the applicable statute of limitations.

(d) For the avoidance of doubt, it is the intention of the parties hereto that the foregoing respective survival periods and termination dates supersede any applicable statutes of limitations that would otherwise apply to such representations and warranties.

(e) Any covenant or agreement contained in this Agreement that is to be performed after the Closing shall survive the Closing and remain in full force and effect until fully performed in accordance with its terms. Any claim for a failure of a party hereto to perform or comply with any of its covenants or agreements contained herein that are to be performed on or prior to the Closing shall not survive the Closing.

(f) Notwithstanding anything herein to the contrary, any claim made under and in accordance with this Article VII prior to the expiration of the applicable period set forth above shall survive until such claim is finally resolved.

(g) This Section 7.01 shall not limit any claim or recovery available to Purchaser (or any additional insured) under the R&W Insurance Policy.

Section 7.02 Indemnification by Sellers. Subject to the provisions of this Article VII, from and after the Closing, each Seller (the “Seller Indemnifying Parties”) shall, severally (but not jointly), up to its Georgia LLC Equity Percentage, indemnify, defend and hold harmless the Purchaser Indemnified Parties for, from and against all Losses that any Purchaser Indemnified Party may suffer, sustain or incur and that result from, arise out of, relate to, or are caused by, any of the following:

(a) any breach or inaccuracy of any representation or warranty (other than any Seller Fundamental Representation, which shall be indemnifiable pursuant to Section 7.02(b)) of such Seller made in Article III or the certificates delivered pursuant to Article VI (in each case, disregarding all materiality qualifications for purposes of calculating the applicable Losses);

(b) any breach or inaccuracy of any Seller Fundamental Representations (disregarding all materiality qualifications for purposes of calculating the applicable Losses) contained in this Agreement;

(c) any Taxes of a Seller that are imposed on Purchaser or any of its Affiliates as a result of the failure to withhold the correct amount of Taxes in connection with any payment to such Seller under this Agreement; and

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(d) any failure by such Seller, or the Sellers’ Representative to perform or comply with any of its covenants or agreements set forth in this Agreement.

Section 7.03 Indemnification by Parent and Purchaser. Subject to the provisions of this Article VII, from and after the Closing, Parent and Purchaser shall indemnify, defend and hold harmless each Seller and each Seller’s respective officers, directors, employees, attorneys, accountants, representatives and agents (the “Seller Indemnified Parties”) for, from and against all Losses that any Seller Indemnified Party may suffer, sustain or incur and that result from, arise out of, relate to, or are caused by any of the following:

(a) any breach or inaccuracy of any representation or warranty (other than any Purchaser Fundamental Representation, which shall be indemnifiable pursuant to Section 7.03(b)) of Parent or Purchaser (disregarding all materiality and Parent Material Adverse Effect qualifications for purposes of calculating the applicable Losses) contained in this Agreement or the certificates delivered pursuant to Article VI;

(b) any breach or inaccuracy of any Purchaser Fundamental Representations (disregarding all materiality and Parent Material Adverse Effect qualifications for purposes of calculating the applicable Losses) contained in this Agreement; and

(c) any failure by Parent or Purchaser to perform or comply with any covenant or agreement contained in this Agreement.

Section 7.04 Limits on Indemnification. Notwithstanding anything in this Agreement to the contrary, in the absence of a showing of Fraud or intentional breach, the indemnification obligations of each party hereto hereunder shall be subject to the following limitations:

(a) The Purchaser Indemnified Parties shall not be entitled to Losses claimed under Section 7.02(a) unless the aggregate amount of Losses incurred by the Purchaser Indemnified Parties under this Agreement, and the aggregate amount of Losses incurred by the Purchaser Indemnified Parties under the Master PSA and the C-Corp PSA, respectively, exceeds the Deductible Amount, in which event the Purchaser Indemnified Parties shall be entitled, subject to the other limitations in this Article VII, to receive indemnification for all Losses in excess of the Deductible Amount. Except in the case of Fraud or intentional breach, the aggregate amount of Losses for which the Sellers shall be required to indemnify the Purchaser Indemnified Parties pursuant to Sections 7.02(a), 7.02(c) and 7.02(d) of this Agreement and to indemnify the applicable indemnified parties under Sections 8.02(a), 8.02(c) and 8.02(d) of the Master PSA and Sections 8.02(a), 8.02(c) and 8.02(d) of the C-Corp PSA, and to indemnify the applicable indemnified parties under Section 9(b)(i)(1) and 9(b)(i)(3) of the Investor Pay-Off Letters, together shall not exceed the Cap. For the avoidance of doubt, the limitations set forth in this Section 7.04(a) shall not apply to any indemnification claim under Section 7.02(b).

(b) Except in the case of Fraud or intentional breach, the aggregate amount of Losses for which each Seller hereunder shall be required to indemnify the Purchaser Indemnified Parties pursuant to Section 7.02 of this Agreement shall be limited, in the aggregate, to the portion of the Purchase Price received by such Seller under this Agreement (including any Taxes deducted or withheld therefrom) (with each Parent Share issued to such Seller being valued at the Parent Share Value), and in no case will the aggregate liability of the Sellers for claims for indemnification under Section 7.02 exceed, in the aggregate and without duplication, the Purchase Price.

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(c) Except in the case of Fraud or intentional breach, (i) the aggregate amount of Losses for which Parent and Purchaser shall be required to indemnify the Seller Indemnified Parties pursuant to Sections 7.03(a) and 7.03(c) of this Agreement and to indemnify the applicable indemnified parties under Sections 8.03(a) and 8.03(c) of the Master PSA and the C-Corp PSA and Sections 9(b)(ii)(i) and 9(b)(ii)(3) of the Investor Pay-Off Letters, together shall not exceed an amount equal to the Cap, and (ii) the aggregate amount of Losses for which Parent and Purchaser shall be required to indemnify the Seller Indemnified Parties pursuant to Section 7.03(b) shall be limited, in the aggregate, to the Parent Share Consideration paid under this Agreement (including any Taxes deducted or withheld therefrom) (with each Parent Share included in the Parent Share Consideration being valued at the Parent Share Value).

(d) As used in this Article VII, an “intentional breach” means an intentional action or intentional failure to act where the breaching party had actual knowledge that such action or failure to act was not permissible under this Agreement or other applicable Transaction Document. An “intentional breach” shall not apply to breaches of representations or warranties set forth in this Agreement.

Section 7.05 Procedures for Indemnification

(a) No Seller Indemnifying Party shall be liable for any claim for indemnification under this Article VII unless written notice of a claim for indemnification is delivered by the Purchaser Indemnified Party seeking indemnification to the Seller Indemnifying Party from whom indemnification is sought prior to the expiration of any applicable survival period set forth in Section 7.01 (in which event the claim shall survive until finally and fully resolved). If any third party notifies the Purchaser Indemnified Party with respect to any matter which may give rise to a claim for indemnification (a “Third Party Claim”) against the Seller Indemnifying Party under this Article VII, then the Purchaser Indemnified Party shall notify the Seller Indemnifying Party reasonably promptly thereof in writing; provided, that no delay on the part of the Purchaser Indemnified Party in notifying the Seller Indemnifying Party shall relieve the Seller Indemnifying Party from any obligation hereunder except to the extent that the Seller Indemnifying Party is actually and materially prejudiced thereby. All notices given pursuant to this Section 7.05(a) shall describe with reasonable specificity the nature of the claim, the amount of the claim (to the extent then known) and the basis of the Purchaser Indemnified Party’s claim for indemnification.

(b) Following receipt of notice in accordance with Section 7.05(a) (other than a notice of a Third Party Claim against the Purchaser Indemnified Party, in which case Section 7.05(c) below shall apply), the Seller Indemnifying Party shall have thirty (30) days from the date it receives such notice (the “Dispute Period”) to make such investigation of the claim as the Seller Indemnifying Party deems necessary or desirable. For purposes of such investigation, the Purchaser Indemnified Party shall make available to the Seller Indemnifying Party all the material information related to such claim relied upon by or in possession or control of, the Purchaser Indemnified Party; provided, that such Purchaser Indemnified Party shall not be required to violate any Governmental Order or any applicable Law to which it is subject or to waive any attorney-client privilege or work product doctrine which any of them may possess or that may otherwise

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apply to such information. If the Seller Indemnifying Party disagrees with the validity or amount of all or a portion of such claim made by the Purchaser Indemnified Party, the Seller Indemnifying Party shall deliver to the Purchaser Indemnified Party written notice thereof (the “Dispute Notice”) prior to the expiration of the Dispute Period. If no Dispute Notice is received by the Purchaser Indemnified Party within the Dispute Period or the Seller Indemnifying Party provides notice that it does not have a dispute with respect to such claim, such claim shall be deemed approved and consented to by the Seller Indemnifying Party (such claim, an “Approved Indemnification Claim”). If a Dispute Notice is received by the Purchaser Indemnified Party within the Dispute Period and the Purchaser Indemnified Party and the Seller Indemnifying Party do not agree to the validity and/or amount of such disputed claim, no payment shall be made until such disputed claim is resolved, whether by adjudication of such matter, agreement between the Purchaser Indemnified Party and the Seller Indemnifying Party, or otherwise (and upon any such resolution, such claim shall be deemed to be an Approved Indemnification Claim). Each Approved Indemnification Claim shall be paid by Sellers or Parent and Purchaser, as applicable, no later than five (5) Business Days after the date on which the subject claim became an Approved Indemnification Claim, in each case by wire transfer of immediately available funds to the account designated in writing by the party entitled to such payment.

(c) After the Purchaser Indemnified Party has given notice of a Third Party Claim to the Seller Indemnifying Party pursuant to Section 7.05(a), the Seller Indemnifying Party may, at its election, undertake and conduct the defense of such Third Party Claim at its own expense; provided, that the Seller Indemnifying Party fully acknowledges in writing its indemnification obligations to the Purchaser Indemnified Party. In such case, the Purchaser Indemnified Party may continue to participate in the defense of such Third Party Claim. If the Seller Indemnifying Party assumes the defense of any Third Party Claim, and unless (i) such settlement or consent to judgment does not impose or purport to impose any obligation or restriction on such Purchaser Indemnified Party or any of its Affiliates or any action or restrictions upon the conduct of the businesses of the Purchaser Indemnified Party or any of its Affiliates, (ii) the Purchaser Indemnified Party receives a full release of and from any other claims that may be made against the Purchaser Indemnified Party in connection with such Third Party Claim, (iii) the sole relief provided is monetary damages that are paid in full by the Seller Indemnifying Party, and (iv) there is no finding or admission of any violation by the Purchaser Indemnified Party of any applicable Law or any rights of any Person, the Seller Indemnifying Party shall not settle or consent to judgment with respect to such Third Party Claim without the written consent of the Purchaser Indemnified Party, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding anything to the contrary, the Seller Indemnifying Party shall not be entitled to assume the administration and defense of any Third Party Claim if: (i) the Seller Indemnifying Party has failed to assume the defense of such Third Party Claim within thirty (30) days of the Purchaser Indemnified Party’s delivery of notice of such Third Party Claim to the Seller Indemnifying Party, (ii) the aggregate amount reasonably expected to be incurred in connection with such Third Party Claim and all other outstanding claims on the RWI Indemnity Escrow Funds exceeds 150% of the remaining amount of the RWI Indemnity Escrow Funds, (iii) such Third Party Claim involves criminal or quasi-criminal allegations, (iv) the Third Party Claim includes a claim for injunctive relief, or (v) any Seller is the Seller Indemnifying Party and (A) Purchaser or the Insurer is required to assume the defense of the Third Party Claim pursuant to the terms thereof or (B) any Seller’s assumption of the defense of the Third Party Claim would reasonably be expected to cause a Purchaser Indemnified Party to lose coverage under the R&W Insurance Policy. The Purchaser Indemnified Party and the Seller Indemnifying Party shall

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render to each other such assistance as may reasonably be required of each other in order to ensure proper and adequate defense of any Third Party Claim subject to this Section 7.05. To the extent that the Purchaser Indemnified Party or the Seller Indemnifying Party does not participate in the defense of a particular Third Party Claim, the Person so proceeding with such Third Party Claim shall keep the other Person informed of all material developments and events relating to such Third Party Claim. No Purchaser Indemnified Party shall settle or consent to judgment with respect to any Third Party Claim for which the Seller Indemnifying Party has provided a written acknowledgement of its indemnification obligations to the Purchaser Indemnified Party without the written consent of the Seller Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed.

Section 7.06 Sources of Recovery.

(a) Subject to the other applicable limitations of liability set forth in this Article VII, all amounts payable by any Seller to any of the Purchaser Indemnified Parties pursuant to Section 7.02 shall be paid first by Sellers up to the retention amount outstanding under the R&W Insurance Policy, and second from the R&W Insurance Policy (if and to the extent covered thereby), and third directly from the Seller Indemnifying Parties and each Seller Indemnifying Party shall, subject to Section 7.04, be liable for such Seller Indemnifying Party’s Georgia LLC Equity Percentage of such Losses.

(b) If a Purchaser Indemnified Party is entitled to be indemnified for Losses in the case of Fraud of the Target or intentional breach by the Target, or pursuant to Section 7.02(b) for a breach of a Seller Fundamental Representation by the Target, then such Purchaser Indemnified Party shall, subject to Section 7.06(a), be entitled to recover such Losses directly from the Seller Indemnifying Parties, and each Seller Indemnifying Party shall, subject to Section 7.04 and this Section 7.06, be liable for such Seller Indemnifying Party’s Georgia LLC Equity Percentage of such Losses. If a Purchaser Indemnified Party is entitled to be indemnified for Losses in the case of Fraud of a Seller or intentional breach by a Seller, or pursuant to Section 7.02(b), then such Purchaser Indemnified Party shall, subject to Section 7.06(a), be entitled to recover such Losses directly from such Seller, and such Seller shall, subject to Section 7.04 and this Section 7.06, be liable for the full amount of such Losses.

Section 7.07 Determination of Losses.

(a) Parent and Purchaser acknowledge and agree that no Seller shall have any Liability under this Article VII for any Losses to the extent that such Losses are caused by or otherwise arise from any action (other than an action that is expressly permitted or required by this Agreement) taken by Parent, Purchaser or any of their Affiliates (including the Georgia LLC) after the Closing. Parent, Purchaser and the Georgia LLC, as the case may be, shall mitigate any Loss for which Parent and Purchaser could be entitled to indemnification under this Article VII upon becoming aware of any event which would reasonably be expected to, or does, give rise thereto to the extent required by applicable Law, including incurring costs only to the minimum extent necessary to remedy the breach that gives rise to such Losses (which costs shall constitute Losses).

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(b) Each Seller acknowledges and agrees that Parent and Purchaser shall not have any liability under this Article VII for any Losses to the extent that such Losses are caused by or otherwise arise from any action (other than an action that is expressly permitted or required by this Agreement) taken by such Seller after the Closing. Each Seller shall mitigate any Losses for which such Seller could be entitled to indemnification under this Article VII upon becoming aware of any event that would reasonably be expected to, or does, give rise thereto to the extent required by applicable Law, including incurring costs only to the minimum extent necessary to remedy the breach which gives rise to such Losses (which costs shall constitute Losses).

(c) The amount of any Losses for which indemnification is provided by the Seller Indemnifying Party to the Purchaser Indemnified Party under this Article VII shall be net of (i) any accruals or reserves related to such Loss reflected on the Financial Statements, (ii) any amount for which a liability related to such Losses has been taken into account for purposes of the calculation of the Final Cash Consideration, (iii) any amounts that may be available to a Purchaser Indemnified Party pursuant to any indemnification by or indemnification agreement with any third party and (iv) any insurance proceeds or other cash receipts or sources of reimbursement that may be available to the Purchaser Indemnified Party in connection with such Losses, including the R&W Insurance Policy (each source of recovery referred to in clauses (iii) and (iv), a “Collateral Source”), if any, attributable to such Losses; provided, that recovery from Collateral Sources other than the R&W Insurance Policy and shall be net of (x) any reasonable and documented out-of-pocket expenses (including Taxes) incurred by the Purchaser Indemnified Party, (y) any deductibles associated with the collection of such amounts and (z) any increases in insurance premium or other costs associated with collecting such amount; provided, that the Purchaser Indemnified Parties shall have no obligation to seek any such recovery, other than under the pre-Closing insurance policies of the Companies. If the amount to be netted hereunder in connection with a Collateral Source from any payment required under this Article VII is determined after payment by the Seller Indemnifying Party of any amount otherwise required to be paid to a Purchaser Indemnified Party pursuant to this Article VII, then the Purchaser Indemnified Party shall repay to the Seller Indemnifying Party, promptly after such determination, any amount that the Seller Indemnifying Party would not have had to pay pursuant to this Article VII had such determination been made at the time of such payment.

Section 7.08 Election of Claims. In the event that any Purchaser Indemnified Party alleges that they are entitled to indemnification hereunder, and that Purchaser Indemnified Party’s claim is covered under more than one provision of this Agreement, such Purchaser Indemnified Party shall be entitled to elect the provision or provisions under which it may bring a claim for indemnification. In the case the state of facts giving rise to indemnification allows a Purchaser Indemnified Party to seek recovery for Losses under both Section 7.02(a), Section 7.02(b) or Section 7.02(c) of this Agreement and another subsection of Section 7.02 for which recovery under the R&W Insurance Policy is not available, such Purchaser Indemnified Party shall first bring such claim under Section 7.02(a), Section 7.02(b) or Section 7.02(c) and, after satisfaction of the retention amount outstanding under the R&W Insurance Policy (after giving effect to the Deductible Amount, to the extent applicable to such Losses), use commercially reasonable efforts to recover its Losses to the extent provided under the R&W Insurance Policy.

Section 7.09 Remedies Exclusive. Except (a) for remedies that cannot be waived as a matter of Law, (b) for specific performance, injunctive relief or other equitable remedies, or (c) in respect of claims based on Fraud or intentional breach, and without limiting any rights of the Purchaser Indemnified Parties under the R&W Insurance Policy, from and after the Closing, the

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indemnification provisions of this Article VII shall be the sole and exclusive remedy with respect to any and all claims arising under this Agreement. For purposes of clarity, as between Purchaser, on the one hand, and the insurer under the R&W Insurance Policy, on the other hand, none of the terms, limitations, conditions and restrictions (including time for asserting claims) on indemnification set forth in this Article VII shall affect the rights of the Purchaser Indemnified Parties under the R&W Insurance Policy, which rights shall be governed solely thereby.

Section 7.10 Claims Unaffected by Investigation. The rights of the Purchaser Indemnified Parties to indemnification or reimbursement available to any Purchaser Indemnified Party under this Article VII shall not be impacted or limited by any investigation conducted or knowledge obtained by or on behalf of any Purchaser Indemnified Party. The parties hereby acknowledge that, regardless of any such investigation or diligence or knowledge, Parent and Purchaser have entered into this Agreement in express reliance upon the representations, warranties, covenants or agreements of the Sellers in this Agreement.

ARTICLE VIII

TERMINATION

Section 8.01 Termination. This Agreement shall automatically be terminated at any time prior to the Closing Date without any action by any Seller the Sellers’ Representative, Purchaser or Parent concurrently with any termination of the Master PSA.

Section 8.02 Effect of Termination. In the event of any termination of the Agreement as provided in this Article VIII, this Agreement shall forthwith become wholly void and of no further force and effect and there shall be no liability on the part of any Seller, the Sellers’ Representative, Parent or Purchaser, except that:

(a) the provisions of this Article VIII and Article X (including the right to seek specific performance and other equitable remedies pursuant to Section 10.11) shall survive any such termination of this Agreement; and

(b) nothing herein shall relieve any party hereto from liability for any breach of any provision hereof.

ARTICLE IX

THE SELLERS’ REPRESENTATIVE

Section 9.01 Appointment. In addition to the other rights and authority granted to the Sellers’ Representative elsewhere in this Agreement, each of the Sellers irrevocably constitutes and appoints the Sellers’ Representative, as his or her agent and representative to act from and after the date hereof and to do any and all things and execute any and all documents which may be necessary, convenient or appropriate to facilitate the consummation of the transactions contemplated by this Agreement, including: (a) the execution of the documents and certificates pursuant to this Agreement; (b) the receipt of payments under or pursuant to this Agreement and disbursement thereof to the Sellers and others, as contemplated by this Agreement; (c) the payment of amounts due to Parent or Purchaser pursuant to this Agreement to the extent funds are available from the Escrow Amount; (d) the receipt and forwarding of notices and communications pursuant to this Agreement; (e) the administration of the provisions of this Agreement; (f) the giving or

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agreeing to, on behalf of all or any of the Sellers any and all consents, waivers, amendments or modifications deemed by the Sellers’ Representative, in his sole and absolute discretion, to be necessary or appropriate under this Agreement and the execution or delivery of any documents that may be necessary or appropriate in connection therewith; (g) the amending of this Agreement or any of the instruments to be delivered to Parent or Purchaser pursuant to this Agreement; (h) the power to (A) dispute or refrain from disputing, on behalf of each Seller relative to any amounts to be received by such Seller under this Agreement or any agreements contemplated hereby, any claim made by Parent or Purchaser under this Agreement or other agreements contemplated hereby, (B) negotiate and compromise, on behalf of each such Seller, any dispute that may arise under, and exercise or refrain from exercising any remedies available under, this Agreement or any other agreement contemplated hereby, and (C) execute, on behalf of each such Seller, any settlement agreement, release or other document with respect to such dispute or remedy; and (i) the engagement of attorneys, accountants, agents or consultants on behalf of the Sellers in connection with this Agreement or any other agreement contemplated hereby and paying any fees related thereto.

Section 9.02 Authorization. Notwithstanding Section 9.01, in the event that the Sellers’ Representative is of the opinion that it requires further authorization or advice from the Sellers on any matters concerning this Agreement, the Sellers’ Representative shall be entitled to seek such further authorization from the Sellers prior to acting on their behalf. In such event, each Seller shall vote in accordance with their respective Georgia LLC Equity Percentages and the authorization of a majority of such Persons shall be binding on all of the Sellers and shall constitute the authorization of the Sellers. The appointment of the Sellers’ Representative is coupled with an interest and shall be irrevocable by any Seller in any manner or for any reason. This authority granted to the Sellers’ Representative shall not be affected by the death, illness, dissolution, disability, incapacity or other inability to act of any principal pursuant to any applicable Law.

Section 9.03 Actions by Sellers’ Representative; Resignation; Vacancies. The Sellers’ Representative may resign from his position as the Sellers’ Representative at any time by written notice delivered to Parent, Purchaser, the Sellers. If there is a vacancy at any time in the position of the Sellers’ Representative for any reason, such vacancy shall be filled by the majority vote in accordance with the method set forth in Section 9.02.

Section 9.04 No Liability. All acts of the Sellers’ Representative hereunder in its capacity as such shall be deemed to be acts on behalf of the Sellers and not of the Sellers’ Representative individually. The Sellers’ Representative shall not have any liability for any amount owed to Parent or Purchaser by a Seller pursuant to this Agreement. The Sellers’ Representative shall not be liable to any of the Georgia LLC, Parent or Purchaser, in its capacity as the Sellers’ Representative, for any liability of a Seller or otherwise or for anything that it may do or refrain from doing in connection with this Agreement. The Sellers’ Representative shall not be liable to any Seller, in his capacity as the Sellers’ Representative, for any liability of a Seller or otherwise or for any error of judgment, or any act done or step taken or omitted by it in good faith or for any mistake in fact or law, or for anything which it may do or refrain from doing in connection with this Agreement except in the case of the Sellers’ Representative’s gross negligence or willful misconduct. The Sellers’ Representative may seek the advice of legal counsel in the event of any dispute or question as to the construction of any of the provisions of this Agreement or its duties hereunder, and it shall incur no liability in its capacity as the Sellers’

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Representative to Parent, Purchaser, the Georgia LLC or the Sellers and shall be fully protected with respect to any action taken, omitted or suffered by it in good faith in accordance with the advice of such counsel. The Sellers’ Representative shall not by reason of this Agreement have a fiduciary relationship in respect of any Seller, except in respect of amounts received on behalf of the Sellers.

Section 9.05 Expenses. Any expenses or taxable income incurred by the Sellers’ Representative in connection with the performance of its duties under this Agreement shall not be the personal obligation of the Sellers’ Representative but shall be payable by and attributable to the Sellers based on their respective Georgia LLC Equity Percentages. Notwithstanding anything to the contrary in this Agreement, the Sellers’ Representative shall be entitled and is hereby granted the right to set off and deduct any unpaid or non-reimbursed expenses and unsatisfied liabilities incurred by the Sellers’ Representative in connection with the performance of his duties hereunder from any amounts delivered to the Sellers’ Representative pursuant to this Agreement. The Sellers’ Representative may from time to time submit invoices to the Sellers covering such expenses and liabilities. For the avoidance of doubt, neither Parent, Purchaser nor any of the Companies shall have any responsibility or Liability to any Seller with respect to any amounts set-off or deducted by the Sellers’ Representative pursuant to this Section 9.05.

Section 9.06 Distributions. Any amounts distributed by the Sellers’ Representative pursuant to this Agreement to the Sellers shall be distributed pro rata in accordance with their respective Georgia LLC Equity Percentage, net of the expenses of the Sellers’ Representative set off and deducted in accordance with Section 9.05. For the avoidance of doubt, neither Parent, Purchaser nor any of the Companies nor the Georgia C-Corp shall have any responsibility or Liability to any Seller with respect to the allocation of any distribution pursuant to Section 9.06.

ARTICLE X

MISCELLANEOUS

Section 10.01 Expenses. Except as otherwise expressly provided herein, all costs and expenses, including, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

Section 10.02 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02):

If to Sellers or the Sellers’ Representative:

Bill Farwell

c/o Hollandia Produce Group, Inc.

P.O. Box 1327

Carpinteria, CA 93014

Attention: Bill Farwell

Email: bill@eatpetes.com

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with a copy (which shall not constitute notice) to:

McGuireWoods LLP

201 North Tryon Street, Suite 3000

Charlotte, NC 28202

Attention: Christopher S. Nesbit

Email: cnesbit@mcguirewoods.com

If to the Georgia LLC:

Hollandia Produce GA, LLC

c/o Hollandia Produce Group, Inc.

P.O. Box 1327

Carpinteria, CA 93014

Attention: Bill Farwell

Email: bill@eatpetes.com

with a copy (which shall not constitute notice) to:

McGuireWoods LLP

201 North Tryon Street, Suite 3000

Charlotte, NC 28202

Attention: Christopher S. Nesbit

Email: cnesbit@mcguirewoods.com

If to Parent or Purchaser:

Local Bounti Corporation

220 W Main Street

Hamilton, MT 59840

Attention: Kathleen Valiasek

Email: kvaliasek@localbounti.com

with a copy (which shall not constitute notice) to:

Shearman & Sterling LLP

535 Mission Street, 25th Floor

San Francisco, CA 94105

Attention: Michael S. Dorf

Email: mdorf@shearman.com

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Section 10.03 Interpretation. For purposes of this Agreement: (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Disclosure Schedules and Exhibits mean the Articles and Sections of, and Disclosure Schedules and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Disclosure Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

Section 10.04 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 10.05 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 10.06 Entire Agreement. This Agreement, the Master PSA and the other Transaction Documents constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous representations, warranties, understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the other Transaction Documents, the Exhibits and Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control.

Section 10.07 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party. Notwithstanding the foregoing, this Agreement (and all rights, interests and obligations hereunder) may be assigned, in whole or in part, without consent of any Seller, the Sellers’ Representative or the Georgia C-Corp, for collateral security purposes to any Persons providing financing to Purchaser (including the Financing Sources), including for purposes of creating a security interest herein or otherwise assigning Purchaser’s rights hereunder as collateral in respect of such financing. No assignment shall relieve the assigning party of any of its obligations hereunder.

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Section 10.08 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except (i) for the provisions of Article VII, which, in each case, are intended to be for the benefit of the Persons identified in such Article and Sections and may be enforced by such Persons, and (ii) the Financing Sources shall be third-party beneficiaries of the provisions of Section 10.07, this Section 10.08, Section 10.09, Section 10.10 and Section 10.13, and shall have the right to enforce the provisions thereof, to the extent expressly applicable to the Financing Sources.

Section 10.09 Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by Purchaser and the Sellers’ Representative. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Notwithstanding anything to the contrary contained herein, no amendments, modifications or supplements to, or waivers of, any provision of which any Financing Source is expressly made a third-party beneficiary pursuant to Section 10.08 shall be permitted in any manner materially adverse in any respect to any Financing Source without the prior written consent of such Financing Source.

Section 10.10 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a) All matters arising out of or relating to this Agreement shall be governed by and construed in accordance with the internal Laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule; provided, that each of the parties agrees that all claims or causes of action (whether at law, in equity, in contract, in tort or otherwise) against any of the Financing Sources in any way relating to the Debt Financing shall be construed and enforced in accordance with, and governed by, the Laws of the State of New York, without giving regard to conflicts or choice of law principles that would result in the application of the Laws of any jurisdiction other than the State of New York.

(b) ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF DELAWARE IN EACH CASE LOCATED IN THE STATE OF DELAWARE, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND

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IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. Notwithstanding anything in this Agreement to the contrary, the parties acknowledge and agree (i) that any action of any kind or description, whether in law or in equity, whether in contract or tort or otherwise, involving the Financing Sources or arising out of or relating to the Debt Financing or the performance of services thereunder or related thereto will be subject to the exclusive jurisdiction of the Supreme Court of the State of New York, County of New York (and the appellate courts thereof), or, if under applicable law exclusive jurisdiction is vested in the federal courts, the United States District Court for the Southern District of New York (and appellate courts thereof), and each party submits for itself and its property with respect to any such action to the exclusive jurisdiction of such court, (ii) not to bring or permit any of their Affiliates to bring or support any other Person in bringing any such action in any other court, (iii) that service of process, summons, notice or document by registered mail addressed to them at their respective addresses, if any, provided for notice purposes in any document relating to the Debt Financing will be effective service of process against them for any such action brought in any such court, (iv) to waive and hereby irrevocably waive, to the fullest extent permitted by law, any objection which any of them may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such action in any such court and (v) that a final judgment in any such action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO AGENT OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.10(C).

Section 10.11 Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that monetary damages would not provide adequate remedy in such event. Accordingly, in addition to any other remedy to which a non-breaching party may be entitled at law, a non-breaching party shall be entitled to seek injunctive relief without the posting of any bond or other security to prevent breaches of this Agreement and to specifically enforce the terms and provisions hereof, including Sellers’ obligation to sell the Units to Purchaser and Purchaser’s obligation to purchase the Units from the Sellers, and the breaching party waives the defense that an adequate remedy at law may exist.

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Section 10.12 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 10.13 Non-Recourse.

(a) This Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against the entities that are expressly named as parties in the preamble hereto and then only with respect to the specific obligations set forth herein with respect to such party. No Financing Source, and no past, present or future director, officer, employee, incorporator, manager, member, partner, stockholder, Affiliate, agent, attorney or other Agents of any Financing Source or any party hereto or of any Affiliate of any party hereto, or any of their successors or permitted assigns, shall have any liability for any obligations or liabilities of any party hereto under this Agreement or for any claim, action, suit or other legal proceeding based on, in respect of or by reason of the transactions contemplated hereby, including any negotiation, execution, performance, or breach of this Agreement or any other document relating to the transactions contemplated by the Transaction Documents.

(b) The provisions of this Section 10.13, together with the remedies specified in Article VII, were specifically bargained for between Sellers and Purchaser and were taken into account by Sellers and Purchaser in agreeing to the amount of the Purchase Price, the adjustments thereto and the other terms and conditions hereof. Sellers and Purchaser have specifically relied upon the provisions of this Section 10.13, together with the remedies specified in Article VII, in agreeing to the Purchase Price, the adjustments thereto and the other terms and conditions hereof, including in agreeing to provide the specific representations and warranties set forth herein.

(c) Each of the parties is a sophisticated Person that was advised by experienced counsel and, to the extent it deemed necessary, other advisors in connection with this Agreement. The parties hereto have voluntarily agreed to define their rights, liabilities and obligations respecting the transactions contemplated hereby exclusively in Contract pursuant to the express terms and provisions of this Agreement; and the parties hereto expressly disclaim that they are owed any duties or are entitled to any remedies not expressly set forth in this Agreement. Furthermore, the parties each hereby acknowledge that this Agreement embodies the justifiable expectations of sophisticated parties derived from arm’s length negotiations; all parties to this Agreement specifically acknowledge that no party has any special relationship with another party that would justify any expectation beyond that of an ordinary buyer and an ordinary seller in an arm’s length transaction.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

SELLERS:

/s/ Brian Cook
Brian Cook

/s/ Bill Farwell
Bill Farwell

/s/ Reed Howlett
Reed Howlett

/s/ George Hermosillo
George Hermosillo

/s/ Baltazar Garcia
Baltazar Garcia

/s/ Corrie Hutchens
Corrie Hutchens

/s/ Sonja Lopez
Sonja Lopez

/s/ Forrest Sawlaw
Forrest Sawlaw

[Signature Page to Unit Purchase and Sale Agreement of Hollandia Produce GA, LLC]

SELLERS’ REPRESENTATIVE:

/s/ Bill Farwell
Bill Farwell

[Signature Page to Unit Purchase and Sale Agreement of Hollandia Produce GA, LLC]

PURCHASER:

LOCAL BOUNTI OPERATING COMPANY LLC

By:	/s/ Kathleen Valiasek
Name: Kathleen Valiasek
Title: Chief Financial Officer

PARENT:

LOCAL BOUNTI CORPORATION

By:	/s/ Kathleen Valiasek
Name: Kathleen Valiasek
Title: Chief Financial Officer

[Signature Page to Unit Purchase and Sale Agreement of Hollandia Produce GA, LLC]

Exhibit 2.3

PURCHASE AND SALE AGREEMENT

by and among

MOSAIC CAPITAL INVESTORS I, LP,

TRUE WEST CAPITAL PARTNERS FUND II, L.P. F/K/A SEAM FUND II, L.P.,

MOSAIC CAPITAL INVESTORS LLC, SOLELY IN ITS CAPACITY AS SELLERS’ REPRESENTATIVE,

HOLLANDIA PRODUCE GA INVESTOR CORPORATION,

LOCAL BOUNTI OPERATING COMPANY LLC

and

LOCAL BOUNTI CORPORATION

dated as of

March 14, 2022

i

ii

EXHIBITS AND SCHEDULES

Disclosure Schedules

iii

PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement (this “Agreement”), dated as of March 14, 2022, is entered into by and among (i) Mosaic Capital Investors I, LP, a Delaware limited partnership, and True West Capital Partners Fund II, L.P. f/k/a Seam Fund II, L.P., a Delaware limited partnership (collectively, the “Sellers” and each, individually, a “Seller”); (ii) Mosaic Capital Investors LLC, a Delaware limited liability company (the “Sellers’ Representative”), solely in its capacity as Sellers’ Representative; (iii) Hollandia Produce GA Investor Corporation, a Delaware corporation (the “Georgia C-Corporation”); (iv) Local Bounti Operating Company LLC, a Delaware limited liability company (“Purchaser”); and (v) Local Bounti Corporation, a Delaware corporation (“Parent”). Reference is hereby made to that certain Purchase and Sale Agreement (the “Master PSA”) entered into contemporaneously herewith by and among the Sellers, Purchaser, Parent, the Sellers’ Representative, Hollandia Produce Group, Inc. Employee Stock Ownership Trust, and Hollandia Produce Group, Inc., a California corporation and member of Georgia C-Corporation. Except where otherwise stated, capitalized terms used but not defined in this Agreement have the respective meanings given them in the Master PSA.

RECITALS

WHEREAS, the transactions contemplated by the Master PSA include the acquisition of all of the issued and outstanding shares of the Georgia C-Corporation from Sellers by Purchaser, and the other transactions contemplated under this Agreement;

WHEREAS, it is a condition and inducement to Parent’s and Purchaser’s willingness to enter into the Master PSA that, concurrently with its execution, the parties hereto enter into this Agreement to effect such transactions;

WHEREAS, all of the issued and outstanding shares of capital stock of the Georgia C-Corporation (the “Shares”) are owned, beneficially and of record, collectively, by the Sellers, and the Georgia C-Corporation owns, beneficially and of record, all of the issued and outstanding Series A Preferred Units of the Georgia Company;

WHEREAS, Purchaser desires to purchase the Shares from the Sellers, and the Sellers desire to sell the Shares to Purchaser, in each case on the terms and conditions set forth herein, such that upon consummation of the transactions contemplated by this Agreement, Purchaser shall be the sole and exclusive owner of all of the Shares and shall be the sole shareholder of the Georgia C-Corporation; and

WHEREAS, as a condition and inducement to Parent’s and Purchaser’s willingness to enter into the Master PSA and this Agreement, concurrently with the execution of the Master PSA and this Agreement, each of the Sellers has executed and delivered to Parent (i) the Registration Rights Agreement in the form attached to the Master PSA as Exhibit B thereto and (ii) an Accredited Investor Questionnaire in the form attached to the Master PSA as Exhibit C thereto.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

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ARTICLE I

DEFINITIONS

The following terms have the meanings specified or referred to in this Article I:

“Agreement” has the meaning set forth in the preamble.

“Approved Indemnification Claim” has the meaning set forth in Section 8.05(b).

“Cash Consideration” has the meaning set forth in Section 2.02.

“Closing” has the meaning set forth in Section 2.03.

“Debt Financing” means any loan to Purchaser, or commitment to make any loan to Purchaser, in whole or in part for the purpose of providing financing to facilitate the transactions contemplated by the Transaction Documents.

“Disclosure Schedules” means the Disclosure Schedules delivered by the Sellers concurrently with the execution and delivery of this Agreement.

“Dispute Notice” has the meaning set forth in Section 8.05(b).

“Dispute Period” has the meaning set forth in Section 8.05(b).

“Financing Sources” means the Persons that have committed to provide or arrange or otherwise entered into agreements in connection with the Debt Financing, including the parties to any commitment letters, engagement letters, joinder agreements, indentures or credit agreements (or similar definitive financing documents), or any amendments thereto, entered into pursuant thereto or relating thereto, together with their respective Affiliates, and their respective Affiliates’ officers, directors, employees, agents and representatives and their respective successors and permitted assigns.

“Georgia C-Corporation” has the meaning set forth in the Recitals.

“Georgia C-Corporation Equity Percentage” means, with respect to either Seller, the percentage set forth opposite such Seller’s name on Section I of the Disclosure Schedules for such Seller.

“Georgia C-Corporation’s Knowledge” or any other similar knowledge qualification means Seller’s Knowledge of either Seller.

“Indebtedness” means with respect to the Georgia C-Corporation, the aggregate amount of (a) all indebtedness for borrowed money, minus any proceeds, or plus any disbursements, pursuant to unwinding any related interest rate protection agreements; (b) all indebtedness representing capital lease obligations, as calculated in accordance with GAAP; (c) all liabilities for the deferred purchase price of any securities, other property or services (including all seller notes, post-closing purchase price adjustments and “earn-out” or other contingent payments calculated at the maximum amount payable thereunder whether contingent or otherwise) with respect to which the

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Georgia C-Corporation is liable; (d) any accrued and unpaid interest on and any prepayment premiums, penalties, fees, expenses or similar contractual charges in respect of any Indebtedness repaid at the Closing or that are triggered by the Closing; (e) the Specified Tax Amount, (f) any bank overdrafts, (g) any outstanding management fees payable to True West and Mosaic, and (h) without duplication, any direct or indirect guarantee or indemnity of any indebtedness, obligation or Liability of another Person of a type described in any of clauses (a) through (g) above.

“Parent Share Consideration” has the meaning set forth in Section 2.02.

“Parent Shares” has the meaning set forth in Section 2.02.

“Post-Closing Tax Period” means a taxable period (or portion thereof) that begins after the Closing Date.

“Pre-Closing Tax Period” means a taxable period (or portion thereof) that ends on or before the Closing Date.

“Pre-Closing Taxes” means (a) any Taxes imposed on, or payable by, the Georgia C-Corporation for a Pre-Closing Tax Period (determined, in the case of any Straddle Period, in the manner set forth in Section 6.12(b)) (and, for the avoidance of doubt, including any employment Taxes attributable to a Pre-Closing Tax Period that are deferred to a Post-Closing Tax Period pursuant to the CARES Act or any other corresponding or similar provision of state or local applicable Law); (b) any Taxes of another Person imposed on the Georgia C-Corporation as transferee or successor, by operation of Law, as a result of being, or ceasing to be, a member of a consolidated, combined affiliated, unitary or similar Tax group or by Contract (other than customary Tax indemnification provisions in ordinary commercial agreements or arrangements that are not primarily related to Taxes); (c) the portion of the Transfer Taxes that are the responsibility of the Sellers under Section 6.12(e); (d) any Taxes imposed on, or payable by the Georgia C-Corporation, arising from a breach of any representation or warranty made by the Georgia C-Corporation in Section 4.04 (provided, in each case, disregarding all materiality qualifications for purposes of calculating the applicable Losses); and (e) any Taxes of a Seller hereunder for any taxable period that are imposed on Parent or any of its Affiliates as a result of the failure to withhold the correct amount of Taxes in connection with any payment made pursuant to this Agreement; provided, however, that Pre-Closing Taxes shall not include any Taxes to the extent that such Taxes were reflected in the calculation of the Specified Tax Amount under this Agreement.

“Purchase Price” has the meaning set forth in Section 2.02.

“Purchaser Fundamental Representations” means the representations and warranties of Parent and Purchaser contained in Sections 5.01 and 5.04 of the Master PSA and Section 5.04 of this Agreement.

“Seller Fundamental Representations” has the meaning set forth in Section 8.01(b).

“Seller Indemnifying Party” has the meaning set forth in Section 8.02.

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“Seller’s Knowledge” or any other similar knowledge qualification means, (i) in the case of Mosaic, the actual knowledge, as of the date hereof, following reasonable inquiry, of Ian Mohler, and (ii) in the case of True West, the actual knowledge, as of the date hereof, following reasonable inquiry, of Iain Douglas.

“Sellers” has the meaning set forth in the preamble.

“Sellers’ Representative” has the meaning set forth in the preamble.

“Shares” has the meaning set forth in the Recitals.

“Specified Tax Amount” means an amount, calculated as of the end of the day on the Closing Date, an amount, not less than zero (0), equal to the aggregate amount of liabilities for unpaid Taxes of the Georgia C-Corporation to the extent arising in a Pre-Closing Tax Period (determined, in the case of any Straddle Period, in the manner set forth in Section 6.12(b)); provided, that the calculation of the Specified Tax Amount shall (A) exclude any deferred Tax liabilities established for GAAP purposes, (B) be prepared in accordance with the past practice (including reporting positions, elections and accounting methods) of the Georgia C-Corporation in preparing Tax Returns, (C) include any estimated (or other prepaid) Tax payments only to the extent that such payments have the effect of reducing (not below zero) the particular current Tax liability in respect of which such payments were made and (D) exclude any liabilities for accruals or reserves for contingent income Taxes or with respect to uncertain income Tax positions.

“Straddle Period” means any taxable period beginning before or on the Closing Date and ending after the Closing Date.

“Tax Claim” has the meaning set forth in Section 6.12(d).

“Taxes” means: all taxes, levies, imposts, duties, fees, assessments, or similar government charges, however denominated, including any interest, penalties, criminal sanctions or additions thereto (including any underpayment penalties for insufficient estimated payments) or other additional amounts that may become payable in respect thereof (or in respect of a failure to file any Tax Return when and as required), imposed by any Governmental Authority, which shall include, without limiting the generality of the foregoing, all income, payroll and employment, withholding (including withholding in connection with amounts paid or owing to any employee, independent contractor, creditor, equity holder or other Person), unemployment insurance taxes, social security (or similar), sales and use, excise, franchise, gross receipts, occupation, real and personal property, stamp, value added, transfer, profits or windfall profits, licenses in the nature of, estimated, severance, duties (custom and others), workers’ compensation taxes, premium, environmental (including under Section 59A of the Code), disability, registration, alternative or add-on minimum, estimated, and possessory taxes.

“Third Party Claim” has the meaning set forth in Section 8.05(a).

“Transfer Taxes” has the meaning set forth in Section 6.12(e).

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ARTICLE II

PURCHASE AND SALE

Section 2.01 Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing, the Sellers shall sell to Purchaser, and Purchaser shall purchase from the Sellers, all right, title and interest in and to the Shares, in each case for the consideration specified in Section 2.02.

Section 2.02 Purchase Price. The aggregate purchase price for the Shares (the “Purchase Price”) shall be (a) an amount in cash equal to (i) $12,837,234.53 minus the (ii) the Specified Tax Amount (the “Cash Consideration”); plus (b) 1,364,158 validly issued, fully paid and nonassessable shares (“Parent Shares”) of Parent Common Stock1 (the “Parent Share Consideration”).

Section 2.03 Closing. Subject to the terms and conditions of this Agreement, the purchase and sale of the Shares contemplated hereby shall take place at a closing (the “Closing”) to be held on the Closing Date. The Closing shall take place by exchange of executed documents by PDF or facsimile or in such other manner as the Sellers’ Representative and Purchaser may mutually agree upon. The effective time of the Closing shall be 12:01 a.m. Eastern Time on the Closing Date. At the Closing, (a) the Sellers’ Representative shall deliver to Purchaser the various certificates, instruments and documents referred to in Section 7.02, (b) Purchaser shall deliver to the Sellers’ Representative the various certificates, instruments and documents referred to in Section 7.03 and (c) Purchaser shall pay the amounts contemplated by, and in accordance with, Section 2.04.

Section 2.04 Estimated Specified Tax Amount. No less than three (3) Business Days before the Closing Date, the Georgia C-Corporation will deliver a reasonably detailed calculation of the Specified Tax Amount for Purchaser’s review and comment. The Georgia C-Corporation shall incorporate any reasonable comments provided by Purchaser into the calculation of the Specified Tax Amount.

Section 2.05 Closing Date Payments. At the Closing, Purchaser shall deliver to the Sellers (to the respective accounts designated by each of them) the following:

(a) an aggregate amount of cash equal to the Cash Consideration, by wire transfer of immediately available funds in accordance with the Estimated Closing Statement, with each Seller to receive a portion of such aggregate amount equal to such Seller’s Georgia C-Corporation Equity Percentage; and

(b) an aggregate number of Parent Shares equal to the Parent Share Consideration, with each Seller to receive a portion of such aggregate number equal to such Seller’s Georgia C-Corporation Equity Percentage (with fractional shares rounded up or down to the nearest whole Parent Share after aggregating all Parent Shares to be issued to each Seller under this Agreement).

[1]	Note to Draft: To be equal to the Georgia C-Corporation shareholders’ pro rata percentage of total purchase price payable in Parent Shares, divided by the Parent Share Value.

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Section 2.06 Withholding Tax. Purchaser, the Sellers, the Georgia C-Corporation and their respective Affiliates and authorized agents shall be entitled to deduct and withhold from the consideration payable (directly or indirectly) pursuant to this Agreement all Taxes that Purchaser or such other Person may be required to deduct and withhold under any provision of Law. In the event that any amount is so deducted and withheld, it shall be properly remitted or otherwise accounted for with the applicable Governmental Authority. All such withheld and remitted amounts will be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. Prior to deducting or withholding from any amounts payable to any Person (other than payments in the nature of compensation), such Person shall be given a reasonable opportunity to provide (or cause to be provided) a properly completed certificate or other documentary evidence establishing an exemption or reduction of withholding or deduction.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE SELLERS

As an inducement to Parent and Purchaser to enter into this Agreement, each Seller, severally and not jointly, hereby represents and warrants to Parent and Purchaser that, except as set forth in the applicable Sections or subsections of the Disclosure Schedules (with specific reference to the particular Section or subsection of this Agreement to which the information in the Disclosure Schedules relates, it being agreed that disclosure of any item in any Section or subsection of the Disclosure Schedules shall be deemed disclosed with respect to any other Section or subsection of this Agreement to which the applicability of such item is reasonably apparent on the face of such disclosure without investigation or reference to underlying documentation), the statements contained in Sections 3.01 through 3.06 are true and correct as of the date hereof.

Section 3.01 Organization and Authority. Such Seller is duly organized, validly existing and in good standing under the Laws of the state in which it has been organized, and has all necessary partnership, limited liability company or corporate power and authority to enter into this Agreement and the other Transaction Documents to which such Seller is a party and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by such Seller of this Agreement and the other Transaction Documents to which such Seller is a party, the performance by such Seller of its obligations hereunder and thereunder and the consummation by such Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite partnership, limited liability company or corporate action on the part of such Seller. This Agreement has been duly executed and delivered by such Seller and (assuming due authorization, execution and delivery by each other applicable party) this Agreement and the other Transaction Documents to which such Seller is a party constitute legal, valid and binding obligations of such Seller, enforceable against such Seller in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

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Section 3.02 Ownership. Such Seller is the sole legal and beneficial owner of the Shares being sold by it pursuant to this Agreement as set forth opposite its name on Section 3.02 of the Disclosure Schedules, and such Seller holds good and valid title to such Shares, free and clear of any Encumbrances. The Seller has the sole right to vote or direct the voting, as applicable, of the Shares, at its discretion, on any matter submitted to a vote of the equityholders of the Georgia C-Corporation. Other than as provided in this Agreement, there are no outstanding equity interests in the Georgia C-Corporation held by such Seller, and there are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to any equity interests in the Georgia C-Corporation and held by such Seller or obligating such Seller to acquire or sell any equity interests (including the Shares), or any other interest, in the Georgia C-Corporation. Other than the Organizational Documents of the Georgia C-Corporation, such Seller is not a party to any voting trusts, proxies, registration rights agreements or other agreements or understandings in effect with respect to the voting, disposition, registration, dividends, distributions or transfer of any of the equity interests in the Georgia C-Corporation (including the Shares), or any other interest, in Georgia C-Corporation.

Section 3.03 No Conflict. The execution, delivery and performance by such Seller of this Agreement and the other Transaction Documents to which such Seller is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of any provision of the Organizational Documents of such Seller; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to such Seller; or (c) except as set forth in Section 3.03 of the Disclosure Schedules, require the consent of, notice to, waiver from, or other action by any Person under, conflict with, result in a violation or breach of, result in loss of any benefit under, constitute a default (or an event which, with notice or lapse of time or both, would become a default) under or result in the acceleration, termination, amendment, or cancellation of, or result in the creation of any Encumbrance on any Shares pursuant to, any Contract, Permit or other instrument or obligation to which such Seller is a party or by which any such Seller or any Shares are bound or affected, except, in the cases of clauses (b) and (c), where the violation, breach, conflict, default, acceleration or failure to give notice would not, individually or in the aggregate, be material to be such Seller’s ability to perform or comply with the covenants, agreements or obligations of such Seller herein or in any Transaction Document or to complete the transactions contemplated by this Agreement. Except as set forth in Section 3.03 of the Disclosure Schedules and other than filings as may be required under the HSR Act, no consent, approval, exemption, authorization, Permit, Governmental Order, registration, declaration or filing with, or notice to, any Governmental Authority or any other Person is required by or with respect to such Seller in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby by such Seller, except for such consents, approvals, exemptions, authorizations, Permits, Governmental Orders, registrations, declarations, filings or notices required by or with respect to the Georgia C-Corporation that if not made or obtained would not be material to such Seller’s ability to perform or comply with the covenants, agreements or obligations of such Seller herein or in any Transaction Document or to consummate the transactions contemplated hereby and thereby by such Seller.

Section 3.04 Legal Proceedings. Except as set forth in Section 3.04 of the Disclosure Schedules, there are no actions, suits, claims, investigations or other legal proceedings pending or, to the actual knowledge, as of the date hereof, following reasonable inquiry, of such Seller, threatened against or by such Seller affecting such Seller’s Shares or seeking to restrain or enjoin the completion of the transactions contemplated by this Agreement or any other Transaction Document.

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Section 3.05 Brokers. Except for Lincoln International LLC (“Lincoln”), no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Documents based upon arrangements made by or on behalf of such Seller

Section 3.06 Investment Representations. Such Seller will acquire its Parent Shares under the terms of this Agreement for its own account for investment only and not with a view to or for sale in connection with any distribution thereof or with any present intention of selling or distributing all or any part thereof (other than to the final beneficial owners of such Seller in connection with the liquidation, dissolution or winding up of such Seller). Such Seller is not a party to any Contract with any other Person to sell or transfer, or to have any other Person sell, on behalf of such Seller, all or any portion of its Parent Shares. Such Seller acknowledges that the Parent Shares have not been and will not be registered under the Securities Act, and may not be reoffered or resold except pursuant to an exemption from the registration requirements of the Securities Act. Such Seller (a) is an “accredited investor” within the meaning of Rule 501(a) of the Securities Act and (b) is sufficiently knowledgeable and experienced in making investments of this type as to be able to evaluate the risks and merits of its investment in the Parent Shares. Such Seller has made such independent investigation of Parent, its management and related matters as such Seller deems to be necessary or advisable in connection with its acquisition of Parent Shares pursuant to this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE GEORGIA C-CORPORATION

As an inducement to Parent and Purchaser to enter into this Agreement, the Georgia C-Corporation hereby represents and warrants to Parent and Purchaser that, except as set forth in the applicable Sections or subsections of the Disclosure Schedules (with specific reference to the particular Section or subsection of this Agreement to which the information in the Disclosure Schedules relates, it being agreed that disclosure of any item in any Section or subsection of the Disclosure Schedules shall be deemed disclosed with respect to any other Section or subsection of this Agreement to which the applicability of such item is reasonably apparent on the face of such disclosure without investigation or reference to underlying documentation), the statements contained in this Article IV are true and correct as of the date hereof.

Section 4.01 Organization, Authority and Qualification.

(a) The Georgia C-Corporation is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all necessary corporate power and authority to own, lease and operate its properties and assets, to carry on its business as it is now being conducted and to enter into this Agreement and the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The Georgia C-Corporation has made available to Parent and Purchaser in the Data Room true and complete copies of its Organizational Documents, each as amended to date. The Georgia C-Corporation is in compliance in all material respects with the provisions of its Organizational Documents. The execution and delivery by the Georgia C-Corporation of this Agreement and the other Transaction Documents to which the Georgia C-Corporation is a party, the performance by the Georgia C-Corporation of its obligations hereunder

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and thereunder and the consummation by the Georgia C-Corporation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Georgia C-Corporation. This Agreement has been duly executed and delivered by the Georgia C-Corporation and (assuming due authorization, execution and delivery by each other applicable party) this Agreement and the other Transaction Documents to which the Georgia C-Corporation is a party constitute legal, valid and binding obligations of the Georgia C-Corporation, enforceable against the Georgia C-Corporation in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

(b) The Georgia C-Corporation is duly licensed, registered, authorized or qualified to carry on business and in good standing (or its equivalent, to the extent such concept is applicable) in the respective jurisdictions set forth in Section 4.01(a) above, which is the sole jurisdiction where the operation of its Business makes such licensing, registration, authorization or qualification necessary, except where the failure to be so licensed, registered, authorized, qualified or in good standing would not, individually or in the aggregate, be material to the Georgia C-Corporation.

Section 4.02 Capitalization.

(a) The authorized, issued and outstanding shares of capital stock of the Georgia C-Corporation are set forth on Section 4.02(a) of the Disclosure Schedules. The Sellers are the record owners of, and have good and valid title to, all of the Shares, free and clear of all Encumbrances. The Shares constitute 100% of the total issued and outstanding shares of capital stock of the Georgia C-Corporation. All of the Shares (i) have been duly authorized and are validly issued and, as applicable, fully paid and non-assessable, (ii) were offered, issued, sold and delivered in compliance in all material respects with all applicable Laws, and (iii) are not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Organizational Documents of the Georgia C-Corporation, or any Contract to which the Georgia C-Corporation is a party or bound.

(b) There are no outstanding equity appreciation, phantom stocks, profit appreciation or participation rights with respect to the Georgia C-Corporation. Other than the Organizational Documents of the Georgia C-Corporation, there are no voting trusts, proxies registration rights agreements or other agreements or understandings in effect with respect to the voting, disposition, registration, dividends, distributions or transfer of any of the equity interests in the Georgia C-Corporation (including the Shares).

(c) There are no Liabilities for, or obligation with respect to, any dividends or distributions declared or accumulated but unpaid with respect to, or any other payment in respect of, or based on the value or appreciation in value of, any equity interest of the Georgia C-Corporation. All equity interest of the Georgia C-Corporation subject to issuance, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable. There are no outstanding contractual obligations of the Georgia C-Corporation to repurchase, redeem or otherwise acquire any equity interest of any Person, or to provide funds to, make any investment (in the form of a

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loan, capital contribution or otherwise) in, return capital to, or make any payment to, any Person. No bonds, debentures, notes or other Indebtedness of the Georgia C-Corporation having the right to vote (or convertible into or exercisable for securities having the right to vote) on any matters on which equity holders of the Georgia C-Corporation may vote are issued or outstanding.

(d) The Georgia C-Corporation has good and valid title to all of the equity interests of the Georgia Company owned of record by the Georgia C-Corporation, free and clear of all Encumbrances. To the Georgia C-Corporation’s Knowledge, all equity interests of the Georgia Company owned of record by the Georgia C-Corporation (i) have been duly authorized and are validly issued and are fully paid and non-assessable, (ii) were offered, issued, sold and delivered by the Georgia Company in compliance in all material respects with all applicable Laws, and (iii) are not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Organizational Documents of the Georgia Company or any Contract to which the Georgia Company is a party or bound. There are no outstanding options, warrants, rights or subscriptions to purchase or otherwise acquire any direct or, to the Georgia C-Corporation’s Knowledge, indirect, equity interest of the Georgia Company or securities or obligations of any kind convertible into or exchangeable or exercisable for any direct or, to the Georgia C-Corporation’s Knowledge, indirect, equity interest of the Georgia Company, nor has the Georgia Company nor the Georgia C-Corporation nor, to the Georgia C-Corporation’s Knowledge, any other Person, entered into or incurred any other binding commitment, agreements, arrangements or obligation that remains enforceable to issue or sell any equity interest in the Georgia Company, or granted to any Person any right that remains enforceable to subscribe for or acquire from it any equity interest in the Georgia Company. Immediately following the Closing, and assuming closing of the transactions contemplated by this Agreement, Purchaser will (i) directly own 100% of the issued and outstanding equity interests of the Georgia C-Corporation and (ii) indirectly own 100% of the issued and outstanding Series A Preferred Units of the Georgia Company.

Section 4.03 No Conflicts; Consents. The execution, delivery and performance by the Georgia C-Corporation of this Agreement and the other Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of any provision of the Organizational Documents of the Georgia C-Corporation; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to the Georgia C-Corporation; or (c) except as set forth in Section 4.03 of the Disclosure Schedules, require the consent of, notice to, waiver from, or other action by any Person under, conflict with, result in a violation or breach of, result in loss of any benefit under, constitute a default (or an event which, with notice or lapse of time or both, would become a default) under or result in the acceleration, termination, amendment, or cancellation of, or result in the creation of an Encumbrance on any property or asset of the Georgia C-Corporation pursuant to, any Contract, Permit or other instrument or obligation to which the Georgia C-Corporation is a party or by which any such Person or any of its assets or properties is bound or affected, except in the cases of clauses (b) and (c), where the violation, breach, conflict, default, acceleration or failure to give notice would not, individually or in the aggregate, be material to the Georgia C-Corporation, taken as a whole. Except as set forth in Section 4.04 of the Disclosure Schedules and other than filings as may be required under the HSR Act, no consent, approval, exemption, authorization, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to the Georgia C-Corporation

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in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, except for such consents, approvals, exemptions, authorizations, Permits, Governmental Orders, declarations, filings or notices required by or with respect to the Georgia C-Corporation that if not made or obtained would not, individually or in the aggregate, be material to the Georgia C-Corporation, taken as a whole.

Section 4.04 Taxes.

(a) All income and other material Tax Returns required to be filed by or with respect to the Georgia C-Corporation have been timely filed (taking into account any valid extensions), and are true, correct and complete in all material respects and all income and other material Taxes that have become due and payable by the Georgia C-Corporation have been timely paid (regardless of whether or not such Taxes were shown as due on a Tax Return).

(b) No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of the Georgia C-Corporation, which extension or waiver is still in effect.

(c) There are no ongoing actions, suits, claims, investigations or other proceedings threatened in writing or ongoing with respect to Taxes by any Governmental Authority against the Georgia C-Corporation. No unpaid or unresolved deficiencies or additions to Taxes have been assessed with respect to the Georgia C-Corporation.

(d) The Georgia C-Corporation (i) has complied in all material respects with all Laws relating to the payment, reporting and withholding of Taxes from payments made to any Person and (ii) has timely withheld and paid over to the appropriate Governmental Authority all material Taxes required to be withhold from amounts paid or owing to any employee, creditor or other third party under applicable Law.

(e) There are no Encumbrances with respect to Taxes upon any of the properties or assets of the Georgia C-Corporation other than statutory Encumbrances for Taxes not yet due and payable and for which appropriate reserves have been established in accordance with GAAP and are not, individually or in the aggregate, material in amount.

(f) No written claim has been made by a Governmental Authority in a jurisdiction in which the Georgia C-Corporation does not file Tax Returns that such entity is or may be subject to taxation by that jurisdiction or that it must file Tax Returns in such jurisdiction.

(g) The Balance Sheet reflects all liabilities for unpaid Taxes of the Georgia C-Corporation for all taxable periods (or portions of any periods) through the Balance Sheet Date. The Georgia C-Corporation has not incurred any material Liability for unpaid Taxes after the Balance Sheet Date, except for Taxes arising in the ordinary course of business.

(h) The Georgia C-Corporation has no Liability for the Taxes of another Person (i) as a result of being a party to or bound by any Tax sharing agreement (other than a Contract entered into in the ordinary course of business that is not primarily related to Taxes), (ii) as a result of being, or ceasing to be, a member of any consolidated, combined, unitary, affiliated or similar Tax group (including under Treasury Regulations Section 1.1502-6 (or any corresponding or similar provision of Law)), (iii) as a transferee or successor or (iv) by operation of Law.

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(i) No private letter rulings, technical advice memoranda or similar agreements or rulings have been requested, entered into, or issued by any Governmental Authority with respect to material Taxes of the Georgia C-Corporation. The Georgia C-Corporation has not entered into any closing agreement within the meaning of Section 7121 of the Code (or any similar provision of applicable state, local or foreign Law).

(j) The Georgia C-Corporation has participated in any listed transaction within the meaning of Treasury Regulations Section 1.6011-4(b).

(k) The Georgia C-Corporation will not be required to include any item of income or gain in, or exclude any item or deduction or loss from, taxable income for any taxable period or portion thereof ending after the Closing Date as a result of:

(i) any change in a method of accounting for a taxable period ending on or prior to the Closing Date;

(ii) the use of an improper method of accounting for a taxable period ending on or prior to the Closing Date;

(iii) any installment sale or open transaction of the Georgia C-Corporation occurring on or prior to the Closing Date;

(iv) any intercompany transactions of the Georgia C-Corporation occurring on or prior to the Closing Date; or

(v) a deposit, prepaid amount or advance payment received by the Georgia C-Corporation on or before the Closing Date.

(l) The Georgia C-Corporation is not a resident for Tax purposes, nor has a branch or permanent establishment in any country other than the United States.

(m) There is no material property of the Georgia C-Corporation that is escheatable to any state, province or municipality under any applicable escheatment Laws as of the date hereof, including uncashed checks to vendors, customers, or employees, non-refunded over payments, or credits.

(n) The Georgia C-Corporation has not been the beneficiary of a Tax exemption, Tax holiday, or other Tax reduction Contract or Governmental Order.

(o) Within the past two (2) years, the Georgia C-Corporation has not distributed stock of another corporation, or had its stock distributed by another corporation, in a transaction that was purported or intended to be governed under Section 355 of the Code.

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(p) The Georgia C-Corporation has not deferred any (a) “applicable employment taxes” under Section 2302 of the CARES Act, the American Rescue Plan Act or similar law or executive order of the President of the United States, or (b) “applicable taxes” under IRS Notice 2020-65. To the extent applicable, the Georgia C-Corporation has properly complied with all requirements of applicable Law relating to, and has duly accounted for, any available Tax credits under Sections 7001 through 7005 of the Families First Coronavirus Response Act (or a corresponding or similar provision of state or local Law) and Section 2301 of the CARES Act (or a corresponding or similar provision of state or local Law).

(q) At all times since its formation, the Georgia C-Corporation has been treated as a C corporation for federal and applicable state income Tax purposes.

Section 4.05 Brokers. Except for Lincoln, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Documents based upon arrangements made by or on behalf of the Georgia C-Corporation.

Section 4.06 Indebtedness. Except as described in Section 4.06 of the Disclosure Schedules, the Georgia C-Corporation does not have any Indebtedness.

Section 4.07 Holding Company. The Georgia C-Corporation has not owned, and does not currently own, any assets other than the membership interests of the Georgia Company. The Georgia C-Corporation has not been engaged in, and is not engaged in, any trade, business or activity, other than owning the membership interests of the Georgia Company. Except as set forth on Section 4.07 of the Disclosure Schedules, the Georgia C-Corporation has no Liabilities or obligations, whether known or unknown, accrued, absolute, contingent, unliquidated or otherwise (and there is no valid basis for any such Liability or obligation or any valid claim in respect thereof) and is not a party to any Contract other than the Organizational Documents of the Georgia Company. Except as set forth on Section 4.07 of the Disclosure Schedules, the Georgia C-Corporation has never conducted any operations of any kind other than with respect to their ownership of membership interests in the Georgia Company.

Section 4.08 No Other Representations and Warranties. Except for the specific representations and warranties expressly made by Sellers in Article III and by the Georgia C-Corporation in this Article IV and the certificates delivered pursuant to Article VII and the specific representations and warranties expressly made by the Warrant Sellers and the Share Seller in Article III of the Master PSA and by Target in Article IV of the Master PSA and the certificates delivered pursuant to Article VII of the Master PSA, and the specific representations and warranties expressly made in Article III of the Georgia UPA and the certificates delivered pursuant to Article VI of the Georgia UPA, (a) neither the Georgia C-Corporation, Sellers, nor any other Person has made or makes, and all such Persons expressly disclaim, any other express or implied representation or warranty, either written or oral, on behalf of any of the Sellers or the Georgia C-Corporation, including any representation or warranty as to the accuracy or completeness of any information regarding the Georgia C-Corporation’s business, affairs, assets, liabilities, operations, prospects, or condition (financial or otherwise), including with respect to merchantability or fitness for any particular purpose of any assets, the nature or extent of any liabilities, the prospects of the Georgia C-Corporation’s business, the effectiveness or the success of any operations, or the accuracy or completeness of any confidential information memoranda, documents, projections, material or other information (financial or otherwise) regarding the Georgia C-Corporation made

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available to Parent and Purchaser in the Data Room and its Agents (including in the Data Room management presentations or in any other form in expectation of, or in connection with, the transactions contemplated hereby, or in respect of any other matter or thing whatsoever), and (b) no officer, agent, representative or employee of any Company has any authority, express or implied, to make any representations, warranties or agreements not specifically set forth therein and subject to the limited remedies herein provided.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

As an inducement to Sellers and the Georgia C-Corporation to enter into this Agreement, Parent and Purchaser hereby jointly and severally represent and warrant to Sellers as follows:

Section 5.01 Master PSA Representations and Warranties of Parent and Purchaser. Each of the representations and warranties of Parent and Purchaser contained in Sections 5.01, 5.02, 5.04, 5.06, 5.07, and 5.09 through 5.12 of the Master PSA are true and correct as of the date hereof, except as provided in the Master PSA.

Section 5.02 Investment Purpose. Purchaser is acquiring the Shares solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Purchaser acknowledges that none of the issuance, offer or sale of the Shares are registered under the Securities Act, or any state securities Laws, and that the Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and subject to state securities Laws and regulations, as applicable. Purchaser is able to bear the economic risk of holding the Shares for an indefinite period (including total loss of its investment) and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of its investment.

Section 5.03 Sufficiency of Funds; Solvency. Purchaser has or, at the Closing, will have sufficient funds, to make the payments required pursuant to this Agreement and to perform its obligations with respect to the transactions contemplated hereby. Purchaser acknowledges that its obligations set forth in this Agreement are not contingent or conditioned upon any Person’s ability to obtain or have at the Closing sufficient funds necessary to make the payments required pursuant to this Agreement or for Purchaser to perform its obligations with respect to the transactions contemplated hereby. After giving effect to all of the transactions contemplated hereby, Purchaser will (a) be solvent, (b) be able to pay its debts as they become due; (c) own property having a fair saleable value greater than the amounts required to pay debts (including a reasonable estimate of the amount of all contingent liabilities); and (d) have adequate capital to carry on its business.

Section 5.04 Stock Consideration. The Parent Shares to be issued pursuant to the terms of this Agreement have been duly authorized, and upon consummation of the Closing and the issuance of such Parent Shares pursuant to and in accordance with the terms hereof, will be validly issued, fully paid and non-assessable. The holders of the Parent Shares are not and will not be subject to personal liability by reason of being such holders and the Parent Shares are not and will not be subject to the preemptive rights of any holders of any security of Parent or similar contractual rights granted by Parent; and all corporate action required to be taken for the authorization, issuance and sale of the Parent Shares has been duly and validly taken.

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Section 5.05 Non-Reliance. Purchaser and Parent each acknowledge and agree that: (a) in making its decision to enter into this Agreement, the Master PSA and the Georgia UPA and to consummate the transactions contemplated hereby and thereby, Purchaser and Parent have relied solely upon their own investigation and the express representations and warranties of Sellers and the Georgia C-Corporation set forth in Article III and Article IV, respectively, of this Agreement (including the related portions of the Disclosure Schedules) and the certificates delivered pursuant to Article VII of this Agreement and the representations and warranties of the Share Seller, the Warrant Sellers and the Target in the Master PSA (including the related portions of the disclosure schedules to the Master PSA) and the certificates delivered pursuant to the Master PSA and the representations and warranties of the Georgia Share Sellers in the Georgia UPA (including the related portions of the disclosure schedules to the Georgia UPA) and the certificates delivered pursuant to the Georgia UPA and expressly disclaim any reliance on any other information or the absence thereof in entering into this Agreement, the Master PSA and the Georgia UPA; and (b) none of the Sellers, the Georgia C-Corporation, any Affiliates of any Seller or any other Person has made any representation or warranty as to any Seller, the Georgia C-Corporation or this Agreement, except as expressly set forth in Article III or Article IV of this Agreement (including the related portions of the Disclosure Schedules) and the certificates delivered pursuant to Article VII of this Agreement and the representations and warranties of the Share Seller, the Warrant Sellers and the Target in the Master PSA (including the related portions of the disclosure schedules to the Master PSA) and the certificates delivered pursuant to the Master PSA and the representations and warranties of the Georgia Share Sellers in the Georgia UPA (including the related portions of the disclosure schedules to the Georgia UPA) and the certificates delivered pursuant to the Georgia UPA.

ARTICLE VI

COVENANTS

Section 6.01 Conduct of Business Until Closing. From the date hereof until the Closing, the Georgia C-Corporation shall pay all Taxes on a timely basis as they become due and payable, and comply in all material respects with applicable Law. From the date hereof until the Closing Date, (x) the Georgia C-Corporation shall not take any action that would frustrate the purpose of this Agreement or cause any Seller Fundamental Representation to be untrue or inaccurate in any respect, and (y) neither Parent nor Purchaser shall take any action that would frustrate the purpose of this Agreement.

Section 6.02 Access to Information. From the date hereof until the Closing, the Georgia C-Corporation shall: (a) other than in connection with negotiating this Agreement, the Transaction Documents, or any amendment hereto or thereto, afford Purchaser and its Agents reasonable access to and the right to inspect all of the assets, books and records, Contracts, agreements and other documents and data related to the Georgia C-Corporation; and (b) furnish Purchaser and its Agents with such financial and other data and information related to the Georgia C-Corporation as Purchaser or any of its Agents may reasonably request. Notwithstanding anything to the contrary in this Agreement, neither Sellers nor the Georgia C-Corporation shall be required to disclose any information to Purchaser if such disclosure would, in the Georgia C-

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Corporation’s sole discretion: (x) jeopardize any attorney-client or other privilege; or (y) contravene any applicable Law or binding agreement entered into prior to the date of this Agreement. Parent and Purchaser shall abide by the terms of the Confidentiality Agreement with respect to any access or information provided to Parent, Purchaser or any of their Agents pursuant to this Section 6.02.

Section 6.03 Resignations. The Georgia C-Corporation shall deliver to Purchaser written resignations, effective as of the Closing Date, of the directors of the Georgia C-Corporation set forth on Schedule 6.03 attached hereto at least five (5) Business Days prior to the Closing.

Section 6.04 Confidentiality. Following the Closing, each Seller shall maintain, and shall cause its Affiliates to maintain, in confidence any information it or they may have in relation to the Georgia C-Corporation or any Company and such information shall not be disclosed or used by such Seller or its Affiliates without Purchaser’s prior written consent, unless such information is (i) otherwise publicly available through no breach by such Seller or its Affiliates of this Section 6.04 or (ii) required to be disclosed pursuant to any Law or Governmental Order applicable to such Seller or its Affiliates.

Section 6.05 Books and Records.

(a) Purchaser agrees (i) to hold all of the books and records of the Georgia C-Corporation existing on the Closing Date and not to destroy or dispose of any thereof for a period of six (6) years from the Closing Date, or such longer period as may be relevant under any applicable Law and the relevant statute of limitations, and, thereafter, if it is proposed to destroy or dispose of any of such books and records, to offer first in writing at least sixty (60) days prior to such proposed destruction or disposition to surrender them to the Sellers’ Representative and (ii) at any time and from time to time following the Closing Date, to afford the Sellers’ Representative, its Affiliates and their respective Agents, during normal business hours, upon reasonable request, reasonable access to such books, records and other data (including the right to photocopy the same, at the expense of the Sellers’ Representative) and to appropriate employees; provided, that the Sellers’ Representative shall reimburse Purchaser promptly upon demand for all reasonable out-of-pocket expenses incurred by Purchaser in connection therewith; and provided, further, that nothing herein will limit any of the Sellers’ Representative’s rights of discovery in any event.

(b) For a period of six (6) years after the Closing, or such longer period as may be relevant under any applicable Law and the relevant statute of limitations, Sellers shall (i) retain the books and records of such Seller which relate to the Georgia C-Corporation for periods prior to the Closing and which shall not otherwise have been delivered to Purchaser and (ii) upon reasonable notice, afford the employees, agents and Agents of Purchaser reasonable access (including the right to make photocopies, at the expense of Purchaser), during normal business hours, to such books and records, solely as they relate to the Georgia C-Corporation; provided, that Purchaser shall reimburse any such Seller promptly upon demand for all reasonable out-of-pocket expenses incurred by such Seller in connection therewith; and provided, further, that nothing herein will limit any of Purchaser’s rights of discovery in any event.

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Section 6.06 Closing Conditions. From the date hereof until the Closing, each party hereto shall, and Sellers shall cause the Georgia C-Corporation to, use commercially reasonable efforts to take such actions as are necessary to expeditiously satisfy the closing conditions set forth in Article VII hereof.

Section 6.07 Public Announcements. Unless otherwise required by applicable Law or stock exchange requirements (based upon the reasonable advice of counsel), no party to this Agreement shall make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other party, and the parties shall cooperate as to the timing and contents of any such announcement; provided, that the foregoing will not restrict or prohibit any party from making any announcement concerning this Agreement or the transactions contemplated hereby that consists of information consistent with the scope and substance of information previously disclosed in press releases, announcements or public filings made by Parent, Purchaser, or the Companies in compliance with this Section 6.07.

Section 6.08 Further Assurances. Following the Closing, each of the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances, and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the other Transaction Documents.

Section 6.09 Conflicts; Privilege . It is acknowledged by each of the parties hereto that certain Sellers and the Georgia C-Corporation have retained McGuireWoods LLP (“McGuireWoods”) to act as their counsel in connection with the transactions contemplated hereby and that McGuireWoods has not acted as counsel for any other Person in connection with the transactions contemplated hereby and that no other party to this Agreement has the status of a client of McGuireWoods for conflict of interest or any other purposes as a result thereof. Parent and Purchaser hereby agree that, in the event that a dispute arises between Parent, Purchaser or any of their Affiliates (including, after the Closing, the Georgia C-Corporation), on the one hand, and any Seller or any of its Affiliates, on the other hand, McGuireWoods may represent such Seller or any such Affiliate in such dispute even though the interests of such Seller or such Affiliate may be directly adverse to Parent, Purchaser or any of their Affiliates (including, after the Closing, the Georgia C-Corporation), and even though McGuireWoods may have represented the Georgia C-Corporation in a matter substantially related to such dispute, or may be handling ongoing matters for the Georgia C-Corporation, Parent and Purchaser, on behalf of themselves and each of their Affiliates, (a) hereby waive any claim they have or may have that McGuireWoods has a conflict of interest in connection with or is otherwise prohibited from engaging in such representation and (b) agree that, in the event that a dispute arises after the Closing between Parent, Purchaser or any of their Affiliates (including, after the Closing, the Georgia C-Corporation) and any Seller, McGuireWoods may represent any such party in such dispute even though the interests of any such party may be directly adverse to Parent, Purchaser or any of their Affiliates (including, after the Closing, the Georgia C-Corporation), and even though McGuireWoods may have represented the Georgia C-Corporation in a matter substantially related to such dispute, or may be handling ongoing matters for Parent, Purchaser or the Georgia C-Corporation. Parent and Purchaser further agree that, as to all communications among McGuireWoods and any Seller that relate in any way to the transactions contemplated hereby, the attorney-client privilege, the expectation of client

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confidence and all other rights to any evidentiary privilege belong to such Seller and may be controlled by such Seller and shall not pass to or be claimed by Parent, Purchaser or the Georgia C-Corporation. Notwithstanding the foregoing, if a dispute arises between Parent, Purchaser or the Georgia C-Corporation and a third party other than a party to this Agreement after the Closing, the Georgia C-Corporation may assert the attorney-client privilege to prevent disclosure of confidential communication by McGuireWoods to such third party; provided, however, that the Georgia C-Corporation may not waive such privilege without the prior written consent of Sellers. Sellers, Parent and Purchaser further agree that McGuireWoods and its partners and employees are third-party beneficiaries of this Section 6.09.

Section 6.10 Certain Privileged and/or Confidential Communications.

(a) For purposes of this Section 6.10, the term “Privileged and/or Confidential Communications” means any communication, whether written or oral, electronic or otherwise:

(i) to or from any Seller or any officer, director, employee or agent of the Georgia C-Corporation, McGuireWoods, the Georgia C-Corporation’s and any Sellers’ accountants, the Georgia C-Corporation’s and any Seller’s financial advisors, or any other advisor to the Georgia C-Corporation or any Seller, on the one hand, and any of the foregoing Persons, on the other hand, in all cases, to the extent that such communication (A) is not also to or from any officer, director, employee or agent of Parent or Purchaser, legal counsel to Parent or Purchaser, or any other advisor to Parent or Purchaser, and (B) arises out of or relates to (1) the preparation, negotiation and execution of this Agreement or any other agreement or document executed in connection with the transactions contemplated hereby, or (2) any transaction that any Seller or the Georgia C-Corporation may have considered as an alternative transaction to the transactions contemplated hereby; or

(ii) to or from any Seller or any officer, director, employee or agent of any Seller or the Georgia C-Corporation, McGuireWoods, the Georgia C-Corporation’s or any Sellers’ accountants, the Georgia C-Corporation’s or any Seller’s financial advisors, or any other advisor to the Georgia C-Corporation or any Seller, on the one hand, and any officer, director, employee, financial advisor, legal advisor, other advisor or Agents of any Person that any Seller or the Georgia C-Corporation may have considered in connection with an alternative transaction to the transactions contemplated hereby, on the other hand.

(b) Notwithstanding that the transactions contemplated hereby constitute a sale of the equity interests of the Georgia C-Corporation, neither the Georgia C-Corporation, Parent nor Purchaser shall succeed to the Privileged and/or Confidential Communications. Sellers shall succeed to the Privileged and/or Confidential Communications.

(c) Sellers, Parent and Purchaser each acknowledge and agree that Sellers and the Georgia C-Corporation, through their directors, officers, employees and other agents, engaged in the Privileged and/or Confidential Communications using the Georgia C-Corporation’s resources, and that the Privileged and/or Confidential Communications may be present in the Georgia C-Corporation’s information systems or hard-copy files that, after Closing, continue to be owned or leased by the Georgia C-Corporation (and thereby indirectly are controlled by Parent and Purchaser). Sellers, Parent and Purchaser each acknowledge and agree that:

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(i) if Parent or Purchaser discovers, has in its possession or otherwise becomes aware of any Privileged and/or Confidential Communication by virtue of the Privileged and/or Confidential Communications being present in Georgia C-Corporation’s information systems or hard-copy files that, after Closing, are controlled by the Georgia C-Corporation (and thereby indirectly controlled by Parent or Purchaser), then Parent and Purchaser shall be precluded from using, and shall not use or permit to be used, whether by Parent, Purchaser or the Georgia C-Corporation, any Privileged and/or Confidential Communication against any Seller in connection with any claim that may arise out of or relate to any this Agreement, any other Transaction Document, or any other agreement or document executed in connection with the transactions contemplated hereby; and

(ii) Parent and Purchaser acknowledge that after the Closing, neither the Georgia C-Corporation, Parent nor Purchaser may unilaterally waive the attorney-client privilege with respect to any Privileged and/or Confidential Communications without the prior written consent of Sellers.

Section 6.11 Parent Shares.

(a) The Parent Shares to be issued pursuant to the terms of this Agreement will be issued in a transaction exempt from registration under the Securities Act by reason of Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D and therefore may not be re-offered or resold other than in conformity with the registration requirements of the Securities Act and such other applicable rules and regulations or pursuant to an exemption therefrom. All recipients of such Parent Shares shall be “accredited investors” as such term is defined in Regulation D. The Parent Shares to be issued pursuant to the terms of this Agreement will be “restricted securities” within the meaning of Rule 144 and may not be offered, sold, pledged, assigned or otherwise transferred unless (i) a registration statement with respect thereto is effective under the Securities Act and any applicable state securities laws or (ii) an exemption from such registration exists and Parent receives an opinion of counsel to the holder of such Parent Shares, which counsel and opinion are reasonably satisfactory to Parent, that such Parent Shares may be offered, sold, pledged, assigned or transferred in the manner contemplated without an effective registration statement under the Securities Act or applicable state securities laws. Parent Shares issued pursuant to the terms of this Agreement will bear an appropriate legend and restriction on the books of Parent’s transfer agent to that effect.

(b) The Parent Shares issued by Parent to the Sellers pursuant to the terms of this Agreement shall be reflected in Parent’s books and records in book entry only, and shall be placed in a restrictive class with appropriate notations reflecting the following restrictive legend:

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY U.S. STATE OR OTHER COUNTRY’S SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE OR OTHER COUNTRY’S SECURITIES LAW, OR AN EXEMPTION FROM SUCH REGISTRATION UNDER THE ACT. NO HEDGING TRANSACTIONS MAY BE CONDUCTED WITH RESPECT TO THESE SHARES UNLESS DONE IN COMPLIANCE WITH SAID ACT.”

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(c) The Parent Shares to be issued pursuant to this Agreement shall be issued via direct registration with Parent’s transfer agent. No Parent Shares will be issued to any Seller until such Seller shall provide Parent with such Seller’s taxpayer identification number and address pursuant to the terms of this Agreement.

Section 6.12 Tax Matters.

(a) Tax Returns. Purchaser shall prepare and timely file all Tax Returns that are filed after the Closing Date with respect to the Georgia C-Corporation, and shall duly and timely pay all Taxes shown to be due and owing on such Tax Returns; provided, that all such Tax Returns shall be prepared in a manner consistent with past practice of the Georgia C-Corporation, except as otherwise required by applicable Law or an intervening change in facts. Purchaser and the Sellers hereby agree that the taxable year of the Georgia C-Corporation shall terminate for U.S. federal income tax purposes at the end of the day on the Closing Date under Treasury Regulations Section 1.1502-76(b)(1)(ii)(A)(1) as a result of the purchase of the Shares hereunder.

(b) Straddle Period Allocations. For purposes of allocating any Taxes (other than Transfer Taxes) arising in a Straddle Period between the Pre-Closing Tax Period and the Post-Closing Tax Period for purposes of this Agreement, (i) in the case of any Taxes based upon or related to income, receipts or payroll, such Taxes shall be allocated between the Pre-Closing Tax Period and the Post-Closing Tax Period by closing the books as of the effective time on the Closing Date and (ii) in the case of any Taxes other than Taxes based upon or related to income, receipts or payroll, be deemed to be the amount of such Tax for the entire taxable period, the amount of such Taxes that are allocated to a Pre-Closing Tax Period or Post-Closing Tax Period, as the case may be, shall be determined by multiplying (A) the amount of such Taxes for the entire Straddle Period by (B) a fraction, the numerator of which is the number of calendar days in the Pre-Closing Tax Period or Post-Closing Tax Period, as the case may be, and the denominator of which is the number of calendar days in the entire Straddle Period.

(c) Cooperation. Each of Purchaser and the Sellers shall provide the other party with such assistance as may reasonably be requested by the other party in connection with the preparation of any Tax Return, any audit or other Tax examination by any Governmental Authority, any Tax refund claim (including in respect of employee retention credits), or any judicial or administrative proceedings related to liability for Taxes, and each will retain and provide the requesting party with any records or information which may be relevant to such return, audit or examination, refund claim, proceedings or determination. Any information obtained pursuant to this Section 6.12(c) or pursuant to any other Section hereof providing for the sharing of information or review of any Tax Return or other schedule relating to Taxes shall be kept confidential by the parties hereto, except as necessary to be disclosed in connection with such return, audit or examination, refund claim, proceedings or determination.

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(d) Tax Claims.

(i) After the Closing, Purchaser, the Georgia C-Corporation and their respective Affiliates shall promptly notify the Sellers’ Representative in writing upon receiving notice from any Governmental Authority of the commencement of any claim, audit, examination, or administrative or court proceeding relating to any Taxes of the Georgia C-Corporation (a “Tax Claim”) for a Pre-Closing Tax Period or a Straddle Period; provided, that no failure or delay on the part of Purchaser in notifying the Sellers’ Representative shall relieve the Sellers from any obligation hereunder except to the extent that they are actually and materially prejudiced as a result of such failure to delay.

(ii) Purchaser shall control the conduct of any Tax Claim; provided, that, if such Tax Claim would be expected to create or increase any indemnification obligation hereunder (taking into account any limitations on indemnification contained in Article VIII), Purchaser shall: (A) permit the Sellers’ Representative to participate (at the Sellers’ own expense) in such Tax Claim, (B) provide the Sellers’ Representative with a timely and reasonably detailed account of each phase of such Tax Claim, (C) reasonably consult with the Sellers’ Representative and offer the Sellers’ Representative a reasonable opportunity to comment before submitting any written materials prepared or furnished in connection with such Tax Claim and (D) not settle such Tax Claim with first obtaining the Sellers’ Representative’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed).

(iii) In connection with an audit, examination or judicial or administrative proceeding that relates to an income Tax Return of the Georgia Company, Purchaser, the Sellers and the Sellers’ Representative agree to: (A) cause either the “partnership representative” or “designated individual” (within the meaning of Section 6223 of the Code and the Treasury Regulations promulgated thereunder or any similar provision under any state or local Law), to make the election provided for in Section 6226 of the Code (or any similar state or local Law), (B) file any statements or take any other actions required by applicable Law in order to make any such election with respect to any “imputed underpayment” within the meaning of Section 6225 of the Code (or any similar provision of any state or local Law) arising in connection with any such audit, examination or judicial or administrative proceeding and (C) provide each other with any information necessary to make the election described in clause (A) or file any statements or take any actions contemplated by the preceding clause (B).

(iv) Notwithstanding anything in this Agreement to the contrary, this Section 6.12(d) shall control with respect to any Tax Claim.

(e) Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement (each, a “Transfer Tax”) shall be borne and paid equally by Purchaser, on the one hand, and the Sellers, on the other hand. Purchaser, the Sellers and the Sellers’ Representative shall (i) cooperate in the timely filing of any Tax Return with respect to Transfer Taxes, or other document with respect to such Taxes or fees, and (ii) take any actions to mitigate, reduce or eliminate any Transfer Taxes.

(f) Pre-Closing Tax Matters. Without the prior written consent of the Sellers’ Representative (not to be unreasonably withheld, conditioned or delayed), neither Purchaser nor the Georgia C-Corporation shall, with respect to the Georgia C-Corporation, (i) file or amend or

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otherwise modify any Tax Return that relates to a Pre-Closing Tax Period (other than to file Tax Returns in accordance with Section 6.12(a)), (ii) make or change any election for, or that has retroactive effect to, any Pre-Closing Tax Period (other than an election specifically contemplated by this Agreement), (iii) settle, voluntarily approach, enter into voluntary disclosure agreement with, or file any ruling request with any taxing authority with respect to any Pre-Closing Tax Period, (iv) extend or waive the statute of limitations with respect to any Pre-Closing Tax Period (other than as a result of obtaining an extension of time to file a Tax Return) or (v) cause the Georgia C-Corporation to engage in a transaction on the Closing Date, but after the Closing, that is outside the ordinary course of business, in each case, if such action would reasonably be expected to (A) increase the amount of Taxes payable by any of the Sellers or (B) create or increase any indemnification obligation hereunder (taking into account any limitations on indemnification contained in Article VIII).

(g) Adjustments for Tax Purposes. Any indemnification payments made pursuant to Article VIII shall be treated as an adjustment to the Purchase Price by the parties for Tax purposes, unless a different treatment is otherwise required by applicable Law.

ARTICLE VII

CONDITIONS TO CLOSING

Section 7.01 Conditions to Obligations of All Parties. The obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

(a) All required filings of Sellers and Parent pursuant to the HSR Act or other antitrust, competition or merger control Laws, if any, shall have been made and the applicable waiting period and any extensions thereof shall have expired or been terminated.

(b) No Governmental Order or Law shall have been enacted, issued, promulgated, enforced or entered by any court or Governmental Authority which is in effect and has the effect of making the transactions contemplated by this Agreement illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder to be rescinded following completion thereof.

Section 7.02 Conditions to Obligations of Parent and Purchaser. The obligations of Parent and Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Purchaser’s waiver, at or prior to the Closing, of each of the following conditions:

(a) The representations and warranties of Sellers and the Georgia C-Corporation contained in Article III and Article IV, respectively, shall be true and correct in all material respects as of the Closing Date (except to the extent any such representations and warranties are expressly made as of an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such specified date), without giving effect to any limitation as to materiality set forth therein.

(b) Sellers and the Georgia C-Corporation shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by Sellers and the Georgia C-Corporation prior to or on the Closing Date.

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(c) Closing of the purchase by Purchaser of all of the issued and outstanding Shares (as the term “Shares” is defined in the Master PSA) and Warrants of the Target shall have occurred (or shall be occurring contemporaneously with the Closing) as contemplated by the Master PSA.

(d) Closing of the purchase by Purchaser of all of the issued and outstanding Class B Common Units of the Georgia Company shall have occurred (or shall be occurring contemporaneously with or immediately after the Closing) as contemplated by the Georgia UPA.

(e) The Georgia C-Corporation or the Sellers’ Representative shall have made or tendered, or caused to be made or tendered, delivery to Purchaser of the following documents:

(i) all stock certificates evidencing the Shares, duly endorsed in blank or accompanied by stock powers duly endorsed in blank, in proper form for transfer and with any required stock transfer tax stamps affixed, if any (or in lieu thereof, an affidavit of loss and indemnity satisfactory to Parent);

(ii) a duly executed counterparty signature page to each of the Transaction Documents to which any Seller or the Sellers’ Representative is a party;

(iii) a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of each Seller and the Georgia C-Corporation, dated as of the Closing Date, certifying (A) that attached thereto are true and complete copies of all resolutions adopted by the board of directors or similar governing body of such Seller and the Georgia C-Corporation authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby, (B) that each of the conditions set forth in Section 7.02(a) and Section 7.02(b) applicable to such Seller and the Georgia C-Corporation have been satisfied, and (C) the names and signatures of the officers of such Seller and the Georgia C-Corporation authorized to sign this Agreement and the other documents to be delivered hereunder;

(iv) resignations of the directors of the Georgia C-Corporation pursuant to Section 6.03; and

(v) a properly executed IRS Form W-9 from each Seller.

(f) There shall be no pending or threatened Governmental Order or proceeding by any Governmental Authority which Purchaser in good faith reasonably believe could result in the transactions contemplated by this Agreement being restrained or prohibited or the award of damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

Section 7.03 Conditions to Obligations of Sellers and the Georgia C-Corporation. The obligations of Sellers and the Georgia C-Corporation to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Sellers’ or the Georgia C-Corporation’s waiver, at or prior to the Closing, of each of the following conditions:

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(a) The representations and warranties of Parent and Purchaser contained in Article V shall be true and correct in all respects as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date), except where the failure of such representations and warranties to be true and correct would not have a material adverse effect on Parent’s and Purchaser’s ability to consummate the transactions contemplated hereby.

(b) Parent and Purchaser shall have made or tendered, or caused to be made or tendered, delivery of the amounts required by, and in accordance with, Section 2.05 and the following documents:

(i) a duly executed counterparty signature page to each of the Transaction Documents to which Parent or Purchaser is a party;

(ii) a duly executed counterparty signature page to the Registration Rights Agreement; and

(iii) a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Parent certifying (A) that attached thereto are true and complete copies of all resolutions adopted by the board of directors of Parent authorizing the execution, delivery and performance of this Agreement by Parent and Purchaser and the consummation by Parent and Purchaser of the transactions contemplated hereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby, (B) that each of the conditions set forth in Section 7.03(a) and Section 7.03(b) have been satisfied, and (C) the names and signatures of the officers of Parent and Purchaser authorized to sign this Agreement and the other documents to be delivered hereunder.

ARTICLE VIII

SURVIVAL; INDEMNIFICATION

Section 8.01 Survival of Representations, Warranties and Covenants.

(a) Except as set forth below in this Section 8.01, the representations and warranties of the Sellers, the Georgia C-Corporation, Parent and Purchaser contained in this Agreement or in any certificates or documents delivered hereunder shall survive for a period of time ending at 11:59 p.m. Eastern Time, on that date which is twelve (12) months after the Closing Date.

(b) The representations and warranties of Sellers and the Georgia C-Corporation contained in Sections 3.01 (Organization and Authority), 3.02 (Ownership), 3.05 (Brokers), 4.01 (Organization, Authority and Qualification), 4.02 (Capitalization), 4.05 (Brokers) 4.06 (Indebtedness) and 4.07 (Holding Company) (collectively, the “Seller Fundamental Representations”) and the representations and warranties contained in Section 4.04 (Taxes) shall, in each case, survive for a period of time ending at 11:59 p.m. Eastern Time on the date on which is 60 days after the longest relevant statute of limitations period expires (including any extensions

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thereof) (as such statute of limitations period pertains to the underlying subject matter of such representation and warranty, or to the ability of Parent, Purchaser or any third party to make a claim relating to a breach of such representation and warranty, as the case may be, whichever is later).

(c) The Purchaser Fundamental Representations shall survive until the expiration of the applicable statute of limitations.

(d) For the avoidance of doubt, it is the intention of the parties hereto that the foregoing respective survival periods and termination dates supersede any applicable statutes of limitations that would otherwise apply to such representations and warranties.

(e) Any covenant or agreement contained in this Agreement that is to be performed after the Closing shall survive the Closing and remain in full force and effect until fully performed in accordance with its terms. Any claim for a failure of a party hereto to perform or comply with any of its covenants or agreements contained herein that are to be performed on or prior to the Closing shall not survive the Closing.

(f) Notwithstanding anything herein to the contrary, any claim made under and in accordance with this Article VIII prior to the expiration of the applicable period set forth above shall survive until such claim is finally resolved.

(g) This Section 8.01 shall not limit any claim or recovery available to Purchaser (or any additional insured) under the R&W Insurance Policy.

Section 8.02 Indemnification by Sellers. Subject to the provisions of this Article VIII, from and after the Closing, each Seller (the “Seller Indemnifying Parties”) shall, severally (but not jointly), up to its Georgia C-Corporation Equity Percentage, indemnify, defend and hold harmless the Purchaser Indemnified Parties for, from and against all Losses that any Purchaser Indemnified Party may suffer, sustain or incur and that result from, arise out of, relate to, or are caused by, any of the following:

(a) any breach or inaccuracy of any representation or warranty (other than any Seller Fundamental Representation, which shall be indemnifiable pursuant to Section 8.02(b), and any representation or warranty contained in Section 4.04, which shall be indemnifiable pursuant to Section 8.02(c)) of such Seller or the Georgia C-Corporation made in Article III or Article IV or the certificates delivered pursuant to Article VII (in each case, disregarding all materiality qualifications for purposes of calculating the applicable Losses);

(b) any breach or inaccuracy of any Seller Fundamental Representations of such Seller or the Georgia C-Corporation (disregarding all materiality qualifications for purposes of calculating the applicable Losses) contained in this Agreement;

(c) any Pre-Closing Taxes; and

(d) any failure by such Seller, the Georgia C-Corporation or the Sellers’ Representative to perform or comply with any of its covenants or agreements set forth in this Agreement.

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Section 8.03 Indemnification by Parent and Purchaser. Subject to the provisions of this Article VIII, from and after the Closing, Parent and Purchaser shall indemnify, defend and hold harmless each Seller and each Seller’s respective officers, directors, employees, attorneys, accountants, representatives and agents (the “Seller Indemnified Parties”) for, from and against all Losses that any Seller Indemnified Party may suffer, sustain or incur and that result from, arise out of, relate to, or are caused by any of the following:

(a) any breach or inaccuracy of any representation or warranty (other than any Purchaser Fundamental Representation, which shall be indemnifiable pursuant to Section 8.03(b)) of Parent or Purchaser (disregarding all materiality and Parent Material Adverse Effect qualifications for purposes of calculating the applicable Losses) contained in this Agreement or the certificates delivered pursuant to Article VII;

(b) any breach or inaccuracy of any Purchaser Fundamental Representations (disregarding all materiality and Parent Material Adverse Effect qualifications for purposes of calculating the applicable Losses) contained in this Agreement; and

(c) any failure by Parent or Purchaser to perform or comply with any covenant or agreement contained in this Agreement.

Section 8.04 Limits on Indemnification. Notwithstanding anything in this Agreement to the contrary, in the absence of a showing of Fraud or intentional breach, the indemnification obligations of each party hereto hereunder shall be subject to the following limitations:

(a) The Purchaser Indemnified Parties shall not be entitled to Losses claimed under Section 8.02(a) unless the aggregate amount of Losses incurred by the Purchaser Indemnified Parties under this Agreement, and the aggregate amount of Losses incurred by the Purchaser Indemnified Parties under the Master PSA and Georgia UPA, respectively, exceeds the Deductible Amount, in which event the Purchaser Indemnified Parties shall be entitled, subject to the other limitations in this Article VIII, to receive indemnification for all Losses in excess of the Deductible Amount. Except in the case of Fraud or intentional breach, the aggregate amount of Losses for which the Sellers shall be required to indemnify the Purchaser Indemnified Parties pursuant to Sections 8.02(a), 8.02(c) and 8.02(d) of this Agreement and to indemnify the applicable indemnified parties under Sections 8.02(a), 8.02(c) and 8.02(d) of the Master PSA and Sections 7.02(a), 7.02(c) and 7.02(d) of the Georgia UPA, and to indemnify the applicable indemnified parties under Section 9(b)(i)(1) and 9(b)(i)(3) of the Investor Pay-Off Letters, together shall not exceed the Cap. For the avoidance of doubt, the limitations set forth in this Section 8.03(a) shall not apply to any indemnification claim under Section 8.02(b).

(b) Except in the case of Fraud or intentional breach, the aggregate amount of Losses for which each Seller hereunder shall be required to indemnify the Purchaser Indemnified Parties pursuant to Section 8.02 of this Agreement shall be limited, in the aggregate, to the portion of the Purchase Price received by such Seller under this Agreement (including any Taxes deducted or withheld therefrom) (with each Parent Share issued to such Seller being valued at the Parent Share Value), and in no case will the aggregate liability of the Sellers for claims for indemnification under Section 8.02 exceed, in the aggregate and without duplication, the Purchase Price.

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(a) Except in the case of Fraud or intentional breach, (i) the aggregate amount of Losses for which Parent and Purchaser shall be required to indemnify the Seller Indemnified Parties pursuant to Sections 8.03(a) and 8.03(c) of this Agreement and to indemnify the applicable indemnified parties under Sections 8.03(a) and 8.03(c) of the Master PSA and Sections 7.03(a) and 7.03(c) the Georgia UPA and Sections 9(b)(ii)(i) and 9(b)(ii)(3) of the Investor Pay-Off Letters, together shall not exceed an amount equal to the Cap, and (ii) the aggregate amount of Losses for which Parent and Purchaser shall be required to indemnify the Seller Indemnified Parties pursuant to Section 8.03(b) shall be limited, in the aggregate, to the Parent Share Consideration paid under this Agreement (including any Taxes deducted or withheld therefrom) (with each Parent Share included in the Parent Share Consideration being valued at the Parent Share Value).

(b) As used in this Article VIII, an “intentional breach” means an intentional action or intentional failure to act where the breaching party had actual knowledge that such action or failure to act was not permissible under this Agreement or other applicable Transaction Document. An “intentional breach” shall not apply to breaches of representations or warranties set forth in this Agreement.

Section 8.05 Procedures for Indemnification.

(a) No Seller Indemnifying Party shall be liable for any claim for indemnification under this Article VIII unless written notice of a claim for indemnification is delivered by the Purchaser Indemnified Party seeking indemnification to the Seller Indemnifying Party from whom indemnification is sought prior to the expiration of any applicable survival period set forth in Section 8.01 (in which event the claim shall survive until finally and fully resolved). If any third party notifies the Purchaser Indemnified Party with respect to any matter which may give rise to a claim for indemnification (a “Third Party Claim”) against the Seller Indemnifying Party under this Article VIII, then the Purchaser Indemnified Party shall notify the Seller Indemnifying Party reasonably promptly thereof in writing; provided, that no delay on the part of the Purchaser Indemnified Party in notifying the Seller Indemnifying Party shall relieve the Seller Indemnifying Party from any obligation hereunder except to the extent that the Seller Indemnifying Party is actually and materially prejudiced thereby. All notices given pursuant to this Section 8.05(a) shall describe with reasonable specificity the nature of the claim, the amount of the claim (to the extent then known) and the basis of the Purchaser Indemnified Party’s claim for indemnification.

(b) Following receipt of notice in accordance with Section 8.05(a) (other than a notice of a Third Party Claim against the Purchaser Indemnified Party, in which case Section 8.05(c) below shall apply), the Seller Indemnifying Party shall have thirty (30) days from the date it receives such notice (the “Dispute Period”) to make such investigation of the claim as the Seller Indemnifying Party deems necessary or desirable. For purposes of such investigation, the Purchaser Indemnified Party shall make available to the Seller Indemnifying Party all the material information related to such claim relied upon by or in possession or control of, the Purchaser Indemnified Party; provided, that such Purchaser Indemnified Party shall not be required to violate any Governmental Order or any applicable Law to which it is subject or to waive any attorney-client privilege or work product doctrine which any of them may possess or that may otherwise apply to such information. If the Seller Indemnifying Party disagrees with the validity or amount of all or a portion of such claim made by the Purchaser Indemnified Party, the Seller Indemnifying

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Party shall deliver to the Purchaser Indemnified Party written notice thereof (the “Dispute Notice”) prior to the expiration of the Dispute Period. If no Dispute Notice is received by the Purchaser Indemnified Party within the Dispute Period or the Seller Indemnifying Party provides notice that it does not have a dispute with respect to such claim, such claim shall be deemed approved and consented to by the Seller Indemnifying Party (such claim, an “Approved Indemnification Claim”). If a Dispute Notice is received by the Purchaser Indemnified Party within the Dispute Period and the Purchaser Indemnified Party and the Seller Indemnifying Party do not agree to the validity and/or amount of such disputed claim, no payment shall be made until such disputed claim is resolved, whether by adjudication of such matter, agreement between the Purchaser Indemnified Party and the Seller Indemnifying Party, or otherwise (and upon any such resolution, such claim shall be deemed to be an Approved Indemnification Claim). Each Approved Indemnification Claim shall be paid by Sellers or Parent and Purchaser, as applicable, no later than five (5) Business Days after the date on which the subject claim became an Approved Indemnification Claim, in each case by wire transfer of immediately available funds to the account designated in writing by the party entitled to such payment.

(c) After the Purchaser Indemnified Party has given notice of a Third Party Claim to the Seller Indemnifying Party pursuant to Section 8.05(a), the Seller Indemnifying Party may, at its election, undertake and conduct the defense of such Third Party Claim at its own expense; provided, that the Seller Indemnifying Party fully acknowledges in writing its indemnification obligations to the Purchaser Indemnified Party. In such case, the Purchaser Indemnified Party may continue to participate in the defense of such Third Party Claim. If the Seller Indemnifying Party assumes the defense of any Third Party Claim, and unless (i) such settlement or consent to judgment does not impose or purport to impose any obligation or restriction on such Purchaser Indemnified Party or any of its Affiliates or any action or restrictions upon the conduct of the businesses of the Purchaser Indemnified Party or any of its Affiliates, (ii) the Purchaser Indemnified Party receives a full release of and from any other claims that may be made against the Purchaser Indemnified Party in connection with such Third Party Claim, (iii) the sole relief provided is monetary damages that are paid in full by the Seller Indemnifying Party, and (iv) there is no finding or admission of any violation by the Purchaser Indemnified Party of any applicable Law or any rights of any Person, the Seller Indemnifying Party shall not settle or consent to judgment with respect to such Third Party Claim without the written consent of the Purchaser Indemnified Party, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding anything to the contrary, the Seller Indemnifying Party shall not be entitled to assume the administration and defense of any Third Party Claim if: (i) the Seller Indemnifying Party has failed to assume the defense of such Third Party Claim within thirty (30) days of the Purchaser Indemnified Party’s delivery of notice of such Third Party Claim to the Seller Indemnifying Party, (ii) the aggregate amount reasonably expected to be incurred in connection with such Third Party Claim and all other outstanding claims on the RWI Indemnity Escrow Funds exceeds 150% of the remaining amount of the RWI Indemnity Escrow Funds, (iii) such Third Party Claim involves criminal or quasi-criminal allegations, (iv) the Third Party Claim includes a claim for injunctive relief, or (v) any Seller is the Seller Indemnifying Party and (A) Purchaser or the Insurer is required to assume the defense of the Third Party Claim pursuant to the terms thereof or (B) any Seller’s assumption of the defense of the Third Party Claim would reasonably be expected to cause a Purchaser Indemnified Party to lose coverage under the R&W Insurance Policy. The Purchaser Indemnified Party and the Seller Indemnifying Party shall render to each other such assistance as may reasonably be required of each other in order to ensure proper and adequate defense of any Third Party Claim subject to this Section 8.05. To the extent

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that the Purchaser Indemnified Party or the Seller Indemnifying Party does not participate in the defense of a particular Third Party Claim, the Person so proceeding with such Third Party Claim shall keep the other Person informed of all material developments and events relating to such Third Party Claim. No Purchaser Indemnified Party shall settle or consent to judgment with respect to any Third Party Claim for which the Seller Indemnifying Party has provided a written acknowledgement of its indemnification obligations to the Purchaser Indemnified Party without the written consent of the Seller Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed.

Section 8.06 Sources of Recovery.

(a) Subject to the other applicable limitations of liability set forth in this Article VIII, all amounts payable by any Seller to any of the Purchaser Indemnified Parties pursuant to Section 8.02 shall be paid first by Sellers up to the retention amount outstanding under the R&W Insurance Policy, and second from the R&W Insurance Policy (if and to the extent covered thereby), and third directly from the Seller Indemnifying Parties and each Seller Indemnifying Party shall, subject to Section 8.04, be liable for such Seller Indemnifying Party’s Georgia C-Corporation Equity Percentage of such Losses.

(b) If a Purchaser Indemnified Party is entitled to be indemnified for Losses in the case of Fraud of the Georgia C-Corporation or intentional breach by the Georgia C-Corporation, or pursuant to Section 8.02(b) for a breach of a Seller Fundamental Representation by the Georgia C-Corporation, then such Purchaser Indemnified Party shall, subject to Section 8.06(a), be entitled to recover such Losses directly from the Seller Indemnifying Parties, and each Seller Indemnifying Party shall, subject to Section 8.04 and this Section 8.06, be liable for such Seller Indemnifying Party’s Georgia C-Corporation Equity Percentage of such Losses. If a Purchaser Indemnified Party is entitled to be indemnified for Losses in the case of Fraud of a Seller or intentional breach by a Seller, or pursuant to Section 8.02(b) for a breach of a Seller Fundamental Representation by a Seller, then such Purchaser Indemnified Party shall, subject to Section 8.06(a), be entitled to recover such Losses directly from such Seller, and such Seller shall, subject to Section 8.04 and this Section 8.06, be liable for the full amount of such Losses.

Section 8.07 Determination of Losses.

(a) Parent and Purchaser acknowledge and agree that no Seller shall have any Liability under this Article VIII for any Losses to the extent that such Losses are caused by or otherwise arise from any action (other than an action that is expressly permitted or required by this Agreement) taken by Parent, Purchaser or any of their Affiliates (including the Georgia C-Corporation) after the Closing. Parent, Purchaser and the Georgia C-Corporation, as the case may be, shall mitigate any Loss for which Parent and Purchaser could be entitled to indemnification under this Article VIII upon becoming aware of any event which would reasonably be expected to, or does, give rise thereto to the extent required by applicable Law, including incurring costs only to the minimum extent necessary to remedy the breach that gives rise to such Losses (which costs shall constitute Losses).

(b) Each Seller acknowledges and agrees that Parent and Purchaser shall not have any liability under this Article VIII for any Losses to the extent that such Losses are caused by or

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otherwise arise from any action (other than an action that is expressly permitted or required by this Agreement) taken by such Seller after the Closing. Each Seller shall mitigate any Losses for which such Seller could be entitled to indemnification under this Article VIII upon becoming aware of any event that would reasonably be expected to, or does, give rise thereto to the extent required by applicable Law, including incurring costs only to the minimum extent necessary to remedy the breach which gives rise to such Losses (which costs shall constitute Losses).

(c) The amount of any Losses for which indemnification is provided by the Seller Indemnifying Party to the Purchaser Indemnified Party under this Article VIII shall be net of (i) any accruals or reserves related to such Loss reflected on the Financial Statements, (ii) any amount for which a liability related to such Losses has been taken into account for purposes of the calculation of the Final Cash Consideration, (iii) any amounts that may be available to a Purchaser Indemnified Party pursuant to any indemnification by or indemnification agreement with any third party and (iv) any insurance proceeds or other cash receipts or sources of reimbursement that may be available to the Purchaser Indemnified Party in connection with such Losses, including the R&W Insurance Policy (each source of recovery referred to in clauses (iii) and (iv), a “Collateral Source”), if any, attributable to such Losses; provided, that recovery from Collateral Sources other than the R&W Insurance Policy and shall be net of (x) any reasonable and documented out-of-pocket expenses (including Taxes) incurred by the Purchaser Indemnified Party, (y) any deductibles associated with the collection of such amounts and (z) any increases in insurance premium or other costs associated with collecting such amount; provided, that the Purchaser Indemnified Parties shall have no obligation to seek any such recovery, other than under the pre-Closing insurance policies of the Companies. If the amount to be netted hereunder in connection with a Collateral Source from any payment required under this Article VIII is determined after payment by the Seller Indemnifying Party of any amount otherwise required to be paid to a Purchaser Indemnified Party pursuant to this Article VIII, then the Purchaser Indemnified Party shall repay to the Seller Indemnifying Party, promptly after such determination, any amount that the Seller Indemnifying Party would not have had to pay pursuant to this Article VIII had such determination been made at the time of such payment.

Section 8.08 Election of Claims. In the event that any Purchaser Indemnified Party alleges that they are entitled to indemnification hereunder, and that Purchaser Indemnified Party’s claim is covered under more than one provision of this Agreement, such Purchaser Indemnified Party shall be entitled to elect the provision or provisions under which it may bring a claim for indemnification. In the case the state of facts giving rise to indemnification allows a Purchaser Indemnified Party to seek recovery for Losses under both Section 8.02(a), Section 8.02(b) or Section 8.02(c) of this Agreement and another subsection of Section 8.02 for which recovery under the R&W Insurance Policy is not available, such Purchaser Indemnified Party shall first bring such claim under Section 8.02(a), Section 8.02(b) or Section 8.02(c) and, after satisfaction of the retention amount outstanding under the R&W Insurance Policy (after giving effect to the Deductible Amount, to the extent applicable to such Losses), use commercially reasonable efforts to recover its Losses to the extent provided under the R&W Insurance Policy.

Section 8.09 Remedies Exclusive. Except (a) for remedies that cannot be waived as a matter of Law, (b) for specific performance, injunctive relief or other equitable remedies, or (c) in respect of claims based on Fraud or intentional breach, and without limiting any rights of the Purchaser Indemnified Parties under the R&W Insurance Policy, from and after the Closing, the

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indemnification provisions of this Article VIII shall be the sole and exclusive remedy with respect to any and all claims arising under this Agreement. For purposes of clarity, as between Purchaser, on the one hand, and the insurer under the R&W Insurance Policy, on the other hand, none of the terms, limitations, conditions and restrictions (including time for asserting claims) on indemnification set forth in this Article VIII shall affect the rights of the Purchaser Indemnified Parties under the R&W Insurance Policy, which rights shall be governed solely thereby.

Section 8.10 Claims Unaffected by Investigation. The rights of the Purchaser Indemnified Parties to indemnification or reimbursement available to any Purchaser Indemnified Party under this Article VIII shall not be impacted or limited by any investigation conducted or knowledge obtained by or on behalf of any Purchaser Indemnified Party. The parties hereby acknowledge that, regardless of any such investigation or diligence or knowledge, Parent and Purchaser have entered into this Agreement in express reliance upon the representations, warranties, covenants or agreements of the Sellers and the Georgia C-Corporation in this Agreement.

ARTICLE IX

TERMINATION

Section 9.01 Termination. This Agreement shall automatically be terminated at any time prior to the Closing Date without any action by any Seller the Sellers’ Representative, the Georgia C-Corporation, Purchaser or Parent concurrently with any termination of the Master PSA.

Section 9.02 Effect of Termination. In the event of any termination of the Agreement as provided in this Article IX, this Agreement shall forthwith become wholly void and of no further force and effect and there shall be no liability on the part of the Georgia C-Corporation, any Seller, the Sellers’ Representative, Parent or Purchaser, except that:

(a) the provisions of this Article IX and Article XI (including the right to seek specific performance and other equitable remedies pursuant to Section 11.11) shall survive any such termination of this Agreement; and

(b) nothing herein shall relieve any party hereto from liability for any breach of any provision hereof.

ARTICLE X

THE SELLERS’ REPRESENTATIVE

Section 10.01 Appointment. In addition to the other rights and authority granted to the Sellers’ Representative elsewhere in this Agreement, each of the Sellers irrevocably constitutes and appoints the Sellers’ Representative, as its agent and representative to act from and after the date hereof and to do any and all things and execute any and all documents which may be necessary, convenient or appropriate to facilitate the consummation of the transactions contemplated by this Agreement, including: (a) the execution of the documents and certificates pursuant to this Agreement; (b) the receipt of payments under or pursuant to this Agreement and disbursement thereof to the Sellers and others, as contemplated by this Agreement; (c) the payment of amounts due to Parent or Purchaser pursuant to this Agreement; (d) the receipt and forwarding of notices and communications pursuant to this Agreement; (e) the administration of the provisions

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of this Agreement; (f) the giving or agreeing to, on behalf of all or any of the Sellers any and all consents, waivers, amendments or modifications deemed by the Sellers’ Representative, in its sole and absolute discretion, to be necessary or appropriate under this Agreement and the execution or delivery of any documents that may be necessary or appropriate in connection therewith; (g) the amending of this Agreement or any of the instruments to be delivered to Parent or Purchaser pursuant to this Agreement; (h) the power to (A) dispute or refrain from disputing, on behalf of each Seller relative to any amounts to be received by such Seller under this Agreement or any agreements contemplated hereby, any claim made by Parent or Purchaser under this Agreement or other agreements contemplated hereby, (B) negotiate and compromise, on behalf of each such Seller, any dispute that may arise under, and exercise or refrain from exercising any remedies available under, this Agreement or any other agreement contemplated hereby, and (C) execute, on behalf of each such Seller, any settlement agreement, release or other document with respect to such dispute or remedy; and (i) the engagement of attorneys, accountants, agents or consultants on behalf of the Sellers in connection with this Agreement or any other agreement contemplated hereby and paying any fees related thereto.

Section 10.02 Authorization. Notwithstanding Section 10.01, in the event that the Sellers’ Representative is of the opinion that it requires further authorization or advice from the Sellers on any matters concerning this Agreement, the Sellers’ Representative shall be entitled to seek such further authorization from the Sellers prior to acting on their behalf. In such event, each Seller shall vote in accordance with their respective Georgia C-Corporation Equity Percentages and the authorization of a majority of such Persons shall be binding on all of the Sellers and shall constitute the authorization of the Sellers. The appointment of the Sellers’ Representative is coupled with an interest and shall be irrevocable by any Seller in any manner or for any reason. This authority granted to the Sellers’ Representative shall not be affected by the death, illness, dissolution, disability, incapacity or other inability to act of any principal pursuant to any applicable Law.

Section 10.03 Actions by Sellers’ Representative; Resignation; Vacancies. The Sellers’ Representative may resign from its position as the Sellers’ Representative at any time by written notice delivered to Parent, Purchaser, the Sellers. If there is a vacancy at any time in the position of the Sellers’ Representative for any reason, such vacancy shall be filled by the majority vote in accordance with the method set forth in Section 10.02.

Section 10.04 No Liability. All acts of the Sellers’ Representative hereunder in its capacity as such shall be deemed to be acts on behalf of the Sellers and not of the Sellers’ Representative individually. The Sellers’ Representative shall not have any liability for any amount owed to Parent or Purchaser by a Seller pursuant to this Agreement. The Sellers’ Representative shall not be liable to any of the Georgia C-Corporation, Parent or Purchaser, in its capacity as the Sellers’ Representative, for any liability of a Seller or otherwise or for anything that it may do or refrain from doing in connection with this Agreement. The Sellers’ Representative shall not be liable to any Seller, in its capacity as the Sellers’ Representative, for any liability of a Seller or otherwise or for any error of judgment, or any act done or step taken or omitted by it in good faith or for any mistake in fact or law, or for anything which it may do or refrain from doing in connection with this Agreement except in the case of the Sellers’ Representative’s gross negligence or willful misconduct. The Sellers’ Representative may seek the advice of legal counsel in the event of any dispute or question as to the construction of any of

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the provisions of this Agreement or its duties hereunder, and it shall incur no liability in its capacity as the Sellers’ Representative to Parent, Purchaser, the Georgia C-Corporation or the Sellers and shall be fully protected with respect to any action taken, omitted or suffered by it in good faith in accordance with the advice of such counsel. The Sellers’ Representative shall not by reason of this Agreement have a fiduciary relationship in respect of any Seller, except in respect of amounts received on behalf of the Sellers.

Section 10.05 Expenses. Any expenses or taxable income incurred by the Sellers’ Representative in connection with the performance of its duties under this Agreement shall not be the personal obligation of the Sellers’ Representative but shall be payable by and attributable to the Sellers based on their respective Georgia C-Corporation Equity Percentages. Notwithstanding anything to the contrary in this Agreement, the Sellers’ Representative shall be entitled and is hereby granted the right to set off and deduct any unpaid or non-reimbursed expenses and unsatisfied liabilities incurred by the Sellers’ Representative in connection with the performance of his duties hereunder from the Sellers’ Representative Holdback Amount or any amounts delivered to the Sellers’ Representative pursuant to this Agreement. The Sellers’ Representative may from time to time submit invoices to the Sellers covering such expenses and liabilities. For the avoidance of doubt, neither Parent, Purchaser nor any of the Companies nor the Georgia C-Corporation shall have any responsibility or Liability to any Seller with respect to any amounts set-off or deducted by the Sellers’ Representative pursuant to this Section 10.05.

Section 10.06 Distributions. Any amounts distributed by the Sellers’ Representative pursuant to this Agreement to the Sellers shall be distributed pro rata in accordance with their respective Georgia C-Corporation Equity Percentage, net of the expenses of the Sellers’ Representative set off and deducted in accordance with Section 10.05. For the avoidance of doubt, neither Parent, Purchaser nor any of the Companies nor the Georgia C-Corporation shall have any responsibility or Liability to any Seller with respect to the allocation of any distribution pursuant to this Section 10.06

ARTICLE XI

MISCELLANEOUS

Section 11.01 Expenses. Except as otherwise expressly provided herein, all costs and expenses, including, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

Section 11.02 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11.03):

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If to Sellers:

Mosaic Capital Investors I, LP

101 South Tryon Street, Suite 2620

Charlotte, NC 28280

Attention: Ian Mohler

Email: imohler@mosaic-cp.com

True West Capital Partners Fund II, L.P.

10880 Wilshire Boulevard, Suite 2090

Los Angeles, CA 90024

Attention: Iain Douglas

Email: Iain Douglas igd@truewestcp.com

with a copy (which shall not constitute notice) to:

McGuireWoods LLP

201 North Tryon Street, Suite 3000

Charlotte, NC 28202

Attention: Christopher S. Nesbit

Email: cnesbit@mcguirewoods.com

If to the Georgia C-Corporation:

Hollandia Produce GA Investor Corporation

c/o Mosaic Capital Investors I, LP

101 South Tryon Street, Suite 2620

Charlotte, NC 28280

Attention: Ian Mohler

Email: imohler@mosaic-cp.com

with a copy (which shall not constitute notice) to:

McGuireWoods LLP

201 North Tryon Street, Suite 3000

Charlotte, NC 28202

Attention: Christopher S. Nesbit

Email: cnesbit@mcguirewoods.com

If to the Sellers’ Representative:

Mosaic Capital Partners

101 South Tryon Street, Suite 2620

Charlotte, NC 28280

Attention: Ian Mohler

Email: imohler@mosaic-cp.com

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with a copy (which shall not constitute notice) to:

McGuireWoods LLP

201 North Tryon Street, Suite 3000

Charlotte, NC 28202

Attention: Christopher S. Nesbit

Email: cnesbit@mcguirewoods.com

If to Parent or Purchaser:

Local Bounti Corporation

220 W Main Street

Hamilton, MT 59840

Attention: Kathleen Valiasek

Email: kvaliasek@localbounti.com

with a copy (which shall not constitute notice) to:

Shearman & Sterling LLP

535 Mission Street, 25th Floor

San Francisco, CA 94105

Attention: Michael S. Dorf

Email: mdorf@shearman.com

Section 11.03 Interpretation. For purposes of this Agreement: (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Disclosure Schedules and Exhibits mean the Articles and Sections of, and Disclosure Schedules and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Disclosure Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

Section 11.04 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 11.05 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

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Section 11.06 Entire Agreement. This Agreement, the Master PSA and the other Transaction Documents constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous representations, warranties, understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the other Transaction Documents, the Exhibits and Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control.

Section 11.07 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party. Notwithstanding the foregoing, this Agreement (and all rights, interests and obligations hereunder) may be assigned, in whole or in part, without consent of any Seller, the Sellers’ Representative or the Georgia C-Corporation, for collateral security purposes to any Persons providing financing to Purchaser (including the Financing Sources), including for purposes of creating a security interest herein or otherwise assigning Purchaser’s rights hereunder as collateral in respect of such financing. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 11.08 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except (i) for the provisions of Article VIII, and Section 6.09 (Conflicts; Privilege), which, in each case, are intended to be for the benefit of the Persons identified in such Article and Sections and may be enforced by such Persons, and (ii) the Financing Sources shall be third-party beneficiaries of the provisions of Section 11.07, this Section 11.08, Section 11.09, Section 11.10 and Section 11.13, and shall have the right to enforce the provisions thereof, to the extent expressly applicable to the Financing Sources.

Section 11.09 Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by Purchaser and the Sellers’ Representative. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Notwithstanding anything to the contrary contained herein, no amendments, modifications or supplements to, or waivers of, any provision of which any Financing Source is expressly made a third-party beneficiary pursuant to Section 11.08 shall be permitted in any manner materially adverse in any respect to any Financing Source without the prior written consent of such Financing Source.

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Section 11.10 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a) All matters arising out of or relating to this Agreement shall be governed by and construed in accordance with the internal Laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule; provided, that each of the parties agrees that all claims or causes of action (whether at law, in equity, in contract, in tort or otherwise) against any of the Financing Sources in any way relating to the Debt Financing shall be construed and enforced in accordance with, and governed by, the Laws of the State of New York, without giving regard to conflicts or choice of law principles that would result in the application of the Laws of any jurisdiction other than the State of New York.

(b) ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF DELAWARE IN EACH CASE LOCATED IN THE STATE OF DELAWARE, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. Notwithstanding anything in this Agreement to the contrary, the parties acknowledge and agree (i) that any action of any kind or description, whether in law or in equity, whether in contract or tort or otherwise, involving the Financing Sources or arising out of or relating to the Debt Financing or the performance of services thereunder or related thereto will be subject to the exclusive jurisdiction of the Supreme Court of the State of New York, County of New York (and the appellate courts thereof), or, if under applicable law exclusive jurisdiction is vested in the federal courts, the United States District Court for the Southern District of New York (and appellate courts thereof), and each party submits for itself and its property with respect to any such action to the exclusive jurisdiction of such court, (ii) not to bring or permit any of their Affiliates to bring or support any other Person in bringing any such action in any other court, (iii) that service of process, summons, notice or document by registered mail addressed to them at their respective addresses, if any, provided for notice purposes in any document relating to the Debt Financing will be effective service of process against them for any such action brought in any such court, (iv) to waive and hereby irrevocably waive, to the fullest extent permitted by law, any objection which any of them may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such action in any such court and (v) that a final judgment in any such action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

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(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO AGENT OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.10(C).

Section 11.11 Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that monetary damages would not provide adequate remedy in such event. Accordingly, in addition to any other remedy to which a non-breaching party may be entitled at law, a non-breaching party shall be entitled to seek injunctive relief without the posting of any bond or other security to prevent breaches of this Agreement and to specifically enforce the terms and provisions hereof, including Sellers’ obligation to sell the Shares to Purchaser and Purchaser’s obligation to purchase the Shares from the Sellers, and the breaching party waives the defense that an adequate remedy at law may exist.

Section 11.12 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 11.13 Non-Recourse.

(a) This Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against the entities that are expressly named as parties in the preamble hereto and then only with respect to the specific obligations set forth herein with respect to such party. No Financing Source, and no past, present or future director, officer, employee, incorporator, manager, member, partner, stockholder, Affiliate, agent, attorney or other Agents of any Financing Source or any party hereto or of any Affiliate of any party hereto, or any of their successors or permitted assigns, shall have any liability for any obligations or liabilities of any party hereto under this Agreement or for any claim, action, suit or other legal proceeding based on, in respect of or by reason of the transactions contemplated hereby, including any negotiation, execution, performance, or breach of this Agreement or any other document relating to the transactions contemplated by the Transaction Documents.

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(b) The provisions of this Section 11.13, together with the remedies specified in Article VIII, were specifically bargained for between Sellers and Purchaser and were taken into account by Sellers and Purchaser in agreeing to the amount of the Purchase Price, the adjustments thereto and the other terms and conditions hereof. Sellers and Purchaser have specifically relied upon the provisions of this Section 11.13, together with the remedies specified in Article VIII, in agreeing to the Purchase Price, the adjustments thereto and the other terms and conditions hereof, including in agreeing to provide the specific representations and warranties set forth herein.

(c) Each of the parties is a sophisticated Person that was advised by experienced counsel and, to the extent it deemed necessary, other advisors in connection with this Agreement. The parties hereto have voluntarily agreed to define their rights, liabilities and obligations respecting the transactions contemplated hereby exclusively in Contract pursuant to the express terms and provisions of this Agreement; and the parties hereto expressly disclaim that they are owed any duties or are entitled to any remedies not expressly set forth in this Agreement. Furthermore, the parties each hereby acknowledge that this Agreement embodies the justifiable expectations of sophisticated parties derived from arm’s length negotiations; all parties to this Agreement specifically acknowledge that no party has any special relationship with another party that would justify any expectation beyond that of an ordinary buyer and an ordinary seller in an arm’s length transaction.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

SELLERS:

MOSAIC CAPITAL INVESTORS I, LP

By:	/s/ William Hayes
Name: William Hayes
Title: Member

TRUE WEST CAPITAL PARTNERS FUND II, L.P.

By:	/s/ Iain G. Douglas
Name: Iain G. Douglas
Title: Member

TARGET:

HOLLANDIA PRODUCE GA INVESTOR CORPORATION

By:	/s/ William Hayes
Name: William Hayes
Title: Member

SELLERS’ REPRESENTATIVE:

MOSAIC CAPITAL INVESTORS LLC, A DELAWARE LIMITED LIABILITY COMPANY

By:	/s/ William Hayes
Name: William Hayes
Title: Member

[Signature Page to Purchase and Sale Agreement of Hollandia Produce GA Investor Corporation]

PURCHASER:

LOCAL BOUNTI OPERATING COMPANY LLC

By:	/s/ Kathleen Valiasek
Name: Kathleen Valiasek
Title: Chief Financial Officer

PARENT:

LOCAL BOUNTI CORPORATION

By:	/s/ Kathleen Valiasek
Name: Kathleen Valiasek
Title: Chief Financial Officer

[Signature Page to Purchase and Sale Agreement of Hollandia Produce GA Investor Corporation]

Exhibit 10.1

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of March 14, 2022, and shall be effective as of the Closing (as defined in the Purchase Agreement (as defined below)) (the “Effective Date”), by and among Local Bounti Corporation, a Delaware corporation (the “Company”), and the Paragon Stockholders (as defined below), in accordance with the terms set forth in that certain Purchase and Sale Agreement, dated as of March 14, 2022 (the “Purchase Agreement”), by and among the Company and certain of the Paragon Stockholders, and certain additional parties named therein. Capitalized terms used herein have the respective meanings ascribed thereto in the Purchase Agreement unless otherwise defined herein.

The parties hereby agree as follows:

1. Certain Definitions.

As used in this Agreement, the following terms shall have the following meanings:

“1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Affiliate” of a specified person means a Person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

“Beneficially Own” shall have the meaning set forth in Rule 13d-3 promulgated under the 1934 Act.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” means the Company’s common stock, par value $0.0001 per share, and any securities into which such common stock may hereinafter be reclassified.

“Company Member” shall mean any direct or indirect equityholder of the Company.

“Family Member” shall mean, with respect to any Person, such Person’s spouse, ancestors, descendants (whether by blood, marriage or adoption) or spouse of a descendant of such Person, brothers and sisters (whether by blood, marriage or adoption) and inter vivos or testamentary trusts of which only such Person and his spouse, ancestors, descendants (whether by blood, marriage or adoption), brothers and sisters (whether by blood, marriage or adoption) are beneficiaries.

“Lock-Up Period” shall mean the period starting on the Effective Date and ending on May 19, 2022

“Lock-Up Shares” shall mean, with respect to a Paragon Stockholder, the Common Stock, Beneficially Owned or otherwise held, directly or indirectly, by such Paragon Stockholder.

“Paragon Stockholders” means the Sellers and Georgia Share Sellers, as such terms are defined in the Purchase Agreement, 358 Capital, LLC, Dominic Engels and HFSN LLC, and any Affiliate or Permitted Transferee of any of the foregoing who is a subsequent holder of any Registrable Securities.

“Permitted Transfer” shall mean a Transfer (a) in the case of an individual, pursuant to a qualified domestic relations order; (b) as a bona fide gift or gifts, or for bona fide estate planning purposes; (c) to any trust for the direct or indirect benefit of the Paragon Stockholder or the Immediate Family of such Paragon Stockholder; (d) transfers or dispositions of a Paragon Stockholder’s Common Stock to any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which are held by such Paragon Stockholder or a member of the Immediate Family of such Paragon Stockholder; (e) transfers or dispositions of a Paragon Stockholder’s Common Stock by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the Immediate Family of such Paragon Stockholder; (f) distributions of a Paragon’s Stockholder’s Common Stock to partners, members or stockholders of such Paragon Stockholder; (f) transfers to a Paragon Stockholder’s affiliates or to any investment fund or other entity controlled or managed by such Paragon Stockholder; or (g) to the Company; provided, that in connection with any Transfer of such Lock-Up Shares in the foregoing clauses (a) through (f), the restrictions and obligations contained in Section 7 will continue to apply to such Lock-Up Shares after any Transfer of such Lock-Up Shares and such transferee shall execute a counterpart signature page to this Agreement for purposes of being bound by the terms of Section 7 for the balance of the Lock-Up Period.

“Permitted Transferee” shall mean, with respect to any Person, (a) any Company Member, (b) any Family Member of such Person or of a Company Member, (c) any Affiliate of such Person or any Company Member, and (d) any Affiliate of any Family Member of such Person (excluding any Affiliate under this clause (d) who operates or engages in a business which competes with the business of the Company or any of its Subsidiaries).

“Prospectus” means (i) any prospectus (preliminary or final) included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus, and (ii) any “free writing prospectus” as defined in Rule 405 promulgated under the 1933 Act.

“Register,” “registered” and “registration” refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the 1933 Act, and the declaration or ordering of effectiveness of such Registration Statement or document.

“Registrable Securities” means (i) the shares of Common Stock issued or issuable pursuant to the Purchase Agreement, the Georgia C-Corporation SPA, the Georgia UPA and the Pay-Off Letters (collectively, the “Paragon Agreements”), and (ii) any other securities issued or issuable with respect to or in exchange for such shares of Common Stock, whether by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other reorganization or other similar event with respect to the Common Stock; provided, that, a

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security shall cease to be a Registrable Security (and the Company shall not be required to maintain the effectiveness of any, or file another, Registration Statement hereunder with respect thereto) upon (A) sale pursuant to a Registration Statement or Rule 144 under the 1933 Act; (B) such securities are otherwise transferred, new book entry provisions for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the 1933 Act; (C) such securities have ceased to be outstanding; (D) such securities may be sold without registration pursuant to Rule 144 promulgated under the 1933 Act (or any successor rule promulgated thereafter by the Commission), without any volume or manner of sale restrictions or limitations, and without the Company then being an issuer of the type covered by the prohibition in Rule 144(i); or (E) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

“Registration Statement” means a registration statement filed by the Company or its successor with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities (other than a registration statement on Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

“Third-Party Purchaser” shall mean any Person who, immediately prior to the contemplated transaction, does not Beneficially Own or directly or indirectly have the right to acquire any outstanding shares of Common Stock.

“Trading Day” means a day on which the Common Stock is traded on any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the New York Stock Exchange, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the OTCQB or OTCQX (or any successors to any of the foregoing).

“Transfer” shall mean, when used as a noun, any voluntary or involuntary transfer, sale, pledge or hypothecation or other disposition (whether by operation of law or otherwise) and, when used as a verb, to voluntarily or involuntarily, transfer, sell, pledge or hypothecate or otherwise dispose of (whether by operation of law or otherwise), including, in each case, (a) the establishment or increase of a put equivalent position or liquidation with respect to, or decrease of a call equivalent position within the meaning of Section 16 of the 1934 Act with respect to, any security or (b) entry into any swap or other arrangement that transfers to another Person, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise. The terms “Transferee,” “Transferor,” “Transferred,” and other forms of the word “Transfer” shall have the correlative meanings.

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2. Registration.

(a) Registration Statement. Subject to compliance by the Paragon Stockholders with Section 5, the Company shall prepare and file or cause to be prepared and filed with the Commission, no later than twenty (20) Trading Days following May 19, 2022 (the “Filing Deadline”), a Registration Statement on Form S-3 or its successor form, or, if the Company is ineligible to use Form S-3, a Registration Statement on Form S-1, for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time pursuant to any method or combination of methods legally available to, and requested by, the Paragon Stockholders of all of the Registrable Securities then held by such Paragon Stockholders that are not covered by an effective resale registration statement. Subject to any Commission comments, such Registration Statement shall include a customary plan of distribution; provided, however, that no Paragon Stockholder shall be named as an “underwriter” in the Registration Statement without such Paragon Stockholder’s prior written consent. Such Registration Statement also shall cover, to the extent allowable under the 1933 Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities. The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided in accordance with Section 3(c) to the Paragon Stockholders and their counsel prior to its filing or other submission. By 9:30 a.m. New York time on the second Business Day following the date the Registration Statement is declared effective by the Commission, the Company shall file with the Commission in accordance with Rule 424 promulgated under the 1933 Act the final prospectus to be used in connection with sales pursuant to such Registration Statement.

(b) Expenses. The Company will pay all expenses associated with effecting the registration of the resale of the Registrable Securities, including filing and printing fees, the Company’s counsel and accounting fees and expenses, costs associated with clearing the Registrable Securities for sale under applicable state securities laws, listing fees, reasonable fees and expenses of one counsel to the Paragon Stockholders up to an aggregate of $10,000 (collectively, the “Registration Expenses”), but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals and stock transfer taxes with respect to the Registrable Securities being sold and legal expenses not included within the definition of Registration Expenses.

(c) Effectiveness.

(i) The Company shall use commercially reasonable efforts to cause the Registration Statement to be declared effective as soon as practicable after the Filing Deadline, but in any event no later than the earlier of (i) sixty (60) calendar days (or ninety (90) calendar days if the Commission notifies the Company that it will “review” the Registration Statement) after May 19, 2022 and (ii) the tenth (10th) Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that such Registration Statement will not be “reviewed” or will not be subject to further review (such date, the “Effectiveness Deadline”); provided, however, that if the Effectiveness Deadline falls on a Saturday, Sunday or other day that the Commission is closed for business, the Effectiveness Deadline shall be extended to the next Business Day on which the Commission is open for business.

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(ii) For not more than fifteen (15) consecutive days, provided the first day of any such period be at least five (5) days after the last day of any such prior period, or for a total of not more than forty-five (45) days in any twelve (12) month period, the Company may, following the date a Registration Statement is declared effective by the Commission, suspend the use of any Prospectus included in any Registration Statement contemplated by this Section 2 in the event that the Company determines in good faith that such suspension is necessary to (A) delay the disclosure of material non-public information concerning the Company, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company or (B) amend or supplement the affected Registration Statement or the related Prospectus so that such Registration Statement or Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in light of the circumstances under which they were made, not misleading (an “Allowed Delay”); provided, that the Company shall promptly (a) notify each Paragon Stockholder in writing of the commencement of an Allowed Delay, but shall not (without the prior written consent of a Paragon Stockholder) disclose to such Paragon Stockholder any material non-public information giving rise to an Allowed Delay, (b) advise the Paragon Stockholder in writing to cease all sales under the Registration Statement until the end of the Allowed Delay and (c) use commercially reasonable efforts to terminate an Allowed Delay as promptly as practicable. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of a Paragon Stockholder in accordance with the applicable Paragon Agreement in connection with any sale of Registrable Securities with respect to which a Paragon Stockholder has entered into a contract for sale, prior to the Paragon Stockholder’s receipt of the notice of an Allowed Delay and for which the Paragon Stockholder has not yet settled.

(d) Rule 415; Cutback. If at any time the Commission takes the position that the offering of some or all of the Registrable Securities in a Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the 1933 Act, requires any Paragon Stockholder to be named as an “underwriter” or otherwise requires the Company to limit the number of shares eligible to be registered on the Registration Statement, the Company shall use its best efforts to persuade the Commission that, as applicable, the offering contemplated by the Registration Statement is a bona fide secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415, that none of the Paragon Stockholders is an “underwriter” or that the number of shares the Company is eligible to register on the Registration Statement should not be so limited. The Paragon Stockholders shall have the right to participate or have their counsel participate in any meetings or discussions with the Commission regarding the Commission’s position and to comment or have their counsel comment on any written submission made to the Commission with respect thereto. No such written submission shall be made to the Commission to which the Paragon Stockholders’ counsel reasonably objects. In the event that, despite the Company’s best efforts and compliance with the terms of this Section 2(d), the Commission refuses to alter its position, the Company shall (i) remove from the Registration Statement such portion of the Registrable Securities and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the Commission may require to assure the Company’s compliance with the requirements of Rule 415; provided, however, that the Company shall not agree to name any Paragon Stockholder as an “underwriter” in such Registration Statement without the prior written consent of such Paragon Stockholder. Any cutback imposed on the Paragon Stockholders pursuant to this Section 2(d) shall be allocated among the Paragon Stockholders on a pro rata basis, unless the Paragon Stockholders otherwise agree in writing. In the event the Company amends the Registration Statement in accordance with the foregoing, the Company shall on the later of (i) the date sixty (60) days after the date

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substantially all of the Registrable Securities registered under the immediately preceding Registration Statement are sold and (ii) the date six (6) months from the date the immediately preceding Registration Statement filed with respect to the Registrable Securities is declared effective by the Commission (the “Additional Filing Deadline”), file additional Registration Statements (each, an “Additional Registration Statement”) successively trying to register on each such Additional Registration Statement the maximum number of remaining Registrable Securities until all remaining Registrable Securities not previously included in an effective Registration Statement has been registered with the Commission. The Company shall use commercially reasonable efforts to have each Additional Registration Statement declared effective by the Commission as soon as practicable, but no later than the earlier of (i) sixty (60) calendar days (or ninety (90) calendar days if the Commission notifies the Company that it will “review” the Registration Statement) after Additional Filing Deadline and (ii) the tenth (10th) Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that such Registration Statement will not be “reviewed” or will not be subject to further review (such date, the “Additional Effectiveness Deadline”); provided, however, that if the Additional Effectiveness Deadline falls on a Saturday, Sunday or other day that the Commission is closed for business, the Additional Effectiveness Deadline shall be extended to the next Business Day on which the Commission is open for business. By 9:30 a.m. New York time on the second Business Day following the date an Additional Registration Statement is declared effective by the Commission, the Company shall file with the Commission in accordance with Rule 424 under the 1933 Act the final prospectus to be used in connection with sales pursuant to such Additional Registration Statement.

3. Company Obligations. The Company will use commercially reasonable efforts to effect the registration of the public resale of the Registrable Securities in accordance with the terms hereof, and pursuant thereto the Company will, as expeditiously as possible:

(a) use commercially reasonable efforts to cause such Registration Statement to become effective and to remain continuously effective and in compliance with the provisions of the Securities Act until the earlier to occur of (i) the date that is three (3) years after the date such Registration Statement is declared effective by the Commission and (ii) all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement or such securities cease to be Registrable Securities (the “Effectiveness Period”);

(b) prepare and file with the Commission such amendments (including post-effective amendments) and supplements to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective for the Effectiveness Period and to comply with the provisions of the 1933 Act and the 1934 Act with respect to the distribution of all of the Registrable Securities covered thereby and, in the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of the Company filing a report on Form 10-K, Form 10-Q or Form 8-K or any analogous report under the 1934 Act, the Company shall have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the Commission on the same day on which the 1934 Act report is filed which created the requirement for the Company to amend or supplement such Registration Statement;

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(c) provide copies to and permit counsel designated by the Paragon Stockholders to review each Registration Statement and all amendments and supplements thereto no fewer than five (5) Business Days prior to their filing with the Commission and not file with the Commission any such document or request the acceleration of the effectiveness of a Registration Statement or any amendment or supplement thereto to which such counsel reasonably objects;

(d) furnish to the Paragon Stockholders and their legal counsel (i) promptly after the same is prepared and publicly distributed, filed with the Commission, or received by the Company (but not later than two (2) Business Days after the filing date, receipt date or sending date, as the case may be) one (1) copy of any Registration Statement and any amendment thereto, each Prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the Commission or the staff of the Commission, and each item of correspondence from the Commission or the staff of the Commission, in each case relating to such Registration Statement (other than any portion thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a Prospectus and all amendments and supplements thereto and such other documents as each Paragon Stockholder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Paragon Stockholder that are covered by the related Registration Statement;

(e) use commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness, and (ii) if such order is issued, obtain the withdrawal of any such order at the earliest possible moment;

(f) use commercially reasonable efforts to cause all Registrable Securities covered by a Registration Statement to be listed on each securities exchange, interdealer quotation system or other market on which similar securities issued by the Company are then listed;

(g) promptly notify the Paragon Stockholders, at any time prior to the end of the Effectiveness Period, upon discovery that, or upon the happening of any event as a result of which, the Prospectus includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and prepare, file with the Commission and furnish to such holder a supplement to or an amendment of such Prospectus as may be necessary so that such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. By 9:30 a.m. New York time on the second Business Day following the date any post-effective amendment has become effective, the Company shall file with the Commission in accordance with Rule 424 promulgated under the 1933 Act the final prospectus to be used in connection with sales pursuant to such Registration Statement;

(h) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission under the 1933 Act and the 1934 Act;

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(i) with a view to making available to the Paragon Stockholders the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the Commission that may at any time permit the Paragon Stockholders to sell shares of Common Stock to the public without registration, the Company covenants and agrees to use its commercially reasonable efforts to: (i) make and keep public information available, as those terms are understood and defined in Rule 144 until such date as all of the Registrable Securities shall have been resold pursuant to a Registration Statement, Rule 144 or otherwise in a transaction in which the transferee receives freely tradable shares; (ii) file with the Commission in a timely manner all reports and other documents required of the Company under the 1934 Act; and (iii) furnish to each Paragon Stockholder upon request, as long as such Paragon Stockholder owns any Registrable Securities, (A) a written statement by the Company that it has complied with the reporting requirements of the 1934 Act, (B) a copy of the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail such Paragon Stockholder of any rule or regulation of the Commission that permits the selling of any such Registrable Securities without registration;

(j) if reasonably requested by a Paragon Stockholder, as soon as practicable after receipt of notice from such Paragon Stockholder (i) incorporate in a prospectus supplement or post-effective amendment such information as a Paragon Stockholder reasonably requests to be included therein, but only as to which information counsel to the Company agrees (which agreement shall not be unreasonably withheld, conditioned or delayed), relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement or Prospectus contained therein if reasonably requested by a Paragon Stockholder holding any Registrable Securities; and

(k) deliver, within three (3) Business Days after a Registration Statement which covers Registrable Securities is declared effective by the Commission, and cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Paragon Stockholders whose Registrable Securities are included in such Registration Statement) confirmation that such Registration Statement has been declared effective by the Commission.

4. Due Diligence Review; Information. The Company shall make available, during normal business hours, upon reasonable advance notice, for inspection and review by the Paragon Stockholders, advisors to and representatives of the Paragon Stockholders (who may or may not be affiliated with the Paragon Stockholders and who are reasonably acceptable to the Company), all financial and other records, all filings with the Commission, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company’s officers, directors and employees, within a reasonable time period, to supply all such information reasonably requested by the Paragon Stockholders or any such representative or advisor in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Paragon Stockholders and such representatives and advisors and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of such Registration Statement.

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The Company shall not disclose any confidential information or material nonpublic information to the Paragon Stockholders, or to advisors to or representatives of the Paragon Stockholders unless prior to disclosure of such information the Company identifies such information as being confidential information or material nonpublic information or both and provides the Paragon Stockholders, such advisors and representatives with the opportunity to accept or refuse to accept such information for review and any such Paragon Stockholders, advisor or representative wishing to obtain such information enters into an appropriate confidentiality agreement with the Company with respect thereto.

5. Obligations of the Paragon Stockholders.

(a) Each Paragon Stockholder shall furnish in writing to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least ten (10) Business Days prior to the first anticipated filing date of any Registration Statement, the Company shall notify each Paragon Stockholder of the information the Company requires from such Paragon Stockholder if such Paragon Stockholder elects to have any of the Registrable Securities included in the Registration Statement. A Paragon Stockholder shall provide such information to the Company at least two (2) Business Days prior to the first anticipated filing date of such Registration Statement if such Paragon Stockholder elects to have any of the Registrable Securities included in the Registration Statement.

(b) Each Paragon Stockholder, by its acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless such Paragon Stockholder has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.

(c) Each Paragon Stockholder agrees that, upon receipt of any notice from the Company of either (i) the commencement of an Allowed Delay pursuant to Section 2(c)(ii) or (ii) the receipt of notice or obtaining of knowledge by the Company of the issuance of any stop order by the Commission suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for such purpose, such Paragon Stockholder will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities, until the Paragon Stockholder is advised by the Company that such dispositions may again be made.

6. Indemnification.

(a) Indemnification by the Company. The Company will indemnify, defend and hold harmless each Paragon Stockholder and its respective officers, directors, members, managers, partners, trustees, employees and agents, successors and assigns, each underwriter, broker or any other person acting on behalf of such Paragon Stockholder and each other person, if any, who controls such Paragon Stockholder within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the 1933 Act or

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otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement or omission or alleged omission of any material fact contained in any Registration Statement, any Prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or any amendment or supplement thereof; (ii) any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Registrable Securities under the securities laws thereof (any such application, document or information herein called a “Blue Sky Application”); (iii) the omission or alleged omission to state in a Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading; or (iv) any violation or alleged violation by the Company or its agents of any rule or regulation promulgated under the 1933 Act or any state securities law applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration, and will reimburse such Paragon Stockholder, and each such officer, director or member and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Paragon Stockholder or any such controlling person in writing specifically for use in such Registration Statement or Prospectus.

(b) Indemnification by the Paragon Stockholders. Each Paragon Stockholder agrees, severally but not jointly, to indemnify, defend and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, stockholders and each person who controls the Company (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and expense (including reasonable attorney fees) resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent that such untrue statement or omission is contained in any information furnished in writing by such Paragon Stockholder to the Company specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto. In no event shall the liability of a Paragon Stockholder be greater in amount than the dollar amount of the net proceeds received by such Paragon Stockholder upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and such indemnifying party shall assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such

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person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys (plus one local counsel, if applicable) at any time for all such indemnified parties. No indemnifying party will (i), except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation and (ii) be liable for any settlement entered into without the indemnifying party’s prior written approval, such approval not to be unreasonably conditioned, withheld or delayed.

(d) Contribution. If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of a holder of Registrable Securities be greater in amount than the dollar amount of the net proceeds received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

7. Lock-Up.

(a) Lock-Up. Except as permitted by Section 7(b), no Paragon Stockholder shall Transfer (other than a Permitted Transfer) or make a public announcement of any intention to Transfer (other than a Permitted Transfer), any Lock-Up Shares during the Lock-Up Period.

(b) Permitted Transfers.

(i) No prohibition in Section 7(a) shall apply to: (i) Transfers permitted by Section 7(b)(ii) (except as otherwise provided in Section 7(b)(iii)); (ii) Transfers by any Paragon Stockholder following the expiration of the Lock-Up Period; (iii) or a Permitted Transfer.

(ii) Notwithstanding anything to the contrary contained in this Agreement (including Section 7(a)), subject to Section 7(c) during the Lock-Up Period applicable to such Paragon Stockholder, each Paragon Stockholder may Transfer, without the consent of any other party to this Agreement, any of such Paragon Stockholder’s Lock-Up Shares:

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(1) to any of such Paragon Stockholder’s Permitted Transferees; provided that, in respect of Transfers to a Family Member or an Affiliate of a Family Member of such Paragon Stockholder (other than pursuant to Section 7(b)(ii)(3)), no consideration is paid by such Family Member or such Affiliate of a Family Member and such Transfer is conditioned on the receipt by the Company of an undertaking by such Family Member or Affiliate of a Family Member to Transfer such Lock-Up Shares back to the applicable Transferor if such Family Member or Affiliate of a Family Member ceases to be a Family Member or an Affiliate of a Family Member of such Transferor;

(2) pursuant to any liquidation, merger, amalgamation, stock exchange or other similar transaction of Company with a Third-Party Purchaser that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property and a change in control of the Company that has been approved by the board of directors of the Company;

(3) in the case of a Paragon Stockholder that is a natural person, upon death of such Paragon Stockholder by will or other instrument taking effect at the death of such Paragon Stockholder or by applicable Laws of descent and distribution to such Paragon Stockholder’s Family Members; or

(4) in accordance with any Permitted Transfer.

(iii) In respect of any Transfers (other than a Permitted Transfer) permitted by Section 7(b)(ii)(1) or Section 7(b)(ii)(3), (1) the applicable Transferee shall be required, at the time of and as a condition to such Transfer, to become a party to this Agreement by executing and delivering to the Company a joinder in the form attached to this Agreement as Exhibit A, whereupon such Transferee will be treated as a party to this Agreement (with the same rights and obligations as the Transferor (including, for the avoidance of doubt, the restrictions in Section 7(a)) for all purposes of this Agreement, and such Transfer shall not be recognized unless and until such joinder is executed and delivered to the Company, (2) prior written notice of such Transfer shall be given to the Company and the Paragon Stockholders, and (3) the applicable Transferee shall not be permitted to further Transfer such Lock-Up Shares without compliance with the provisions of this Agreement that are applicable to the initial Transferor. For the avoidance of doubt, in connection with any Transfer of Lock-Up Shares pursuant to Section 7(b)(ii)(1) or Section 7(b)(ii)(3), the restrictions and obligations contained in this Section 7 continue to apply to such Lock-Up Shares for the Lock-Up Period applicable to the initial Transferor.

(c) Miscellaneous Provisions Relating to Transfers.

(i) At any time and from time to time in connection with a sale or transfer of Registrable Securities exempt from registration under the Securities Act or through any broker-dealer transactions described in the plan of distribution set forth within any prospectus and pursuant to the Registration Statement of which such prospectus forms a part, the Company shall, subject to the receipt of customary documentation required from the applicable Paragon Stockholder in connection therewith and compliance with applicable laws, (A) promptly instruct its transfer agent to remove any restrictive legends applicable to the Registrable Securities being sold or transferred and (B) cause its legal counsel to deliver the necessary legal opinions, if any, to the transfer agent in connection with the instruction under subclause (A). In addition, the Company shall cooperate reasonably with, and take such customary actions as may reasonably be requested by any Paragon Stockholders in connection with the aforementioned sales or transfers.

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(ii) Any attempt to Transfer any Lock-Up Shares that is not in compliance with this Agreement shall be null and void ab initio, and the Company shall not, and shall cause any transfer agent not to, give any effect in the Company’s stock records to such attempted Transfer and the purported Transferee in any such purported Transfer shall not be treated as the owner of such Lock-Up Shares for any purposes of this Agreement.

(iii) Notwithstanding any other provision of this Agreement, each of the parties to this Agreement acknowledge and agree that, notwithstanding anything to the contrary contained in this Agreement, the Common Stock of the Company (including the Lock-Up Shares), in each case, Beneficially Owned by such Person shall remain subject to any restrictions on Transfer under applicable securities Laws of any Governmental Authority, including all applicable holding periods under the 1933 Act and other rules of the Commission, and, as applicable, the Company’s certificate of incorporation and bylaws, each as may be amended from time to time.

8. Miscellaneous.

(a) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Paragon Stockholders.

(b) Notices. All notices and other communications provided for or permitted hereunder shall be made as set forth in the applicable Paragon Agreement.

(c) Assignments and Transfers by Paragon Stockholders. The provisions of this Agreement shall be binding upon and inure to the benefit of the Paragon Stockholders and their respective successors and assigns. A Paragon Stockholder may transfer or assign, in whole or from time to time in part, to one or more persons its rights hereunder in connection with the transfer of Registrable Securities by such Paragon Stockholders to such person, provided that such Paragon Stockholders complies with all laws applicable thereto, the terms and conditions of the applicable Paragon Agreement applicable thereto and provides written notice of assignment to the Company promptly after such assignment is effected.

(d) Assignments and Transfers by the Company. This Agreement may not be assigned by the Company (whether by operation of law or otherwise) without the prior written consent of the Paragon Stockholders; provided, however, that in the event that the Company is a party to a merger, consolidation, share exchange or similar business combination transaction in which the Common Stock is converted into the equity securities of another Person, from and after the effective time of such transaction, such Person shall, by virtue of such transaction, be deemed to have assumed the obligations of the Company hereunder, the term “Company” shall be deemed to refer to such Person and the term “Registrable Securities” shall be deemed to include the securities received by the Paragon Stockholders in connection with such transaction unless such securities are otherwise freely tradable by the Paragon Stockholders after giving effect to such transaction.

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(e) Benefits of the Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement, including, without limitation, Section 6.

(f) Counterparts; Email. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A counterpart signature page to this Agreement in PDF format may be delivered via email or via other electronic means (including, without limitation, DocuSign), which shall be deemed an original.

(g) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(h) Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s). To the extent permitted by applicable law and subject to the foregoing, the parties hereby waive any provision of law which renders any provisions hereof prohibited or unenforceable in any respect.

(i) Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

(j) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

(k) Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware applicable to contracts made in and to be performed in that state, without regard to the conflicts of law principles thereof, to the extent such principles would require or permit the

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application of the laws of another jurisdiction. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of Delaware and the United States District Court for the District of Delaware (together, the “Delaware Courts”) for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any Delaware Court in any such suit, action or proceeding and to the laying of venue in any Delaware Court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in the Delaware Courts and irrevocably waives any claim that any such suit, action or proceeding brought in any Delaware Court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

[signature page follows]

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IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement or caused their duly authorized officers to execute this Registration Rights Agreement as of the date first above written.

The Company:	LOCAL BOUNTI CORPORATION

	By:	/s/ Kathleen Valiasek
Name: Kathleen Valiasek
Title: Chief Financial Officer

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement or caused their duly authorized officers to execute this Registration Rights Agreement as of the date first above written.

The Paragon Stockholders:	Hollandia Produce Group, Inc. Employee Stock Ownership Trust

By: GreatBanc Trust Company, not in its corporate capacity, but solely in its capacity as the Trustee of the Hollandia Produce Group, Inc. Employee Stock Ownership Trust

	By:	/s/ John G. Hommel
Name: John G. Hommel
Title:

Mosaic Capital Investors I, LP, a Delaware limited partnership

By:	/s/ William Hayes
Name: William Hayes
Title: Member

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement or caused their duly authorized officers to execute this Registration Rights Agreement as of the date first above written.

The Paragon Stockholders:	True West Capital Partners Fund II, L.P. f/k/a Seam Fund II, L.P., a Delaware limited partnership

	By:	/s/ Iain G. Douglas
Name: Iain G. Douglas
Title: Member

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement or caused their duly authorized officers to execute this Registration Rights Agreement as of the date first above written.

The Paragon Stockholders:	358 Capital, LLC

	By:	/s/ Reed Howlett
Name: Reed Howlett
Title: Manager

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement or caused their duly authorized officers to execute this Registration Rights Agreement as of the date first above written.

The Paragon Stockholders:	Dominic Engels

	By:	/s/ Dominic Engels
Name: Dominic Engels
Title:

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement or caused their duly authorized officers to execute this Registration Rights Agreement as of the date first above written.

The Paragon Stockholders:	HFSN LLC

	By:	/s/ Petrus J. Overgaag
Name: Petrus J. Overgaag
Title: Manager

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement or caused their duly authorized officers to execute this Registration Rights Agreement as of the date first above written.

The Paragon Stockholders:

/s/ Brian Cook
Brian Cook

/s/ Bill Farwell
Bill Farwell

/s/ Reed Howlett
Reed Howlett

/s/ George Hermosillo
George Hermosillo

/s/ Baltazar Garcia
Baltazar Garcia

/s/ Corrie Hutchens
Corrie Hutchens

/s/ Sonja Lopez
Sonja Lopez

/s/ Forrest Sawlaw
Forrest Sawlaw

[Signature Page to Registration Rights Agreement]

Exhibit 10.2

FIRST AMENDMENT TO CREDIT AGREEMENTS

AND SUBORDINATION AGREEMENT

This First Amendment to Credit Agreements and Subordination Agreement (this “Amendment”) is entered into as of March 14, 2022 by and among Local Bounti Operating Company LLC, a Delaware limited liability company and successor by merger to Local Bounti Corporation, a Delaware corporation (the “Company”), Local Bounti Corporation, a Delaware corporation formerly known as Leo Holdings III Corp (“Holdings”), the Subsidiary Borrowers signatory hereto, Cargill Financial Services International, Inc., a Delaware corporation (“CFSI”), in its capacity as the Senior Lender (as defined below), and CFSI, in its capacity as the Subordinated Lender (as defined below).

The Company and CFSI are parties to (i) a Credit Agreement dated as of September 3, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Senior Credit Agreement”), among the Company, certain Subsidiaries of the Company from time to time party thereto, as borrowers (the “Subsidiary Borrowers” and, together with the Company, the “Borrowers”), and CFSI, as lender (in such capacity, the “Senior Lender”), and (ii) a Subordinated Credit Agreement dated as of September 3, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Subordinated Credit Agreement” and, together with the Senior Credit Agreement, the “Credit Agreements”), among the Company, the Subsidiary Borrowers from time to time party thereto, and CFSI, as lender (in such capacity, the “Subordinated Lender”).

In connection with the Credit Agreements, the Senior Lender, the Subordinated Lender and the Company also entered into a Subordination Agreement dated as of September 3, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Subordination Agreement”), pursuant to which, subject to the terms and conditions set forth in the Subordination Agreement, the Subordinated Debt (as defined in the Subordination Agreement) was made expressly subordinated to the Senior Debt (as defined in the Subordination Agreement).

The Company has entered into:

(i) a Purchase and Sale Agreement dated as of March 14, 2022 (the “California PSA”) among (1) the Hollandia Produce Group, Inc. Employee Stock Ownership Trust, as share seller, (2) Mosaic Capital Investors I, LP, a Delaware limited partnership, and True West Capital Partners Fund II, L.P. formerly known as Seam Fund II, L.P., a Delaware limited partnership, as warrant sellers, (3) Mosaic Capital Investors LLC, a Delaware limited liability company, solely in its capacity as sellers’ representative, (4) Hollandia Produce Group, Inc., a California corporation (“Paragon”), (5) the Company, as purchaser, and (6) Holdings, as parent, pursuant to which the Company will purchase (such purchase, the “California PSA Purchase”) all of the issued and outstanding capital stock of, and all of the issued and outstanding warrants to purchase shares of capital stock of, Paragon;

(ii) a Unit Purchase Agreement dated as of March 14, 2022 (the “Georgia UPA”) among (1) the individuals identified therein, as sellers, (2) the Company, as purchaser, and (3) Holdings, as parent, pursuant to which the Company will purchase (such purchase, the “Georgia UPA Purchase”) all of the issued and outstanding Class B Common Units of Hollandia Produce GA, LLC, a Delaware limited liability company (“Hollandia GA”);

(iii) a Purchase and Sale Agreement dated as of March 14, 2022 (the “Georgia C-Corporation PSA”) among (1) Mosaic Capital Investors I, LP and True West Capital Partners Fund II, LP, as sellers, (2) Mosaic Capital Investors LLC, a Delaware limited liability company, solely in its capacity as sellers’ representative, (3) the Company, as purchaser, and (4) Holdings, as parent, pursuant to which the Company will purchase (such purchase, the “Georgia C-Corporation Purchase”) all of the issued and outstanding shares of capital stock of Hollandia Produce GA Investor Corporation, a Delaware corporation, holding all of the issued and outstanding Series A Preferred Units of Hollandia GA; and

(iv) a Land Acquisition Agreement dated as of March 14, 2022 (the “Paragon Property PSA” and, together with the California PSA, the Georgia UPA and the Georgia C-Corporation PSA, the “Paragon Purchase Agreements”) between (1) STORE Master Funding XVIII, LLC, as seller, and (2) Hollandia Real Estate, LLC, as purchaser, pursuant to which the seller agreed to sell, and Hollandia Real Estate, LLC agreed to purchase (such purchase, the “Land Purchase” and, together with the California PSA Purchase, the Georgia UPA Purchase and the Georgia C-Corporation Purchase, the “Paragon Acquisition”), the Paragon Properties.

In connection with the Paragon Acquisition, the Borrowers have requested that the Senior Lender and the Subordinated Lender make certain amendments to the Credit Agreements and to the Subordination Agreement, and the Senior Lender and the Subordinated Lender is each willing to grant such request on the terms and subject to the conditions set forth herein.

ACCORDINGLY, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. As used herein, capitalized terms defined in the Credit Agreements and not otherwise defined herein shall have the meanings given them in the Credit Agreements.

2. Amendments to Senior Credit Agreement. As of the First Amendment Funding Date (immediately prior to the funding of the First Amendment Term Loan):

(a) The Senior Credit Agreement is hereby amended to delete all bold, stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add all bold, double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the redline of the Senior Credit Agreement attached hereto as Annex A-1. Annex A-2 attached hereto sets forth a clean copy of the Senior Credit Agreement after giving effect to this Amendment.

(b) Exhibit C and Exhibit D to the Senior Credit Agreement are each hereby deleted in its entirety and replaced with Exhibit C (Senior Credit Agreement) and Exhibit D (Senior Credit Agreement), respectively, attached hereto.

(c) A new Exhibit F to the Senior Credit Agreement is hereby added in the form of Exhibit F (Senior Credit Agreement) attached hereto.

3. Amendments to Subordinated Credit Agreement. As of the First Amendment Funding Date (immediately prior to the funding of the First Amendment Term Loan):

(a) The Subordinated Credit Agreement is hereby amended to delete all bold, stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add all bold, double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the redline of the Subordinated Credit Agreement attached hereto as Annex B-1. Annex B-2 attached hereto sets forth a clean copy of the Subordinated Credit Agreement after giving effect to this Amendment.

(b) Exhibit C and Exhibit D to the Subordinated Credit Agreement are each hereby deleted in its entirety and replaced with Exhibit C (Subordinated Credit Agreement) and Exhibit D (Subordinated Credit Agreement), respectively, attached hereto.

(c) A new Exhibit F to the Subordinated Credit Agreement is hereby added in the form of Exhibit F (Subordinated Credit Agreement) attached hereto.

4. Amendments to Subordination Agreement. As of the First Amendment Funding Date (immediately prior to the funding of the First Amendment Term Loan):

(a) Section 2.3(d) of the Subordination Agreement is restated in its entirety as follows:

“(d) [reserved].”

5. References. All references in each Credit Agreement to “this Agreement” shall be deemed to refer to such Credit Agreement as amended hereby, all references in the Subordination Agreement to “this Agreement” shall be deemed to refer to the Subordination Agreement as amended hereby and any and all references in any other Loan Documents to the Credit Agreements and the Subordination Agreement shall be deemed to refer to the Credit Agreements and the Subordination Agreement as amended hereby.

6. No Other Changes. Except as expressly set forth herein, all terms of each Credit Agreement, the Subordination Agreement and each of the other Loan Documents remain in full force and effect.

7. Representations and Warranties. Each Loan Party represents and warrants to the Senior Lender and the Subordinated Lender as follows:

(a) Such Loan Party is a corporation or limited liability company, as applicable, duly formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization. Each Loan Party (i) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (A) own or lease its assets and carry on its business and (B) execute and deliver this Amendment and perform its obligations under this Amendment, the Credit Agreements as amended hereby, the Subordination Agreement as amended hereby and each agreement, instrument or document entered into pursuant to any of the foregoing (collectively, the “Amendment Documents”), and (ii) is duly qualified and is licensed and, if applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, except, in the case of clause (ii), in jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and could not reasonably be expected to result in a Material Adverse Effect.

(b) The execution and delivery by such Loan Party of this Amendment, and the performance by such Loan Party of the Amendment Documents, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) contravene the terms of its Organizational Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under, (A) any Contractual Obligation (including, without limitation, any Material Agreement or any Contractual Obligation relating to borrowed money) to which such Loan Party is a party or affecting any such Loan Party or the properties of such Loan Party or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Loan Party or its property is subject, or (iii) violate any Law other than any violation, in the case of this clause (iii), that could not reasonably be expected to result in a Material Adverse Effect.

(c) This Amendment has been duly executed and delivered by such Loan Party. Each Amendment Document constitutes a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other Laws affecting creditors’ rights generally and by general principles of equity.

(d) All of the representations and warranties contained in the Loan Documents, including without limitation in Article III of each Credit Agreement, are true and correct in all material respects (or, in the case of any such representation or warranty already qualified by materiality, in all respects) on and as of the date hereof.

(e) No Default or Event of Default has occurred and is continuing, or would result from, (i) the execution and delivery of this Amendment, any Paragon Purchase Agreement or any other Paragon Purchase Document (as defined in the Credit Agreements as amended hereby), (ii) the consummation of the transactions contemplated under this Amendment, the Credit Agreements as amended hereby, each Paragon Purchase Agreement or any other Paragon Purchase Document, or (iii) the application of the proceeds of the First Amendment Term Loan (as defined in the Senior Credit Agreement as amended hereby) or the First Amendment Term Loan (as defined in the Subordinated Credit Agreement as amended hereby).

(f) With respect to the Paragon Acquisition:

(i) The Loan Parties heretofore furnished the Senior Lender and the Subordinated Lender with true, correct and complete copies of the Paragon Purchase Agreement and the other Paragon Purchase Documents. The Paragon Purchase Documents are in full force and effect as of the date hereof and have not been terminated, rescinded or withdrawn.

(ii) Each Loan Party and, to the Loan Parties’ knowledge, each other party to any Paragon Purchase Document has duly taken all necessary corporate, partnership or other organizational action to authorize the execution, delivery and performance of each Paragon Purchase Document to which it is party and the consummation of transactions contemplated thereby.

(iii) The Paragon Acquisition has complied with all Applicable Law, and all necessary Governmental Authority, creditor, shareholder, partner and other consents, approvals and exemptions required to be obtained by the Loan Parties and, to the Loan Parties’ knowledge, each other party to any Paragon Purchase Document, in connection with the Paragon Acquisition have been duly obtained and are in full force and effect. As of the date hereof, all applicable waiting periods with respect to the Paragon Acquisition have expired without any action being taken by any Governmental Authority which restrains, prevents or imposes material adverse conditions upon the consummation of the Paragon Acquisition.

(iv) The execution and delivery of the Paragon Purchase Documents did not, and the consummation of the Paragon Acquisition will not, violate any statute or regulation of the United States (including any securities law) or of any state or other applicable jurisdiction, or any order, judgment or decree of any court or Governmental Authority binding on any Loan Party or, to the Loan Parties’ knowledge, any other party to any Paragon Purchase Document, or result in a breach of, or constitute a default under, any material agreement, indenture, instrument or other document, or any judgment, order or decree, to which any Loan Party is a party or by which any Loan Party or its assets are bound or, to the Loan Parties’ knowledge, to which any other party to any Paragon Purchase Document is a party or by which any such party or its assets are bound, other than any violation, breach or default that would not, individually or in the aggregate, be material to the Loan Parties, taken as a whole.

8. Effectiveness. This Amendment shall be effective as of the date hereof only if the Senior Lender and the Subordinated Lender has each received, on or before the date of this Amendment, each of the following, each in form and substance acceptable to the Senior Lender and the Subordinated Lender in their sole discretion:

(a) copies of this Amendment and the Fee Letter in connection herewith, each duly executed by the Loan Parties, the Senior Lender and the Subordinated Lender;

(b) a certificate of a Responsible Officer of each Loan Party, attaching (i) the Organizational Documents of such Loan Party, (ii) resolutions or other action of the Governing Board of such Loan Party approving the execution, delivery and performance of the Paragon Purchase Documents, this Amendment, each Credit Agreement as amended hereby and each other agreement, instrument or document entered into in connection with a any of the foregoing, and (iii) an incumbency certificate evidencing the identity, authority and capacity of each Responsible Officer of such Loan Party authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which it is a party; provided, that (A) in the case of the foregoing clause (i), in lieu of attaching Organizational Documents, such Loan Party may certify that the Organizational Documents of such Loan Party which were certified to the Senior Lender and the Subordinated Lender pursuant to the most recent certificate of a Responsible Officer delivered by such Loan Party to the Senior Lender and the Subordinated Lender (such certificate, the “Prior Certificate”) continue in full force and effect and have not been amended or otherwise modified except as set forth in the certificate to be delivered as of the date hereof, and (B) in the case of the foregoing clause (iii), in lieu of attaching an incumbency certificate, such Loan Party may certify that the officers and other Person who were certified to the Senior Lender and the Subordinated Lender pursuant to the Prior Certificate as being authorized to sign and to act on behalf of such Loan Party continue to be so authorized and continue to hold the offices set forth in the Prior Certificate;

(c) a certificate of status, compliance or like certificate for each Loan Party and Subsidiary from the appropriate Governmental Authority of the jurisdiction of incorporation or formation of such Person, each dated not more than thirty (30) days prior to the date hereof;

(d) a certificate of a Responsible Officer of the Company, certifying (i) true, correct and complete copies of all Paragon Purchase Documents (as defined in each Credit Agreement as amended hereby) (together with all schedules and exhibits thereto, including but not limited to the Disclosure Schedules to the Paragon California PSA) and (ii) pro forma compliance with the minimum Liquidity covenant set forth in Section 6.8(d) of the Senior Credit Agreement and Section 6.8(d) of the Subordinated Credit Agreement after giving effect to the First Amendment Term Loans (as defined in each Credit Agreement) to be funded on the Paragon Acquisition Effective Date;

(e) Lien searches with respect to the First Amendment Joinder Parties, the existing Loan Parties and any Subsidiary in scope satisfactory to the Lender and with results showing no Liens (other than Permitted Liens and Liens to be released on the Paragon Acquisition Effective Date in accordance with the Paragon Purchase Documents) and otherwise satisfactory to the Lender; and

(f) Lien searches with respect to the sellers under the Paragon Purchase Agreements in scope satisfactory to the Lender and with results showing no Liens (other than Permitted Liens and Liens to be released on the Paragon Acquisition Effective Date in accordance with the Paragon Purchase Documents) on the Equity Interests (including without limitation all shares and warrants) to be purchased pursuant to the Paragon Purchase Documents and otherwise satisfactory to the Lender.

9. Effectiveness of Amendments. As of the First Amendment Funding Date (concurrently with funding of the First Amendment Term Loans (as defined in each Credit Agreement)), upon satisfaction or waiver of the conditions precedent set forth in Section 4.4 of each Credit Agreement as amended hereby:

(a) Sections 2, 3 and 4 of this Amendment shall be effective.

(b) Schedule 3.1 to the Senior Credit Agreement is deleted in its entirety and replaced with Schedule 3.1 (Senior Credit Agreement) attached hereto.

(c) Schedule 3.14(b) to the Senior Credit Agreement is deleted in its entirety and replaced with Schedule 3.14(b) (Senior Credit Agreement) attached hereto.

(d) The Schedules to the Senior Credit Agreement are further amended by inserting a new Schedule 3.7 immediately after Schedule 3.1 thereto in the form of Schedule 3.7 (Senior Credit Agreement) attached hereto.

(e) The Schedules to the Senior Credit Agreement are further amended by inserting a new Schedule 3.23(h) immediately after Schedule 3.14(b) thereto in the form of Schedule 3.23(h) (Senior Credit Agreement) attached hereto.

(f) The Schedules to the Senior Credit Agreement are further amended by inserting a new Schedule 6.1 immediately after Schedule 3.23(h) thereto in the form of Schedule 6.1 (Senior Credit Agreement) attached hereto.

(g) The Schedules to the Senior Credit Agreement are further amended by inserting a new Schedule 6.2 immediately after Schedule 6.1 thereto in the form of Schedule 6.2 (Senior Credit Agreement) attached hereto.

(h) Schedule 3.1 to the Subordinated Credit Agreement is deleted in its entirety and replaced with Schedule 3.1 (Subordinated Credit Agreement) attached hereto.

(i) Schedule 3.14(b) to the Subordinated Credit Agreement is deleted in its entirety and replaced with Schedule 3.14(b) (Subordinated Credit Agreement) attached hereto.

(j) The Schedules to the Subordinated Credit Agreement are further amended by inserting a new Schedule 3.7 immediately after Schedule 3.1 thereto in the form of Schedule 3.7 (Subordinated Credit Agreement) attached hereto.

(k) The Schedules to the Subordinated Credit Agreement are further amended by inserting a new Schedule 3.23(h) immediately after Schedule 3.14(b) thereto in the form of Schedule 3.23(h) (Subordinated Credit Agreement) attached hereto.

(l) The Schedules to the Subordinated Credit Agreement are further amended by inserting a new Schedule 6.1 immediately after Schedule 3.23(h) thereto in the form of Schedule 6.1 (Subordinated Credit Agreement) attached hereto.

(m) The Schedules to the Subordinated Credit Agreement are further amended by inserting a new Schedule 6.2 immediately after Schedule 6.1 thereto in the form of Schedule 6.2 (Subordinated Credit Agreement) attached hereto.

For the avoidance of doubt, in the event that the First Amendment Funding Date does not occur, the amendments to the Credit Agreements set forth in Sections 2, 3, 4 and 9 of this Amendment shall not take effect.

10. No Waiver or Extension. Neither the execution of this Amendment or of any other agreement, instrument or document contemplated hereunder, nor any oral communication between the Senior Lender, the Subordinated Lender and any Loan Party, nor the making of any financial accommodation, nor any acceptance of any payment of the Obligations, shall be deemed to be a waiver of any Default or Event of Default or any other breach, default or event of default under any Loan Document or other document held by the Senior Lender or the Subordinated Lender, whether or not known to the Senior Lender or the Subordinated Lender and whether or not existing on the date hereof.

11. Release of Lenders. By its signature below, each Loan Party, for itself and on behalf of its respective present and former shareholders, members, directors and officers thereof and such Loan Party’s successors (including, without limitation, any trustees or receivers acting on behalf of such Loan Party and any debtor-in-possession with respect to such Loan Party), assigns, subsidiaries and Affiliates (collectively, the “Releasors”), hereby absolutely and unconditionally releases and forever discharges each of the Senior Lender and the Subordinated Lender, and any and all of the Senior Lender’s and the Subordinated Lender’s respective participants, parent companies, subsidiaries, Affiliates, insurers, indemnitors, successors and assigns, together with all of the present and former directors, officers, agents and employees of any of the foregoing (collectively, the “Released Parties”), from any and all claims, demands or causes of action of any kind, nature or description, whether arising in Law or equity or upon contract or tort or under any state or federal Law or otherwise, which any Releasor has had, now has or has made claim to have against any Released Party for or by reason of any act, omission, matter, cause or thing whatsoever occurring or arising prior to the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured, known or unknown, liquidated or unliquidated, matured or unmatured, or fixed or contingent.

12. Costs and Expenses. Each Borrower hereby reaffirms its obligation under Section 8.3(a) of each Credit Agreement to pay or reimburse the Senior Lender or the Subordinated Lender, as applicable, for all reasonable and documented out-of-pocket expenses incurred by the Senior Lender or the Subordinated Lender, as applicable, and their respetive Affiliates (including the reasonable and documented fees, charges and disbursements of outside counsel for the Senior Lender and the Subordinated Lender) to the extent required pursuant to Section 8.3(a) of each Credit Agreement, in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and the other documents, agreements and certificates contemplated hereunder.

13. Miscellaneous. This Amendment shall be governed by, and construed in accordance with, the internal law of the State of New York (without giving effect to the conflict of laws principles thereof other than Sections 5-1401 and 5-1402 of the New York General Obligations Law, which shall apply to this Amendment and all documentation hereunder). This Amendment, together with the Credit Agreements as amended hereby, the Subordination Agreement as amended hereby and the other Loan Documents, comprises the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to such subject matter, superseding all prior oral or written understandings. Any provision of this Amendment which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or by e-mail transmission of a PDF or similar copy shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart signature page by facsimile or by e-mail transmission shall also deliver an original executed counterpart, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability or binding effect of this Amendment.

Signature pages follow.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year first above written.

LOCAL BOUNTI OPERATING COMPANY LLC, as Borrower

By:	/s/ Kathleen Valiasek

Name:	Kathleen Valiasek

Title:	Chief Financial Officer

BOUNTI BITTERROOT LLC, as Borrower

By:	/s/ Kathleen Valiasek

Name:	Kathleen Valiasek

Title:	Chief Financial Officer

CONTROLLED ENVIRONMENT PROPERTY
COMPANY, LLC, as Borrower

By:	LOCAL BOUNTI OPERATING COMPANY LLC, its sole member

By:	/s/ Kathleen Valiasek

Name:	Kathleen Valiasek

Title:	Chief Financial Officer

GROW BOUNTI NORTHWEST, LLC, as Borrower

By:	CONTROLLED ENVIRONMENT PROPERTY COMPANY, LLC, its sole member

By:	LOCAL BOUNTI OPERATING COMPANY LLC, its sole member

By:	/s/ Kathleen Valiasek

Name:	Kathleen Valiasek

Title:	Chief Financial Officer

Signature Page to First Amendment to Credit Agreements and Subordination Agreement

531 FOLEY LANE HAMILTON, LLC, as Borrower

By:	/s/ Kathleen Valiasek
Name:	Kathleen Valiasek
Title:	Chief Financial Officer

LOCAL BOUNTI CORPORATION, as Holdings

By:	/s/ Kathleen Valiasek
Name:	Kathleen Valiasek
Title:	Chief Financial Officer

Signature Page to First Amendment to Credit Agreements and Subordination Agreement

CARGILL FINANCIAL SERVICES INTERNATIONAL, INC., as Senior Lender

By:	/s/ Erik Haugen
Name:	Erik Haugen
Title:	TM Settlement Manager

CARGILL FINANCIAL SERVICES INTERNATIONAL, INC., as Subordinated Lender

By:	/s/ Erik Haugen
Name:	Erik Haugen
Title:	TM Settlement Manager

Signature Page to First Amendment to Credit Agreements and Subordination Agreement

ANNEX A-2

CLEAN AMENDED SENIOR CREDIT AGREEMENT

CREDIT AGREEMENT

dated as of

September 3, 2021

between

LOCAL BOUNTI COMPANY OPERATING COMPANY LLC

and

CERTAIN SUBSIDIARIES THEREOF,

as Borrowers,

and

CARGILL FINANCIAL SERVICES INTERNATIONAL, INC.,

as Lender

i

ii

Exhibits
Exhibit A	—	Form of Term Loan Note
Exhibit B	—	Form of Loan Request
Exhibit C	—	Form of Compliance Certificate
Exhibit D	—	Form of Officer’s Certificate (Project Costs)
Exhibit E	—	Form of Final Completion Certificate
Exhibit F	—	Form of Joinder Agreement

Schedules
Schedule A	—	[Reserved]
Schedule B	—	Excluded Subsidiaries
Schedule 3.1	—	Loan Parties and Subsidiaries
Schedule 3.7	—	Litigation
Schedule 3.14(b)	—	Environmental Disclosures
Schedule 3.23(h)	—	Farms and Farm Projects
Schedule 6.1	—	Indebtedness
Schedule 6.2	—	Liens

iii

CREDIT AGREEMENT

This Agreement is entered into as of September 3, 2021 by and among LOCAL BOUNTI OPERATING COMPANY LLC, a Delaware limited liability company previously known as Local Bounti Corporation, a Delaware corporation (the “Company”), each Subsidiary of the Company identified as a “Borrower” on the signature pages hereto (each such Subsidiary, a “Subsidiary Borrower”; all Subsidiary Borrowers, together with the Company and with any Person subsequently joining in this Agreement as a borrower pursuant to Section 5.14 hereof, collectively, the “Borrowers”), and CARGILL FINANCIAL SERVICES INTERNATIONAL, INC., a Delaware corporation (the “Lender”).

The Borrowers have requested that the Lender make a multiple-advance term loan to the Borrowers, and the Lender is willing to do so on the terms and conditions set forth herein. In consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Defined Terms . As used in this Agreement, the following terms have the meanings specified below:

“ABR” means, for any day, a rate per annum equal to the highest of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 0.50%. Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

“ABR Loan” means a Term Loan that bears interest based on the ABR.

“Acceptable Buyer” has the meaning specified in Section 6.8(d)(i).

“Account Control Agreement” means, with respect to any deposit, securities or commodity account of any Loan Party or any Subsidiary, an account control agreement (including any blocked account agreement) in favor of and in form and substance acceptable to the Lender, duly executed by the parties thereto.

“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided that, except with respect to Section 6.7, the term “Affiliate” (with respect to any Loan Party) shall not include any private equity funds owned or managed by Lion Capital LLP, an English limited liability partnership, or any unrelated portfolio companies of such funds or Lion Capital LLP (other than the Loan Parties and their Subsidiaries).

“Aggregate Paragon Consideration” means the aggregate consideration payable under the Paragon Purchase Documents (including, without limitation, purchase price consideration, issuance of equity, payoff of indebtedness, and remittance of funds into escrow).

“Agreement” means this Credit Agreement.

“Agricultural License” means each License held (or required to be held) by a Loan Party pursuant to any Agricultural Lien Statutes applicable to such Loan Party.

“Agricultural Lien Statutes” means, collectively, PACA, PASA, the Food Security Act and all other Applicable Laws that could create or give rise to any Lien, trust, charge, encumbrance or claim, including without limitation any “agricultural lien” (as defined in the UCC), in or against (a) any portion of the “farm products” (as defined in the UCC) or any other agricultural products purchased, stored or otherwise handled by any Loan Party, by any Person from whom any Loan Party purchases goods or by any other Person from whom such first Person purchases or otherwise receives goods in the ordinary course of business, or (b) any products, proceeds or derivatives of any such farm product or other agricultural product (including, without limitation, any accounts receivable arising from the sale of any such farm product, other agricultural product or any products, proceeds or derivatives thereof).

“Anti-Corruption Laws” means the FCPA, the U.K. Bribery Act 2010, and any other anti-bribery or anti-corruption laws, regulations or ordinances in any jurisdiction in which any Loan Party or any of its Subsidiaries is located or doing business.

“Anti-Terrorism Laws” means any Laws relating to terrorism, Sanctions or other trade sanctions programs and embargoes, import/export licensing or money laundering (including the PATRIOT Act), and any regulation, order, or directive promulgated, issued or enforced pursuant to such Laws.

“Applicable Food and Feed Safety Law” means each Applicable Law with respect to the safety of food and feed products, including without limitation the FDA Food Safety Modernization Act, Pub. L. No. 111-353, 124 Stat. 3885 (2011) and corresponding rules and regulations, each as amended from time to time.

“Applicable Interest Rate” means a rate per annum equal to Term SOFR plus the Applicable Margin.

“Applicable Law” means, as to any Person, all applicable Laws binding upon such Person or to which such Person is subject.

“Applicable Margin” means, as applicable:

(a) the percentage spread to be added to Term SOFR Loans, as set forth in the Pricing Grid based on the then-current Consolidated Senior Net Leverage Ratio; or

(b) the percentage spread to be added to ABR Loans, as set forth in the Pricing Grid based on the then-current Consolidated Senior Net Leverage Ratio.

“Approved Budget” means, at any time, the budget most recently submitted to the Lender pursuant to Section 5.2(c), but only so long as such budget has been approved by the Lender in its reasonable discretion in writing.

“Approved Long-Term Supply Agreement” means each offtake agreement entered into by the Company with an Acceptable Buyer that satisfies the requirements set forth in subclause (i) or subclause (ii) of Section 6.8(d).

“Attributable Indebtedness” means, as of any date of determination, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.

“Benchmark” means, initially, Term SOFR; provided that if a replacement of the Benchmark has occurred pursuant to Section 2.11, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

“Benchmark Replacement” means the sum of:

(1) the alternate benchmark rate; and

(2) an adjustment;

where an alternate benchmark and an adjustment (which may be a positive or negative value or zero) has been selected by the Lender as the replacement for relevant tenor giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body. In the event the Benchmark Replacement as determined above is less than zero, the Benchmark Replacement shall be deemed to be zero for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Lender (in consultation with the Company) decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Lender in a manner substantially consistent with market practice (or, if the Lender decides that adoption of any portion of such market practice is not administratively feasible or if the Lender determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Lender (in consultation with the Company) decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Transition Event” means, with respect to any then-current Benchmark, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (a) such administrator has ceased or will cease on a specified date to provide all Available Tenors of such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark or (b) all Available Tenors of such Benchmark are or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored.

“Beneficial Ownership Certification” has the meaning specified in Section 8.12.

“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.

“Bitterroot Lease Agreement” means the Lease (Single Tenant; Gross) dated as of June 12, 2020, between Grow Bitterroot, LLC, as landlord, and Bounti Bitterroot, as tenant.

“Borrowers” has the meaning specified in the preamble.

“Bounti Bitterroot” means Bounti Bitterroot LLC, a Delaware limited liability company.

“Business Day” means any day other than (a) a Saturday or Sunday, (b) a day that is a legal holiday under the laws of the State of New York or Minnesota or is a day on which banking institutions in such state are authorized or required by Law to close, and (c) for purposes of Term SOFR setting, a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

“Capitalized Lease” means each lease that has been or is required to be, in accordance with GAAP, recorded as a capital or finance lease.

“Cash Equivalents” means:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from a Credit Rating Agency;

(c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any state thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

(e) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA and Aaa (or equivalent rating) by at least two Credit Rating Agencies and (iii) have portfolio assets of at least $5,000,000,000.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law, rule, regulation or treaty, (b) any change in any Law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means any event, circumstance or occurrence that results in:

(a) at any time prior to the Qualified SPAC Transaction Effective Date, (i) the Closing Date Holders failing to own and Control, directly or indirectly, 75% of the Equity Interests of the Company; (ii) the Company failing to own and Control, directly or indirectly, 100% of the Equity Interests of each Subsidiary (it being agreed that a Change of Control shall not occur to the extent a Loan Party or other Subsidiary dissolves or merges into a Loan Party in accordance with Section 6.3, with such Loan Party continuing as the surviving entity), (iii) [reserved], or (iv) a change in the composition of the Governing Board of the Company such that Continuing Directors cease to constitute 50% or more of the Company’s Governing Board.

(b) at any time after the Qualified SPAC Transaction Effective Date, (i) Holdings failing to own and Control, directly or indirectly, 100% of the Equity Interests of the Company, free and clear of all Liens other than Liens in favor of the Lender, (ii) the Company failing to own and Control, directly or indirectly, 100% of the Equity Interests of each other Loan Party, free and clear of all Liens other than Liens in favor of the Lender (it being agreed that a Change of Control shall not occur to the extent a Loan Party or other Subsidiary dissolves or merges into a Loan Party in accordance with Section 6.3, with such Loan Party continuing as the surviving entity), (iii) [reserved], (iv) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 30% or more of the Equity Interests of Holdings entitled to vote for members of the Governing Board of Holdings on a fully diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right), or (v) a change in the composition of the Governing Board of Holdings, the Company or any Subsidiary Borrower such that Continuing Directors cease to constitute 50% or more of such Person’s Governing Board.

For the avoidance of doubt, the occurrence of the First Merger (as defined in the SPAC Merger Agreement) shall not result in any Change of Control hereunder so long as such First Merger (i) is consummated in accordance with the terms and conditions of the SPAC Merger Agreement and (ii) occurs substantially concurrently with the Second Merger (as defined in the SPAC Merger Agreement).

“Closing Date” means the date of this Agreement.

“Closing Date Holders” means, collectively, the beneficial owners of all Equity Interests of the Company as of the Closing Date as listed in the Perfection Certificate delivered to the Lender pursuant to Section 4.1(f).

“Closing Date Letter Agreement” means Letter Agreement dated as of the Closing Date between the Company and the Lender.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means any and all assets on which a Lien is granted to the Lender to secure any or all of the Obligations.

“Collateral Assignment” means:

(a) with respect to any Material Project Document, a collateral assignment in favor of and in form and substance reasonably acceptable to the Lender, duly executed by the applicable parties thereto and consented to and acknowledged by (x) with respect to any GC Contract, the applicable General Contractor, and (y) with respect to any other Material Project Document, to the extent reasonably requested by the Lender, the Material Project Participant party to such Material Project Document; provided that, solely with respect to Project Licenses, the Loan Parties shall only be required to use commercially reasonable efforts to deliver consents and acknowledgments of collateral assignments in respect of Project Licenses under this clause (a)(y); and

(b) with respect to any Material Agreement (other than a Material Project Document), when reasonably requested by the Lender, (x) a collateral assignment in favor of and in form and substance reasonably acceptable to the Lender, duly executed by the applicable Loan Party or Subsidiary and (y) consented to and acknowledged by each other Person party to or other Person who has an interest in such Material Agreement; provided that, except in the case of Third-Party Farm Lease Agreements, the Loan Parties shall only be required to use commercially reasonable efforts to deliver consents and acknowledgments of collateral assignments from third parties under this clause (b)(y).

“Collateral Documents” means, collectively, the Security Agreement, each Account Control Agreement, each Mortgage, each Collateral Assignment, each Lien Waiver Agreement and each other instrument, certificate or document pursuant to which any Borrower or any other Loan Party has granted a Lien to the Lender to secure any or all of the Obligations.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Completion” means, with respect to a Farm Project, (a) the completion of such Farm Project in accordance with the terms of the applicable Project Documents and the Loan Documents and the requirements of all Applicable Laws and third-party and governmental consents and approvals; (b) without limiting the foregoing, construction of such Farm Project has been certified as complete by the applicable General Contractor, the other Material Project Contractors and the Project Consultant; (c) the Borrowers have delivered to the Lender evidence that a valid notice of completion has been recorded to establish commencement of the shortest statutory period in the filing of mechanics’ and materialmen’s Liens, if applicable; (d) full and final unconditional waivers of mechanics’ Liens from all contractors engaged in connection with such Farm Project shall have been delivered to the Lender; (e) a final, unconditional certificate of occupancy or other applicable approval from the appropriate Governmental Authority permitting occupancy of the applicable Farm shall have been issued as to the applicable Farm; and (f) the Company has delivered to the Lender a duly executed Final Completion Certificate. “Complete” shall have a correlative meaning.

“Completion Deadline” means, with respect to each Farm Project, the date determined by the Borrowers and reasonably acceptable to the Lender by which Completion of such Farm Project must occur, which date will be set forth in the Construction Budget (including the Initial Construction Budget) and Construction Schedule applicable to such Farm Project.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C attached hereto or such other form approved by the Lender.

“Consolidated Adjusted EBITDA” means, with respect to the Consolidated Group, for the applicable Covenant Computation Period, Consolidated Net Income for such period plus, without duplication and to the extent deducted in determining Consolidated Net Income for such period, the sum of (a) Consolidated Interest Expense, (b) provision for Taxes based on income, (c) depreciation expense, (d)

amortization expense, (e) unusual or non-recurring charges, expenses or losses and (f) other non-cash charges, expenses or losses (excluding any such non-cash charge to the extent it represents an accrual or reserve for potential cash charge in any future period or amortization of a prepaid cash charge that was paid in a prior period), minus, to the extent included in determining Consolidated Net Income for such period, the sum of (i) unusual or non-recurring gains and non-cash income, (ii) any other non-cash income or gains increasing Consolidated Net Income for such period (excluding any such non-cash gain to the extent it represents the reversal of an accrual or reserve for potential cash charge in any prior period) and (iii) any gains realized from the disposition of property outside of the ordinary course of business, all as determined on a consolidated basis.

“Consolidated Group” means, prior to the Qualified SPAC Transaction Effective Date, the Company and the other Loan Parties, and after the Qualified SPAC Transaction Effective Date, Holdings, the Company and the other Loan Parties, in each case, including, but not limited to, each Borrower.

“Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Adjusted EBITDA for the most recently completed Covenant Computation Period, to (b) Consolidated Interest Expense for the most recently completed Covenant Computation Period.

“Consolidated Interest Expense” means, with respect to the applicable Covenant Computation Period, total interest expense (including that attributable to Capitalized Leases) net of total interest income of the Consolidated Group on a consolidated basis for such period with respect to all outstanding Indebtedness of the Consolidated Group (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Swap Contracts to the extent that such net costs are allocable to such period).

“Consolidated Net Income” means, with respect to the applicable Covenant Computation Period, the consolidated net income (or loss) of the Consolidated Group on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of a Loan Party or is merged into or consolidated with a Loan Party or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of a Loan Party) in which a Loan Party or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by such Loan Party or such Subsidiary in the form of dividends or similar distributions, and (c) the undistributed earnings of any Subsidiary of a Loan Party to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or requirement of Law applicable to such Subsidiary.

“Consolidated Senior Funded Indebtedness” means, as of any date of determination, the sum of (1) the aggregate amount of Indebtedness of the Consolidated Group outstanding on such date, determined on a consolidated basis in accordance with GAAP, consisting only of Indebtedness included in clauses (a), (b) (but with respect to earn-out obligations, only to the extent due and payable), (c) (but with respect to letters of credit, only to the extent of any drawn and unreimbursed amounts in respect thereof), (e), (f), (g) and (k) (only with respect to guarantees of Indebtedness otherwise included in this definition) of the definition of “Indebtedness,” less (2) the aggregate amount of Junior Debt of the Consolidated Group outstanding on such date, less (3) [reserved]. For the avoidance of doubt, it is understood and agreed that Indebtedness with respect to lease or rental obligations are excluded from this definition.

“Consolidated Senior Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Senior Funded Indebtedness as of such date, minus Unrestricted Cash of the Loan Parties as of such date in an amount not to exceed $20,000,000, to (b) Consolidated Adjusted EBITDA for the most recently completed Covenant Computation Period.

“Construction Budget” means, with respect to a Farm Project, a budget in form and substance reasonably satisfactory to the Lender (and, in the discretion of the Lender, after consultation with the Project Consultant), which may be revised from time to time by the Borrowers in accordance with the terms and conditions of this Agreement, and which sets forth all anticipated Project Costs, including, but not limited to, all construction and non-construction costs, all interest, fees and other carrying costs relating to such Farm Project, and all applicable contingency reserves. Each Construction Budget shall contain a statement of sources and uses of proceeds, broken down as to separate construction phases and components, including line item costs breakdowns for all costs by trade, job and subcontractor.

“Construction Schedule” means, with respect to a Farm Project, a progress schedule in form and substance reasonably satisfactory to the Lender (and, in the discretion of the Lender, after consultation with the Project Consultant), showing the estimated commencement and completion dates for each material phase of such Farm Project, including the construction, equipping and completion of such Farm Project, and setting forth the estimated Final Completion Date with respect to such Farm Project, as such progress schedule may be revised from time to time by the Borrowers in accordance with the terms and conditions of this Agreement.

“Continuing Directors” means, as of any date, (a) those members of the Governing Board of a Person who assumed office prior to such date, and (b) those members of the Governing Board of a Person who assumed office after such date and whose appointment or nomination for election by such Person’s members was approved by the Governing Board of such Person in accordance with such Person’s Organizational Documents.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings analogous thereto.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covenant Compliance Date” means the last day of each calendar quarter.

“Covenant Computation Period” means the four consecutive calendar quarters immediately preceding and ending on a Covenant Compliance Date.

“Credit Rating Agency” means a nationally recognized credit rating agency that evaluates the financial condition of issuers of debt instruments and then assigns a rating that reflects its assessment of the issuer’s ability to make debt payments.

“CRM” means Cargill Risk Management, a division of Cargill, Incorporated, or any Affiliate thereof.

“Debt Service Coverage Ratio” means, with respect to the Consolidated Group, for the applicable Covenant Computation Period, the ratio of (a) Consolidated Adjusted EBITDA during such period, to (b) the sum of (without duplication) (i) all scheduled principal payments on all Indebtedness for borrowed money (other than any such Indebtedness described in clause (j) of the definition thereof) due during such period or on demand, (ii) all interest paid in cash during such period, and (iii) all rental payments under leases of real or personal property, regardless of whether such leases are characterized as operating leases or finance (or capital) leases, all determined in accordance with GAAP on a consolidated basis.

“Debt Service Reserve Account” means a deposit account established by the Company with a financial institution acceptable to the Lender and containing such minimum funds as required under Section 5.17.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means, as of any date of determination, the following: (a) for each Term Loan, the Applicable Interest Rate plus 3.00% per annum; and (b) for all other Obligations, the Applicable Interest Rate plus 3.00%.

~~“Delaware Code” means the “Delaware Code” as defined in 1 Del. C. § 101, as amended from time to time.~~

“Disbursing Agent” means First American Title Insurance Company or such other title insurance company to the Lender in its sole discretion.

“Disbursing Agreement” means the Disbursing Agreement of even date herewith among the Company, the Lender and the Disbursing Agent.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition of any property or asset by any Person, including, but not limited to, any sale and leaseback transaction, any “division” under the Delaware Code, any issuance of Equity Interests by a Subsidiary of such Person, or any sale, discounting, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Equity Interest” means any Equity Interest that, by its terms (or the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Equity Interests that are not Disqualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior Payment in Full of all Obligations), (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the Maturity Date; provided that if such Equity Interests are issued in the ordinary course of business pursuant to a plan for the benefit of employees of the Company or any of its Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by the Company or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Dollar”, “Dollars”, “U.S. Dollars” and “$” mean lawful money of the United States.

“DSRA Shortfall” has the meaning specified in Section 5.17(b).

“Environmental Indemnity” means the Environmental Indemnity Agreement of even date herewith by the Borrowers in favor of the Lender.

“Environmental Laws” means any and all federal, state, local and foreign statutes, Laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions, including all common law, relating to pollution or the protection of health, safety or the environment (including, without limitation, water rights and entitlements, including the right to extract and beneficially use groundwater) or the release of any materials into the environment, including those related to Hazardous Materials, air emissions, discharges to waste or public systems and health and safety matters.

“Environmental Liability” means any liability or obligation, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), directly or indirectly, resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment, disposal or permitting or arranging for the disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“EPA” means the United States Environmental Protection Agency or any successor agency thereto, whether acting through a local, state, federal or other office.

“Equity Interests” means, as to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrowers or another Loan Party within the meaning of Sections 414(b), (c), (m) and (o) of the Code or Section 4001(a) of ERISA.

“ESOP Share Seller” means the Hollandia Produce Group, Inc. Employee Stock Ownership Trust.

“Event of Default” has the meaning specified in Article VII.

“Excluded Accounts” has the meaning assigned to such term in the Security Agreement.

“Excluded Contractor or Subcontractor” means each contractor or subcontractor engaged to furnish materials or services in connection with a Farm Project pursuant to contracts, purchase orders or other agreements that in the aggregate are less than $50,000 (or such greater amount as the Disbursing Agent and the Lender may agree to in writing) with respect to each such contractor or subcontractor.

“Excluded Subsidiary” means any Subsidiary that satisfies the following conditions: (a) such Subsidiary is identified on Schedule B hereto (as such schedule may be amended or supplemented from time to time with the Lender’s prior written consent (not to be unreasonably withheld)), (b) all of the tangible assets of such Subsidiary are located in a “qualified opportunity zone” as defined in Section 1400Z- 1(a) of the Code, and (c) such Subsidiary at no time received or receives, directly or indirectly, any proceeds of any Term Loan made hereunder.

“Excluded Swap Obligations” means with respect to any Guarantor, any obligations in respect of Swap Obligations if, and to the extent that, all or a portion of the guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligations (or any guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the United States Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason not to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the guaranty of such Guarantor becomes effective with respect to such related Swap Obligations. For purposes of this definition, “Swap Obligations” means, with respect to any Guarantor, any obligations to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to the Lender or required to be withheld or deducted from a payment to the Lender: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of the Lender being organized under the laws of, or having its principal office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of the Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of the Lender with respect to an applicable interest in the Term Loan pursuant to a Law in effect on the date on which the Lender acquires such interest in the Term Loan, and (c) any withholding Taxes imposed under FATCA.

“Existing Bridge Indebtedness” means the Indebtedness under the Credit Agreement dated as of March 22, 2021 between the Company and the Lender (as defined therein).

“Exiting Lenders” means, as of the Closing Date, the holders of any Indebtedness of any Loan Party (other than Permitted Indebtedness).

“Farm” means a greenhouse facility and associated infrastructure.

“Farm Lease Agreement” means each lease agreement in respect of a Farm Project Site.

“Farm Project” means the development, design, construction, equipping, retrofitting, improvement, testing and completion of a Farm in accordance with the terms of the relevant Project Documents, including (a) all equipment, buildings, structures, improvements, fixtures, attachments, appliances, machinery and systems in connection with such Farm and (b) all Project Documents and other contracts and agreements related thereto.

“Farm Project Site” means the real property in which a Loan Party has a fee simple or leasehold interest and upon which a Farm Project or Farm is or will be located.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations promulgated thereunder.

“Federal Funds Effective Rate” means, for any day, the greater of (a) the rate calculated by the Federal Reserve Bank of New York based on such day’s Federal funds transactions by depositary institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the Federal funds effective rate and (b) 0%.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States.

“Fee Determination Date” means the earlier of (a) the Maturity Date, (b) the date on which any of the Obligations are prepaid pursuant to Section 2.4 or 2.5, and (c) the date on which any Obligations are accelerated pursuant to the Loan Documents or Applicable Law.

“Fee Letter” means each of (a) the Fee Letter dated as of the Closing Date among the Borrowers and the Lender, (b) the First Amendment Fee Letter and (c) each separate agreement entered into from time to time by and between the Borrowers or any other Loan Party and the Lender, in each case setting forth certain fees to be paid by the Borrowers or such other Loan Party to the Lender, as more fully set forth therein.

“Final Completion Certificate” means a certificate of a Responsible Officer of the Company in the form of Exhibit E attached hereto.

“Final Completion Date” means the date of Completion.

“Financial Officer” means, as to any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person.

“First Amendment” means the First Amendment to Credit Agreements and Subordination Agreement dated as of the First Amendment Effective Date among the Borrowers, Holdings, the Lender and the Subordinated Creditor.

“First Amendment Effective Date” means March 14, 2022.

“First Amendment Fee Letter” means the Fee Letter dated as of the First Amendment Effective Date among the Loan Parties and the Lender.

“First Amendment Funding Date” means the date on which the First Amendment Term Loan hereunder is funded to the Borrowers.

“First Amendment Joinder Parties” means the Paragon Entities (other than Hollandia GA Investor Corp. and Hollandia GP) and Greeley LLC.

“First Amendment Term Loan” means, subject to the terms and conditions set forth herein and in the First Amendment, the Term Loan to be made on the Paragon Acquisition Effective Date.

“Fiscal Year” means, with respect to the Borrowers or any Subsidiary, a calendar year ending December 31.

“Flood Laws” means, collectively, (a) the National Flood Insurance Act of 1968, (b) the Flood Disaster Protection Act of 1973, (c) the National Flood Insurance Reform Act of 1994 and (d) the Biggert-Waters Flood Insurance Act of 2012, in each case, as now or hereinafter in effect, and any successor statute thereto, and all such other Applicable Laws related thereto.

“Food Security Act” means 7 U.S.C. Section 1631, and any successor statute thereto, together with each law establishing a “central filing system” (as defined in 7 U.S.C. Section 1631) that has been certified by the Secretary of the United States Department of Agriculture.

“GAAP” means, subject to Section 1.3, United States generally accepted accounting principles as in effect as of the date of determination thereof.

“GC Contract” means, with respect to a Farm Project, an agreement for general contract services entered into between the General Contractor engaged for such Farm Project, on the one hand, and any Borrower or any other Loan Party or Subsidiary, on the other hand.

“General Contractor” means, with respect to a Farm Project, a Person engaged by any Borrower or any other Loan Party or Subsidiary to act as the general contractor for such Farm Project, which Person shall in each case be acceptable to the Lender in its reasonable discretion.

“Governing Board” means, with respect to any corporation, limited liability company or similar Person, the board of directors, board of governors or other body or entity that sets overall institutional direction for such Person (including, with respect to any trust, the trustees thereof).

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Greeley LLC” means 2139 E. 8th Street Greeley, LLC, a Delaware limited liability company.

“Guarantor” means each Person guarantying the payment of the Obligations pursuant to a Guaranty.

“guaranty” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guarantying or having the economic effect of guarantying any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part) or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “guaranty” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any guaranty shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guarantying Person in good faith. The term “guaranty” as a verb has a corresponding meaning.

“Guaranty” means each guaranty, in form and substance acceptable to the Lender, guarantying the payment of the Obligations.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes, and any other substance or wastes defined as a “hazardous waste,” “hazardous material,” “hazardous substance,” “extremely hazardous waste,” “restricted hazardous waste,” “toxic waste” or “toxic substance” pursuant to any Environmental Law.

“Holdings” means, following the Qualified SPAC Transaction Effective Date, Local Bounti Corporation, a Delaware corporation, as successor to Leo Holdings III Corp, a Cayman Islands exempted company which shall have domesticated as a Delaware corporation in accordance with the terms of the SPAC Merger Agreement.

“Hollandia GA” means Hollandia Produce GA, LLC, a Delaware limited liability company.

“Hollandia GA Investor Corp.” means Hollandia Produce GA Investor Corporation, a Delaware corporation.

“Hollandia GP” means Hollandia GP, LLC, a California limited liability company.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) all obligations of such Person for the deferred purchase price of property, assets or services (other than trade payables, in each case to the extent payable in the ordinary course of business);

(c) all direct or contingent obligations of such Person arising under (i) letters of credit (including standby and commercial), bankers’ acceptances and bank guaranties and (ii) surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;

(d) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements);

(e) all obligations, contingent or otherwise, of such Person in connection with any securitization of any products, receivables or other property or assets which obligations are recourse to such Person or such Person’s property or assets;

(f) all obligations of such Person under factoring agreements or similar arrangements;

(g) all Attributable Indebtedness;

(h) all obligations of such Person in respect of Disqualified Equity Interests;

(i) all other obligations of such Person which are required to be reflected in, or are reflected in, such Person’s financial statements recorded or treated as indebtedness under GAAP;

(j) net obligations of such Person under any Swap Contract; and

(k) all guaranties of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any Indebtedness of any Person for purposes of clause (d) that is expressly made non-recourse or limited-recourse (limited solely to the assets securing such Indebtedness) to such Person shall be deemed to be equal to the lesser of (i) the aggregate principal amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of the Obligations under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning specified in Section 8.3(b).

“Initial Construction Budget” means, with respect to each Farm Project, the initial Construction Budget delivered to the Lender in respect of such Farm Project.

“Interest Period” means, with respect to any Term Loan, the period commencing on the last Business Day of a calendar quarter and ending on the last day of the immediately succeeding calendar quarter; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar quarter, in which case such Interest Period shall end on the next preceding Business Day, and (ii) no Interest Period shall extend beyond the Maturity Date. Notwithstanding the foregoing or anything herein to the contrary, however, (A) the initial Interest Period with respect to any Term Loan (other than a Term Loan made on the last Business Day of a calendar quarter) shall be the period commencing on the date on which such Term Loan is made and ending on the last Business Day of the calendar quarter in which such Term Loan is made.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, guaranty or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor incurs Indebtedness of the type referred to in clause (k) of the definition of “Indebtedness” in respect of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment but giving effect to any returns or distributions of capital or repayment of principal actually received in cash by such Person with respect thereto.

“Joinder Agreement” means a joinder agreement substantially in the form of Exhibit F hereto or any other form accepted by the Lender in its sole discretion.

“Junior Debt” means unsecured Indebtedness, the Subordinated Indebtedness and any other Indebtedness that (a) is secured by Liens on Collateral that have a priority that is junior to the Liens on Collateral that secure the Obligations, and/or (b) by its terms, is contractually subordinated in right of payment to the Obligations.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lender” has the meaning specified in the preamble.

“Lender Discretionary Prepayment Event” has the meaning specified in Section 2.5.

“Licenses” means all franchises, permits, licenses and other rights, including all governmental approvals, authorizations, consents, licenses and permits, that are necessary or required for the conduct of the businesses conducted by any Loan Party or any of its Subsidiaries, including, without limitation, the construction and operation of any Farm.

“Lien” means any mortgage, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other, including, without limitation, mechanics’ liens), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Lien Waiver Agreement” means any landlord’s waiver, bailee waiver or other lien waiver or subordination agreement, in form and substance reasonably satisfactory to the Lender, duly executed by the parties thereto.

“Liquidity” means, as of any date of determination, the sum, without duplication, of (a) the amount at such time of all Unrestricted Cash of the Loan Parties, plus (b) the amount at such time of all cash held in the Debt Service Reserve Account, plus (without duplication) (c) the amount at such time of all cash held in the Interest Reserve Account (as defined in the Subordinated Credit Agreement) (it being understood and agreed, for the avoidance of doubt, that the Debt Service Reserve Account and the Interest Reserve Account may both be maintained in a single deposit account of the Company).

“Loan Documents” means, collectively, this Agreement, the First Amendment, the Term Loan Note, the Collateral Documents, the Guaranty, the Subordination Agreement, the Disbursing Agreement, the Environmental Indemnity, the Perfection Certificate, the Closing Date Letter Agreement, each Fee Letter and each other instrument, certificate or document delivered in connection herewith or therewith; provided that, for the avoidance of doubt, the Warrant Agreement shall not be a Loan Document.

“Loan Parties” means the Borrowers, any Guarantor and any other Person that grants a Lien on any of its assets to secure the Obligations.

“Loan Request” means a request for a Term Loan, in each case substantially in the form of Exhibit B hereto or any other form accepted by the Lender in its sole discretion.

“Management Agreement” has the meaning specified in Section 6.7(b).

“Margin Stock” means margin stock within the meaning of Regulation T, U or X of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Material Adverse Effect” means (a) a material adverse change in or a material adverse effect on the operations, business, properties or condition (financial or otherwise) of the Borrowers (taken as a whole) or of any other Loan Party (individually), or (b) a material adverse effect on (i) the ability of any Loan Party to punctually perform any of the Obligations, (ii) the legality, validity, binding effect or enforceability of any Loan Document or (iii) the rights, remedies and benefits available to, or conferred upon, the Lender under any Loan Documents.

“Material Agreement” means (a) the SPAC Merger Agreement, (b) each Material Project Document, (c) each Farm Lease Agreement, (d) each Approved Long-Term Supply Agreement, (e) the Bitterroot Lease Agreement and each other Farm Lease Agreement, (f) the Warrant Agreement, (g) each Paragon Purchase Agreement and each other Paragon Purchase Document, (h) each agreement, contract, note, bond, debenture or other instrument evidencing Indebtedness of any Loan Party or Subsidiary in an aggregate principal amount in excess of $2,000,000; and (i) without limiting the foregoing, each other agreement, contract, License or instrument (including any supply, sales, input or offtake agreement) binding on any Loan Party or Subsidiary pursuant to which either (x) such Person shall pay or receive more than $2,000,000 per annum in the aggregate, or (y) the cancellation, termination or suspension of which, or the failure of any party thereto to perform its obligations thereunder, could reasonably be expected to have a Material Adverse Effect. Notwithstanding the foregoing, however, in no event will any Loan Document or any Subordinated Indebtedness Document constitute a Material Agreement for purposes of this Agreement.

“Material Project Contractor” means, with respect to a Farm Project, the General Contractor engaged for such Farm Project and any contractor whose work, equipment and/or supplies provided with respect to such Farm Project exceeds $500,000 in the aggregate.

“Material Project Documents” means, with respect to a Farm Project, the applicable Project Plans, Project Licenses, GC Contract, Construction Budget, Construction Schedule, construction payment and performance bonds (if any), insurance certificates, and each contract or supply agreement entered into by any Borrower, any other Loan Party or Subsidiary in connection with such Farm Project pursuant to which such Person shall pay or receive more than $500,000 per annum in the aggregate.

“Material Project Participants” means, collectively, any Borrower, each other Loan Party and each other Person that is from time to time a party to a Material Project Document.

“Maturity Date” means September 3, 2028.

“Maximum Rate” has the meaning specified in Section 8.13.

“Minimum Interest Amount” means an amount equal to the greater of (a) $0 and (b) the sum of all interest payments due and payable by the Borrowers in respect of Term Loans outstanding during the period commencing on the First Amendment Funding Date and ending on the last Business Day of the calendar quarter ending March 31, 2024; provided, to the extent the aggregate principal balance of outstanding Term Loans during such period is at any time less than $75,000,000, the Minimum Interest Amount shall be determined assuming that aggregate principal balance of outstanding Term Loans is $75,000,000.

“Minimum Liquidity Step-up Date” means the earlier to occur of (a) the Qualified SPAC Transaction Effective Date and (b) December 31, 2021.

“Minimum P&I Amount” means, as of any date of determination occurring during the periods described in the table below, the amount set forth opposite each such applicable period:

Period	Minimum P&I Amount
The period commencing on the First Amendment Funding Date and ending on March 31, 2024	The Minimum Interest Amount (as such amount may be reduced from time to time as a result of the application of funds in the Debt Service Reserve Account to the payment of interest in accordance with Sections 2.3(a) and 2.3(d)), plus the amount of principal payments that would be required pursuant to Section 2.3(b) for two (2) calendar quarters, calculated based on the greater of (i) the aggregate principal balance of outstanding Term Loans during such period and (ii) $75,000,000

The period commencing on April 1, 2024 and at all times thereafter	An amount equal to the sum of interest and principal payments that would be required pursuant to Section 2.3 for two (2) calendar quarters, calculated based on the outstanding principal balance of the Term Loans as of the Term Loan Commitment Termination Date

“Montana Property” means the real property and related improvements leased by Bounti Bitterroot in Hamilton, Montana pursuant to the Bitterroot Lease Agreement.

“Mortgage” means a mortgage (including a leasehold mortgage), deed of trust or similar security instrument from a Loan Party, pursuant to which such Loan Party grants the Lender a Lien on real property and related improvements to secure payment of the Obligations.

“Net Proceeds” means (a) with respect to any Disposition, the cash and Cash Equivalent proceeds thereof received by any Borrower, any other Loan Party or Subsidiary, net of reasonable and documented brokerage, legal, accounting and other fees and expenses, to the extent actually paid from such gross proceeds to Persons other than Affiliates of any Loan Party, (b) with respect to any issuance or incurrence of Indebtedness or Equity Interests, the cash and Cash Equivalent proceeds thereof, net of reasonable and documented fees, commissions, costs, underwriting discounts and other fees and expenses incurred in connection therewith, and (c) with respect to any casualty or condemnation event, the cash and Cash Equivalent proceeds thereof received by any Loan Party or Subsidiary, net of reasonable and documented legal, accounting and other fees and expenses, to the extent actually paid from such gross proceeds to Persons other than Affiliates of any Loan Party. If any proceeds are received in a form other than cash or Cash Equivalents and subsequently converted into cash or Cash Equivalents, then such proceeds shall be treated as Net Proceeds for purposes of this definition at such time as they are converted into cash or Cash Equivalents.

“Obligations” means (a) all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document, and (b) all Swap Obligations, and other obligations with respect to any Swap Contract, of any Loan Party to a Swap Party, in each case (whether under the foregoing clause (a) or clause (b)) direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the foregoing, the Obligations include (x) the obligation to pay principal, interest, charges, expenses, fees, indemnities and other amounts payable by any Loan Party or Subsidiary under any Loan Document and (y) the obligation of each Loan Party or Subsidiary to reimburse any amount in respect of any of the foregoing that the Lender, in each case in its sole discretion, may elect to pay or advance on behalf of the Borrowers. Notwithstanding the foregoing or the terms of any other Loan Document, the Obligations guaranteed by any Loan Party or secured by any Lien granted by any Loan Party shall exclude any obligations constituting Excluded Swap Obligations with respect to such Loan Party.

“OFAC” means the United States Department of the Treasury’s Office of Foreign Assets Control.

“Organizational Documents” means (a) as to any corporation, the charter or certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) as to any limited liability company, the certificate or articles of formation or organization and operating or limited liability agreement and (c) as to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to the Lender, Taxes imposed as a result of a present or former connection between the Lender and the jurisdiction imposing such Tax (other than connections arising from the Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in the Term Loan or any Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“PACA” means the Perishable Agricultural Commodities Act, 1930, as amended (7 U.S.C. § 499(e)(c)(2) et seq.), together with all rules and regulations relating thereto or promulgated thereunder by any Governmental Authority (including 7 C.F.R. § 46.1 et seq.).

“Paragon” means Hollandia Produce Group, Inc., a California corporation.

“Paragon Acquisition” means the acquisition by the Company of Paragon, Hollandia GA Investor Corp., Hollandia GA and their respective Subsidiaries and the acquisition of the Paragon Properties, in each case pursuant to the Paragon Purchase Documents.

“Paragon Acquisition Effective Date” means the date on which each of (a) the “Closing Date” under and as defined in the Paragon California PSA has occurred in accordance with the terms and conditions of the Paragon California PSA, (b) the “Closing Date” under and as defined in the Paragon Georgia PSA has occurred in accordance with the terms and conditions of the Paragon Georgia PSA, (c) the “Closing Date” under and as defined in the Paragon Georgia UPA has occurred in accordance with the terms and conditions of the Paragon Georgia UPA, and (d) the “Closing Date” under and as defined in the Paragon Property PSA has occurred in accordance with the terms and conditions of the Paragon Property PSA.

“Paragon California PSA” means the Purchase and Sale Agreement dated as of March 14, 2022 among (1) the ESOP Share Seller, as share seller, (2) Mosaic Capital Investors I, LP, a Delaware limited partnership, and True West Capital Partners Fund II, L.P. formerly known as Seam Fund II, L.P., a Delaware limited partnership, as warrant sellers, (3) Mosaic Capital Investors LLC, a Delaware limited liability company, solely in its capacity as sellers’ representative (the “Sellers’ Representative”), (4) Paragon, (5) the Company, as purchaser, and (6) Holdings, as parent, pursuant to which the Company agreed to purchase all of the issued and outstanding capital stock of, and all of the issued and outstanding warrants to purchase shares of capital stock of, Paragon. The Borrowers acknowledge and agree that a true, correct and complete copy of the Paragon California PSA was delivered to the Lender on the First Amendment Effective Date.

“Paragon Entities” means, collectively, Paragon, Hollandia GA Investor Corp., Hollandia GA and their respective Subsidiaries.

“Paragon Georgia PSA” means the Purchase and Sale Agreement dated as of March 14, 2022 among (1) Mosaic Capital Investors I, LP and True West Capital Partners Fund II, LP, as sellers, (2) the Sellers’ Representative, (3) the Company, as purchaser, (4) Hollandia GA Investor Corporation, a Delaware corporation, and (5) Holdings, as parent, pursuant to which the Company agreed to purchase all of the issued and outstanding shares of capital stock of Hollandia GA Investor Corp. holding all of the issued and outstanding Series A Preferred Units of Hollandia GA. The Borrowers acknowledge and agree that a true, correct and complete copy of the Paragon Georgia PSA was delivered to the Lender on the First Amendment Effective Date.

“Paragon Georgia UPA” means the Unit Purchase Agreement dated as of March 14, 2022 among (1) the individuals identified therein, as sellers, (2) the Company, as purchaser, and (3) Holdings, as parent, pursuant to which the Company agreed to purchase all of the issued and outstanding Class B Common Units of Hollandia GA. The Borrowers acknowledge and agree that a true, correct and complete copy of the Paragon Georgia UPA was delivered to the Lender on the First Amendment Effective Date.

“Paragon Material Adverse Effect” means a “Company Material Adverse Effect,” as defined in the Paragon California PSA as in effect on the First Amendment Effective Date.

“Paragon Properties” means, collectively, (i) the real property and related improvements owned by the Paragon Property Purchaser, having a common address of 1550 Santa Monica Road, Carpinteria, Santa Barbara County, California 93013, (ii) the real property and related improvements owned by the Paragon Property Purchaser, having a common address of 6135 North Rose Avenue, Oxnard, Ventura County, California 93036, and (iii) the real property and related improvements owned by the Paragon Property Purchaser, having a common address of Highway 41, Warner Robins, Peach County, Georgia 31088.

“Paragon Property PSA” means the Purchase and Sale Agreement dated as of March 14, 2022 between (1) STORE Master Funding XVIII, LLC, as seller, and (2) Hollandia Real Estate, LLC, as purchaser (the “Paragon Property Purchaser”), pursuant to which the seller agreed to sell, and Hollandia Real Estate, LLC agreed to purchase, the Paragon Properties. The Borrowers acknowledge and agree that a true, correct and complete copy of the Paragon Property PSA was delivered to the Lender on the First Amendment Effective Date.

“Paragon Property Purchaser” has the meaning specified therefor in the definition of “Paragon Property PSA”.

“Paragon Purchase Agreements” means, collectively, the Paragon California PSA, the Paragon Georgia PSA, the Paragon Georgia UPA and the Paragon Property PSA.

“Paragon Purchase Documents” means (a) the Paragon Purchase Agreements (including, for the avoidance of doubt, all exhibits and schedules thereto), (b) the Registration Rights Agreement substantially in the form attached to the Paragon California PSA as Exhibit B, and (c) the Escrow Agreement substantially in the form attached to the Paragon California PSA as Exhibit E.

“PASA” means the Packers and Stockyards Act, 1921, as amended (7 U.S.C. § 181 et seq.), together with all rules and regulations relating thereto or promulgated thereunder (including 9 C.F.R. § 200 et seq.).

“PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“Payment in Full” means, as of any date of determination, that (a) all commitments of the Lender with respect to the Term Loan Facility and all obligations of the Swap Parties in respect of Swap Contracts are terminated, and (b) the entire amount of principal of and interest on the Term Loans, and all other amounts of fees, payments and other Obligations under this Agreement and the other Loan Documents (including, without limitation, all obligations of the Loan Parties under Swap Contracts entered into with any Swap Party) are paid in full in cash (other than contingent indemnification obligations and reimbursement obligations in respect of which no claim for payment has yet been asserted by the Person entitled thereto). “Paid in Full” shall have a correlative meaning.

“Perfection Certificate” means a certificate in form and substance satisfactory to the Lender signed by a Responsible Officer of the Borrowers setting forth certain information with respect to the Loan Parties, their Subsidiaries and their respective assets.

“Permitted Going Concern Qualification” means, solely with respect to the audited financial statements of the Company and its Subsidiaries (or, if delivered after the Qualified SPAC Transaction Effective Date, of the Consolidated Group) delivered to the Lender pursuant to Section 5.1(a) for the Fiscal Year ending December 31, 2021 and the Fiscal Year ending December 31, 2022, a “going concern” or like qualification, exception or explanatory paragraph.

“Permitted Indebtedness” has the meaning specified in Section 6.1.

“Permitted Liens” has the meaning specified in Section 6.2.

“Person” means any natural Person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) maintained for current or former employees, officers, members or directors of any Loan Party or any ERISA Affiliate, or any such plan to which any Loan Party or Subsidiary is required to contribute on behalf of any of its current or former employees or with respect to which such Loan Party or Subsidiary has any liability.

“Pricing Grid” means the table and text set forth below:

Level	Consolidated Senior Net Leverage Ratio	Applicable Margin with respect to Term SOFR Loans	Applicable Margin with respect to ABR Loans
I	Greater than 2.25 to 1.00	8.50%	7.50%
II	Equal to or less than 2.25 to 1.00, but greater than 2.00 to 1.00	8.00%	7.00%
III	Equal to or less than 2.00 to 1.00	7.50%	6.50%

For purposes of determining the Applicable Margin:

(a) Commencing as of the First Amendment Funding Date, the Applicable Margin shall be set at Level I until receipt of the Compliance Certificate for the calendar quarter ending June 30, 2022.

(b) Except as set forth above, the Applicable Margin shall be recomputed as of the end of each calendar quarter based on the Consolidated Senior Net Leverage Ratio as of such quarter end. Any increase or decrease in the Applicable Margin as of a calendar quarter end shall be effective no later than five (5) Business Days following the date on which the Compliance Certificate evidencing such computation is due to be delivered under Section 5.2(a). If a Compliance Certificate is not delivered when due in accordance with such Section 5.2(a), then the rates in Level I shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered.

(c) If, as a result of any restatement of or other adjustment to the financial statements of the Consolidated Group or for any other reason, the Borrowers or the Lender determine that (i) the Consolidated Senior Net Leverage Ratio as calculated by the Borrowers as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Senior Net Leverage Ratio would have resulted in higher pricing for such period, the Borrowers shall immediately and retroactively be obligated to pay to the Lender, promptly on demand by the Lender (or, after the occurrence of an actual or deemed entry of an order for relief with respect to any Loan Party under the Bankruptcy Code of the United States, automatically and without further action by the Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. In addition, upon the occurrence of any Event of Default, the Applicable Margin shall automatically be set at Level I until such Event of Default has been cured or waived as set forth in this Agreement. This paragraph shall not limit the rights of the Lender under Article VII or any other provision of any Loan Document or Applicable Law.

“Prime Rate” means the rate of interest per annum last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Lender) or any similar release by the Federal Reserve Board (as determined by the Lender). Any change in the Prime Rate shall take effect at the opening of business on the day such change is publicly announced or quoted as being effective.

“Producer” means any producer, packer, processor, manufacturer, dealer, broker, agent, person engaged in farming operations, cooperative whose members consist of any such Persons or other seller of perishable agricultural products or other agricultural goods, including, without limitation, potatoes, corn, “Meat Food Products”, “Livestock”, “Livestock Products”, “Poultry”, “Poultry Products” (each as defined in PASA) and “Perishable Agricultural Commodities” (as defined in PACA).

“Project Consultant” means a project consultant appointed or retained by the Lender and approved by the Company (such approval not to be unreasonably withheld or delayed) to review, on behalf of the Lender, Construction Budgets, Construction Schedules, ongoing construction of any Farm Project, and/or other matters related to any Farm Project. To the extent a Project Consultant has not been appointed or retained, the references in this Agreement to Project Consultant and related provisions shall have no force and effect and any required approvals, consents or other actions of the Project Consultant which are required or to be performed shall be deemed given or performed, as the case may be.

“Project Costs” means the following costs and expenses incurred by the Borrowers or any other Loan Party or Subsidiary in connection with a Farm Project and set forth in the applicable Construction Budget or otherwise approved by the Lender (and, in the discretion of the Lender, after consultation with the Project Consultant): (a) costs incurred by a Borrower or any other Loan Party or Subsidiary under any Project Documents with respect to the acquisition (including the acquisition of a Farm Project Site), site preparation, design, engineering, procurement of equipment, construction, installation, start-up, mobilization and testing of a Farm Project (including costs associated with structural matters, piping, labor, electrical, design and management and contingency matters); (b) fees and expenses incurred by or on behalf of a Borrower or any other Loan Party or Subsidiary in connection with any Farm Project and the consummation of the transactions contemplated by this Agreement and the other Loan Documents with respect to financing such Farm Project, including financial, working capital, accounting, legal, surveying and consulting fees, and the costs of engineering; (c) interest and fees on the Term Loans with respect to a Farm Project; (d) insurance premiums with respect to any Mortgages for a Farm Project and as otherwise required pursuant to this Agreement; and (e) without duplication of the foregoing, Taxes, salaries, rent and general administrative and overhead costs that are incurred by a Borrower or any other Loan Party or Subsidiary in connection with a Farm Project.

“Project Documents” means the Material Project Documents, all other contracts or subcontracts entered into in connection with a Farm Project and any other agreement, instrument or document relating to the ownership, design, development, construction, lease, maintenance, repair, improvement, management, operation or use of a Farm.

“Project Licenses” means the Licenses required for construction and operation of a Farm Project.

“Project Plans” means, with respect to a Farm Project, the plans and specifications for the construction and equipping of such Farm Project, as the same may be revised from time to time in accordance with the Project Documents and the Loan Documents.

“Project Status Report” means a reasonably detailed report signed by a Responsible Officer of the Company and setting forth (a) the aggregate amount of all Project Costs expended during the preceding calendar quarter and through the date of each such report; (b) an assessment of the overall construction progress of each Farm Project since the date of the last report and since the Closing Date, together with an assessment of how such progress compares to each applicable Construction Schedule; (c) the anticipated Final Completion Date of each Farm Project; (d) a detailed description of all material problems (including actual and anticipated cost overruns, if any, in excess of $500,000 in the aggregate) encountered or anticipated in connection with the construction of each Farm Project since the date of the last report, together with (i) an assessment of how such problems may impact the applicable Construction Schedule and the meeting of critical path dates thereunder and (ii) a detailed description of the proposed solutions to any such problems; (e) the delivery status of material equipment and the negative effect, if any, that the anticipated delivery dates of such equipment has on each applicable Construction Schedule; (f) any proposed or pending change orders in an amount exceeding $250,000; (g) a discussion of any material change in the status of any pending Project Licenses or, if there has been no such change in the status of such consents and approvals since the most recent report delivered pursuant to this clause, a statement that there has been no such change; and (h) an analysis of such other material matters related to each Farm Project as the Lender may reasonably request.

“Properties” has the meaning specified in Section 3.14(b)(i).

“Purchase Money Security Interest” means Liens upon fixed or capital assets or other tangible personal property securing loans to any Loan Party or Subsidiary of a Loan Party or deferred payments by such Loan Party or Subsidiary for the purchase of such fixed or capital assets or other tangible personal property.

“Qualified SPAC Transaction” means the transactions contemplated by that certain Agreement and Plan of Merger dated as of June 17, 2021 (the “SPAC Merger Agreement”), by and among Holdings, Longleaf Merger Sub, Inc., a Delaware corporation, Longleaf Merger Sub II, LLC, a Delaware limited liability company, and the Company, which shall result in minimum cash to the balance sheet of the Company, after the payment of transaction costs and expenses, of not less than $100,000,000.

“Qualified SPAC Transaction Effective Date” means the date on which the Closing (as defined in the SPAC Merger Agreement) has occurred in accordance with the terms and conditions of the SPAC Merger Agreement (and including, for the avoidance of doubt, the satisfaction or waiver of all conditions set forth in Article VI of the SPAC Merger Agreement). The Qualified SPAC Transaction Effective Date occurred on November 19, 2021.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, representatives, successors and assigns of such Person and of such Person’s Affiliates.

“Release” means a release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any property, in each case, of Hazardous Materials through or in the air, soil, surface water, groundwater or property.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Responsible Officer” means, with respect to any Loan Party, (a) the chief executive officer, president, executive vice president or a Financial Officer of such Person, and (b) solely for purposes of the delivery of incumbency certificates and certified Organizational Documents and resolutions, any vice president, secretary or assistant secretary of such Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (including a return of capital and whether in cash, securities or other property) with respect to any Equity Interest of any Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to such Person’s shareholders, partners or members (or the equivalent Persons thereof).

“Sanctions” means all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and anti-terrorism laws imposed, administered or enforced from time to time by (a) the United States of America (including those administered by OFAC, the U.S. State Department, the U.S. Department of Commerce, or through any existing or future Executive Order), (b) the United Nations Security Council, (c) the European Union, (d) the United Kingdom or (e) any other Governmental Authority in any jurisdiction in which (i) any Loan Party is located or conducts business, (ii) in which any of the proceeds of the Term Loan will be used, or (iii) from which repayment of the Term Loan will be derived.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Security Agreement” means a security agreement from one or more Loan Parties, pursuant to which such Loan Parties grant a Lien on any or all of their assets to secure payment of the Obligations in favor of the Lender and in form and substance acceptable to the Lender, duly executed by the parties thereto.

“Sellers’ Representative” has the meaning specified therefor in the definition of “Paragon California PSA”.

“SOFR” means a rate per annum equal to the secured overnight financing rate for such Business Day published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time).

“Solvent” means, as to any Person as of any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“SPAC Merger Agreement” has the meaning specified therefor in the definition of “Qualified SPAC Transaction”.

“Specified Event of Default” means any Event of Default set forth in Sections 7.1(a), 7.1(b), 7.1(h), 7.1(i), 7.1(j) or 7.1(w).

“Specified Purchase Agreement Representations” means such of the representations and warranties in the Paragon Purchase Agreements made by or with respect to the Paragon Entities or any seller party to a Paragon Purchase Agreement to the extent the Company has the right (taking into account any applicable cure provisions) to terminate its obligations under the Paragon Purchase Agreements (without giving effect to the proviso in Section 9.01(f) of the Paragon California PSA) or to decline to consummate the Paragon Acquisition as a result of a breach of such representations in the Paragon Purchase Agreements.

“Specified Representations” means the representations and warranties of the Loan Parties set forth in Sections 3.1 (solely with respect to valid existence), 3.2(a), 3.4 (solely with respect to the Loan Documents), 3.9(d), 3.15, 3.17 and 3.18.

“Subordinated Credit Agreement” means the Subordinated Credit Agreement of even date herewith among the Company, the Subsidiary Borrowers and the Subordinated Creditor, governing a subordinated multi-advance term loan facility.

“Subordinated Creditor” means the lender party to the Subordinated Credit Agreement.

“Subordinated Indebtedness” means all Indebtedness under the Subordinated Credit Agreement.

“Subordinated Indebtedness Documents” means, collectively, the Subordinated Credit Agreement and all other “Loan Documents” (as defined in the Subordinated Credit Agreement).

“Subordination Agreement” means the Subordination Agreement of even date herewith among the Company, the Subordinated Creditor, and the Lender.

“Subsidiary” of a Person means a corporation, partnership, limited liability company, association or joint venture or other business entity of which a majority of the Equity Interests having ordinary voting power for the election of directors or other Governing Board (other than securities or interests having such power only by reason of the happening of a contingency) are at the time owned or the management of which is Controlled, directly, or indirectly through one or more intermediaries, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of any Loan Party.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, that are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” means, with respect to any Person, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Party” means any party to a Swap Contract that is the Lender or any Affiliate of the Lender (including, without limitation, CRM).

“Swap Termination Value” means, as to any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include the Lender or any Affiliate of the Lender).

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, tariffs, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan Amount” means, initially, up to $150,000,000; provided that, from and after the First Amendment Funding Date, “Term Loan Amount” shall mean up to $127,500,000.

“Term Loan Commitment Termination Date” means the earlier of (a) September 30, 2023 and (b) the date on which any Obligations are accelerated pursuant to Article VII hereof or Applicable Law.

“Term Loan Facility” means the term loan facility being made available to the Borrowers by the Lender pursuant to Section 2.1.

“Term Loan Note” means a promissory note of the Borrowers payable to the Lender substantially in the form of Exhibit A, as such promissory note may be amended, extended or otherwise modified from time to time, and including each other promissory note accepted from time to time in substitution therefor or in renewal thereof.

“Term Loans” has the meaning specified in Section 2.1.

“Term SOFR” means the “CME Term SOFR Reference Rate” as administered by CME Group Benchmark Administration Limited (or a successor administrator of that rate) displayed on the applicable Bloomberg screen page that displays such rate (or any replacement page which displays that rate and is chosen by the Lender) as of approximately 5:00 a.m. for a tenor approximately equal to the number of days contained in the applicable Interest Period on the date that is two (2) Business Days prior to the first day of such Interest Period; provided that if such tenor is not displayed on a screen or other information service that publishes such rate or the regulatory supervisor of the administrator of such rate has announced that such tenor is not or will not be representative, then the Lender may modify the definition of “Interest Period” to provide for a different tenor.

If, for whatever reason, Term SOFR is not published on a rate setting date as stated above and no Benchmark Transition Event has occurred, then the rate used will be that as published by CME Group Benchmark Administration Limited (or a successor) for the first preceding Business Day for such tenor, so long as such first preceding Business Day is not more than three (3) Business Days prior to the applicable rate setting date.

In the event Term SOFR as determined above is less than zero, Term SOFR shall be deemed to be zero for the purposes of this Agreement.

“Third-Party Farm Lease Agreement” means a Farm Lease Agreement in respect of real property not owned in fee by a Loan Party.

“Treasury Rate” means, as of any Fee Determination Date, the yield to maturity at the time of computation of United States Treasury Securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519), which has become publicly available at least (2) two Business Days prior to such Fee Determination Date (or, if such Statistical Release is no longer published, any publicly available source or similar market data) most nearly equal to the period from such Fee Determination Date to the Maturity Date (the “Applicable Period”); provided, however, that if there are no United States Treasury Securities having a term equal to the Applicable Period, the Treasury Rate shall be obtained by interpolating linearly between (1) the yield to maturity of U.S. Treasury Securities with a constant maturity so reported having the term closest to and greater than the Applicable Period and (2) the yield to maturity of U.S. Treasury Securities with a constant maturity so reported having the term closest to and less than the Applicable Period.

“UCC” and “Uniform Commercial Code” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York (the “NY UCC”); provided, however, in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions related to such provisions.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“United States” and “U.S.” mean the United States of America.

“Unrestricted Cash” means, with respect to any Person, the aggregate amount of cash and Cash Equivalents reflected on the consolidated balance sheet of such Person and its Subsidiaries and over which the Lender has a perfected first priority security interest.

“Unused Commitment Fee Rate” means 1.25% per annum.

“USDA” means the United States Department of Agriculture, Office of Rural Development or any successor agency thereto, whether acting through a local, state, federal or other office.

“Warrant Agreement” means the Warrant Agreement dated as of the Closing Date made by Holdings, as company, in favor of the Lender, as holder.

Section 1.2 Terms Generally.

The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. All terms used in this Agreement which are defined in Article 8 or Article 9 of the NY UCC and which are not otherwise defined herein shall have the same meanings herein as set forth therein.

Section 1.3 Accounting Terms; Changes in GAAP.

(a) Accounting Terms. Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall be construed in conformity with GAAP. Financial statements and other information required to be delivered by the Company pursuant to Sections 5.1(a) and 5.1(b) shall be prepared in accordance with GAAP as in effect at the time of such preparation. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Loan Parties and their Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded. Notwithstanding anything to the contrary contained in this Agreement, any lease that was or would have been treated as an operating lease under GAAP as in effect on December 1, 2018 that would become or be treated as a Capitalized Lease solely as a result of a change in GAAP after December 1, 2018 shall always be treated as an operating lease for purposes of determining compliance with the financial and other covenants set forth in this Agreement and the other Loan Documents.

(b) Changes in GAAP. If the Borrowers notify the Lender that the Borrowers request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Lender notifies the Borrowers that it requests an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

Section 1.4 Time. All references to times of day in this Agreement shall be references to Minnesota time unless otherwise specifically provided.

Section 1.5 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

Section 1.6 Interest Rates. The interest rate on a Term Loan may be derived from an interest rate benchmark that is, or may in the future become, the subject of regulatory reform. Regulators have signaled the need to use alternative benchmark reference rates for some of these interest rate benchmarks and, as a result, such interest rate benchmarks may cease to comply with Applicable Laws, may be permanently discontinued, and/or the basis on which they are calculated may change. Section 2.11 provides a mechanism for determining an alternative rate of interest. The Lender does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the administration, submission, calculation or any other matter related to any Benchmark, any component definition thereof or rates referenced in the definition thereof or any alternative, comparable or successor rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, comparable or successor rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, such Benchmark or any other Benchmark, or (b) the effect, implementation or composition of any Benchmark Replacement Conforming Changes.

ARTICLE II

TERMS OF THE TERM LOAN FACILITY

Section 2.1 Term Loan Facility.

(a) Term Loans. Subject to the terms and conditions herein set forth, including specifically satisfaction of all conditions set forth in Article IV, the Lender agrees to make one or more term loans (the “Term Loans”) to the Borrowers from time to time during the period from the Closing Date to and including the Term Loan Commitment Termination Date in an aggregate principal amount not to exceed the Term Loan Amount. Each request by the Borrowers for a Term Loan shall be deemed to be a representation by each Borrower that it shall be in compliance with the preceding sentence and with Article IV both before and after giving effect to the requested Term Loan. The Term Loan Facility is not a revolving credit facility; the Borrowers shall have no right to reborrow any portion of any Term Loan that has been repaid.

(b) Requests for Term Loans. The Company may from time to time prior to the Term Loan Commitment Termination Date request that the Lender make a Term Loan by delivering to the Lender, not later than 11:00 a.m. seven (7) Business Days prior to the proposed borrowing date (or, solely in the case of the First Amendment Term Loan, three (3) Business Days prior to the First Amendment Funding Date), a duly completed Loan Request. No more than two (2) Loan Request for any Term Loan may be submitted each month (other than with respect to the funding of a Term Loan pursuant to Section 5.17(b)). Each Loan Request shall be irrevocable and shall specify the amount of the proposed Term Loan, which amount shall be not less than $5,000,000.

Section 2.2 Interest on the Term Loans. Interest shall accrue on the unpaid principal amount of the Term Loans for the period commencing on the Closing Date until the unpaid principal amount thereof is Paid in Full, in accordance with the following:

(a) Interest. Except as set forth in paragraph (b) below, the outstanding principal balance of each Term Loan shall bear interest from the date such Term Loan is made until the Term Loan Facility is Paid in Full at the Applicable Interest Rate.

(b) Default Interest. Notwithstanding paragraph (a), immediately and automatically upon the occurrence and during the continuation of an Event of Default under clauses (a), (b), (h), (i) or (j) of Section 7.1, or immediately after written notice by the Lender to the Company after the occurrence and during the continuation of any other Event of Default (and, to the extent specified in such notice, commencing as of the date of the occurrence of such Event of Default), all outstanding and unpaid Obligations shall bear interest at the Default Rate.

(c) Interest Computation. All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the ABR at times when the ABR is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(d) Continuation of Term SOFR Loans. In the case of any Term SOFR Loan, the Interest Period shall commence on the date of advance of such Term SOFR Loan to the Borrowers and, in the case of immediately successive Interest Periods, each successive Interest Period shall automatically commence on the date on which the immediately preceding Interest Period expires.

Section 2.3 Payment of Principal and Interest.

(a) The Borrowers shall pay accrued interest on the Term Loans quarterly in arrears on the last Business Day of each calendar quarter, commencing the earlier of (i) the last Business Day of the calendar quarter in which the Qualified SPAC Transaction Effective Date occurs and (ii) December 31, 2021, and on the Maturity Date; provided, that during the period commencing on the Closing Date and ending on the last Business Day of the calendar quarter ending December 31, 2023 (without limiting the Borrowers’ obligation to pay any DSRA Shortfall in accordance with Section 5.17(b)), interest payments under this Section 2.3(a) may be paid by the Borrowers from the Debt Service Reserve Account.

(b) In addition to any prepayments made pursuant to Sections 2.4 and 2.5, commencing on the last Business Day of the calendar quarter ending March 31, 2024, and on the last Business Day of each calendar quarter thereafter, the Borrowers shall pay the outstanding principal balance of the Term Loans in equal consecutive quarterly installments, with such installments calculated by applying a (10)-year amortization schedule to the outstanding principal balance of the Term Loans as of the Term Loan Commitment Termination Date; provided, if not sooner paid, the outstanding principal balance of the Term Loans, all accrued interest thereon, any unpaid fees with respect thereto and all other Obligations shall be due and payable in full in cash on the Maturity Date.

(c) Without limiting the foregoing, interest accruing at the Default Rate hereunder shall be due and payable upon the Lender’s demand. Likewise, interest on the principal amount of the Term Loan or other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated Maturity Date, upon an accelerated Maturity Date or otherwise).

(d) At the election of the Lender, all payments of principal, interest, fees, premiums, costs, expenses and other Obligations (including, without limitation, all fees, costs and expenses pursuant to Section 8.3), and other sums payable under the Loan Documents, may at any time be deducted by the Lender from the Debt Service Reserve Account or, following an Event of Default, any other deposit account of the Borrowers subject to an Account Control Agreement in favor of the Lender. Without limiting any other provision of this Agreement (including, but not limited to, the Borrowers’ payment obligations hereunder), the Borrowers hereby irrevocably authorize the Lender (but with absolutely no obligation) to charge the Debt Service Reserve Account and, following an Event of Default, any other deposit account of the Borrowers subject to an Account Control Agreement in favor of the Lender for each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents.

Section 2.4 Voluntary Prepayments. The Borrowers may at any time upon at least five (5) days’ (or such shorter period as is acceptable to the Lender) prior written notice by the Borrowers to the Lender, prepay the Term Loans in whole or in part (provided, that any partial prepayment shall be in an amount greater than or equal to $10,000,000) without premium except as provided in Section 2.10. A prepayment notice delivered by the Borrowers to the Lender shall be irrevocable. An optional prepayment of the Term Loans scheduled or anticipated to occur during any month (x) shall be made and effected on the last day of the Interest Period applicable to the Term Loans being prepaid, (y) shall be accompanied by accrued but unpaid interest on the principal amount being prepaid and any Specified Fee, and (z) to the extent such optional prepayment prepays the Term Loans in whole, shall be accompanied by payment in full of all other Obligations. The proceeds of each optional partial prepayment of the Term Loans shall be applied to the principal repayment installments thereof in inverse order of maturity.

Section 2.5 Lender Discretionary Prepayment.

(a) Promptly (and in any event within two (2) Business Days) after the occurrence of any Lender Discretionary Prepayment Event, the Borrowers shall inform the Lender in writing of the occurrence of such Lender Discretionary Prepayment Event and, solely to the extent requested by the Lender in writing in its sole discretion, the Borrowers shall promptly (and in any event within two (2) Business Days after such request) remit to the Lender an amount equal to 100% of the Net Proceeds realized by any Borrower or any other Loan Party or Subsidiary from such Lender Discretionary Prepayment Event. For the purpose of this Section 2.5, a “Lender Discretionary Prepayment Event” means the receipt by any Borrower, any other Loan Party or Subsidiary of proceeds from:

(i) the Disposition of any assets by any Borrower, any other Loan Party or Subsidiary (except for Dispositions to the extent permitted by Section 6.4);

(ii) any casualty or other insurance maintained by any Borrower, any other Loan Party or Subsidiary in excess of $2,000,000 in the aggregate in any Fiscal Year (provided that such $2,000,000 minimum threshold shall not apply if any Default or Event of Default has occurred and is continuing); provided, however, that if (A) the Company shall deliver a certificate of a Financial Officer to the Lender at the time of receipt thereof setting forth the Borrowers’ intent to reinvest such proceeds in productive assets of a kind then used or usable in the business of the Company and its Subsidiaries (or to repair any property damaged in a casualty event) within 365 days of receipt of such proceeds and (B) no Default or Event of Default shall have occurred and shall be continuing at the time of such certificate or at the time of the application of such proceeds, such proceeds shall not constitute Net Proceeds except to the extent not so used at the end of such 365-day period, at which time such proceeds shall be deemed to be Net Proceeds; provided, further, if any Default or Event of Default shall have occurred and shall be continuing at the time of delivery of the foregoing certificate or at the time of the application of proceeds contemplated thereunder, then 100% of such proceeds (without giving effect to the $2,000,000 minimum threshold set forth above) shall be applied to the Obligations in accordance with Section 2.5(b);

(iii) any condemnation award with respect to property owned by any Borrower, any other Loan Party or Subsidiary in excess of $2,000,000 in the aggregate in any Fiscal Year (provided that such $2,000,000 minimum threshold shall not apply if any Default or Event of Default has occurred and is continuing); provided, however, that if (A) the Company shall deliver a certificate of a Financial Officer to the Lender at the time of receipt thereof setting forth the Borrowers’ intent to reinvest such proceeds in productive assets of a kind then used or usable in the business of the Company and its Subsidiaries within 365 days of receipt of such proceeds and (B) no Default or Event of Default shall have occurred and shall be continuing at the time of such certificate or at the time of the application of such proceeds, such proceeds shall not constitute Net Proceeds except to the extent not so used at the end of such 365-day period, at which time such proceeds shall be deemed to be Net Proceeds; provided, further, if any Default or Event of Default shall have occurred and shall be continuing at the time of delivery of the foregoing certificate or at the time of the application of proceeds contemplated thereunder, then 100% of such proceeds (without giving effect to the $2,000,000 minimum threshold set forth above) shall be applied to the Obligations in accordance with Section 2.5(b);

(iv) the issuance or incurrence of Indebtedness other than Indebtedness permitted by Section 6.1; and

(v) the issuance of any Equity Interests of any Loan Party or Subsidiary, except for (x) Equity Interests issued to the Company or (y) other Equity Interests (the issuance of such other Equity Interests, the “Permitted Equity Issuances”), but only so long as, in the case of this clause (y), (1) no Default or Event of Default shall have occurred and be continuing at the time of any such Permitted Equity Issuance, (2) such Permitted Equity Issuances do not exceed, individually or in the aggregate, $150,000,000, and (3) no less than 75% of the Net Proceeds of the Permitted Equity Issuances are used by the Borrowers to pay costs in respect of Farm Projects; it being understood and agreed, for the avoidance of doubt, that (I) the issuance of any Equity Interests (other than issuances described in the preceding clause (x)) after March 31, 2024 shall constitute a Lender Discretionary Prepayment Event, and (II) to the extent any Permitted Equity Issuance, individually or in the aggregate, exceeds $150,000,000, such excess shall constitute a Lender Discretionary Prepayment Event.

(b) All amounts (if any) remitted to the Lender under this Section 2.5 shall be applied by the Lender to the payment of the Obligations in such order of application as the Lender may in its sole discretion determine. All prepayments pursuant to this Section 2.5 shall be accompanied by accrued and unpaid interest upon the principal amount of each such prepayment and, to the extent applicable, the Specified Fee set forth in Section 2.10. Notwithstanding anything herein to the contrary, any such prepayment shall not constitute or be deemed to be a cure of any Default or Event of Default arising as a result of any Disposition, casualty or condemnation event or otherwise.

Section 2.6 Fees.

(a) Unused Commitment Fee. Accruing from the Closing Date until the Term Loan Commitment Termination Date, the Borrowers agree to pay to the Lender a nonrefundable unused commitment fee (the “Unused Commitment Fee”) equal to the Unused Commitment Fee Rate (computed on the basis of a year of 360 days and actual days elapsed) multiplied by the average daily difference between (i) the Term Loan Amount and (ii) the aggregate principal amount of Term Loans actually funded under the Term Loan Facility. All Unused Commitment Fees shall be payable quarterly in arrears on the last Business Day of each calendar quarter, commencing the last Business Day of the calendar quarter ending September 30, 2021.

(b) Other Fees. The Borrowers agree to pay to the Lender such other fees as agreed in the Fee Letters.

Section 2.7 Evidence of Debt. The Lender shall maintain in accordance with its usual practice records evidencing the Term Loans. The entries made in the records maintained pursuant to this Section shall be prima facie evidence absent manifest error of the existence and amounts of the obligations recorded therein. Any failure of the Lender to maintain such records or make any entry therein or any error therein shall not in any manner affect the obligations of the Borrowers under this Agreement and the other Loan Documents. Upon the request of the Lender at any time, the Borrowers shall prepare, execute and deliver to the Lender a Term Loan Note.

Section 2.8 Payments Generally.

(a) Payments by Borrowers. All payments to be made by the Borrowers hereunder and under the other Loan Documents shall be made on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrowers, and without condition or deduction (except as required under Section 2.8(c)) for any counterclaim, defense, recoupment or setoff. All payments shall be made to the Lender in U.S. Dollars in immediately available funds not later than 2:00 p.m. on the date specified herein. All amounts received by the Lender after such time on any date shall be deemed to have been received on the next succeeding Business Day and any applicable interest or fees shall continue to accrue. If any payment to be made by the Borrowers shall fall due on a day that is not a Business Day, payment shall be made on the next succeeding Business Day and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, if such next succeeding Business Day would fall after the Maturity Date, payment shall be made on the immediately preceding Business Day.

(b) Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Lender to pay fully all amounts of principal, interest, fees and other amounts then due hereunder, such funds shall be applied in such order of application as the Lender in its sole discretion determines.

(c) Taxes. Any and all payments by or on account of any Obligation shall be made free and clear of and without deduction or withholding for any Taxes, except as required by any Law. If payor shall be required by any Laws to deduct or withhold any Taxes from or in respect of any sum payable under any Obligation, (i) if the Tax in question is an Indemnified Tax or Other Tax, then the sum payable shall be increased as necessary so that after making all required deductions or withholding (including deductions or withholding applicable to additional sums payable under this Section 2.8(c)), each payee receives an amount equal to the sum it would have received had no such deductions or withholding been made, (ii) the payor shall make such deductions or withholding, (iii) the payor shall pay the full amount deducted or withheld to the relevant taxation authority or other authority in accordance with Applicable Laws, and (iv) within 30 days after the date of such payment (or, if receipts or evidence are not available within 30 days, as soon as possible thereafter), the payor shall furnish to such payee the original or a copy of a receipt evidencing payment thereof or other evidence acceptable to such payee. In addition, the Borrowers agree to pay any Other Taxes. If the Lender is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document, the Lender shall deliver to the Borrowers, at the time or times reasonably requested by the Borrowers, such properly completed and executed documentation reasonably requested by the Borrowers as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, if reasonably requested by the Borrowers, the Lender shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrowers as will enable the Borrowers to determine whether or not the Lender is subject to backup withholding or information reporting requirements. For purposes of this Section 2.8(c), the terms “Law” and “Applicable Law” shall include FATCA (and any amendments made thereto after the date of this Agreement).

(d) Tax Indemnity. The Borrowers and each Guarantor agree to indemnify the Lender for (i) the full amount of Indemnified Taxes and Other Taxes payable by the Lender (including Indemnified Taxes and Other Taxes imposed on or attributable to amounts payable under this Section 2.8(d)) and (ii) any expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability prepared in good faith and delivered by the Lender, accompanied by a written statement thereof setting forth in reasonable detail the basis and calculation of such amounts shall be conclusive absent manifest error.

Section 2.9 Increased Costs .

(a) Increased Costs Generally. If any Change in Law shall (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, the Lender, (ii) subject the Lender to any Taxes (other than Indemnified Taxes and Excluded Taxes) on its loans, loan principal or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, or (iii) impose on the Lender any other condition, cost or expense (other than Taxes) affecting this Agreement or the Term Loans made by the Lender; and the result of any of the foregoing shall be to increase the cost to the Lender of making, continuing or maintaining the Term Loans, or to reduce the amount of any sum received or receivable by the Lender hereunder (whether of principal, interest or any other amount) then, upon request of the Lender, the Borrowers will pay to the Lender such additional amount or amounts as will compensate the Lender for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If the Lender determines that any Change in Law affecting the Lender regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on the Lender’s capital as a consequence of this Agreement or the Term Loans to a level below that which the Lender could have achieved but for such Change in Law (taking into consideration the Lender’s policies with respect to capital adequacy), then from time to time the Borrowers will pay to the Lender such additional amount or amounts as will compensate the Lender for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of the Lender setting forth the amount or amounts necessary to compensate the Lender as specified in this Section 2.9 and delivered to the Borrowers shall be conclusive absent manifest error. The Borrowers shall pay the Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of the Lender to demand compensation pursuant to this Section 2.9 shall not constitute a waiver of the Lender’s right to demand such compensation, provided that the Borrowers shall not be required to compensate the Lender pursuant to this Section 2.9 for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that the Lender notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of the Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9)-month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 2.10 Specified Fees. The Borrowers shall pay to the Lender:

(a) with respect to any Fee Determination Date occurring prior to the second (2nd) anniversary of the First Amendment Funding Date, a fee equal to the present value (such present value shall be computed using a discount rate equal to the Treasury Rate plus fifty (50) basis points) of the amount (to the extent positive) of interest that would have accrued on the Term Loan Facility in accordance with this Agreement had a principal balance equal to the Term Loan Amount remained outstanding during the period commencing on such Fee Determination Date and ending on the Maturity Date, taking into account all interest accrued and paid prior to such Fee Determination Date;

(b) with respect to any Fee Determination Date occurring on or after the second (2nd) anniversary of the First Amendment Funding Date but prior to the third (3rd) anniversary of the First Amendment Funding Date, a fee equal to the present value (such present value shall be computed using a discount rate equal to the Treasury Rate plus fifty (50) basis points) of the amount (to the extent positive) of interest that would have accrued on the outstanding principal balance of the Term Loans as of such Fee Determination Date in accordance with this Agreement had such principal balance remained outstanding during the period commencing on such Fee Determination Date and ending on the Maturity Date, taking into account all interest accrued and paid prior to such Fee Determination Date and the outstanding principal balance of the Term Loans as of the Fee Determination Date;

(c) with respect to any Fee Determination Date occurring on or after the third (3rd) anniversary of the First Amendment Funding Date but prior to the fourth (4th) anniversary of the First Amendment Funding Date, a fee equal to 5.00% of the aggregate principal amount of the Term Loans being prepaid as of such Fee Determination Date;

(d) with respect to any Fee Determination Date occurring on or after the fourth (4th) anniversary of the First Amendment Funding Date but prior to the fifth (5th) anniversary of the First Amendment Funding Date, a fee equal to 3.00% of the aggregate principal amount of the Term Loans being prepaid as of such Fee Determination Date; and

(e) with respect to any Fee Determination Date occurring on or after the fifth (5th) anniversary of the First Amendment Funding Date but prior to the sixth (6th) anniversary of the First Amendment Funding Date, a fee equal to 2.00% of the aggregate principal amount of the Term Loans being prepaid as of such Fee Determination Date;

(the fees described in the foregoing clauses (a), (b), (c), (d) and (e), the “Specified Fees”); provided, that no Specified Fee shall apply to prepayments of the Term Loans made on or after the sixth (6th) anniversary of the First Amendment Funding Date. The Borrowers agree that each Specified Fee is a fee that, as of a Fee Determination Date, is deemed fully earned. Each Specified Fee shall be due and payable in full in immediately available funds on the applicable Fee Determination Date. Once paid, no Specified Fee or any portion thereof shall be refundable under any circumstance.

Section 2.11 Benchmark Replacement Setting. Notwithstanding anything to the contrary herein or in any other Loan Document:

(a) [Reserved].

(b) Replacing Future Benchmarks. Upon the occurrence of a Benchmark Transition Event, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Borrowers without any amendment to this Agreement or any other Loan Document, or further action or consent of the Borrowers. At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the Borrowers may revoke any request for a borrowing of, conversion to or continuation of Term Loans to be made, converted or continued that would bear interest by reference to such Benchmark until the Borrowers’ receipt of notice from the Lender that a Benchmark Replacement has replaced such Benchmark, and, failing that, the Borrowers will be deemed to have converted any such request into a request for a borrowing of or conversion to ABR Loans. During the period referenced in the foregoing sentence, the component of ABR based upon the Benchmark (if any) will not be used in any determination of ABR.

(c) Benchmark Replacement Conforming Changes. In connection with the implementation and administration of a Benchmark Replacement, the Lender, in consultation with the Borrowers, will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(d) Notices; Standards for Decisions and Determinations. The Lender will promptly notify the Borrowers of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Lender pursuant to this Section, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section.

(e) Unavailability of Tenor of Benchmark. At any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR), then the Lender may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings and (ii) the Lender may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each Borrower represents and warrants to the Lender that:

Section 3.1 Existence, Qualification and Power; Subsidiaries. Each Loan Party is a corporation or limited liability company, as applicable, duly formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization and each Loan Party and each Subsidiary thereof is duly formed, validly existing and in good standing under the Law of its jurisdiction of its incorporation or organization as set forth on Schedule 3.1 hereto. Each Loan Party and each Subsidiary (i) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (a) own or lease its assets and carry on its business and (b) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (ii) is duly qualified and is licensed and, if applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, except, in the case of clause (ii), in jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and could not reasonably be expected to result in a Material Adverse Effect.

Section 3.2 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which it is party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of its Organizational Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under, (i) any Contractual Obligation (including, without limitation, any Material Agreement or any Contractual Obligation relating to borrowed money) to which any Loan Party or Subsidiary is a party or affecting any Loan Party or Subsidiary or the properties of any Loan Party or any Subsidiary or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which any Loan Party or Subsidiary or its property is subject, or (c) violate any Law other than any violation, in the case of this clause (c), that could not reasonably be expected to result in a Material Adverse Effect.

Section 3.3 Governmental Authorization; Other Consents. No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document or is then necessary or required in connection with any Material Agreement, except for such approvals, consents, exemptions, authorizations or other actions, notices or filings that have already been duly obtained or made and that are in full force and effect.

Section 3.4 Execution and Delivery; Binding Effect. This Agreement has been, each other Loan Document, when delivered hereunder, will have been, and each Material Agreement has been, duly executed and delivered by the Loan Parties party thereto. Each Loan Document and each Material Agreement constitutes a legal, valid and binding obligation of the Loan Parties party thereto, enforceable against such Loan Parties in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other Laws affecting creditors’ rights generally and by general principles of equity.

Section 3.5 Financial Statements; No Material Adverse Effect.

(a) Financial Statements. The financial statements delivered to the Lender on or before the Closing Date in accordance with Section 4.1 and thereafter most recently delivered in accordance with Section 5.1 (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, (ii) fairly present in all material respects the financial condition of the Company and its Subsidiaries (or, following the Qualified SPAC Transaction Effective Date, of Holdings and its Subsidiaries) as of the date thereof and their results of operations and cash flows for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and (iii) show all material Indebtedness and other liabilities, direct or contingent, of the Company and its Subsidiaries (or, following the Qualified SPAC Transaction Effective Date, of Holdings and its Subsidiaries) as of the date thereof, including liabilities for Taxes, material commitments and Indebtedness.

(b) No Material Adverse Effect. Since December 31, 2020, there has been no event or circumstance that, either individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

Section 3.6 Outstanding Indebtedness. Except for the Obligations and the other Permitted Indebtedness, no Loan Party nor any Subsidiary has any Indebtedness.

Section 3.7 Litigation. Except as disclosed on Schedule 3.7, there are no actions, suits, proceedings, claims, disputes or investigations pending or, to the knowledge of the Borrowers, threatened in writing, at Law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or Subsidiary or against any of their properties or revenues that (a) either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, (b) either individually or in the aggregate could reasonably be expected to result in losses, claims, damages, expenses or liabilities exceeding $2,000,000 or (c) purport to affect or pertain to this Agreement or any other Loan Document or any of the transactions contemplated hereby.

Section 3.8 No Material Adverse Effect; No Default. No Loan Party or Subsidiary is (a) in material default under or with respect to any Material Agreement or (b) in default under or with respect to any other Contractual Obligation that, in the case of this clause (b), either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

Section 3.9 Property; Licenses; Margin Regulations.

(a) Ownership of Properties. Each Loan Party and Subsidiary has good legal and marketable title in fee simple (in the case of real property) and good title (in the case of personal property) to, or valid leasehold interests in, all real and personal property necessary in the ordinary conduct of its business, in each case free and clear of all Liens other than Liens in favor of the Lender and other Permitted Liens.

(b) Intellectual Property. Each Loan Party and Subsidiary owns, licenses or possesses the right to use all of the trademarks, trade names, service marks, copyrights, patents, franchises, licenses and other intellectual property rights that are necessary for the operation of their respective businesses, as currently conducted, and the use thereof by the Loan Parties and Subsidiaries does not conflict with the rights of any other Person, except to the extent that such failure to own, license or possess or such conflicts, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The conduct of the business of the Loan Parties and Subsidiaries as currently conducted or as contemplated to be conducted does not infringe upon or violate any rights held by any other Person, except to the extent that such infringements and violations, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Borrowers, threatened in writing that could reasonably be expected to have a Material Adverse Effect.

(c) Licenses. E~~ach Loan Party and Subsidiary is in compliance with, and has procured and is now in possession of, all Licenses then required by any Applicable Law for the operation of its business in each jurisdiction wherein it is now conducting or proposes to conduct business, and e~~ach such License then required to be issued has been validly issued to the relevant Loan Party or Subsidiary~~. N~~o Loan Party or Subsidiary has any knowledge of any basis upon which the renewal of any material License would be denied in the future. Each Project License then required to be issued has been validly issued to the relevant Loan Party or Subsidiary and is in full force and effect, and no Loan Party nor any Subsidiary is in violation in any material respect of any such Project License. Each Loan Party and Subsidiary has posted such bonds then required to be posted under its Licenses (including its Project Licenses).

(d) Margin Regulations. None of the assets of any Loan Party or Subsidiary will be Margin Stock, and no part of the proceeds of the Term Loans hereunder will be used to buy or carry Margin Stock.

Section 3.10 Taxes. Each Loan Party and Subsidiary has (a) filed all federal, state and other material tax returns and reports required by Applicable Law to be filed by any Loan Party or Subsidiary, or extensions have been obtained, and (b) paid all Taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except to the extent that (i) Taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are being maintained in accordance with GAAP, ~~(ii) no foreclosure or similar proceedings have been commenced or notice of Liens filed with respect thereto, and (iii) the failure to pay such Taxes~~, either individually or in the aggregate, could not reasonably be expected to result in liability in excess of $2,000,000.

Section 3.11 Disclosure. The Borrowers have disclosed to the Lender all agreements, instruments and corporate or other restrictions to which any Loan Party or Subsidiary is subject, and all other matters known to the Borrowers that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The reports, financial statements, certificates and other written information (other than projected or pro forma financial information) furnished by or on behalf of the Loan Parties to the Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as amended, modified or supplemented by other information so furnished), when taken as a whole, do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein (when taken as a whole), in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected or pro forma financial information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation and delivery (it being understood that such projected information may vary from the actual results and that such variances may be material). As of the First Amendment Funding Date, the Perfection Certificate is true, complete and correct in all material respects, and, as of the Closing Date, the Beneficial Ownership Certification is true, complete and correct in all material respects.

Section 3.12 Compliance with Laws. Each Loan Party and Subsidiary is in compliance with the requirements of all Laws (including, without limitation, all Environmental Laws and all Applicable Food and Feed Safety Laws) and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to so comply, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Each Plan is in compliance, in all material respects, with all applicable requirements of ERISA, the Code and other Laws.

Section 3.13 ERISA Compliance. No Loan Party or ERISA Affiliate sponsors, maintains, contributes to, or has an obligation to, or has contributed to or been obligated to contribute to at any time during the immediately preceding seven plan years, a Plan that is covered by Title IV of ERISA or subject to the funding standards of Section 412 of the Code. There are no pending or, to the knowledge of the Borrowers, threatened or contemplated claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that, either individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

Section 3.14 Environmental Matters; Hazardous Materials.

(a) Except with respect to any matters that, either individually or in the aggregate, could not reasonably be expected to result in liability in excess of $2,000,000 or have a Material Adverse Effect, no Loan Party or Subsidiary (a) has failed to comply with any Environmental Law or to obtain, maintain or comply with any License or other approval required under any Environmental Law, (b) knows of any basis for any License or other approval required under any Environmental Law to be revoked, canceled, limited, terminated, modified, appealed or otherwise challenged, (c) has or could reasonably be expected to become subject to any Environmental Liability, (d) has received notice of any claim, complaint, proceeding, investigation or inquiry with respect to any Environmental Liability (and no such claim, complaint, proceeding, investigation or inquiry is pending or, to the knowledge of the Borrowers, is threatened or contemplated) or (e) knows of any facts, events or circumstances that could give rise to any basis for any Environmental Liability of any Loan Party or Subsidiary.

(b) Except as disclosed on Schedule 3.14(b):

(i) All Farm Project Sites and the other facilities and properties currently or formerly owned, leased or operated by any Loan Party or Subsidiary (the “Properties”) do not contain any Hazardous Materials attributable to such Loan Party’s or Subsidiary’s ownership, lease or operation of the Properties in amounts or concentrations or stored or utilized which (A) constitute or constituted a violation of Environmental Laws, or (B) could reasonably be expected to give rise to any Environmental Liability, in each case, to the extent that such violation could reasonably be expected to give rise, either individually or in the aggregate, to any Environmental Liability in excess of $1,000,000; and

(ii) Hazardous Materials have not been transported or disposed of from the Properties (A) in violation of Environmental Law, or (B) in a manner or to a location which could reasonably be expected to give rise, either individually or in the aggregate, to any Environmental Liability in excess of $1,000,000 for the Loan Parties and their Subsidiaries, nor have any Hazardous Materials been generated, treated, stored or disposed of by or on behalf of any Loan Party or Subsidiary at, on or under any of the Properties in violation of Environmental Laws or in a manner that could reasonably be expected to give rise, either individually or in the aggregate, to any Environmental Liability in excess of $1,000,000.

Section 3.15 Investment Company Act. No Loan Party or Subsidiary is or is required to be registered as an “investment company” as defined in the Investment Company Act of 1940.

Section 3.16 Insurance. The properties of each Loan Party and each of its Subsidiaries are insured pursuant to policies and other bonds that are valid and in full force and effect and that provide coverage satisfying or surpassing the requirements set forth in Section 5.6.

Section 3.17 Sanctions and Anti-Terrorism; Anti-Corruption.

(a) No Loan Party or Subsidiary or director, officer, employee, agent or Affiliate of any Loan Party or Subsidiary is an individual or entity (“person”) that is, or is owned or controlled by persons that are, (i) the target of any Sanctions or Anti-Terrorism Laws, or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions or Anti-Terrorism Laws (including, currently, Crimea, Cuba, Iran, North Korea and Syria).

(b) Each Loan Party and Subsidiary and their respective directors, officers and employees and, to the knowledge of the Borrowers, the agents of each Loan Party and Subsidiary are in compliance with all applicable Sanctions, Anti-Terrorism Laws and Anti-Corruption Laws. Each Loan Party and Subsidiary has instituted and maintains policies and procedures designed to ensure continued compliance with applicable Sanctions, Anti-Terrorism Laws and Anti-Corruption Laws.

Section 3.18 Solvency. The Company, individually, is, and the Loan Parties, together with their Subsidiaries on a consolidated basis, are, Solvent.

Section 3.19 Material Agreements. The Borrowers have delivered to the Lender a true, correct and complete copy of each Material Agreement. No Material Agreement has been terminated or otherwise modified except in accordance with the terms thereof, and each Material Agreement (other than those terminated in accordance with their terms) remains in full force and effect. No material default or event of default has occurred and is continuing under any Material Agreement, and no condition or event has occurred and is continuing that would be likely to result in a material default or event of default with the giving notice, the lapse of time or both. The terms of each Material Agreement conform, in all material respects, to all applicable governmental and third-party consents and approvals and the requirements of Applicable Law. The Loan Parties and their Subsidiaries have all Material Agreements, material Licenses and other rights necessary to carry out their business as conducted.

Section 3.20 Employee and Labor Matters.

(a) There is no unfair labor practice complaint pending or, to the knowledge of the Borrowers, threatened against any Loan Party or its Subsidiaries before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against any Loan Party or its Subsidiaries which arises out of or under any collective bargaining agreement and that could reasonably be expected to result in liability in excess of $2,000,000.

(b) There exists no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or threatened in writing against any Loan Party or its Subsidiaries that could reasonably be expected to lead to an interruption of their respective operations at any location or result in liability in excess of $2,000,000. To the knowledge of the Borrowers, no union representation question existing with respect to the employees of any Loan Party or its Subsidiaries and no union organizing activity is taking place with respect to any of the employees of any Loan Party or its Subsidiaries. No Loan Party or any of its Subsidiaries has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act or similar state law, which remains unpaid or unsatisfied. The hours worked and payments made to employees of each Loan Party and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable legal requirements, except to the extent such violations could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All material payments due from any Loan Party or its Subsidiaries on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of the Borrowers.

(c) The Loan Parties and their Subsidiaries are in material compliance with Applicable Laws respecting employment and employment practices (including employment insurance, employer health tax, employment standards, labor relations, occupational health and safety, human rights, workers’ compensation, employment equity and pay equity) and, to the knowledge of the Borrowers, there are no pending or threatened proceedings before any Governmental Authority or otherwise with respect to any of the foregoing that could reasonably be expected to result in liability in excess of $2,000,000.

Section 3.21 Compliance with Food Security Act and Agricultural Lien Statutes; Agricultural Lien Notices.

(a) Each Loan Party (i) is in compliance in all material respects with the Food Security Act, as applicable to it, and has filed all appropriate notices and requests and otherwise taken all applicable steps, if any, that are required of it to register with the “Central Filing System” and subscribe to the portions of the master list covering effective financing statements related to farm products and other agricultural products purchased by such Loan Party, in each case established, maintained and distributed by the Secretary of State (or such other similar state agency) of each state that maintains a “Central Filing System” in accordance with the Food Security Act, and (ii) is in compliance in all material respects with all other applicable Agricultural Lien Statutes.

(b) (x) No Loan Party has received notice (written or otherwise) from any Producer, unpaid seller, supplier, agent or secured party indicating such Person’s intent to claim or preserve the benefits of any trust under any Agricultural Lien Statute or of any Lien in any “farm products” (as defined in the UCC) under Applicable Law (other than any standard boiler-plate language included on invoices or similar documentation in the ordinary course of business), and (y) no action has been commenced against any Loan Party or any Subsidiary thereof by (i) any beneficiary of any such Lien to enforce such Lien or (ii) any Governmental Authority or any beneficiary of a trust created under any Agricultural Lien Statute to enforce payment from such trust.

Section 3.22 Agricultural Licenses. Each Loan Party and each Subsidiary thereof maintains all necessary and material Agricultural Licenses required to operate its business.

Section 3.23 The Farm Projects.

(a) The Borrowers have delivered to the Lender a true, correct, and complete copy of each Material Project Document, and any modification or termination thereof, entered into on or prior to the Closing Date, will promptly deliver to the Lender a true, correct, and complete copy of each Material Project Document entered into or obtained after the Closing Date, and none of the Material Project Documents that have been delivered to the Lender have been terminated or otherwise modified except in accordance with the terms hereof and remains in full force and effect.

(b) The Project Documents that have been or will be delivered to the Lender comprise substantially all of the material services, materials and property interests required for Completion of the applicable Farm Project.

(c) No material default or event of default has occurred under any Material Project Document, and no material condition or event has occurred that would result in such a default or event of default with the giving notice, the lapse of time or both.

(d) Each Farm Project is and will continue to be owned by a Loan Party, subject to a Lien in favor of the Lender (subject only to Permitted Liens), and developed, constructed and maintained in accordance with the Project Documents (as amended from time to time in accordance with this Agreement, with respect to the Farm Project in Pasco, Washington) and Applicable Law in all material respects.

(e) The terms of each Material Project Document conform in all material respects to the applicable Project Licenses and any other applicable governmental and third-party consents and approvals and the requirements of Applicable Law.

(f) All material property interests, utility services, means of transportation, facilities and other material necessary for Completion and operation of the applicable Farm Project are, or will be when needed, available to such Farm Project.

(g) Each Initial Construction Budget and each other Construction Budget is realistic and feasible for achievement of Completion on or prior to the applicable Completion Deadline.

(h) As of the First Amendment Funding Date, the location of each Farm and Farm Project of the Loan Parties is set forth on Schedule 3.23(h).

ARTICLE IV

CONDITIONS

Section 4.1 Conditions Precedent to Effectiveness. The obligation of the Lender to make any Term Loan hereunder is subject to the condition precedent that, on or before the Closing Date, the Lender shall have received each of the following, each in form and substance satisfactory to the Lender:

(a) this Agreement, the Collateral Documents and the other Loan Documents to be entered into on the Closing Date, each signed by a Responsible Officer of each Loan Party and a duly authorized officer of each other party thereto, together with all other original items required to be delivered pursuant to the Collateral Documents or any other Loan Document;

(b) a certificate of a Responsible Officer of each Loan Party, attaching (i) the Organizational Documents of such Loan Party, (ii) resolutions or other action of the Governing Board of such Loan Party approving the transactions and other matters contemplated by the Loan Documents to which it is a party, and (iii) an incumbency certificate evidencing the identity, authority and capacity of each Responsible Officer of such Loan Party authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which it is a party;

(c) such other documents and certificates as the Lender may request relating to the organization, existence and good standing of each Loan Party and any other legal matters relating to the Loan Parties, the Loan Documents or the transactions contemplated thereby;

(d) a certificate of status, compliance or like certificate for each Loan Party and Subsidiary from the appropriate Governmental Authority of the jurisdiction of incorporation or formation of such Person and each jurisdiction where it is required to qualify to do business, each dated not more than thirty (30) days prior to the Closing Date;

(e) a certificate of a Responsible Officer of the Company, dated as of the Closing Date and attaching reasonably detailed calculations demonstrating pro forma compliance with the minimum Liquidity covenant set forth in Section 6.8(d) after giving effect to the Term Loans to be funded on the Closing Date;

(f) an appropriately completed Perfection Certificate with respect to the Borrowers and the other Loan Parties, dated as of the Closing Date and duly executed by a Responsible Officer of the Borrowers;

(g) one or more opinions of counsel to the Loan Parties, addressed to the Lender and dated the Closing Date, in form and substance satisfactory to the Lender (covering the jurisdiction of formation of each Loan Party, the jurisdiction of the governing law of each Loan Document and the jurisdiction in which any Farm Project Site is located, as applicable);

(h) with respect to the Existing Bridge Indebtedness and any other Indebtedness or other obligations owing by the Loan Parties to any Exiting Lenders:

(i) evidence that all such Indebtedness has been, or as of the Closing Date will be, repaid in full in cash and all such obligations have been, or as of the Closing Date will be, terminated;

(ii) a payoff letter (accompanied by such other discharges, releases (including, without limitation, mortgage releases), terminations or other documents as the Lender may request in its sole discretion), in each case duly executed by the Exiting Lenders or their agent, as applicable, releasing effective as of the Closing Date all Liens on any assets of any Loan Parties or any Subsidiaries of any Loan Party granted in favor of the Exiting Lenders upon receipt of the payoff amount on the Closing Date and authorizing the Borrowers, the Lender or their respective designees to file UCC-3 termination statements and such other releases and terminations as necessary to terminate any and all such Liens;

(i) Lien searches with respect to the Loan Parties and any Subsidiary in scope satisfactory to the Lender and with results showing no Liens (other than Liens in favor of the Lender, other Permitted Liens and Liens authorized to be released on the Closing Date in accordance with Section 4.1(h)) and otherwise satisfactory to the Lender;

(j) UCC financing statements for each jurisdiction as is necessary, in the Lender’s sole discretion, to perfect the Lender’s security interest in the Collateral to the extent such Liens can be perfected by filing or recordation;

(k) an executed Account Control Agreement with respect to (i) the Debt Service Reserve Account and (ii) each other deposit, securities and commodity account of the Loan Parties (other than Excluded Accounts);

(l) a written consent, duly executed by Holdings and confirming that this Agreement, the other Loan Documents, the Term Loan Facility and the Liens created pursuant to any Loan Document to secure the Obligations are permitted under, and do not conflict with or contravene, the SPAC Merger Agreement;

(m) [reserved];

(n) evidence from the Borrowers that all material governmental and third-party consents required to effectuate the transactions contemplated by the Loan Documents have been obtained;

(o) ~~true, correct and complete copies of the Warrant Agreement and all other Material Agreements then in effect (including, without limitation, to the extent not previously delivered to the Lender, all Farm Lease Agreements and Approved~~ Long-Term Supply ~~Agreements then in effect) of the Borrowers, the Guarantors and any Subsidiary, each of which shall be satisfactory to the Lender, together with such Collateral Assignments of such Material Agreements and acknowledgments by such counterparties as may be reasonably requested by the Lender in its sole discretion, duly executed by the parties thereto;~~

(p) at least five (5) Business Days prior to the Closing Date (or such shorter period as may be approved by the Lender in its sole discretion), completed background checks and such other documentation and information requested by (or on behalf of) the Lender, in each case satisfactory to the Lender, including information required by Lender to satisfy any “know your customer” requirements, including, without limitation, the Beneficial Ownership Certification;

(q) evidence that adequate liability, property, business interruption and builder’s risk insurance required to be maintained under this Agreement is in full force and effect, in each case together with certificates naming the Lender as additional insured, mortgagee and lender’s loss payee, as applicable, with respect to the Collateral and, in the case of any business interruption insurance, accompanied by an assignment of such business interruption insurance in favor of the Lender signed by the Loan Parties and the applicable insurer;

(r) payment of (i) all fees, costs and expenses then due and payable pursuant to Section 8.3 hereof, to the extent invoiced on or prior to the date hereof and (ii) payment of such fees as are set forth in the Fee Letter; and

(s) such financial statements, budgets, forecasts, projections and any other information or documents as the Lender reasonably requests.

Section 4.2 Additional Conditions to Initial Credit Extension. In addition to, and without limiting, the conditions set forth in Sections 4.1 and 4.3, the obligation of the Lender to make the initial Term Loan hereunder is subject to the Lender’s receipt, on or prior to the date of such initial Term Loan, of the following, each of which shall be in form and substance satisfactory to the Lender in its sole discretion:

(a) evidence of the consummation of the Qualified SPAC Transaction and the occurrence of the Qualified SPAC Transaction Effective Date (including, without limitation, in the form of copies of the relevant certificates of merger certified or recorded by the appropriate Governmental Authorities);

(b) a certificate of a Responsible Officer of the Company, substantially in the form delivered to the Lender pursuant to Section 4.1(b) and, among other things, (i) certifying the Organizational Documents of the Company after giving effect to the Qualified SPAC Transaction and the occurrence of the Qualified SPAC Transaction Effective Date, and (ii) attaching true, correct, and complete copies of the SPAC Merger Agreement and all Ancillary Agreements (as defined in the SPAC Merger Agreement); and

(c) [reserved].

Section 4.3 Additional Conditions to each Term Loan. In addition to, and without limiting, the conditions set forth in Sections 4.1, 4.2 and 4.4 (other than with respect to the funding of (x) the First Amendment Term Loan, which funding shall be subject only to the satisfaction of the conditions in Section 4.4, and (y) a Term Loan pursuant to Section 5.17(b), which such funding shall be limited to Sections 4.1 and 4.2 above, Section 4.4 below and to clauses (a), (b), (c) and (d) of this Section 4.3), and subject to the last paragraph of this Section 4.3, the obligation of the Lender to make any Term Loan hereunder is subject to the satisfaction (or waiver by the Lender in its sole discretion) of the following additional conditions precedent on or before the date of such Term Loan, each of which shall be in form and substance satisfactory to the Lender:

(a) the representations and warranties set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects (or, in the case of any such representation or warranty already qualified by materiality, in all respects) on and as of the date of such Term Loan;

(b) no Default or Event of Default shall have occurred and be continuing or would result from such Term Loan or from the application of proceeds thereof;

(c) the Borrowers shall have delivered to the Lender an appropriately completed and duly executed Loan Request for each Term Loan requested to be made pursuant to this Agreement;

(d) the Lender shall have received evidence that (x) concurrently with the funding of each Term Loan requested hereunder, an equity or capital contribution is made by the Borrowers in accordance with Section 6.8(e) and (y) all loans under the Subordinated Credit Agreement shall have been funded in full prior to the funding of any Term Loan requested hereunder;

(e) to the extent the proceeds of a requested Term Loan are to be used for the first payment of Project Costs in respect of a Farm Project, the Lender shall have received, on or prior to the date of such Term Loan:

(i) each of the items set forth in Section 5.15 with respect to the Farm Project Site where the Farm Project being funded by the applicable Term Loan is to be located (including, without limitation, Mortgages, insurance (including title insurance and flood insurance) documentation, surveys, appraisals and environmental assessment, in each case complying with Section 5.15); and

(ii) such financial statements, budgets, forecasts, projections (including projected draw schedules) or other information or documents with respect to such Farm Project as the Lender reasonably requests, in each case in form and substance satisfactory to the Lender;

(f) the Lender and the Disbursing Agent shall have received all items required under the Disbursing Agreement in connection with such Term Loan;

(g) the Lender shall have received a copy of each Material Project Document and each other Material Agreement then in effect (including, without limitation, each ~~Farm Lease Agreement and each Approved~~ Long-Term Supply ~~Agreement~~) not previously delivered to the Lender, together with a Collateral Assignment of the same (to the extent such Collateral Assignment (or any consent or acknowledgment thereof) is required or requested in accordance with the definition of “Collateral Assignment”);

(h) the Lender shall have received a certificate of a Responsible Officer of the Company, in the form of Exhibit D attached hereto, certifying, as of the date of such Term Loan, that:

(i) after giving effect to such Term Loan, (A) such Term Loan, together with any loan under the Subordinated Credit Agreement made concurrently with such Term Loan (if any), shall constitute not more than 75% of the Project Costs in respect of which such Term Loan is requested, and (B) the Borrowers will be in compliance with the capital stacking covenant set forth in Section 6.8(e), and attaching thereto reasonably detailed calculations demonstrating each of the foregoing;

(ii) each Material Project Document delivered to the Lender as of such date is a true, correct and complete copy of the same;

(iii) each Material Project Document is in full force and effect and, to the best knowledge of the Company, no default or event of default has occurred thereunder;

(iv) all Project Licenses and any other governmental and third-party consents, permits and approvals with respect to each Farm Project that are required as of such date have been duly obtained, validly issued and are in full force and effect, not subject to any appellate, judicial or administrative proceeding or to any unsatisfied condition that may allow material modification or revocation, and no material violation thereof shall have occurred;

(v) such Term Loan shall not be used to pay for materials or equipment for a Farm Project unless (x) such materials or equipment have been incorporated into such Farm Project or have been delivered to the applicable Farm Project Site for later incorporation into such Farm Project and stored at the applicable Farm Project Site or (y) such Term Loan shall be used to fund deposits or scheduled payments required pursuant to any Project Documents prior to work being commenced or materials or equipment being delivered to or incorporated into the such Farm Project;

(vi) the development of each Farm Project is substantially proceeding in the manner provided for in the Project Documents relating thereto;

(vii) the aggregate amount of the Project Costs paid (and remaining to be paid) with respect to each Farm Project does not exceed the Initial Construction Budget applicable to such Farm Project; provided, notwithstanding the foregoing, the aggregate amount of the Project Costs paid (and remaining to be paid) with respect to each Farm Project may exceed the Initial Construction Budget applicable to such Farm Project by an amount not to exceed 5% of such Initial Construction Budget, but only so long as, on or prior to the date of the requested Term Loan, (A) (x) such excess amount is funded by cash contributions from the Borrowers in compliance with Section 6.8(d) or an irrevocable capital cash contribution from Holdings to the Borrowers, and (y) the Borrowers have fully paid such excess Projects Costs from the proceeds of such contributions, and (B) the Borrowers deliver to the Lender reasonably satisfactory evidence of the foregoing;

(viii) as of the date of such certificate, and after giving effect to the requested Term Loan, the unadvanced amounts under both the Term Loan Facility and the Subordinated Credit Agreement (determined in accordance with the capital stacking requirements set forth in Section 6.8(e)) and Unrestricted Cash of the Borrowers (including Unrestricted Cash contributed to the Borrowers by Holdings) are sufficient to pay all Project Costs required in order to achieve the Completion of each Farm Project on or prior to the Completion Deadline applicable to such Farm Project;

(ix) the Final Completion Date of each Farm Project can reasonably be expected to occur on or prior to the Completion Deadline applicable to such Farm Project;

(i) the Lender shall have received an updated Project Status Report, Construction Budget and Construction Schedule with respect to each Farm Project;

(j) the Lender shall have received (i) a current sworn construction cost statement of the Company in form reasonably acceptable to the Lender, (ii) a current sworn construction cost statement of each Material Project Contractor in form reasonably acceptable to the Lender, and (iii) copies of invoices, bills, statements or bills of sale representing the Project Costs to be paid from proceeds of the requested Term Loan;

(k) to the extent permitted under Applicable Law, the Lender shall have received Lien waivers and releases, conditioned only upon receipt of payment, duly executed by each Person (other than an Excluded Contractor or Subcontractor) being paid from the proceeds of the requested Term Loan who may have or may be entitled to have a Lien pursuant to Applicable Law or agreement;

(l) the Lender shall have received unconditional Lien waivers and releases, duly executed by each Person (other than an Excluded Contractor or Subcontractor) paid from proceeds of all prior Term Loans who may have or may be entitled to have a Lien pursuant to Applicable Law or agreement, to the extent not previously delivered to the Lender;

(m) no stop notice with respect to any Farm Project shall have been delivered to the Company or any other Loan Party, unless the Company has filed a release bond with respect thereto in accordance with the requirements of Law in the state where the Farm Project Site is located;

(n) if required by the Lender, the Lender shall have received a certificate from the Project Consultant, duly executed by the Project Consultant and dated not earlier than five (5) Business Days prior to the date of the requested Term Loan, certifying as follows: (i) the Project Consultant has reviewed the Project Status Report, Construction Budget, and Construction Schedule applicable to each Farm Project, (ii) the Project Consultant recommends payment of the Project Costs that the Borrowers intend to pay with proceeds of such requested Term Loan, (iii) the development of each Farm Project is substantially proceeding in the manner provided for in the Project Documents relating thereto, (iv) the aggregate amount of the Project Costs paid (and remaining to be paid) with respect to each Farm Project does not exceed the Initial Construction Budget applicable to such Farm Project (provided that the aggregate amount of the Project Costs paid (and remaining to be paid) with respect to each Farm Project may exceed the Initial Construction Budget applicable to such Farm Project by an amount not to exceed 5% of such Initial Construction Budget, but only so long as, on or prior to the date of such certificate, (A) (x) such excess amount is funded by cash contributions from the Borrowers in compliance with Section 6.8(d) or an irrevocable capital cash contribution from Holdings to the Borrowers, and (y) the Borrowers have fully paid such excess Projects Costs from the proceeds of such contributions, and (B) the Borrowers deliver to the Lender reasonably satisfactory evidence of the foregoing), (v) as of the date of such certificate, and after giving effect to the requested Term Loan, the unadvanced amounts under both the Term Loan Facility and the Subordinated Credit Agreement (determined in accordance with the capital stacking requirements set forth in Section 6.8(e)) and Unrestricted Cash of the Borrowers (including Unrestricted Cash contributed to the Borrowers by Holdings) are sufficient to pay all Project Costs required in order to achieve Completion of each Farm Project on or prior to the Completion Deadline applicable to such Farm Project, and (vi) the Final Completion Date of each Farm Project can reasonably be expected to occur on or prior to the Completion Deadline applicable to such Farm Project;

(o) to the extent requested by the Lender, the Lender shall have received payment and performance bonds in the amount of the GC Contract with the General Contractor with respect to a Farm Project (which, to the extent approved by the Lender in writing in its reasonable discretion, may be in the form of payment and performance bonds issued by applicable subcontractors), together with a dual obligee rider in favor of the Lender, in each case in form and substance acceptable to the Lender;

(p) to the extent not previously delivered, the Borrowers shall have delivered to the Lender evidence of the insurance required by Section 5.18(d);

(q) the Lender shall have received such bring-down certificates, searches, an endorsement to the title insurance policy issued to the Lender covering the date of such Term Loan and increasing the amount of Lender’s insurance coverage by the amount of such Term Loan disbursed and date down the coverage for mechanics’ liens with the ALTA 33-06 Construction Disbursement Endorsement; and

(r) if the requested Term Loan is for the last disbursement necessary to Complete a Farm Project, the Lender shall have received (i) a certification from the Company and the Project Consultant that the improvements on such Farm Project will, after application of the proceeds of such Term Loan, be Complete and (ii) the applicable title insurance company shall be committed to issue to the Lender such endorsements as the Lender may reasonably require, to be issued by such title insurance company subsequent to the expiration of the period during which any Lien for labor, services or materials may be validly recorded against such Farm Project or such other endorsements to the Lender’s title insurance policy as the Lender may reasonably require which shall insure that such Farm Project improvements have been completed free of all mechanics’ and materialmen’s Liens or claims and other Liens, other than Liens expressly permitted under the Mortgage applicable to such Farm Project).

Notwithstanding anything to the contrary herein, to the extent any Term Loan is requested after the First Amendment Funding Date to pay for Project Costs in respect of any Farm or Farm Project other than a Farm or Farm Project located at the Montana Property or any Paragon Property, such Term Loan may be made at the Lender’s sole and absolute discretion, with no obligation whatsoever by the Lender to make such Term Loan.

Section 4.4 Conditions to First Amendment Term Loan. The obligation of the Lender to make the First Amendment Term Loan is subject to the Lender’s receipt, on or prior to the Paragon Acquisition Effective Date, of the following:

(a) a certificate of a Responsible Officer of the Company, dated as of the Paragon Acquisition Effective Date and:

(i) certifying that:

(A) the Specified Representations shall be true and correct in all material respects (or, in the case of any such representation or warranty already qualified by materiality, in all respects) on and as of the Paragon Acquisition Effective Date;

(B) no Specified Event of Default shall have occurred and be continuing or would result from the First Amendment Term Loan or from the application of proceeds thereof;

(C) no Paragon Purchase Document has been amended, restated, supplemented or otherwise modified since the First Amendment Effective Date, in a manner that would be materially adverse to the Lender (it being understood and agreed that any amendment, change or other modification to the purchase price or any component thereof under any Paragon Purchase Document (including, without limitation, any such amendment, change or other modification to the Parent Share Value (as defined in the Paragon California PSA)) shall be deemed materially adverse to the Lender (other than (x) any decrease in the Aggregate Paragon Consideration of not more than 5% (whether such reduction is in non-cash consideration or cash consideration), provided that any such reduction in cash consideration is automatically accompanied by a dollar-for-dollar reduction, on a pro rata basis, of the Term Loan Amount (as defined in the Subordinated Credit Agreement) and the Term Loan Amount, and (y) any increase to the Aggregate Paragon Consideration of not more than 5% so long as such increase represents additional non-cash consideration or cash consideration not consisting of additional First Amendment Term Loans or First Amendment Term Loans (as defined in the Subordinated Credit Agreement)), unless approved in writing by the Lender, and the transactions contemplated under each Paragon Purchase Agreement shall have been consummated in accordance with the terms of the applicable Paragon Purchase Documents;

(D) the Specified Purchase Agreement Representations shall be true and correct in all material respects (or, in the case of any such representation or warranty already qualified by materiality, in all respects);

(E) all governmental and third-party consents expressly required as conditions to consummation of the transactions pursuant to Section 7.02(e)(x) of the Paragon California PSA have been obtained (and not waived); and

(F) since the First Amendment Effective Date, no Paragon Material Adverse Effect shall have occurred and be continuing; and

(ii) attaching reasonably detailed calculations demonstrating that the sum of the First Amendment Term Loan and the First Amendment Term Loan (as defined in the Subordinated Credit Agreement) to be made on the Paragon Acquisition Effective Date constitutes not more than 70% of the Aggregate Paragon Consideration;

(b) an appropriately completed Loan Request for the First Amendment Term Loan, duly executed by the Borrowers;

(c) a disbursement letter, demonstrating, among other things, that the Debt Service Reserve Account shall, as of the date of the First Amendment Term Loan, be funded in cash with the Minimum P&I Amount required on such date, duly executed by the Borrowers;

(d) [reserved];

(e) with respect to the ESOP (as defined Paragon California PSA): (A) a copy of the amendment to the ESOP in accordance with the provisions set forth in Section 6.20(a) of the Paragon California PSA (and providing, among other things, for termination of the ESOP effective as of the Paragon Acquisition Effective Date), accompanied by appropriate resolutions of the ESOP authorizing the same; (B) evidence that the ESOP Loan Receivable (as defined Paragon California PSA) is, as of the Paragon Acquisition Effective Date, canceled or paid in full, and all shares held in the “suspense account” of the ESOP Share Seller are, as of the Paragon Acquisition Effective Date and after accounting for all contributions and loan payments that are made prior to or coincident with the Paragon Acquisition Effective Date, either cancelled or allocated to ESOP participants or surrendered to Paragon (or some combination thereof); (C) a copy of the certificate delivered by the trustee of the ESOP to the Company complying with the requirements set forth in Section 7.02(e)(ix) of the Paragon California PSA; and (D) a copy of the Fairness Opinion (as defined in the Paragon California PSA) delivered to the Company in accordance with Section 7.02(e)(xii) of the Paragon California PSA;

(f) the First Amendment Funding Date shall not occur prior to April 1, 2022 or after May 17, 2022;

(g) a certificate of status, compliance or like certificate for each Loan Party and Subsidiary (including each First Amendment Joinder Party) from the appropriate Governmental Authority of the jurisdiction of incorporation or formation of such Person, each dated not more than thirty (30) days prior to the Paragon Acquisition Effective Date;

(h) an appropriately completed and duly executed Perfection Certificate with respect to the Loan Parties (including the First Amendment Joinder Parties);

(i) each of the following documents:

(i) a Joinder Agreement, duly executed and delivered by each First Amendment Joinder Party;

(ii) to the extent that any of the Equity Interests of the First Amendment Joinder Parties are evidenced by one or more certificates, the originals of such certificates, together with undated stock or other transfer powers executed in blank by the applicable Loan Party that will acquire such Equity Interests on the Paragon Acquisition Effective Date (provided that any such certificates will be required to be delivered on the First Amendment Funding Date only to the extent available to the Borrowers after use of commercially reasonable efforts (without undue burden or expense));

(iii) UCC financing statements for filing in the jurisdiction of formation of each First Amendment Joinder Party, in a form sufficient to perfect the security interest of the Lender in the Collateral of the First Amendment Joinder Parties to the extent such Liens can be perfected by filing or recordation UCC financing statements in the jurisdiction of formation of each First Amendment Joinder Party;

(iv) trademark, patent and copyright security agreements, duly executed by the applicable First Amendment Joinder Parties and in appropriate form for recordation or registration with the applicable intellectual property office;

(v) customary opinions of counsel to the Loan Parties with respect to the authorization, execution and delivery by the Loan Parties of the Loan Documents (including by the First Amendment Joinder Parties of the Joinder Agreement referenced in clause (i) above), enforceability of the Loan Documents (including the Joinder Agreement) and the creation and perfection of the Liens on the applicable assets of the Loan Parties (including the First Amendment Joinder Parties);

(vi) a certificate of a Responsible Officer of each First Amendment Joinder Party, attaching (A) the Organizational Documents of such First Amendment Joinder Party, (B) resolutions or other action of the Governing Board of such First Amendment Joinder Party approving the transactions and other matters contemplated by the Loan Documents to which it is a party, and (C) an incumbency certificate evidencing the identity, authority and capacity of each Responsible Officer of such First Amendment Joinder Party authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which it is a party; and

(vii) a Term Loan Note, payable to the order of the Lender, duly executed by the Borrowers and amending and restating (without novating) the Term Loan Note of the Lender in effect immediately prior to the First Amendment Funding Date;

(j) with respect to any Indebtedness or other obligations (other than Permitted Indebtedness) owing by the First Amendment Joinder Parties as of the Paragon Acquisition Effective Date:

(i) evidence that all such Indebtedness has been, or as of the Paragon Acquisition Effective Date will be, repaid in full in cash and all such obligations have been, or as of the date hereof will be, terminated; and

(ii) (1) payoff letters (accompanied by such other discharges, releases (including, without limitation, mortgage releases), terminations or other documents), in each case duly executed by the holders of such Closing Pay-Off Indebtedness (as defined in the Paragon California PSA as in effect on the date hereof), releasing automatically upon the repayment in full of such Indebtedness on the Paragon Acquisition Effective Date all Liens on any assets of any First Amendment Joinder Party and authorizing the Borrowers, the Lender or their respective designees to file UCC-3 termination statements and such other releases and terminations as necessary to terminate any and all such Liens, and (2) the Pay-Off Letters in the forms attached as Exhibit F-1 and Exhibit F-2 to the Paragon California PSA as in effect on the date hereof (accompanied by such other discharges, releases, terminations or other documents required to be delivered under such Pay-Off Letters), duly executed by the parties thereto;

(k) (i) repayment of all indebtedness outstanding under, and termination of, (1) the Amended and Restated Master Lease Agreement dated as of April 30, 2021 between STORE Master Funding XVIII, LLC and Hollandia Real Estate, LLC, (2) the Amended and Restated Mortgage Loan Agreement, dated as of March 4, 2021, by and between Hollandia Real Estate LLC and Store Capital Acquisitions, LLC, (3) the Disbursement Agreement dated as of April 30, 2021 between STORE Capital Acquisitions, LLC and Hollandia Real Estate, LLC, (4) the Amended and Restated Unconditional Guaranty of Payment and Performance dated as of April 30, 2021 by Paragon for the benefit of STORE Master Funding XVIII, LLC, and (5) the Unconditional Guaranty of Payment and Performance dated as of June 30, 2020 by Paragon for the benefit of STORE Capital Acquisitions, LLC, and (ii) release of (1) all Liens granted by any Paragon Entity in favor of STORE Master Funding XVIII, LLC and its Affiliates, and all Liens granted by STORE Master Funding XVIII, LLC on any Paragon Property, (2) all Liens granted by any Paragon Entity in favor of STORE Capital Acquisitions, LLC and its Affiliates, and all Liens granted by STORE Capital Acquisitions, LLC on any Paragon Property;

(l) evidence that all loans under the Subordinated Credit Agreement shall have been funded in full substantially concurrently with the funding of the First Amendment Term Loan;

(m) at least three (3) Business Days prior to the date of the First Amendment Term Loan (or such shorter period as may be approved by the Lender in its sole discretion), completed background checks and such other documentation and information requested by (or on behalf of) the Lender, in each case satisfactory to the Lender, including information required to satisfy any “know your customer” requirements, including, without limitation, any Beneficial Ownership Certification if any Borrower is a “legal entity customer” under the Beneficial Ownership Regulation; and

(n) payment of (i) all fees, costs and expenses then due and payable pursuant to Section 8.3, to the extent invoiced on or prior to the Paragon Acquisition Effective Date, and (ii) such fees or payment or issuance of such other consideration as are set forth in the First Amendment Fee Letter.

ARTICLE V

AFFIRMATIVE COVENANTS

The Borrowers covenant and agree with the Lender that, until all Obligations shall have been Paid in Full:

Section 5.1 Financial Statements. The Borrowers will furnish to the Lender:

(a) as soon as available, and in any event within 120 days after the end of each Fiscal Year, audited financial statements of Holdings and its Subsidiaries consisting of a consolidated balance sheet of Holdings and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, prepared by independent public accountants of nationally or regionally recognized standing (or other firm of independent public accountants reasonably acceptable to the Lender, it being agreed and acknowledged that each of RSM US LLP and WithumSmith+Brown, P.C. is acceptable to the Lender) in accordance with generally accepted auditing standards (and, except for the Permitted Going Concern Qualification (if any), shall not be subject to any “going concern” or like qualification, exception or explanatory paragraph), certified by a Financial Officer of the Company as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of Holdings and its Subsidiaries in accordance with GAAP consistently applied, together with a management discussion and analysis of such financial statements; and

(b) as soon as available, but in any event within 60 days after the end of each calendar quarter, commencing with the calendar quarter ending September 30, 2021, a consolidated balance sheet of Holdings and its Subsidiaries as at the end of such calendar quarter, the related consolidated statements of income or operations, shareholders’ equity and cash flows for such calendar quarter and for the portion of Holdings’ Fiscal Year then ended, in each case setting forth in comparative form the year-to-date period of the current Fiscal Year as compared to the corresponding portion of the previous Fiscal Year, certified by a Financial Officer of the Company as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of Holdings and its Subsidiaries in accordance with GAAP consistently applied, subject only to normal year-end adjustments and the absence of footnotes.

(c) Notwithstanding anything in this Section 5.1 to the contrary, commencing after the Qualified SPAC Transaction Effective Date, (i) any financial statements required to be delivered pursuant to this Section 5.1 shall be financial statements of the Consolidated Group and (ii) the obligations in clauses (a) and (b) of this Section 5.1 may be satisfied with respect to financial information of the Consolidated Group by furnishing (A) the applicable financial statements of the Consolidated Group to the Lender or (B) the Form 10-K, 10-Q or 8-K, as applicable, of the Consolidated Group, filed with the SEC. Documents required to be delivered pursuant to Sections 5.1(a) and (b) and Section 5.2(d) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the earliest date on which (x) Holdings or the

Company provides a link thereto on Holdings’ or the Company’s website on the Internet, (y) such documents are posted on Holdings’ or the Company’s behalf on IntraLinks/IntraAgency or another website, if any, to which the Lender has access (whether a commercial, third-party website or whether sponsored by the Lender), or (z) such financial statements and/or other documents are posted on the SEC’s website on the Internet at www.sec.gov.

Section 5.2 Certificates; Other Information. The Borrowers will deliver, or cause to be delivered, to the Lender:

(a) concurrently with the delivery of the financial statements referred to in Sections 5.1(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Company (i) certifying as to whether a Default or Event of Default has occurred and, if a Default or Event of Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (ii) setting forth reasonably detailed calculations demonstrating compliance with the covenants set forth in Section 6.8;

(b) promptly following request therefor, copies of any detailed audit reports, management letters or recommendations submitted to the Governing Board (or the audit committee of the Governing Board) of any Loan Party or Subsidiary by independent accountants in connection with the accounts or books of such Loan Party or Subsidiary, or any audit of any of them as the Lender may from time to time reasonably request;

(c) as soon as practicable and in any event before the beginning of each Fiscal Year, the projected balance sheets, income statements, capital expenditures budget and cash flow statements for the Consolidated Group, on a consolidated basis, for each month of the next Fiscal Year, each in reasonable detail, representing the good faith projections of the Consolidated Group for each such month, and certified by a Financial Officer of the Company as being the projections upon which the Consolidated Group relies, together with such supporting schedules and information as the Lender from time to time may reasonably request;

(d) promptly after receipt or furnishing thereof, copies of each annual report, proxy or financial statement or other report or communication sent to the shareholders of any Loan Party or Subsidiary, and copies of all annual, regular, periodic and special reports and registration statements that such Loan Party or Subsidiary may file or be required to file with the SEC or with any national securities exchange, and not otherwise required to be delivered pursuant hereto;

(e) promptly after receipt thereof by any Loan Party or Subsidiary, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other similar inquiry by such agency regarding financial or other operational results of such Loan Party or Subsidiary thereof;

(f) promptly after the occurrence thereof, notice of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in such certification; provided, that following the Qualified SPAC Transaction Effective Date, such notice shall only be required to the extent Holdings or any other Loan Party is a “legal entity customer” under the Beneficial Ownership Regulation;

(g) promptly upon execution thereof, a true, correct and complete copy of each Material Agreement, or any amendment thereto, entered into after the Closing Date;

(h) promptly after the furnishing thereof, copies of any material request, report or notice received by any Loan Party or any Subsidiary, or any material statement or report furnished by any Loan Party or any Subsidiary pursuant to the terms of any Material Agreement (including, without limitation, the SPAC Merger Agreement);

(i) with respect to each Farm Project:

(i) as soon as available and in any event within thirty (30) days after the end of each fiscal month of the Company, a Project Status Report and Construction Budget with respect to such Farm Project, in each case certified by the Project Consultant;

(ii) promptly upon receipt, a copy of any Farm Project Site visit report or other reviews or notices issued by any Governmental Authority, including, without limitation, EPA or USDA;

(iii) promptly upon receipt, a copy of each material report delivered to a Loan Party by any Person pursuant to a Material Project Document;

(iv) copies of all material notices sent or received by any Loan Party with respect to such Farm Project; and

(v) promptly after any officer of any Loan Party has knowledge of any material delays in the construction of such Farm Project or if the Project Costs applicable to such Farm Project at any time exceed the Initial Construction Budget applicable to such Farm Project, a certificate signed by a Responsible Officer of the Company setting forth the details with respect thereto and the action that the Company proposes to take with respect thereto;

(j) promptly after delivery or receipt thereof by any Loan Party or any Subsidiary, (i) a copy of Paragon’s application to the U.S. Internal Revenue Service requesting a favorable determination with respect to the ESOP amendments and the termination of the ESOP described in Section 6.20(a) of the Paragon California PSA, and copies of the U.S. Internal Revenue Service’s approvals or responses to the same, and (ii) copies of any material notices, reports or certificates delivered in connection with the Paragon Purchase Documents (it being understood and agreed, without limiting any of the foregoing, that any notices, reports or certificates delivered pursuant to or in connection with any purchase-price adjustment under any Paragon Purchase Agreement shall be material); and

(k) promptly following any request therefor, such other information, notices, meeting minutes, consents and other materials regarding the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of any Loan Party or Subsidiary, or compliance with the terms of the Loan Documents, as the Lender may from time to time reasonably request.

Section 5.3 Notices. The Borrowers will promptly notify the Lender of:

(a) in any event within two (2) Business Days thereof, the occurrence of any Default or Event of Default;

(b) the consummation of the Qualified SPAC Transaction and the occurrence of the Qualified SPAC Transaction Effective Date;

(c) the filing or commencement of any action, claim, suit, injunction, arbitration, settlement, investigation or proceeding by or before any arbitrator or Governmental Authority against or affecting any Loan Party, any Subsidiary or any Affiliate thereof, which, if adversely determined, could reasonably be expected to give rise to liability in excess of $2,000,000;

(d) any labor dispute or any noncompliance by any Loan Party or Subsidiary with Applicable Law (other than Environmental Law) or any permit, approval, license or other authorization, which, if adversely determined, could reasonably be expected to give rise to liability in excess of $2,000,000;

(e) any action arising under any Environmental Law or any noncompliance by any Loan Party or Subsidiary with any Environmental Law, which, if adversely determined, could reasonably be expected to give rise to liability in excess of $1,000,000;

(f) the discovery of any Hazardous Materials or of any Release from or upon any Farm Project Site, the Montana Property or any other land or property owned (either individually or jointly), operated or controlled by any Loan Party or Subsidiary, which, individually or in the aggregate, could reasonably be expected to give rise to liability in excess of $1,000,000;

(g) any damage to or destruction of any property of the Loan Parties (or any of their Subsidiaries) which, either individually or in the aggregate, could reasonably be expected to give rise to a claim for insurance monies in excess of $2,000,000;

(h) any material change in accounting or financial reporting practices by any Loan Party or any Subsidiary;

(i) any material breach or non-performance of, or any material default under, any Material Agreement;

(j) any cessation or material delay in the construction of any Farm Project, in each case accompanied by a reasonably detailed report or certificate of the Borrowers explaining whether or not such cessation or delay is expected to have a Material Adverse Effect; and

(k) any matter or development that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Responsible Officer of the Company setting forth the details of the occurrence requiring such notice and stating what action the Company has taken and proposes to take with respect thereto.

Section 5.4 Preservation of Existence, Etc. Each Borrower will, and will cause each other Loan Party and Subsidiary to, (a) preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization and under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; (b) take all reasonable action to maintain all material rights, licenses, permits, bonding arrangements, privileges and franchises necessary in the normal conduct of its business; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which, in the case of this clause (c), could reasonably be expected to have a Material Adverse Effect.

Section 5.5 Maintenance of Properties.

(a) Each Borrower will, and will cause each other Loan Party and Subsidiary to, (i) maintain, preserve and protect all of its properties and equipment material to the operation of its business (including, without limitation, each Farm) in good working order and condition (ordinary wear and tear excepted), and operate each Farm, in each case in accordance in all material respects with prudent industry practice and applicable Contractual Obligations and (ii) make all necessary repairs thereto and renewals and replacements thereof.

(b) The sole owner of all assets with respect to each Farm Project (including, without limitation, each Farm and all Project Documents and Project Licenses relating to such Farm Project, whether now existing or hereafter arising), is, and at all times will continue to be, a Loan Party.

Section 5.6 Maintenance of Insurance. The Borrowers will, and will cause each other Loan Party and Subsidiary to, maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business (including fire, extended coverage, workers’ compensation, public liability, property damage, business interruption and, with respect to each Farm Project, builder’s risk insurance) and against other risks (including errors and omissions) and in such amounts as are customarily carried under similar circumstances by such Persons. Such insurance policies shall contain (a) with respect to any general liability insurance policy, an additional insured special endorsement and (b) with respect to any property insurance policy, a mortgagee and a lender’s loss payee special endorsement, in each case in form and substance satisfactory to the Lender naming the Lender as additional insured, mortgagee and lender’s loss payee, as applicable, on a primary, non-contributory basis, waiving subrogation, and providing the Lender with notice of cancellation acceptable to the Lender. Without limiting the foregoing, the Borrowers will, and will cause each other Loan Party to, to the extent required under Flood Laws, obtain and maintain flood insurance for such structures and contents constituting Collateral located in a flood hazard zone, in such amounts as similar structures and contents are insured by prudent companies in similar circumstances carrying on similar businesses and otherwise satisfactory to the Lender.

Section 5.7 Payment of Obligations. The Borrowers will, and will cause each other Loan Party and Subsidiary to, pay, discharge or otherwise satisfy as the same shall become due and payable (i) all of its material Tax liabilities and remittances and other obligations owing to any Governmental Authority and (ii) all of its material other obligations, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings diligently conducted and the Borrowers or such Loan Party or Subsidiary has set aside on its books adequate reserves with respect thereto to the extent required by GAAP, and (b) no foreclosure or similar proceedings have been commenced or notice of Liens filed with respect thereto.

Section 5.8 Compliance with Laws. The Borrowers will, and will cause each other Loan Party and Subsidiary to, comply with the requirements of all Laws (including, without limitation, all Applicable Food and Feed Safety Laws) and all orders, writs, injunctions and decrees applicable to it or to its business or property, except where the failure to do so, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Borrowers shall, and, where applicable, shall cause each of their Affiliates (including any ERISA Affiliates) to, maintain each Plan in compliance with all applicable requirements of Law ERISA and the Code, except where the failure to do so could not be reasonably expected to result in a Material Adverse Effect.

Section 5.9 Environmental Matters. Except to the extent that the failure to do so could not reasonably be expected to have, individually or in the aggregate, liability (including any Environmental Liability) in excess of $2,000,000 or a Material Adverse Effect, the Borrowers will, and will cause each other Loan Party and Subsidiary to, (a) comply with all Environmental Laws, (b) obtain, maintain in full force and effect and comply with any Licenses or other approvals (including any Project Licenses) required for the facilities or operations of the Borrowers, any other Loan Party or Subsidiary, and (c) conduct and complete any investigation, study, sampling or testing, and undertake any corrective, cleanup, removal, response, remedial or other action necessary to identify, report, remove and clean up all Hazardous Materials present or released at, on, in, under or from any of the facilities or real properties of the Borrowers, any other Loan Party or Subsidiary.

Section 5.10 Books and Records. Each Borrower will, and will cause each other Loan Party and Subsidiary to, maintain proper books of record and account, in which entries shall be made of all financial transactions and matters involving the assets and business of such Borrower, other Loan Party or Subsidiary, as the case may be, that are true, complete and correct in all material respects and prepared in conformity with GAAP in all material respects.

Section 5.11 Inspection Rights. Each Borrower will, and will cause each other Loan Party and Subsidiary to, permit representatives and independent contractors of the Lender and the Project Consultant to visit and inspect any of its properties (including, but not limited to, examination and inspection of any Farm Project Site and the Montana Property), to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its owners, directors, officers, and independent public accountants, all at the reasonable expense of the Borrowers; provided that, if no Event of Default has occurred and is continuing, (x) the Lender shall not request, and shall not be permitted to receive, reimbursement from the Borrowers for more than one visit and inspection in any Fiscal Year and (y) the Lender will provide the Borrowers with at least five (5) days’ prior notice of each visit and inspection (or such shorter period acceptable to the Borrowers in their sole discretion).

Section 5.12 Use of Proceeds. The Borrowers will, and will cause each other Loan Party and Subsidiary to, use the proceeds of:

(a) [reserved];

(b) the First Amendment Term Loan (i) to pay the costs and expenses of the Loan Parties with respect to the transactions effected by this Agreement and by the Subordinated Credit Agreement, (ii) to fund an amount to the Debt Service Reserve Account equal to that portion of the Minimum P&I Amount attributable to principal, (iii) to pay the fees set forth in the First Amendment Fee Letter, and (iv) to finance the Paragon Acquisition; provided, that in no event shall the aggregate portions of the First Amendment Term Loan and the First Amendment Term Loan (as defined in the Subordinated Credit Agreement) used for the purpose set forth in this clause (iv) exceed $103,000,000; and

(c) any other Term Loan (i) to fund the Debt Service Reserve Account as a result of a DSRA Shortfall in accordance with Section 5.17, (ii) to pay Project Costs applicable to a Farm Project, and (iii) for working capital related to the operation of a Farm Project or Farm, in each case not in contravention of any Law or of any Loan Document. Notwithstanding the foregoing or anything herein to the contrary, however, no Term Loan will be used to finance (1) dual use goods (i.e., products and technologies which may have military applications), (2) tobacco products, (3) extraction of thermal coal, and/or (4) business activities which are not aligned with the principles of the New York Declaration on Forests (2014) (https://forestdeclaration.org/about).

Section 5.13 Sanctions and Anti-Terrorism Laws; Anti-Corruption Laws.

The Borrowers will, and will cause each other Loan Party and Subsidiary to, maintain in effect policies and procedures designed to promote compliance by the Loan Parties and Subsidiaries, and their respective directors, officers, employees, and agents with applicable Sanctions and Anti-Terrorism Laws and applicable Anti-Corruption Laws.

Section 5.14 Additional Subsidiaries; Holdings as Guarantor.

(a) Promptly after (i) the creation or acquisition of any Subsidiary of Holdings or any other Loan Party (including, without limitation, any Subsidiary formed by merger, amalgamation, consolidation, division under the Delaware Code or otherwise), in each case other than an Excluded Subsidiary, or (ii) any existing Excluded Subsidiary ceases to be an Excluded Subsidiary (and, in any event, within ten (10) days after each event described in the preceding clauses (i) or (ii) and without limiting Section 6.14 hereof (or such later date as may be agreed by the Lender in writing)), the Borrowers will (unless otherwise waived in writing by the Lender in its sole discretion) cause such Person to (A) become a Borrower hereunder by delivering to the Lender a duly executed Joinder Agreement or such other documents as the Lender shall deem appropriate for such purpose, (B) grant a Lien on substantially all of the real and personal property of such Person by delivering to the Lender such deeds of trust, security agreements and other agreements as the Lender shall deem appropriate for such purpose, (C) deliver to the Lender such original certificated Equity Interests or other certificates and stock or other transfer powers evidencing the Equity Interests of such Person as the Lender may require, (D) deliver to the Lender such opinions, documents and certificates as the Lender requests and (E) deliver to the Lender such updated Schedules to the Loan Documents as requested by the Lender with respect to such Person and Collateral; in each case, in form, content and scope satisfactory to the Lender.

(b) [Reserved].

(c) Promptly, and in any event not later than ten (10) Business Days after the Qualified SPAC Transaction Effective Date, the Borrowers shall cause Holdings to (i) become a Guarantor by delivering to the Lender a duly executed Guaranty or such other documents as the Lender shall deem appropriate for such purpose, (ii) grant a Lien on substantially all of the real and personal property of Holdings by delivering to the Lender such deeds of trust, security agreements and other agreements as the Lender shall deem appropriate for such purpose, (iii) deliver to the Lender such original certificated Equity Interests or other certificates and stock or other transfer powers evidencing the Equity Interests owned or held by Holdings as the Lender may require, (iv) deliver to the Lender such opinions, documents and certificates as the Lender requests, and (v) deliver to the Lender such updated Schedules to the Loan Documents as requested by the Lender with respect to Holdings and its Collateral; in each case, in form, content and scope satisfactory to the Lender.

Section 5.15 Real Property.

(a) Fee-Owned Real Property. Not more than sixty (60) days (or such later date as may be agreed by the Lender in writing) following the acquisition by the Borrowers, any other Loan Party or any Subsidiary of any fee interest in any real property (including the acquisition of any Subsidiary (including any First Amendment Joinder Party) that has a fee interest in real property), the Borrowers shall (unless otherwise waived in writing by the Lender in its sole discretion) deliver to the Lender each of the following, each in form and substance satisfactory to the Lender:

(i) a Mortgage covering such property, properly executed on behalf of the applicable Loan Party or Subsidiary;

(ii) if requested by the Lender or the Disbursing Agent, an amendment to the Disbursing Agreement (or a new Disbursing Agreement), a priority agreement or other similar agreements or documents, in each case duly executed by the parties thereto and incorporating jurisdiction-specific updates or other modifications;

(iii) an ALTA title insurance policy or policies in favor of the Lender, insuring such Mortgage as a valid first priority Lien upon such parcel subject only to such exceptions as are acceptable to the Lender (including such endorsements as the Lender may require);

(iv) a survey that either (A) meets such minimum survey standards as the Lender may require, such survey to be certified in favor of (and to permit reliance by) the Lender as to such parcel, or (B) covers such property and is in a form that the title insurance company that issues the title insurance policy to Lender described in Section 5.15(a)(iii) above determines is sufficient to permit such title insurance company to delete the standard exception for matters of survey from the lender’s policy of title insurance issued to the Lender;

(v) if requested by the Lender, a final “as built” appraisal with respect to any Farm or Farm Project to be located on such real property, in form and containing assumptions and appraisal methods reasonably satisfactory to the Lender, conducted by an appraiser acceptable to the Lender, addressed to the Lender and on which the Lender is expressly permitted to rely;

(vi) if requested by the Lender, a Phase I environmental audit or such other environmental due diligence report as the Lender may approve (and permitting reliance by the Lender), together with such other environmental information as the Lender may request;

(vii) evidence that the Loan Parties have taken all actions required under the Flood Laws and/or requested by the Lender to ensure that the Lender is in compliance with the Flood Laws applicable to each parcel of real property constituting Collateral; and

(viii) such evidence as the Lender may require that such Mortgage has been duly authorized by all appropriate action of and is enforceable against the applicable Loan Party, together with such opinions of counsel covering such authorization and enforceability and other matters as the Lender may reasonably require.

(b) Leased Real Property, Warehouses, Etc.. (i) In the case of any headquarters location of the Loan Parties or any leased premises, warehouse or other third party-owned or -operated storage facility where tangible Collateral with a value in excess of $1,000,000 is located, the Loan Parties shall obtain Lien Waiver Agreements after entering into any lease following the Closing Date or after the tangible Collateral valued at any such location exceeds $1,000,000, and (ii) in the case of any Third-Party Farm Lease Agreement, the Loan Parties shall deliver, or cause to be delivered, to the Lender a Mortgage in respect of the leasehold interest in the real property subject to such Third-Party Farm Lease Agreement, together with (x) a corresponding lender’s title insurance policy (and accompanying endorsements) in favor of the Lender (up to an amount reasonably determined by the Lender in consultation with the Borrowers), (y) a ground lease recognition and estoppel agreement, duly executed by the lessor under such Third-Party Farm Lease Agreement, and (z) opinions of counsel with respect to such Mortgage, each of the foregoing to be in form and substance reasonably satisfactory to the Lender.

Section 5.16 Further Assurances. The Borrowers shall, and shall cause each other Loan Party and Subsidiary to, from time to time, at the Borrowers’ expense, preserve and protect the Lender’s Lien on the Collateral (first in priority subject only to Permitted Liens) and shall do such other acts and things as the Lender in its sole discretion may deem necessary or advisable from time to time in order to preserve, perfect and protect the Liens granted or purported to be granted under the Collateral Documents and to exercise and enforce its rights and remedies thereunder with respect to the Collateral. Without limiting the generality of the foregoing or Sections 4.1(k) or 5.17 hereof, concurrently with the opening of any deposit account, commodity account or securities account (other than Excluded Accounts) by any Borrower, any other Loan Party or Subsidiary after the Closing Date, the Borrowers shall deliver a notice of the opening of such account to the Lender and an executed Account Control Agreement in respect of such account. In addition the Borrowers shall deliver, or cause to be delivered, to the Lender a Collateral Assignment with respect to any Material Agreement entered into by the Borrowers or the other Loan Parties (to the extent such Collateral Assignment (or any consent or acknowledgment thereof) is required or requested in accordance with the definition of “Collateral Assignment”).

Section 5.17 Debt Service Reserve Account.

(a) Commencing on the First Amendment Funding Date, the Borrowers will, or will cause, the Debt Service Reserve Account to be funded with cash of the Loan Parties in an amount equal to or greater than the Minimum P&I Amount.

(b) If at any time (whether as a result of fluctuations in applicable interest rates or otherwise) the funds in the Debt Service Reserve Account are determined by the Lender in its reasonable discretion to be less than the Minimum P&I Amount (each such shortfall, a “DSRA Shortfall”), the Borrowers shall promptly (and in any event not later than two (2) Business Days after a DSRA Shortfall has been identified) fund or otherwise remit cash (including, at the Borrowers’ election, any proceeds of a Term Loan) to the Debt Service Reserve Account in an amount equal to or greater than such DSRA Shortfall. For the avoidance of doubt, the Borrowers shall cause the Debt Service Reserve Account to be subject to a blocked Account Control Agreement in favor of the Lender at all times.

Section 5.18 Farm Project Construction.

(a) The Borrowers will, and will cause each other Loan Party and Subsidiary to, continuously, diligently and with reasonable dispatch proceed with the design, development and construction of each Farm Project in a good workmanlike manner in material accordance with the Project Documents applicable to such Farm Project, the Loan Documents and all Applicable Laws so that the Final Completion Date applicable to such Farm Project will be reasonably expected to occur on or prior to the Completion Deadline applicable to such Farm Project.

(b) The Borrowers will, and will cause each other Loan Party and Subsidiary to, comply in all material respects with each Material Agreement to which they are a party and enforce all of their respective material rights under the Project Documents, including all material indemnification rights thereunder, and pursue all material remedies available to any Loan Party or Subsidiary with diligence and in good faith.

(c) Not later than sixty (60) after the Final Completion Date of a Farm Project, the Borrowers will deliver or cause to be delivered to the Lender:

(i) if requested by the Lender in its sole discretion, a date down endorsement to the applicable title insurance policy insuring the priority of Mortgage in respect of the applicable Farm Project Site and which deletes from such title insurance policy any mechanic’s Lien, survey or other standard exception, and includes the following endorsements, to the extent not previously delivered to the Lender: ALTA 3.1 zoning endorsement; ALTA 9.3 conditions, covenants and restrictions endorsement; ALTA 9.6 private rights; ALTA 17 access and entry endorsement; ALTA 17.2 utility access endorsement; ALTA 18 single tax parcel or ALTA 18.1 multiple tax parcels (as applicable); and ALTA 28 easement endorsement (as applicable);

(ii) copies of the as-built final plans and specifications for such Farm Project; and

(iii) such additional items as the Lender may reasonably request, including, without limitation, copies of final appraisals, final as-built appraisals, surveys and final unconditional Lien waivers.

(d) The Borrowers will cause:

(i) the design professionals who prepare the Project Plans applicable to a Farm Project to maintain professional liability insurance written on a claims made basis, with coverage limits in amounts reasonably acceptable to the Lender, insuring each such design professional and its sub-consultants against any and all liabilities arising out of or in connection with the negligent acts, errors, or omissions of the foregoing in connection with the carrying out of their professional responsibilities for the applicable Farm Project;

(ii) each Material Project Contractor to maintain such insurance as will protect such Material Project Contractor from claims set forth below which may arise out of or result from such Material Project Contractor’s operations and completed operations in connection with the applicable Farm Project, whether such operations be by such Material Project Contractor or by its subcontractors or by anyone directly or indirectly employed by any of them, or by anyone for whose acts any of them may be liable: (A) claims under workers’ compensation, disability benefit and other similar employee benefit acts that are applicable to the work to be performed; (B) claims for damages because of bodily injury, occupational sickness or disease, or death of such Material Project Contractor’s employees; (C) claims for damages because of bodily injury, sickness or disease, or death of any person other than such Material Project Contractor’s employees; (D) claims for damages insured by usual personal injury liability coverage; (E) claims for damages because of injury to or destruction of tangible property, including loss of use resulting therefrom; (F) claims for damages because of bodily injury, death of a person or property damage arising out of ownership, maintenance or use of a motor vehicle; and (G) claims for bodily injury or property damage arising out of completed operations;

(iii) each Material Project Contractor referenced in subsection (ii) above to name the Lender as an additional insured for claims caused in whole or in part by such Material Project Contractor’s negligent acts or omissions during such Material Project Contractor’s ongoing operations and completed operations, with such insurance afforded to the Lender as an additional insured being primary insurance and not excess over, or contributing with, any insurance purchased or maintained by the Lender; and

(iv) to the extent requested by the Lender, prior to the execution of a GC Contract, each General Contractor that has commenced any work with respect to a Farm Project to obtain payment and performance bonds (which, to the extent approved by the Lender in writing in its reasonable discretion, may be in the form of payment and performance bonds issued by applicable subcontractors) and dual obligee riders in favor of the Lender, in form and substance acceptable to the Lender in its sole discretion.

Section 5.19 Post-Closing Requirements . The Borrowers will deliver, or cause to be delivered, to the Lender each of the following, each in form and substance acceptable to the Lender:

(a) As soon as reasonably practicable, but in any event not later than sixty (60) days after the First Amendment Funding Date (or such later date as the Lender may agree to in writing in its sole discretion), each of the items set forth in Section 5.15(a) with respect to each Paragon Property (including, without limitation, a Mortgage covering each Paragon Property, properly executed on behalf of the applicable Paragon Entity, and one or more opinions of counsel covering the jurisdiction in which each Paragon Property is located); provided, however, notwithstanding the foregoing, that with respect to the Paragon Property in Warner Robins, Georgia, the deadline for delivering the items described in Section 5.15(a)(iv) with respect to such property shall be sixty (60) days (or such later date as the Lender may agree to in writing in its sole discretion) after final completion of the existing construction occurring at such property.

(b) As soon as reasonably practicable, but in any event not later than sixty (60) days after the First Amendment Funding Date (or such later date as the Lender may agree to in writing in its sole discretion), a subordination, non-disturbance and attornment agreement with respect to each sublease of any Paragon Property, duly executed by the applicable sublessee, the applicable sublessor and the Lender; provided, however, that a subordination, non-disturbance and attornment agreement shall not be required for any sublease of a Paragon Property that has a month-to-month term and that is for residential purposes only.

(c) As soon as reasonably practicable, but in any event not later than thirty (30) days after the First Amendment Funding Date (or such later date as the Lender may agree to in writing in its sole discretion), executed amendments to, or amendments and restatements of, each Account Control Agreement existing as of the First Amendment Effective Date (including, without limitation, the Account Control Agreement with respect to the Debt Service Reserve Account), confirming that each such Account Control Agreement is among the Lender, the depository institution party thereto, and Local Bounti Operating Company LLC (evidencing its current legal name) or another Borrower.

(d) As soon as reasonably practicable, but in any event not later than thirty (30) days after the First Amendment Funding Date (or such later date as the Lender may agree to in writing in its sole discretion), an Account Control Agreement with respect to each deposit account, commodity account or securities account (other than Excluded Accounts) of the First Amendment Joinder Parties.

(e) As soon as reasonably practicable, but in any event not later than thirty (30) days after the First Amendment Funding Date (or such later date as the Lender may agree to in writing in its sole discretion), each of the items set forth in Section 4.3(g) and, to the extent available, each of the items set forth in Section 4.3(i), (j), (k) and (l), in each case with respect to the Farm Project located at the Paragon Property in Warner Robins, Georgia; it being understood and agreed, for the avoidance of doubt, that this Section 5.19(e) shall in no way limit the Borrowers’ obligation to comply with Section 4.3 with respect to any Term Loan requested after the First Amendment Funding Date the proceeds of which are to be applied to Project Costs relating to a Farm Project located at the Paragon Property in Warner Robins, Georgia.

(f) As soon as reasonably practicable, but in any event not later than thirty (30) days after the First Amendment Funding Date (or such later date as the Lender may agree to in writing in its sole discretion), a certificate of status, compliance or like certificate for each Loan Party and Subsidiary (including each First Amendment Joinder Party) from the appropriate Governmental Authority of each jurisdiction (other than its state of formation) where it is required to qualify to do business, each dated not more than thirty (30) days prior to the date of such delivery.

(g) As soon as reasonably practicable, but in any event not later than the earlier of (i) thirty (30) days after the First Amendment Funding Date and (ii) the date of expiration of any insurance in effect as of the First Amendment Effective Date (in each case, or such later date as the Lender may agree to in writing in its sole discretion), evidence that all insurance required to be maintained under the Loan Documents is in full force and effect (including, with respect to the First Amendment Joinder Parties, evidence of adequate liability, property, business interruption, recall insurance and builder’s risk insurance), in each case together with certificates naming the Lender as additional insured, mortgagee and lender’s loss payee, as applicable, with respect to the Collateral and, in the case of any business interruption and recall insurance, accompanied by an assignment of such business interruption or recall insurance in favor of the Lender signed by the First Amendment Joinder Parties and the applicable insurer.

(h) As soon as reasonably practicable, but in any event not later than five (5) Business Days after the First Amendment Funding Date, evidence that each of Hollandia GA Investor Corp. and Hollandia GP has merged with and into Paragon or another Loan Party, with Paragon or such other Loan Party continuing as the surviving entity.

ARTICLE VI

NEGATIVE COVENANTS

The Borrowers covenant and agree with the Lender that, until all Obligations have been Paid in Full:

Section 6.1 Indebtedness . The Borrowers will not, nor will they permit any other Loan Party or Subsidiary to, create, incur, assume or suffer to exist any Indebtedness, except (collectively, the “Permitted Indebtedness”):

(a) Indebtedness under the Loan Documents;

(b) Subordinated Indebtedness;

(c) Indebtedness (contingent or otherwise) of any Loan Party arising under (i) any Swap Contract with a Swap Party or (ii) to the extent approved by the Lender in advance in writing, any other Swap Contract; provided that such obligations are entered into by a Loan Party in the ordinary course of business for the purpose of mitigating risks associated with liabilities, commitments, investments, assets or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for speculative purposes;

(d) Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations not in connection with money borrowed, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business, and in an aggregate amount issued not to exceed $2,000,000 (or such higher amount as may be approved by the Lender in writing);

(e) Indebtedness resulting from a bank or other financial institution honoring a check, draft or similar instrument in the ordinary course of business or arising under or in connection with cash management services in the ordinary course of business;

(f) Indebtedness arising from or incurred with respect to Capitalized Leases, Purchase Money Security Interests or other title retention agreements and leases that are in the nature of title retention agreements in an amount not to exceed (i) if such Indebtedness is reflected in the then-current Approved Budget, the amount set forth in such Approved Budget, and (ii) in all other cases, an aggregate principal amount not to exceed $2,500,000 at any time;

(g) Indebtedness set forth on Schedule 6.1;

(h) Indebtedness arising under guaranties made in the ordinary course of business of obligations of any Loan Party (and only so long as such Person is and remains a Loan Party) which obligations are otherwise permitted hereunder;

(i) [reserved];

(j) [reserved];

(k) other Indebtedness, but only so long as, immediately following the incurrence thereof, the aggregate principal amount of all such Indebtedness permitted under this clause (k) does not exceed $2,000,000; and

(l) Indebtedness of a Loan Party to any other Loan Party.

Section 6.2 Liens . The Borrowers will not, nor will they permit any other Loan Party or Subsidiary to, create, incur, assume or suffer to exist any Lien upon any of their property, assets or revenues, whether now existing or owned or hereafter arising or acquired, other than the following (collectively, the “Permitted Liens”):

(a) Liens created pursuant to any Loan Document to secure the Obligations;

(b) subject to the terms of the Subordination Agreement, Liens securing payment of the Subordinated Indebtedness;

(c) pledges or deposits in the ordinary course of business in connection with (i) workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA or other applicable pension and employment Law, and (ii) public utility services provided to the Borrowers, any other Loan Party or Subsidiary;

(d) deposits to secure the performance of bids, surety and appeal bonds, performance bonds and similar obligations not in connection with money borrowed incurred in the ordinary course of business, in each case to the extent permitted under Section 6.1(d);

(e) Liens for Taxes, assessments or other governmental charges the payment of which is not yet due or the payment of which is not at the time required by Section 5.7, so long as no filing of a Lien has been made in connection therewith;

(f) easements, rights-of-way, restrictions and other similar encumbrances affecting real property that either (i) appear as exceptions on any lender’s policy of title insurance issued to Lender, or (ii) in the aggregate, are not substantial in amount, and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person, and any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Borrowers, any other Loan Party or Subsidiary;

(g) Liens of warehouses, carriers, workers, repairmen, employees or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable or for amounts being contested in good faith by appropriate proceedings and for which adequate reserves are being maintained in accordance with GAAP;

(h) Liens in favor of a banking institution arising as a matter of Law encumbering deposits (including the right of setoff) that are customary in the banking industry;

(i) any interest or title of a lessor or sublessor under any lease incurred in the ordinary course of business and not prohibited by the Loan Documents;

(j) Liens in favor of collecting banks arising by operation of law under Section 4-210 of the UCC or, with respect to collecting banks located in the State of New York, under Section 4-208 of the UCC;

(k) Liens securing Indebtedness permitted by Section 6.1(f); provided that such Liens do not at any time encumber any property other than the property financed by such Indebtedness;

(l) judgment Liens in respect of judgments that do not constitute an Event of Default under Section 7.1(k);

(m) mineral rights the use and enjoyment of which do not materially detract from the value of the property subject thereto or materially interfere with the use and enjoyment of the Farm Project or the Farm Project Site;

(n) involuntary Liens (including a Lien of an attachment, judgment or execution) securing a charge or obligation, on the Company’s property, either real or personal, related to the Farm Project, whether now or hereafter owned, in the aggregate sum of less than $500,000; and

(o) Liens set forth on Schedule 6.2.

Section 6.3 Fundamental Changes. The Borrowers will not, nor will they permit any other Loan Party or Subsidiary to, in each case without the prior written consent of the Lender, (i) dissolve, liquidate or wind-up its affairs, (ii) become a party to, or suffer to exist, any merger, amalgamation, consolidation or division (under the Delaware Code or otherwise), (iii) Dispose of (whether in one transaction or in a series of transactions) any of its assets (whether now existing or owned or hereafter arising or acquired) to or in favor of any Person, or (iv) acquire by purchase, lease or otherwise all or substantially all of the assets or Equity Interests of any other Person or group of related Persons or any division, line of business or other business unit of any other Person (other than the Paragon Acquisition); except that, so long as no Default or Event of Default exists or would result therefrom, (A) the Borrowers and their Subsidiaries may make Dispositions permitted by Section 6.4 and Investments permitted by Section 6.6, and (B) following reasonable prior written notice to the Lender, any Loan Party or other Subsidiary may dissolve or merge into another Loan Party (such other Loan Party, the “Surviving Loan Party”), in each case with the Surviving Loan Party continuing as the surviving entity.

Section 6.4 Dispositions. The Borrowers will not, and will not permit any other Loan Party or Subsidiary to, make any Disposition or enter into any agreement to make any Disposition, except:

(a) Dispositions of inventory in the ordinary course of business;

(b) transactions and Investments permitted by Sections 6.2, 6.3, 6.6 and 6.17;

(c) conversions of Cash Equivalents into cash or other Cash Equivalents;

(d) the transfer of property by a Loan Party to any other Loan Party;

(e) Dispositions of tangible assets that are obsolete, worn out or no longer used or useful in the business of a Loan Party or any Subsidiary, provided that the fair market value of assets subject to such Dispositions does not exceed $2,000,000 in the aggregate for all such Dispositions during any Fiscal Year;

(f) Dispositions of accounts receivable in connection with the compromise, settlement or collection thereof in the ordinary course of business; and

(g) the surrender or waiver of contract rights or settlement, release or surrender of a contract, tort or other litigation claim, in each case, in the ordinary course of business.

Section 6.5 Restricted Payments; Payments of Subordinated Indebtedness.

(a) The Borrowers will not, and will not permit any other Loan Party or Subsidiary to, declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, or permit, commence or consummate any issuance of Equity Interests (other than any issuance of common shares of Equity Interests by Holdings so long as no Change of Control has occurred or would result therefrom); provided that the foregoing shall not prohibit (i) any Restricted Payment from a Loan Party to any other Loan Party or from a Subsidiary that is not a Loan Party to any Loan Party or any other Subsidiary, (ii) [reserved], (iii) any Restricted Payment and the issuance of Equity Interests pursuant to the Warrant Agreement or any warrant issued thereunder, or (iv) dividends with respect to Equity Interests payable solely in additional common shares of Equity Interests.

(b) Unless expressly provided otherwise in the intercreditor agreement or subordination agreement applicable thereto, the Borrowers will not, and will not permit any other Loan Party or Subsidiary to, make any payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case, any Junior Debt; provided, notwithstanding the foregoing, to the extent permitted under the Subordination Agreement, and so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Borrowers may make regularly scheduled payments of interest in respect of the Subordinated Indebtedness.

Section 6.6 Investments. The Borrowers will not, and will not permit any other Loan Party or Subsidiary to, make any Investments, except:

(a) Investments in the form of cash or Cash Equivalents;

(b) Investments consisting of the indorsement of negotiable instruments payable to such Person for deposit or collection in the ordinary course of business;

(c) Investments by a Loan Party in any other Loan Party;

(d) Investments in the form of Swap Contracts permitted by Section 6.1(c);

(e) guarantees of Indebtedness permitted under Section 6.1; and

(f) the Paragon Acquisition.

Section 6.7 Transactions with Affiliates; Management Fees. The Borrowers will not, and will not permit any other Loan Party or Subsidiary to, enter into any transaction of any kind with any Affiliate of the Borrowers, whether or not in the ordinary course of business, other than:

(a) on fair and reasonable terms substantially as favorable to the Borrowers or such other Loan Party or Subsidiary as would be obtainable by the Borrowers or such other Loan Party or Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate;

(b) the payment of management fees to a manager of the Company pursuant to a management services agreement or similar agreement (a “Management Agreement”), but only so long as (i) such Management Agreement is in form and substance satisfactory to the Lender in its sole discretion, and subject to subordination arrangements satisfactory to the Lender in its sole discretion, and (ii) both at the time of and after giving effect to each such payment, no Default or Event of Default shall have occurred and be continuing;

(c) transactions among the Loan Parties; and

(d) Restricted Payments permitted by Section 6.5.

Section 6.8 Financial Covenants.

(a) Minimum Debt Service Coverage Ratio. Commencing September 30, 2025, and as of the last day of each calendar quarter thereafter, the Borrowers will not permit the Debt Service Coverage Ratio to be less than 1.25 to 1.00.

(b) Maximum Consolidated Senior Net Leverage Ratio. Commencing September 30, 2025, and as of the last day of each calendar quarter thereafter, the Borrowers will not permit the Consolidated Senior Net Leverage Ratio to be greater than 3.00 to 1.00.

(c) Minimum Consolidated Interest Coverage Ratio. Commencing September 30, 2025, and as of the last day of each calendar quarter thereafter, the Borrowers will not permit the Consolidated Interest Coverage Ratio to be less than 2.50 to 1.00.

(d) Minimum Liquidity. The Borrowers will not permit Liquidity to be less than (I) at any time during the period commencing on the Closing Date and ending on the Minimum Liquidity Step-up Date, $5,000,000, (II) at any time during the period commencing on the Minimum Liquidity Step-up Date and ending on the First Amendment Funding Date, $30,000,000, and (III) at any time on or after the First Amendment Funding Date, $20,000,000; provided, notwithstanding the foregoing, if at any time after the Minimum Liquidity Step-up Date:

(i) the Company enters into (and maintains in effect at all times) an offtake agreement that (x) is with a customer or buyer that is reasonably acceptable to the Lender (an “Acceptable Buyer”), (y) obligates such Acceptable Buyer to purchase at least 75% of all inventory and products produced by the Consolidated Group, and (z) has a tenor of not less than three (3) years, then the minimum Liquidity that must be maintained pursuant to Section 6.8(d) will be $15,000,000;

(ii) the Company enters into (and maintains in effect at all times) an offtake agreement that (x) is with an Acceptable Buyer, (y) obligates such Acceptable Buyer to purchase at least 75% of all inventory and products produced by the Consolidated Group, and (z) has a tenor ending on or after the Maturity Date, then the minimum Liquidity that must be maintained pursuant to Section 6.8(d) will be $5,000,000; and

(iii) the Applicable Margin is set at (and only for so long as the Applicable Margin remains at) either Level II or Level III of the Pricing Grid in accordance with the definition of “Pricing Grid,” then the minimum Liquidity that must be maintained pursuant to Section 6.8(d) will be $10,000,000.

(e) Capital Stacking Requirement. Commencing on the First Amendment Funding Date and at all times thereafter, the Borrowers will ensure that the proceeds of Term Loans made hereunder will constitute not more than 75% of all amounts used by the Borrowers in respect of Farms and Farm Projects or in any way related to Farms or Farm Projects, including, without limitation, working capital in connection therewith (collectively, the “Total Farm Financing Amounts”), with all remaining Total Farm Financing Amounts funded solely from equity or capital contributions of the Borrowers.

Section 6.9 Certain Restrictive Agreements. The Borrowers will not, and will not permit any other Loan Party or Subsidiary to, enter into any Contractual Obligation (other than this Agreement, any other Loan Document, the Subordinated Indebtedness Documents, or the documentation governing the Indebtedness permitted under Sections 6.1(f)) that, directly or indirectly, (a) limits the ability of (i) Holdings or any Subsidiary to make Restricted Payments to any Borrower or to otherwise transfer property to any Borrower, (ii) Holdings or any Subsidiary to guaranty Indebtedness of any Borrower or (iii) any Borrower, any Loan Party or any Subsidiary to create, incur, assume or suffer to exist Liens (other than Permitted Liens) on property of such Person to secure the Obligations; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien (other than a Permitted Lien) is granted to secure another obligation of such Person.

Section 6.10 Changes in Fiscal Periods; Accounting Methods. No Borrower will, and no Borrower will permit any other Loan Party or Subsidiary to, change its method of determining its fiscal year, fiscal months or other accounting periods. In addition, no Borrower will, and no Borrower will permit any other Loan Party or Subsidiary to, change its method of accounting (other than as may be required to conform to GAAP, in which case the Borrowers shall disclose such changes to the Lender).

Section 6.11 Changes in Nature of Business. The Borrowers will not, and will not permit any other Loan Party or Subsidiary to, engage in any material extent in any business other than those businesses conducted by the Borrowers, such Loan Party or Subsidiary on the First Amendment Funding Date or any business reasonably related or incidental thereto or representing a reasonable expansion thereof.

Section 6.12 Organizational Documents. The Borrowers will not, and will not permit any other Loan Party or Subsidiary to, amend its Organizational Documents unless, in each case, the Borrowers have provided not less than fifteen (15) Business Days’ prior written notice thereof to the Lender and, if such amendment could reasonably be expected to have an adverse effect on the Lender, obtained the prior written consent of the Lender.

Section 6.13 Material Agreements; Change Orders.

(a) The Borrowers will not, and will not permit any other Loan Party or Subsidiary to, without the prior written consent of the Lender, cause or permit to occur any amendment, restatement, supplement, termination, cancellation or revocation of, or any waiver or forbearance in respect of the exercise of any rights or remedies of the Borrowers or any other Loan Party or Subsidiary under, any GC Contract, except to the extent that such amendment, restatement, supplement, termination, cancellation, revocation or waiver (i) is not adverse to the Lender (as determined by the Lender in its reasonable discretion) and (ii) complies with clause (d) below.

(b) With respect to any Material Agreement (other than a GC Contract), the Borrowers will not, and will not permit any other Loan Party or Subsidiary to, without the prior written consent of the Lender, cause or permit to occur any amendment, restatement, supplement, termination, cancellation or revocation of, or any waiver or forbearance in respect of the exercise of any rights or remedies of the Borrowers or any other Loan Party or Subsidiary under, any such Material Agreement, except to the extent that such amendment, restatement, supplement, termination, cancellation, revocation or waiver (i) is not materially adverse to the Lender (as determined by the Lender in its reasonable discretion) (it being understood and agreed that any amendment, change or other modification to the purchase price or any component thereof under any Paragon Purchase

Document (including, without limitation, any such amendment, change or other modification to the Parent Share Value (as defined in the Paragon California PSA)) shall be deemed materially adverse to the Lender (other than (x) any decrease in the Aggregate Paragon Consideration of not more than 5% (whether such reduction is in non-cash consideration or cash consideration), provided that any such reduction in cash consideration is automatically accompanied by a dollar-for-dollar reduction, on a pro rata basis, of the Term Loan Amount (as defined in the Subordinated Credit Agreement) and the Term Loan Amount, and (y) any increase to the Aggregate Paragon Consideration of not more than 5% so long as such increase represents additional non-cash consideration or cash consideration not consisting of additional First Amendment Term Loans or First Amendment Term Loans (as defined in the Subordinated Credit Agreement))), and (ii) complies with clause (d) below.

(c) The Borrowers will not permit any Material Project Participant to commence any work with respect to a Farm Project unless and until the Borrowers have received and delivered to the Lender, each in form and substance satisfactory to the Lender, (i) if requested by the Lender, a consent and acknowledgment of such Material Project Participant to the Collateral Assignment of the applicable Project Document, (ii) if requested by the Lender, if such Material Project Participant is a Material Project Contractor, payment and performance bonds of such Material Project Contractor (which, to the extent approved by the Lender in writing in its reasonable discretion, may be in the form of payment and performance bonds issued by applicable subcontractors) and dual obligee riders in favor of the Lender as required by Section 5.18(d)(iv), and (iii) if such Material Project Participant is a Material Project Contractor, evidence of insurance of such Material Project Contractor as required by Sections 5.18(d)(ii) and 5.18(d)(iii).

(d) The Borrowers will not, and will not permit any other Loan Party or Subsidiary to, without the prior written consent of the Lender, sign or permit to exist any change orders to a Material Project Document that are, individually, in excess of $250,000 or, with respect to all change orders relating to any one contractor, are in excess of $500,000 in the aggregate.

Section 6.14 Subsidiaries, Joint Ventures. The Borrowers will not, and will not permit any other Loan Party or Subsidiary to, own or create directly or indirectly any Subsidiaries (other than any Excluded Subsidiary) without the prior written consent of the Lender unless such new Subsidiary is a Loan Party hereunder. The Borrowers will not, and will not permit any other Loan Party or Subsidiary to, become or agree to become a party to any partnership or joint venture without the prior written consent of the Lender.

Section 6.15 Sanctions and Anti-Terrorism; Anti-Corruption Use of Proceeds. The Borrowers will not, directly or indirectly, use the proceeds of any Term Loan, or lend, contribute or otherwise make available such proceeds to any other Loan Party, Subsidiary, joint venture partner or other Person, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of the FCPA or any other Anti-Corruption Law, or (ii) (A) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions or Anti-Terrorism Laws, or (B) in any other manner that would result in a violation of Sanctions, Anti-Terrorism Laws or Anti-Corruption Laws by any Person.

Section 6.16 ERISA. The Borrowers will not, and will not permit any ERISA Affiliate, Loan Party or Subsidiary to, establish, maintain, contribute to, or become obligated to contribute to any employee benefit plan or other plan that is covered by Title IV of ERISA or subject to the funding standards of Section 412 of the Code; or become an ERISA Affiliate of any Person that sponsors, maintains, contributes to or is obligated to contribute to (or in the immediately preceding seven plan years has contributed to or been obligated to contribute to) any employee benefit plan or other plan that is covered by Title IV or ERISA or subject to the funding standards of Section 412 of the Code.

Section 6.17 Sale-Leasebacks. The Borrowers will not, and will not permit any other Loan Party or Subsidiary to, directly or indirectly, sell or otherwise transfer, in one or more related transactions, any property (whether real, personal or mixed) and thereafter rent or lease such transferred property or substantially similar property.

Section 6.18 Operating Leases. The Borrowers will not, and will not permit any other Loan Party to Subsidiary to, become a party to or suffer to exist any operating lease, other than (a) Farm Lease Agreements, but only so long as (i) the Borrowers provide the Lender with not less than thirty (30) days’ prior written notice before entering into any Farm Lease Agreement, (ii) if such Farm Lease Agreement is a Third-Party Farm Lease Agreement, the Borrowers will comply with the requirements set forth in Section 5.15(b)(ii) (provided, that if such Farm Lease Agreement is not a Third-Party Farm Lease Agreement, the Borrowers will comply with the requirements set forth in Section 5.15(b)(i)), (iii) each Farm Lease Agreement is non-cancellable and has a tenor ending no earlier than the later of (x) the seventh (7th)-year anniversary of such Farm Lease Agreement and (y) the Maturity Date, and (iv) each Farm Lease Agreement is otherwise in form and substance reasonably acceptable to the Lender, and (b) subject to Section 6.1(k), other operating leases.

ARTICLE VII

EVENTS OF DEFAULT

Section 7.1 Events of Default. If any of the following events (each, an “Event of Default”) shall occur:

(a) the Borrowers or any other Loan Party shall fail to pay any principal or interest hereunder when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise; or

(b) the Borrowers or any other Loan Party shall fail to pay any fee or any other amount (other than an amount referred to in clause (a) of this Section) payable under this Agreement or under any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of two (2) Business Days; or

(c) any representation or warranty made or deemed made by or on behalf of any Loan Party in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or any waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or any waiver hereunder or thereunder, shall prove to have been incorrect in any material respect (or, in the case of any such representation or warranty under this Agreement or any other Loan Document already qualified by materiality, such representation or warranty shall prove to have been incorrect) when made or deemed made; or

(d) any of the Loan Parties shall fail to observe or perform any covenant, condition or agreement contained in Section 5.3, 5.4, 5.5(b), 5.6, 5.8, 5.9, 5.12 through 5.19 or in Article VI; or

(e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any other Loan Document (other than those specified in clause (a), (b) or (d) of this Section) and such failure shall continue unremedied for a period of thirty (30) or more days (or such earlier period as may be specified in any other Loan Document); or

(f) (i) a material default shall occur under the SPAC Merger Agreement, the Warrant Agreement (or any warrant issued thereunder), and such material default shall remain in effect after any grace period applicable thereto, (ii) a default shall occur under a Swap Contract with a Swap Party, and such default shall remain in effect after any grace period applicable thereto, if any, or (iii) with respect to any Material Agreement other than (x) a Material Agreement specified in the foregoing clause (i) or (y) a Material Project Document, any Loan Party or any Subsidiary of a Loan Party fails to perform or observe any material term, covenant or agreement contained in such Material Agreement or otherwise breaches any such Material Agreement in any material respect; or

(g) (i) any Loan Party or Subsidiary shall fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness under the Loan Documents) of more than $500,000 (including, without limitation, undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement), in each case beyond the applicable grace or cure periods with respect thereto, if any; or (ii) any Loan Party or Subsidiary shall fail to observe or perform any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, in each case, beyond the applicable grace or cure periods with respect thereto; provided that this clause (g)(ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if (x) such Indebtedness and repayment is permitted under the Loan Documents and (y) the sale or transfer is permitted hereunder and under the documents providing for such Indebtedness and such Indebtedness is repaid when required under the documents providing for such documents; or

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Loan Party or any of its Subsidiaries or its debts, or of a substantial part of its assets, under any Debtor Relief Law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or any of its Subsidiaries or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for a period of thirty (30) or more days or an order or decree approving or ordering any of the actions sought in such proceeding shall be entered; or

(i) any Loan Party or Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief, including any stay of proceeding under any Debtor Relief Law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Section, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing; or

(j) any Loan Party or Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due; or

(k) there is entered against any Loan Party or Subsidiary a judgment, award, decree or order, which is either (i) for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding $2,000,000 (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and has not denied or failed to acknowledge coverage), or (ii) a non-monetary judgment, award, decree or order that, either individually or in the aggregate, has or could reasonably be expected to have a Material Adverse Effect, in each case, that has remained unsatisfied, unvacated, undischarged and unstayed pending appeal for a period of thirty (30) days after the entry thereof; or

(l) a Change of Control shall occur; or

(m) each Chief Executive Officer of the Company as of the Qualified SPAC Transaction Effective Date resigns or is terminated and the Company has not retained a replacement Chief Executive Officer acceptable to the Lender in its reasonable discretion within ten (10) Business Days (or such longer time as the Lender may agree in its reasonable discretion) following such resignation or termination; or

(n) any material License (including any Agricultural License) of any Loan Party or any Subsidiary thereof shall terminate or otherwise cease to be in full force and effect and the conditions causing the termination or cessation of such License are not cured within 15 days of such termination or cessation; or

(o) any material provision of any Loan Document or the Warrant Agreement (or any warrant issued thereunder), at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or Payment in Full of all Obligations, ceases to be in full force and effect; or any Loan Party or other Person contests in writing the validity or enforceability of any provision of any Loan Document or the Warrant Agreement (or any warrant issued thereunder); or any Loan Party denies in writing that it has any or further liability or obligation under any Loan Document or the Warrant Agreement (or any warrant issued thereunder), or purports in writing to revoke, terminate or rescind any Loan Document or the Warrant Agreement (or any warrant issued thereunder); or

(p) any Lien purported to be created under any Collateral Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid, perfected or first-priority Lien on any portion of the Collateral (subject only to Permitted Liens and except to the extent not required to be perfected or first priority under the terms of the Collateral Documents); or

(q) (i) any inventory or products of any Loan Party or any Subsidiary thereof shall be subject to any seizure, administrative detention or mandatory recall by any Governmental Authority; (ii) any Loan Party or any Subsidiary thereof shall voluntarily recall any of its inventory or products having a fair market value in excess of $1,000,000; or (iii) any Loan Party or any Subsidiary thereof receives a warning letter from any Governmental Authority in connection with such Loan Party’s or Subsidiary’s failure to adequately address any Form 483 observations or any other Governmental Authority findings relating to the conditions, procedures or products in any such Loan Party’s or Subsidiary’s facilities; or

(r) there shall occur any uninsured damage to or loss, condemnation, theft or destruction of any portion of the Loan Parties’ or any of their Subsidiaries’ assets with a fair market value in excess of $2,000,000; or such assets with a fair market value in excess of $2,000,000 are attached, seized, levied upon or subjected to a writ of attachment, garnishment, levy or similar process; or any assets of the Loan Parties or any of their Subsidiaries with a fair market value in excess of $2,000,000 come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors; or

(s) any Loan Party or any Subsidiary of a Loan Party incurs any Environmental Liability which will require expenditures, individually or in the aggregate, in excess of $1,000,000 during any Fiscal Year; or

(t) any act of expropriation, nationalization or similar event or circumstance occurs affecting the properties and assets of the Loan Parties; or

(u) any Loan Party or any Subsidiary of a Loan Party shall, or shall propose to, suspend or discontinue its business or any material line thereof; or

(v) [reserved]; or

(w) ~~any development, event or circumstance shall occur or exist that results in or could result in a Material Adverse Effect; or~~

(x) (i) any Material Project Participant fails to perform or observe any material term or obligation contained in any Material Project Document and within the later of (x) the cure period provided therefor in such Material Project Document or (y) thirty (30) days thereafter (or such longer period as expressly permitted under the applicable Material Project Document), either (A) such default has not been cured on terms reasonably acceptable to the Lender, or (B) the applicable Material Project Participant has not been replaced by a replacement Material Project Participant pursuant to a replacement Material Project Document that is, in each case, reasonably acceptable to the Lender and subject to a Collateral Assignment~~; or~~

(ii) (A) any Material Project Document for any reason ceases to be legal, valid and binding and in full force and effect with respect to each Material Project Participant that is a party thereto or any such Material Project Participant shall so assert in writing; (B) any Material Project Document is terminated for any reason whatsoever prior to the later of (x) its scheduled expiration date and (y) sixty (60) days after the Final Completion Date applicable to the Farm Project to which such Material Project Document relates, in each case without the prior consent of the Lender; or (C) any material provision of any Material Project Document shall be declared to be null and void (unless such declaration is expressly permitted pursuant to the terms of such Material Project Document and does not result in any Default or Event of Default); provided, that any such event described in this Section 7.1(x)(ii) shall not be an Event of Default if, within thirty (30) days of the occurrence thereof, the applicable Material Project Participant has been replaced pursuant to a replacement Material Project Document that, in each case, is reasonably acceptable to the Lender and subject to a Collateral Assignment~~; provided, however, that if (I) such breach or default cannot be cured within such thirty (30)-day period, (II) such breach or default is susceptible to cure within sixty (60) days, (III) such breach or default has not resulted, and could not, with the additional cure time contemplated by this proviso, be reasonably expected to result, in a Material Adverse Effect with respect to the Borrowers or any other Loan Party, and (IV) the Borrowers are proceeding with all requisite diligence and in good faith to cure such failure, then the time within which such failure may be cured shall be extended to such date, not to exceed a total of thirty (30) days after the end of the initial thirty (30)-day period, as shall be necessary for such party diligently to cure such failure; or~~

(y) (i) the Project Costs applicable to a Farm Project at any time exceed the Initial Construction Budget applicable to such Farm Project (including the contingency reserves set forth therein) or (ii) the Lender shall at any time reasonably determine that the unadvanced amounts under both the Term Loan Facility and the Subordinated Credit Agreement (determined in accordance with the capital stacking requirements set forth in Section 6.8(e)) and Unrestricted Cash of the Borrowers (including Unrestricted Cash contributed to the Borrowers by Holdings) are insufficient to pay all costs and expenses that are reasonably anticipated in connection with the Completion of all Farm Projects; provided, that any such event described in this Section 7.1(y) shall not be an Event of Default if (A) in the case of the preceding clauses (i) and (ii), the Borrowers have, within thirty (30) days after notice or knowledge thereof, deposited in escrow or otherwise posted security or evidence of funds reasonably acceptable to the Lender, and (B) in the case of the preceding clause (i), such excess amount does not exceed 5% of the applicable Initial Construction Budget~~; or~~

(z) any cessation in the construction of any Farm Project shall have occurred for more than thirty (30) days, regardless of the cause, except to the extent such cessation could not reasonably be expected to have a Material Adverse Effect with respect to the Borrowers ~~or any other Loan Party; or~~

(aa) any material portion of any Farm Project is destroyed, condemned or seized, or the Borrowers suffer a total loss with respect to any Farm Project~~; or~~

(bb) the Final Completion Date applicable to a Farm Project shall not have occurred on prior to the Completion Deadline applicable to such Farm Project; provided, that any such event described in this Section 7.1(bb) shall not be an Event of Default so long as (i) such failure to meet the applicable Completion Deadline could not reasonably be expected to have a Material Adverse Effect with respect to the Borrowers ~~or any other Loan Party~~, (ii) ~~the Borrowers are proceeding with all requisite diligence and in good faith to Complete the applicable Farm Project, and~~ (iii) such Farm Project is Completed not later than sixty (60) days after the applicable Completion Deadline~~;~~

then, and in every such event and at any time thereafter during the continuance of such event, the Lender shall have no further obligation to offer any credit accommodations and the Lender may, by notice to the Borrowers, take any or all of the following actions, at the same or different times, in each case in the Lender’s sole discretion:

(i) declare the Term Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Term Loans so declared to be due and payable, together with accrued interest thereon and all fees (including, without limitation, any Specified Fees set forth in Section 2.10) and other Obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers;

(ii) ~~apply for the appointment of, or taking possession by, a trustee, receiver, liquidator or other similar official of the Borrowers with respect to the operations of any Loan Party or to hold or liquidate all or any substantial part of the properties or assets of any Loan Party (and each Loan Party hereby consents to such appointment and agrees to execute and deliver any and all documents requested by the Lender relating to the appointment of such trustee, receiver, liquidator or other similar official, whether by joining in a petition for the appointment of such an official, by entering no contest to a petition for the appointment of such an official, or otherwise, as appropriate under Applicable Law);~~

~~(~~iii) setoff and apply any and all obligations at any time owing by the Lender or any of its Affiliates to the Borrowers or any other Loan Party (including, if applicable, any obligations owing by CRM to any Borrower under a Swap Contract) against any or all of the Obligations, irrespective of whether or not the Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrowers or such other Loan Party may be contingent or unmatured; ~~and~~

(iv) exercise all rights and remedies available to it under the Loan Documents and Applicable Law;

provided that, in case of any event with respect to the Borrowers described in clause (h), (i) or (j) of this Section, the principal of the Term Loan then outstanding, together with accrued interest thereon and all fees (including, without limitation, any Specified Fees set forth in Section 2.10) and other Obligations accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.

Section 7.2 Application of Payments. Notwithstanding anything herein to the contrary, following the occurrence and during the continuance of an Event of Default, all payments received on account of the Obligations shall be applied in such order as the Lender shall, in its sole discretion, determine.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or email as follows:

(a) if to any Borrower or any other Loan Party or Subsidiary, delivered to the Company at 490 Foley Lane, Hamilton, MT 59840, Attention: Kathleen Valiasek; Email: kvaliasek@localbounti.com; and

(b) if to the Lender, delivered to Cargill Financial Services International, Inc., 9320 Excelsior Boulevard, MS 142, Hopkins, MN 55343, Attention: Erik Haugen; Telephone No.: (952) 984-0574; Fax No.: (952) 249-4416; Email: erik_haugen@cargill.com.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile or email shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Any party hereto may change its address, facsimile number or email address for notices and other communications hereunder by notice to the other parties hereto.

Section 8.2 Amendments; Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrowers therefrom, shall be effective unless in writing executed by the Borrowers and the Lender, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure or delay by the Lender in exercising any right, remedy, power or privilege hereunder or under any other Loan

Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege, or any abandonment or discontinuance of steps to enforce such a right, remedy, power or privilege, preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges of the Lender are cumulative and are not exclusive of any rights, remedies, powers or privileges that the Lender would otherwise have.

Section 8.3 Expenses; Indemnity; Damage Waiver .

(a) Costs and Expenses. The Borrowers shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Lender and its Affiliates (including the reasonable and documented fees, charges and disbursements of the Project Consultant and of outside counsel for the Lender) in connection with the preparation, negotiation, execution, delivery and administration of this Agreement, the other Loan Documents and the Warrant Agreement (including any warrant issued thereunder), or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out-of-pocket expenses incurred by the Lender (including the fees, charges and disbursements of the Project Consultant and of outside counsel for the Lender) in connection with (A) the enforcement or protection of its rights, including, without limitation, any expenses incurred in connection with the hiring of consultants or advisors, (I) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (II) in connection with the Term Loans, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Term Loans, and (B) any bankruptcy or other insolvency proceeding with respect to any Loan Party or any Subsidiary of any Loan Party.

(b) Indemnification. The Borrowers shall indemnify the Lender, the Project Consultant, each Swap Party and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all actual costs and expenses, losses, claims, damages, liabilities and related expenses (including the out-of-pocket costs, expenses, fees, charges and disbursements of outside counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including any Borrower) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) the Term Loans or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by any Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrowers, the other Loan Parties or any of their Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrowers, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrowers against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrowers has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c) Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, no party to this Agreement shall assert, and each such party hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, the Term Loans or the use of the proceeds thereof. No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(d) Payments. All amounts due under this Section shall be payable not later than three (3) days after demand therefor.

(e) Survival. Each party’s obligations under this Section shall survive the termination of the Loan Documents and payment of the Obligations hereunder.

Section 8.4 Engagement of Project Consultant, Other Agents . In addition to, and not in limitation of Sections 5.1, 5.11 and 8.3 of this Agreement, the Borrowers acknowledge that the Lender may from time to time engage the Project Consultant and other agents on terms and conditions acceptable to the Lender. The Borrowers shall at all times cooperate with reasonable requests for information from the Project Consultant and each such agent, and the Borrowers acknowledge and agree that the Borrowers shall, promptly after demand therefor, reimburse the Lender for all costs, fees, charges and disbursements of the Project Consultant each such agent; provided, notwithstanding the foregoing, that the Borrowers’ reimbursement obligations under this Section in respect of all costs, fees, charges and disbursements of the Project Consultant shall not exceed $200,000 in the aggregate.

Section 8.5 Successors and Assigns . The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder or under any other Loan Document without the prior written consent of the Lender. The Lender may at any time assign to one or more assignees all or a portion of its rights or obligations under this Agreement (including all or a portion of the Term Loans or commitments of the Lender under the Term Loan Facility), provided that such assignment shall be subject to the consent of the Borrowers (such consent not to be unreasonably withheld or delayed) unless an Event of Default has occurred and is continuing. Notwithstanding the foregoing, the Lender may participate all or a portion of its rights and obligations under this Agreement (including all or a portion of the Term Loans) without the prior written consent of the Borrowers. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of the Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.

Section 8.6 Survival . All covenants, agreements, representations and warranties made by the Borrowers herein and in any Loan Document or other documents delivered in connection herewith or therewith or pursuant hereto or thereto shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery hereof and thereof and the making of the Term Loans hereunder, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Lender may have had notice or knowledge of any Default or Event of Default at the time of the Term Loans, and shall continue in full force and effect until Payment in Full. The provisions of Sections 8.3 and 8.14 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, Payment in Full or the termination of this Agreement or any provision hereof.

Section 8.7 Counterparts; Integration; Effectiveness . This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (e.g., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 8.8 Severability . If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 8.9 Governing Law; Jurisdiction; Etc .

(a) Governing Law. This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the internal law of the State of New York (without giving effect to the conflict of laws principles thereof other than Sections 5-1401 and 5-1402 of the New York General Obligations Law, which shall apply to this Agreement and all documentation hereunder).

(b) Jurisdiction. Each Borrower irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Lender or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than a state court located in the County of New York, State of New York or a federal court located in the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York state court or, to the fullest extent permitted by Applicable Law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

(c) Waiver of Venue. Each Borrower irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 8.1. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.

Section 8.10 WAIVER OF JURY TRIAL . EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 8.11 Headings . Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 8.12 PATRIOT Act . The Lender hereby notifies the Loan Parties that, pursuant to the requirements of the PATRIOT Act, it may be required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of the Loan Parties and other information that will allow the Lender to identify the Loan Parties in accordance with the PATRIOT Act. The Borrowers will, promptly following a request by the Lender, provide all documentation and other information, including, without limitation, the certification regarding beneficial ownership of legal entity customers (the “Beneficial Ownership Certification”) (if any Borrower is a “legal entity customer” under the Beneficial Ownership Regulation), that the Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.

Section 8.13 Interest Rate Limitation . Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to the Term Loans, together with all fees, charges and other amounts that are treated as interest on the Term Loans under Applicable Law (collectively, “charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender in accordance with Applicable Law, the rate of interest payable in respect of the Term Loans hereunder, together with all charges payable in respect thereof, shall be limited to the Maximum Rate. Any amount collected by the Lender that exceeds the maximum amount collectible at the Maximum Rate shall be applied to the reduction of the principal balance of the Term Loans or refunded to the Borrowers so that at no time shall the interest and charges paid or payable in respect of the Term Loans exceed the maximum amount collectible at the Maximum Rate.

Section 8.14 Payments Set Aside; Reinstatement of Liens . To the extent that any payment by or on behalf of the Borrowers is made to the Lender and such payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceedings under any Debtor Relief Law or otherwise, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred. In addition, in the event that the Lender is required to return funds received after Payment in Full and release of the Liens to any Loan Parties or estates thereof or Persons claiming through the foregoing, in connection with a proceeding under Debtor Relief Laws or otherwise, then the Liens granted pursuant to the Loan Documents shall automatically be reinstated without further action of the Loan Parties. This Section 8.14 shall survive termination of this Agreement and the other Loan Documents.

Section 8.15 Joint and Several Liability . EACH BORROWER AGREES THAT IT IS LIABLE, JOINTLY AND SEVERALLY, WITH EACH OTHER BORROWER FOR THE PAYMENT AND PERFORMANCE OF ALL OBLIGATIONS OF THE BORROWERS UNDER THIS AGREEMENT, AND THAT THE LENDER CAN ENFORCE SUCH OBLIGATIONS AGAINST ANY OR ALL BORROWERS, IN THE LENDER’S SOLE AND UNLIMITED DISCRETION. Each Borrower represents and warrants to the Lender that it has established adequate means of obtaining from every other Borrower on a continuing basis financial and other information relating to the financial condition of such other Borrower, and each Borrower agrees to keep adequately informed by such means of any facts, events or circumstances which might in any way affect its risks hereunder. Each Borrower further agrees that the Lender shall have no obligation to disclose to it any information or material about any other Borrower which is acquired by the Lender in any manner. Until Payment in Full has occurred, each Borrower waives any right to enforce any remedy which the Lender now has or may hereafter have against any other Borrower or any other Person, and waives any benefit of, or any right to participate in, any security now or hereafter held by the Lender.

Section 8.16 The Company as Agent for Borrowers . Each Borrower hereby irrevocably appoints the Company as the borrowing agent and attorney-in-fact for all Borrowers (the “Administrative Borrower”) which appointment shall remain in full force and effect unless and until the Lender shall have received prior written notice signed by each Borrower that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower. Each Borrower hereby irrevocably appoints and authorizes the Administrative Borrower (a) to provide the Lender with all notices with respect to Term Loans obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and the other Loan Documents (and any notice or instruction provided by Administrative Borrower shall be deemed to be given by all Borrowers hereunder and shall bind each Borrower), (b) to receive notices and instructions from the Lender (and any notice or instruction provided by the Lender to the Administrative Borrower in accordance with the terms hereof shall be deemed to have been given to each Borrower), (c) to execute, deliver and perform any Loan Document on behalf of such Borrower (it being understood and agreed that any Loan Document that is binding on the Administrative Borrower will be deemed binding on all Borrowers), and (d) to take such action as the Administrative Borrower deems appropriate on its behalf to obtain Term Loans and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement and the other Loan Documents. Each Borrower agrees that any action taken by the Administrative Borrower in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Administrative Borrower of its powers set forth herein or therein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Borrowers. Each Borrower hereby jointly and severally agrees to indemnify the Lender and hold the Lender harmless against any and all liability, expense, loss or claim of damage or injury, made against the Lender by any Borrower or by any third party whosoever, arising from or incurred by reason of (x) the handling of any Collateral of the Borrowers as provided in this Section 8.16, or (y) the Lender relying on any instructions of the Administrative Borrower.

Section 8.17 No Advisory or Fiduciary Responsibility . In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that (a) no fiduciary, advisory or agency relationship between such Borrower and its Subsidiaries and the Lender is intended to be or has been created in respect of the transactions contemplated hereby or by the other Loan Documents, irrespective of whether the Lender has advised or is advising such Borrower or any Subsidiary on other matters and irrespective of any Equity

Interest of such Borrower held by the Lender (if any), (b) the services regarding this Agreement provided by the Lender are arm’s-length commercial transactions between such Borrower and its Affiliates, on the one hand, and the Lender, on the other hand, (c) such Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent that it has deemed appropriate, (d) such Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents, (e) the Lender has no obligation to such Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents, and (f) the Lender and its Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of such Borrower and its Affiliates, and the Lender has no obligation to disclose any of such interests to such Borrower or its Affiliates. To the fullest extent permitted by Law, each Borrower hereby waives and releases any claims that it may have against the Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 8.18    CALIFORNIA JUDICIAL REFERENCE . IF ANY ACTION OR PROCEEDING IS FILED IN A COURT OF THE STATE OF CALIFORNIA BY OR AGAINST ANY PARTY HERETO IN CONNECTION WITH ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, (A) THE COURT SHALL, AND IS HEREBY DIRECTED TO, MAKE A GENERAL REFERENCE PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 638 TO A REFEREE (WHO SHALL BE A SINGLE ACTIVE OR RETIRED JUDGE) TO HEAR AND DETERMINE ALL OF THE ISSUES IN SUCH ACTION OR PROCEEDING (WHETHER OF FACT OR OF LAW) AND TO REPORT A STATEMENT OF DECISION, PROVIDED THAT AT THE OPTION OF ANY PARTY TO SUCH PROCEEDING, ANY SUCH ISSUES PERTAINING TO A “ PROVISIONAL REMEDY” AS DEFINED IN CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 1281.8 SHALL BE HEARD AND DETERMINED BY THE COURT, AND (B) WITHOUT LIMITING THE GENERALITY OF SECTION 8.3, THE BORROWERS SHALL BE SOLELY RESPONSIBLE TO PAY ALL FEES AND EXPENSES OF ANY REFEREE APPOINTED IN SUCH ACTION OR PROCEEDING.

Signature page follows.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

LOCAL BOUNTI CORPORATION, as Borrower

By
Name:
Title:

BOUNTI BITTEROOT LLC, as Borrower

By
Name:
Title:

CONTROLLED ENVIRONMENT PROPERTY COMPANY, LLC, as Borrower

By
Name:
Title:

GROW BOUNTI NORTHWEST, LLC, as Borrower

By
Name:
Title:

Signature Page to Credit Agreement

CARGILL FINANCIAL SERVICES INTERNATIONAL, INC., as Lender

By
Name:
Title:

Signature Page to Credit Agreement

ANNEX B-2

CLEAN AMENDED SUBORDINATED CREDIT AGREEMENT

SUBORDINATED CREDIT AGREEMENT

dated as of

September 3, 2021

between

LOCAL BOUNTI COMPANY OPERATING COMPANY LLC

and

CERTAIN SUBSIDIARIES THEREOF,

as Borrowers,

and

CARGILL FINANCIAL SERVICES INTERNATIONAL, INC.,

as Lender

i

ii

Exhibits
Exhibit A	-	Form of Term Loan Note
Exhibit B	-	Form of Loan Request
Exhibit C	-	Form of Compliance Certificate
Exhibit D	-	Form of Officer’s Certificate (Project Costs)
Exhibit E	-	Form of Final Completion Certificate
Exhibit F	-	Form of Joinder Agreement

Schedules
Schedule A	-	[Reserved]
Schedule B	-	Excluded Subsidiaries
Schedule 3.1	-	Loan Parties and Subsidiaries
Schedule 3.7	-	Litigation
Schedule 3.14(b)	-	Environmental Disclosures
Schedule 3.23(h)	-	Farms and Farm Projects
Schedule 6.1	-	Indebtedness
Schedule 6.2	-	Liens

iii

SUBORDINATED CREDIT AGREEMENT

This Agreement is entered into as of September 3, 2021 by and among LOCAL BOUNTI OPERATING COMPANY LLC, a Delaware limited liability company previously known as Local Bounti Corporation, a Delaware corporation (the “Company”), each Subsidiary of the Company identified as a “Borrower” on the signature pages hereto (each such Subsidiary, a “Subsidiary Borrower”; all Subsidiary Borrowers, together with the Company and with any Person subsequently joining in this Agreement as a borrower pursuant to Section 5.14 hereof, collectively, the “Borrowers”), and CARGILL FINANCIAL SERVICES INTERNATIONAL, INC., a Delaware corporation (the “Lender”).

The Borrowers have requested that the Lender make a multiple-advance term loan to the Borrowers, and the Lender is willing to do so on the terms and conditions set forth herein. In consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Acceptable Buyer” has the meaning specified in Section 6.8(d)(i).

“Account Control Agreement” means, with respect to any deposit, securities or commodity account of any Loan Party or any Subsidiary, an account control agreement (including any blocked account agreement) in favor of and in form and substance acceptable to the Lender, duly executed by the parties thereto.

“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided that, except with respect to Section 6.7, the term “Affiliate” (with respect to any Loan Party) shall not include any private equity funds owned or managed by Lion Capital LLP, an English limited liability partnership, or any unrelated portfolio companies of such funds or Lion Capital LLP (other than the Loan Parties and their Subsidiaries).

“Aggregate Paragon Consideration” means the aggregate consideration payable under the Paragon Purchase Documents (including, without limitation, purchase price consideration, issuance of equity, payoff of indebtedness, and remittance of funds into escrow).

“Agreement” means this Credit Agreement.

“Agricultural License” means each License held (or required to be held) by a Loan Party pursuant to any Agricultural Lien Statutes applicable to such Loan Party.

“Agricultural Lien Statutes” means, collectively, PACA, PASA, the Food Security Act and all other Applicable Laws that could create or give rise to any Lien, trust, charge, encumbrance or claim, including without limitation any “agricultural lien” (as defined in the UCC), in or against (a) any portion of the “farm products” (as defined in the UCC) or any other agricultural products purchased, stored or otherwise handled by any Loan Party, by any Person from whom any Loan Party purchases goods or by any other Person from whom such first Person purchases or otherwise receives goods in the ordinary course of business, or (b) any products, proceeds or derivatives of any such farm product or other agricultural product (including, without limitation, any accounts receivable arising from the sale of any such farm product, other agricultural product or any products, proceeds or derivatives thereof).

“Anti-Corruption Laws” means the FCPA, the U.K. Bribery Act 2010, and any other anti-bribery or anti-corruption laws, regulations or ordinances in any jurisdiction in which any Loan Party or any of its Subsidiaries is located or doing business.

“Anti-Terrorism Laws” means any Laws relating to terrorism, Sanctions or other trade sanctions programs and embargoes, import/export licensing or money laundering (including the PATRIOT Act), and any regulation, order, or directive promulgated, issued or enforced pursuant to such Laws.

“Applicable Food and Feed Safety Law” means each Applicable Law with respect to the safety of food and feed products, including without limitation the FDA Food Safety Modernization Act, Pub. L. No. 111-353, 124 Stat. 3885 (2011) and corresponding rules and regulations, each as amended from time to time.

“Applicable Interest Rate” means 12.50% per annum.

“Applicable Law” means, as to any Person, all applicable Laws binding upon such Person or to which such Person is subject.

“Approved Budget” means, at any time, the budget most recently submitted to the Lender pursuant to Section 5.2(c), but only so long as such budget has been approved by the Lender in its reasonable discretion in writing.

“Approved Long-Term Supply Agreement” means each offtake agreement entered into by the Company with an Acceptable Buyer that satisfies the requirements set forth in subclause (i) or subclause (ii) of Section 6.8(d).

“Attributable Indebtedness” means, as of any date of determination, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

“Beneficial Ownership Certification” has the meaning specified in Section 8.12.

“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.

“Bitterroot Lease Agreement” means the Lease (Single Tenant; Gross) dated as of June 12, 2020, between Grow Bitterroot, LLC, as landlord, and Bounti Bitterroot, as tenant.

“Borrowers” has the meaning specified in the preamble.

“Bounti Bitterroot” means Bounti Bitterroot LLC, a Delaware limited liability company.

“Business Day” means any day that is not a Saturday, Sunday or other day that is a legal holiday under the laws of the State of New York or Minnesota or is a day on which banking institutions in such state are authorized or required by Law to close.

“Capitalized Lease” means each lease that has been or is required to be, in accordance with GAAP, recorded as a capital or finance lease.

“Cash Equivalents” means:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from a Credit Rating Agency;

(c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any state thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

(e) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA and Aaa (or equivalent rating) by at least two Credit Rating Agencies and (iii) have portfolio assets of at least $5,000,000,000.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law, rule, regulation or treaty, (b) any change in any Law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means any event, circumstance or occurrence that results in:

(a) at any time prior to the Qualified SPAC Transaction Effective Date, (i) the Closing Date Holders failing to own and Control, directly or indirectly, 75% of the Equity Interests of the Company; (ii) the Company failing to own and Control, directly or indirectly, 100% of the Equity Interests of each Subsidiary (it being agreed that a Change of Control shall not occur to the extent a Loan Party or other Subsidiary dissolves or merges into a Loan Party in accordance with Section 6.3, with such Loan Party continuing as the surviving entity), (iii) [reserved], or (iv) a change in the composition of the Governing Board of the Company such that Continuing Directors cease to constitute 50% or more of the Company’s Governing Board.

(b) at any time after the Qualified SPAC Transaction Effective Date, (i) Holdings failing to own and Control, directly or indirectly, 100% of the Equity Interests of the Company, free and clear of all Liens other than Liens in favor of the Lender, (ii) the Company failing to own and Control, directly or indirectly, 100% of the Equity Interests of each other Loan Party, free and clear of all Liens other than Liens in favor of the Lender (it being agreed that a Change of Control shall not occur to the extent a Loan Party or other Subsidiary dissolves or merges into a Loan Party in accordance with Section 6.3, with such Loan Party continuing as the surviving entity), (iii) [reserved], (iv) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 30% or more of the Equity Interests of Holdings entitled to vote for members of the Governing Board of Holdings on a fully diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right), or (v) a change in the composition of the Governing Board of Holdings, the Company or any Subsidiary Borrower such that Continuing Directors cease to constitute 50% or more of such Person’s Governing Board.

For the avoidance of doubt, the occurrence of the First Merger (as defined in the SPAC Merger Agreement) shall not result in any Change of Control hereunder so long as such First Merger (i) is consummated in accordance with the terms and conditions of the SPAC Merger Agreement and (ii) occurs substantially concurrently with the Second Merger (as defined in the SPAC Merger Agreement).

“Closing Date” means the date of this Agreement.

“Closing Date Holders” means, collectively, the beneficial owners of all Equity Interests of the Company as of the Closing Date as listed in the Perfection Certificate delivered to the Lender pursuant to Section 4.1(f).

“Closing Date Letter Agreement” means Letter Agreement dated as of the Closing Date between the Company and the Lender.

“Closing Date Subordinated Loan” means the Term Loan made hereunder on the Closing Date, the proceeds of which must be applied in accordance with Section 5.12(b).

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means any and all assets on which a Lien is granted to the Lender to secure any or all of the Obligations.

“Collateral Assignment” means:

(a) with respect to any Material Project Document, a collateral assignment in favor of and in form and substance reasonably acceptable to the Lender, duly executed by the applicable parties thereto and consented to and acknowledged by (x) with respect to any GC Contract, the applicable General Contractor, and (y) with respect to any other Material Project Document, to the extent reasonably requested by the Lender, the Material Project Participant party to such Material Project Document; provided that, solely with respect to Project Licenses, the Loan Parties shall only be required to use commercially reasonable efforts to deliver consents and acknowledgments of collateral assignments in respect of Project Licenses under this clause (a)(y); and

(b) with respect to any Material Agreement (other than a Material Project Document), when reasonably requested by the Lender, (x) a collateral assignment in favor of and in form and substance reasonably acceptable to the Lender, duly executed by the applicable Loan Party or Subsidiary and (y) consented to and acknowledged by each other Person party to or other Person who has an interest in such Material Agreement; provided that, except in the case of Third-Party Farm Lease Agreements, the Loan Parties shall only be required to use commercially reasonable efforts to deliver consents and acknowledgments of collateral assignments from third parties under this clause (b)(y).

“Collateral Documents” means, collectively, the Security Agreement, each Account Control Agreement, each Mortgage, each Collateral Assignment, each Lien Waiver Agreement and each other instrument, certificate or document pursuant to which any Borrower or any other Loan Party has granted a Lien to the Lender to secure any or all of the Obligations.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Completion” means, with respect to a Farm Project, (a) the completion of such Farm Project in accordance with the terms of the applicable Project Documents and the Loan Documents and the requirements of all Applicable Laws and third-party and governmental consents and approvals; (b) without limiting the foregoing, construction of such Farm Project has been certified as complete by the applicable General Contractor, the other Material Project Contractors and the Project Consultant; (c) the Borrowers have delivered to the Lender evidence that a valid notice of completion has been recorded to establish commencement of the shortest statutory period in the filing of mechanics’ and materialmen’s Liens, if applicable; (d) full and final unconditional waivers of mechanics’ Liens from all contractors engaged in connection with such Farm Project shall have been delivered to the Lender; (e) a final, unconditional certificate of occupancy or other applicable approval from the appropriate Governmental Authority permitting occupancy of the applicable Farm shall have been issued as to the applicable Farm; and (f) the Company has delivered to the Lender a duly executed Final Completion Certificate. “Complete” shall have a correlative meaning.

“Completion Deadline” means, with respect to each Farm Project, the date determined by the Borrowers and reasonably acceptable to the Lender by which Completion of such Farm Project must occur, which date will be set forth in the Construction Budget (including the Initial Construction Budget) and Construction Schedule applicable to such Farm Project.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C attached hereto or such other form approved by the Lender.

“Consolidated Adjusted EBITDA” means, with respect to the Consolidated Group, for the applicable Covenant Computation Period, Consolidated Net Income for such period plus, without duplication and to the extent deducted in determining Consolidated Net Income for such period, the sum of (a) Consolidated Interest Expense, (b) provision for Taxes based on income, (c) depreciation expense, (d) amortization expense, (e) unusual or non-recurring charges, expenses or losses and (f) other non-cash charges, expenses or losses (excluding any such non-cash charge to the extent it represents an accrual or reserve for potential cash charge in any future period or amortization of a prepaid cash charge that was paid in a prior period), minus, to the extent included in determining Consolidated Net Income for such period, the sum of (i) unusual or non-recurring gains and non-cash income, (ii) any other non-cash income or gains increasing Consolidated Net Income for such period (excluding any such non-cash gain to the extent it represents the reversal of an accrual or reserve for potential cash charge in any prior period) and (iii) any gains realized from the disposition of property outside of the ordinary course of business, all as determined on a consolidated basis.

“Consolidated Group” means, prior to the Qualified SPAC Transaction Effective Date, the Company and the other Loan Parties, and after the Qualified SPAC Transaction Effective Date, Holdings, the Company and the other Loan Parties, in each case, including, but not limited to, each Borrower.

“Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Adjusted EBITDA for the most recently completed Covenant Computation Period, to (b) Consolidated Interest Expense for the most recently completed Covenant Computation Period.

“Consolidated Interest Expense” means, with respect to the applicable Covenant Computation Period, total interest expense (including that attributable to Capitalized Leases) net of total interest income of the Consolidated Group on a consolidated basis for such period with respect to all outstanding Indebtedness of the Consolidated Group (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Swap Contracts to the extent that such net costs are allocable to such period).

“Consolidated Net Income” means, with respect to the applicable Covenant Computation Period, the consolidated net income (or loss) of the Consolidated Group on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of a Loan Party or is merged into or consolidated with a Loan Party or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of a Loan Party) in which a Loan Party or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by such Loan Party or such Subsidiary in the form of dividends or similar distributions, and (c) the undistributed earnings of any Subsidiary of a Loan Party to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or requirement of Law applicable to such Subsidiary.

“Consolidated Total Funded Indebtedness” means, as of any date of determination, the aggregate amount of Indebtedness of the Consolidated Group outstanding on such date, determined on a consolidated basis in accordance with GAAP, consisting only of Indebtedness included in clauses (a), (b) (but with respect to earn-out obligations, only to the extent due and payable), (c) (but with respect to letters of credit, only to the extent of any drawn and unreimbursed amounts in respect thereof), (e), (f), (g) and (k) (only with respect to guarantees of Indebtedness otherwise included in this definition) of the definition of “Indebtedness.”

“Consolidated Total Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Funded Indebtedness as of such date, minus Unrestricted Cash of the Loan Parties as of such date in an amount not to exceed $20,000,000, to (b) Consolidated Adjusted EBITDA for the most recently completed Covenant Computation Period.

“Construction Budget” means, with respect to a Farm Project, a budget in form and substance reasonably satisfactory to the Lender (and, in the discretion of the Lender, after consultation with the Project Consultant), which may be revised from time to time by the Borrowers in accordance with the terms and conditions of this Agreement, and which sets forth all anticipated Project Costs, including, but not limited to, all construction and non-construction costs, all interest, fees and other carrying costs relating to such Farm Project, and all applicable contingency reserves. Each Construction Budget shall contain a statement of sources and uses of proceeds, broken down as to separate construction phases and components, including line item costs breakdowns for all costs by trade, job and subcontractor.

“Construction Schedule” means, with respect to a Farm Project, a progress schedule in form and substance reasonably satisfactory to the Lender (and, in the discretion of the Lender, after consultation with the Project Consultant), showing the estimated commencement and completion dates for each material phase of such Farm Project, including the construction, equipping and completion of such Farm Project, and setting forth the estimated Final Completion Date with respect to such Farm Project, as such progress schedule may be revised from time to time by the Borrowers in accordance with the terms and conditions of this Agreement.

“Continuing Directors” means, as of any date, (a) those members of the Governing Board of a Person who assumed office prior to such date, and (b) those members of the Governing Board of a Person who assumed office after such date and whose appointment or nomination for election by such Person’s members was approved by the Governing Board of such Person in accordance with such Person’s Organizational Documents.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings analogous thereto.

“Covenant Compliance Date” means the last day of each calendar quarter.

“Covenant Computation Period” means the four consecutive calendar quarters immediately preceding and ending on a Covenant Compliance Date.

“Credit Rating Agency” means a nationally recognized credit rating agency that evaluates the financial condition of issuers of debt instruments and then assigns a rating that reflects its assessment of the issuer’s ability to make debt payments.

“CRM” means Cargill Risk Management, a division of Cargill, Incorporated, or any Affiliate thereof.

“Debt Service Coverage Ratio” means, with respect to the Consolidated Group, for the applicable Covenant Computation Period, the ratio of (a) Consolidated Adjusted EBITDA during such period, to (b) the sum of (without duplication) (i) all scheduled principal payments on all Indebtedness for borrowed money (other than any such Indebtedness described in clause (j) of the definition thereof) due during such period or on demand, (ii) all interest paid in cash during such period, and (iii) all rental payments under leases of real or personal property, regardless of whether such leases are characterized as operating leases or finance (or capital) leases, all determined in accordance with GAAP on a consolidated basis.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means, as of any date of determination, the following: (a) for each Term Loan, the Applicable Interest Rate plus 3.00% per annum; and (b) for all other Obligations, the Applicable Interest Rate plus 3.00%.

~~“Delaware Code” means the “Delaware Code” as defined in 1 Del. C. § 101, as amended from time to time.~~

“Disbursing Agent” means First American Title Insurance Company or such other title insurance company to the Lender in its sole discretion.

“Disbursing Agreement” means the Disbursing Agreement of even date herewith among the Company, the Lender and the Disbursing Agent.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition of any property or asset by any Person, including, but not limited to, any sale and leaseback transaction, any “division” under the Delaware Code, any issuance of Equity Interests by a Subsidiary of such Person, or any sale, discounting, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Equity Interest” means any Equity Interest that, by its terms (or the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Equity Interests that are not Disqualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior Payment in Full of all Obligations), (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the Maturity Date; provided that if such Equity Interests are issued in the ordinary course of business pursuant to a plan for the benefit of employees of the Company or any of its Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by the Company or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Dollar”, “Dollars”, “U.S. Dollars” and “$” mean lawful money of the United States.

“Environmental Indemnity” means the Environmental Indemnity Agreement of even date herewith by the Borrowers in favor of the Lender.

“Environmental Laws” means any and all federal, state, local and foreign statutes, Laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions, including all common law, relating to pollution or the protection of health, safety or the environment (including, without limitation, water rights and entitlements, including the right to extract and beneficially use groundwater) or the release of any materials into the environment, including those related to Hazardous Materials, air emissions, discharges to waste or public systems and health and safety matters.

“Environmental Liability” means any liability or obligation, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), directly or indirectly, resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment, disposal or permitting or arranging for the disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“EPA” means the United States Environmental Protection Agency or any successor agency thereto, whether acting through a local, state, federal or other office.

“Equity Interests” means, as to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrowers or another Loan Party within the meaning of Sections 414(b), (c), (m) and (o) of the Code or Section 4001(a) of ERISA.

“ESOP Share Seller” means the Hollandia Produce Group, Inc. Employee Stock Ownership Trust.

“Event of Default” has the meaning specified in Article VII.

“Excluded Accounts” has the meaning assigned to such term in the Security Agreement.

“Excluded Contractor or Subcontractor” means each contractor or subcontractor engaged to furnish materials or services in connection with a Farm Project pursuant to contracts, purchase orders or other agreements that in the aggregate are less than $50,000 (or such greater amount as the Disbursing Agent and the Lender may agree to in writing) with respect to each such contractor or subcontractor.

“Excluded Subsidiary” means any Subsidiary that satisfies the following conditions: (a) such Subsidiary is identified on Schedule B hereto (as such schedule may be amended or supplemented from time to time with the Lender’s prior written consent (not to be unreasonably withheld)), (b) all of the tangible assets of such Subsidiary are located in a “qualified opportunity zone” as defined in Section 1400Z-1(a) of the Code, and (c) such Subsidiary at no time received or receives, directly or indirectly, any proceeds of any Term Loan made hereunder.

“Excluded Swap Obligations” means with respect to any Guarantor, any obligations in respect of Swap Obligations if, and to the extent that, all or a portion of the guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligations (or any guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the United States Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason not to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the guaranty of such Guarantor becomes effective with respect to such related Swap Obligations. For purposes of this definition, “Swap Obligations” means, with respect to any Guarantor, any obligations to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to the Lender or required to be withheld or deducted from a payment to the Lender: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of the Lender being organized under the laws of, or having its principal office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of the Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of the Lender with respect to an applicable interest in the Term Loan pursuant to a Law in effect on the date on which the Lender acquires such interest in the Term Loan, and (c) any withholding Taxes imposed under FATCA.

“Existing Bridge Indebtedness” means the Indebtedness under the Credit Agreement dated as of March 22, 2021 between the Company and the Lender (as defined therein).

“Exiting Lenders” means, as of the Closing Date, the holders of any Indebtedness of any Loan Party (other than Permitted Indebtedness).

“Farm” means a greenhouse facility and associated infrastructure.

“Farm Lease Agreement” means each lease agreement in respect of a Farm Project Site.

“Farm Project” means the development, design, construction, equipping, retrofitting, improvement, testing and completion of a Farm in accordance with the terms of the relevant Project Documents, including (a) all equipment, buildings, structures, improvements, fixtures, attachments, appliances, machinery and systems in connection with such Farm and (b) all Project Documents and other contracts and agreements related thereto.

“Farm Project Site” means the real property in which a Loan Party has a fee simple or leasehold interest and upon which a Farm Project or Farm is or will be located.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations promulgated thereunder.

“Fee Determination Date” means the earlier of (a) the Maturity Date, (b) the date on which any of the Obligations are prepaid pursuant to Section 2.4 or 2.5, and (c) the date on which any Obligations are accelerated pursuant to the Loan Documents or Applicable Law.

“Fee Letter” means each of (a) the Fee Letter dated as of the Closing Date among the Borrowers and the Lender, (b) the First Amendment Fee Letter, and (c) each separate agreement entered into from time to time by and between the Borrowers or any other Loan Party and the Lender, in each case setting forth certain fees to be paid by the Borrowers or such other Loan Party to the Lender, as more fully set forth therein.

“Final Completion Certificate” means a certificate of a Responsible Officer of the Company in the form of Exhibit E attached hereto.

“Final Completion Date” means the date of Completion.

“Financial Officer” means, as to any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person.

“First Amendment” means the First Amendment to Credit Agreements and Subordination Agreement dated as of the First Amendment Effective Date among the Borrowers, Holdings, the Lender and the Senior Creditor.

“First Amendment Effective Date” means March 14, 2022.

“First Amendment Fee Letter” means the Fee Letter dated as of the First Amendment Effective Date among the Loan Parties and the Lender.

“First Amendment Funding Date” means the date on which the First Amendment Term Loan hereunder is funded to the Borrowers.

“First Amendment Joinder Parties” means the Paragon Entities (other than Hollandia GA Investor Corp. and Hollandia GP) and Greeley LLC.

“First Amendment Term Loan” means, subject to the terms and conditions set forth herein and in the First Amendment, the Term Loan to be made on the Paragon Acquisition Effective Date.

“First Post-SPAC Subordinated Term Loan” has the meaning specified therefor in the definition of “Subordinated Facility Post-SPAC Funding Date”.

“Fiscal Year” means, with respect to the Borrowers or any Subsidiary, a calendar year ending December 31.

“Flood Laws” means, collectively, (a) the National Flood Insurance Act of 1968, (b) the Flood Disaster Protection Act of 1973, (c) the National Flood Insurance Reform Act of 1994 and (d) the Biggert-Waters Flood Insurance Act of 2012, in each case, as now or hereinafter in effect, and any successor statute thereto, and all such other Applicable Laws related thereto.

“Food Security Act” means 7 U.S.C. Section 1631, and any successor statute thereto, together with each law establishing a “central filing system” (as defined in 7 U.S.C. Section 1631) that has been certified by the Secretary of the United States Department of Agriculture.

“GAAP” means, subject to Section 1.3, United States generally accepted accounting principles as in effect as of the date of determination thereof.

“GC Contract” means, with respect to a Farm Project, an agreement for general contract services entered into between the General Contractor engaged for such Farm Project, on the one hand, and any Borrower or any other Loan Party or Subsidiary, on the other hand.

“General Contractor” means, with respect to a Farm Project, a Person engaged by any Borrower or any other Loan Party or Subsidiary to act as the general contractor for such Farm Project, which Person shall in each case be acceptable to the Lender in its reasonable discretion.

“Governing Board” means, with respect to any corporation, limited liability company or similar Person, the board of directors, board of governors or other body or entity that sets overall institutional direction for such Person (including, with respect to any trust, the trustees thereof).

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Greeley LLC” means 2139 E. 8th Street Greeley, LLC, a Delaware limited liability company.

“Guarantor” means each Person guarantying the payment of the Obligations pursuant to a Guaranty.

“guaranty” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guarantying or having the economic effect of guarantying any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part) or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “guaranty” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any guaranty shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guarantying Person in good faith. The term “guaranty” as a verb has a corresponding meaning.

“Guaranty” means each guaranty, in form and substance acceptable to the Lender, guarantying the payment of the Obligations.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes, and any other substance or wastes defined as a “hazardous waste,” “hazardous material,” “hazardous substance,” “extremely hazardous waste,” “restricted hazardous waste,” “toxic waste” or “toxic substance” pursuant to any Environmental Law.

“Holdings” means, following the Qualified SPAC Transaction Effective Date, Local Bounti Corporation, a Delaware corporation, as successor to Leo Holdings III Corp, a Cayman Islands exempted company which shall have domesticated as a Delaware corporation in accordance with the terms of the SPAC Merger Agreement.

“Hollandia GA” means Hollandia Produce GA, LLC, a Delaware limited liability company.

“Hollandia GA Investor Corp.” means Hollandia Produce GA Investor Corporation, a Delaware corporation.

“Hollandia GP” means Hollandia GP, LLC, a California limited liability company.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) all obligations of such Person for the deferred purchase price of property, assets or services (other than trade payables, in each case to the extent payable in the ordinary course of business);

(c) all direct or contingent obligations of such Person arising under (i) letters of credit (including standby and commercial), bankers’ acceptances and bank guaranties and (ii) surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;

(d) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements);

(e) all obligations, contingent or otherwise, of such Person in connection with any securitization of any products, receivables or other property or assets which obligations are recourse to such Person or such Person’s property or assets;

(f) all obligations of such Person under factoring agreements or similar arrangements;

(g) all Attributable Indebtedness;

(h) all obligations of such Person in respect of Disqualified Equity Interests;

(i) all other obligations of such Person which are required to be reflected in, or are reflected in, such Person’s financial statements recorded or treated as indebtedness under GAAP;

(j) net obligations of such Person under any Swap Contract; and

(k) all guaranties of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any Indebtedness of any Person for purposes of clause (d) that is expressly made non-recourse or limited-recourse (limited solely to the assets securing such Indebtedness) to such Person shall be deemed to be equal to the lesser of (i) the aggregate principal amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of the Obligations under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning specified in Section 8.3(b).

“Initial Construction Budget” means, with respect to each Farm Project, the initial Construction Budget delivered to the Lender in respect of such Farm Project.

“Initial Minimum Interest Amount” means an amount equal to the greater of (a) $0 and (b) the sum of all interest payments due and payable by the Borrowers in respect of Term Loans outstanding during the period commencing on the First Amendment Funding Date and ending on the last Business Day of the calendar quarter ending March 31, 2024; provided, to the extent the aggregate principal balance of outstanding Term Loans during such period is at any time less than $20,000,000, the Initial Minimum Interest Amount shall be determined assuming that aggregate principal balance of outstanding Term Loans is $20,000,000.

“Interest Reserve Account” means a deposit account established by the Company with a financial institution acceptable to the Lender and containing such minimum funds as required under Section 5.17.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, guaranty or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor incurs Indebtedness of the type referred to in clause (k) of the definition of “Indebtedness” in respect of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment but giving effect to any returns or distributions of capital or repayment of principal actually received in cash by such Person with respect thereto.

“IRA Shortfall” has the meaning specified in Section 5.17(b).

“Joinder Agreement” means a joinder agreement substantially in the form of Exhibit F hereto or any other form accepted by the Lender in its sole discretion.

“Junior Debt” means unsecured Indebtedness and any other Indebtedness that (a) is secured by Liens on Collateral that have a priority that is junior to the Liens on Collateral that secure the Obligations, and/or (b) by its terms, is contractually subordinated in right of payment to the Obligations.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lender” has the meaning specified in the preamble.

“Lender Discretionary Prepayment Event” has the meaning specified in Section 2.5.

“Licenses” means all franchises, permits, licenses and other rights, including all governmental approvals, authorizations, consents, licenses and permits, that are necessary or required for the conduct of the businesses conducted by any Loan Party or any of its Subsidiaries, including, without limitation, the construction and operation of any Farm.

“Lien” means any mortgage, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other, including, without limitation, mechanics’ liens), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Lien Waiver Agreement” means any landlord’s waiver, bailee waiver or other lien waiver or subordination agreement, in form and substance reasonably satisfactory to the Lender, duly executed by the parties thereto.

“Liquidity” means, as of any date of determination, the sum, without duplication, of (a) the amount at such time of all Unrestricted Cash of the Loan Parties, plus (b) the amount at such time of all cash held in the Interest Reserve Account, plus (without duplication) (c) the amount at such time of all cash held in the Debt Service Reserve Account (as defined in the Senior Credit Agreement) (it being understood and agreed, for the avoidance of doubt, that the Interest Reserve Account and the Debt Service Reserve Account may both be maintained in a single deposit account of the Company).

“Loan Documents” means, collectively, this Agreement, the First Amendment, the Term Loan Note, the Collateral Documents, the Guaranty, the Subordination Agreement, the Disbursing Agreement, the Environmental Indemnity, the Perfection Certificate, the Closing Date Letter Agreement, each Fee Letter and each other instrument, certificate or document delivered in connection herewith or therewith; provided that, for the avoidance of doubt, the Warrant Agreement shall not be a Loan Document.

“Loan Parties” means the Borrowers, any Guarantor and any other Person that grants a Lien on any of its assets to secure the Obligations.

“Loan Request” means a request for a Term Loan, in each case substantially in the form of Exhibit B hereto or any other form accepted by the Lender in its sole discretion.

“Management Agreement” has the meaning specified in Section 6.7(b).

“Margin Stock” means margin stock within the meaning of Regulation T, U or X of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Material Adverse Effect” means (a) a material adverse change in or a material adverse effect on the operations, business, properties or condition (financial or otherwise) of the Borrowers (taken as a whole) or of any other Loan Party (individually), or (b) a material adverse effect on (i) the ability of any Loan Party to punctually perform any of the Obligations, (ii) the legality, validity, binding effect or enforceability of any Loan Document or (iii) the rights, remedies and benefits available to, or conferred upon, the Lender under any Loan Documents.

“Material Agreement” means (a) the SPAC Merger Agreement, (b) each Material Project Document, (c) each Farm Lease Agreement, (d) each Approved Long-Term Supply Agreement, (e) the Bitterroot Lease Agreement and each other Farm Lease Agreement, (f) the Warrant Agreement, (g) each Paragon Purchase Agreement and each other Paragon Purchase Document, (h) each agreement, contract, note, bond, debenture or other instrument evidencing Indebtedness of any Loan Party or Subsidiary in an aggregate principal amount in excess of $2,000,000; and (i) without limiting the foregoing, each other agreement, contract, License or instrument (including any supply, sales, input or offtake agreement) binding on any Loan Party or Subsidiary pursuant to which either (x) such Person shall pay or receive more than $2,000,000 per annum in the aggregate, or (y) the cancellation, termination or suspension of which, or the failure of any party thereto to perform its obligations thereunder, could reasonably be expected to have a Material Adverse Effect. Notwithstanding the foregoing, however, in no event will any Loan Document or any Senior Indebtedness Document constitute a Material Agreement for purposes of this Agreement.

“Material Project Contractor” means, with respect to a Farm Project, the General Contractor engaged for such Farm Project and any contractor whose work, equipment and/or supplies provided with respect to such Farm Project exceeds $500,000 in the aggregate.

“Material Project Documents” means, with respect to a Farm Project, the applicable Project Plans, Project Licenses, GC Contract, Construction Budget, Construction Schedule, construction payment and performance bonds (if any), insurance certificates, and each contract or supply agreement entered into by any Borrower, any other Loan Party or Subsidiary in connection with such Farm Project pursuant to which such Person shall pay or receive more than $500,000 per annum in the aggregate.

“Material Project Participants” means, collectively, any Borrower, each other Loan Party and each other Person that is from time to time a party to a Material Project Document.

“Maturity Date” means September 3, 2028.

“Maximum Rate” has the meaning specified in Section 8.13.

“Minimum Interest Amount” means, as of any date of determination occurring during the periods described in the table below, the amount set forth opposite each such applicable period:

Period	Minimum Interest Amount
The period commencing on the First Amendment Funding Date and ending on March 31, 2024	The Initial Minimum Interest Amount (as such amount may be reduced from time to time as a result of the application of funds in the Interest Reserve Account to the payment of interest in accordance with Sections 2.3(a) and 2.3(d))

The period commencing on April 1, 2024 and at all times thereafter	An amount equal to interest payments that would be required for two (2) calendar quarters, calculated based on the aggregate principal balance of outstanding Term Loans during such period

“Minimum Liquidity Step-up Date” means the earlier to occur of (a) the Qualified SPAC Transaction Effective Date and (b) December 31, 2021.

“Montana Property” means the real property and related improvements leased by Bounti Bitterroot in Hamilton, Montana pursuant to the Bitterroot Lease Agreement.

“Mortgage” means a mortgage (including a leasehold mortgage), deed of trust or similar security instrument from a Loan Party, pursuant to which such Loan Party grants the Lender a Lien on real property and related improvements to secure payment of the Obligations.

“Net Proceeds” means (a) with respect to any Disposition, the cash and Cash Equivalent proceeds thereof received by any Borrower, any other Loan Party or Subsidiary, net of reasonable and documented brokerage, legal, accounting and other fees and expenses, to the extent actually paid from such gross proceeds to Persons other than Affiliates of any Loan Party, (b) with respect to any issuance or incurrence of Indebtedness or Equity Interests, the cash and Cash Equivalent proceeds thereof, net of reasonable and documented fees, commissions, costs, underwriting discounts and other fees and expenses incurred in connection therewith, and (c) with respect to any casualty or condemnation event, the cash and Cash Equivalent proceeds thereof received by any Loan Party or Subsidiary, net of reasonable and documented legal, accounting and other fees and expenses, to the extent actually paid from such gross proceeds to Persons other than Affiliates of any Loan Party. If any proceeds are received in a form other than cash or Cash Equivalents and subsequently converted into cash or Cash Equivalents, then such proceeds shall be treated as Net Proceeds for purposes of this definition at such time as they are converted into cash or Cash Equivalents.

“Obligations” means (a) all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document, and (b) all Swap Obligations, and other obligations with respect to any Swap Contract, of any Loan Party to a Swap Party, in each case (whether under the foregoing clause (a) or clause (b)) direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the foregoing, the Obligations include (x) the obligation to pay principal, interest, charges, expenses, fees, indemnities and other amounts payable by any

Loan Party or Subsidiary under any Loan Document and (y) the obligation of each Loan Party or Subsidiary to reimburse any amount in respect of any of the foregoing that the Lender, in each case in its sole discretion, may elect to pay or advance on behalf of the Borrowers. Notwithstanding the foregoing or the terms of any other Loan Document, the Obligations guaranteed by any Loan Party or secured by any Lien granted by any Loan Party shall exclude any obligations constituting Excluded Swap Obligations with respect to such Loan Party.

“OFAC” means the United States Department of the Treasury’s Office of Foreign Assets Control.

“Organizational Documents” means (a) as to any corporation, the charter or certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) as to any limited liability company, the certificate or articles of formation or organization and operating or limited liability agreement and (c) as to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to the Lender, Taxes imposed as a result of a present or former connection between the Lender and the jurisdiction imposing such Tax (other than connections arising from the Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in the Term Loan or any Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“PACA” means the Perishable Agricultural Commodities Act, 1930, as amended (7 U.S.C. § 499(e)(c)(2) et seq.), together with all rules and regulations relating thereto or promulgated thereunder by any Governmental Authority (including 7 C.F.R. § 46.1 et seq.).

“Paragon” means Hollandia Produce Group, Inc., a California corporation.

“Paragon Acquisition” means the acquisition by the Company of Paragon, Hollandia GA Investor Corp., Hollandia GA and their respective Subsidiaries and the acquisition of the Paragon Properties, in each case pursuant to the Paragon Purchase Documents.

“Paragon Acquisition Effective Date” means the date on which each of (a) the “Closing Date” under and as defined in the Paragon California PSA has occurred in accordance with the terms and conditions of the Paragon California PSA, (b) the “Closing Date” under and as defined in the Paragon Georgia PSA has occurred in accordance with the terms and conditions of the Paragon Georgia PSA, (c) the “Closing Date” under and as defined in the Paragon Georgia UPA has occurred in accordance with the terms and conditions of the Paragon Georgia UPA, and (d) the “Closing Date” under and as defined in the Paragon Property PSA has occurred in accordance with the terms and conditions of the Paragon Property PSA.

“Paragon California PSA” means the Purchase and Sale Agreement dated as of March 14, 2022 among (1) the ESOP Share Seller, as share seller, (2) Mosaic Capital Investors I, LP, a Delaware limited partnership, and True West Capital Partners Fund II, L.P. formerly known as Seam Fund II, L.P., a Delaware limited partnership, as warrant sellers, (3) Mosaic Capital Investors LLC, a Delaware limited liability company, solely in its capacity as sellers’ representative (the “Sellers’ Representative”), (4) Paragon, (5) the Company, as purchaser, and (6) Holdings, as parent, pursuant to which the Company agreed to purchase all of the issued and outstanding capital stock of, and all of the issued and outstanding warrants to purchase shares of capital stock of, Paragon. The Borrowers acknowledge and agree that a true, correct and complete copy of the Paragon California PSA was delivered to the Lender on the First Amendment Effective Date.

“Paragon Entities” means, collectively, Paragon, Hollandia GA Investor Corp., Hollandia GA and their respective Subsidiaries.

“Paragon Georgia PSA” means the Purchase and Sale Agreement dated as of March 14, 2022 among (1) Mosaic Capital Investors I, LP and True West Capital Partners Fund II, LP, as sellers, (2) the Sellers’ Representative, (3) the Company, as purchaser, (4) Hollandia GA Investor Corporation, a Delaware corporation, and (5) Holdings, as parent, pursuant to which the Company agreed to purchase all of the issued and outstanding shares of capital stock of Hollandia GA Investor Corp. holding all of the issued and outstanding Series A Preferred Units of Hollandia GA. The Borrowers acknowledge and agree that a true, correct and complete copy of the Paragon Georgia PSA was delivered to the Lender on the First Amendment Effective Date.

“Paragon Georgia UPA” means the Unit Purchase Agreement dated as of March 14, 2022 among (1) the individuals identified therein, as sellers, (2) the Company, as purchaser, and (3) Holdings, as parent, pursuant to which the Company agreed to purchase all of the issued and outstanding Class B Common Units of Hollandia GA. The Borrowers acknowledge and agree that a true, correct and complete copy of the Paragon Georgia UPA was delivered to the Lender on the First Amendment Effective Date.

“Paragon Material Adverse Effect” means a “Company Material Adverse Effect,” as defined in the Paragon California PSA as in effect on the First Amendment Effective Date.

“Paragon Properties” means, collectively, (i) the real property and related improvements owned by the Paragon Property Purchaser, having a common address of 1550 Santa Monica Road, Carpinteria, Santa Barbara County, California 93013, (ii) the real property and related improvements owned by the Paragon Property Purchaser, having a common address of 6135 North Rose Avenue, Oxnard, Ventura County, California 93036, and (iii) the real property and related improvements owned by the Paragon Property Purchaser, having a common address of Highway 41, Warner Robins, Peach County, Georgia 31088.

“Paragon Property PSA” means the Purchase and Sale Agreement dated as of March 14, 2022 between (1) STORE Master Funding XVIII, LLC, as seller, and (2) Hollandia Real Estate, LLC, as purchaser (the “Paragon Property Purchaser”), pursuant to which the seller agreed to sell, and Hollandia Real Estate, LLC agreed to purchase, the Paragon Properties. The Borrowers acknowledge and agree that a true, correct and complete copy of the Paragon Property PSA was delivered to the Lender on the First Amendment Effective Date.

“Paragon Property Purchaser” has the meaning specified therefor in the definition of “Paragon Property PSA”.

“Paragon Purchase Agreements” means, collectively, the Paragon California PSA, the Paragon Georgia PSA, the Paragon Georgia UPA and the Paragon Property PSA.

“Paragon Purchase Documents” means (a) the Paragon Purchase Agreements (including, for the avoidance of doubt, all exhibits and schedules thereto), (b) the Registration Rights Agreement substantially in the form attached to the Paragon California PSA as Exhibit B, and (c) the Escrow Agreement substantially in the form attached to the Paragon California PSA as Exhibit E.

“PASA” means the Packers and Stockyards Act, 1921, as amended (7 U.S.C. § 181 et seq.), together with all rules and regulations relating thereto or promulgated thereunder (including 9 C.F.R. § 200 et seq.).

“PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“Payment in Full” means, as of any date of determination, that (a) all commitments of the Lender with respect to the Term Loan Facility and all obligations of the Swap Parties in respect of Swap Contracts are terminated, and (b) the entire amount of principal of and interest on the Term Loans, and all other amounts of fees, payments and other Obligations under this Agreement and the other Loan Documents (including, without limitation, all obligations of the Loan Parties under Swap Contracts entered into with any Swap Party) are paid in full in cash (other than contingent indemnification obligations and reimbursement obligations in respect of which no claim for payment has yet been asserted by the Person entitled thereto). “Paid in Full” shall have a correlative meaning.

“Perfection Certificate” means a certificate in form and substance satisfactory to the Lender signed by a Responsible Officer of the Borrowers setting forth certain information with respect to the Loan Parties, their Subsidiaries and their respective assets.

“Permitted Going Concern Qualification” means, solely with respect to the audited financial statements of the Company and its Subsidiaries (or, if delivered after the Qualified SPAC Transaction Effective Date, of the Consolidated Group) delivered to the Lender pursuant to Section 5.1(a) for the Fiscal Year ending December 31, 2021 and the Fiscal Year ending December 31, 2022, a “going concern” or like qualification, exception or explanatory paragraph.

“Permitted Indebtedness” has the meaning specified in Section 6.1.

“Permitted Liens” has the meaning specified in Section 6.2.

“Person” means any natural Person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) maintained for current or former employees, officers, members or directors of any Loan Party or any ERISA Affiliate, or any such plan to which any Loan Party or Subsidiary is required to contribute on behalf of any of its current or former employees or with respect to which such Loan Party or Subsidiary has any liability.

“Producer” means any producer, packer, processor, manufacturer, dealer, broker, agent, person engaged in farming operations, cooperative whose members consist of any such Persons or other seller of perishable agricultural products or other agricultural goods, including, without limitation, potatoes, corn, “Meat Food Products”, “Livestock”, “Livestock Products”, “Poultry”, “Poultry Products” (each as defined in PASA) and “Perishable Agricultural Commodities” (as defined in PACA).

“Project Consultant” means a project consultant appointed or retained by the Lender and approved by the Company (such approval not to be unreasonably withheld or delayed) to review, on behalf of the Lender, Construction Budgets, Construction Schedules, ongoing construction of any Farm Project, and/or other matters related to any Farm Project. To the extent a Project Consultant has not been appointed or retained, the references in this Agreement to Project Consultant and related provisions shall have no force and effect and any required approvals, consents or other actions of the Project Consultant which are required or to be performed shall be deemed given or performed, as the case may be.

“Project Costs” means the following costs and expenses incurred by the Borrowers or any other Loan Party or Subsidiary in connection with a Farm Project and set forth in the applicable Construction Budget or otherwise approved by the Lender (and, in the discretion of the Lender, after consultation with the Project Consultant): (a) costs incurred by a Borrower or any other Loan Party or Subsidiary under any Project Documents with respect to the acquisition (including the acquisition of a Farm Project Site), site preparation, design, engineering, procurement of equipment, construction, installation, start-up, mobilization and testing of a Farm Project (including costs associated with structural matters, piping, labor, electrical, design and management and contingency matters); (b) fees and expenses incurred by or on behalf of a Borrower or any other Loan Party or Subsidiary in connection with any Farm Project and the consummation of the transactions contemplated by this Agreement and the other Loan Documents with respect to financing such Farm Project, including financial, working capital, accounting, legal, surveying and consulting fees, and the costs of engineering; (c) interest and fees on the Term Loans with respect to a Farm Project; (d) insurance premiums with respect to any Mortgages for a Farm Project and as otherwise required pursuant to this Agreement; and (e) without duplication of the foregoing, Taxes, salaries, rent and general administrative and overhead costs that are incurred by a Borrower or any other Loan Party or Subsidiary in connection with a Farm Project.

“Project Documents” means the Material Project Documents, all other contracts or subcontracts entered into in connection with a Farm Project and any other agreement, instrument or document relating to the ownership, design, development, construction, lease, maintenance, repair, improvement, management, operation or use of a Farm.

“Project Licenses” means the Licenses required for construction and operation of a Farm Project.

“Project Plans” means, with respect to a Farm Project, the plans and specifications for the construction and equipping of such Farm Project, as the same may be revised from time to time in accordance with the Project Documents and the Loan Documents.

“Project Status Report” means a reasonably detailed report signed by a Responsible Officer of the Company and setting forth (a) the aggregate amount of all Project Costs expended during the preceding calendar quarter and through the date of each such report; (b) an assessment of the overall construction progress of each Farm Project since the date of the last report and since the Closing Date, together with an assessment of how such progress compares to each applicable Construction Schedule; (c) the anticipated Final Completion Date of each Farm Project; (d) a detailed description of all material problems (including actual and anticipated cost overruns, if any, in excess of $500,000 in the aggregate) encountered or anticipated in connection with the construction of each Farm Project since the date of the last report, together with (i) an assessment of how such problems may impact the applicable Construction Schedule and the meeting of critical path dates thereunder and (ii) a detailed description of the proposed solutions to any such problems; (e) the delivery status of material equipment and the negative effect, if any, that the anticipated delivery dates of such equipment has on each applicable Construction Schedule; (f) any proposed or pending change orders in an amount exceeding $250,000; (g) a discussion of any material change in the status of any pending Project Licenses or, if there has been no such change in the status of such consents and approvals since the most recent report delivered pursuant to this clause, a statement that there has been no such change; and (h) an analysis of such other material matters related to each Farm Project as the Lender may reasonably request.

“Properties” has the meaning specified in Section 3.14(b)(i).

“Purchase Money Security Interest” means Liens upon fixed or capital assets or other tangible personal property securing loans to any Loan Party or Subsidiary of a Loan Party or deferred payments by such Loan Party or Subsidiary for the purchase of such fixed or capital assets or other tangible personal property.

“Qualified SPAC Transaction” means the transactions contemplated by that certain Agreement and Plan of Merger dated as of June 17, 2021 (the “SPAC Merger Agreement”), by and among Holdings, Longleaf Merger Sub, Inc., a Delaware corporation, Longleaf Merger Sub II, LLC, a Delaware limited liability company, and the Company, which shall result in minimum cash to the balance sheet of the Company, after the payment of transaction costs and expenses, of not less than $100,000,000.

“Qualified SPAC Transaction Effective Date” means the date on which the Closing (as defined in the SPAC Merger Agreement) has occurred in accordance with the terms and conditions of the SPAC Merger Agreement (and including, for the avoidance of doubt, the satisfaction or waiver of all conditions set forth in Article VI of the SPAC Merger Agreement). The Qualified SPAC Transaction Effective Date occurred on November 19, 2021.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, representatives, successors and assigns of such Person and of such Person’s Affiliates.

“Release” means a release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any property, in each case, of Hazardous Materials through or in the air, soil, surface water, groundwater or property.

“Responsible Officer” means, with respect to any Loan Party, (a) the chief executive officer, president, executive vice president or a Financial Officer of such Person, and (b) solely for purposes of the delivery of incumbency certificates and certified Organizational Documents and resolutions, any vice president, secretary or assistant secretary of such Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (including a return of capital and whether in cash, securities or other property) with respect to any Equity Interest of any Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to such Person’s shareholders, partners or members (or the equivalent Persons thereof).

“Sanctions” means all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and anti-terrorism laws imposed, administered or enforced from time to time by (a) the United States of America (including those administered by OFAC, the U.S. State Department, the U.S. Department of Commerce, or through any existing or future Executive Order), (b) the United Nations Security Council, (c) the European Union, (d) the United Kingdom or (e) any other Governmental Authority in any jurisdiction in which (i) any Loan Party is located or conducts business, (ii) in which any of the proceeds of the Term Loan will be used, or (iii) from which repayment of the Term Loan will be derived.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Security Agreement” means a security agreement from one or more Loan Parties, pursuant to which such Loan Parties grant a Lien on any or all of their assets to secure payment of the Obligations in favor of the Lender and in form and substance acceptable to the Lender, duly executed by the parties thereto.

“Sellers’ Representative” has the meaning specified therefor in the definition of “Paragon California PSA”.

“Senior Credit Agreement” means the Credit Agreement of even date herewith among the Company, the Subsidiary Borrowers and the Senior Creditor, governing a senior multi-advance term loan facility.

“Senior Creditor” means the lender party to the Senior Credit Agreement.

“Senior Indebtedness” means all Indebtedness under the Senior Credit Agreement.

“Senior Indebtedness Documents” means, collectively, the Senior Credit Agreement and all other “Loan Documents” (as defined in the Senior Credit Agreement).

“Solvent” means, as to any Person as of any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“SPAC Merger Agreement” has the meaning specified therefor in the definition of “Qualified SPAC Transaction”.

“Specified Event of Default” means any Event of Default set forth in Sections 7.1(a), 7.1(b), 7.1(h), 7.1(i), 7.1(j) or 7.1(w).

“Specified Purchase Agreement Representations” means such of the representations and warranties in the Paragon Purchase Agreements made by or with respect to the Paragon Entities or any seller party to a Paragon Purchase Agreement to the extent the Company has the right (taking into account any applicable cure provisions) to terminate its obligations under the Paragon Purchase Agreements (without giving effect to the proviso in Section 9.01(f) of the Paragon California PSA) or to decline to consummate the Paragon Acquisition as a result of a breach of such representations in the Paragon Purchase Agreements.

“Specified Representations” means the representations and warranties of the Loan Parties set forth in Sections 3.1 (solely with respect to valid existence), 3.2(a), 3.4 (solely with respect to the Loan Documents), 3.9(d), 3.15, 3.17 and 3.18.

“Subordinated Facility Post-SPAC Funding Date” means the date on which the first Term Loan hereunder (such Term Loan, the “First Post-SPAC Subordinated Term Loan”) is funded following satisfaction (or waiver by the Lender in its sole discretion) of all conditions set forth in Sections 4.1, 4.2 and 4.3.

“Subordination Agreement” means the Subordination Agreement of even date herewith among the Company, the Senior Creditor, and the Lender.

“Subsidiary” of a Person means a corporation, partnership, limited liability company, association or joint venture or other business entity of which a majority of the Equity Interests having ordinary voting power for the election of directors or other Governing Board (other than securities or interests having such power only by reason of the happening of a contingency) are at the time owned or the management of which is Controlled, directly, or indirectly through one or more intermediaries, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of any Loan Party.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, that are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” means, with respect to any Person, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Party” means any party to a Swap Contract that is the Lender or any Affiliate of the Lender (including, without limitation, CRM).

“Swap Termination Value” means, as to any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include the Lender or any Affiliate of the Lender).

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, tariffs, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan Amount” means, initially, up to $50,000,000; provided that, from and after the First Amendment Funding Date, “Term Loan Amount” shall mean up to $42,500,00.

“Term Loan Commitment Termination Date” means the earlier of (a) September 30, 2023 and (b) the date on which any Obligations are accelerated pursuant to Article VII hereof or Applicable Law.

“Term Loan Facility” means the term loan facility being made available to the Borrowers by the Lender pursuant to Section 2.1.

“Term Loan Note” means a promissory note of the Borrowers payable to the Lender substantially in the form of Exhibit A, as such promissory note may be amended, extended or otherwise modified from time to time, and including each other promissory note accepted from time to time in substitution therefor or in renewal thereof.

“Term Loans” has the meaning specified in Section 2.1.

“Third-Party Farm Lease Agreement” means a Farm Lease Agreement in respect of real property not owned in fee by a Loan Party.

“Treasury Rate” means, as of any Fee Determination Date, the yield to maturity at the time of computation of United States Treasury Securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519), which has become publicly available at least (2) two Business Days prior to such Fee Determination Date (or, if such Statistical Release is no longer published, any publicly available source or similar market data) most nearly equal to the period from such Fee Determination Date to the Maturity Date (the “Applicable Period”); provided, however, that if there are no United States Treasury Securities having a term equal to the Applicable Period, the Treasury Rate shall be obtained by interpolating linearly between (1) the yield to maturity of U.S. Treasury Securities with a constant maturity so reported having the term closest to and greater than the Applicable Period and (2) the yield to maturity of U.S. Treasury Securities with a constant maturity so reported having the term closest to and less than the Applicable Period.

“UCC” and “Uniform Commercial Code” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York (the “NY UCC”); provided, however, in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions related to such provisions.

“United States” and “U.S.” mean the United States of America.

“Unrestricted Cash” means, with respect to any Person, the aggregate amount of cash and Cash Equivalents reflected on the consolidated balance sheet of such Person and its Subsidiaries and over which the Lender has a perfected second priority security interest.

“Unused Commitment Fee Rate” means 1.25% per annum.

“USDA” means the United States Department of Agriculture, Office of Rural Development or any successor agency thereto, whether acting through a local, state, federal or other office.

“Warrant Agreement” means the Warrant Agreement dated as of the Closing Date made by Holdings, as company, in favor of the Lender, as holder.

Section 1.2 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. All terms used in this Agreement which are defined in Article 8 or Article 9 of the NY UCC and which are not otherwise defined herein shall have the same meanings herein as set forth therein.

Section 1.3 Accounting Terms; Changes in GAAP.

(a) Accounting Terms. Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall be construed in conformity with GAAP. Financial statements and other information required to be delivered by the Company pursuant to Sections 5.1(a) and 5.1(b) shall be prepared in accordance with GAAP as in effect at the time of such preparation. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Loan Parties and their Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded. Notwithstanding anything to the contrary contained in this Agreement, any lease that was or would have been treated as an operating lease under GAAP as in effect on December 1, 2018 that would become or be treated as a Capitalized Lease solely as a result of a change in GAAP after December 1, 2018 shall always be treated as an operating lease for purposes of determining compliance with the financial and other covenants set forth in this Agreement and the other Loan Documents.

(b) Changes in GAAP. If the Borrowers notify the Lender that the Borrowers request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Lender notifies the Borrowers that it requests an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

Section 1.4 Time. All references to times of day in this Agreement shall be references to Minnesota time unless otherwise specifically provided.

Section 1.5 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

ARTICLE II

TERMS OF THE TERM LOAN FACILITY

Section 2.1 Term Loan Facility.

(a) Term Loans. Subject to the terms and conditions herein set forth, including specifically satisfaction of all conditions set forth in Article IV, the Lender agrees to make one or more term loans (the “Term Loans”) to the Borrowers from time to time during the period from the Closing Date to and including the Term Loan Commitment Termination Date in an aggregate principal amount not to exceed the Term Loan Amount. Each request by the Borrowers for a Term Loan shall be deemed to be a representation by each Borrower that it shall be in compliance with the preceding sentence and with Article IV both before and after giving effect to the requested Term Loan. The Term Loan Facility is not a revolving credit facility; the Borrowers shall have no right to reborrow any portion of any Term Loan that has been repaid.

(b) Requests for Term Loans. The Company may from time to time prior to the Term Loan Commitment Termination Date request that the Lender make a Term Loan by delivering to the Lender, not later than 11:00 a.m. seven (7) Business Days prior to the proposed borrowing date (or, solely in the case of the First Amendment Term Loan, three (3) Business Days prior to the First Amendment Funding Date), a duly completed Loan Request. No more than two (2) Loan Request for any Term Loan may be submitted each month (other than with respect to the funding of a Term Loan pursuant to Section 5.17(b)). Each Loan Request shall be irrevocable and shall specify the amount of the proposed Term Loan, which amount shall be not less than $3,000,000.

Section 2.2 Interest on the Term Loans. Interest shall accrue on the unpaid principal amount of the Term Loans for the period commencing on the Closing Date until the unpaid principal amount thereof is Paid in Full, in accordance with the following:

(a) Interest. Except as set forth in paragraph (b) below, the outstanding principal balance of each Term Loan shall bear interest from the date such Term Loan is made until the Term Loan Facility is Paid in Full at the Applicable Interest Rate.

(b) Default Interest. Notwithstanding paragraph (a), immediately and automatically upon the occurrence and during the continuation of an Event of Default under clauses (a), (b), (h), (i) or (j) of Section 7.1, or immediately after written notice by the Lender to the Company after the occurrence and during the continuation of any other Event of Default (and, to the extent specified in such notice, commencing as of the date of the occurrence of such Event of Default), all outstanding and unpaid Obligations shall bear interest at the Default Rate.

(c) Interest Computation. All interest hereunder shall be computed on the basis of a year of 360 days, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

Section 2.3 Payment of Principal and Interest.

(a) The Borrowers shall pay accrued interest on the Term Loans quarterly in arrears on the last Business Day of each calendar quarter, commencing the last Business Day of the calendar quarter ending December 31, 2021, and on the Maturity Date; provided, that during the period commencing on the Closing Date and ending on the last Business Day of the calendar quarter ending December 31, 2023 (without limiting the Borrowers’ obligation to pay any IRA Shortfall in accordance with Section 5.17(b)), interest payments under this Section 2.3(a) may be paid by the Borrowers from the Interest Reserve Account.

(b) In addition to any prepayments made pursuant to Sections 2.4 and 2.5, if not sooner paid, the outstanding principal balance of the Term Loans, all accrued interest thereon, any unpaid fees with respect thereto and all other Obligations shall be due and payable in full in cash on the Maturity Date.

(c) Without limiting the foregoing, interest accruing at the Default Rate hereunder shall be due and payable upon the Lender’s demand. Likewise, interest on the principal amount of the Term Loan or other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated Maturity Date, upon an accelerated Maturity Date or otherwise).

(d) At the election of the Lender, all payments of principal, interest, fees, premiums, costs, expenses and other Obligations (including, without limitation, all fees, costs and expenses pursuant to Section 8.3), and other sums payable under the Loan Documents, may at any time be deducted by the Lender from the Interest Reserve Account or, following an Event of Default, any other deposit account of the Borrowers subject to an Account Control Agreement in favor of the Lender. Without limiting any other provision of this Agreement (including, but not limited to, the Borrowers’ payment obligations hereunder), the Borrowers hereby irrevocably authorize the Lender (but with absolutely no obligation) to charge the Interest Reserve Account and, following an Event of Default, any other deposit account of the Borrowers subject to an Account Control Agreement in favor of the Lender for each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents.

Section 2.4 Voluntary Prepayments. Subject to the terms and conditions of the Subordination Agreement (including, without limitation, Sections 2.2 and 2.3 thereof), the Borrowers may at any time upon at least five (5) days’ (or such shorter period as is acceptable to the Lender) prior written notice by the Borrowers to the Lender, prepay the Term Loans in whole or in part (provided, that any partial prepayment shall be in an amount greater than or equal to $5,000,000) without premium except as provided in Section 2.10. A prepayment notice delivered by the Borrowers to the Lender shall be irrevocable. An optional prepayment of the Term Loans scheduled or anticipated to occur during any month (x) shall be made and effected on the last Business Day of such month, (y) shall be accompanied by accrued but unpaid interest on the principal amount being prepaid and any Specified Fee, and (z) to the extent such optional prepayment prepays the Term Loans in whole, shall be accompanied by payment in full of all other Obligations.

Section 2.5 Lender Discretionary Prepayment.

(a) Subject to the terms and conditions of the Subordination Agreement (including, without limitation, Sections 2.2 and 2.3 thereof), promptly (and in any event within two (2) Business Days) after the occurrence of any Lender Discretionary Prepayment Event, the Borrowers shall inform the Lender in writing of the occurrence of such Lender Discretionary Prepayment Event and, solely to the extent requested by the Lender in writing in its sole discretion, the Borrowers shall promptly (and in any event within two (2) Business Days after such request) remit to the Lender an amount equal to 100% of the Net Proceeds realized by any Borrower or any other Loan Party or Subsidiary from such Lender Discretionary Prepayment Event. For the purpose of this Section 2.5, a “Lender Discretionary Prepayment Event” means the receipt by any Borrower, any other Loan Party or Subsidiary of proceeds from:

(i) the Disposition of any assets by any Borrower, any other Loan Party or Subsidiary (except for Dispositions to the extent permitted by Section 6.4);

(ii) any casualty or other insurance maintained by any Borrower, any other Loan Party or Subsidiary in excess of $2,000,000 in the aggregate in any Fiscal Year (provided that such $2,000,000 minimum threshold shall not apply if any Default or Event of Default has occurred and is continuing); provided, however, that if (A) the Company shall deliver a certificate of a Financial Officer to the Lender at the time of receipt thereof setting forth the Borrowers’ intent to reinvest such proceeds in productive assets of a kind then used or usable in the business of the Company and its Subsidiaries (or to repair any property damaged in a casualty event) within 365 days of receipt of such proceeds and (B) no Default or Event of Default shall have occurred and shall be continuing at the time of such certificate or at the time of the application of such proceeds, such proceeds shall not constitute Net Proceeds except to the extent not so used at the end of such 365-day period, at which time such proceeds shall be deemed to be Net Proceeds; provided, further, if any Default or Event of Default shall have occurred and shall be continuing at the time of delivery of the foregoing certificate or at the time of the application of proceeds contemplated thereunder, then 100% of such proceeds (without giving effect to the $2,000,000 minimum threshold set forth above) shall be applied to the Obligations in accordance with Section 2.5(b);

(iii) any condemnation award with respect to property owned by any Borrower, any other Loan Party or Subsidiary in excess of $2,000,000 in the aggregate in any Fiscal Year (provided that such $2,000,000 minimum threshold shall not apply if any Default or Event of Default has occurred and is continuing); provided, however, that if (A) the Company shall deliver a certificate of a Financial Officer to the Lender at the time of receipt thereof setting forth the Borrowers’ intent to reinvest such proceeds in productive assets of a kind then used or usable in the business of the Company and its Subsidiaries within 365 days of receipt of such proceeds and (B) no Default or Event of Default shall have occurred and shall be continuing at the time of such certificate or at the time of the application of such proceeds, such proceeds shall not constitute Net Proceeds except to the extent not so used at the end of such 365-day period, at which time such proceeds shall be deemed to be Net Proceeds; provided, further, if any Default or Event of Default shall have occurred and shall be continuing at the time of delivery of the foregoing certificate or at the time of the application of proceeds contemplated thereunder, then 100% of such proceeds (without giving effect to the $2,000,000 minimum threshold set forth above) shall be applied to the Obligations in accordance with Section 2.5(b);

(iv) the issuance or incurrence of Indebtedness other than Indebtedness permitted by Section 6.1; and

(v) the issuance of any Equity Interests of any Loan Party or Subsidiary, except for (x) Equity Interests issued to the Company or (y) other Equity Interests (the issuance of such other Equity Interests, the “Permitted Equity Issuances”), but only so long as, in the case of this clause (y), (1) no Default or Event of Default shall have occurred and be continuing at the time of any such Permitted Equity Issuance, (2) such Permitted Equity Issuances do not exceed, individually or in the aggregate, $150,000,000, and (3) no less than 75% of the Net Proceeds of the Permitted Equity Issuances are used by the Borrowers to pay costs in respect of Farm Projects; it being understood and agreed, for the avoidance of doubt, that (I) the issuance of any Equity Interests (other than issuances described in the preceding clause (x)) after March 31, 2024 shall constitute a Lender Discretionary Prepayment Event, and (II) to the extent any Permitted Equity Issuance, individually or in the aggregate, exceeds $150,000,000, such excess shall constitute a Lender Discretionary Prepayment Event.

(b) All amounts (if any) remitted to the Lender under this Section 2.5 shall be applied by the Lender to the payment of the Obligations in such order of application as the Lender may in its sole discretion determine. All prepayments pursuant to this Section 2.5 shall be accompanied by accrued and unpaid interest upon the principal amount of each such prepayment and, to the extent applicable, the Specified Fee set forth in Section 2.10. Notwithstanding anything herein to the contrary, any such prepayment shall not constitute or be deemed to be a cure of any Default or Event of Default arising as a result of any Disposition, casualty or condemnation event or otherwise.

Section 2.6 Fees.

(a) Unused Commitment Fee. Accruing from the Closing Date until the Term Loan Commitment Termination Date, the Borrowers agree to pay to the Lender a nonrefundable unused commitment fee (the “Unused Commitment Fee”) equal to the Unused Commitment Fee Rate (computed on the basis of a year of 360 days and actual days elapsed) multiplied by the average daily difference between (i) the Term Loan Amount and (ii) the aggregate principal amount of Term Loans actually funded under the Term Loan Facility. All Unused Commitment Fees shall be payable quarterly in arrears on the last Business Day of each calendar quarter, commencing the last Business Day of the calendar quarter ending September 30, 2021.

(b) Other Fees. The Borrowers agree to pay to the Lender such other fees as agreed in the Fee Letters.

Section 2.7 Evidence of Debt . The Lender shall maintain in accordance with its usual practice records evidencing the Term Loans. The entries made in the records maintained pursuant to this Section shall be prima facie evidence absent manifest error of the existence and amounts of the obligations recorded therein. Any failure of the Lender to maintain such records or make any entry therein or any error therein shall not in any manner affect the obligations of the Borrowers under this Agreement and the other Loan Documents. Upon the request of the Lender at any time, the Borrowers shall prepare, execute and deliver to the Lender a Term Loan Note.

Section 2.8 Payments Generally.

(a) Payments by Borrowers. All payments to be made by the Borrowers hereunder and under the other Loan Documents shall be made on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrowers, and without condition or deduction (except as required under Section 2.8(c)) for any counterclaim, defense, recoupment or setoff. All payments shall be made to the Lender in U.S. Dollars in immediately available funds not later than 2:00 p.m. on the date specified herein. All amounts received by the Lender after such time on any date shall be deemed to have been received on the next succeeding Business Day and any applicable interest or fees shall continue to accrue. If any payment to be made by the Borrowers shall fall due on a day that is not a Business Day, payment shall be made on the next succeeding Business Day and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, if such next succeeding Business Day would fall after the Maturity Date, payment shall be made on the immediately preceding Business Day.

(b) Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Lender to pay fully all amounts of principal, interest, fees and other amounts then due hereunder, such funds shall be applied in such order of application as the Lender in its sole discretion determines.

(c) Taxes. Any and all payments by or on account of any Obligation shall be made free and clear of and without deduction or withholding for any Taxes, except as required by any Law. If payor shall be required by any Laws to deduct or withhold any Taxes from or in respect of any sum payable under any Obligation, (i) if the Tax in question is an Indemnified Tax or Other Tax, then the sum payable shall be increased as necessary so that after making all required deductions or withholding (including deductions or withholding applicable to additional sums payable under this Section 2.8(c)), each payee receives an amount equal to the sum it would have received had no such deductions or withholding been made, (ii) the payor shall make such deductions or withholding, (iii) the payor shall pay the full amount deducted or withheld to the relevant taxation authority or other authority in accordance with Applicable Laws, and (iv) within 30 days after the date of such payment (or, if receipts or evidence are not available within 30 days, as soon as possible thereafter), the payor shall furnish to such payee the original or a copy of a receipt evidencing payment thereof or other evidence acceptable to such payee. In addition, the Borrowers agree to pay any Other Taxes. If the Lender is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document, the Lender shall deliver to the Borrowers, at the time or times reasonably requested by the Borrowers, such properly completed and executed documentation reasonably requested by the Borrowers as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, if reasonably requested by the Borrowers, the Lender shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrowers as will enable the Borrowers to determine whether or not the Lender is subject to backup withholding or information reporting requirements. For purposes of this Section 2.8(c), the terms “Law” and “Applicable Law” shall include FATCA (and any amendments made thereto after the date of this Agreement).

(d) Tax Indemnity. The Borrowers and each Guarantor agree to indemnify the Lender for (i) the full amount of Indemnified Taxes and Other Taxes payable by the Lender (including Indemnified Taxes and Other Taxes imposed on or attributable to amounts payable under this Section 2.8(d)) and (ii) any expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability prepared in good faith and delivered by the Lender, accompanied by a written statement thereof setting forth in reasonable detail the basis and calculation of such amounts shall be conclusive absent manifest error.

Section 2.9 Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, the Lender, (ii) subject the Lender to any Taxes (other than Indemnified Taxes and Excluded Taxes) on its loans, loan principal or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, or (iii) impose on the Lender any other condition, cost or expense (other than Taxes) affecting this Agreement or the Term Loans made by the Lender; and the result of any of the foregoing shall be to increase the cost to the Lender of making, continuing or maintaining the Term Loans, or to reduce the amount of any sum received or receivable by the Lender hereunder (whether of principal, interest or any other amount) then, upon request of the Lender, the Borrowers will pay to the Lender such additional amount or amounts as will compensate the Lender for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If the Lender determines that any Change in Law affecting the Lender regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on the Lender’s capital as a consequence of this Agreement or the Term Loans to a level below that which the Lender could have achieved but for such Change in Law (taking into consideration the Lender’s policies with respect to capital adequacy), then from time to time the Borrowers will pay to the Lender such additional amount or amounts as will compensate the Lender for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of the Lender setting forth the amount or amounts necessary to compensate the Lender as specified in this Section 2.9 and delivered to the Borrowers shall be conclusive absent manifest error. The Borrowers shall pay the Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of the Lender to demand compensation pursuant to this Section 2.9 shall not constitute a waiver of the Lender’s right to demand such compensation, provided that the Borrowers shall not be required to compensate the Lender pursuant to this Section 2.9 for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that the Lender notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of the Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9)-month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 2.10 Specified Fees. The Borrowers shall pay to the Lender:

(a) with respect to any Fee Determination Date occurring prior to the second (2nd) anniversary of the First Amendment Funding Date, a fee equal to the present value (such present value shall be computed using a discount rate equal to the Treasury Rate plus fifty (50) basis points) of the amount (to the extent positive) of interest that would have accrued on the Term Loan Facility in accordance with this Agreement had a principal balance equal to the Term Loan Amount remained outstanding during the period commencing on such Fee Determination Date and ending on the Maturity Date, taking into account all interest accrued and paid prior to such Fee Determination Date;

(b) with respect to any Fee Determination Date occurring on or after the second (2nd) anniversary of the First Amendment Funding Date but prior to the third (3rd) anniversary of the First Amendment Funding Date, a fee equal to the present value (such present value shall be computed using a discount rate equal to the Treasury Rate plus fifty (50) basis points) of the amount (to the extent positive) of interest that would have accrued on the outstanding principal balance of the Term Loans as of such Fee Determination Date in accordance with this Agreement had such principal balance remained outstanding during the period commencing on such Fee Determination Date and ending on the Maturity Date, taking into account all interest accrued and paid prior to such Fee Determination Date and the outstanding principal balance of the Term Loans as of the Fee Determination Date;

(c) with respect to any Fee Determination Date occurring on or after the third (3rd) anniversary of the First Amendment Funding Date but prior to the fourth (4th) anniversary of the First Amendment Funding Date, a fee equal to 5.00% of the aggregate principal amount of the Term Loans being prepaid as of such Fee Determination Date;

(d) with respect to any Fee Determination Date occurring on or after the fourth (4th) anniversary of the First Amendment Funding Date but prior to the fifth (5th) anniversary of the First Amendment Funding Date, a fee equal to 3.00% of the aggregate principal amount of the Term Loans being prepaid as of such Fee Determination Date; and

(e) with respect to any Fee Determination Date occurring on or after the fifth (5th) anniversary of the First Amendment Funding Date but prior to the sixth (6th) anniversary of the First Amendment Funding Date, a fee equal to 2.00% of the aggregate principal amount of the Term Loans being prepaid as of such Fee Determination Date;

(the fees described in the foregoing clauses (a), (b), (c), (d) and (e), the “Specified Fees”); provided, that no Specified Fee shall apply to prepayments of the Term Loans made on or after the sixth (6th) anniversary of the First Amendment Funding Date. The Borrowers agree that each Specified Fee is a fee that, as of a Fee Determination Date, is deemed fully earned. Each Specified Fee shall be due and payable in full in immediately available funds on the applicable Fee Determination Date. Once paid, no Specified Fee or any portion thereof shall be refundable under any circumstance.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each Borrower represents and warrants to the Lender that:

Section 3.1 Existence, Qualification and Power; Subsidiaries. Each Loan Party is a corporation or limited liability company, as applicable, duly formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization and each Loan Party and each Subsidiary thereof is duly formed, validly existing and in good standing under the Law of its jurisdiction of its incorporation or organization as set forth on Schedule 3.1 hereto. Each Loan Party and each Subsidiary (i) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (a) own or lease its assets and carry on its business and (b) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (ii) is duly qualified and is licensed and, if applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, except, in the case of clause (ii), in jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and could not reasonably be expected to result in a Material Adverse Effect.

Section 3.2 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which it is party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of its Organizational Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under, (i) any Contractual Obligation (including, without limitation, any Material Agreement or any Contractual Obligation relating to borrowed money) to which any Loan Party or Subsidiary is a party or affecting any Loan Party or Subsidiary or the properties of any Loan Party or any Subsidiary or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which any Loan Party or Subsidiary or its property is subject, or (c) violate any Law other than any violation, in the case of this clause (c), that could not reasonably be expected to result in a Material Adverse Effect.

Section 3.3 Governmental Authorization; Other Consents. No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document or is then necessary or required in connection with any Material Agreement, except for such approvals, consents, exemptions, authorizations or other actions, notices or filings that have already been duly obtained or made and that are in full force and effect.

Section 3.4 Execution and Delivery; Binding Effect. This Agreement has been, each other Loan Document, when delivered hereunder, will have been, and each Material Agreement has been, duly executed and delivered by the Loan Parties party thereto. Each Loan Document and each Material Agreement constitutes a legal, valid and binding obligation of the Loan Parties party thereto, enforceable against such Loan Parties in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other Laws affecting creditors’ rights generally and by general principles of equity.

Section 3.5 Financial Statements; No Material Adverse Effect.

(a) Financial Statements. The financial statements delivered to the Lender on or before the Closing Date in accordance with Section 4.1 and thereafter most recently delivered in accordance with Section 5.1 (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, (ii) fairly present in all material respects the financial condition of the Company and its Subsidiaries (or, following the Qualified SPAC Transaction Effective Date, of Holdings and its Subsidiaries) as of the date thereof and their results of operations and cash flows for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and (iii) show all material Indebtedness and other liabilities, direct or contingent, of the Company and its Subsidiaries (or, following the Qualified SPAC Transaction Effective Date, of Holdings and its Subsidiaries) as of the date thereof, including liabilities for Taxes, material commitments and Indebtedness.

(b) No Material Adverse Effect. Since December 31, 2020, there has been no event or circumstance that, either individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

Section 3.6 Outstanding Indebtedness. Except for the Obligations and the other Permitted Indebtedness, no Loan Party nor any Subsidiary has any Indebtedness.

Section 3.7 Litigation. Except as disclosed on Schedule 3.7, there are no actions, suits, proceedings, claims, disputes or investigations pending or, to the knowledge of the Borrowers, threatened in writing, at Law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or Subsidiary or against any of their properties or revenues that (a) either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, (b) either individually or in the aggregate could reasonably be expected to result in losses, claims, damages, expenses or liabilities exceeding $2,000,000 or (c) purport to affect or pertain to this Agreement or any other Loan Document or any of the transactions contemplated hereby.

Section 3.8 No Material Adverse Effect; No Default. No Loan Party or Subsidiary is (a) in material default under or with respect to any Material Agreement or (b) in default under or with respect to any other Contractual Obligation that, in the case of this clause (b), either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

Section 3.9 Property; Licenses; Margin Regulations.

(a) Ownership of Properties. Each Loan Party and Subsidiary has good legal and marketable title in fee simple (in the case of real property) and good title (in the case of personal property) to, or valid leasehold interests in, all real and personal property necessary in the ordinary conduct of its business, in each case free and clear of all Liens other than Liens in favor of the Lender and other Permitted Liens.

(b) Intellectual Property. Each Loan Party and Subsidiary owns, licenses or possesses the right to use all of the trademarks, trade names, service marks, copyrights, patents, franchises, licenses and other intellectual property rights that are necessary for the operation of their respective businesses, as currently conducted, and the use thereof by the Loan Parties and Subsidiaries does not conflict with the rights of any other Person, except to the extent that such failure to own, license or possess or such conflicts, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The conduct of the business of the Loan Parties and Subsidiaries as currently conducted or as contemplated to be conducted does not infringe upon or violate any rights held by any other Person, except to the extent that such infringements and violations, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Borrowers, threatened in writing that could reasonably be expected to have a Material Adverse Effect.

(c) Licenses. E~~ach Loan Party and Subsidiary is in compliance with, and has procured and is now in possession of, all Licenses then required by any Applicable Law for the operation of its business in each jurisdiction wherein it is now conducting or proposes to conduct business, and e~~ach such License then required to be issued has been validly issued to the relevant Loan Party or Subsidiary~~. N~~o Loan Party or Subsidiary has any knowledge of any basis upon which the renewal of any material License would be denied in the future. Each Project License then required to be issued has been validly issued to the relevant Loan Party or Subsidiary and is in full force and effect, and no Loan Party nor any Subsidiary is in violation in any material respect of any such Project License. Each Loan Party and Subsidiary has posted such bonds then required to be posted under its Licenses (including its Project Licenses).

(d) Margin Regulations. None of the assets of any Loan Party or Subsidiary will be Margin Stock, and no part of the proceeds of the Term Loans hereunder will be used to buy or carry Margin Stock.

Section 3.10 Taxes. Each Loan Party and Subsidiary has (a) filed all federal, state and other material tax returns and reports required by Applicable Law to be filed by any Loan Party or Subsidiary, or extensions have been obtained, and (b) paid all Taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except to the extent that (i) Taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are being maintained in accordance with GAAP, ~~(ii) no foreclosure or similar proceedings have been commenced or notice of Liens filed with respect thereto, and (iii) the failure to pay such Taxes~~, either individually or in the aggregate, could not reasonably be expected to result in liability in excess of $2,000,000.

Section 3.11 Disclosure. The Borrowers have disclosed to the Lender all agreements, instruments and corporate or other restrictions to which any Loan Party or Subsidiary is subject, and all other matters known to the Borrowers that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The reports, financial statements, certificates and other written information (other than projected or pro forma financial information) furnished by or on behalf of the Loan Parties to the Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as amended, modified or supplemented by other information so furnished), when taken as a whole, do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein (when taken as a whole), in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected or pro forma financial information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation and delivery (it being understood that such projected information may vary from the actual results and that such variances may be material). As of the First Amendment Funding Date, the

Perfection Certificate is true, complete and correct in all material respects, and, as of the Closing Date, the Beneficial Ownership Certification is true, complete and correct in all material respects.

Section 3.12 Compliance with Laws. Each Loan Party and Subsidiary is in compliance with the requirements of all Laws (including, without limitation, all Environmental Laws and all Applicable Food and Feed Safety Laws) and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to so comply, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Each Plan is in compliance, in all material respects, with all applicable requirements of ERISA, the Code and other Laws.

Section 3.13 ERISA Compliance. No Loan Party or ERISA Affiliate sponsors, maintains, contributes to, or has an obligation to, or has contributed to or been obligated to contribute to at any time during the immediately preceding seven plan years, a Plan that is covered by Title IV of ERISA or subject to the funding standards of Section 412 of the Code. There are no pending or, to the knowledge of the Borrowers, threatened or contemplated claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that, either individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

Section 3.14 Environmental Matters; Hazardous Materials.

(a) Except with respect to any matters that, either individually or in the aggregate, could not reasonably be expected to result in liability in excess of $2,000,000 or have a Material Adverse Effect, no Loan Party or Subsidiary (a) has failed to comply with any Environmental Law or to obtain, maintain or comply with any License or other approval required under any Environmental Law, (b) knows of any basis for any License or other approval required under any Environmental Law to be revoked, canceled, limited, terminated, modified, appealed or otherwise challenged, (c) has or could reasonably be expected to become subject to any Environmental Liability, (d) has received notice of any claim, complaint, proceeding, investigation or inquiry with respect to any Environmental Liability (and no such claim, complaint, proceeding, investigation or inquiry is pending or, to the knowledge of the Borrowers, is threatened or contemplated) or (e) knows of any facts, events or circumstances that could give rise to any basis for any Environmental Liability of any Loan Party or Subsidiary.

(b) Except as disclosed on Schedule 3.14(b):

(i) All Farm Project Sites and the other facilities and properties currently or formerly owned, leased or operated by any Loan Party or Subsidiary (the “Properties”) do not contain any Hazardous Materials attributable to such Loan Party’s or Subsidiary’s ownership, lease or operation of the Properties in amounts or concentrations or stored or utilized which (A) constitute or constituted a violation of Environmental Laws, or (B) could reasonably be expected to give rise to any Environmental Liability, in each case, to the extent that such violation could reasonably be expected to give rise, either individually or in the aggregate, to any Environmental Liability in excess of $1,000,000; and

(ii) Hazardous Materials have not been transported or disposed of from the Properties (A) in violation of Environmental Law, or (B) in a manner or to a location which could reasonably be expected to give rise, either individually or in the aggregate, to any Environmental Liability in excess of $1,000,000 for the Loan Parties and their Subsidiaries, nor have any Hazardous Materials been generated, treated, stored or disposed of by or on behalf of any Loan Party or Subsidiary at, on or under any of the Properties in violation of Environmental Laws or in a manner that could reasonably be expected to give rise, either individually or in the aggregate, to any Environmental Liability in excess of $1,000,000.

Section 3.15 Investment Company Act. No Loan Party or Subsidiary is or is required to be registered as an “investment company” as defined in the Investment Company Act of 1940.

Section 3.16 Insurance. The properties of each Loan Party and each of its Subsidiaries are insured pursuant to policies and other bonds that are valid and in full force and effect and that provide coverage satisfying or surpassing the requirements set forth in Section 5.6.

Section 3.17 Sanctions and Anti-Terrorism; Anti-Corruption.

(a) No Loan Party or Subsidiary or director, officer, employee, agent or Affiliate of any Loan Party or Subsidiary is an individual or entity (“person”) that is, or is owned or controlled by persons that are, (i) the target of any Sanctions or Anti-Terrorism Laws, or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions or Anti-Terrorism Laws (including, currently, Crimea, Cuba, Iran, North Korea and Syria).

(b) Each Loan Party and Subsidiary and their respective directors, officers and employees and, to the knowledge of the Borrowers, the agents of each Loan Party and Subsidiary are in compliance with all applicable Sanctions, Anti-Terrorism Laws and Anti-Corruption Laws. Each Loan Party and Subsidiary has instituted and maintains policies and procedures designed to ensure continued compliance with applicable Sanctions, Anti-Terrorism Laws and Anti-Corruption Laws.

Section 3.18 Solvency. The Company, individually, is, and the Loan Parties, together with their Subsidiaries on a consolidated basis, are, Solvent.

Section 3.19 Material Agreements. The Borrowers have delivered to the Lender a true, correct and complete copy of each Material Agreement. No Material Agreement has been terminated or otherwise modified except in accordance with the terms thereof, and each Material Agreement (other than those terminated in accordance with their terms) remains in full force and effect. No material default or event of default has occurred and is continuing under any Material Agreement, and no condition or event has occurred and is continuing that would be likely to result in a material default or event of default with the giving notice, the lapse of time or both. The terms of each Material Agreement conform, in all material respects, to all applicable governmental and third-party consents and approvals and the requirements of Applicable Law. The Loan Parties and their Subsidiaries have all Material Agreements, material Licenses and other rights necessary to carry out their business as conducted.

Section 3.20 Employee and Labor Matters.

(a) There is no unfair labor practice complaint pending or, to the knowledge of the Borrowers, threatened against any Loan Party or its Subsidiaries before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against any Loan Party or its Subsidiaries which arises out of or under any collective bargaining agreement and that could reasonably be expected to result in liability in excess of $2,000,000.

(b) There exists no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or threatened in writing against any Loan Party or its Subsidiaries that could reasonably be expected to lead to an interruption of their respective operations at any location or result in liability in excess of $2,000,000. To the knowledge of the Borrowers, no union representation question existing with respect to the employees of any Loan Party or its Subsidiaries and no union organizing activity is taking place with respect to any of the employees of any Loan Party or its Subsidiaries. No Loan Party or any of its Subsidiaries has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act or similar state law, which remains unpaid or unsatisfied. The hours worked and payments made to employees of each Loan Party and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable legal requirements, except to the extent such violations could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All material payments due from any Loan Party or its Subsidiaries on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of the Borrowers.

(c) The Loan Parties and their Subsidiaries are in material compliance with Applicable Laws respecting employment and employment practices (including employment insurance, employer health tax, employment standards, labor relations, occupational health and safety, human rights, workers’ compensation, employment equity and pay equity) and, to the knowledge of the Borrowers, there are no pending or threatened proceedings before any Governmental Authority or otherwise with respect to any of the foregoing that could reasonably be expected to result in liability in excess of $2,000,000.

Section 3.21 Compliance with Food Security Act and Agricultural Lien Statutes; Agricultural Lien Notices.

(a) Each Loan Party (i) is in compliance in all material respects with the Food Security Act, as applicable to it, and has filed all appropriate notices and requests and otherwise taken all applicable steps, if any, that are required of it to register with the “Central Filing System” and subscribe to the portions of the master list covering effective financing statements related to farm products and other agricultural products purchased by such Loan Party, in each case established, maintained and distributed by the Secretary of State (or such other similar state agency) of each state that maintains a “Central Filing System” in accordance with the Food Security Act, and (ii) is in compliance in all material respects with all other applicable Agricultural Lien Statutes.

(b) (x) No Loan Party has received notice (written or otherwise) from any Producer, unpaid seller, supplier, agent or secured party indicating such Person’s intent to claim or preserve the benefits of any trust under any Agricultural Lien Statute or of any Lien in any “farm products” (as defined in the UCC) under Applicable Law (other than any standard boiler-plate language included on invoices or similar documentation in the ordinary course of business), and (y) no action has been commenced against any Loan Party or any Subsidiary thereof by (i) any beneficiary of any such Lien to enforce such Lien or (ii) any Governmental Authority or any beneficiary of a trust created under any Agricultural Lien Statute to enforce payment from such trust.

Section 3.22 Agricultural Licenses. Each Loan Party and each Subsidiary thereof maintains all necessary and material Agricultural Licenses required to operate its business.

Section 3.23 The Farm Projects.

(a) The Borrowers have delivered to the Lender a true, correct, and complete copy of each Material Project Document, and any modification or termination thereof, entered into on or prior to the Closing Date, will promptly deliver to the Lender a true, correct, and complete copy of each Material Project Document entered into or obtained after the Closing Date, and none of the Material Project Documents that have been delivered to the Lender have been terminated or otherwise modified except in accordance with the terms hereof and remains in full force and effect.

(b) The Project Documents that have been or will be delivered to the Lender comprise substantially all of the material services, materials and property interests required for Completion of the applicable Farm Project.

(c) No material default or event of default has occurred under any Material Project Document, and no material condition or event has occurred that would result in such a default or event of default with the giving notice, the lapse of time or both.

(d) Each Farm Project is and will continue to be owned by a Loan Party, subject to a Lien in favor of the Lender (subject only to Permitted Liens), and developed, constructed and maintained in accordance with the Project Documents (as amended from time to time in accordance with this Agreement, with respect to the Farm Project in Pasco, Washington) and Applicable Law in all material respects.

(e) The terms of each Material Project Document conform in all material respects to the applicable Project Licenses and any other applicable governmental and third-party consents and approvals and the requirements of Applicable Law.

(f) All material property interests, utility services, means of transportation, facilities and other material necessary for Completion and operation of the applicable Farm Project are, or will be when needed, available to such Farm Project.

(g) Each Initial Construction Budget and each other Construction Budget is realistic and feasible for achievement of Completion on or prior to the applicable Completion Deadline.

(h) As of the First Amendment Funding Date, the location of each Farm and Farm Project of the Loan Parties is set forth on Schedule 3.23(h).

ARTICLE IV

CONDITIONS

Section 4.1 Conditions Precedent to Effectiveness. The obligation of the Lender to make any Term Loan hereunder is subject to the condition precedent that, on or before the Closing Date, the Lender shall have received each of the following, each in form and substance satisfactory to the Lender:

(a) this Agreement, the Collateral Documents and the other Loan Documents to be entered into on the Closing Date, each signed by a Responsible Officer of each Loan Party and a duly authorized officer of each other party thereto, together with all other original items required to be delivered pursuant to the Collateral Documents or any other Loan Document;

(b) a certificate of a Responsible Officer of each Loan Party, attaching (i) the Organizational Documents of such Loan Party, (ii) resolutions or other action of the Governing Board of such Loan Party approving the transactions and other matters contemplated by the Loan Documents to which it is a party, and (iii) an incumbency certificate evidencing the identity, authority and capacity of each Responsible Officer of such Loan Party authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which it is a party;

(c) such other documents and certificates as the Lender may request relating to the organization, existence and good standing of each Loan Party and any other legal matters relating to the Loan Parties, the Loan Documents or the transactions contemplated thereby;

(d) a certificate of status, compliance or like certificate for each Loan Party and Subsidiary from the appropriate Governmental Authority of the jurisdiction of incorporation or formation of such Person and each jurisdiction where it is required to qualify to do business, each dated not more than thirty (30) days prior to the Closing Date;

(e) a certificate of a Responsible Officer of the Company, dated as of the Closing Date and attaching reasonably detailed calculations demonstrating pro forma compliance with the minimum Liquidity covenant set forth in Section 6.8(d) after giving effect to the Term Loans to be funded on the Closing Date;

(f) an appropriately completed Perfection Certificate with respect to the Borrowers and the other Loan Parties, dated as of the Closing Date and duly executed by a Responsible Officer of the Borrowers;

(g) one or more opinions of counsel to the Loan Parties, addressed to the Lender and dated the Closing Date, in form and substance satisfactory to the Lender (covering the jurisdiction of formation of each Loan Party, the jurisdiction of the governing law of each Loan Document and the jurisdiction in which any Farm Project Site is located, as applicable);

(h) with respect to the Existing Bridge Indebtedness and any other Indebtedness or other obligations owing by the Loan Parties to any Exiting Lenders:

(i) evidence that all such Indebtedness has been, or as of the Closing Date will be, repaid in full in cash and all such obligations have been, or as of the Closing Date will be, terminated;

(ii) a payoff letter (accompanied by such other discharges, releases (including, without limitation, mortgage releases), terminations or other documents as the Lender may request in its sole discretion), in each case duly executed by the Exiting Lenders or their agent, as applicable, releasing effective as of the Closing Date all Liens on any assets of any Loan Parties or any Subsidiaries of any Loan Party granted in favor of the Exiting Lenders upon receipt of the payoff amount on the Closing Date and authorizing the Borrowers, the Lender or their respective designees to file UCC-3 termination statements and such other releases and terminations as necessary to terminate any and all such Liens;

(i) Lien searches with respect to the Loan Parties and any Subsidiary in scope satisfactory to the Lender and with results showing no Liens (other than Liens in favor of the Lender, other Permitted Liens and Liens authorized to be released on the Closing Date in accordance with Section 4.1(h)) and otherwise satisfactory to the Lender;

(j) UCC financing statements for each jurisdiction as is necessary, in the Lender’s sole discretion, to perfect the Lender’s security interest in the Collateral to the extent such Liens can be perfected by filing or recordation;

(k) an executed Account Control Agreement with respect to (i) the Interest Reserve Account and (ii) each other deposit, securities and commodity account of the Loan Parties (other than Excluded Accounts);

(l) a written consent, duly executed by Holdings and confirming that this Agreement, the other Loan Documents, the Term Loan Facility and the Liens created pursuant to any Loan Document to secure the Obligations are permitted under, and do not conflict with or contravene, the SPAC Merger Agreement;

(m) a disbursement letter, duly executed by the Borrowers and demonstrating, among other things, that the Interest Reserve Account shall be funded with the Minimum Interest Amount required on such date in accordance with Section 5.17;

(n) evidence from the Borrowers that all material governmental and third-party consents required to effectuate the transactions contemplated by the Loan Documents have been obtained;

(o) ~~true, correct and complete copies of the Warrant Agreement and all other Material Agreements then in effect (including, without limitation, to the extent not previously delivered to the Lender, all Farm Lease Agreements and Approved~~ Long-Term Supply ~~Agreements then in effect) of the Borrowers, the Guarantors and any Subsidiary, each of which shall be satisfactory to the Lender, together with such Collateral Assignments of such Material Agreements and acknowledgments by such counterparties as may be reasonably requested by the Lender in its sole discretion, duly executed by the parties thereto;~~

(p) at least five (5) Business Days prior to the Closing Date (or such shorter period as may be approved by the Lender in its sole discretion), completed background checks and such other documentation and information requested by (or on behalf of) the Lender, in each case satisfactory to the Lender, including information required by Lender to satisfy any “know your customer” requirements, including, without limitation, the Beneficial Ownership Certification;

(q) evidence that adequate liability, property, business interruption and builder’s risk insurance required to be maintained under this Agreement is in full force and effect, in each case together with certificates naming the Lender as additional insured, mortgagee and lender’s loss payee, as applicable, with respect to the Collateral and, in the case of any business interruption insurance, accompanied by an assignment of such business interruption insurance in favor of the Lender signed by the Loan Parties and the applicable insurer;

(r) payment of (i) all fees, costs and expenses then due and payable pursuant to Section 8.3 hereof, to the extent invoiced on or prior to the date hereof and (ii) payment of such fees as are set forth in the Fee Letter; and

(s) such financial statements, budgets, forecasts, projections and any other information or documents as the Lender reasonably requests.

Section 4.2 Additional Conditions to First Post-SPAC Subordinated Term Loan. In addition to, and without limiting, the conditions set forth in Sections 4.1 and 4.3, the obligation of the Lender to make the First Post-SPAC Subordinated Term Loan is subject to the Lender’s receipt, on or prior to Subordinated Facility Post-SPAC Funding Date, of the following, each of which shall be in form and substance satisfactory to the Lender in its sole discretion:

(a) evidence of the consummation of the Qualified SPAC Transaction and the occurrence of the Qualified SPAC Transaction Effective Date (including, without limitation, in the form of copies of the relevant certificates of merger certified or recorded by the appropriate Governmental Authorities); and

(b) a certificate of a Responsible Officer of the Company, substantially in the form delivered to the Lender pursuant to Section 4.1(b) and, among other things, (i) certifying the Organizational Documents of the Company after giving effect to the Qualified SPAC Transaction and the occurrence of the Qualified SPAC Transaction Effective Date, and (ii) attaching true, correct, and complete copies of the SPAC Merger Agreement and all Ancillary Agreements (as defined in the SPAC Merger Agreement); it being understood and agreed, for the avoidance of doubt, that the funding of the Closing Date Subordinated Loan shall not be subject to this Section 4.2.

Section 4.3 Additional Conditions to each Term Loan. In addition to, and without limiting, the conditions set forth in Sections 4.1, 4.2 and 4.4 (other than with respect to the funding of (x) the Closing Date Subordinated Loan, (y) the First Amendment Term Loan, which funding shall be subject only to the satisfaction of the conditions in Section 4.4, and (z) a Term Loan pursuant to Section 5.17(b), which such funding shall be limited to Section 4.1 above, Section 4.4 below and to clauses (a), (b), (c) and (d) of this Section 4.3), and subject to the last paragraph of this Section 4.3, the obligation of the Lender to make any Term Loan hereunder is subject to the satisfaction (or waiver by the Lender in its sole discretion) of the following additional conditions precedent on or before the date of such Term Loan, each of which shall be in form and substance satisfactory to the Lender:

(a) the representations and warranties set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects (or, in the case of any such representation or warranty already qualified by materiality, in all respects) on and as of the date of such Term Loan;

(b) no Default or Event of Default shall have occurred and be continuing or would result from such Term Loan or from the application of proceeds thereof;

(c) the Borrowers shall have delivered to the Lender an appropriately completed and duly executed Loan Request for each Term Loan requested to be made pursuant to this Agreement;

(d) the Lender shall have received evidence that, concurrently with the funding of each Term Loan requested hereunder, (x) an equity or capital contribution is made by the Borrowers, and (y) until the Term Loan Facility hereunder is fully advanced, a loan is also funded under the Senior Credit Agreement, in each case in accordance with Section 6.8(e);

(e) to the extent the proceeds of a requested Term Loan are to be used for the first payment of Project Costs in respect of a Farm Project, the Lender shall have received, on or prior to the date of such Term Loan:

(i) each of the items set forth in Section 5.15 with respect to the Farm Project Site where the Farm Project being funded by the applicable Term Loan is to be located (including, without limitation, Mortgages, insurance (including title insurance and flood insurance) documentation, surveys, appraisals and environmental assessment, in each case complying with Section 5.15); and

(ii) such financial statements, budgets, forecasts, projections (including projected draw schedules) or other information or documents with respect to such Farm Project as the Lender reasonably requests, in each case in form and substance satisfactory to the Lender;

(f) the Lender and the Disbursing Agent shall have received all items required under the Disbursing Agreement in connection with such Term Loan;

(g) the Lender shall have received a copy of each Material Project Document and each other Material Agreement then in effect (including, without limitation, each ~~Farm Lease Agreement and each Approved~~ Long-Term Supply ~~Agreement~~) not previously delivered to the Lender, together with a Collateral Assignment of the same (to the extent such Collateral Assignment (or any consent or acknowledgment thereof) is required or requested in accordance with the definition of “Collateral Assignment”);

(h) the Lender shall have received a certificate of a Responsible Officer of the Company, in the form of Exhibit D attached hereto, certifying, as of the date of such Term Loan, that:

(i) after giving effect to such Term Loan, (A) such Term Loan, together with any loan under the Senior Credit Agreement made concurrently with such Term Loan (if any), shall constitute not more than 75% of the Project Costs in respect of which such Term Loan is requested, and (B) the Borrowers will be in compliance with the capital stacking covenant set forth in Section 6.8(e), and attaching thereto reasonably detailed calculations demonstrating each of the foregoing;

(ii) each Material Project Document delivered to the Lender as of such date is a true, correct and complete copy of the same;

(iii) each Material Project Document is in full force and effect and, to the best knowledge of the Company, no default or event of default has occurred thereunder;

(iv) all Project Licenses and any other governmental and third-party consents, permits and approvals with respect to each Farm Project that are required as of such date have been duly obtained, validly issued and are in full force and effect, not subject to any appellate, judicial or administrative proceeding or to any unsatisfied condition that may allow material modification or revocation, and no material violation thereof shall have occurred;

(v) such Term Loan shall not be used to pay for materials or equipment for a Farm Project unless (x) such materials or equipment have been incorporated into such Farm Project or have been delivered to the applicable Farm Project Site for later incorporation into such Farm Project and stored at the applicable Farm Project Site or (y) such Term Loan shall be used to fund deposits or scheduled payments required pursuant to any Project Documents prior to work being commenced or materials or equipment being delivered to or incorporated into the such Farm Project;

(vi) the development of each Farm Project is substantially proceeding in the manner provided for in the Project Documents relating thereto;

(vii) the aggregate amount of the Project Costs paid (and remaining to be paid) with respect to each Farm Project does not exceed the Initial Construction Budget applicable to such Farm Project; provided, notwithstanding the foregoing, the aggregate amount of the Project Costs paid (and remaining to be paid) with respect to each Farm Project may exceed the Initial Construction Budget applicable to such Farm Project by an amount not to exceed 5% of such Initial Construction Budget, but only so long as, on or prior to the date of the requested Term Loan, (A) (x) such excess amount is funded by cash contributions from the Borrowers in compliance with Section 6.8(d) or an irrevocable capital cash contribution from Holdings to the Borrowers, and (y) the Borrowers have fully paid such excess Projects Costs from the proceeds of such contributions, and (B) the Borrowers deliver to the Lender reasonably satisfactory evidence of the foregoing;

(viii) as of the date of such certificate, and after giving effect to the requested Term Loan, the unadvanced amounts under both the Term Loan Facility and the Senior Credit Agreement (determined in accordance with the capital stacking requirements set forth in Section 6.8(e)) and Unrestricted Cash of the Borrowers (including Unrestricted Cash contributed to the Borrowers by Holdings) are sufficient to pay all Project Costs required in order to achieve the Completion of each Farm Project on or prior to the Completion Deadline applicable to such Farm Project;

(ix) the Final Completion Date of each Farm Project can reasonably be expected to occur on or prior to the Completion Deadline applicable to such Farm Project;

(i) the Lender shall have received an updated Project Status Report, Construction Budget and Construction Schedule with respect to each Farm Project;

(j) the Lender shall have received (i) a current sworn construction cost statement of the Company in form reasonably acceptable to the Lender, (ii) a current sworn construction cost statement of each Material Project Contractor in form reasonably acceptable to the Lender, and (iii) copies of invoices, bills, statements or bills of sale representing the Project Costs to be paid from proceeds of the requested Term Loan;

(k) to the extent permitted under Applicable Law, the Lender shall have received Lien waivers and releases, conditioned only upon receipt of payment, duly executed by each Person (other than an Excluded Contractor or Subcontractor) being paid from the proceeds of the requested Term Loan who may have or may be entitled to have a Lien pursuant to Applicable Law or agreement;

(l) the Lender shall have received unconditional Lien waivers and releases, duly executed by each Person (other than an Excluded Contractor or Subcontractor) paid from proceeds of all prior Term Loans who may have or may be entitled to have a Lien pursuant to Applicable Law or agreement, to the extent not previously delivered to the Lender;

(m) no stop notice with respect to any Farm Project shall have been delivered to the Company or any other Loan Party, unless the Company has filed a release bond with respect thereto in accordance with the requirements of Law in the state where the Farm Project Site is located;

(n) if required by the Lender, the Lender shall have received a certificate from the Project Consultant, duly executed by the Project Consultant and dated not earlier than five (5) Business Days prior to the date of the requested Term Loan, certifying as follows: (i) the Project Consultant has reviewed the Project Status Report, Construction Budget, and Construction Schedule applicable to each Farm Project, (ii) the Project Consultant recommends payment of the Project Costs that the Borrowers intend to pay with proceeds of such requested Term Loan, (iii) the development of each Farm Project is substantially proceeding in the manner provided for in the Project Documents relating thereto, (iv) the aggregate amount of the Project Costs paid (and remaining to be paid) with respect to each Farm Project does not exceed the Initial Construction Budget applicable to such Farm Project (provided that the aggregate amount of the Project Costs paid (and remaining to be paid) with respect to each Farm Project may exceed the Initial Construction Budget applicable to such Farm Project by an amount not to exceed 5% of such Initial Construction Budget, but only so long as, on or prior to the date of such certificate, (A) (x) such excess amount is funded by cash contributions from the Borrowers in compliance with Section 6.8(d) or an irrevocable capital cash contribution from Holdings to the Borrowers, and (y) the Borrowers have fully paid such excess Projects Costs from the proceeds of such contributions, and (B) the Borrowers deliver to the Lender reasonably satisfactory evidence of the foregoing), (v) as of the date of such certificate, and after giving effect to the requested Term Loan, the unadvanced amounts under both the Term Loan Facility and the Senior Credit Agreement (determined in accordance with the capital stacking requirements set forth in Section 6.8(e)) and Unrestricted Cash of the Borrowers (including Unrestricted Cash contributed to the Borrowers by Holdings) are sufficient to pay all Project Costs required in order to achieve Completion of each Farm Project on or prior to the Completion Deadline applicable to such Farm Project, and (vi) the Final Completion Date of each Farm Project can reasonably be expected to occur on or prior to the Completion Deadline applicable to such Farm Project;

(o) to the extent requested by the Lender, the Lender shall have received payment and performance bonds in the amount of the GC Contract with the General Contractor with respect to a Farm Project (which, to the extent approved by the Lender in writing in its reasonable discretion, may be in the form of payment and performance bonds issued by applicable subcontractors), together with a dual obligee rider in favor of the Lender, in each case in form and substance acceptable to the Lender;

(p) to the extent not previously delivered, the Borrowers shall have delivered to the Lender evidence of the insurance required by Section 5.18(d);

(q) the Lender shall have received such bring-down certificates, searches, an endorsement to the title insurance policy issued to the Lender covering the date of such Term Loan and increasing the amount of Lender’s insurance coverage by the amount of such Term Loan disbursed and date down the coverage for mechanics’ liens with the ALTA 33-06 Construction Disbursement Endorsement; and

(r) if the requested Term Loan is for the last disbursement necessary to Complete a Farm Project, the Lender shall have received (i) a certification from the Company and the Project Consultant that the improvements on such Farm Project will, after application of the proceeds of such Term Loan, be Complete and (ii) the applicable title insurance company shall be committed to issue to the Lender such endorsements as the Lender may reasonably require, to be issued by such title insurance company subsequent to the expiration of the period during which any Lien for labor, services or materials may be validly recorded against such Farm Project or such other endorsements to the Lender’s title insurance policy as the Lender may reasonably require which shall insure that such Farm Project improvements have been completed free of all mechanics’ and materialmen’s Liens or claims and other Liens, other than Liens expressly permitted under the Mortgage applicable to such Farm Project).

Notwithstanding anything to the contrary herein, to the extent any Term Loan is requested after the First Amendment Funding Date to pay for Project Costs in respect of any Farm or Farm Project other than a Farm or Farm Project located at the Montana Property or any Paragon Property, such Term Loan may be made at the Lender’s sole and absolute discretion, with no obligation whatsoever by the Lender to make such Term Loan.

Section 4.4 Conditions to First Amendment Term Loan. The obligation of the Lender to make the First Amendment Term Loan is subject to the Lender’s receipt, on or prior to the Paragon Acquisition Effective Date, of the following:

(a) a certificate of a Responsible Officer of the Company, dated as of the Paragon Acquisition Effective Date and:

(i) certifying that:

(A) the Specified Representations shall be true and correct in all material respects (or, in the case of any such representation or warranty already qualified by materiality, in all respects) on and as of the Paragon Acquisition Effective Date;

(B) no Specified Event of Default shall have occurred and be continuing or would result from the First Amendment Term Loan or from the application of proceeds thereof;

(C) no Paragon Purchase Document has been amended, restated, supplemented or otherwise modified since the First Amendment Effective Date, in a manner that would be materially adverse to the Lender (it being understood and agreed that any amendment, change or other modification to the purchase price or any component thereof under any Paragon Purchase Document (including, without limitation, any such amendment, change or other modification to the Parent Share Value (as defined in the Paragon California PSA)) shall be deemed materially adverse to the Lender (other than (x) any decrease in the Aggregate Paragon Consideration of not more than 5% (whether such reduction is in non-cash consideration or cash consideration), provided that any such reduction in cash consideration is automatically accompanied by a dollar-for-dollar reduction, on a pro rata basis, of the Term Loan Amount (as defined in the Subordinated Credit Agreement) and the Term Loan Amount, and (y) any increase to the Aggregate Paragon Consideration of not more than 5% so long as such increase represents additional non-cash consideration or cash consideration not consisting of additional First Amendment Term Loans or First Amendment Term Loans (as defined in the Subordinated Credit Agreement)), unless approved in writing by the Lender, and the transactions contemplated under each Paragon Purchase Agreement shall have been consummated in accordance with the terms of the applicable Paragon Purchase Documents;

(D) the Specified Purchase Agreement Representations shall be true and correct in all material respects (or, in the case of any such representation or warranty already qualified by materiality, in all respects);

(E) all governmental and third-party consents expressly required as conditions to consummation of the transactions pursuant to Section 7.02(e)(x) of the Paragon California PSA have been obtained (and not waived); and

(F) since the First Amendment Effective Date, no Paragon Material Adverse Effect shall have occurred and be continuing; and

(ii) attaching reasonably detailed calculations demonstrating that the sum of the First Amendment Term Loan and the First Amendment Term Loan (as defined in the Senior Credit Agreement) to be made on the Paragon Acquisition Effective Date constitutes not more than 70% of the Aggregate Paragon Consideration;

(b) an appropriately completed Loan Request for the First Amendment Term Loan, duly executed by the Borrowers;

(c) a disbursement letter, demonstrating, among other things, that the Interest Reserve Account shall, as of the date of the First Amendment Term Loan, be funded in cash with the Minimum Interest Amount required on such date, duly executed by the Borrowers;

(d) [reserved];

(e) with respect to the ESOP (as defined Paragon California PSA): (A) a copy of the amendment to the ESOP in accordance with the provisions set forth in Section 6.20(a) of the Paragon California PSA (and providing, among other things, for termination of the ESOP effective as of the Paragon Acquisition Effective Date), accompanied by appropriate resolutions of the ESOP authorizing the same; (B) evidence that the ESOP Loan Receivable (as defined Paragon California PSA) is, as of the Paragon Acquisition Effective Date, canceled or paid in full, and all shares held in the “suspense account” of the ESOP Share Seller are, as of the Paragon Acquisition Effective Date and after accounting for all contributions and loan payments that are made prior to or coincident with the Paragon Acquisition Effective Date, either cancelled or allocated to ESOP participants or surrendered to Paragon (or some combination thereof); (C) a copy of the certificate delivered by the trustee of the ESOP to the Company complying with the requirements set forth in Section 7.02(e)(ix) of the Paragon California PSA; and (D) a copy of the Fairness Opinion (as defined in the Paragon California PSA) delivered to the Company in accordance with Section 7.02(e)(xii) of the Paragon California PSA;

(f) the First Amendment Funding Date shall not occur prior to April 1, 2022 or after May 17, 2022;

(g) a certificate of status, compliance or like certificate for each Loan Party and Subsidiary (including each First Amendment Joinder Party) from the appropriate Governmental Authority of the jurisdiction of incorporation or formation of such Person, each dated not more than thirty (30) days prior to the Paragon Acquisition Effective Date;

(h) an appropriately completed and duly executed Perfection Certificate with respect to the Loan Parties (including the First Amendment Joinder Parties);

(i) each of the following documents:

(i) a Joinder Agreement, duly executed and delivered by each First Amendment Joinder Party;

(ii) to the extent that any of the Equity Interests of the First Amendment Joinder Parties are evidenced by one or more certificates, the originals of such certificates, together with undated stock or other transfer powers executed in blank by the applicable Loan Party that will acquire such Equity Interests on the Paragon Acquisition Effective Date (provided that any such certificates will be required to be delivered on the First Amendment Funding Date only to the extent available to the Borrowers after use of commercially reasonable efforts (without undue burden or expense));

(iii) UCC financing statements for filing in the jurisdiction of formation of each First Amendment Joinder Party, in a form sufficient to perfect the security interest of the Lender in the Collateral of the First Amendment Joinder Parties to the extent such Liens can be perfected by filing or recordation UCC financing statements in the jurisdiction of formation of each First Amendment Joinder Party;

(iv) trademark, patent and copyright security agreements, duly executed by the applicable First Amendment Joinder Parties and in appropriate form for recordation or registration with the applicable intellectual property office;

(v) customary opinions of counsel to the Loan Parties with respect to the authorization, execution and delivery by the Loan Parties of the Loan Documents (including by the First Amendment Joinder Parties of the Joinder Agreement referenced in clause (i) above), enforceability of the Loan Documents (including the Joinder Agreement) and the creation and perfection of the Liens on the applicable assets of the Loan Parties (including the First Amendment Joinder Parties);

(vi) a certificate of a Responsible Officer of each First Amendment Joinder Party, attaching (A) the Organizational Documents of such First Amendment Joinder Party, (B) resolutions or other action of the Governing Board of such First Amendment Joinder Party approving the transactions and other matters contemplated by the Loan Documents to which it is a party, and (C) an incumbency certificate evidencing the identity, authority and capacity of each Responsible Officer of such First Amendment Joinder Party authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which it is a party; and

(vii) a Term Loan Note, payable to the order of the Lender, duly executed by the Borrowers and amending and restating (without novating) the Term Loan Note of the Lender in effect immediately prior to the First Amendment Funding Date;

(j) with respect to any Indebtedness or other obligations (other than Permitted Indebtedness) owing by the First Amendment Joinder Parties as of the Paragon Acquisition Effective Date:

(i) evidence that all such Indebtedness has been, or as of the Paragon Acquisition Effective Date will be, repaid in full in cash and all such obligations have been, or as of the date hereof will be, terminated; and

(ii) (1) payoff letters (accompanied by such other discharges, releases (including, without limitation, mortgage releases), terminations or other documents), in each case duly executed by the holders of such Closing Pay-Off Indebtedness (as defined in the Paragon California PSA as in effect on the date hereof), releasing automatically upon the repayment in full of such Indebtedness on the Paragon Acquisition Effective Date all Liens on any assets of any First Amendment Joinder Party and authorizing the Borrowers, the Lender or their respective designees to file UCC-3 termination statements and such other releases and terminations as necessary to terminate any and all such Liens, and (2) the Pay-Off Letters in the forms attached as Exhibit F-1 and Exhibit F-2 to the Paragon California PSA as in effect on the date hereof (accompanied by such other discharges, releases, terminations or other documents required to be delivered under such Pay-Off Letters), duly executed by the parties thereto;

(k) (i) repayment of all indebtedness outstanding under, and termination of, (1) the Amended and Restated Master Lease Agreement dated as of April 30, 2021 between STORE Master Funding XVIII, LLC and Hollandia Real Estate, LLC, (2) the Amended and Restated Mortgage Loan Agreement, dated as of March 4, 2021, by and between Hollandia Real Estate LLC and Store Capital Acquisitions, LLC, (3) the Disbursement Agreement dated as of April 30, 2021 between STORE Capital Acquisitions, LLC and Hollandia Real Estate, LLC, (4) the Amended and Restated Unconditional Guaranty of Payment and Performance dated as of April 30, 2021 by Paragon for the benefit of STORE Master Funding XVIII, LLC, and (5) the Unconditional Guaranty of Payment and Performance dated as of June 30, 2020 by Paragon for the benefit of STORE Capital Acquisitions, LLC, and (ii) release of (1) all Liens granted by any Paragon Entity in favor of STORE Master Funding XVIII, LLC and its Affiliates, and all Liens granted by STORE Master Funding XVIII, LLC on any Paragon Property, (2) all Liens granted by any Paragon Entity in favor of STORE Capital Acquisitions, LLC and its Affiliates, and all Liens granted by STORE Capital Acquisitions, LLC on any Paragon Property;

(l) [reserved];

(m) at least three (3) Business Days prior to the date of the First Amendment Term Loan (or such shorter period as may be approved by the Lender in its sole discretion), completed background checks and such other documentation and information requested by (or on behalf of) the Lender, in each case satisfactory to the Lender, including information required to satisfy any “know your customer” requirements, including, without limitation, any Beneficial Ownership Certification if any Borrower is a “legal entity customer” under the Beneficial Ownership Regulation;

(n) payment of (i) all fees, costs and expenses then due and payable pursuant to Section 8.3, to the extent invoiced on or prior to the Paragon Acquisition Effective Date, and (ii) such fees or payment or issuance of such other consideration as are set forth in the First Amendment Fee Letter; and

(o) payment in immediately available funds of all accrued and unpaid interest on the Term Loan outstanding immediately prior to the Paragon Acquisition Effective Date, and funding in immediately available funds of the Interest Reserve Account in an amount equal to or greater than the Minimum Interest Amount.

ARTICLE V

AFFIRMATIVE COVENANTS

The Borrowers covenant and agree with the Lender that, until all Obligations shall have been Paid in Full:

Section 5.1 Financial Statements. The Borrowers will furnish to the Lender:

(a) as soon as available, and in any event within 120 days after the end of each Fiscal Year, audited financial statements of Holdings and its Subsidiaries consisting of a consolidated balance sheet of Holdings and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, prepared by independent public accountants of nationally or regionally recognized standing (or other firm of independent public accountants reasonably acceptable to the Lender, it being agreed and acknowledged that each of RSM US LLP and WithumSmith+Brown, P.C. is acceptable to the Lender) in accordance with generally accepted auditing standards (and, except for the Permitted Going Concern Qualification (if any), shall not be subject to any “going concern” or like qualification, exception or explanatory paragraph), certified by a Financial Officer of the Company as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of Holdings and its Subsidiaries in accordance with GAAP consistently applied, together with a management discussion and analysis of such financial statements; and

(b) as soon as available, but in any event within 60 days after the end of each calendar quarter, commencing with the calendar quarter ending September 30, 2021, a consolidated balance sheet of Holdings and its Subsidiaries as at the end of such calendar quarter, the related consolidated statements of income or operations, shareholders’ equity and cash flows for such calendar quarter and for the portion of Holdings’ Fiscal Year then ended, in each case setting forth in comparative form the year-to-date period of the current Fiscal Year as compared to the corresponding portion of the previous Fiscal Year, certified by a Financial Officer of the Company as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of Holdings and its Subsidiaries in accordance with GAAP consistently applied, subject only to normal year-end adjustments and the absence of footnotes.

(c) Notwithstanding anything in this Section 5.1 to the contrary, commencing after the Qualified SPAC Transaction Effective Date, (i) any financial statements required to be delivered pursuant to this Section 5.1 shall be financial statements of the Consolidated Group and (ii) the obligations in clauses (a) and (b) of this Section 5.1 may be satisfied with respect to financial information of the Consolidated Group by furnishing (A) the applicable financial statements of the Consolidated Group to the Lender or (B) the Form 10-K, 10-Q or 8-K, as applicable, of the Consolidated Group, filed with the SEC. Documents required to be delivered pursuant to Sections 5.1(a) and (b) and Section 5.2(d) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the earliest date on which (x) Holdings or the Company provides a link thereto on Holdings’ or the Company’s website on the Internet, (y) such documents are posted on Holdings’ or the Company’s behalf on IntraLinks/IntraAgency or another website, if any, to which the Lender has access (whether a commercial, third-party website or whether sponsored by the Lender), or (z) such financial statements and/or other documents are posted on the SEC’s website on the Internet at www.sec.gov.

Section 5.2 Certificates; Other Information. The Borrowers will deliver, or cause to be delivered, to the Lender:

(a) concurrently with the delivery of the financial statements referred to in Sections 5.1(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Company (i) certifying as to whether a Default or Event of Default has occurred and, if a Default or Event of Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (ii) setting forth reasonably detailed calculations demonstrating compliance with the covenants set forth in Section 6.8;

(b) promptly following request therefor, copies of any detailed audit reports, management letters or recommendations submitted to the Governing Board (or the audit committee of the Governing Board) of any Loan Party or Subsidiary by independent accountants in connection with the accounts or books of such Loan Party or Subsidiary, or any audit of any of them as the Lender may from time to time reasonably request;

(c) as soon as practicable and in any event before the beginning of each Fiscal Year, the projected balance sheets, income statements, capital expenditures budget and cash flow statements for the Consolidated Group, on a consolidated basis, for each month of the next Fiscal Year, each in reasonable detail, representing the good faith projections of the Consolidated Group for each such month, and certified by a Financial Officer of the Company as being the projections upon which the Consolidated Group relies, together with such supporting schedules and information as the Lender from time to time may reasonably request;

(d) promptly after receipt or furnishing thereof, copies of each annual report, proxy or financial statement or other report or communication sent to the shareholders of any Loan Party or Subsidiary, and copies of all annual, regular, periodic and special reports and registration statements that such Loan Party or Subsidiary may file or be required to file with the SEC or with any national securities exchange, and not otherwise required to be delivered pursuant hereto;

(e) promptly after receipt thereof by any Loan Party or Subsidiary, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other similar inquiry by such agency regarding financial or other operational results of such Loan Party or Subsidiary thereof;

(f) promptly after the occurrence thereof, notice of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in such certification; provided, that following the Qualified SPAC Transaction Effective Date, such notice shall only be required to the extent Holdings or any other Loan Party is a “legal entity customer” under the Beneficial Ownership Regulation;

(g) promptly upon execution thereof, a true, correct and complete copy of each Material Agreement, or any amendment thereto, entered into after the Closing Date;

(h) promptly after the furnishing thereof, copies of any material request, report or notice received by any Loan Party or any Subsidiary, or any material statement or report furnished by any Loan Party or any Subsidiary pursuant to the terms of any Material Agreement (including, without limitation, the SPAC Merger Agreement);

(i) with respect to each Farm Project:

(i) as soon as available and in any event within thirty (30) days after the end of each fiscal month of the Company, a Project Status Report and Construction Budget with respect to such Farm Project, in each case certified by the Project Consultant;

(ii) promptly upon receipt, a copy of any Farm Project Site visit report or other reviews or notices issued by any Governmental Authority, including, without limitation, EPA or USDA;

(iii) promptly upon receipt, a copy of each material report delivered to a Loan Party by any Person pursuant to a Material Project Document;

(iv) copies of all material notices sent or received by any Loan Party with respect to such Farm Project; and

(v) promptly after any officer of any Loan Party has knowledge of any material delays in the construction of such Farm Project or if the Project Costs applicable to such Farm Project at any time exceed the Initial Construction Budget applicable to such Farm Project, a certificate signed by a Responsible Officer of the Company setting forth the details with respect thereto and the action that the Company proposes to take with respect thereto;

(j) promptly after delivery or receipt thereof by any Loan Party or any Subsidiary, (i) a copy of Paragon’s application to the U.S. Internal Revenue Service requesting a favorable determination with respect to the ESOP amendments and the termination of the ESOP described in Section 6.20(a) of the Paragon California PSA, and copies of the U.S. Internal Revenue Service’s approvals or responses to the same, and (ii) copies of any material notices, reports or certificates delivered in connection with the Paragon Purchase Documents (it being understood and agreed, without limiting any of the foregoing, that any notices, reports or certificates delivered pursuant to or in connection with any purchase-price adjustment under any Paragon Purchase Agreement shall be material); and

(k) promptly following any request therefor, such other information, notices, meeting minutes, consents and other materials regarding the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of any Loan Party or Subsidiary, or compliance with the terms of the Loan Documents, as the Lender may from time to time reasonably request.

Section 5.3 Notices. The Borrowers will promptly notify the Lender of:

(a) in any event within two (2) Business Days thereof, the occurrence of any Default or Event of Default;

(b) the consummation of the Qualified SPAC Transaction and the occurrence of the Qualified SPAC Transaction Effective Date;

(c) the filing or commencement of any action, claim, suit, injunction, arbitration, settlement, investigation or proceeding by or before any arbitrator or Governmental Authority against or affecting any Loan Party, any Subsidiary or any Affiliate thereof, which, if adversely determined, could reasonably be expected to give rise to liability in excess of $2,000,000;

(d) any labor dispute or any noncompliance by any Loan Party or Subsidiary with Applicable Law (other than Environmental Law) or any permit, approval, license or other authorization, which, if adversely determined, could reasonably be expected to give rise to liability in excess of $2,000,000;

(e) any action arising under any Environmental Law or any noncompliance by any Loan Party or Subsidiary with any Environmental Law, which, if adversely determined, could reasonably be expected to give rise to liability in excess of $1,000,000;

(f) the discovery of any Hazardous Materials or of any Release from or upon any Farm Project Site, the Montana Property or any other land or property owned (either individually or jointly), operated or controlled by any Loan Party or Subsidiary, which, individually or in the aggregate, could reasonably be expected to give rise to liability in excess of $1,000,000;

(g) any damage to or destruction of any property of the Loan Parties (or any of their Subsidiaries) which, either individually or in the aggregate, could reasonably be expected to give rise to a claim for insurance monies in excess of $2,000,000;

(h) any material change in accounting or financial reporting practices by any Loan Party or any Subsidiary;

(i) any material breach or non-performance of, or any material default under, any Material Agreement;

(j) any cessation or material delay in the construction of any Farm Project, in each case accompanied by a reasonably detailed report or certificate of the Borrowers explaining whether or not such cessation or delay is expected to have a Material Adverse Effect; and

(k) any matter or development that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Responsible Officer of the Company setting forth the details of the occurrence requiring such notice and stating what action the Company has taken and proposes to take with respect thereto.

Section 5.4 Preservation of Existence, Etc. Each Borrower will, and will cause each other Loan Party and Subsidiary to, (a) preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization and under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; (b) take all reasonable action to maintain all material rights, licenses, permits, bonding arrangements, privileges and franchises necessary in the normal conduct of its business; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which, in the case of this clause (c), could reasonably be expected to have a Material Adverse Effect.

Section 5.5 Maintenance of Properties.

(a) Each Borrower will, and will cause each other Loan Party and Subsidiary to, (i) maintain, preserve and protect all of its properties and equipment material to the operation of its business (including, without limitation, each Farm) in good working order and condition (ordinary wear and tear excepted), and operate each Farm, in each case in accordance in all material respects with prudent industry practice and applicable Contractual Obligations and (ii) make all necessary repairs thereto and renewals and replacements thereof.

(b) The sole owner of all assets with respect to each Farm Project (including, without limitation, each Farm and all Project Documents and Project Licenses relating to such Farm Project, whether now existing or hereafter arising), is, and at all times will continue to be, a Loan Party.

Section 5.6 Maintenance of Insurance. The Borrowers will, and will cause each other Loan Party and Subsidiary to, maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business (including fire, extended coverage, workers’ compensation, public liability, property damage, business interruption and, with respect to each Farm Project, builder’s risk insurance) and against other risks (including errors and omissions) and in such amounts as are customarily carried under similar circumstances by such Persons. Such insurance policies shall contain (a) with respect to any general liability insurance policy, an additional insured special endorsement and (b) with respect to any property insurance policy, a mortgagee and a lender’s loss payee special endorsement, in each case in form and substance satisfactory to the Lender naming the Lender as additional insured, mortgagee and lender’s loss payee, as applicable, on a primary, non-contributory basis, waiving subrogation, and providing the Lender with notice of cancellation acceptable to the Lender. Without limiting the foregoing, the Borrowers will, and will cause each other Loan Party to, to the extent required under Flood Laws, obtain and maintain flood insurance for such structures and contents constituting Collateral located in a flood hazard zone, in such amounts as similar structures and contents are insured by prudent companies in similar circumstances carrying on similar businesses and otherwise satisfactory to the Lender.

Section 5.7 Payment of Obligations. The Borrowers will, and will cause each other Loan Party and Subsidiary to, pay, discharge or otherwise satisfy as the same shall become due and payable (i) all of its material Tax liabilities and remittances and other obligations owing to any Governmental Authority and (ii) all of its material other obligations, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings diligently conducted and the Borrowers or such Loan Party or Subsidiary has set aside on its books adequate reserves with respect thereto to the extent required by GAAP, and (b) no foreclosure or similar proceedings have been commenced or notice of Liens filed with respect thereto.

Section 5.8 Compliance with Laws. The Borrowers will, and will cause each other Loan Party and Subsidiary to, comply with the requirements of all Laws (including, without limitation, all Applicable Food and Feed Safety Laws) and all orders, writs, injunctions and decrees applicable to it or to its business or property, except where the failure to do so, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Borrowers shall, and, where applicable, shall cause each of their Affiliates (including any ERISA Affiliates) to, maintain each Plan in compliance with all applicable requirements of Law ERISA and the Code, except where the failure to do so could not be reasonably expected to result in a Material Adverse Effect.

Section 5.9 Environmental Matters. Except to the extent that the failure to do so could not reasonably be expected to have, individually or in the aggregate, liability (including any Environmental Liability) in excess of $2,000,000 or a Material Adverse Effect, the Borrowers will, and will cause each other Loan Party and Subsidiary to, (a) comply with all Environmental Laws, (b) obtain, maintain in full force and effect and comply with any Licenses or other approvals (including any Project Licenses) required for the facilities or operations of the Borrowers, any other Loan Party or Subsidiary, and (c) conduct and complete any investigation, study, sampling or testing, and undertake any corrective, cleanup, removal, response, remedial or other action necessary to identify, report, remove and clean up all Hazardous Materials present or released at, on, in, under or from any of the facilities or real properties of the Borrowers, any other Loan Party or Subsidiary.

Section 5.10 Books and Records. Each Borrower will, and will cause each other Loan Party and Subsidiary to, maintain proper books of record and account, in which entries shall be made of all financial transactions and matters involving the assets and business of such Borrower, other Loan Party or Subsidiary, as the case may be, that are true, complete and correct in all material respects and prepared in conformity with GAAP in all material respects.

Section 5.11 Inspection Rights. Each Borrower will, and will cause each other Loan Party and Subsidiary to, permit representatives and independent contractors of the Lender and the Project Consultant to visit and inspect any of its properties (including, but not limited to, examination and inspection of any Farm Project Site and the Montana Property), to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its owners, directors, officers, and independent public accountants, all at the reasonable expense of the Borrowers; provided that, if no Event of Default has occurred and is continuing, (x) the Lender shall not request, and shall not be permitted to receive, reimbursement from the Borrowers for more than one visit and inspection in any Fiscal Year and (y) the Lender will provide the Borrowers with at least five (5) days’ prior notice of each visit and inspection (or such shorter period acceptable to the Borrowers in their sole discretion).

Section 5.12 Use of Proceeds. The Borrowers will, and will cause each other Loan Party and Subsidiary to, use the proceeds of:

(a) the Closing Date Subordinated Loan (i) to fund or otherwise remit cash to the Interest Reserve Account in accordance with Section 5.17, (ii) to pay the reasonable costs and expenses of the Loan Parties with respect to the closing of the transactions effected by this Agreement and by the Senior Credit Agreement, (iii) to pay the fees set forth in the Fee Letter dated as of the Closing Date among the Borrowers and the Lender, and (iv) to repay the Existing Bridge Indebtedness;

(b) the First Amendment Term Loan (i) to pay the costs and expenses of the Loan Parties with respect to the transactions effected by this Agreement and by the Senior Credit Agreement, (ii) to pay the fees set forth in the First Amendment Fee Letter, and (iii) to finance the Paragon Acquisition; provided, that in no event shall the aggregate portions of the First Amendment Term Loan and the First Amendment Term Loan (as defined in the Senior Credit Agreement) used for the purpose set forth in this clause (iii) exceed $103,000,000; and

(c) any other Term Loan (i) to fund the Interest Reserve Account as a result of an IRA Shortfall in accordance with Section 5.17, (ii) to pay Project Costs applicable to a Farm Project, and (iii) for working capital related to the operation of a Farm Project or Farm, in each case not in contravention of any Law or of any Loan Document. Notwithstanding the foregoing or anything herein to the contrary, however, no Term Loan will be used to finance (1) dual use goods (i.e., products and technologies which may have military applications), (2) tobacco products, (3) extraction of thermal coal, and/or (4) business activities which are not aligned with the principles of the New York Declaration on Forests (2014) (https://forestdeclaration.org/about).

Section 5.13 Sanctions and Anti-Terrorism Laws; Anti-Corruption Laws. The Borrowers will, and will cause each other Loan Party and Subsidiary to, maintain in effect policies and procedures designed to promote compliance by the Loan Parties and Subsidiaries, and their respective directors, officers, employees, and agents with applicable Sanctions and Anti-Terrorism Laws and applicable Anti-Corruption Laws.

Section 5.14 Additional Subsidiaries; Holdings as Guarantor

.

(a) Promptly after (i) the creation or acquisition of any Subsidiary of Holdings or any other Loan Party (including, without limitation, any Subsidiary formed by merger, amalgamation, consolidation, division under the Delaware Code or otherwise), in each case other than an Excluded Subsidiary, or (ii) any existing Excluded Subsidiary ceases to be an Excluded Subsidiary (and, in any event, within ten (10) days after each event described in the preceding clauses (i) or (ii) and without limiting Section 6.14 hereof (or such later date as may be agreed by the Lender in writing)), the Borrowers will (unless otherwise waived in writing by the Lender in its sole discretion) cause such Person to (A) become a Borrower hereunder by delivering to the Lender a duly executed Joinder Agreement or such other documents as the Lender shall deem appropriate for such purpose, (B) grant a Lien on substantially all of the real and personal property of such Person by delivering to the Lender such deeds of trust, security agreements and other agreements as the Lender shall deem appropriate for such purpose, (C) deliver to the Lender such original certificated Equity Interests or other certificates and stock or other transfer powers evidencing the Equity Interests of such Person as the Lender may require, (D) deliver to the Lender such opinions, documents and certificates as the Lender requests and (E) deliver to the Lender such updated Schedules to the Loan Documents as requested by the Lender with respect to such Person and Collateral; in each case, in form, content and scope satisfactory to the Lender.

(b) [Reserved].

(c) Promptly, and in any event not later than ten (10) Business Days after the Qualified SPAC Transaction Effective Date, the Borrowers shall cause Holdings to (i) become a Guarantor by delivering to the Lender a duly executed Guaranty or such other documents as the Lender shall deem appropriate for such purpose, (ii) grant a Lien on substantially all of the real and personal property of Holdings by delivering to the Lender such deeds of trust, security agreements and other agreements as the Lender shall deem appropriate for such purpose, (iii) deliver to the Lender such original certificated Equity Interests or other certificates and stock or other transfer powers evidencing the Equity Interests owned or held by Holdings as the Lender may require, (iv) deliver to the Lender such opinions, documents and certificates as the Lender requests, and (v) deliver to the Lender such updated Schedules to the Loan Documents as requested by the Lender with respect to Holdings and its Collateral; in each case, in form, content and scope satisfactory to the Lender.

Section 5.15 Real Property

(a) Fee-Owned Real Property. Not more than sixty (60) days (or such later date as may be agreed by the Lender in writing) following the acquisition by the Borrowers, any other Loan Party or any Subsidiary of any fee interest in any real property (including the acquisition of any Subsidiary (including any First Amendment Joinder Party) that has a fee interest in real property), the Borrowers shall (unless otherwise waived in writing by the Lender in its sole discretion) deliver to the Lender each of the following, each in form and substance satisfactory to the Lender:

(i) a Mortgage covering such property, properly executed on behalf of the applicable Loan Party or Subsidiary;

(ii) if requested by the Lender or the Disbursing Agent, an amendment to the Disbursing Agreement (or a new Disbursing Agreement), a priority agreement or other similar agreements or documents, in each case duly executed by the parties thereto and incorporating jurisdiction-specific updates or other modifications;

(iii) an ALTA title insurance policy or policies in favor of the Lender, insuring such Mortgage as a valid second priority Lien upon such parcel subject only to such exceptions as are acceptable to the Lender (including such endorsements as the Lender may require);

(iv) a survey that either (A) meets such minimum survey standards as the Lender may require, such survey to be certified in favor of (and to permit reliance by) the Lender as to such parcel, or (B) covers such property and is in a form that the title insurance company that issues the title insurance policy to Lender described in Section 5.15(a)(iii) above determines is sufficient to permit such title insurance company to delete the standard exception for matters of survey from the lender’s policy of title insurance issued to the Lender;

(v) if requested by the Lender, a final “as built” appraisal with respect to any Farm or Farm Project to be located on such real property, in form and containing assumptions and appraisal methods reasonably satisfactory to the Lender, conducted by an appraiser acceptable to the Lender, addressed to the Lender and on which the Lender is expressly permitted to rely;

(vi) if requested by the Lender, a Phase I environmental audit or such other environmental due diligence report as the Lender may approve (and permitting reliance by the Lender), together with such other environmental information as the Lender may request;

(vii) evidence that the Loan Parties have taken all actions required under the Flood Laws and/or requested by the Lender to ensure that the Lender is in compliance with the Flood Laws applicable to each parcel of real property constituting Collateral; and

(viii) such evidence as the Lender may require that such Mortgage has been duly authorized by all appropriate action of and is enforceable against the applicable Loan Party, together with such opinions of counsel covering such authorization and enforceability and other matters as the Lender may reasonably require.

(b) Leased Real Property, Warehouses, Etc.. (i) In the case of any headquarters location of the Loan Parties or any leased premises, warehouse or other third party-owned or -operated storage facility where tangible Collateral with a value in excess of $1,000,000 is located, the Loan Parties shall obtain Lien Waiver Agreements after entering into any lease following the

Closing Date or after the tangible Collateral valued at any such location exceeds $1,000,000, and (ii) in the case of any Third-Party Farm Lease Agreement, the Loan Parties shall deliver, or cause to be delivered, to the Lender a Mortgage in respect of the leasehold interest in the real property subject to such Third-Party Farm Lease Agreement, together with (x) a corresponding lender’s title insurance policy (and accompanying endorsements) in favor of the Lender (up to an amount reasonably determined by the Lender in consultation with the Borrowers), (y) a ground lease recognition and estoppel agreement, duly executed by the lessor under such Third-Party Farm Lease Agreement, and (z) opinions of counsel with respect to such Mortgage, each of the foregoing to be in form and substance reasonably satisfactory to the Lender.

Section 5.16 Further Assurances. The Borrowers shall, and shall cause each other Loan Party and Subsidiary to, from time to time, at the Borrowers’ expense, preserve and protect the Lender’s Lien on the Collateral (first in priority subject only to Permitted Liens) and shall do such other acts and things as the Lender in its sole discretion may deem necessary or advisable from time to time in order to preserve, perfect and protect the Liens granted or purported to be granted under the Collateral Documents and to exercise and enforce its rights and remedies thereunder with respect to the Collateral. Without limiting the generality of the foregoing or Sections 4.1(k) or 5.17 hereof, concurrently with the opening of any deposit account, commodity account or securities account (other than Excluded Accounts) by any Borrower, any other Loan Party or Subsidiary after the Closing Date, the Borrowers shall deliver a notice of the opening of such account to the Lender and an executed Account Control Agreement in respect of such account. In addition the Borrowers shall deliver, or cause to be delivered, to the Lender a Collateral Assignment with respect to any Material Agreement entered into by the Borrowers or the other Loan Parties (to the extent such Collateral Assignment (or any consent or acknowledgment thereof) is required or requested in accordance with the definition of “Collateral Assignment”).

Section 5.17 Interest Reserve Account.

(a) Commencing on the funding date of the Closing Date Subordinated Loan, the Borrowers will, or will cause, the Interest Reserve Account to be funded with cash of the Loan Parties in an amount equal to or greater than the Minimum Interest Amount.

(b) If at any time (whether as a result of fluctuations in applicable interest rates or otherwise) the funds in the Interest Reserve Account are determined by the Lender in its reasonable discretion to be less than the Minimum Interest Amount (each such shortfall, an “IRA Shortfall”), the Borrowers shall promptly (and in any event not later than two (2) Business Days after an IRA Shortfall has been identified) fund or otherwise remit cash (including, at the Borrowers’ election, any proceeds of a Term Loan) to the Interest Reserve Account in an amount equal to or greater than such IRA Shortfall. For the avoidance of doubt, the Borrowers shall cause the Interest Reserve Account to be subject to a blocked Account Control Agreement in favor of the Lender at all times.

Section 5.18 Farm Project Construction.

(a) The Borrowers will, and will cause each other Loan Party and Subsidiary to, continuously, diligently and with reasonable dispatch proceed with the design, development and construction of each Farm Project in a good workmanlike manner in material accordance with the Project Documents applicable to such Farm Project, the Loan Documents and all Applicable Laws so that the Final Completion Date applicable to such Farm Project will be reasonably expected to occur on or prior to the Completion Deadline applicable to such Farm Project.

(b) The Borrowers will, and will cause each other Loan Party and Subsidiary to, comply in all material respects with each Material Agreement to which they are a party and enforce all of their respective material rights under the Project Documents, including all material indemnification rights thereunder, and pursue all material remedies available to any Loan Party or Subsidiary with diligence and in good faith.

(c) Not later than sixty (60) after the Final Completion Date of a Farm Project, the Borrowers will deliver or cause to be delivered to the Lender:

(i) if requested by the Lender in its sole discretion, a date down endorsement to the applicable title insurance policy insuring the priority of Mortgage in respect of the applicable Farm Project Site and which deletes from such title insurance policy any mechanic’s Lien, survey or other standard exception, and includes the following endorsements, to the extent not previously delivered to the Lender: ALTA 3.1 zoning endorsement; ALTA 9.3 conditions, covenants and restrictions endorsement; ALTA 9.6 private rights; ALTA 17 access and entry endorsement; ALTA 17.2 utility access endorsement; ALTA 18 single tax parcel or ALTA 18.1 multiple tax parcels (as applicable); and ALTA 28 easement endorsement (as applicable);

(ii) copies of the as-built final plans and specifications for such Farm Project; and

(iii) such additional items as the Lender may reasonably request, including, without limitation, copies of final appraisals, final as-built appraisals, surveys and final unconditional Lien waivers.

(d) The Borrowers will cause:

(i) the design professionals who prepare the Project Plans applicable to a Farm Project to maintain professional liability insurance written on a claims made basis, with coverage limits in amounts reasonably acceptable to the Lender, insuring each such design professional and its sub-consultants against any and all liabilities arising out of or in connection with the negligent acts, errors, or omissions of the foregoing in connection with the carrying out of their professional responsibilities for the applicable Farm Project;

(ii) each Material Project Contractor to maintain such insurance as will protect such Material Project Contractor from claims set forth below which may arise out of or result from such Material Project Contractor’s operations and completed operations in connection with the applicable Farm Project, whether such operations be by such Material Project Contractor or by its subcontractors or by anyone directly or indirectly employed by any of them, or by anyone for whose acts any of them may be liable: (A) claims under workers’ compensation, disability benefit and other similar employee benefit acts that are applicable to the work to be performed; (B) claims for damages because of bodily injury, occupational sickness or disease, or death of such Material Project Contractor’s employees; (C) claims for damages because of bodily injury, sickness or disease, or death of any person other than such Material Project Contractor’s employees; (D) claims for damages insured by usual personal injury liability coverage; (E) claims for damages because of injury to or destruction of tangible property, including loss of use resulting therefrom; (F) claims for damages because of bodily injury, death of a person or property damage arising out of ownership, maintenance or use of a motor vehicle; and (G) claims for bodily injury or property damage arising out of completed operations;

(iii) each Material Project Contractor referenced in subsection (ii) above to name the Lender as an additional insured for claims caused in whole or in part by such Material Project Contractor’s negligent acts or omissions during such Material Project Contractor’s ongoing operations and completed operations, with such insurance afforded to the Lender as an additional insured being primary insurance and not excess over, or contributing with, any insurance purchased or maintained by the Lender; and

(iv) to the extent requested by the Lender, prior to the execution of a GC Contract, each General Contractor that has commenced any work with respect to a Farm Project to obtain payment and performance bonds (which, to the extent approved by the Lender in writing in its reasonable discretion, may be in the form of payment and performance bonds issued by applicable subcontractors) and dual obligee riders in favor of the Lender, in form and substance acceptable to the Lender in its sole discretion.

Section 5.19 Post-Closing Requirements. The Borrowers will deliver, or cause to be delivered, to the Lender each of the following, each in form and substance acceptable to the Lender:

(a) As soon as reasonably practicable, but in any event not later than sixty (60) days after the First Amendment Funding Date (or such later date as the Lender may agree to in writing in its sole discretion), each of the items set forth in Section 5.15(a) with respect to each Paragon Property (including, without limitation, a Mortgage covering each Paragon Property, properly executed on behalf of the applicable Paragon Entity, and one or more opinions of counsel covering the jurisdiction in which each Paragon Property is located); provided, however, notwithstanding the foregoing, that with respect to the Paragon Property in Warner Robins, Georgia, the deadline for delivering the items described in Section 5.15(a)(iv) with respect to such property shall be sixty (60) days (or such later date as the Lender may agree to in writing in its sole discretion) after final completion of the existing construction occurring at such property.

(b) As soon as reasonably practicable, but in any event not later than sixty (60) days after the First Amendment Funding Date (or such later date as the Lender may agree to in writing in its sole discretion), a subordination, non-disturbance and attornment agreement with respect to each sublease of any Paragon Property, duly executed by the applicable sublessee, the applicable sublessor and the Lender; provided, however, that a subordination, non-disturbance and attornment agreement shall not be required for any sublease of a Paragon Property that has a month-to-month term and that is for residential purposes only.

(c) As soon as reasonably practicable, but in any event not later than thirty (30) days after the First Amendment Funding Date (or such later date as the Lender may agree to in writing in its sole discretion), executed amendments to, or amendments and restatements of, each Account Control Agreement existing as of the First Amendment Effective Date (including, without limitation, the Account Control Agreement with respect to the Interest Reserve Account), confirming that each such Account Control Agreement is among the Lender, the depository institution party thereto, and Local Bounti Operating Company LLC (evidencing its current legal name) or another Borrower.

(d) As soon as reasonably practicable, but in any event not later than thirty (30) days after the First Amendment Funding Date (or such later date as the Lender may agree to in writing in its sole discretion), an Account Control Agreement with respect to each deposit account, commodity account or securities account (other than Excluded Accounts) of the First Amendment Joinder Parties.

(e) As soon as reasonably practicable, but in any event not later than thirty (30) days after the First Amendment Funding Date (or such later date as the Lender may agree to in writing in its sole discretion), each of the items set forth in Section 4.3(g) and, to the extent available, each of the items set forth in Section 4.3(i), (j), (k) and (l) with respect to the Farm Project located at the Paragon Property in Warner Robins, Georgia.

(f) As soon as reasonably practicable, but in any event not later than thirty (30) days after the First Amendment Funding Date (or such later date as the Lender may agree to in writing in its sole discretion), a certificate of status, compliance or like certificate for each Loan Party and Subsidiary (including each First Amendment Joinder Party) from the appropriate Governmental Authority of each jurisdiction (other than its state of formation) where it is required to qualify to do business, each dated not more than thirty (30) days prior to the date of such delivery.

(g) As soon as reasonably practicable, but in any event not later than the earlier of (i) thirty (30) days after the First Amendment Funding Date and (ii) the date of expiration of any insurance in effect as of the First Amendment Effective Date (in each case, or such later date as the Lender may agree to in writing in its sole discretion), evidence that all insurance required to be maintained under the Loan Documents is in full force and effect (including, with respect to the First Amendment Joinder Parties, evidence of adequate liability, property, business interruption, recall insurance and builder’s risk insurance), in each case together with certificates naming the Lender as additional insured, mortgagee and lender’s loss payee, as applicable, with respect to the Collateral and, in the case of any business interruption and recall insurance, accompanied by an assignment of such business interruption or recall insurance in favor of the Lender signed by the First Amendment Joinder Parties and the applicable insurer.

(h) As soon as reasonably practicable, but in any event not later than five (5) Business Days after the First Amendment Funding Date, evidence that each of Hollandia GA Investor Corp. and Hollandia GP has merged with and into Paragon or another Loan Party, with Paragon or such other Loan Party continuing as the surviving entity.

ARTICLE VI

NEGATIVE COVENANTS

The Borrowers covenant and agree with the Lender that, until all Obligations have been Paid in Full:

Section 6.1 Indebtedness. The Borrowers will not, nor will they permit any other Loan Party or Subsidiary to, create, incur, assume or suffer to exist any Indebtedness, except (collectively, the “Permitted Indebtedness”):

(a) Indebtedness under the Loan Documents;

(b) Senior Indebtedness;

(c) Indebtedness (contingent or otherwise) of any Loan Party arising under (i) any Swap Contract with a Swap Party or (ii) to the extent approved by the Lender in advance in writing, any other Swap Contract; provided that such obligations are entered into by a Loan Party in the ordinary course of business for the purpose of mitigating risks associated with liabilities, commitments, investments, assets or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for speculative purposes;

(d) Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations not in connection with money borrowed, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business, and in an aggregate amount issued not to exceed $2,000,000 (or such higher amount as may be approved by the Lender in writing);

(e) Indebtedness resulting from a bank or other financial institution honoring a check, draft or similar instrument in the ordinary course of business or arising under or in connection with cash management services in the ordinary course of business;

(f) Indebtedness arising from or incurred with respect to Capitalized Leases, Purchase Money Security Interests or other title retention agreements and leases that are in the nature of title retention agreements in an amount not to exceed (i) if such Indebtedness is reflected in the then-current Approved Budget, the amount set forth in such Approved Budget, and (ii) in all other cases, an aggregate principal amount not to exceed $2,500,000 at any time;

(g) Indebtedness set forth on Schedule 6.1;

(h) Indebtedness arising under guaranties made in the ordinary course of business of obligations of any Loan Party (and only so long as such Person is and remains a Loan Party) which obligations are otherwise permitted hereunder;

(i) [reserved];

(j) [reserved];

(k) other Indebtedness, but only so long as, immediately following the incurrence thereof, the aggregate principal amount of all such Indebtedness permitted under this clause (k) does not exceed $2,000,000; and

(l) Indebtedness of a Loan Party to any other Loan Party.

Section 6.2 Liens. The Borrowers will not, nor will they permit any other Loan Party or Subsidiary to, create, incur, assume or suffer to exist any Lien upon any of their property, assets or revenues, whether now existing or owned or hereafter arising or acquired, other than the following (collectively, the “Permitted Liens”):

(a) Liens created pursuant to any Loan Document to secure the Obligations;

(b) subject to the terms of the Subordination Agreement, Liens securing payment of the Senior Indebtedness;

(c) pledges or deposits in the ordinary course of business in connection with (i) workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA or other applicable pension and employment Law, and (ii) public utility services provided to the Borrowers, any other Loan Party or Subsidiary;

(d) deposits to secure the performance of bids, surety and appeal bonds, performance bonds and similar obligations not in connection with money borrowed incurred in the ordinary course of business, in each case to the extent permitted under Section 6.1(d);

(e) Liens for Taxes, assessments or other governmental charges the payment of which is not yet due or the payment of which is not at the time required by Section 5.7, so long as no filing of a Lien has been made in connection therewith;

(f) easements, rights-of-way, restrictions and other similar encumbrances affecting real property that either (i) appear as exceptions on any lender’s policy of title insurance issued to Lender, or (ii) in the aggregate, are not substantial in amount, and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person, and any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Borrowers, any other Loan Party or Subsidiary;

(g) Liens of warehouses, carriers, workers, repairmen, employees or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable or for amounts being contested in good faith by appropriate proceedings and for which adequate reserves are being maintained in accordance with GAAP;

(h) Liens in favor of a banking institution arising as a matter of Law encumbering deposits (including the right of setoff) that are customary in the banking industry;

(i) any interest or title of a lessor or sublessor under any lease incurred in the ordinary course of business and not prohibited by the Loan Documents;

(j) Liens in favor of collecting banks arising by operation of law under Section 4-210 of the UCC or, with respect to collecting banks located in the State of New York, under Section 4-208 of the UCC;

(k) Liens securing Indebtedness permitted by Section 6.1(f); provided that such Liens do not at any time encumber any property other than the property financed by such Indebtedness;

(l) judgment Liens in respect of judgments that do not constitute an Event of Default under Section 7.1(k);

(m) mineral rights the use and enjoyment of which do not materially detract from the value of the property subject thereto or materially interfere with the use and enjoyment of the Farm Project or the Farm Project Site;

(n) involuntary Liens (including a Lien of an attachment, judgment or execution) securing a charge or obligation, on the Company’s property, either real or personal, related to the Farm Project, whether now or hereafter owned, in the aggregate sum of less than $500,000; and

(o) Liens set forth on Schedule 6.2.

Section 6.3 Fundamental Changes. The Borrowers will not, nor will they permit any other Loan Party or Subsidiary to, in each case without the prior written consent of the Lender, (i) dissolve, liquidate or wind-up its affairs, (ii) become a party to, or suffer to exist, any merger, amalgamation, consolidation or division (under the Delaware Code or otherwise), (iii) Dispose of (whether in one transaction or in a series of transactions) any of its assets (whether now existing or owned or hereafter arising or acquired) to or in favor of any Person, or (iv) acquire by purchase, lease or otherwise all or substantially all of the assets or Equity Interests of any other Person or group of related Persons or any division, line of business or other business unit of any other Person (other than the Paragon Acquisition); except that, so long as no Default or Event of Default exists or would result therefrom, (A) the Borrowers and their Subsidiaries may make Dispositions permitted by Section 6.4 and Investments permitted by Section 6.6, and (B) following reasonable prior written notice to the Lender, any Loan Party or other Subsidiary may dissolve or merge into another Loan Party (such other Loan Party, the “Surviving Loan Party”), in each case with the Surviving Loan Party continuing as the surviving entity.

Section 6.4 Dispositions. The Borrowers will not, and will not permit any other Loan Party or Subsidiary to, make any Disposition or enter into any agreement to make any Disposition, except:

(a) Dispositions of inventory in the ordinary course of business;

(b) transactions and Investments permitted by Sections 6.2, 6.3, 6.6 and 6.17;

(c) conversions of Cash Equivalents into cash or other Cash Equivalents;

(d) the transfer of property by a Loan Party to any other Loan Party;

(e) Dispositions of tangible assets that are obsolete, worn out or no longer used or useful in the business of a Loan Party or any Subsidiary, provided that the fair market value of assets subject to such Dispositions does not exceed $2,000,000 in the aggregate for all such Dispositions during any Fiscal Year;

(f) Dispositions of accounts receivable in connection with the compromise, settlement or collection thereof in the ordinary course of business; and

(g) the surrender or waiver of contract rights or settlement, release or surrender of a contract, tort or other litigation claim, in each case, in the ordinary course of business.

Section 6.5 Restricted Payments; Payments of Junior Debt.

(a) The Borrowers will not, and will not permit any other Loan Party or Subsidiary to, declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, or permit, commence or consummate any issuance of Equity Interests (other than any issuance of common shares of Equity Interests by Holdings so long as no Change of Control has occurred or would result therefrom); provided that the foregoing shall not prohibit (i) any Restricted Payment from a Loan Party to any other Loan Party or from a Subsidiary that is not a Loan Party to any Loan Party or any other Subsidiary, (ii) [reserved], (iii) any Restricted Payment and the issuance of Equity Interests pursuant to the Warrant Agreement or any warrant issued thereunder, or (iv) dividends with respect to Equity Interests payable solely in additional common shares of Equity Interests.

(b) Unless expressly provided otherwise in the intercreditor agreement or subordination agreement applicable thereto, the Borrowers will not, and will not permit any other Loan Party or Subsidiary to, make any payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case, any Junior Debt.

Section 6.6 Investments. The Borrowers will not, and will not permit any other Loan Party or Subsidiary to, make any Investments, except:

(a) Investments in the form of cash or Cash Equivalents;

(b) Investments consisting of the indorsement of negotiable instruments payable to such Person for deposit or collection in the ordinary course of business;

(c) Investments by a Loan Party in any other Loan Party;

(d) Investments in the form of Swap Contracts permitted by Section 6.1(c);

(e) guarantees of Indebtedness permitted under Section 6.1; and

(f) the Paragon Acquisition.

Section 6.7 Transactions with Affiliates; Management Fees. The Borrowers will not, and will not permit any other Loan Party or Subsidiary to, enter into any transaction of any kind with any Affiliate of the Borrowers, whether or not in the ordinary course of business, other than:

(a) on fair and reasonable terms substantially as favorable to the Borrowers or such other Loan Party or Subsidiary as would be obtainable by the Borrowers or such other Loan Party or Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate;

(b) the payment of management fees to a manager of the Company pursuant to a management services agreement or similar agreement (a “Management Agreement”), but only so long as (i) such Management Agreement is in form and substance satisfactory to the Lender in its sole discretion, and subject to subordination arrangements satisfactory to the Lender in its sole discretion, and (ii) both at the time of and after giving effect to each such payment, no Default or Event of Default shall have occurred and be continuing;

(c) transactions among the Loan Parties; and

(d) Restricted Payments permitted by Section 6.5.

Section 6.8 Financial Covenants.

(a) Minimum Debt Service Coverage Ratio. Commencing September 30, 2025, and as of the last day of each calendar quarter thereafter, the Borrowers will not permit the Debt Service Coverage Ratio to be less than 1.25 to 1.00.

(b) Maximum Consolidated Total Net Leverage Ratio. Commencing September 30, 2025, and as of the last day of each calendar quarter thereafter, the Borrowers will not permit the Consolidated Total Net Leverage Ratio to be greater than 4.75 to 1.00.

(c) Minimum Consolidated Interest Coverage Ratio. Commencing September 30, 2025, and as of the last day of each calendar quarter thereafter, the Borrowers will not permit the Consolidated Interest Coverage Ratio to be less than 2.50 to 1.00.

(d) Minimum Liquidity. The Borrowers will not permit Liquidity to be less than (I) at any time during the period commencing on the Closing Date and ending on the Minimum Liquidity Step-up Date, $5,000,000, (II) at any time during the period commencing on the Minimum Liquidity Step-up Date and ending on the First Amendment Funding Date, $30,000,000, and (III) at any time on or after the First Amendment Funding Date, $20,000,000; provided, notwithstanding the foregoing, if at any time after the Minimum Liquidity Step-up Date:

(i) the Company enters into (and maintains in effect at all times) an offtake agreement that (x) is with a customer or buyer that is reasonably acceptable to the Lender (an “Acceptable Buyer”), (y) obligates such Acceptable Buyer to purchase at least 75% of all inventory and products produced by the Consolidated Group, and (z) has a tenor of not less than three (3) years, then the minimum Liquidity that must be maintained pursuant to Section 6.8(d) will be $15,000,000;

(ii) the Company enters into (and maintains in effect at all times) an offtake agreement that (x) is with an Acceptable Buyer, (y) obligates such Acceptable Buyer to purchase at least 75% of all inventory and products produced by the Consolidated Group, and (z) has a tenor ending on or after the Maturity Date, then the minimum Liquidity that must be maintained pursuant to Section 6.8(d) will be $5,000,000; and

(iii) [reserved].

(e) Capital Stacking Requirement. Commencing on the Closing Date and at all times thereafter, the Borrowers will ensure that the proceeds of Term Loans made hereunder will constitute not more than 15% of all amounts used by the Borrowers in respect of Farms and Farm Projects or in any way related to Farms or Farm Projects, including, without limitation, working capital in connection therewith (collectively, the “Total Farm Financing Amounts”), with all remaining Total Farm Financing Amounts funded solely from Senior Indebtedness or from equity or capital contributions of the Borrowers. The First Amendment Term Loan (as defined in the Senior Credit Agreement) may be funded pursuant to the Senior Credit Agreement if and only if all Term Loans under this Agreement shall have been funded in full.

Section 6.9 Certain Restrictive Agreements. The Borrowers will not, and will not permit any other Loan Party or Subsidiary to, enter into any Contractual Obligation (other than this Agreement, any other Loan Document, the Senior Indebtedness Documents, or the documentation governing the Indebtedness permitted under Sections 6.1(f)) that, directly or indirectly, (a) limits the ability of (i) Holdings or any Subsidiary to make Restricted Payments to any Borrower or to otherwise transfer property to any Borrower, (ii) Holdings or any Subsidiary to guaranty Indebtedness of any Borrower or (iii) any Borrower, any Loan Party or any Subsidiary to create, incur, assume or suffer to exist Liens (other than Permitted Liens) on property of such Person to secure the Obligations; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien (other than a Permitted Lien) is granted to secure another obligation of such Person.

Section 6.10 Changes in Fiscal Periods; Accounting Methods. No Borrower will, and no Borrower will permit any other Loan Party or Subsidiary to, change its method of determining its fiscal year, fiscal months or other accounting periods. In addition, no Borrower will, and no Borrower will permit any other Loan Party or Subsidiary to, change its method of accounting (other than as may be required to conform to GAAP, in which case the Borrowers shall disclose such changes to the Lender).

Section 6.11 Changes in Nature of Business. The Borrowers will not, and will not permit any other Loan Party or Subsidiary to, engage in any material extent in any business other than those businesses conducted by the Borrowers, such Loan Party or Subsidiary on the First Amendment Funding Date or any business reasonably related or incidental thereto or representing a reasonable expansion thereof.

Section 6.12 Organizational Documents. The Borrowers will not, and will not permit any other Loan Party or Subsidiary to, amend its Organizational Documents unless, in each case, the Borrowers have provided not less than fifteen (15) Business Days’ prior written notice thereof to the Lender and, if such amendment could reasonably be expected to have an adverse effect on the Lender, obtained the prior written consent of the Lender.

Section 6.13 Material Agreements; Change Orders.

(a) The Borrowers will not, and will not permit any other Loan Party or Subsidiary to, without the prior written consent of the Lender, cause or permit to occur any amendment, restatement, supplement, termination, cancellation or revocation of, or any waiver or forbearance in respect of the exercise of any rights or remedies of the Borrowers or any other Loan Party or Subsidiary under, any GC Contract, except to the extent that such amendment, restatement, supplement, termination, cancellation, revocation or waiver (i) is not adverse to the Lender (as determined by the Lender in its reasonable discretion) and (ii) complies with clause (d) below.

(b) With respect to any Material Agreement (other than a GC Contract), the Borrowers will not, and will not permit any other Loan Party or Subsidiary to, without the prior written consent of the Lender, cause or permit to occur any amendment, restatement, supplement, termination, cancellation or revocation of, or any waiver or forbearance in respect of the exercise of any rights or remedies of the Borrowers or any other Loan Party or Subsidiary under, any such Material Agreement, except to the extent that such amendment, restatement, supplement, termination, cancellation, revocation or waiver (i) is not materially adverse to the Lender (as determined by the Lender in its reasonable discretion) (it being understood and agreed that any amendment, change or other modification to the purchase price or any component thereof under any Paragon Purchase Document (including, without limitation, any such amendment, change or other modification to the Parent Share Value (as defined in the Paragon California PSA)) shall be deemed materially adverse to the Lender (other than (x) any decrease in the Aggregate Paragon Consideration of not more than 5% (whether such reduction is in non-cash consideration or cash consideration), provided that any such reduction in cash consideration is automatically accompanied by a dollar-for-dollar reduction, on a pro rata basis, of the Term Loan Amount (as defined in the Subordinated Credit Agreement) and the Term Loan Amount, and (y) any increase to the Aggregate Paragon Consideration of not more than 5% so long as such increase represents additional non-cash consideration or cash consideration not consisting of additional First Amendment Term Loans or First Amendment Term Loans (as defined in the Subordinated Credit Agreement))), and (ii) complies with clause (d) below.

(c) The Borrowers will not permit any Material Project Participant to commence any work with respect to a Farm Project unless and until the Borrowers have received and delivered to the Lender, each in form and substance satisfactory to the Lender, (i) if requested by the Lender, a consent and acknowledgment of such Material Project Participant to the Collateral Assignment of the applicable Project Document, (ii) if requested by the Lender, if such Material Project Participant is a Material Project Contractor, payment and performance bonds of such Material Project Contractor (which, to the extent approved by the Lender in writing in its reasonable discretion, may be in the form of payment and performance bonds issued by applicable subcontractors) and dual obligee riders in favor of the Lender as required by Section 5.18(d)(iv), and (iii) if such Material Project Participant is a Material Project Contractor, evidence of insurance of such Material Project Contractor as required by Sections 5.18(d)(ii) and 5.18(d)(iii).

(d) The Borrowers will not, and will not permit any other Loan Party or Subsidiary to, without the prior written consent of the Lender, sign or permit to exist any change orders to a Material Project Document that are, individually, in excess of $250,000 or, with respect to all change orders relating to any one contractor, are in excess of $500,000 in the aggregate.

Section 6.14 Subsidiaries, Joint Ventures. The Borrowers will not, and will not permit any other Loan Party or Subsidiary to, own or create directly or indirectly any Subsidiaries (other than any Excluded Subsidiary) without the prior written consent of the Lender unless such new Subsidiary is a Loan Party hereunder. The Borrowers will not, and will not permit any other Loan Party or Subsidiary to, become or agree to become a party to any partnership or joint venture without the prior written consent of the Lender.

Section 6.15 Sanctions and Anti-Terrorism; Anti-Corruption Use of Proceeds. The Borrowers will not, directly or indirectly, use the proceeds of any Term Loan, or lend, contribute or otherwise make available such proceeds to any other Loan Party, Subsidiary, joint venture partner or other Person, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of the FCPA or any other Anti-Corruption Law, or (ii) (A) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions or Anti-Terrorism Laws, or (B) in any other manner that would result in a violation of Sanctions, Anti-Terrorism Laws or Anti-Corruption Laws by any Person.

Section 6.16 ERISA. The Borrowers will not, and will not permit any ERISA Affiliate, Loan Party or Subsidiary to, establish, maintain, contribute to, or become obligated to contribute to any employee benefit plan or other plan that is covered by Title IV of ERISA or subject to the funding standards of Section 412 of the Code; or become an ERISA Affiliate of any Person that sponsors, maintains, contributes to or is obligated to contribute to (or in the immediately preceding seven plan years has contributed to or been obligated to contribute to) any employee benefit plan or other plan that is covered by Title IV or ERISA or subject to the funding standards of Section 412 of the Code.

Section 6.17 Sale-Leasebacks. The Borrowers will not, and will not permit any other Loan Party or Subsidiary to, directly or indirectly, sell or otherwise transfer, in one or more related transactions, any property (whether real, personal or mixed) and thereafter rent or lease such transferred property or substantially similar property.

Section 6.18 Operating Leases. The Borrowers will not, and will not permit any other Loan Party to Subsidiary to, become a party to or suffer to exist any operating lease, other than (a) Farm Lease Agreements, but only so long as (i) the Borrowers provide the Lender with not less than thirty (30) days’ prior written notice before entering into any Farm Lease Agreement, (ii) if such Farm Lease Agreement is a Third-Party Farm Lease Agreement, the Borrowers will comply with the requirements set forth in Section 5.15(b)(ii) (provided, that if such Farm Lease Agreement is not a Third-Party Farm Lease Agreement, the Borrowers will comply with the requirements set forth in Section 5.15(b)(i)), (iii) each Farm Lease Agreement is non-cancellable and has a tenor ending no earlier than the later of (x) the seventh (7th)-year anniversary of such Farm Lease Agreement and (y) the Maturity Date, and (iv) each Farm Lease Agreement is otherwise in form and substance reasonably acceptable to the Lender, and (b) subject to Section 6.1(k), other operating leases.

ARTICLE VII

EVENTS OF DEFAULT

Section 7.1 Events of Default. If any of the following events (each, an “Event of Default”) shall occur:

(a) the Borrowers or any other Loan Party shall fail to pay any principal or interest hereunder when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise; or

(b) the Borrowers or any other Loan Party shall fail to pay any fee or any other amount (other than an amount referred to in clause (a) of this Section) payable under this Agreement or under any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of two (2) Business Days; or

(c) any representation or warranty made or deemed made by or on behalf of any Loan Party in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or any waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or any waiver hereunder or thereunder, shall prove to have been incorrect in any material respect (or, in the case of any such representation or warranty under this Agreement or any other Loan Document already qualified by materiality, such representation or warranty shall prove to have been incorrect) when made or deemed made; or

(d) any of the Loan Parties shall fail to observe or perform any covenant, condition or agreement contained in Section 5.3, 5.4, 5.5(b), 5.6, 5.8, 5.9, 5.12 through 5.19 or in Article VI; or

(e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any other Loan Document (other than those specified in clause (a), (b) or (d) of this Section) and such failure shall continue unremedied for a period of thirty (30) or more days (or such earlier period as may be specified in any other Loan Document); or

(f) (i) a material default shall occur under the SPAC Merger Agreement, the Warrant Agreement (or any warrant issued thereunder), and such material default shall remain in effect after any grace period applicable thereto, (ii) a default shall occur under a Swap Contract with a Swap Party, and such default shall remain in effect after any grace period applicable thereto, if any, or (iii) with respect to any Material Agreement other than (x) a Material Agreement specified in the foregoing clause (i) or (y) a Material Project Document, any Loan Party or any Subsidiary of a Loan Party fails to perform or observe any material term, covenant or agreement contained in such Material Agreement or otherwise breaches any such Material Agreement in any material respect; or

(g) (i) any Loan Party or Subsidiary shall fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness under the Loan Documents) of more than $500,000 (including, without limitation, undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement), in each case beyond the applicable grace or cure periods with respect thereto, if any; or (ii) any Loan Party or Subsidiary shall fail to observe or perform any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, in each case, beyond the applicable grace or cure periods with respect thereto; provided that this clause (g)(ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if (x) such Indebtedness and repayment is permitted under the Loan Documents and (y) the sale or transfer is permitted hereunder and under the documents providing for such Indebtedness and such Indebtedness is repaid when required under the documents providing for such documents; or

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Loan Party or any of its Subsidiaries or its debts, or of a substantial part of its assets, under any Debtor Relief Law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or any of its Subsidiaries or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for a period of thirty (30) or more days or an order or decree approving or ordering any of the actions sought in such proceeding shall be entered; or

(i) any Loan Party or Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief, including any stay of proceeding under any Debtor Relief Law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Section, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing; or

(j) any Loan Party or Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due; or

(k) there is entered against any Loan Party or Subsidiary a judgment, award, decree or order, which is either (i) for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding $2,000,000 (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and has not denied or failed to acknowledge coverage), or (ii) a non-monetary judgment, award, decree or order that, either individually or in the aggregate, has or could reasonably be expected to have a Material Adverse Effect, in each case, that has remained unsatisfied, unvacated, undischarged and unstayed pending appeal for a period of thirty (30) days after the entry thereof; or

(l) a Change of Control shall occur; or

(m) each Chief Executive Officer of the Company as of the Qualified SPAC Transaction Effective Date resigns or is terminated and the Company has not retained a replacement Chief Executive Officer acceptable to the Lender in its reasonable discretion within ten (10) Business Days (or such longer time as the Lender may agree in its reasonable discretion) following such resignation or termination; or

(n) any material License (including any Agricultural License) of any Loan Party or any Subsidiary thereof shall terminate or otherwise cease to be in full force and effect and the conditions causing the termination or cessation of such License are not cured within 15 days of such termination or cessation; or

(o) any material provision of any Loan Document or the Warrant Agreement (or any warrant issued thereunder), at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or Payment in Full of all Obligations, ceases to be in full force and effect; or any Loan Party or other Person contests in writing the validity or enforceability of any provision of any Loan Document or the Warrant Agreement (or any warrant issued thereunder); or any Loan Party denies in writing that it has any or further liability or obligation under any Loan Document or the Warrant Agreement (or any warrant issued thereunder), or purports in writing to revoke, terminate or rescind any Loan Document or the Warrant Agreement (or any warrant issued thereunder); or

(p) any Lien purported to be created under any Collateral Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid, perfected or second-priority Lien on any portion of the Collateral (subject only to Permitted Liens and except to the extent not required to be perfected or second priority under the terms of the Collateral Documents); or

(q) (i) any inventory or products of any Loan Party or any Subsidiary thereof shall be subject to any seizure, administrative detention or mandatory recall by any Governmental Authority; (ii) any Loan Party or any Subsidiary thereof shall voluntarily recall any of its inventory or products having a fair market value in excess of $1,000,000; or (iii) any Loan Party or any Subsidiary thereof receives a warning letter from any Governmental Authority in connection with such Loan Party’s or Subsidiary’s failure to adequately address any Form 483 observations or any other Governmental Authority findings relating to the conditions, procedures or products in any such Loan Party’s or Subsidiary’s facilities; or

(r) there shall occur any uninsured damage to or loss, condemnation, theft or destruction of any portion of the Loan Parties’ or any of their Subsidiaries’ assets with a fair market value in excess of $2,000,000; or such assets with a fair market value in excess of $2,000,000 are attached, seized, levied upon or subjected to a writ of attachment, garnishment, levy or similar process; or any assets of the Loan Parties or any of their Subsidiaries with a fair market value in excess of $2,000,000 come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors; or

(s) any Loan Party or any Subsidiary of a Loan Party incurs any Environmental Liability which will require expenditures, individually or in the aggregate, in excess of $1,000,000 during any Fiscal Year; or

(t) any act of expropriation, nationalization or similar event or circumstance occurs affecting the properties and assets of the Loan Parties; or

(u) any Loan Party or any Subsidiary of a Loan Party shall, or shall propose to, suspend or discontinue its business or any material line thereof; or

(v) [reserved]; or

(w) a~~ny development, event or circumstance shall occur or exist that results in or could result in a Material Adverse Effect; or~~

(x) (i) any Material Project Participant fails to perform or observe any material term or obligation contained in any Material Project Document and within the later of (x) the cure period provided therefor in such Material Project Document or (y) thirty (30) days thereafter (or such longer period as expressly permitted under the applicable Material Project Document), either (A) such default has not been cured on terms reasonably acceptable to the Lender, or (B) the applicable Material Project Participant has not been replaced by a replacement Material Project Participant pursuant to a replacement Material Project Document that is, in each case, reasonably acceptable to the Lender and subject to a Collateral Assignment~~; or~~

(ii) (A) any Material Project Document for any reason ceases to be legal, valid and binding and in full force and effect with respect to each Material Project Participant that is a party thereto or any such Material Project Participant shall so assert in writing; (B) any Material Project Document is terminated for any reason whatsoever prior to the later of (x) its scheduled expiration date and (y) sixty (60) days after the Final Completion Date applicable to the Farm Project to which such Material Project Document relates, in each case without the prior consent of the Lender; or (C) any material provision of any Material Project Document shall be declared to be null and void (unless such declaration is expressly permitted pursuant to the terms of such Material Project Document and does not result in any Default or Event of Default); provided, that any such event described in this Section 7.1(x)(ii) shall not be an Event of Default if, within thirty (30) days of the occurrence thereof, the applicable Material Project Participant has been replaced pursuant to a replacement Material Project Document that, in each case, is reasonably acceptable to the Lender and subject to a Collateral Assignment~~; provided, however, that if (I) such breach or default cannot be cured within such thirty (30)-day period, (II) such breach or default is susceptible to cure within sixty (60) days, (III) such breach or default has not~~

~~resulted, and could not, with the additional cure time contemplated by this proviso, be reasonably expected to result, in a Material Adverse Effect with respect to the Borrowers or any other Loan Party, and (IV) the Borrowers are proceeding with all requisite diligence and in good faith to cure such failure, then the time within which such failure may be cured shall be extended to such date, not to exceed a total of thirty (30) days after the end of the initial thirty (30)-day period, as shall be necessary for such party diligently to cure such failure; or~~

(y) (i) the Project Costs applicable to a Farm Project at any time exceed the Initial Construction Budget applicable to such Farm Project (including the contingency reserves set forth therein) or (ii) the Lender shall at any time reasonably determine that the unadvanced amounts under both the Term Loan Facility and the Senior Credit Agreement (determined in accordance with the capital stacking requirements set forth in Section 6.8(e)) and Unrestricted Cash of the Borrowers (including Unrestricted Cash contributed to the Borrowers by Holdings) are insufficient to pay all costs and expenses that are reasonably anticipated in connection with the Completion of all Farm Projects; provided, that any such event described in this Section 7.1(y) shall not be an Event of Default if (A) in the case of the preceding clauses (i) and (ii), the Borrowers have, within thirty (30) days after notice or knowledge thereof, deposited in escrow or otherwise posted security or evidence of funds reasonably acceptable to the Lender, and (B) in the case of the preceding clause (i), such excess amount does not exceed 5% of the applicable Initial Construction Budget~~; or~~

(z) any cessation in the construction of any Farm Project shall have occurred for more than thirty (30) days, regardless of the cause, except to the extent such cessation could not reasonably be expected to have a Material Adverse Effect with respect to the Borrowers ~~or any other Loan Party; or~~

(aa) any material portion of any Farm Project is destroyed, condemned or seized, or the Borrowers suffer a total loss with respect to any Farm Project~~; or~~

(bb) the Final Completion Date applicable to a Farm Project shall not have occurred on prior to the Completion Deadline applicable to such Farm Project; provided, that any such event described in this Section 7.1(bb) shall not be an Event of Default so long as (i) such failure to meet the applicable Completion Deadline could not reasonably be expected to have a Material Adverse Effect with respect to the Borrowers ~~or any other Loan Party~~, (ii) ~~the Borrowers are proceeding with all requisite diligence and in good faith to Complete the applicable Farm Project, and~~ (iii) such Farm Project is Completed not later than sixty (60) days after the applicable Completion Deadline~~;~~

then, and in every such event and at any time thereafter during the continuance of such event, the Lender shall have no further obligation to offer any credit accommodations and the Lender may, by notice to the Borrowers, take any or all of the following actions, at the same or different times, in each case in the Lender’s sole discretion:

(i) declare the Term Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Term Loans so declared to be due and payable, together with accrued interest thereon and all fees (including, without limitation, any Specified Fees set forth in Section 2.10) and other Obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers;

(ii) ~~apply for the appointment of, or taking possession by, a trustee, receiver, liquidator or other similar official of the Borrowers with respect to the operations of any Loan Party or to hold or liquidate all or any substantial part of the properties or assets of any Loan Party (and each Loan Party hereby consents to such appointment and agrees to execute and deliver any and all documents requested by the Lender relating to the appointment of such trustee, receiver, liquidator or other similar official, whether by joining in a petition for the appointment of such an official, by entering no contest to a petition for the appointment of such an official, or otherwise, as appropriate under Applicable Law);~~

~~(~~iii) setoff and apply any and all obligations at any time owing by the Lender or any of its Affiliates to the Borrowers or any other Loan Party (including, if applicable, any obligations owing by CRM to any Borrower under a Swap Contract) against any or all of the Obligations, irrespective of whether or not the Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrowers or such other Loan Party may be contingent or unmatured; ~~and~~

(iv) exercise all rights and remedies available to it under the Loan Documents and Applicable Law;

provided that, in case of any event with respect to the Borrowers described in clause (h), (i) or (j) of this Section, the principal of the Term Loan then outstanding, together with accrued interest thereon and all fees (including, without limitation, any Specified Fees set forth in Section 2.10) and other Obligations accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.

Section 7.2 Application of Payments. Notwithstanding anything herein to the contrary, following the occurrence and during the continuance of an Event of Default, all payments received on account of the Obligations shall be applied in such order as the Lender shall, in its sole discretion, determine.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or email as follows:

(a) if to any Borrower or any other Loan Party or Subsidiary, delivered to the Company at 490 Foley Lane, Hamilton, MT 59840, Attention: Kathleen Valiasek; Email: kvaliasek@localbounti.com; and

(b) if to the Lender, delivered to Cargill Financial Services International, Inc., 9320 Excelsior Boulevard, MS 142, Hopkins, MN 55343, Attention: Erik Haugen; Telephone No.: (952) 984-0574; Fax No.: (952) 249-4416; Email: erik_haugen@cargill.com.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile or email shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Any party hereto may change its address, facsimile number or email address for notices and other communications hereunder by notice to the other parties hereto.

Section 8.2 Amendments; Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrowers therefrom, shall be effective unless in writing executed by the Borrowers and the Lender, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure or delay by the Lender in exercising any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege, or any abandonment or discontinuance of steps to enforce such a right, remedy, power or privilege, preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges of the Lender are cumulative and are not exclusive of any rights, remedies, powers or privileges that the Lender would otherwise have.

Section 8.3 Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. The Borrowers shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Lender and its Affiliates (including the reasonable and documented fees, charges and disbursements of the Project Consultant and of outside counsel for the Lender) in connection with the preparation, negotiation, execution, delivery and administration of this Agreement, the other Loan Documents and the Warrant Agreement (including any warrant issued thereunder), or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out-of-pocket expenses incurred by the Lender (including the fees, charges and disbursements of the Project Consultant and of outside counsel for the Lender) in connection with (A) the enforcement or protection of its rights, including, without limitation, any expenses incurred in connection with the hiring of consultants or advisors, (I) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (II) in connection with the Term Loans, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Term Loans, and (B) any bankruptcy or other insolvency proceeding with respect to any Loan Party or any Subsidiary of any Loan Party.

(b) Indemnification. The Borrowers shall indemnify the Lender, the Project Consultant, each Swap Party and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all actual costs and expenses, losses, claims, damages, liabilities and related expenses (including the out-of-pocket costs, expenses, fees, charges and disbursements of outside counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including any Borrower) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) the Term Loans or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by any Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrowers, the other Loan Parties or any of their Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrowers, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrowers against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrowers has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c) Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, no party to this Agreement shall assert, and each such party hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, the Term Loans or the use of the proceeds thereof. No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(d) Payments. All amounts due under this Section shall be payable not later than three (3) days after demand therefor.

(e) Survival. Each party’s obligations under this Section shall survive the termination of the Loan Documents and payment of the Obligations hereunder.

Section 8.4 Engagement of Project Consultant, Other Agents. In addition to, and not in limitation of Sections 5.1, 5.11 and 8.3 of this Agreement, the Borrowers acknowledge that the Lender may from time to time engage the Project Consultant and other agents on terms and conditions acceptable to the Lender. The Borrowers shall at all times cooperate with reasonable requests for information from the Project Consultant and each such agent, and the Borrowers acknowledge and agree that the Borrowers shall, promptly after demand therefor, reimburse the Lender for all costs, fees, charges and disbursements of the Project Consultant each such agent; provided, notwithstanding the foregoing, that the Borrowers’ reimbursement obligations under this Section in respect of all costs, fees, charges and disbursements of the Project Consultant shall not exceed $200,000 in the aggregate.

Section 8.5 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder or under any other Loan Document without the prior written consent of the Lender. The Lender may at any time assign to one or more assignees all or a portion of its rights or obligations under this Agreement (including all or a portion of the Term Loans or commitments of the Lender under the Term Loan Facility), provided that such assignment shall be subject to the consent of the Borrowers (such consent not to be unreasonably withheld or delayed) unless an Event of Default has occurred and is continuing. Notwithstanding the foregoing, the Lender may participate all or a portion of its rights and obligations under this Agreement (including all or a portion of the Term Loans) without the prior written consent of the Borrowers. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of the Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.

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Section 8.6 Survival. All covenants, agreements, representations and warranties made by the Borrowers herein and in any Loan Document or other documents delivered in connection herewith or therewith or pursuant hereto or thereto shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery hereof and thereof and the making of the Term Loans hereunder, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Lender may have had notice or knowledge of any Default or Event of Default at the time of the Term Loans, and shall continue in full force and effect until Payment in Full. The provisions of Sections 8.3 and 8.14 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, Payment in Full or the termination of this Agreement or any provision hereof.

Section 8.7 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (e.g., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 8.8 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 8.9 Governing Law; Jurisdiction; Etc.

(a) Governing Law. This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the internal law of the State of New York (without giving effect to the conflict of laws principles thereof other than Sections 5-1401 and 5-1402 of the New York General Obligations Law, which shall apply to this Agreement and all documentation hereunder).

(b) Jurisdiction. Each Borrower irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Lender or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than a state court located in the County of New York, State of New York or a federal court located in the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York state court or, to the fullest extent permitted by Applicable Law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

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(c) Waiver of Venue. Each Borrower irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 8.1. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.

Section 8.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 8.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 8.12 PATRIOT Act. The Lender hereby notifies the Loan Parties that, pursuant to the requirements of the PATRIOT Act, it may be required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of the Loan Parties and other information that will allow the Lender to identify the Loan Parties in accordance with the PATRIOT Act. The Borrowers will, promptly following a request by the Lender, provide all documentation and other information, including, without limitation, the certification regarding beneficial ownership of legal entity customers (the “Beneficial Ownership Certification”) (if any Borrower is a “legal entity customer” under the Beneficial Ownership Regulation), that the Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.

Section 8.13 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to the Term Loans, together with all fees, charges and other amounts that are treated as interest on the Term Loans under Applicable Law (collectively, “charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender in accordance with Applicable Law, the rate of interest payable in respect of the Term Loans hereunder, together with all charges payable in respect thereof, shall be limited to the Maximum Rate. Any amount collected by the Lender that exceeds the maximum amount collectible at the Maximum Rate shall be applied to the reduction of the principal balance of the Term Loans or refunded to the Borrowers so that at no time shall the interest and charges paid or payable in respect of the Term Loans exceed the maximum amount collectible at the Maximum Rate.

Section 8.14 Payments Set Aside; Reinstatement of Liens. To the extent that any payment by or on behalf of the Borrowers is made to the Lender and such payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceedings under any Debtor Relief Law or otherwise, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred. In addition, in the event that the Lender is required to return funds received after Payment in Full and release of the Liens to any Loan Parties or estates thereof or Persons claiming through the foregoing, in connection with a proceeding under Debtor Relief Laws or otherwise, then the Liens granted pursuant to the Loan Documents shall automatically be reinstated without further action of the Loan Parties. This Section 8.14 shall survive termination of this Agreement and the other Loan Documents.

Section 8.15 Joint and Several Liability. EACH BORROWER AGREES THAT IT IS LIABLE, JOINTLY AND SEVERALLY, WITH EACH OTHER BORROWER FOR THE PAYMENT AND PERFORMANCE OF ALL OBLIGATIONS OF THE BORROWERS UNDER THIS AGREEMENT, AND THAT THE LENDER CAN ENFORCE SUCH OBLIGATIONS AGAINST ANY OR ALL BORROWERS, IN THE LENDER’S SOLE AND UNLIMITED DISCRETION. Each Borrower represents and warrants to the Lender that it has established adequate means of obtaining from every other Borrower on a continuing basis financial and other information relating to the financial condition of such other Borrower, and each Borrower agrees to keep adequately informed by such means of any facts, events or circumstances which might in any way affect its risks hereunder. Each Borrower further agrees that the Lender shall have no obligation to disclose to it any information or material about any other Borrower which is acquired by the Lender in any manner. Until Payment in Full has occurred, each Borrower waives any right to enforce any remedy which the Lender now has or may hereafter have against any other Borrower or any other Person, and waives any benefit of, or any right to participate in, any security now or hereafter held by the Lender.

Section 8.16 The Company as Agent for Borrowers. Each Borrower hereby irrevocably appoints the Company as the borrowing agent and attorney-in-fact for all Borrowers (the “Administrative Borrower”) which appointment shall remain in full force and effect unless and until the Lender shall have received prior written notice signed by each Borrower that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower. Each Borrower hereby irrevocably appoints and authorizes the Administrative Borrower (a) to provide the Lender with all notices with respect to Term Loans obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and the other Loan Documents (and any notice or instruction provided by Administrative Borrower shall be deemed to be given by all Borrowers hereunder and shall bind each Borrower), (b) to receive notices and instructions from the Lender (and any notice or instruction provided by the Lender to the Administrative Borrower in accordance with the terms hereof shall be deemed to have been given to each Borrower), (c) to execute, deliver and perform any Loan Document on behalf of such Borrower (it being understood and agreed that any Loan Document that is binding on the Administrative Borrower will be deemed binding on all Borrowers), and (d) to take such action as the Administrative Borrower deems appropriate on its behalf to obtain Term Loans and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement and the other Loan Documents. Each Borrower agrees that any action taken by the Administrative Borrower in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Administrative Borrower of its powers set forth herein or therein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Borrowers. Each Borrower hereby jointly and severally agrees to indemnify the Lender and hold the Lender harmless against any and all liability, expense, loss or claim of damage or injury, made against the Lender by any Borrower or by any third party whosoever, arising from or incurred by reason of (x) the handling of any Collateral of the Borrowers as provided in this Section 8.16, or (y) the Lender relying on any instructions of the Administrative Borrower.

Section 8.17 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that (a) no fiduciary, advisory or agency relationship between such Borrower and its Subsidiaries and the Lender is intended to be or has been created in respect of the transactions contemplated hereby or by the other Loan Documents, irrespective of whether the Lender has advised or is advising such Borrower or any Subsidiary on other matters and irrespective of any Equity Interest of such Borrower held by the Lender (if any), (b) the services regarding this Agreement provided by the Lender are arm’s-length commercial transactions between such Borrower and its Affiliates, on the one hand, and the Lender, on the other hand, (c) such Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent that it has deemed appropriate, (d) such Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents, (e) the Lender has no obligation to such Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents, and (f) the Lender and its Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of such Borrower and its Affiliates, and the Lender has no obligation to disclose any of such interests to such Borrower or its Affiliates. To the fullest extent permitted by Law, each Borrower hereby waives and releases any claims that it may have against the Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 8.17 CALIFORNIA JUDICIAL REFERENCE. IF ANY ACTION OR PROCEEDING IS FILED IN A COURT OF THE STATE OF CALIFORNIA BY OR AGAINST ANY PARTY HERETO IN CONNECTION WITH ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, (A) THE COURT SHALL, AND IS HEREBY DIRECTED TO, MAKE A GENERAL REFERENCE PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 638 TO A REFEREE (WHO SHALL BE A SINGLE ACTIVE OR RETIRED JUDGE) TO HEAR AND DETERMINE ALL OF THE ISSUES IN SUCH ACTION OR PROCEEDING (WHETHER OF FACT OR OF LAW) AND TO REPORT A STATEMENT OF DECISION, PROVIDED THAT AT THE OPTION OF ANY PARTY TO SUCH PROCEEDING, ANY SUCH ISSUES PERTAINING TO A “ PROVISIONAL REMEDY” AS DEFINED IN CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 1281.8 SHALL BE HEARD AND DETERMINED BY THE COURT, AND (B) WITHOUT LIMITING THE GENERALITY OF SECTION 8.3, THE BORROWERS SHALL BE SOLELY RESPONSIBLE TO PAY ALL FEES AND EXPENSES OF ANY REFEREE APPOINTED IN SUCH ACTION OR PROCEEDING.

Signature page follows.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

LOCAL BOUNTI CORPORATION, as Borrower

By
Name:
Title:

BOUNTI BITTEROOT LLC, as Borrower

By
Name:
Title:

CONTROLLED ENVIRONMENT PROPERTY COMPANY, LLC, as Borrower

By
Name:
Title:

GROW BOUNTI NORTHWEST, LLC, as Borrower

By
Name:
Title:

Signature Page to Subordinated Credit Agreement

CARGILL FINANCIAL SERVICES INTERNATIONAL, INC., as Lender

By
Name:
Title:

Signature Page to Subordinated Credit Agreement

Exhibit 99.1

Local Bounti Announces Full Year 2021 Results

Transformative acquisition of Pete’s will immediately open distribution to approximately 10,000 retail doors

Full year 2021 gross margin of 32%

Provides full year 2022 sales guidance of at least $20 million, including partial year contribution from anticipated Pete’s acquisition

HAMILTON, MT – March 15, 2022 – Local Bounti Corporation (NYSE: LOCL, LOCL WS) (“Local Bounti” or the “Company”), a breakthrough U.S. indoor agriculture company combining the best aspects of vertical and greenhouse growing technologies, today announced its full year 2021 results and provided sales guidance for full year 2022.

Craig Hurlbert, Co-CEO of Local Bounti stated, “Today, we announced entering into definitive agreements for the transformative acquisition of Pete’s in conjunction with our full year 2021 financial results. While we are pleased with the operational milestones that we’ve reached in our short time since the closing of our Business Combination – including gross margin of 32% for 2021 – there’s no question that this anticipated acquisition represents a step change in what Local Bounti can achieve in the near-term. Our two companies are extremely synergistic – we bring our innovative Stack and Flow TechnologyTM and Pete’s brings a large customer base and a long track record of sound operational execution. Together, we believe we will be able to create a powerful business that will drive scaled profitable growth. We continue to be guided by our determination to bring financial leadership to the controlled environment agriculture industry through a laser-focused approach to unit economics. With an established national distribution foundation in place with Pete’s, we are thrilled to bring our fresh, healthy, and local produce to consumers across America.”

Full Year 2021 Financial Summary

•	Business combination completed on November 19, 2021 with Leo Holdings III Corp, creating a leading publicly traded sustainable AgTech company focused on delivering industry leading unit economics.

•	Drove sales growth of 678% to $638 thousand in 2021, as compared to $82 thousand in the prior year period

•	Generated gross profit of $206 thousand in 2021, representing a positive gross margin of 32%, as compared to a negative gross margin of 11% in the prior year period

•

Net loss of $56.1 million in 2021 including approximately $8.3 million of non-comparable expenses associated with the Company’s business combination with Leo Holdings III Corp in the fourth quarter of 2021, as well as $17.9 million in stock-based compensation, $11.4 million in other income and expense items, and $0.7 million of depreciation; net loss was $8.4 million in the prior year period

•	Adjusted EBITDA* loss of $17.8 million in 2021, as compared to a loss of $4.3 million in the prior year period

*	See reconciliation of the non-GAAP measures at the end of the press release.

Recent Development – Announced Anticipated Acquisition of Pete’s

Today, in a separate press release, Local Bounti announced that it entered into a definitive agreement to acquire California-based complementary indoor farming company Hollandia Produce Group, Inc., which operates under the name Pete’s, for total consideration of $122.5 million, subject to customary adjustments (the “Transaction”). The Transaction is immediately accretive, supported by Pete’s strong financial track-record, generating an estimated $22.7 million of revenue in 2021, historical gross margins of greater than 45% over the past five years, and positive EBITDA from its two operational farms in California. After completing their Georgia facility in the second quarter, Pete’s expects to achieve initial run-rate revenue of at least $30 million at full production, excluding the expected future positive impact from additional capacity due to incorporating Local Bounti’s Stack and Flow TechnologyTM at all three of Pete’s farms. Additionally, the Transaction offers significant operational synergies and the Company expects to achieve estimated 10% saving on Local Bounti’s existing cost of goods sold from raw materials and packaging in the first full year of operation.

Pete’s is a California-based indoor farming company with three greenhouse growing facilities, including two operating facilities in California and one under construction in Georgia which is scheduled to begin operations in the second quarter of 2022. Pete’s has distribution to approximately 10,000 retail locations across 35 U.S. states and Canadian provinces, primarily through direct relationships with blue-chip retail customers including Albertsons, Kroger, Target, Walmart, as well as Whole Foods and AmazonFresh. Its primary products include living butter lettuce – for which it is a leading provider with an approximate 80 percent share of the CEA market within the Western U.S. – as well as packaged salad and cress. Pete’s has been in operation for over 50 years, while focusing the last 25 years in leafy greens, and has long-standing relationships with the majority of its customers.

Consideration will be comprised of $92.5 million in cash, expected to be provided pursuant to Local Bounti’s existing lending facility with Cargill, and the remaining $30 million of consideration payable in shares of Local Bounti common stock. The Transaction is expected to close in the second quarter of 2022, subject to certain closing conditions.

Montana Farm Operational Progress

The Company successfully added seven additional greenhouses to its Hamilton, MT farm at the end of September 2021, bringing its total producing greenhouses to twelve. During the fourth quarter, those greenhouses became operational and have since been fully planted. With the additional capacity in place, the farm is producing commercial produce in approximately half of the facility, with the balance focused on research and development, to include new products, technology and systems designs. The additional capacity is expected to drive improved gross margin rates in the future.

Importantly, the Company continues to exceed its expectations for crop cycle improvement for its commercial head lettuce, which as of December 31, 2021 was 17 turns annually compared to 9 turns achieved in 2020, representing an 88% improvement. Importantly, this performance already exceeds the Company’s long-term assumptions that were previously reported and performance within its trials are generating further gains.

Commercial Farm Expansion Update

The Company is assessing its pipeline of future farm locations to maximize Pete’s national distribution footprint. Key considerations include meeting known demand from key existing customers within the network, as well as optimizing freight routes to ensure that transportation is optimized to limit cost while enhancing customer service with consistent delivery schedules. Given these considerations and the transformational nature of the anticipated Pete’s acquisition, the Company paused its construction of the Pasco, WA farm to ensure that its design is fully optimized to drive best-in-class unit economics and that synergies with Pete’s existing growing systems are considered prior to continuing construction. The Company remains committed to the build-out of the Pasco, WA farm and has completed site preparations, as well as obtained the necessary local and state permits to resume construction of the facility once the Company completes its planning.

Balance Sheet and Liquidity

The Company ended the year with cash and cash equivalents of $96.7 million, and $183.7 million in total availability on its credit facilities. As previously disclosed, management intends to preserve its cash and utilize a combination of debt and equity to finance its acquisition of Pete’s. In conjunction with the anticipated Pete’s acquisition, the Company amended its credit agreement with Cargill to utilize the facility for use in the Transaction.

Financial Outlook

Management is providing select financial guidance, on a proforma basis including contribution of Pete’s assuming the closing of the Transaction in the second quarter of 2022. The Company estimates consolidated full year 2022 sales guidance of at least $20 million, including partial year contribution from anticipated Pete’s acquisition.

Conference Call

The Company will host a conference call with members of the Local Bounti and Pete’s executive management team. The conference call is scheduled to begin at 8:30 a.m. ET on Tuesday, March 15, 2022. To participate on the live call, listeners in North America may dial (877) 514-3623 and international listeners may dial (201) 689-8768.

In addition, the call will be broadcast live via webcast, hosted at the “Investors” section of the Company’s website at localbounti.com and will be archived online.

About Local Bounti

Local Bounti is a premier controlled environment agriculture (CEA) company redefining conversion efficiency and environmental, social and governance (ESG) standards for indoor agriculture. Local Bounti operates an advanced indoor growing facility in Hamilton, Montana, within a few hours’ drive of its retail and food service partners. Reaching retail shelves in record time post-harvest, Local Bounti produce is superior in taste and quality compared to traditional field-grown greens. Local Bounti’s USDA Harmonized Good Agricultural Practices (GAP Plus+) and non-genetically modified organisms (GMO) produce is sustainably grown using proprietary technology 365 days a year, free of pesticides and herbicides, and using 90% less land and 90% less water than conventional outdoor farming methods. With a mission to ‘bring our farm to your kitchen in the fewest food miles possible,’ Local Bounti is disrupting the cultivation and delivery of produce. Local Bounti is also committed to making meaningful connections and giving back to each of the communities it serves. To find out more, visit localbounti.com or follow the Company on LinkedIn for the latest news and developments.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. In some cases, you can identify these forward-looking statements by the use of terms such as “expect,” “will,” “continue,” “believe,” expect,” “estimate,” “project,” “intend,” “should,” “is to be,” or similar expressions, and variations or negatives of these words, but the absence of these words does not mean that a statement is not forward-looking. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to: statements regarding the transaction between Local Bounti and Pete’s, including any statements regarding the expected benefits of the transaction (including anticipated synergies, projected financial information and future opportunities), expected closing timing for the Transaction, demand for produce offerings and SKUs and any other statements regarding Local Bounti’s future expectations, beliefs, plans, objectives, results of operations, financial condition and cash flows, or future events or performance. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this press release. Such risk factors include, but are not limited to, those related to: the effects of disruption to Local Bounti’s businesses as a result of the Transaction; the impact of transaction costs on Local Bounti’s quarterly 2022 and full year 2022 financial results; Local Bounti’s ability to retain Pete’s customers following the consummation of the Transaction; Local Bounti’s ability to achieve the anticipated benefits from the Transaction; the uncertainty of water supply (and related uncertainty for certain water rights) for Pete’s facilities located in California; Local Bounti’s ability to effectively integrate the acquired operations into its own operations; the ability of Local Bounti to retain and hire key personnel; the uncertainty of projected financial information; the diversion of management time on Transaction-related issues; Local Bounti’s increased leverage as a result of additional indebtedness incurred in connection with the Transaction; restrictions contained in the Company’s debt facility agreements with Cargill; Local Bounti’s ability to repay, refinance, restructure and/or extend its indebtedness as it comes due; and unknown liabilities that may be assumed in the Transaction. Other important factors that could cause actual results to differ materially from those in the forward-looking statements include: Local Bounti’s ability to generate revenue; the risk that Local Bounti may never achieve or sustain profitability; the risk that Local Bounti could fail to effectively manage its future growth; the risk that Local Bounti will fail to obtain additional necessary capital when needed on acceptable terms, or at all; Local Bounti’s ability to build out additional facilities; reliance on third parties for construction, delays relating to material delivery and supply chains, and fluctuating material prices; Local Bounti’s ability to decrease its cost of goods sold over time; potential for damage to or problems with Local Bounti’s CEA facilities; Local Bounti’s ability to attract and retain qualified employees; Local Bounti’s ability to develop and maintain its brand or brands it may acquire; Local Bounti’s ability to maintain its company culture or focus on its vision as it grows; Local Bounti’s ability to execute on its growth strategy; the risks of diseases and pests destroying crops; Local Bounti’s ability to compete successfully in the highly competitive natural food market; Local Bounti’s ability to defend itself against intellectual property infringement claims; changes in consumer preferences, perception and spending habits in the food industry; seasonality; Local Bounti’s ability to achieve its sustainability goals; and other risks and uncertainties indicated from time to time, including those under “Risk Factors” and “Forward-Looking Statements” in Local Bounti’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the SEC) on November 24, 2021, as supplemented by Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, and other reports and documents Local Bounti files from time to time with the SEC. Local Bounti cautions that the foregoing list of factors is not exclusive and cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date hereof. Local Bounti does not undertake or accept any obligation or undertaking to update or revise any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Non-GAAP Financial Information

This press release contains references to Adjusted EBITDA, Adjusted Gross Profit, Adjusted Gross Profit Margin and Adjusted Selling, General and Administrative Expense of Local Bounti, which are adjusted from results based on generally accepted accounting principles in the United States (“GAAP”) and exclude certain expenses, gains and losses. The Company defines and calculates Adjusted EBITDA as net loss attributable to Local Bounti before the impact of interest income or expense, provision for income taxes, depreciation and amortization, and adjusted to exclude convertible notes fair value adjustment, debt extinguishment expense, stock-based compensation expense, business combination transaction costs, and certain other non-core items. The Company defines and calculates Adjusted Gross Profit as gross profit excluding depreciation. The Company defines and calculates Adjusted Gross Profit Margin as Adjusted Gross Profit as a percent of sales. The Company defines and calculates Adjusted Selling, General and Administrative Expense as selling, general and administrative expense excluding depreciation, stock-based compensation expense and business combination transaction costs.

These non-GAAP financial measures are provided to enhance the user’s understanding of our prospects for the future and the historical performance for the context of the investor. The Company’s management team uses these non-GAAP financial measures in assessing performance, as well as in planning and forecasting future periods. These non-GAAP financial measures are not computed according to GAAP and the methods the Company uses to compute them may differ from the methods used by other companies. Non-GAAP financial measures are supplemental, should not be considered a substitute for financial information presented in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

Refer to the attached financial supplement for a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP measures for the twelve months ended December 31, 2021 and 2020.

Contact:

Kathleen Valiasek, Chief Financial Officer

Local Bounti

investors@localbounti.com

LOCAL BOUNTI CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	December 31,
	2021	2020
Assets
Current assets
Cash and cash equivalents	$96,661	$45
Restricted cash and cash equivalents	4,416	—
Accounts receivable, net of allowance	110	11
Accounts receivable - related party	8	322
Inventory, net of allowance	922	243
Prepaid expenses and other current assets	3,391	7

Total current assets	105,508	628
Property and equipment, net	37,405	8,423
Other assets	1,017	51

Total assets	$143,930	$9,102

Liabilities and stockholders’ equity (deficit)
Current liabilities
Accounts payable	$1,912	$176
Accrued liabilities	16,048	1,294
Accrued liabilities - related party	8	833
Share settlement note	—	50

Total current liabilities	17,968	2,353
Long-term debt	11,199	104
Financing obligation	13,070	9,216
Other liabilities	10	—

Total liabilities	42,247	11,673

Commitments and contingencies

Stockholders’ equity (deficit)
Common stock, 0.0001 par value, 400,000,000 shares authorized, 86,344,881 and 58,481,424 issued and outstanding as of December 31, 2021 and December 31, 2020, respectively	9	1
Additional paid-in capital	169,916	9,577
Accumulated deficit	(68,242)	(12,149)

Total stockholders’ equity (deficit)	101,683	(2,571)

Total liabilities and stockholders’ equity (deficit)	$143,930	$9,102

LOCAL BOUNTI CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Year Ended December 31,
	2021	2020
Sales	$638	$82
Cost of goods sold	432	91

Gross profit	206	(9)
Operating expenses:
Research and development	3,425	1,079
Selling, general and administrative	41,498	6,834

Total operating expenses	44,923	7,913

Loss from operations	(44,717)	(7,922)
Other income (expense):
Management fee income	79	35
Convertible Notes fair value adjustment	(5,067)	—
Debt extinguishment expense	(1,485)	—
Interest expense, net	(5,133)	(522)
Other income and expense	230	—

Loss before income taxes	(56,093)	(8,409)
Income tax expense	—	—

Net loss	$(56,093)	$(8,409)

Net loss applicable to common stockholders per basic common share:
Basic and diluted	$(1.06)	$(0.17)

Weighted average common shares outstanding:
Basic and diluted	52,888,268	49,676,523

LOCAL BOUNTI CORPORATION

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

(in thousands)

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

	Year Ended December 31,
	2021	2020
Net loss	$(56,093)	$(8,409)
Interest expense, net	5,133	522
Depreciation	684	287
Management fee income	(79)	(35)
Other income and expense	(230)	—
Convertible Notes fair value adjustment	5,067	—
Debt extinguishment expense	1,485	—
Stock-based compensation expense	17,895	3,295
Business Combination transaction costs	8,353	—

Adjusted EBITDA	$(17,785)	$(4,340)

RECONCILIATION OF GROSS PROFIT TO ADJUSTED GROSS PROFIT AND ADJUSTED GROSS PROFIT MARGIN

	Year Ended December 31,
	2021	2020
Sales	$638	$82
Cost of goods sold	432	91

Gross profit	206	(9)
Depreciation	66	69

Adjusted gross profit	$272	$60

Adjusted gross margin %	43%	73%

RECONCILIATION OF SELLING, GENERAL AND ADMINISTRATIVE EXPENSE TO ADJUSTED SELLING, GENERAL AND ADMINISTRATIVE EXPENSE

	Year Ended December 31,
	2021	2020
Selling, general and administrative	$41,498	$6,834
Depreciation	(90)	—
Stock-based compensation	(17,895)	(3,295)
Business Combination transaction costs	(8,353)	—

Adjusted selling, general and administrative	$15,160	$3,539

Exhibit 99.2

Local Bounti® to Acquire Pete’s® for $122.5 Million Creating Leading CEA Operator with Largest National Retail Distribution Footprint

De-risks near-term operational execution, expanding upon existing market presence and creating a coast-to-coast footprint covering existing relationships at approximately 10,000 retail grocery doors.

Enhances financial leadership within the controlled environment agriculture (“CEA”) industry by improving already leading unit-level economics.

Immediately accretive with Pete’s 2021 estimated net revenue of $22.7 million, established track record of producing gross margin of greater than 45%, and positive EBITDA. Incremental accretion from Georgia facility coming online in 2022 as well as revenue and cost synergies.

Substantial operational synergies expected by incorporating Local Bounti’s Stack & Flow TechnologyTM Into Pete’s California and Georgia farms

Investor conference call scheduled for today at 8:30 am ET.

HAMILTON, Mont., March 15, 2022 – Local Bounti Corporation (NYSE: LOCL, LOCL WS) (“Local Bounti®” or the “Company”), a breakthrough U.S. indoor agriculture company combining the best aspects of vertical and greenhouse growing technologies, today announced that it has entered into a definitive agreement to acquire California-based complementary indoor farming company Hollandia Produce Group, Inc., which operates under the name Pete’s®, for total consideration of $122.5 million, subject to customary adjustments (the “Transaction”). The Transaction consideration will be comprised of $92.5 million in cash, expected to be provided pursuant to Local Bounti’s existing lending facility with Cargill, and the remaining $30.0 million of consideration payable in shares of Local Bounti common stock.

Pete’s is a California-based indoor farming company with three greenhouse growing facilities, including two operating facilities in California and one under construction in Georgia which is scheduled to begin operations in the second quarter of 2022. Pete’s has distribution to approximately 10,000 retail locations across 35 U.S. states and Canadian provinces, primarily through direct relationships with blue-chip retail customers, including Albertsons, Kroger, Target, Walmart, as well as Whole Foods and AmazonFresh. Pete’s primary products include living butter lettuce – where it is a leading provider with an approximate 80 percent share of the CEA market within the Western U.S. – as well as packaged salad and cress. Pete’s has been in operation for over 50 years while focusing the last 25 years in leafy greens, has long-standing relationships with the majority of its customers, and has a demonstrated track record of generating positive EBITDA.

Local Bounti plans to install its patent pending Stack & Flow Technology at Pete’s three facilities, combining the best aspects of vertical farming and greenhouse growing technologies to deliver higher yields of diverse leafy greens at superior unit economics. The Transaction also allows Local Bounti to gain access to Pete’s existing retail customer base of more than 10,000 retail locations nationwide.

“This synergistic acquisition is a unique opportunity to combine a highly-complementary and profitable CEA market leader in Pete’s with Local Bounti’s technological solutions to significantly accelerate market access for our superior produce varieties and create one of the largest CEA companies in the United States,” said Craig Hurlbert, Co-CEO of Local Bounti. “Our best-in-class unit economics at Local Bounti are enabled by our efficient and cost-effective system. The acquisition of Pete’s allows us to de-risk our operational execution in the near-term with their proven model while offering significant synergies to ramp their production with a retrofit of our Stack & Flow Technology. We are thrilled to leverage our combined strengths through this transaction, which brings significant opportunity to drive yield enhancements to service a growing blue-chip retail customer base. This Transaction provides instant scale that creates immense value for our employees, customers, partners and shareholders alike and we couldn’t be more excited about what lies ahead.”

“For 50 years we have been obsessed with offering high quality products and great service while focusing on innovation and sustainability within the indoor farming space. By combining with Local Bounti, we scale our business and partner with a leader that shares in our philosophy,” said Brian Cook, CEO of Pete’s.

Strategic and Financial Highlights

•

Creates a leading, scaled CEA operator with national distribution footprint and access to approximately 10,000 retail doors – Combined company will service a CEA industry-leading retail customer door count with two brands and private label offerings. Local Bounti expects to leverage Pete’s existing customer base to sell Local Bounti’s products in the Northwest U.S. It further builds and expands upon Pete’s deep relationships with blue-chip retail customers such as Albertsons, Kroger, Target, Walmart, as well as Whole Foods and AmazonFresh.

•

Local Bounti to add significant geographical reach with three additional facilities – Pete’s brings two operating facilities in California (Carpinteria and Oxnard) and a new third facility under construction in Georgia, which is expected to begin operations in second quarter 2022.

•

Robust opportunities for operational synergies that are expected to drive growth and operating margin expansion – Integration of Local Bounti’s proprietary Stack & Flow TechnologyTM into Pete’s existing growing systems is expected to improve organic revenue growth through enhanced crop turns and yields, while the Company also expects to realize significant supply chain-related benefits associated with greater purchasing scale – estimated to result in approximately 10% saving on Local Bounti’s existing cost of goods sold from raw materials and packaging in the first full year of operation – both of which are anticipated to drive a positive resultant impact on margin rates in future periods. Further, Local Bounti’s differentiated retrofit capabilities to existing operations also expands the addressable market while driving returns on invested capital.

•

Financial model driven by a focus on capital efficiency – Local Bounti and Pete’s share an operating philosophy geared toward maximizing capital efficiency, whereby capital allocation decisions are focused on driving revenue generating activities and generating greater returns on invested capital.

•

Immediately accretive transaction – Pete’s has a strong financial track-record, generating an estimated $22.7 million of revenue in 2021, historical gross margins of greater than 45% over the past five years, and positive EBITDA from its two operational farms in California. After completing their Georgia facility in the second quarter, Pete’s expects to achieve initial run-rate revenue of at least $30 million at full production, excluding the expected future positive impact from additional capacity due to incorporating Local Bounti’s Stack and Flow TechnologyTM at all three of Pete’s farms.

Additional Transaction Details and Financing

The definitive agreements to acquire Pete’s contemplate an acquisition price of $122.5 million, subject to customary adjustments, comprised of $92.5 million in cash, expected to be provided pursuant to Local Bounti’s existing lending facility with Cargill, and the balance to be paid in $30.0 million in equity comprised of shares of Local Bounti common stock.

It is anticipated that all of Pete’s 130 employees will join Local Bounti for a combined total headcount of 250 employees. Pete’s management team is expected to remain in place as the company becomes a wholly owned subsidiary of Local Bounti.

The Transaction is subject to customary closing conditions and a condition that the purchase of certain real estate owned by Pete’s is completed. A Notification and Report under the Hart Scott Rodino Act was filed on January 18, 2022, and the waiting period expired on February 17, 2022. The Transaction is expected to close early second quarter of 2022.

Advisors

Barclays acted as exclusive financial advisor to Local Bounti. Lincoln International acted as exclusive financial advisor to Pete’s. Shearman & Sterling LLP and Orrick, Herrington & Sutcliff LLP served as legal counsel to Local Bounti. McGuireWoods LLP served as legal counsel to Pete’s.

Conference Call

The Company will host a conference call with members of the Local Bounti and Pete’s executive management team to discuss the Transaction and its full year 2021 financial results, which were announced in a separate press release today. The conference call is scheduled to begin at 8:30 a.m. ET on Tuesday, March 15, 2022. To participate on the live call, listeners in North America may dial (877) 514-3623 and international listeners may dial (201) 689-8768.

In addition, the call will be broadcast live via webcast, hosted at the “Investors” section of the Company’s website at localbounti.com and will be archived online.

About Local Bounti®

Local Bounti is a premier controlled environment agriculture (CEA) company redefining conversion efficiency and environmental, social and governance (ESG) standards for indoor agriculture. Local Bounti operates an advanced indoor growing facility in Hamilton, Montana, within a few hours’ drive of its retail and food service partners. Reaching retail shelves in record time post-harvest, Local Bounti produce is superior in taste and quality compared to traditional field-grown greens. Local Bounti’s USDA Harmonized Good Agricultural Practices (GAP Plus+) and non-genetically modified organisms (GMO) produce is sustainably grown using proprietary technology 365 days a year, free of pesticides and herbicides, and using 90% less land and 90% less water than conventional outdoor farming methods. With a mission to ‘bring our farm to your kitchen in the fewest food miles possible,’ Local Bounti is disrupting the cultivation and delivery of produce. Local Bounti is also committed to making meaningful connections and giving back to each of the communities it serves. To find out more, visit localbounti.com or follow the company on LinkedIn for the latest news and developments.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. In some cases, you can identify these forward-looking statements by the use of terms such as “expect,” “will,” “continue,” “believe,” expect,” “estimate,” “project,” “intend,” “should,” “is to be,” or similar expressions, and variations or negatives of these words, but the absence of these words does not mean that a statement is not forward-looking. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to: statements regarding the transaction between Local Bounti and Pete’s, including any statements regarding the expected benefits of the transaction (including anticipated synergies, projected financial information and future opportunities), expected closing timing for the Transaction, demand for produce offerings and SKUs and any other statements regarding Local Bounti’s future expectations, beliefs, plans, objectives, results of operations, financial condition and cash flows, or future events or performance. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this press release. Such risk factors include, but are not limited to, those related to: the effects of disruption to Local Bounti’s businesses as a result of the Transaction; the impact of transaction costs on Local Bounti’s quarterly 2022 and full year 2022 financial results; Local Bounti’s ability to retain Pete’s customers following the consummation of the Transaction; Local Bounti’s ability to achieve the anticipated benefits from the Transaction; the uncertainty of water supply (and related uncertainty for certain water rights) for Pete’s facilities located in California; Local Bounti’s ability to effectively integrate the acquired operations into its own operations; the ability of Local Bounti to retain and hire key personnel; the uncertainty of projected financial information; the diversion of management time on Transaction-related issues; Local Bounti’s increased leverage as a result of additional indebtedness incurred in connection with the Transaction; restrictions contained in the Company’s debt facility agreements with Cargill; Local Bounti’s ability to repay, refinance, restructure and/or extend its indebtedness as it comes due; and unknown liabilities that may be assumed in the Transaction. Other important factors that could cause actual results to differ materially from those in the forward-looking statements include: Local Bounti’s ability to generate revenue; the risk that Local Bounti may never achieve or sustain profitability; the risk that Local Bounti could fail to effectively manage its future growth; the risk that Local Bounti will fail to obtain additional necessary capital when needed on acceptable terms, or at all; Local Bounti’s ability to build out additional facilities; reliance on third parties for construction, delays relating to material delivery and supply chains, and fluctuating material prices; Local Bounti’s ability to decrease its cost of goods sold over time; potential for damage to or problems with Local Bounti’s CEA facilities; Local Bounti’s ability to attract and retain qualified employees; Local Bounti’s ability to develop and maintain its brand or brands it may acquire; Local Bounti’s ability to maintain its company culture or focus on its vision as it grows; Local Bounti’s ability to execute on its growth strategy; the risks of diseases and pests destroying crops; Local Bounti’s ability to compete successfully in the highly competitive natural food market; Local Bounti’s ability to defend itself against intellectual property infringement claims; changes in consumer preferences, perception and spending habits in the food industry; seasonality; Local Bounti’s ability to achieve its sustainability goals; and other risks and uncertainties indicated from time to time, including those under “Risk Factors” and “Forward-Looking Statements” in Local Bounti’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the SEC) on November 24, 2021, as supplemented by Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, and other reports and documents Local Bounti files from time to time with the SEC. Local Bounti cautions that the foregoing list of factors is not exclusive and cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date hereof. Local Bounti does not undertake or accept any obligation or undertaking to update or revise any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Contact:

Kathleen Valiasek, Chief Financial Officer

Local Bounti

investors@localbounti.com

Exhibit 99.3

local bounti

PETE'S™

Pete's® Strategic Acquisition Summary

March 15, 2022

©2022 Local Bounti Corp

Exhibit 99.3 Pete’s® Strategic Acquisition Summary March 15, 2022 ©2022 Local Bounti Corp

Disclaimer FORWARDLOOKINGSTATEMENTS This presentation is for the purpose of summarizing certain aspects of the proposed acquisition (the “Transaction”) of the Hollandia Produce Group, Inc. (including related entities and subsidiaries), which does business as Pete’s (“Pete’s”) by Local Bounti Corporation (the “Company” or “Local Bounti”) pursuant to certain purchase agreements entered into among the parties (the “Purchase Agreements”). Certain statements in this presentation are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are often identified by words such as “anticipate,” “approximate,” “believe,” “commit,” “continue,” “could,” “estimate,” “expect,” “hope,” “intend,” “may,” “outlook,” “plan,” “project,” “potential,” “should,” “would,” “will” and other similar words or expressions. Such forward-looking statements reflect current expectations or beliefs concerning future events and actual events may differ materially from historical results or current expectations. The reader is cautioned not to place undue reliance on these forward-looking statements, which are not a guarantee of future performance and are subject to a number of uncertainties, risks, assumptions and other factors, many of which are outside the control of the Company. The forward-looking statements in this presentation address a variety of subjects including, for example, the Transaction, the Company’s potential issuance of shares in satisfaction of the terms and conditions of the Purchase Agreements and the business prospects of the Company following the Transaction. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the effects of disruption to Local Bounti’s businesses as a result of the Transaction; the impact of transaction costs on Local Bounti’s quarterly 2022 and full year 2022 financial results; Local Bounti’s ability to retain Pete’s customers following the consummation of the Transaction; Local Bounti’s ability to achieve the anticipated benefits from the Transaction; the uncertainty of water supply (and related uncertainty for certain water rights) for Pete’s facilities located in California; Local Bounti’s ability to effectively integrate the acquired operations into its own operations; the ability of Local Bounti to retain and hire key personnel; the uncertainty of projected financial information; the diversion of management time on Transaction-related issues; Local Bounti’s increased leverage as a result of additional indebtedness incurred in connection with the Transaction; restrictions contained in the Company’s debt facility agreements with Cargill; Local Bounti’s ability to repay, refinance, restructure and/or extend its indebtedness as it comes due; and unknown liabilities that may be assumed in the Transaction. In addition, actual results are subject to other risks and uncertainties that relate more broadly to the Company’s overall business, including Local Bounti’s ability to generate revenue; the risk that Local Bounti may never achieve or sustain profitability; the risk that Local Bounti could fail to effectively manage its future growth; the risk that Local Bounti will fail to obtain additional necessary capital when needed on acceptable terms, or at all; Local Bounti’s ability to build out additional facilities; reliance on third parties for construction, delays relating to material delivery and supply chains, and fluctuating material prices; Local Bounti’s ability to decrease its cost of goods sold over time; potential for damage to or problems with Local Bounti’s CEA facilities; Local Bounti’s ability to attract and retain qualified employees; Local Bounti ability to develop and maintain its brand or brands it may acquire; Local Bounti’s ability to maintain its company culture or focus on its vision as it grows; Local Bounti’s ability to execute on its growth strategy; the risks of diseases and pests destroying crops; Local Bounti’s ability to compete successfully in the highly competitive natural food market; Local Bounti’s ability to defend itself against intellectual property infringement claims; changes in consumer preferences, perception and spending habits in the food industry; seasonality; Local Bounti’s ability to achieve its sustainability goals; and other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Current Report on Form 8-K filed with the SEC on November 24, 2021, and subsequent annual reports on Form 10-K and quarterly reports on Form 10-Q, which reports are available on the SEC’s website at www.sec.gov. The forward-looking statements in this presentation speak only as of its date. Local Bounti undertakes no obligation to revise or update publicly any forward-looking statement, except as required by law. 2

Strategic Rationale Key Investment Considerations Pete’s represents an opportunity to invest in one of the country’s leading CEA platforms Synergistic Footprint Expansive CEA Retail Distribution Category Penetration/Differentiation Local Bounti Stack & Flow Technology™ Retrofit Opportunity 3

Pete's Distribution Footprint

Canada
WA
OR
CA
NV
ID
MT
WY
UT
AZ
CO
NM
ND
SD
NE
KS
OK
TX
MN
IA
MO
AR
LA
WI
IL
MI
IN
OH
KY
TN
MS
AL
GA
FL
SC
NC
VA
WV
PA
NY
ME
Carpinteria
Oxnard
LB Farm
LB Farm, Construction
Pete's Farm
Pete's Farm, Construction
Distribution

DETAIL VIEW

Georgia Site

Warner Robins, GA
400 Miles
Distribution Centers
• Walmart
• Publix
• Kroger
• Albertson's
• Sprouts

4

Pete’s Distribution Footprint Pete’s footprint is synergistic with Local Bounti’s expansion plan DETAIL VIEW Georgia Site Canada Carpinteria 400 Miles Warner Oxnard Robins, GA LB Farm Distribution Centers • Walmart LB Farm, Construction • Publix Pete’s Farm • Kroger • Albertson’s Pete’s Farm, Construction • Sprouts Distribution 4

PETE'S | local bounti

Diverse Blue-Chip Customer Base

Select Customers

Albertsons, Kroger, Markon, Albert's Organics, Walmart, Sprouts Farmers Market, Charlie's Produce, Amazon Fresh, Whole Foods Market, Target, Home Chef

~10,000
RETAIL DOORS

Pete's Customer Base			
	West	Central	East
Customers	93	27	23
Customer Door Count	6,416	2,965	619
% TTM July 2021 Revenue[1]	81%	14%	5%

1. Unaudited. Provided by Pete's.

5

Pete’s Expansive CEA Retail Distribution Creates Immediate Scale for Local Bounti Diverse Blue-Chip Customer Base ~10,000 RETAIL DOORS Pete’s has built a nationwide sales network, laying the groundwork to serve Pete’s Customer Base existing customers, nationally, through the development of new facilities West Central East Select Customers Customers 93 27 23 Customer 6,416 2,965 619 Door Count % TTM July 81% 14% 5% 1 2021 Revenue 5 1. Unaudited. Provided by Pete's.

Diverse Blue-Chip Customer Base Pete's Delivers Deep & Diverse Blue-Chip Customer Base to Pete’s enjoys durable relationships Expand Local Bounti Presence with regional and national customers, as demonstrated by ~75% of net revenue generated in 2021 from 47% customers with a 5+ year tenure • Coast-to-coast coverage allows Pete’s to work with large retail, wholesale and foodservice accounts Durable Customer Relationships 24% • During 2021 Pete’s generated 81% of net revenue from retail and wholesale customers • Pete’s has a proven track record of 29% successful product introductions with its customers 6

Pete's Established Category Penetration

A growing share of crops are cultivated using hydroponic methods, highlighting CEA's disruptive potential

- A rising share of products are CEA-grown, highlighting customer and consumer adoption
  - Over 25% of tomatoes are grown through CEA methods versus 9% in 2003[1]
  - Certain products are now majority CEA-grown: ~ 81% of butter lettuce sold in the Western region (comprising the Pacific and Mountain regions) is CEA-grown[1]

Case Study[1]
CEA Production Increase
Since 2019

186.4%
82.9%
57.3%
6.6%
% increase in CEA production since 2009
Peppers
Cucumbers
Lettuce
Tomatoes

Over the past 12 years, production of other vegetable varietals has shifted increasingly towards CEA

CEA Indoor butter lettuce replaces field-grown[1]

Market share of butter lettuce in Western Region ($ in millions)
Market share of CEA butter lettuce in Western Region ($ in millions)
$40
$32
19%
81%
21%
79%
Traditional
CEA
Other CEA
Pete's

Pete's shows how CEA product can be more popular than traditional products

7

Pete’s Established Category Penetration 1 Case Study CEA Indoor butter lettuce 1 CEA Production Increase replaces field-grown Since 2019 Market share of Market share of A growing share of crops are butter lettuce in CEA butter lettuce Western Region in Western Region 186.4% ($ in millions) ($ in millions) cultivated using hydroponic $32 $40 methods, highlighting CEA’s 19% 21% disruptive potential 82.9% • A rising share of products are CEA- 57.3% 81% 79% grown, highlighting customer and consumer adoption • Over 25% of tomatoes are grown 6.6% through CEA methods versus 9% % increase in CEA production since 2009 1 in 2003 Traditional Other CEA Peppers Cucumbers Lettuce Tomatoes Traditional CEAPete's All CEA CEA Pete’s • Certain products are now majority CEA-grown: ~ 81% of butter lettuce Over the past 12 years, production Pete’s shows how CEA product sold in the Western region of other vegetable varietals has can be more popular than shifted increasingly towards CEA traditional products (comprising the Pacific and 1 Mountain regions) is CEA-grown 7 1. USDA, Nielsen, Pete’s Estimates. Case study is not indicative of any future performance by Local Bounti or Pete's.

Pete's Proven Operational Execution

Track Record of Successful Expansion

Pete's has a long history of completing transformative capital projects that boost output and margins

Development of Oxnard, CA Facility

1. Expanded growing capabilities to include ponds, gutters and channels
2. Increased yields and reduced growing cycles in organic products through the implementation of best practices, learned over 25+ years
3. Launched new suite of organic and Greenhouse Fresh products

Industry-Leading Operations

- Three distinct growing systems, depending on product category
- Proprietary fertilization techniques for organic segments
- State-of-the-art harvesting and packing technology

Process Improvements Yield Gross Margin Expansion[1]

Pete's success in adding both capacity and additional acreage in California positions the Company for continued expansion in Georgia as well as throughout other targeted geographic regions

Gross margin for core lettuce product expanded ~600 basis pts
2017A
2018A
2019A
Lettuce Gross Margin (%)

1. Provided by Pete's

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Pete’s Proven Operational Execution Track Record of Successful Expansion Industry-Leading Operations Pete’s has a long history of completing transformative Three distinct growing Proprietary fertilization State-of-the-art capital projects that boost systems, depending techniques for organic harvesting and packing on product category segments technology output and margins 1 Process Improvements Yield Gross Margin Expansion Development of Oxnard, CA Facility Pete’s acquired the Oxnard location in 2010, transforming a Gross margin for core lettuce Pete’s success in adding palm-tree farm into a highly efficient greenhouse product expanded ~600 basis pts both capacity and additional acreage in Expanded growing capabilities to include ponds, 1 California positions the gutters and channels Company for continued Increased yields and reduced growing cycles in expansion in Georgia as organic products through the implementation of 2 well as throughout other best practices, learned over 25+ years targeted geographic Launched new suite of organic and Greenhouse regions 2017A 2018A 2019A 3 Fresh products Lettuce Gross Margin (%) 8 1. Provided by Pete’s

Substantial Operational Synergies

Yield Efficiency Improvements

- Incorporate Stack & Flow Technology™ at Pete's three facilities (2 in California and 1 in Georgia)
- Leads to increased grow zone capacity and higher yields

Expanded Retail Presence

- Pete's has an extensive retail network (~10,000 doors vs. Local Bounti at 500 doors today)
- Immediately leverage Pete's customer base to sell Local Bounti product in Northwestern US and beyond
- Enable a multi-tiered brand strategy

Supply Chain Cost Savings

- Pete's has spent 25 years building an efficient supply chain
- Expect to utilize significant cost savings on inputs, such as raw material procurement and packaging

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Substantial Operational Synergies Yield Efficiency Expanded Supply Chain Improvements Retail Presence Cost Savings • Incorporate Stack & Flow • Pete’s has an extensive • Pete’s has spent 25 years Technology™ at Pete’s retail network (~10,000 building an efficient three facilities doors vs. Local Bounti at supply chain (2 in California and 500 doors today) • Expect to utilize 1 in Georgia) • Immediately leverage significant cost savings Pete’s customer base to sell on inputs, such as raw • Leads to increased grow Local Bounti product in material procurement zone capacity and higher Northwestern US and beyond and packaging yields • Enable a multi-tiered brand strategy 9

Retrofit Opportunity Expands Pete's Yields

Stack & Flow TECHNOLOGY™

local bounti + PETE'S

Unique **Stack & Flow™** retrofit capabilities provide opportunity to expand addressable market to other existing greenhouse operations

Vertical Farm

Stack + Flow

Greenhouse

35+%[1]
Expected retrofit yield improvement

40+ SKUs
Optimal production potential

90%+[2]
Less water and land usage

EFFICIENCIES

- ✓ Yield
- ✓ Cost
- ✓ Capital
- ✓ Product
- ✓ Resource

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Retrofit Opportunity Expands Pete’s Yields 1 35+% EFFICIENCIES Expected retrofit yield improvement TM ü Yield Stack ü Cost 40+ + SKUs + ü Capital Optimal production Flow potential Unique Stack & Flow™ ü Product retrofit capabilities provide opportunity to expand 2 ü Resource addressable market to 90%+ other existing greenhouse Less water and operations land usage 1. Based on Company information. Expected yield improvement with addition to Stack & Flow Technology™ to Pete’s California and Georgia farms. 10 2. Based on publicly available market research on Controlled Environment Agriculture. Greenhouse Vertical Farm

local bounti + PETE'S

TURN A NEW LEAF

Starting a new chapter in agriculture, together

PETE'S
HYDRO SPRING MIX
PROUD TO BE
SIMPLY SPINACH
PROUD TO BE PESTICIDE FREE
ROMAINE CRIS
PROUD TO BE PESTICIDE FREE
PETE'S LIVING
RED BUTTER LETTUCE
SPRING MIX
BUTTER LETTUCE
ORGANIC WONDER CRESS
WATERCRESS
ORGANIC BUTTER LETTU
ORGANIC RED BUTTER LETTUCE
ORGANIC SPRING MIX
BUTTE LETTU
RED BUTTER LETTUCE
SPRING MIX
WONDER CRESS
UPLAND CRESS
BUTTER LETTUCE
BENEVOLENT BUTTER
PROUD TO BE PESTICIDE FREE
NICE & CRUNCHY
PROUD TO BE PESTICIDE FREE

+ TURN A NEW LEAF Starting a new chapter in agriculture, together 11